As filed with the Securities and Exchange Commission on May 13, 2008
Registration No.  333-149202

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Amendment No. 1

Energy Infrastructure Merger Corporation
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

c/o V&P Law Firm, 15, Filikis Eterias Sq., 106 73 Athens, Greece 30 210-720-6900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marios Pantazopoulos, Chief Financial Officer
c/o V&P Law Firm, 15,
Filikis Eterias Sq.,
106 73 Athens, Greece
30 210-720-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Mitchell Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154-0037
(212) 407-4000 (telephone)
(2120 407-4990 (telecopier)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Agreement and Plan of Merger are satisfied or waived.

If the securities on this form are being filed in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	48,246,865(2)	$9.89(3)	$477,161,494.85	$18,752.45
Warrants	22,750,398(4)(5)	$0.69(6)	$15,697,774.62	$616.92
Shares of common stock underlying the warrants	22,750,398	$8.00(7)	$182,003,184.00	$7,152.73
Total	93,747,661	—	$674,862,453.47	$26,522(8)

(1)	There is no present market for the securities of Energy Infrastructure Merger Corporation.

(2)
Pursuant to the Share Purchase Agreement, Energy Infrastructure Acquisition Corp. will merge with and into the Registrant with the Registrant as the surviving corporation. Includes: (a) 27,221,747 shares reserved for issuance to the shareholders of Energy Infrastructure Acquisition Corp.; (b) 6,525,118 shares being registered for sale by the registrant; and (c) the registration of 14,500,000 shares being registered for sale on behalf of selling stockholders.

(3)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Energy Infrastructure Acquisition Corporation's common stock on the American Stock Exchange on February 8, 2008.

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)
Includes: (a) 21,750,398 warrants reserved for issuance to the shareholders of Energy Infrastructure Acquisition Corp; and (b) the registration for resale of a total of 1,000,000 warrants that underlying units that the Registrant is committed to issue to Mr. George Sagredos.

(6)
Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of Energy Infrastructure Acquisition Corporation's warrants on the American Stock Exchange on February 6, 2008.

(7)	Calculated pursuant to Rule 457(g) based on the exercise price of the Warrants.

(8)	Previously Paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 13, 2008

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF ENERGY INFRASTRUCTURE ACQUISITION CORP.
AND PROSPECTUS FOR 48,246,865 SHARES OF COMMON STOCK AND 22,750,398 WARRANTS
OF ENERGY INFRASTRUCTURE MERGER CORPORATION

Joint Proxy Statement/Prospectus dated         , 2008
and first mailed to stockholders on or about         , 2008

Dear Energy Infrastructure Stockholders:

You are cordially invited to attend a special meeting of stockholders, or the Special Meeting, of Energy Infrastructure Acquisition Corp., a Delaware corporation, or Energy Infrastructure, to be held at 10:00 a.m. Eastern standard time, on __, 2008, at _________________ New York, New York. At the meeting, you will be asked to consider proposals to approve the (i) redomiciliation of Energy Infrastructure as a Marshall Islands company through a merger with and into its wholly-owned Marshall Islands subsidiary, Energy Infrastructure Merger Corporation, or Energy Merger, in which Energy Merger will be the surviving corporation, which we refer to as the Redomiciliation Merger and (ii) the acquisition by Energy Merger of all the outstanding shares of nine companies from Vanship Holdings Limited, or Vanship, a global shipping company carrying on business from Hong Kong, which we refer to as the Business Combination. Each of the nine companies is a special purpose vehicle, or SPV, owning one very large crude carrier, or VLCC. VLCCs are tanker vessels used to transport crude oil.

On December 3, 2007, Energy Infrastructure, Energy Merger and Vanship entered into a Share Purchase Agreement, as subsequently amended and restated, which we refer to as the Share Purchase Agreement, pursuant to which Energy Merger will purchase all of the outstanding shares of each of the SPVs from Vanship in exchange for an aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger. In addition to such purchase price, Energy Merger will be obligated to effect the transfer of 425,000 warrants of Energy Merger from one of Energy Infrastructure's initial stockholders to Vanship upon completion of the Business Combination and Vanship may receive an additional 3,000,000 shares of Energy Merger common stock following each of the first and second anniversaries of the Business Combination (6,000,000 shares in the aggregate), subject to certain annual earning criteria of the vessels in Energy Merger’s initial fleet, all as more particularly described in the joint proxy statement/prospectus. Energy Infrastructure and Energy Merger have entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, pursuant to which Energy Infrastructure will merge with and into Energy Merger immediately prior to completion of the Business Combination. Energy Merger expects to change its name to Van Asia Tankers Corporation immediately prior to the Redomiciliation Merger. Energy Infrastructure's common stock and warrants are listed on the American Stock Exchange under the symbols EII and EII.WS. Energy Infrastructure expects the Energy Merger securities to be listed on the American Stock Exchange after the Business Combination.

Investing in the securities offered pursuant to this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 30 of this prospectus for a discussion of information that should be considered in connection with an investment in the securities offered pursuant to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Energy Merger is offering for sale pursuant to this joint proxy statement/prospectus up to 6,525,118 shares of its common stock at a price of $[  ] per share. If all 6,525,118 shares of Energy Merger common stock are sold pursuant to this offering, Energy Merger expects to receive gross proceeds from the offering of $[  ], less commissions of $[  ] per share, or commission of $[  ] in the aggregate, resulting in net proceeds to Energy Merger of $[  ]. Energy Merger intends to use these proceeds to fund expenses incurred in connection with the consummation of the Business Combination and to enable Energy Merger to have sufficient funds to secure acquisition financing.

In addition, the selling stockholders are offering 14,500,000 shares. We will not receive any proceeds from the sale of the shares by the selling stockholders.

i

Energy Infrastructure is a Business Combination CompanyTM, or BCCTM, which is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses that support the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. On July 21, 2006, Energy Infrastructure consummated its initial public offering of 20,250,000 units with each unit consisting of one share of its common stock and one warrant. Each warrant entitles the holder to purchase one share of Energy Infrastructure common stock at an exercise price of $8.00 per share. The units sold in Energy Infrastructure’s initial public offering were sold at an offering price of $10.00 per unit, generating gross proceeds of $202,500,000. Prior to the closing of Energy Infrastructure’s initial public offering, Energy Corp., a company formed under the laws of the Cayman Islands and controlled by Energy Infrastructure’s President and Chief Operating Officer purchased an aggregate of 825,398 units at a price of $10.00 per unit in a private placement, for aggregate gross proceeds of $8,253,980. On August 31, 2006 the underwriters of Energy Infrastructure’s initial public offering exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in a trust account maintained by Continental Stock Transfer & Trust Company, which we refer to as the Trust Account. If Energy Infrastructure does not complete the Business Combination or another business combination transaction by July 21, 2008, Energy Infrastructure will be required to liquidate and, pending stockholder approval, it will distribute to all of the holders of its shares issued in its initial public offering, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, including any interest not previously released to Energy Infrastructure (net of any taxes payable and the repayment of convertible loans aggregating $2,685,000 if not earlier converted), plus any remaining available assets. Energy Infrastructure’s officers and directors have waived their respective rights to participate in any liquidation distribution with respect to the 6,094,247 shares of common stock issued to them prior to Energy Infrastructure’s initial public offering, including the 825,398 shares of common stock acquired in the private placement, should Energy Infrastructure fail to consummate a business combination transaction. In the event of Energy Infrastructure’s liquidation, it would not distribute funds from the Trust Account with respect to the Energy Infrastructure warrants, which would expire worthless. A holder of shares of Energy Infrastructure common stock has the right to redeem such shares for cash if such stockholder votes against the Business Combination and, at the same time, elects that Energy Infrastructure redeem such shares for cash and the Business Combination is approved and completed. The actual per share redemption price will be calculated two business days prior to the consummation of the Business Combination. The redemption price would have been $10.24 per share, based on funds in the Trust Account as of March 31, 2008, though no assurance is given as to the actual redemption price, which could be lower than such amount. In order to exercise redemption rights, an eligible stockholder must vote against the Business Combination and elect to exercise redemption rights on the enclosed proxy card. If a stockholder votes against the Business Combination but fails to properly exercise redemption rights, such stockholder will not be entitled to have his/her shares redeemed for cash. Any request for redemption, once made, may be withdrawn at any time up to the date of the Special Meeting.

This transaction is intended to be a qualifying "business combination" under Energy Infrastructure's certificate of incorporation, and as such, requires your approval. To that end, as described above, the Special Meeting will be held at 10:00 am; Eastern standard time, on _______, 2008 at _______ New York, New York. At this important meeting you will be asked to consider and vote upon the following proposals:

a. to approve and authorize the merger, pursuant to the Agreement and Plan of Merger entered into by and between Energy Infrastructure and its wholly−owned Marshall Islands subsidiary, Energy Merger, whereby Energy Infrastructure will merge with and into Energy Merger immediately prior to the Business Combination, with Energy Merger as the surviving corporation. We refer to this merger as the “Redomiciliation Merger” and this proposal as the “Redomiciliation Merger Proposal.” As a result of the Redomiciliation Merger: (i) the separate corporate existence of Energy Infrastructure will cease; (ii) each share of Energy Infrastructure common stock, par value $0.0001 per share, will be automatically converted into one share of Energy Merger common stock, par value $0.0001 per share; and (iii) each outstanding warrant of Energy Infrastructure will be assumed by Energy Merger with the same terms and restrictions, except that each will be exercisable for common stock of Energy Merger, all as more particularly described in the joint proxy statement/prospectus.

b. to approve and authorize the acquisition of nine SPVs, each owning one VLCC, by Energy Merger from Vanship pursuant to the Share Purchase Agreement among Energy Infrastructure, Energy Merger and Vanship. We refer to this acquisition as the “Business Combination” and this proposal as the “Business Combination Proposal.”

c. to adjourn the Special Meeting to solicit additional proxies in the event Energy Infrastructure has not received the requisite stockholder vote to approve the Business Combination and the Redomiciliation Merger.

Pursuant to Energy Infrastructure's certificate of incorporation, Energy Infrastructure is required to obtain stockholder approval of the proposed Business Combination. The proposed Redomiciliation Merger, which would occur immediately prior to the Business Combination, would result in holders of Energy Infrastructure common stock and warrants automatically holding equivalent securities in Energy Merger. Energy Merger will continue as a reporting company under U.S. securities laws.

If these proposals are approved:

•
Energy Infrastructure will merge into Energy Merger (which will have changed its name to Van Asia Tankers Corporation immediately prior to the merger with Energy Infrastructure), effectively changing its corporate domicile from the State of Delaware to the Marshall Islands, which means it will be governed by the laws of the Marshall Islands;

•	Energy Merger will acquire nine SPVs, which together constitute an operating business;

•	the majority of Energy Merger’s directors following the closing of the Business Combination will be persons affiliated with or nominated by Vanship;

•	your rights as a stockholder will be subject to Energy Merger's articles of incorporation and bylaws;

•	each share of common stock of Energy Infrastructure will automatically convert into one share of common stock of Energy Merger; and

•	each outstanding warrant of Energy Infrastructure will be assumed by Energy Merger with the same terms, but exercisable for shares of common stock of Energy Merger.

Energy Infrastructure will not consummate the Redomiciliation Merger unless the Business Combination is also approved. Similarly, the Business Combination will not take place if the Redomiciliation Merger is not approved. Each of the Redomiciliation Merger Proposal and Business Combination Proposal will be voted on separately, but both must be approved for the Business Combination to be completed.

Your vote is important. Energy Infrastructure cannot complete the Redomiciliation Merger unless the holders of at least a majority of the issued and outstanding shares of common stock of Energy Infrastructure entitled to vote at the Special Meeting vote in favor of the Redomiciliation Merger. The affirmative vote of holders of at least a majority of Energy Infrastructure's common stock voted at the Special Meeting, provided that there is a quorum, will be required to approve the Business Combination Proposal. Energy Infrastructure's initial stockholders, who owned 5,268,849 shares of common stock prior to the initial public offering and private placement have agreed to vote all of their outstanding shares of common stock in accordance with the holders of a majority of the public shares voting on the Business Combination Proposal in person or by proxy at the meeting. If holders of a majority of the public shares vote for or against, or abstain with respect to, the Business Combination Proposal, the initial stockholders will cast all their shares in the same manner as such majority votes on such proposal. Holders of the common stock contained in the units purchased in the private placement and shares of common stock issued upon conversion of the convertible loans (to the extent converted) have agreed to vote such shares in favor of the Business Combination Proposal. Energy Infrastructure’s initial stockholders have agreed not to demand redemption of any shares acquired by them prior to the initial public offering.

In addition, each stockholder (other than Energy Infrastructure's initial stockholders, holders of the common stock contained in the units purchased in the private placement and holders of shares of common stock issuable upon conversion of the convertible loans (to the extent previously converted)) who votes against the Business Combination has the right to concurrently demand that Energy Infrastructure redeem his or her shares for cash equal to $10.00 per share, plus a portion of the interest earned not previously released to Energy Infrastructure (net of taxes payable). Energy Infrastructure will not be permitted to consummate the Business Combination if holders of 6,525,119 or more of the shares purchased in Energy Infrastructure's initial public offering (which number represents 30% of the shares sold in Energy Infrastructure's initial public offering and the private placement) vote against the Business Combination and demand redemption of their shares. In the event that the Business Combination is not consummated, Energy Infrastructure may continue to seek an alternative target business.

Energy Infrastructure’s certificate of incorporation requires that it be dissolved if it does not consummate an eligible business combination by the later of (i) January 21, 2008 or (ii) July 21, 2008 in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete an eligible business combination was executed but was not consummated by January 21, 2008. Energy Infrastructure entered into a letter of intent relating to a business combination on August 31, 2007 with Vanship, and the parties entered into a definitive purchase agreement on December 3, 2007, and, as a result, if Energy Infrastructure does not consummate a business combination by July 21, 2008, Energy Infrastructure will be required to dissolve and distribute to its public stockholders the amount in the Trust Account plus any remaining available assets.

After completion of the Business Combination, assuming the issuance of 1,000,000 units to Energy Infrastructure's President and Chief Operating Officer (or any assignee thereof), the issuance of 5,000,000 units to Vanship in connection with the Business Combination Private Placement and the issuance of 268,500 units upon the conversion of convertible loans aggregating $2,685,000, if no stockholder exercises his or her redemption rights, and assuming no Energy Infrastructure warrants are exercised, Energy Infrastructure public stockholders alone will own approximately 44.5% of Energy Merger, its pre-Business Combination holders of common stock, including its public stockholders and its current officers and directors, will own approximately 60.6% of Energy Merger and Vanship will own approximately 39.4% of Energy Merger.

After careful consideration of all relevant factors, Energy Infrastructure's board of directors has determined that these proposals are fair to and in the best interests of Energy Infrastructure and its stockholders, and has recommended that you vote or give instruction to vote "FOR" adoption of each of them.

Enclosed is a notice of Special Meeting and joint proxy statement/prospectus containing detailed information concerning the Business Combination, the other proposals and the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Energy Infrastructure with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Energy Infrastructure Acquisition Corp.
Suite 1300, 1105 North Market Street
Wilmington, Delaware 19899
Attention: Mrs. Susan Dubb
Tel: (302) 656-1771

If you would like to request documents, please do so no later than              , 2008, to receive them before Energy Infrastructure’s Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Energy Infrastructure and Energy Merger. You should only rely on the information contained in this joint proxy statement/prospectus in deciding how to vote on the Business Combination and Redomiciliation Merger. Neither Energy Infrastructure nor Energy Merger has authorized anyone to give any information or to make any representations other than those contained in this joint proxy statement/prospectus. Do not rely upon any information or representations made outside of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus may change after the date of this joint proxy statement/prospectus. Do not assume after the date of this joint proxy statement/prospectus that the information contained in this joint proxy statement/prospectus is still correct.

The place, date and time of the Energy Infrastructure Special Meeting is as follows:            , New York, New York, on                , 2008 at 10:00 a.m.

We encourage you to read this joint proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “RISK FACTORS” beginning on page 30.

v

Energy Infrastructure’s board of directors unanimously recommends that Energy Infrastructure stockholders vote “FOR” approval of the Redomiciliation Merger and the Business Combination and in the event Energy Infrastructure has not received the requisite stockholder vote to approve the Business Combination and the Redomiciliation Merger, approval of the proposal to adjourn the Special Meeting to solicit additional proxies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or otherwise, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Andreas Theotokis
Chairman of the board of directors of Energy Infrastructure
Acquisition Corp.

Wilmington, Delaware ,
             2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.

Suite 1300, 1105 North Market Street
Wilmington, Delaware 19899

Notice of Special Meeting of Energy Infrastructure Acquisition Corp. Stockholders
To Be Held on       , 2008

To Energy Infrastructure Stockholders:

A Special Meeting of stockholders of Energy Infrastructure Acquisition Corp., a Delaware corporation, or Energy Infrastructure, will be held at ___________, New York, New York on _________, 2008, at 10:00 a.m., for the following purposes:

a. to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, as such may be amended from time to time, by and between Energy Infrastructure and its wholly−owned Marshall Islands subsidiary, Energy Infrastructure Merger Corporation, or Energy Merger, whereby Energy Infrastructure will merge with and into Energy Merger, with Energy Merger as the surviving corporation. We refer to this merger as the “Redomiciliation Merger” and this proposal as the “Redomiciliation Merger Proposal.” As a result of the Redomiciliation Merger: (i) the separate corporate existence of Energy Infrastructure will cease; (ii) each share of Energy Infrastructure common stock, par value $0.0001 per share, will automatically be converted into one share of Energy Merger common stock, par value $0.0001 per share; and (iii) each outstanding warrant of Energy Infrastructure will be automatically assumed by Energy Merger with the same terms and restrictions, except that each will be exercisable for common stock of Energy Merger, all as more particularly described in the joint proxy statement/prospectus;

b. to consider and vote upon a proposal to approve and authorize the acquisition of nine SPVs, each owning one very large crude carrier, or VLCC, by Energy Merger from Vanship Holdings Limited, or Vanship, pursuant to the Share Purchase Agreement, as such may be amended from time to time, for an aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger. In addition to such purchase price, Energy Merger will be obligated to effect the transfer of 425,000 warrants of Energy Merger from one of Energy Infrastructure's initial stockholders to Vanship upon completion of the Business Combination and Vanship may receive an additional 3,000,000 shares of Energy Merger common stock following each of the first and second anniversaries of the Business Combination (6,000,000 shares in the aggregate), subject to certain annual earning criteria of the vessels in Energy Merger’s initial fleet, all as more particularly described in the joint proxy statement/prospectus. We refer to this acquisition as the “Business Combination” and this proposal as the “Business Combination Proposal.” The approval of the Business Combination is conditioned upon the approval of the Redomiciliation Merger. Energy Merger cannot complete the Business Combination unless the Redomiciliation Merger is approved and completed; and

c. to adjourn the Special Meeting to solicit additional proxies in the event Energy Infrastructure has not received the requisite stockholder vote to approve the Business Combination and the Redomiciliation Merger.

Pursuant to Energy Infrastructure's certificate of incorporation, Energy Infrastructure is required to obtain stockholder approval of the proposed Business Combination. The proposed Redomiciliation Merger, which would occur immediately prior to the Business Combination, would result in holders of Energy Infrastructure common stock and warrants automatically holding equivalent securities in Energy Merger. Energy Merger will continue as a reporting company under U.S. securities laws.

Pursuant to Energy Infrastructure's amended and restated certificate of incorporation, Energy Infrastructure is required to obtain stockholder approval of the Business Combination. Energy Infrastructure will not consummate the Redomiciliation Merger unless the Business Combination is also approved. Similarly, the Business Combination will not take place if the Redomiciliation Merger is not approved. Each of the Redomiciliation Merger Proposal and Business Combination Proposal will be voted on separately, but both must be approved for the Business Combination to be completed.

The board of directors has fixed the record date as the close of business on ____, 2008, as the date for determining stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only holders of record of Energy Infrastructure common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment or postponement.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. You may also submit a proxy by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. With respect to your vote on the Redomiciliation Merger Proposal, your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal.

After careful consideration of all relevant factors, Energy Infrastructure's board of directors has determined that these proposals are fair to and in the best interest of Energy Infrastructure and its stockholders, and has recommended that you vote or give instruction to vote "FOR" adoption of each of them.

By order of the Board of Directors,

Andrea Theotokis
Chairman of the Board of Directors of Energy Infrastructure Acquisition Corp.

Wilmington, Delaware ,
           , 2008

UNTIL [         ], 2008, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ENERGY INFRASTRUCTURE SPECIAL MEETING	1
SUMMARY	9
ENERGY INFRASTRUCTURE SELECTED FINANCIAL INFORMATION	16
SELECTED FINANCIAL INFORMATION FOR THE SPVS	17
MARKET PRICE AND DIVIDEND INFORMATION	29
RISK FACTORS	30
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	54
THE ENERGY INFRASTRUCTURE SPECIAL MEETING	56
BACKGROUND AND REASONS FOR THE BUSINESS COMBINATION AND THE REDOMICILIATION MERGER	61
THE SHARE PURCHASE AGREEMENT	75
ACQUISITION FINANCING	79
USE OF PROCEEDS	79
THE MERGER AGREEMENT	79
INFORMATION CONCERNING THE SPVS	82
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF THE SPVS	86
INFORMATION CONCERNING ENERGY INFRASTRUCTURE	123
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ENERGY INFRASTRUCTURE	128
INFORMATION CONCERNING ENERGY MERGER	130
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ENERGY MERGER	146
THE OIL TANKER INDUSTRY	152
DIVIDEND POLICY OF ENERGY MERGER	166
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	167
STATEMENT OF FORECASTED RESULTS OF OPERATIONS AND CASH AVAILABLE FOR DIVIDENDS, RESERVES AND EXTRAORDINARY EXPENSES	173
CAPITALIZATION OF ENERGY INFRASTRUCTURE	180
RELATED PARTY TRANSACTIONS	181
DESCRIPTION OF ENERGY INFRASTRUCTURE SECURITIES	184
DESCRIPTION OF ENERGY MERGER SECURITIES	187
COMPARISON OF ENERGY INFRASTRUCTURE AND ENERGY MERGER STOCKHOLDER RIGHTS	189
COMPARISON OF MARSHALL ISLANDS CORPORATE LAW TO DELAWARE CORPORATE LAW	195
TAXATION	199
SHARES ELIGIBLE FOR FUTURE SALE	207
SELLING STOCKHOLDER	209
PLAN OF DISTRIBUTION	211
EXPERTS	212
LEGAL MATTERS	213
STOCKHOLDER PROPOSALS AND OTHER MATTERS	213
INDUSTRY AND MARKET DATA	213
WHERE YOU CAN FIND ADDITIONAL INFORMATION	213
ENFORCEABILITY OF CIVIL LIABILITIES	214
GLOSSARY OF SHIPPING TERMS	214
INDEX TO FINANCIAL STATEMENTS

Appendix A	Amended and Restated Share Purchase Agreement, dated as of February 6, 2008, by and among Vanship Holdings Limited, Energy Infrastructure Merger Corporation and Energy Infrastructure Acquisition Corp.

Appendix B	Form of Agreement and Plan of Merger by and between Energy Infrastructure Merger Corporation and Energy Infrastructure Acquisition Corp.

Appendix C	Fairness Opinion

Appendix D	Clarkson Research Services Limited "Desk appraisal" vessel valuations

Appendix E	Simpson, Spence & Young, Ltd. "Desk appraisal" valuations

Appendix F	Form of Proxy

x

QUESTIONS AND ANSWERS ABOUT THE ENERGY INFRASTRUCTURE SPECIAL MEETING

Q.	What is the purpose of this document?	A. This document serves as Energy Infrastructure’s proxy statement and as the prospectus of Energy Merger.

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As a proxy statement, this document is being provided to Energy Infrastructure stockholders because the Energy Infrastructure board of directors is soliciting their proxies to vote to approve, at a special meeting of stockholders, or the Special Meeting, (i) the acquisition of nine SPVs, each owning one VLCC, by Energy Merger, a wholly−owned Marshall Islands subsidiary of Energy Infrastructure, from Vanship pursuant to a definitive agreement, for an aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger (as well as an additional 3,000,000 shares of common stock of Energy Merger following each of the first and second anniversaries of the completion of the Business Combination, subject to annual certain earning criteria of the vessels in Energy Merger’s initial fleet); and (ii) the merger of Energy Infrastructure with and into Energy Merger, with Energy Merger as the surviving corporation. As a prospectus, Energy Merger is providing this document to Energy Infrastructure stockholders because Energy Merger is offering its shares of common stock in exchange for shares of Energy Infrastructure common stock and Energy Merger is assuming the outstanding warrants of Energy Infrastructure in the Redomiciliation Merger. The registration statement on Form F−1/F−4 of which this joint proxy statement/prospectus is a part is being filed by Energy Merger to register (i) the shares being offered in exchange for shares of Energy Infrastructure, (ii) the outstanding warrants of Energy Infrastructure that will be assumed by Energy Merger, (iii) the sale of up to 6,525,118 shares of Energy Merger’s common stock to provide funds to Energy Merger to fund redemptions of common stock by Energy Infrastructure’s stockholders in the event that stockholders of Energy Infrastructure exercise their redemption rights in connection with the completion of the Business Combination, (iv) the resale of 13,500,000 shares of common stock that Energy Merger will issue to Vanship in respect of the stock consideration portion of the aggregate purchase price of the SPVs, (v) the resale of 425,000 warrants and the shares of common stock underlying such warrants that will be transferred to Vanship upon completion of the Business Combination, and (vi) the resale of an additional 1,000,000 units to be issued to George Sagredos, Energy Infrastructure’s Chief Operating Officer, President and director (or any assignee) upon consummation of the Business Combination.

Q.	What is being voted on?	A. You are being asked to vote on three proposals:

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the merger of Energy Infrastructure with and into Energy Merger, its wholly-owned Marshall Islands subsidiary, for the purpose of redomiciling Energy Infrastructure to the Marshall Islands as part of the acquisition of the SPVs, and as an effect of such merger, adopt the articles of incorporation of Energy Merger and bylaws, respectively – we call this merger the “Redomiciliation Merger” and this proposal the “Redomiciliation Merger Proposal”;

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The acquisition by Energy Merger of all the outstanding shares of nine SPVs owned by Vanship, pursuant to the terms of the Share Purchase Agreement, resulting in each SPV becoming wholly owned by Energy Merger – we call this acquisition the “Business Combination” and this proposal the "Business Combination Proposal; and

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Any adjournment or postponement of the Special Meeting to solicit additional proxies in the event Energy Merger has not received the requisite stockholder vote to approve the Business Combination and the Redomiciliation Merger – we call this proposal the "Adjournment and Postponement Proposal".

Q.	Why is Energy Infrastructure proposing the transactions?
A. Energy Infrastructure was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the energy or energy-related industries. Energy Infrastructure consummated its initial public offering on July 21, 2006. Together with the over-allotment option, which was exercised by the underwriters on August 31, 2006, the Company sold 20,925,000 units, generating aggregate gross proceeds of $209,250,000.

Energy Infrastructure’s proposed transaction pursuant to which it is to acquire all of the issued and outstanding shares of nine SPVs, each owning a VLCC, is intended to be a ‘‘business combination’’ under Energy Infrastructure’s certificate of incorporation. Energy Infrastructure must submit the transaction to its stockholders for approval prior to completing a business combination. Energy Infrastructure has negotiated the terms of the Business Combination with Vanship and is now submitting the transaction to its stockholders for their approval. If the Business Combination has not been consummated by July 21, 2008, Energy Infrastructure will as promptly as possible dissolve and liquidate all funds held in the trust account as part of its overall plan of dissolution and liquidation.

Q:	What are the interests of Energy Infrastructure’s directors and officers in the transaction?
A: In considering the recommendation of our board of directors that you vote to approve the Business Combination, you should be aware that certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, yours. These interests include the following:

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Some of our directors and executive officers hold our common stock or have options or warrants to purchase our common stock that we issued in consideration for their services and, as a result, will receive an equivalent number of shares, options, or warrants upon the consummation of the Redomiciliation Merger.

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Some of our directors and executive officers hold an aggregate of 6,094,247 shares that were purchased by them prior to our initial public offering, which shares do not have redemption rights and will not participate in liquidating distributions from the trust account in the event the Business Combination is not consummated.

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In connection with Energy Infrastructure's initial public offering, each of Energy Infrastructure’s initial stockholders (each of whom is a director) has agreed to indemnify Energy Infrastructure based on his respective pro rata beneficial ownership in Energy Infrastructure immediately prior to the initial public offering for debts and obligations to vendors that are owed money by Energy Infrastructure for services rendered or products sold to Energy Infrastructure, but only to the extent necessary to ensure that certain liabilities do not reduce the initial $209,250,000 placed in the Trust Account. The obligations of Energy Infrastructure’s initial stockholders to indemnify Energy Infrastructure remain in effect and extend to transaction expenses to be incurred in connection with Energy Infrastructure’s seeking to complete the Business Combination. If the Business Combination is consummated, Energy Infrastructure's initial stockholders will not have to perform such obligations.

Q.	Why is Energy Infrastructure proposing to redomicile to the Marshall Islands?
A. Vanship, a non-U.S. company with no substantial connection to the United States, has agreed to accept a substantial portion of the consideration for the sale of the SPVs in the form of stock of the acquiring corporation, provided that such corporation is incorporated outside of the United States. The SPVs have operated almost exclusively outside of the United States throughout their entire history. None of the ships owned by the SPVs are operated under U.S. flag, and these ships operate predominantly outside of U.S. territorial waters. It is expected that the ships will continue to be operated predominantly outside of the United States after the Business Combination. As a result, given the minimal contacts with the United States, Vanship is more comfortable acquiring a controlling interest in a Marshall Islands corporation than in a U.S. corporation, which would be subject to the jurisdiction of U.S. federal, state or local courts.

In addition, Vanship is incorporated outside of the United States, and is aware that most of its competitors are incorporated in jurisdictions outside of the United States, such as the Republic of the Marshall Islands, and operate outside of the United States, and therefore are subject to little or no U.S. income tax. Prior to the proposed transaction, neither Vanship nor any of the SPVs was subject to the U.S. corporate net income tax (although a portion of the money paid to the shipowner by a charterer for the use of a vessel, or charter hire, may have been subject, from time to time, to the U.S. tax on gross U.S. source transportation income). If Vanship received stock in Energy Infrastructure and Energy Infrastructure remained a U.S. corporation, the income from operation of the ships, when distributed to Energy Infrastructure (following the Business Combination), would be subject to U.S. federal income tax at a top marginal rate of 35% at the Energy Infrastructure level, and any dividends from Energy Infrastructure to its non-U.S. stockholders, including Vanship, would additionally be subject to U.S. withholding tax of up to 30%. Vanship indicated that such taxation would be unacceptable to it.

Other factors also point in favor of redomiciling Energy Infrastructure. After the Business Combination, Energy Merger is expected to continue to be a foreign private issuer under the Securities Exchange Act of 1934, or the Exchange Act, which will reduce the reporting requirements under the Exchange Act and is expected to result in significantly lower costs associated with ongoing financial and reporting compliance than if Energy Merger were a U.S. corporation.

The relevant considerations are more fully described in “Reasons for the Redomiciliation Merger” under “Background and Reasons for the Business Combination and the Redomiciliation Merger.”

Q.	Why is Energy Infrastructure proposing the Adjournment and Postponement Proposal?
A. This proposal allows Energy Infrastructure’s board of directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal and the Redomiciliation Merger Proposal. If this proposal is not approved by Energy Infrastructure’s stockholders, Energy Infrastructure’s board of directors may not be able to adjourn the Special Meeting to a later date in the event there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal and the Redomiciliation Merger Proposal.

Q.	What vote is required to approve the Business Combination Proposal?
A. Under Energy Infrastructure’s certificate of incorporation, approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at the Special Meeting, provided that there is a quorum. As noted above, Energy Infrastructure’s initial stockholders have agreed to vote 5,268,849 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting. In addition, the holders of the 825,398 shares acquired in the private placement consummated immediately prior to Energy Infrastructure’s initial public offering, representing approximately 3% of the issued and outstanding shares of common stock, and any shares of common stock issued upon conversion of Energy Infrastructure’s convertible loans (if converted), which shares, together with the 825,398 shares acquired in the private placement, represent approximately 4% of the issued and outstanding shares of common stock, have agreed to vote in favor of the Business Combination. If the stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in Energy Infrastructure’s initial public offering, representing less than 30% of the shares sold in the initial public offering and the private placement, exercise their redemption rights at the time of casting a vote against the Business Combination. If the holders of 6,525,119 or more shares purchased in Energy Infrastructure’s initial public offering (which number represents 30% of the shares of common stock sold in Energy Infrastructure’s initial public offering and private placement) vote against the Business Combination and demand that Energy Infrastructure redeem their shares for their pro rata portion of the Trust Account established at the time of the initial public offering (as described below), Energy Infrastructure will not be permitted to consummate the Business Combination pursuant to its certificate of incorporation.

Q.	What constitutes a quorum?
The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Energy Infrastructure’s common stock outstanding on the record date shall constitute a quorum. A quorum is required for business to be conducted at the Special Meeting.

Q.	What vote is required to approve the Redomiciliation Merger Proposal?	A. Approval of the Redomiciliation Merger Proposal will require the affirmative vote of holders of a majority of the outstanding shares of Energy Infrastructure’s common stock.

Q.	What vote is required to adopt the proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies?
A. Approval of the Adjournment and Postponement Proposal will require the affirmative vote of holders of a majority of the shares of Energy Infrastructure’s common stock represented in person or by proxy and entitled to vote at the Special Meeting.

Q.	How do the Energy Infrastructure insiders intend to vote their shares?
A. Energy Infrastructure’s initial stockholders have agreed to vote 5,268,849 of their shares in accordance with the holders of a majority of the public shares voting on the Business Combination Proposal in person or by proxy at the meeting. If holders of a majority of the public shares cast at the meeting vote for or against the Business Combination proposal, the initial stockholders will cast the 5,268,849 shares in the same manner as such majority votes on such proposal. In addition, the holder of the 825,398 shares acquired in the private placement, representing approximately 3% of the issued and outstanding shares of common stock, and any shares of common stock issued upon conversion of the convertible loans, which shares, together with the 825,398 shares acquired in the private placement, represent approximately 23.1% of the issued and outstanding shares of common stock, have agreed to vote in favor of the Business Combination proposal. The initial stockholders, the holder of the 825,398 shares of common stock acquired in the private placement, and holder of the convertible loans (if converted) have agreed not to demand redemption of any shares owned by them.

The initial holders intend to vote all of their shares in favor of the Redomiciliation Merger Proposal. None of the initial holders or any other directors or officers have purchased any shares of common stock or warrants in the market. By voting these shares for the Redomiciliation Merger Proposal, Energy Infrastructure’s initial stockholders will increase the number of shares held by Energy Infrastructure’s public stockholders that must be voted against the Redomiciliation Merger Proposal to reject the Redomiciliation Merger Proposal.

Q.	Do Energy Infrastructure stockholders have appraisal rights under Delaware law?	A. Under the General Corporation Law of the State of Delaware, you do not have appraisal rights with respect to your shares.

Q.	What happens post- Business Combination to the funds deposited in the Trust Account?
A. The net proceeds of Energy Infrastructure’s initial public offering, plus certain deferred offering costs and deferred placement fees have been deposited into a trust account maintained by Continental Stock Transfer & Trust Company, which we refer to as the Trust Account. Energy Infrastructure stockholders exercising redemption rights will receive $10.00 per share, plus a portion of the interest earned not previously released to Energy Infrastructure (net of taxes payable) out of the Trust Account. The balance of the funds in the Trust Account will be utilized to fund the cash consideration in respect of the acquisition of the nine SPVs.

Q.	What happens if the Business Combination is not consummated?
A. If Energy Infrastructure does not acquire the nine SPVs in the Business Combination, Energy Infrastructure will seek an alternative business combination. Energy Infrastructure’s certificate of incorporation requires that it be dissolved if it does not consummate an eligible business combination by the later of (i) January 21, 2008 or (ii) July 21, 2008 in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete an eligible business combination was executed but was not consummated by January 21, 2008. Energy Infrastructure entered into a letter of intent relating to a business combination with Vanship on August 31, 2007 and the parties entered into a definitive purchase agreement on December 3, 2007; as a result Energy Infrastructure is allowed an additional six months to complete the Business Combination to avoid liquidation. Under its certificate of incorporation as currently in effect, if Energy Infrastructure does not acquire at least majority control of a target business by July 21, 2008, Energy Infrastructure will be required to dissolve.

In any liquidation, the funds held in the Trust Account, plus a portion of the interest earned not previously released to us (net of taxes payable and the repayment of convertible loans aggregating $2,685,000, if not earlier converted), together with any remaining out-of-trust net assets, will be distributed pro rata to Energy Infrastructure’s common stockholders who hold shares issued in Energy Infrastructure’s initial public offering. As of March 31, 2008, in the event of liquidation each common stockholder holding shares issued in Energy Infrastructure’s initial public offering would have received $10.16 per share. The funds held in the Trust Account may not be distributed except upon our dissolution and, unless and until approval of a plan of dissolution is obtained from Energy Infrastructure’s stockholders, the funds held in the Trust Account will not be released. Consequently, holders of a majority of Energy Infrastructure’s outstanding stock must approve dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose. The procedures required for us to liquidate under the General Corporation Law of the State of Delaware may, or a vote to reject any plan of dissolution and distribution by its stockholders will, result in substantial delays in the liquidation of the Trust Account to Energy Infrastructure’s public stockholders as part of our plan of dissolution and distribution. See “Risk Factors - Risks Relating to Energy Infrastructure Acquisition Corp.” for risks associated with the dissolution of Energy Infrastructure.

Q.	When do you expect the Business Combination to be completed?	A. If the Redomiciliation Merger and the Business Combination are approved at the Special Meeting, Energy Infrastructure expects to consummate both transactions promptly thereafter.

Q.	What will I receive in the Redomiciliation Merger?
A. Energy Infrastructure stockholders will receive an equal number of shares of common stock of Energy Merger in exchange for their shares of Energy Infrastructure common stock, and Energy Merger will assume the outstanding Energy Infrastructure warrants, the terms and conditions of which will not change, except that they will become exercisable for shares of Energy Merger common stock.

Q.	How will the Redomiciliation Merger be accomplished?
A. Energy Infrastructure will merge into Energy Merger, Energy Infrastructure’s wholly owned subsidiary that is incorporated as a Marshall Islands company. As a result of the Redomiciliation Merger, each currently issued outstanding share of common stock of Energy Infrastructure will automatically convert into one ordinary share of Energy Merger. This procedure will result in your becoming a stockholder in Energy Merger instead of Energy Infrastructure.

Q.	Will the Energy Infrastructure stockholders be taxed as a result of the Redomiciliation Merger?
A. Holders of Energy Infrastructure common stock and warrants generally should not recognize any gain or loss as a result of the Redomiciliation Merger for U.S. federal income tax purposes. We urge you to consult your own tax advisors with regard to your particular tax consequences of the Redomiciliation Merger.

Q.	Will Energy Infrastructure be taxed on the Redomiciliation Merger?
A. Energy Infrastructure will generally recognize gain, but not loss, for U.S. federal income tax purposes as a result of the Redomiciliation Merger equal to the excess, if any, of the fair market value of each Energy Infrastructure asset at the effective time of the Redomiciliation Merger over the adjusted tax basis of such asset.

Q.	How much of Energy Infrastructure will its current public stockholders own post-Business Combination and post-Redomiciliation Merger?
A. After the Business Combination and Redomiciliation Merger, if no Energy Infrastructure stockholders demand that Energy Infrastructure redeem their shares into a pro rata portion of the Trust Account, as a result of the issuance of 13,500,000 shares to Vanship in the Business Combination, the issuance of 1,000,000 units to Energy Infrastructure’s President and Chief Operating Officer (or any assignee thereof), the issuance of 5,000,000 units to Vanship in connection with the Business Combination Private Placement and the issuance of 268,500 units upon the conversion of convertible loans aggregating $2,685,000, Vanship will own 39.4% of Energy Merger and the ownership interests of Energy Infrastructure public stockholders will be diluted so that they will only own 44.5% of Energy Merger a reduction from the approximately 77% of Energy Infrastructure's outstanding common stock they currently own. Existing Energy Infrastructure public stockholders could own less than approximately 44.5% if one or more Energy Infrastructure stockholders vote against the Business Combination Proposal and demand redemption of their shares into a pro rata portion of the Trust Account. Also, following the consummation of the Business Combination, there will be outstanding warrants to purchase up to 28,018,898 additional shares of Energy Merger common stock. We have also agreed to issue to Vanship an additional 3,000,000 shares of common stock of Energy Merger following each of the first and second anniversaries of the completion of the Business Combination (6,000,000 shares in the aggregate), subject to certain annual earning criteria of the vessels in Energy Merger’s initial fleet.

Q.	Do Energy Infrastructure stockholders have redemption rights?
A. If you hold shares of common stock issued in Energy Infrastructure’s initial public offering, then you have the right to vote against the Business Combination Proposal and demand that Energy Infrastructure redeem these shares for $10.00 per share, plus a portion of the interest earned not previously released to Energy Infrastructure (net of taxes payable). We sometimes refer to these rights to vote against the Business Combination and demand redemption of the shares as redemption rights. Holders of warrants issued by Energy Infrastructure do not have any redemption rights.

Q.	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this joint proxy statement/prospectus, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the Special Meeting. You may also submit a proxy by telephone or internet, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q.	If I have redemption rights, how do I exercise them?
A. If you wish to exercise your redemption rights, you must vote against the Business Combination Proposal and at the same time demand that Energy Infrastructure redeem your shares for cash. If, notwithstanding your vote, the Business Combination is completed, then you will be entitled to receive $10.00 per share, plus a portion of the interest earned not previously released to us (net of taxes payable), but subject to any valid claims by our creditors that are not covered by amounts in the trust account or by indemnities provided by our officers and directors. The actual per share redemption price will be calculated two business days prior to the consummation of the Business Combination. The redemption price would have been $10.24 per share, based on funds in the Trust Account as of March 31, 2008, though no assurance is given as to the actual redemption price, which could be lower than such amount. If you exercise your redemption rights, then you will be exchanging your shares of Energy Infrastructure common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the Business Combination and then tender your stock certificate. If you do not make a demand to exercise your redemption rights at the time you vote against the Business Combination Proposal (or if you do not vote against the Business Combination Proposal), you will lose your redemption rights, and that loss cannot be remedied.

Q.	Who will manage Energy Merger after the Redomiciliation Merger and the Business Combination?
A. Immediately following the Business Combination, the board of directors of Energy Merger shall consist of Captain Charles Arthur Joseph Vanderperre, Mr. Fred Cheng, Mr. Christoph Widmer, Mr. Marios Pantazopoulos and five independent directors to be nominated by Vanship. Captain Vanderperre shall serve as Energy Merger’s Chairman of the board of directors and Mr. Cheng shall serve as Energy Merger’s Chief Executive Officer. Captain Vanderperre and Mr. Cheng are the directors and co-founders of Vanship. Mr. Pantazopoulos currently serves as a director, Chief Financial Officer, Treasurer and Secretary of Energy Infrastructure.

Q.	What will happen if I abstain from voting or fail to instruct my broker to vote?
A. An abstention or the failure to instruct your broker how to vote (also known as a broker non-vote) is not considered a vote cast at the meeting with respect to the Business Combination Proposal and therefore your vote will have no effect on the vote relating to the Business Combination, and you will not be able to redeem your shares. An abstention or a broker non-vote will have the effect of voting against the Redomiciliation Merger Proposal.

Q.	How do I change my vote?
A. Send a later-dated, signed proxy card to Energy Infrastructure’s secretary no later than _________, 2008, prior to the date of the Special Meeting, or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Energy Infrastructure Acquisition Corp, Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, Attn: Secretary.

Q.	If my shares are held in ‘‘street name,’’ will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Do I need to turn in my old certificates?
A. No. If you hold your securities in Energy Infrastructure in certificated form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued by Energy Merger. Your current certificates will represent your rights in Energy Merger. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization Department, and following their requirements for reissuance. If you elect redemption, you will need to deliver your old certificate to Continental Stock Transfer & Trust Company pursuant to instructions that will be provided to you by Energy Merger after completion of the Business Combination.

Q.	Who can help answer my questions?	A. If you have questions, you may write or call Energy Infrastructure Acquisition Corp, at Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, (302) 656-1771, Attention: Susan Dubb.

Q.	When and where will the Special Meeting be held?	A. The meeting will be held at 10:00 a.m. Eastern standard time on [ ], 2008 at New York, New York.

Q.	What other important considerations are there?
A. You should also be aware that in pursuing the Business Combination, Energy Infrastructure has incurred substantial expenses. Energy Infrastructure currently has limited available funds outside the Trust Account. If for any reason the Business Combination is not consummated, Energy Infrastructure’s creditors may seek to satisfy their claims from funds in the Trust Account. This could result in further depletion of the Trust Account, which would reduce a stockholder’s portion of the Trust Account upon liquidation. As of March 31, 2008, claims by third parties against Energy Infrastructure amounted to $856,044 and Energy Infrastructure had resources of $280,007 outside the Trust Account to satisfy claims.

Q.	What is the anticipated dividend policy of Energy Merger?
A. Under the Share Purchase Agreement and subject to its ability to do so under applicable law, Energy Merger has agreed to pay dividends of $1.54 per share to Energy Merger’s public stockholders by the end of the first year following the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing of the Business Combination that Energy Merger insiders shall have agreed, to waive any right to receive dividend payments in the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of these dividends. The payment of these dividends is subject to a number of risks and Energy Merger may not have sufficient funds in its first year of operations to pay these dividends. See “Risk Factors - Risks Related to Energy Merger’s Common Stock – Investors should not rely on an investment in Energy Merger if they require dividend income. It is not certain that Energy Merger will pay a dividend and the return on an investment in Energy Merger, if any, may come solely from the appreciation of its common stock, which is also not assured.”

The payment of dividends following the Business Combination will be in the discretion of Energy Merger’s board of directors and will depend on market conditions and Energy’s Merger’s business strategy in any given period.

SUMMARY

This section summarizes information related to the proposals to be voted on at the Special Meeting. These items are described in greater detail elsewhere in this joint proxy statement/prospectus. You should carefully read this entire joint proxy statement/prospectus and the other documents to which it refers you.

The Companies

Energy Infrastructure is a Business Combination CompanyTM, or BCCTM, which is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses that support the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. On July 21, 2006, Energy Infrastructure consummated its initial public offering of 20,250,000 units with each unit consisting of one share of its common stock and one warrant. Each warrant entitles the holder to purchase one share of Energy Infrastructure common stock at an exercise price of $8.00 per share. The units sold in Energy Infrastructure’s initial public offering were sold at an offering price of $10.00 per unit, generating gross proceeds of $202,500,000. Prior to the closing of Energy Infrastructure’s initial public offering, Energy Corp., a company formed under the laws of the Cayman Islands and controlled by Energy Infrastructure’s President and Chief Operating Officer, purchased an aggregate of 825,398 units at a price of $10.00 per unit in a private placement, for aggregate gross proceeds of $8,253,980. On August 31, 2006 the underwriters of Energy Infrastructure’s initial public offering exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in the Trust Account. Energy Infrastructure’s management has broad discretion with respect to the specific application of the net proceeds of the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. As of March 31, 2008, $217,799,903 was held in the Trust Account, including accrued interest of $8,549,903. As of March 31, 2008, the Trust Account had earned interest of $12,049,903, and of the $3,430,111 that Energy Infrastructure is entitled to withdraw from interest earned on the Trust Account for working capital purposes, as of March 31, 2008, it had withdrawn $2,881,775. As of March 31, 2008, Energy Infrastructure had withdrawn an additional $618,225 of interest from the Trust Account to pay principal and interest on loans made by certain of Energy Infrastructure’s initial stockholders. Energy Infrastructure is permitted to withdraw an additional $1,548,336 of interest for working capital purposes, in addition to additional withdrawals to pay interest on convertible loans in the aggregate principal amount of $2,685,000 until completion of the Business Combination, at which time such loans will be converted into 268,500 units of Energy Merger.

For the period from August 11, 2005 (inception) to March 31, 2008, Energy Infrastructure has incurred $1,059,214 for consulting and professional fees, $19,883,804 of stock-based compensation (in the form of stock options that will be cancelled upon consummation of the Business Combination), $372,207 for franchise taxes, $220,583 for insurance expense, $132,592 for office expense, travel expenses of $377,833 and other operating and formation costs of $54,275.

Energy Infrastructure anticipates that it will incur total transaction costs of approximately $9,055,000 in connection with the Business Combination and Redomiciliation Merger. These transaction costs include legal expenses, fees for New Century Capital Partners’ fairness opinion, fees to The Investment Bank of Greece and Maxim Group LLC, as financial advisors, fees to accountants and valuation consultants, roadshow expenses, printer fees and other miscellaneous expenses. Such costs do not include transaction costs of approximately $3,500,000 that Energy Infrastructure is required to reimburse to Vanship, primarily consisting of estimated attorney and accounting fees.

Energy Infrastructure anticipates that the costs to consummate the Business Combination will greatly exceed its available cash outside of the Trust Account. Energy Infrastructure has not sought and does not anticipate seeking any fee deferrals. Energy Infrastructure expects these costs will ultimately be borne by Energy Merger from the funds held in the Trust Account if the proposed Business Combination and Redomiciliation Merger are completed. If the Business Combination and Redomiciliation Merger are not completed, the costs will potentially be subject to the indemnification obligations of Energy Infrastructure’s initial stockholders to the Trust Account. If these indemnification obligations are not performed or are inadequate, it is likely that vendors or service providers would seek to recover these expenses from the Trust Account, which could ultimately deplete the Trust Account and reduce a stockholder’s current pro rata portion of the Trust Account upon liquidation.

The mailing address of Energy Infrastructure’s principal executive office is Suite 1300, 1105 North Market Street, Wilmington, DE 19899, and its telephone number is (302) 656-1771, Attn: Susan Dubb.

The Redomiciliation Merger and the Business Combination

Pursuant to the Agreement and Plan of Merger by and between Energy Infrastructure and Energy Merger, or the Merger Agreement, Energy Infrastructure will merge with and into Energy Merger, its wholly-owned subsidiary incorporated in the Marshall Islands, to effect the redomiciliation of Energy Infrastructure from a U.S. company to a Marshall Islands company. Prior to execution of the Share Purchase Agreement, the board of directors of Energy Infrastructure concluded that the Business Combination met all of the requirements set forth in the Form S-1 Registration Statement filed with the SEC at the time of Energy Infrastructure’s initial public offering. Immediately following the completion of the Redomiciliation Merger, Energy Merger will acquire the initial fleet of VLCCs from Vanship. The initial fleet consists of five modern double-hull VLCCs that are expected to have an average age of approximately 9.5 years and four single-hull VLCCs that are expected to have an average age of approximately 16.7 years upon completion of the Business Combination. A single hull vessel is a ship design and construction method in which a vessel has only one hull. A double hull vessel is a ship hull design and construction method where the bottom and sides of the ship have two complete layers of watertight hull surface with one outer layer forming the normal hull of the ship, and a second inner hull which is somewhat further into the ship forming a redundant barrier to seawater in case the outer hull is damaged and leaks. The vessels have a combined cargo carrying capacity of 2,519,213 deadweight tons. All of the vessels in the initial fleet are Hong Kong-flagged and it is intended that they will remain Hong Kong flagged following completion of the Business Combination.

The closing of the Business Combination is subject to certain conditions, including the approval by Energy Infrastructure’s stockholders of the Redomiciliation Merger and the Business Combination described below.

Assuming the issuance of 1,000,000 units to Energy Infrastructure’s President and Chief Operating Officer (or any assignee thereof), the issuance of 5,000,000 units to Vanship in connection with the Business Combination Private Placement and the issuance of 268,500 units upon the conversion of convertible loans aggregating $2,685,000 and assuming none of Energy Infrastructure’s stockholders exercise redemption rights with respect to the Business Combination, upon consummation of the Business Combination, Vanship will own approximately 39.4% of Energy Merger’s issued and outstanding common stock, and Energy Infrastructure’s pre-Business Combination holders of common stock will own in the aggregate approximately 60.6% of Energy Merger’s common stock (assuming no warrants are exercised). Holders of stock purchased in Energy Infrastructure’s initial public offering will own 44.5% of Energy Merger’s outstanding common stock, a reduction from the approximately 77% of Energy Infrastructure's outstanding common stock they currently own.

The following chart illustrates the ownership of the SPVs and various affiliations of the principals of Vanship before and after the Redomiciliation Merger and Business Combination.

1.	Owned by Van-Clipper Holding Co., Ltd., a 50/50 joint venture of Vanship and Clipper Group Invest Ltd.
2.
Univan currently provides, and is expected to continue to provide, technical management of the vessels in the fleet subsequent to the Redomiciliation Merger and Business Combination through a subcontract relationship.

Procedure

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Energy Infrastructure’s common stock is required to adopt the Merger Agreement, providing for the Redomiciliation Merger, and under Energy Infrastructure’s certificate of incorporation, a majority of the votes cast at a meeting of stockholders at which a quorum is present must approve the proposed Business Combination. Promptly after obtaining approval from its stockholders to proceed with the Redomiciliation Merger and the Business Combination, Energy Infrastructure and Energy Merger will consummate the Redomiciliation Merger and immediately thereafter Energy Merger will consummate the Business Combination. Each public stockholder has the right to vote against the Business Combination Proposal and elect to redeem his, her or its shares for $10.00 per share, plus a portion of the interest earned not previously released to Energy Infrastructure (net of taxes payable).

However, notwithstanding adoption of the Business Combination Proposal, the Business Combination will only proceed if public holders owning less than 30% of the total shares sold in Energy Infrastructure’s initial public offering and the private placement consummated immediately prior to the initial public offering vote against the Business Combination and exercise their redemption rights. If holders of shares purchased in Energy Infrastructure’s initial public offering owning 30% or more of the shares of common stock sold in Energy Infrastructure’s initial public offering and private placement vote against the Business Combination Proposal and elect to exercise their redemption rights, Energy Infrastructure’s board of directors will abandon the Business Combination, notwithstanding approval by a majority of its stockholders. If holders of the maximum permissible number of shares elect redemption without Energy Infrastructure being required to abandon the Business Combination, as of March 31, 2008, a total of approximately $66,817,208 of the Trust Account would have been disbursed, leaving approximately $150,982,695 available in the Trust Account, plus up to $50,000,000 from the Business Combination Private Placement, for the purchase of the SPVs and the payment of liabilities. Energy Infrastructure estimates that it will be required to pay approximately $228,000,000 to Vanship in satisfaction of the cash consideration portion of the purchase price of the SPVs and that Energy Merger will be required to maintain minimum cash reserves of $15,000,000 upon completion of the Business Combination in order to draw down funds under its credit facility to refinance the existing debt of the SPVs. Assuming that Energy Infrastructure stockholders approve the Business Combination, Energy Merger intends to sell such number of shares of its common stock equal to the number of shares of Energy Infrastructure common stock that are redeemed upon completion of the Business Combination. The shares to be sold will be new, originally issued shares. The proceeds of such sale would be used to fund redemptions of common stock by Energy Infrastructure’s stockholders. There can be no assurance that Energy Merger will be able to successfully complete such sale. To the extent such sale is not completed and Energy Infrastructure has insufficient funds to complete the Business Combination, the Business Combination will not occur, and it is likely that Energy Infrastructure will be required to dissolve and liquidate.

In connection with Energy Infrastructure's initial public offering, each of Energy Infrastructure’s initial stockholders has agreed to indemnify Energy Infrastructure based on their respective pro rata beneficial ownership in Energy Infrastructure immediately prior to the initial public offering for debts and obligations to vendors that are owed money by Energy Infrastructure for services rendered or products sold to Energy Infrastructure, but only to the extent necessary to ensure that certain liabilities do not reduce the initial $209,250,000 placed in the Trust Account. The obligations of Energy Infrastructure’s initial stockholders to indemnify Energy Infrastructure remain in effect and extend to transaction expenses to be incurred in connection with Energy Infrastructure’s seeking to complete the Business Combination. Since these obligations were not collateralized or guaranteed, however, Energy Infrastructure cannot assure you that its initial stockholders would be able to satisfy their obligations if material liabilities are sought to be satisfied from the Trust Account. The indemnity obligation of Energy Infrastructure’s initial stockholders includes certain accounting and legal fees of Vanship in case of a termination of the Share Purchase Agreement. If the Business Combination is consummated, Energy Infrastructure's initial stockholders will not have to perform such obligations.

Fairness Opinion

In determining to recommend that holders of Energy Infrastructure’s securities vote for the Business Combination Proposal, the board of directors of Energy Infrastructure considered the fairness opinion of its financial advisor, New Century Capital Partners, dated October 17, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the written fairness opinion, New Century Capital Partners determined that the consideration as stipulated in the Share Purchase Agreement was fair from a financial point of view to the stockholders of Energy Infrastructure. The full text of New Century Capital Partners’ written fairness opinion, dated October 17, 2007, is attached as Annex C to this joint proxy statement/prospectus. We urge you to read the opinion and the section titled ‘‘Fairness Opinion’’ in this joint proxy statement/prospectus carefully for a description of the procedures followed, assumptions made, matters considered and limitations on the reviews undertaken. New Century Capital Partners’ opinion does not constitute a recommendation to the board of directors or to the holders of Energy Infrastructure’s securities as to how such person should vote or act on any of the proposals set forth in this joint proxy statement/prospectus. New Century Capital Partners has received a fee of $65,000 in connection with the preparation and issuance of its fairness opinion and was reimbursed for its attorney’s fees. New Century Capital Partners will receive an additional fee of $180,000 in connection with the preparation and issuance of its opinion and will be reimbursed for up to $20,000 of additional attorney’s fees, contingent upon completion of the Business Combination. The fee for the fairness opinion was negotiated by Energy Infrastructure and New Century Capital Partners. We believe the amount of this fee is consistent with industry custom and practice for the preparation of a fairness opinion. See “Risk Factors - Risks Relating to Energy Infrastructure Acquisition Corp - You should not place undue reliance on the fairness opinion” for further information relating to reliance on the fairness opinion prepared by New Century Capital Partners.

Interest of Maxim Group LLC

Upon consummation of the Business Combination, Maxim Group LLC is entitled to receive $82,540, which represents 1% of the gross proceeds from the private placement conducted prior to Energy Infrastructure’s initial public offering. If the Business Combination is not consummated, the $82,540 that would have been released to Maxim will become part of the amount payable to the public stockholders upon the liquidation of the trust account as part of our stockholder-approved plan of dissolution and liquidation. Further, upon consummation of the Business Combination, the underwriters and Maxim Group LLC are entitled to receive $2,310,040 of contingent underwriting compensation, which amounts will be forfeited in the event the Business Combination is not consummated.

If the Business Combination Is Not Approved

Energy Infrastructure’s certificate of incorporation requires that it be dissolved if it does not consummate an eligible business combination by the later of (i) January 21, 2008 or (ii) July 21, 2008 in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete an eligible business combination was executed but was not consummated by January 21, 2008. Energy Infrastructure entered into a letter of intent relating to a business combination with Vanship on August 31, 2007 and the parties entered into a definitive purchase agreement on December 3, 2007. As a result, if Energy Infrastructure does not acquire at least majority control of a target business by July 21, 2008, Energy Infrastructure will be required to dissolve and distribute to its public stockholders on a pro rata basis the funds held in the Trust Account, plus a portion of the interest earned not previously released to us (net of taxes payable and the repayment of convertible loans aggregating $2,685,000, if not earlier converted), together with any remaining out-of-trust net assets. “See Risk Factors – Risks Related to Energy Infrastructure” for further information relating to risks associated with the dissolution of Energy Infrastructure.

Conditions; Termination

Approval of the Business Combination by stockholders of a majority of the votes cast at a meeting of stockholders at which a quorum is present is a condition to Energy Infrastructure’s consummating the Business Combination. The holders of Energy Infrastructure common stock issued prior to its initial public offering have agreed to vote 5,268,849 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting. Holders of the common stock contained in the units purchased in the private placement, and shares of common stock issued upon conversion of the convertible loans (to the extent converted) have agreed to vote such shares in favor of the Business Combination. The 6,094,247 shares of common stock currently outstanding that may be voted in favor of the proposals presented in this joint proxy statement/prospectus represent 22.4% of Energy Infrastructure’s outstanding shares of common stock. Additionally, if holders of 6,525,119 or more of the shares purchased in Energy Infrastructure’s initial public offering (which number represents 30% or more of the shares of Energy Infrastructure common stock issued in Energy Infrastructure’s initial public offering and private placement) vote against the Business Combination and exercise their right to redeem their shares for cash, the Business Combination will not be consummated. Notwithstanding approval by Energy Infrastructure’s stockholders of the Business Combination, the Business Combination will not be consummated if holders of a majority of the outstanding shares of common stock of Energy Infrastructure do not approve the Redomiciliation Merger.

The Merger Agreement

The Merger Agreement, the Share Purchase Agreement and the fairness opinion of New Century Capital Partners are annexed to this joint proxy statement/prospectus. We encourage you to read them in their entirety, as they are the key legal documents underlying the proposals being presented. They are also described in detail elsewhere in this joint proxy statement/prospectus.

Management

Immediately following the Business Combination, the board of directors of Energy Merger shall consist of Captain Charles Arthur Joseph Vanderperre, Mr. Fred Cheng, Mr. Christoph Widmer, Mr. Marios Pantazopoulos and five independent directors to be nominated by Vanship. Captain Vanderperre shall serve as Energy Merger’s Chairman of the board of directors and Mr. Cheng shall serve as Energy Merger’s Chief Executive Officer. Captain Vanderperre and Mr. Cheng are the directors and co-founders of Vanship. Mr. Pantazopoulos currently serves as a director and Chief Financial Officer of Energy Infrastructure.

Energy Infrastructure Special Meeting

Date, Time and Place. The Special Meeting of Energy Infrastructure’s stockholders will be held at 10:00 a.m., Eastern standard time, on     , 2008, at      , New York, New York.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the Special Meeting, if you owned Energy Infrastructure common stock at the close of business on                            , 2008, the record date for the Special Meeting. You will have one vote for each share of Energy Infrastructure common stock you owned at that time. Warrants to purchase Energy Infrastructure common stock do not have voting rights.

Votes Required. Approval of the Business Combination Proposal will require the approval of a majority of the votes cast at a meeting of stockholders at which a quorum is present, and the approval of the Redomiciliation Merger Proposal will require the affirmative vote of holders of a majority of Energy Infrastructure’s outstanding common stock.

Notwithstanding approval of the Business Combination, the Business Combination will only proceed if holders of shares purchased in Energy Infrastructure’s initial public offering representing less than 30% of the total shares sold in the initial public offering and the private placement (less than 6,525,119 shares), vote against the Business Combination and exercise their redemption rights.

Under Delaware law and Energy Infrastructure’s bylaws, no other business may be transacted at the Special Meeting.

At the close of business on March 31, 2008, there were 27,221,747 shares of Energy Infrastructure common stock outstanding (including the 6,094,247 shares held by Energy Infrastructure’s officers and directors and their respective affiliates, which were not purchased in Energy Infrastructure’s initial public offering). Each share of Energy Infrastructure common stock entitles its holder to cast one vote per proposal.

Relation of Proposals.  Energy Infrastructure will not consummate the Redomiciliation Merger unless the Business Combination is also approved. Similarly, the Business Combination will not take place if the Redomiciliation Merger is not approved. Each of the Redomiciliation Merger Proposal and Business Combination Proposal will be voted on separately, but both must be approved for the Business Combination to be completed.

Redemption Rights. Under Energy Infrastructure’s certificate of incorporation, a holder of Energy Infrastructure common stock (other than an initial stockholder) who votes against the Business Combination may demand that Energy Infrastructure redeem his or her shares for cash, but such stockholder will only receive the redemption amount if the Business Combination is subsequently consummated. This demand must be made in writing at the same time the stockholder votes against the Business Combination, on the form of proxy card voted against the Business Combination. If you so demand, and the Business Combination is approved and consummated, Energy Infrastructure will redeem your shares for cash equal to $10.00 per share, plus a portion of the interest earned not previously released to us (net of taxes payable). You will be entitled to receive cash for your shares only if you continue to hold your shares through completion of the Business Combination and then tender your stock certificate(s) to Energy Infrastructure or to Energy Infrastructure’s duly appointed tender agent. If you exercise your redemption rights, you will no longer own these Energy Infrastructure shares. Do not send your stock certificate(s) with your proxy card. If the Business Combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their shares of common stock before the Business Combination is consummated.

The Business Combination will not be consummated if holders of 6,525,119 or more shares of Energy Infrastructure common stock sold in its initial public offering (which number represents 30% of the shares sold in the initial public offering and the private place placement) exercise their redemption rights.

If the Business Combination is not consummated and Energy Infrastructure is not required to liquidate pursuant to the terms of its certificate of incorporation, it may seek another target business with which to effect a business combination.

Appraisal Rights. Under the General Corporation Law of the State of Delaware, appraisal rights are not available to Energy Infrastructure’s stockholders in connection with the Business Combination or the Redomiciliation Merger.

Proxies; Board Solicitation. Your proxy is being solicited by the Energy Infrastructure board of directors on each proposal being presented to stockholders at the Special Meeting. Proxies may be solicited in person or by mail, telephone or other electronic means. If you grant a proxy, you may still vote your shares in person, which will have the effect of revoking any proxy granted before the Special Meeting.

Stock Ownership. The holdings of Energy Infrastructure’s directors and significant stockholders are detailed in “Information Concerning Energy Infrastructure Acquisition Corp.— Energy Infrastructure Principal Stockholders.”

Energy Infrastructure’s Recommendation; Interests of Energy Infrastructure’s Management

After careful consideration, Energy Infrastructure’s board of directors has determined that the Business Combination and the other proposals presented at the Special Meeting are fair to, and in the best interests of, Energy Infrastructure and its stockholders. The board of directors has approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast “FOR” the adoption of each proposal.

When you consider the recommendation of the board of directors, you should keep in mind that the members of the board of directors have interests in the Business Combination that may be different from, or in addition to, yours. These interests include the following:

•
If the proposed Business Combination is not completed, and Energy Infrastructure is subsequently required to liquidate, the shares of common stock owned by Energy Infrastructure’s officers and directors and their affiliates will be worthless because the officers and directors are not entitled to liquidation distributions from Energy Infrastructure. In addition, the possibility that certain of Energy Infrastructure’s officers and directors will be required to perform their obligations under the indemnity agreements referred to below will be substantially increased.

•
In connection with Energy Infrastructure’s initial public offering, Energy Infrastructure’s current officers and directors agreed to indemnify Energy Infrastructure to the extent of their pro rata beneficial interest in Energy Infrastructure immediately prior to the initial public offering for debts and obligations to vendors that are owed money by Energy Infrastructure for services rendered or products sold to Energy Infrastructure, but only to the extent necessary to ensure that certain liabilities do not reduce the initial $209,250,000 placed in the Trust Account. If the Business Combination is consummated, Energy Infrastructure’s officers and directors will not have to perform such obligations. If the Business Combination is not consummated, however, certain of Energy Infrastructure’s officers and directors would potentially be liable for any claims against the Trust Account by vendors who have not explicitly waived their right to make claims against the Trust Account.

•
All rights of Energy Infrastructure’s officers and directors to be indemnified by Energy Infrastructure, and of Energy Infrastructure’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Business Combination pursuant to provisions in Energy Merger’s articles of incorporation. However, if the Business Combination is not approved and Energy Infrastructure subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the Business Combination is ultimately completed, Energy Merger’s ability to perform such obligations will be substantially enhanced.

Acquisition Financing

On February 11, 2008 Energy Merger and each of the SPVs entered into a committed term sheet with DVB Merchant Bank (Asia) Ltd, Fortis Bank S. A. / N. V. and NIBC Bank Ltd, whereby the latter, subject to the approval of the Redomiciliation Merger and the Business Combination and certain other conditions, will arrange a credit facility of up to $415,000,000 secured by, among other things, first and second mortgages on the VLCCs. Funds obtained under the financing will be used to refinance outstanding secured debt of the SPVs. See "Acquisition Financing."

Certain U.S. Federal Income Tax Consequences

As described below under the heading ‘‘Taxation — Material United States Federal Income Tax Considerations,’’ the Redomiciliation Merger is expected to qualify as a reorganization under applicable U.S. federal income tax principles. If the Redomiciliation Merger qualifies as a nontaxable reorganization, no gain or loss generally will be recognized by Energy Infrastructure stockholders or warrant holders for U.S. federal income tax purposes as a result of their exchange of Energy Infrastructure common stock or warrants for the common stock or warrants of Energy Merger. Energy Infrastructure, however, generally will recognize gain (but not loss) for U.S. federal income tax purposes as a result of the Redomiciliation Merger equal to the excess, if any, of the fair market value of each of its assets over such asset’s adjusted tax basis at the effective time of the Redomiciliation Merger. It is expected that Energy Merger should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Business Combination, and that certain ‘‘anti-inversion’’ provisions in the Internal Revenue Code of 1986, as amended, or the Code, should not apply to treat Energy Merger as a U.S. corporation after the Business Combination and Redomiciliation Merger, but may apply to restrict Energy Infrastructure from using any net operating losses that might otherwise be available to it to offset any gain it will recognize as a result of the Redomiciliation Merger.

Quotation/Listing

Energy Infrastructure’s common stock (EII) and warrants (EII.WS) are quoted on the American Stock Exchange. Energy Infrastructure expects the Energy Merger common stock and warrants to be listed on the American Stock Exchange after the Business Combination.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” since, among other considerations, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the Business Combination will have effective control of Energy Infrastructure through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through Energy Merger, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through Energy Merger) for the stock of Energy Infrastructure and a cash dividend equal to the cash portion of the consideration. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of Energy Infrastructure, and Energy Infrastructure’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

As a result of the consummation of the Business Combination, the following charges to operations will be recorded by Energy Merger (the successor to Energy Infrastructure and the accounting acquiree) at the closing of the transaction (based on the December 31, 2007 financial statements):

•
a charge to operations aggregating $17,943,921, representing the unamortized fair value of previously issued options to purchase 3,585,000 shares of common stock, as a result of the termination of such options held by George Sagredos and Andreas Theotokis; and

•
a charge to operations aggregating $10,310,000, representing the fair value of 1,000,000 units to be issued to George Sagredos (each unit consisting of one share of common stock and one common stock purchase warrant).

Regulatory Matters

The acquisition and related transactions are not subject to any federal, state or foreign regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act).

ENERGY INFRASTRUCTURE SELECTED FINANCIAL INFORMATION

Energy Infrastructure Acquisition Corp. was incorporated in Delaware on August 11, 2005 to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses in the energy or energy-related industries. Energy Infrastructure has not acquired an entity as of the date of this joint proxy statement/prospectus. Energy Infrastructure has selected December 31 as its fiscal year end. Energy Infrastructure is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The selected financial information set forth below should be read in conjunction with the audited financial statements of Energy Infrastructure for the period from August 11, 2005 (inception) to December 31, 2007, for the period from August 11, 2005 (inception) to December 31, 2005, for the years ended December 31, 2006 and 2007 and the unaudited financial statements for the three months ended March 31, 2007 and 2008, and related notes included elsewhere in this joint proxy statement/prospectus.

ENERGY INFRASTRUCTURE HISTORICAL FINANCIAL INFORMATION
(in thousands, except per share data)
	For the period from August 11, 2005 (inception) to December 31,	Year ended December 31,		Three months ended March 31,		For the period from August 11, 2005 (inception) to March 31,
	2005	2006	2007	2007	2008	2008
		(Restated)
Statement of Operations Data:

Operating expenses	$(910)	$(5,924,945)	$(12,971,706)	$(3,316,275)	$(3,202,946)	$(22,100,507)

Interest income	1,781	3,139,543	6,369,468	1,777,221	$881,954	10,392,746

Net (loss)	(1,879)	(2,841,301)	(6,704,000)	(1,565,997)	(2,340,058)	(11,887,238)

	As of
	December 31, 2005	December 31, 2006	December 31, 2007	March 31, 2008
Balance Sheet Data:		(Restated)

Total assets (including cash and cash equivalents held in Trust Fund)	$375,076	$212,082,482	$218,210,478	$219,746,715

Total liabilities	351,955	6,371,208	7,563,904	8,530,374

Common stock subject to possible redemption	—	64,619,129	64,619,129	64,619,129

Stockholders’ equity	23,121	212,082,482	146,027,445	146,597,212

SELECTED FINANCIAL INFORMATION FOR THE SPVS
(all amounts in U.S. Dollars)

SHINYO ALLIANCE LIMITED SELECTED FINANCIAL INFORMATION

The following  selected historical statement of operations data for the years ended December 31, 2005, 2006 and 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the years ended December 31, 2005, 2006 and 2007 have been derived from Shinyo Alliance Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the year ended December 31, 2004, the selected historical balance sheet data as of December 31, 2005 and the selected historical cash flow data for the year ended December 31, 2004 have been derived from Shinyo Alliance Limited's audited financial statements not included in this joint proxy statement/prospectus. Shinyo Alliance Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Alliance Limited’s audited financial statements. The following selected historical statement of operations data for the year ended December 31, 2003, the selected historical balance sheet data as of December 31, 2003 and 2004 and the selected historical cash flow data as of December 31, 2003 have been derived from our unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Alliance Limited’s historical results do not necessarily indicate results expected for any future periods.

The statements of cash flows of Shinyo Alliance Limited for the year ended December 31, 2006 have been restated to reflect the correct classification of cash flows relating to drydocking. For more details, please see Note 2 to the financial statements for Shinyo Alliance Limited included elsewhere in this joint proxy statement/prospectus.

	Year ended December 31,
	2003	2004	2005	2006	2007
	(in thousands of US$)
Statement of Operations Data
Revenue	$6,059	6,635	$9,399	$7,580	$10,877
Total operating expenses	(3,476)	(3,559)	(4,591)	(4,080)	(4,841)
Total other expense, net	(1,037)	(941)	(1,014)	(715)	(614)
Operating income	2,583	3,075	4,808	3,499	6,036
Net income	1,546	2,134	3,794	2,784	5,421

Balance Sheet Data (at end of period) :
Cash	1,653	461	939	2,887	2,622
Total assets	24,852	36,089	52,833	51,335	48,259
Total liabilities	23,267	32,448	45,359	41,077	32,580
Total shareholder's equity	1,585	3,641	7,474	10,258	15,679

Cash Flow Data:				(Restated)
Net cash provided operating activities	2,581	3,283	5,701	1,434	5,777
Net cash provided by (used in) investing activities	39	(13,886)	(16,794)	6,014	(42)
Net cash (used in) provided by financing activities	(2,179)	9,410	11,571	(5,500)	(6,000)

SHINYO LOYALTY LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the years ended December 31, 2005, 2006 and 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the years ended December 31, 2005, 2006 and 2007 have been derived from Shinyo Loyalty Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the year ended December 31, 2004, the selected historical balance sheet data as of December 31, 2005, and the selected historical cash flow data for the year ended December 31, 2004 have been derived from Shinyo Loyalty Limited's audited financial statements not included in this joint proxy statement/prospectus. Shinyo Loyalty Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Loyalty Limited’s audited financial statements. The following selected historical statement of operations data for the period from September 8, 2003 (date of incorporation) to December 31, 2003, the selected historical balance sheet data as of December 31, 2003 and 2004 and the selected historical cash flow data for the period from September 8, 2003 (date of incorporation) to December 31, 2003 have been derived from our unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Loyalty Limited’s historical results do not necessarily indicate results expected for any future periods.

	Period from September 8, 2003 to December 31,	Year ended December 31,
	2003	2004	2005	2006	2007
		(in thousands of US$)
Statement of Operations Data
Revenue	$—	$11,960	$11,582	$11,811	$13,177
Total operating expenses	—	(5,067)	(5,349)	(5,791)	(27,552)
Total other expense, net	—	(2,301)	(2,237)	(1,860)	(3,208)
Operating income (loss)	—	6,893	6,233	6,020	(14,374)
Net income (loss)	—	4,592	3,995	4,160	(17,582)

Balance Sheet Data (at end of period) :
Cash	—	298	1,546	2,128	2,725
Total assets	—	57,107	54,400	52,192	49,067
Total liabilities	—	52,479	45,812	40,264	64,220
Total shareholder's equity (deficit)	—	4,627	8,588	11,928	(15,153)

Cash Flow Data:
Net cash provided by (used in) operating activities	—	6,023	8,866	6,729	(11,789)
Net cash (used in) provided by investing activities	—	(56,585)	32	22	(1,748)
Net cash provided by (used in) financing activities	—	50,860	(7,650)	(6,170)	14,134

SHINYO KANNIKA LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the years ended December 31, 2005, 2006 and 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the years ended December 31, 2005, 2006 and 2007 have been derived from Shinyo Kannika Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the period from September 27, 2004 (date of incorporation) to December 31, 2004, the selected historical balance sheet data as of December 31, 2005 and the selected historical cash flow data for the period from September 27, 2004 (date of incorporation) to December 31, 2004 have been derived from Shinyo Kannika Limited's audited financial statements not included in this joint proxy statement/prospectus. Shinyo Kannika Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Kannika Limited’s audited financial statements. The following selected historical balance sheet data as of December 31, 2004 have been derived from our unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Kannika Limited’s historical results do not necessarily indicate results expected for any future periods.

	Period from September 27, 2004 to December 31,	Year ended December 31,
	2004	2005	2006	2007
	(in thousands of US$)
Statement of Operations Data
Revenue	$9,575	$21,703	$22,820	$16,699
Total operating expenses	(1,770)	(5,996)	(6,208)	(6,783)
Total other expense, net	(598)	(4,199)	(4,192)	(4,063)
Operating income	7,806	15,706	16,613	9,917
Net income	7,208	11,507	12,420	5,854

Balance Sheet Data (at end of period) :
Cash	19	1,951	7,480	10,325
Total assets	103,597	98,886	108,778	134,011
Total liabilities	96,388	80,170	80,642	100,021
Total shareholder's equity	7,208	18,716	28,136	33,990

Cash Flow Data:
Net cash (used in) provided by operating activities	(561)	20,692	16,128	10,302
Net cash used in investing activities	(93,500)	(1,960)	(8,767)	(25,257)
Net cash provided by (used in) financing activities	94,080	(16,800)	(1,832)	17,800

SHINYO NAVIGATOR LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended 2007 have been derived from Shinyo Navigator Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. Shinyo Navigator Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Navigator Limited’s audited financial statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Navigator Limited’s historical results do not necessarily indicate results expected for any future periods.

	Period from September 21, 2006 to December 31, 2006	Year ended December 31, 2007
Statement of Operations Data
Revenue	$605	$15,513
Total operating expenses	(630)	(9,084)
Total other expense, net	(345)	(7,991)
Operating (loss) income	(25)	6,429
Net loss	(371)	(1,562)

Balance Sheet Data (at end of period) :
Cash	436	257
Total assets	98,894	94,343
Total liabilities	99,265	96,276
Total shareholder's deficit	(371)	(1,933)

Cash Flow Data:
Net cash provided by operating activities	317	8,600
Net cash used in investing activities	(87,750)	(2,000)
Net cash provided by (used in) financing activities	87,869	(6,779)

SHINYO OCEAN LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007 have been derived from Shinyo Ocean Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. Shinyo Ocean Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Ocean Limited’s audited financial statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Ocean Limited’s historical results do not necessarily indicate results expected for any future periods.

	Period from December 28, 2006 to December 31, 2006	Year ended December 31, 2007
	(in thousands of US$)
Statement of Operations Data
Revenue	$-	$15,105
Total operating expenses	(1)	(7,524)
Total other expense, net	(14)	(6,718)
Operating (loss) income	(1)	7,581
Net (loss) income	(15)	863

Balance Sheet Data (at end of period) :
Cash	-	1,244
Total assets	11,340	111,632
Total liabilities	11,355	110,785
Total shareholder's (deficit) equity	(15)	847

Cash Flow Data:
Net cash provided by operating activities	-	7,885
Net cash used in investing activities	-	(102,816)
Net cash provided by financing activities	-	96,175

ELITE STRATEGIC LIMITED
AND
SHINYO DREAM LIMITED
SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the years ended December 31, 2005, 2006 and the period from January 1, 2007 to September 6, 2007; the selected historical balance sheet data as of December 31, 2006 and September 6,  2007 and the selected historical cash flow data for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007 of Elite Strategic Limited have been derived from Elite Strategic Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the year ended December 31, 2004, the selected historical balance sheet data as of December 31, 2005 and the selected historical cash flow data for the year ended December 31, 2004 have been derived from Elite Strategic Limited's audited financial statements not included in this joint proxy statement/prospectus. Elite Strategic Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Elite Strategic Limited’s audited financial statements. The following selected historical statement of operations data for the year ended December 31, 2003, the selected historical balance sheet data as of December 31, 2003 and 2004 and the selected historical cash flow data for the year ended December 31, 2003 have been derived from Elite Strategic Limited’s unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements.

The following selected historical statement of operations data for the period from July 20, 2007 (date of incorporation) to December 31, 2007, the selected balance sheet data as of December 31, 2007 and the selected historical cash flow data for the period from July 20, 2007 (date of incorporation) to December 31, 2007 of Shinyo Dream Limited have been derived from Shinyo Dream Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Dream Limited’s audited financial statements.

The financial statements of Elite Strategic Limited serve as the predecessor financial statements of Shinyo Dream Limited as the operation of the vessel C. Dream was the only operating business of Elite Strategic Limited, and is the only operating business of Shinyo Dream Limited. On September 7, 2007, Shinyo Dream Limited acquired the vessel C Dream and its operation from Elite Strategic Limited, an entity that is 50% owned by Vanship, for aggregate consideration of $86 million. The purchase resulted in a step up of $18,298,261 in the net assets acquired, equivalent to 50% of the excess of the aggregate consideration over the net book value of the vessel and its operations at the time of purchase. The following selected historical financial data of Shinyo Dream Limited are not comparable to the selected historical financial data of Elite Strategic Limited.

You should read the selected historical financial data in conjunction with the financial statements and the accompanying notes of Elite Strategic Limited and Shinyo Dream Limited and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Elite Strategic Limited’s and Shinyo Dream Limited’s historical results do not necessarily indicate results expected for any future periods.

The financial statement of Elite Strategic Limited for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007 have been restated to reflect correct classification of our U.S. Transportation tax expense and cash flows relating to drydocking. For more details, please see Note 2 to the financial statements of Elite Strategic Limited included elsewhere in this joint proxy statement/prospectus.

	Elite Strategic Limited					Shinyo Dream Limited
	Period from September 8, 2003 to December 31,	Year ended December 31,			Period from January 01, 2007 to September 06,	Period from July 20, 2007 to December 31,
	2003	2004	2005	2006	2007	2007
	(in thousands of US$)
Revenue of Operations Data:			(Restated)	(Restated)	(Restated)
Revenue	$6,672	$7,158	$6,920	$8,048	$5,534	$4,914
Total operating expenses	(4,179)	(4,335)	(4,666)	(5,011)	(3,593)	(1,953)
Total other expense, net	(1,670)	(1,794)	(1,649)	(2,267)	(1,507)	(1,786)
Operating income	2,493	2,823	2,254	3,037	1,941	2,961
Net income	823	1,029	604	770	434	1,174

Balance Sheet Data (at end of period):
Cash	740	1,874	1,438	2,031	954	1,849
Total assets	60,228	58,754	56,622	54,910	51,998	77,631
Total liabilities	44,298	42,368	40,087	38,062	34,717	94,756
Total shareholders' equity	14,901	16,386	16,534	16,847	17,281	(17,124)

Cash Flow Data:			(Restated)
Net cash provided by operating activities	1,149	3,541	2,592	3,988	1,134	2,044
Net cash (used in) provided by investing activities	(58,787)	(1)	(10)	(210)	417	(68,701)
Net cash provided by (used in) financing activities	57,978	(2,406)	(3,018)	(3,184)	(2,628)	68,506

SHINYO JUBILEE LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the years ended December 31, 2005, 2006 and 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the years December 31, 2005, 2006 and 2007 have been derived from Shinyo Jubilee Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the year ended December 31, 2004, the selected historical balance sheet data as of December 31, 2005 and the selected historical cash flow data for the year December 31, 2004 have been derived from Shinyo Jubilee Limited's audited financial statements not included in this joint proxy statement/prospectus. Shinyo Jubilee Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Jubilee Limited’s audited financial statements. The following selected historical statement of operations data for the period from September 8, 2003 (date of incorporation) to December 31, 2003, the selected historical balance sheet data as of December 31, 2003 and 2004 and the selected historical cash flow data for the period from September 8, 2003 (date of incorporation) to December 31, 2003 have been derived from our unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Jubilee Limited’s historical results do not necessarily indicate results expected for any future periods.

The financial statements of Shinyo Jubilee Limited for the years ended December 31, 2005 and 2006 have been restated to reflect the correct classification of cash flows relating to drydocking and claims received. For more details, please see Note 2 to the financial statements of Shinyo Jubilee Limited included elsewhere in this joint proxy statement/prospectus.

	Period from September 8, 2003 to December 31,	Year ended December 31,
	2003	2004	2005	2006	2007
	(in thousands of US$)
Statement of Operations Data			(Restated )
Revenue	-	$-	$16,317	$20,340	$17,850
Total operating expenses	-	(1)	(10,851)	(14,378)	(13,193)
Total other expense, net	-	(65)	(1,589)	(1,660)	(1,132)
Operating income (loss)	(1)	(1)	5,466	5,962	4,657
Net (loss) income	(1)	(66)	3,877	4,303	3,525

Balance Sheet Data (at end of period) :
Cash	-	-	1,316	3,840	7,648
Total assets	-	5,250	39,325	37,953	42,305
Total liabilities	1	5,317	35,515	29,841	30,668
Total shareholder's (deficit) equity	(1)	(67)	3,810	8,112	11,637

Cash Flow Data:			(Restated )	(Restated )
Net cash provided by operating activities	-	-	5,390	5,972	6,571
Net cash (used in) provided by investing activities	-	-	(30,750)	643	(643)
Net cash provided by (used in) financing activities	-	-	26,676	(4,091)	(2,120)

SHINYO MARINER LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the years ended December 31, 2005, 2006 and 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the years ended December 31, 2005, 2006 and 2007 have been derived from Shinyo Mariner Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The following selected historical statement of operations data for the period from December 22, 2004 (date of incorporation) to December 31, 2004, the selected historical balance sheet data as of December 31, 2005 and the selected historical cash flow data for the period from December 22, 2004 (date of incorporation) to December 31, 2004 have been derived from Shinyo Mariner Limited's audited financial statements not included in this joint proxy statement/prospectus. Shinyo Mariner Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Mariner Limited’s audited financial statements. The following selected historical balance sheet data as of December 31, 2004 have been derived from our unaudited financial statements not included in this joint proxy statement/prospectus. We have prepared the unaudited information on the same basis as the audited financial statements, and have included, in our opinion, all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Mariner Limited’s historical results do not necessarily indicate results expected for any future periods.

The statements of cash flows of Shinyo Mariner Limited for the year ended December 31, 2006 have been restated to reflect the correct classification of cash flows relating to drydocking. For more details, please see Note 2 to the financial statements of Shinyo Mariner Limited included elsewhere in this joint proxy statement/prospectus.

	Period from December 22, 2004 to December 31,	Year ended December 31,
	2004	2005	2006	2007
	(in thousands of US$)
Statement of Operations Data
Revenue	$-	$11,498	$8,857	$12,185
Total operating expenses	(1)	(5,783)	(7,853)	(8,933)
Total other expense, net	(8)	(2,274)	(3,074)	(2,895)
Operating (loss) income	(1)	5,715	1,005	3,252
Net income (loss)	(9)	3,441	(2,069)	356

Balance Sheet Data (at end of period) :
Cash	-	1,462	357	827
Total assets	5,870	57,901	57,872	51,681
Total liabilities	5,879	54,469	56,509	49,962
Total shareholder's (deficit) equity	(9,348)	3,432	1,363	1,719

Cash Flow Data:			(Restated )
Net cash provided by operating activities	-	7,919	825	5,070
Net cash used in investing activities	-	(53,580)	750	(750)
Net cash provided by (used in) financing activities	-	47,123	(2,680)	(3,850)

SHINYO SAWAKO LIMITED SELECTED FINANCIAL INFORMATION

The following selected historical statement of operations data for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, the selected historical balance sheet data as of December 31, 2006 and 2007 and the selected historical cash flow data for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007 have been derived from Shinyo Sawako Limited’s audited financial statements included elsewhere in this joint proxy statement/prospectus. Shinyo Sawako Limited’s audited financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. For a description of the basis of presentation of these financial statements see note 1 to Shinyo Sawako Limited’s audited financial statements. You should read the selected historical financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations of the SPVs.” Shinyo Sawako Limited’s historical results do not necessarily indicate results expected for any future periods.

	Period from March 2, 2006 to December 31, 2006	Year ended December 31, 2007
	(in thousands of US$)
Statement of Operations Data
Revenue	$20,028	$13,479
Total operating expenses	(11,978)	(8,328)
Total other expense, net	(2,333)	(2,290)
Operating income	8,050	5,151
Net income	5,717	2,861

Balance Sheet Data (at end of period) :
Cash	5,676	6,707
Total assets	57,719	53,453
Total liabilities	52,002	44,874
Total shareholder's equity	5,717	8,579

Cash Flow Data:
Net cash provided by operating activities	10,458	10,081
Net cash used in investing activities	(53,887)	-
Net cash provided by (used in) financing activities	49,105	(9,050)

ENERGY INFRASTRUCTURE ACQUISITION CORP. AND SPVs TO BE ACQUIRED
(TO BE KNOWN AS VAN ASIA TANKERS CORPORATION)
UNAUDITED PRO FORMA SUMMARY FINANCIAL DATA

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” since, among other considerations, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the Business Combination will have effective control of Energy Infrastructure through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through Energy Merger, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through Energy Merger) for the stock of Energy Infrastructure and a cash dividend equal to the cash portion of the consideration. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of Energy Infrastructure, and Energy Infrastructure’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

The following unaudited pro forma summary financial information has been prepared assuming that the business combination has occurred at the beginning of the applicable period for pro forma statements of operations data and at the respective date for pro forma balance sheet data.  Two different levels of approval of the acquisition by Energy Infrastructure's stockholders are presented, as follows:

•	Assuming No Redemption of Shares: This presentation assumes that no stockholders exercised their redemption rights; and

•
Assuming Redemption of 6,525,118 Shares (one share less than 30%): This presentation assumes that holders of 6,525,118 shares of Energy Infrastructure's outstanding common stock exercise their redemption rights.

The unaudited pro forma summary information is for illustrative purposes only. You should not rely on the unaudited pro forma summary balance sheet as being indicative of the historical financial position that would have been achieved had the Business Combination been consummated as of the balance sheet date. See “Risk Factors – Risks Relating to Energy Merger — The historical financial and operating data of the SPVs and the pro forma summary financial information of Energy Merger may not be representative of Energy Merger’s future results because Energy Merger has no operating history as a stand-alone entity or as a publicly traded company.”

Unaudited Pro Forma Summary Statements of Operations Data
(in thousands, except per share amounts)

Year ended December 31, 2007
Revenue	$125,355
Operating income	$30,571
Net income	$12,769

Net income per share – assuming no redemption of shares:
Basic	$0.27
Diluted	$0.24

Shares used in computation of net income per share, assuming no redemption of shares:
Basic	47,190,247
Diluted	52,771,589

Net income per share – assuming redemption of 6,525,118 of shares:
Basic	$0.32
Diluted	$0.28

Shares used in computation of net income per share, assuming redemption of 6,525,118 shares:
Basic	40,395,129
Diluted	45,976,471

The unaudited pro forma balance sheet data reflects the acquisition of the SPVs holding a fleet of vessels from Vanship and the drawdown of the loan to partially finance that transaction as further discussed in the “Summary” section of this document. The historical balance sheet of Energy Infrastructure at December 31, 2007 used in the preparation of the unaudited pro forma financial information has been derived from the audited balance sheet of Energy Infrastructure at December 31, 2007.

Separate pro forma balance sheet information has been presented for the following circumstances: (1) assuming that no Energy Infrastructure stockholders exercise their right to have their shares redeemed upon the consummation of the Business Combination and (2) assuming that holders of 6,525,118 shares of Energy Infrastructure common stock elect to have their shares redeemed upon the consummation of the Business Combination at the redemption value of $10.00 per share, based on the amount held in the Energy Infrastructure Trust Account, plus interest income to date thereon, at December 31, 2007.

For more detailed financial information, see “Unaudited Pro Forma Condensed Combined Financial Information”.

Unaudited Pro Forma Summary Balance Sheet Data
(in thousands)

	At December 31, 2007
	Assuming No Redemption of Shares	Assuming Redemption of 6,525,118 Shares
Current assets	$29,420	$8,796
Total assets	602,101	581,476
Current liabilities	63,989	63,989
Total liabilities	439,622	439,622
Common stock subject to possible redemption	–	–
Equity funding replacement offering	–	45,151
Stockholders' equity	162,479	96,703

MARKET PRICE AND DIVIDEND INFORMATION

Energy Infrastructure’s units commenced trading on the American Stock Exchange under the symbol “EIIU,” on July 18, 2006. Effective on October 4, 2006, Energy Infrastructure’s common stock and warrants began to trade separately under the symbols “EII,” and “EII.WS”, respectively, and the units ceased trading. The closing high and low sales prices of Energy Infrastructure’s units, common stock, and warrants as reported by the American Stock Exchange, for the quarters indicated are as follows:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2006:
Third Quarter (July 21 to September 30)	$10.00	$9.70	$-	$-	$-	$-
Fourth Quarter (October 1 to October 4) (1)	9.85	9.74	-	-	-	-
Fourth Quarter (October 5 to December 31) (1)	-	-	9.55	9.11	0.78	0.27
2007:
First Quarter	-	-	9.64	9.31	0.86	0.45
Second Quarter	-	-	9.86	9.56	1.67	0.80
Third Quarter	-	-	9.9	9.61	1.66	0.82
Fourth Quarter (October 1 to December 5) (2)	-	-	10.83	9.71	1.61	1.07
Fourth Quarter (December 6 to December 31)	-	-	10.14	9.88	1.30	0.95
2008:
First Quarter	-	-	10.01	9.86	1.14	0.28
Second Quarter (April 1, 2008 to May 5, 2008)	-	-	9.99	9.91	0.42	0.24

(1)	Energy Infrastructure's units ceased trading on October 4, 2006. Energy Infrastructure's common stock and warrants commenced trading separately as of this date.

(2)
The last full trading day prior to the announcement of a proposal for a business combination involving Energy Merger. On February 8, 2008, the closing price of Energy Infrastructure common stock and warrants was $9.86 and $0.73, respectively.

As of May 5, 2008, there were nine stockholders of record of Energy Infrastructure common stock and three holders of record of Energy Infrastructure warrants. Such numbers do not include beneficial owners holding shares or warrants through nominees.

Energy Infrastructure is a blank check company and as a result, has never declared or paid any dividends on its common stock.

Stockholders are urged to obtain a current market quotation for Energy Infrastructure securities.

Energy Merger's securities are not currently listed and do not trade on any stock exchange. Energy Merger has applied to list its common stock and warrants on the American Stock Exchange under the symbols "[  ]" and [  ]," respectively. Energy Merger is a recently formed company and no dividends have been paid on any Energy Merger securities.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this joint proxy statement/prospectus, before you decide whether to vote or direct your vote to be cast to approve the proposals contained in this proxy statement.

If we complete the acquisition of the SPVs pursuant to the Business Combination, we will be subject to a number of risks. You should carefully consider the risks we describe below and the other information included in this joint proxy statement/prospectus before you decide how you want to vote on the Business Combination Proposal. Following the closing of the acquisition, the market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this joint proxy statement/prospectus, including our financial statements and the accompanying notes. You should pay particular attention to the fact that we would become a holding company with substantial operations outside of the United States. As a result, we would be subject to legal and regulatory environments that differ in many respects from those of the U.S. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.

Risks Relating to Energy Merger

Energy Merger has no operating history and may not operate profitably in the future.

Energy Merger was formed on November 30, 2007 as a wholly-owned subsidiary of Energy Infrastructure. Energy Merger has entered into an agreement and plan of merger with Energy Infrastructure and an agreement to acquire the capital stock of nine vessel-owning SPVs from Vanship but it has no operating history. Its financial statements do not provide a meaningful basis for you to evaluate its operations and ability to be profitable in the future and it may not be profitable in the future.

The historical financial and operating data of the SPVs and the pro forma combined financial information of Energy Merger may not be representative of Energy Merger’s future results because Energy Merger has no operating history as a stand-alone entity or as a publicly traded company.

The historical financial and operating data of the SPVs and the pro forma combined financial information of Energy Merger may not be representative of Energy Merger’s future results because Energy Merger has no operating history as a stand-alone entity or as a publicly traded company. Energy Merger’s pro forma financial information has been adjusted to give effect to pro forma events that are directly attributable to the Business Combination, factually supportable, and expected to have a continuing impact on the combined results of the SPVs and Energy Infrastructure. The results of operations, cash flows and financial condition reflected in the SPVs financial statements include all expenses allocable to their operations. However, due to factors such as the additional administrative and financial obligations associated with operating as a publicly traded company, such financial information may not be indicative of the results of operations that the SPVs would have achieved had they operated as a public entities for all periods presented or of future results that Energy Merger may achieve as a publicly traded company with its expected holding company structure.

Energy Merger’s senior executive officers and directors may not be able to organize and effectively manage a publicly traded operating company which could adversely affect Energy Merger’s overall financial position.

None of the individuals who will serve as Energy Merger’s senior executive officers or directors have previously organized and managed a publicly traded operating company, and Energy Merger’s senior executive officers and directors may not be successful in doing so. The demands of organizing and managing a publicly traded operating company are much greater as compared to a private company and some of Energy Merger’s senior executive officers and directors may not be able to meet those increased demands. Failure to organize and effectively manage Energy Merger could adversely affect Energy Merger’s overall financial position.

Energy Merger may be unable to retain key management personnel, which may negatively affect the effectiveness of its management and its results of operations.

Energy Merger’s success will depend to a significant extent upon the abilities and efforts of Captain C.A.J. Vanderperre, its Chairman and Mr. Fred Cheng, its Chief Executive Officer and member of its board of directors. Captain Vanderperre and Mr. Cheng are the directors and co-founders of Vanship, the company from which Energy Merger will acquire its initial fleet. Captain Vanderperre is the founder and Chairman of the Manager. Energy Merger’s success will partially depend upon its ability to retain these two individuals and the loss of either of these individuals could adversely affect Energy Merger’s business prospects and financial condition. Energy Merger does not intend to enter into employment agreements with, or maintain “key man” life insurance on, either of these individuals.

Energy Merger will depend on its Manager to operate its business.

Energy Merger is a recently formed company with no current plans to have any employees other than a Chief Executive Officer and Chief Financial Officer. Pursuant to a management agreement, Vanship Group Limited, or the Manager, and its affiliate, Univan Ship Management Limited, or Univan, will provide Energy Merger with its officers and with technical, administrative and strategic services (including vessel maintenance, crewing, purchasing, shipyard supervision, insurance, assistance with regulatory compliance and financial services). The Manager is a newly formed ship management company that will have no operations prior to the Business Combination. Energy Merger’s operational success and ability to execute its growth strategy will depend significantly upon the Manager’s satisfactory performance of these services. Energy Merger’s business will be harmed if the Manager fails to perform these services satisfactorily. In addition, if the management agreement were to be terminated or if its terms were to be altered, Energy Merger’s business could be adversely affected, as it may not be able to immediately replace such services, or even if replacement services are immediately available, the terms offered may be less favorable to Energy Merger than the ones to be offered by the Manager.

Energy Merger’s ability to compete for and to enter into new agreements for the hire of a vessel, or charters, and expand its relationships with its charterers will depend largely on its relationship with the Manager and the Manager’s reputation and relationships in the shipping industry. If the Manager suffers material damage to its reputation or relationships, it may harm Energy Merger’s ability to:

•	renew existing charters upon their expiration;

•	obtain new charters;

•	successfully interact with shipyards during periods of vessel construction constraints;

•	obtain financing on commercially acceptable terms;

•	maintain satisfactory relationships with its customers and suppliers; or

•	successfully execute its growth strategy.

If Energy Merger’s ability to do any of the foregoing is impaired, it could have a material adverse effect on Energy Merger’s business, results of operations and financial condition.

The Manager is expected to subcontract technical management of Energy Merger’s fleet to its affiliate, Univan, a technical ship management company that has provided technical management for the fleet prior to the completion of the Business Combination. If either the Manager or Univan encounter business or financial difficulties, Energy Merger may not be able to adequately charter, maintain or staff its vessels. Because the Manager and Univan are privately held, it is unlikely that information about their financial strength would become public prior to any default under the management agreement. As a result, an investor in Energy Merger’s shares might have little advance warning of problems affecting the Manager or Univan, even though those problems could have a material adverse effect on Energy Merger. The loss of the Manager’s or Univan’s services or the failure by either of them to perform their obligations to Energy Merger could materially and adversely affect Energy Merger’s business, financial condition, results of operations and ability to pay dividends.

Energy Merger will depend on directors who may have conflicts of interest.

Upon consummation of the Business Combination, Captain Charles Arthur Joseph Vanderperre will serve as the Chairman of Energy Merger’s board of directors and Mr. Fred Cheng will be a member of Energy Merger’s board of directors and Energy Merger’s Chief Executive Officer. These two directors are also the directors and co-founders of Vanship, the company from which Energy Merger will acquire its initial fleet. In addition, Captain Vanderperre founded and currently controls both the Manager and its affiliate, Univan, the company to which the Manager will initially subcontract technical management for the vessels in Energy Merger’s fleet. None of Captain Vanderperre, Mr. Cheng, the Manager or Univan will be required to devote all of their professional time to Energy Merger. In addition, it is expected that all of them will continue to engage in shipping activities and other businesses not involving Energy Merger. Captain Vanderperre and Mr. Cheng may devote less time to Energy Merger than if they were not engaged in such other business activities, owe fiduciary duties to the stockholders of each company with which they are affiliated and may have conflicts of interest in matters involving or affecting Energy Merger and its customers. In addition, due to their respective interests in Vanship, the Manager and Univan, they may have conflicts of interest when faced with decisions that could have different implications for Vanship, the Manager and Univan than they do for Energy Merger. We cannot assure you that any of these conflicts of interest will be resolved in Energy Merger’s favor.

One of Energy Merger’s stockholders, Vanship, will be able to influence Energy Merger, including the outcome of stockholder votes, and the concentration of ownership of Energy Merger’s shares by Vanship could have an adverse effect on the market price of Energy Merger’s common stock.

Upon the completion of the Business Combination, assuming that Vanship purchases 5,000,000 units in the Business Combination Private Placement, Vanship is expected to own at least 39.4% of Energy Merger’s outstanding shares of common stock. Pursuant to the contractual obligations of Energy Merger under the Share Purchase Agreement, Vanship is expected to effectively control the election of (i) eight individuals to initially serve on Energy Merger’s nine person board of directors upon completion of the Business Combination and (ii) three of Energy Merger’s nine directors thereafter for so long as it continues to own at least 25% of Energy Merger’s outstanding shares of common stock. While Vanship has no agreement, arrangement or understanding relating to the voting of its shares of Energy Merger’s common stock, it will effectively control the outcome of matters on which Energy Merger’s stockholders are entitled to vote, including the election of directors, the adoption or amendment of provisions in Energy Merger’s articles of incorporation or bylaws and possible mergers, corporate control contests and other significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, a merger, consolidation, takeover or other business combination. This concentration of ownership could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Energy Merger, thereby depriving stockholders of Energy Merger from the opportunity to receive a control premium for their shares, which could in turn have an adverse effect on the market price of Energy Merger’s common stock.

Vanship and its affiliates may acquire or charter vessels that compete with Energy Merger’s fleet and such competition may adversely affect Energy Merger’s business and results of operations.

Captain Vanderperre and Mr. Cheng, who will be Energy Merger’s Chairman and Chief Executive Officer, respectively, upon consummation of the Business Combination, are the directors and co-founders of Vanship. Under the Share Purchase Agreement, Vanship has agreed that for the three years following the Business Combination it will not engage in any business that would directly compete with Energy Merger’s anticipated business of owning and chartering VLCCs. However, this agreement is subject to certain exceptions and during the three year period subsequent to the Business Combination, Vanship will be permitted to engage in competitive businesses provided that it first offers the opportunity to acquire or participate in such competitive business to Energy Merger. In the event that Vanship were to offer Energy Merger the opportunity to acquire or participate in a competitive business and Energy Merger were to refuse such offer, Vanship would be permitted to pursue the business opportunity and compete with Energy Merger. In addition, Energy Merger’s articles of incorporation provide that if a person, such as Captain Vanderperre or Mr. Cheng, who serves as a director or officer of both Vanship and Energy Merger acquires knowledge of a business opportunity that may be valuable to Energy Merger, such director or officer is not required to communicate or offer such business opportunity to Energy Merger unless the business opportunity is offered to such director or officer solely in such person’s capacity as a director or officer of Energy Merger. If Energy Merger and Vanship were to compete in the business of owning and chartering VLCCs, we cannot assure you that the directors or officers of Energy Merger who also serve as directors or officers of Vanship, the Manager and Univan would provide business opportunities of which they become aware to Energy Merger in lieu of Vanship. As a result, Energy Merger’s business and results of operations may be adversely affected.

The management agreement between Energy Merger and the Manager may be less favorable to Energy Merger than agreements that Energy Merger could obtain from unaffiliated third parties.

Upon consummation of the Business Combination, Energy Merger intends to enter into a management agreement with the Manager for management of substantially all of its operations as well as commercial and technical management of Energy Merger’s fleet. The Manager is a newly formed ship management company that is controlled by Captain Vanderperre. The management agreement has been negotiated in the context of an affiliated relationship. The negotiation of this agreement may have resulted in prices and other terms that are less favorable to Energy Merger than terms Energy Merger might have obtained in arm's-length negotiations with unaffiliated third parties for similar services. In addition, any future amendments to the management agreement may result in terms that are less favorable to Energy Merger than terms Energy Merger might obtain in arm's-length negotiations with an unaffiliated third party.

Energy Merger will depend upon a few significant customers for a large part of its revenue and the loss of one or more of these customers could adversely affect its financial performance.

Energy Merger expects to derive a significant part of its revenue from a small number of customers. For the year 2008, the SPVs that Energy Merger will acquire are expected to derive 100% of their revenue from five customers. If one or more of these customers is unable to perform under one or more charters with the SPVs and Energy Merger is not able to find a replacement charter, or if a customer exercises certain rights to terminate the charter, Energy Merger could suffer a loss of revenue that could materially adversely affect its business, financial condition, results of operations and cash available for distribution as dividends to its stockholders.

Time charters are charters under which the shipowner is paid charterhire on a per-day basis for a specified period of time and a consecutive voyage charter is a contract for hire of a ship under which the shipowner is paid freight on the basis of moving cargo from a loading port to a discharge port for more than one voyage over a period of time. We refer to our time charters and consecutive voyage charters collectively as period charters. Energy Merger could lose a customer or the benefits of a period charter if, among other events:

•	the customer fails to make charter payments because of its financial inability, disagreements with Energy Merger or otherwise;

•
the customer terminates the charter because Energy Merger fails to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods, referred to as off-hire, in which a vessel is out-of-service due to, among other things, repairs or drydockings, or Energy Merger defaults under the charter;

•	the customer terminates the charter because the vessel has been subject to seizure for more than the period specified in its charter; or

•	the customer terminates the charter because of the occurrence of war or hostilities between certain countries specified in its charter.

If Energy Merger loses a key customer, it may be unable to obtain charters on comparable terms or may become subject to the volatile spot market, which is highly competitive and subject to significant price fluctuations. The loss of any of Energy Merger’s customers, period charters or vessels, or a decline in payments under its charters, could have a material adverse effect on its business, results of operations and financial condition and its ability to pay dividends.

If Energy Merger fails to manage its planned growth properly, it may not be able to successfully expand its fleet, thereby adversely affecting its overall financial position.

Energy Merger intends to continue to expand its fleet. Energy Merger’s growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying and consummating acquisitions or joint ventures;

•	integrating any acquired vessels successfully with its existing operations;

•	enhancing its customer base;

•	managing its expansion; and

•	obtaining required financing.

During periods in which charter hire rates are high, vessel values generally are high as well, and it may be difficult to identify vessels for acquisition at favorable prices. In addition, growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty experienced in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures, and the possibility that new building warranties or indemnification agreements with respect to used vessels will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies. Energy Merger may not be successful in executing its growth plans and may incur significant expenses and losses, which could adversely affect the price of Energy Merger’s common stock and warrants and its ability to pay dividends.

In the highly competitive VLCC shipping industry, Energy Merger may not be able to compete for charters with new entrants or established companies with greater resources which may adversely affect its results of operations.

Energy Merger will employ its vessels in a highly competitive market that is capital intensive and fragmented. Competition arises primarily from other vessel owners, including major oil companies as well as independent tanker companies, some of whom have substantially greater resources and experience than Energy Merger. Competition for the chartering of VLCCs can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers. Due in part to the fragmented market, competitors with greater resources could operate larger fleets through consolidations or acquisitions that may be able to offer better prices and fleets, which could result in Energy Merger not obtaining full-time charters for its vessels or obtaining lower rates under its charters, either of which could adversely affect its results of operations.

Purchasing and operating secondhand vessels may result in increased operating costs and vessel off-hire, which could adversely affect Energy Merger’s earnings.

Energy Merger will acquire a fleet of secondhand vessels with an average age of approximately 12.9 years and Energy Merger may purchase additional secondhand vessels in the future. Energy Merger’s inspection of secondhand vessels prior to purchase does not provide it with the same knowledge about their condition and cost of any required or anticipated repairs that it would have had if these vessels had been built for and operated exclusively by Energy Merger. Generally, Energy Merger will not receive the benefit of warranties on secondhand vessels.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Due to improvements in engine technology, older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety, environmental or other equipment standards related to the age of tankers and other types of vessels may require expenditures for alterations or the addition of new equipment to Energy Merger’s vessels to comply with safety or environmental laws or regulations that may be enacted in the future. These laws or regulations may also restrict the type of activities in which Energy Merger’s vessels may engage or the geographic regions in which they may operate. Energy Merger cannot predict what alterations or modifications its vessels may be required to undergo in the future or that as its vessels age, market conditions will justify any required expenditures or enable it to operate its vessels profitably during the remainder of their useful lives. The acquisition of secondhand vessels may result in higher operating and maintenance costs due to the age and condition of those vessels which could adversely affect Energy Merger’s earnings.

Energy Merger’s vessels may be subject to unbudgeted periods of off-hire, which could adversely affect its cash flow and financial condition.

Under the terms of the charter agreements under which the vessels in Energy Merger’s initial fleet will operate, when a vessel is “off-hire,” or not available for service, the charterer generally is not required to pay the hire rate, and Energy Merger will be responsible for all costs, including the cost of fuel bunkers unless the charterer is responsible for the circumstances giving rise to the lack of availability. A vessel generally will be deemed to be off-hire if there is an occurrence preventing the full working of the vessel due to, among other things:

•	operational deficiencies;

•	the removal of a vessel from the water for repairs, maintenance or inspection, which is referred to as drydocking;

•	equipment breakdowns;

•	delays due to accidents;

•	crewing strikes, labor boycotts, certain vessel detentions or similar problems; or

•
Energy Merger’s failure to maintain the vessel in compliance with its specifications, contractual standards and applicable country of registry and international regulations or to provide the required crew.

Any unbudgeted and sustained periods of off-hire would have an adverse effect on Energy Merger’s cash flow, financial condition and results of operations.

Energy Merger may face unexpected maintenance costs, which could adversely affect its cash flow and financial condition.

If Energy Merger’s vessels suffer damage or require upgrade work, they may need to be repaired at a drydocking facility. The vessels that Energy Merger will acquire may occasionally require upgrade work in order to maintain their classification society rating or as a result of changes in regulatory requirements. The costs of drydock repairs are unpredictable and can be substantial and the loss of earnings while these vessels are being repaired and reconditioned, as well as the actual cost of these repairs, would decrease its earnings. Energy Merger’s insurance will generally only cover drydocking expenses resulting from damage to a vessel and expenses related to maintenance of a vessel will not be reimbursed. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. Energy Merger may be unable to find space at a suitable drydocking facility or it may be forced to move a damaged vessel to a drydocking facility that is not conveniently located to the vessel’s position. The loss of earnings while any of Energy Merger’s vessels are forced to wait for space or to relocate to drydocking facilities that are farther away from the routes on which its vessels trade would further decrease its earnings.

For example, in 2006 the vessel Shinyo Mariner was scheduled for a special survey during which steel renewal work was to be undertaken at a Chinese state-owned shipyard. Prior to the renewal work, audio-gauging conducted to determine the thickness of the vessel’s steel structures showed that the amount of steel renewal work for the vessel would be substantially more extensive than anticipated, requiring both more steel and more steel workers to complete the renewal. The yard subsequently advised that it did not employ enough steel workers to expediently complete the renewal project. In addition, the yard prioritized work on a Chinese state-owned vessel over work on the Shinyo Mariner. As a result of these factors, the steel renewal work took longer than expected and the Shinyo Mariner was drydocked for 170 days, instead of the scheduled 38 days. As a result of the prolonged drydock, the charterer of the vessel unilaterally terminated the then current charter agreement under which the Shinyo Mariner operated. The vessel Shinyo Alliance similarly had an unexpectedly long drydocking in 2006 as a result of a drydocking facility not having sufficient steel or steel workers for steel renewal work that was more extensive than anticipated, resulting in 110 days of drydocking instead of the scheduled 25 days.

One of the vessels that Energy Merger expects to acquire is subject to a mutual sale provision between the SPV that owns the vessel and the charterer of the vessel, which, if exercised, could reduce the size of Energy Merger’s fleet and reduce its future revenue.

The SPV that owns the vessel Shinyo Ocean has agreed to a mutual sale provision with its charterer whereby either party can request the sale of the vessel provided that a price can be obtained that is at least $3,000,000 greater than the then current value of the vessel as set forth in the charter agreement. If this provision is exercised, Energy Merger may not be able to obtain a replacement vessel for the price at which it sells the vessel. In such a case, the size of Energy Merger’s fleet would be reduced and Energy Merger may experience a reduction in its future revenue.

Energy Merger may not have adequate insurance to compensate it if it loses its vessels, which may have a material adverse effect on its financial condition and results of operation.

There are a number of risks associated with the operation of ocean-going vessels, including mechanical failure, collision, human error, war, terrorism, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. Any of these events may result in loss of revenue, increased costs and decreased cash flows. In addition, following the terrorist attack in New York City on September 11, 2001, and the military response of the United States, the likelihood of future acts of terrorism may increase, and Energy Merger’s vessels may face higher risks of attack. Future hostilities or other political instability, as shown by the attack on the Limburg in Yemen in October 2002, could affect Energy Merger’s trade patterns and adversely affect its operations and revenue, cash flows and profitability and could preclude Energy Merger’s ability to obtain insurance for such acts at reasonable rates and receive insurance proceeds for any resulting loss. In addition, the operation of any vessel is subject to the inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade.

Energy Merger is expected to procure hull and machinery insurance, protection and indemnity insurance, which includes environmental damage and pollution insurance coverage and war risk insurance for its fleet. Energy Merger does not expect to maintain for all of its vessels insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel. Energy Merger may not be adequately insured against all risks. If Energy Merger’s insurance is not enough to cover claims that may arise, the deficiency may have a material adverse effect on Energy Merger’s financial condition and results of operations.

Energy Merger cannot assure investors that it will adequately insure against all risks and Energy Merger may not be able to obtain adequate insurance coverage at reasonable rates for its fleet in the future. For example, a catastrophic spill could exceed Energy Merger’s insurance coverage and have a material adverse effect on its financial condition. In addition, Energy Merger may not be able to procure adequate insurance coverage at commercially reasonable rates in the future and Energy Merger cannot guarantee that any particular claim will be paid. Moreover, Energy Merger’s insurance policies may contain deductibles for which it will be responsible and limitations and exclusions which may increase its costs or lower its revenue. In the past, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable. Furthermore, even if insurance coverage is adequate to cover Energy Merger’s losses, Energy Merger may not be able to timely obtain a replacement ship in the event of a loss. Energy Merger may also be subject to calls, or premiums, in amounts based not only on its own claim records but also the claim records of all other members of the protection and indemnity associations through which Energy Merger will receive indemnity insurance coverage for tort liability. Energy Merger’s payment of these calls could result in significant expenses to it that could reduce its cash flows and place strains on its liquidity and capital resources.

Energy Merger will not be able to take advantage of favorable opportunities in the current spot market with respect to vessels employed on medium- to long-term time charters.

The spot market for VLCCs is very volatile but is currently at an historically high level. The nine tankers that Energy Merger will acquire are contractually committed to period charters, with the remaining terms of these charters expiring during the period from and including 2009 through 2017. Although period charters will generally provide reliable revenue, they will also limit the portion of Energy Merger’s fleet available for spot market voyages during an upswing in the tanker industry cycle, when spot market voyages might be more profitable. In addition, if Energy Merger were to sell a vessel that is committed to a medium or long term charter, Energy Merger may not be able to realize the full charter free fair market value of the vessel during a period when spot market charters are more profitable than the charter agreement under which the vessel operates. Energy Merger may re-charter its vessels on medium- or long-term charters or charter them in the spot market upon expiration or termination of the vessels’ current charters. If Energy Merger is not able to employ its vessels profitably under time charters or in the spot market, its results of operations and operating cash flow may suffer and it may be unable to pay you dividends.

Unless Energy Merger sets aside reserves or is able to borrow funds for vessel replacement, at the end of a vessel's useful life Energy Merger’s revenue will decline, which would adversely affect its business, results of operations and financial condition.

Unless Energy Merger maintains reserves or is able to borrow funds for vessel replacement, it will be unable to replace the vessels in its fleet upon the expiration of their remaining useful lives, which we expect to range from 5 to 17 years, based on a 25 year estimated useful life from the date of the vessel's initial delivery from the shipyard, or a useful life extending no later than the year 2015 with respect to single-hull vessels. Energy Merger’s cash flows and income will be dependent on the revenue earned by the chartering of its vessels to customers. Any reserves set aside for vessel replacement would not be available for dividends. If Energy Merger is unable to replace the vessels in its fleet upon the expiration of their useful lives, its business, results of operations, financial condition and ability to pay dividends will be materially and adversely affected.

Delays in deliveries or non-delivery of newbuildings could harm Energy Merger’s operations.

Energy Merger may contract to acquire newbuilding vessels subsequent to the completion of the Business Combination. The delivery of any newbuilding vessels could be delayed, cancelled or otherwise not completed as a result of, among other things: quality or engineering problems or delays in the receipt of construction materials such as steel; changes in governmental regulations or maritime organization standards; labor disturbances or catastrophic events at a shipyard or financial crisis of a shipbuilder; a backlog of orders at the relevant shipyards; political or economic disturbances which adversely affect the relevant shipyards; changes Energy Merger needs to make to the vessel specifications; Energy Merger’s inability to obtain necessary permits or approvals or to receive the required classifications for the vessels; Energy Merger’s inability to finance the purchase of the vessels; weather interference or a catastrophic event, such as a major earthquake or fire or any other force majeure; or a shipbuilder’s failure to otherwise meet the scheduled delivery dates for the vessels or failure to deliver the vessels at all.

If the delivery of a vessel is delayed or cancelled in circumstances where Energy Merger has committed the vessel to a charter, Energy Merger may be obliged to source an alternative vessel for its customer and pay the differential between the rate agreed with Energy Merger and the rate for the substitute vessel. The costs involved could be significant. In addition, in some cases, if the delivery of a vessel to Energy Merger’s customer is delayed, the customer may not be obliged to honor the relevant time charter.

If delivery of a vessel is delayed or cancelled, it could have an adverse effect on Energy Merger’s business, results of operations, cash flow and financial condition.

Energy Merger, or any of its foreign corporate subsidiaries, may become subject to United States federal income taxation on its U.S. source shipping income.

Some of the vessels owned by the SPVs have in the past operated to and from the United States on occasion. Most of the vessels are operated under a time charter that allows the charterer to determine where the vessel goes. If a vessel operates to or from the United States, a portion of the charter income from the vessel attributable to such trips may constitute “United States source gross transportation income.” United States source gross transportation income generally is subject to U.S. federal income tax at a 4% rate, unless exempt under Section 883 of the Code. Section 883 of the Code generally provides an exemption from U.S. federal income tax in respect of gross income earned by certain foreign corporations from the international operation of ships, but only if a number of requirements are met (including requirements concerning the ownership of the foreign corporation). It is unclear at this time whether the exemption under Section 883 of the Code will be available to Energy Merger or any of the SPVs for any United States source gross transportation income that they might have earned or whether the SPVs will be entitled to reimbursement from the charterer under any charter for any United States tax that would be imposed if the exemption is not available.

Energy Merger is a holding company, and will depend on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial obligations or to make dividend payments.

Energy Merger is a holding company and its subsidiaries, all of which will be wholly-owned by it either directly or indirectly, will own all of Energy Merger’s operating assets. Energy Merger will have no significant assets other than the equity interests in its wholly-owned subsidiaries. As a result, Energy Merger’s ability to make dividend payments depends on its subsidiaries and their ability to distribute funds to Energy Merger. If Energy Merger is unable to obtain funds from its subsidiaries, Energy Merger may not be able to meet all of its obligations and may not be able to pay dividends.

The assumptions underlying Energy Merger’s “Forecasted Cash Available for Dividends, Reserves and Extraordinary Expenses” are inherently uncertain and are subject to significant business, economic, financial, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted.

The financial forecast in Energy Merger’s “Statement of Forecasted Results of Operations and Cash Available for Dividends, Reserves and Extraordinary Expenses” has been prepared by the management of Energy Infrastructure and Energy Infrastructure has not received an opinion or report on it from any independent registered public accounting firm and the forecast has not been prepared in accordance with generally accepted accounting principles. The assumptions underlying the forecast are inherently uncertain and are subject to significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted. If Energy Merger does not achieve the forecasted results, Energy Merger may not be able to operate profitably, successfully implement its business strategy to expand its fleet or pay dividends to its stockholders in which event the market price of Energy Merger’s common shares may decline materially.

Energy Merger’s loan agreements will contain restrictive covenants that may limit its liquidity and corporate activities.

The new senior secured credit facility that Energy Merger expects to enter into and any future loan agreements may impose operating and financial restrictions on Energy Merger and the SPVs. These restrictions may limit their ability to:

•	incur additional indebtedness;

•	create liens on its assets;

•	sell capital stock of its subsidiaries;

•	make investments;

•	engage in mergers or acquisitions;

•	pay dividends;

•	make capital expenditures;

•	change the management of its vessels or terminate or materially amend the management agreement relating to each vessel; and

•	sell its vessels.

Therefore, Energy Merger may need to seek permission from its lenders in order to engage in some important corporate or other actions. The lenders’ interests may be different from those of Energy Merger and its stockholders, and Energy Merger cannot guarantee that it will be able to obtain the lenders’ permission when needed or desired. This may prevent Energy Merger from taking actions that are in its best interest and restrict its growth and flexibility in operating its business.

Servicing the debt that Energy Merger will incur upon completion of the Business Combination will limit funds available for other purposes and if Energy Merger cannot service its debt, it may lose its vessels.

Energy Merger expects to incur approximately $415 million of indebtedness in connection with the purchase of the SPVs and may also incur additional debt to finance the acquisition of additional vessels. Pursuant to its committed term sheet with its lenders, Energy Merger will be eligible to borrow no more than $415 million upon completion of the Business Combination and the actual amount that it will be able to draw down under its credit facility will depend on the estimated charter free value of the vessels that Energy Merger will acquire. Energy Merger will be required to dedicate a portion of its cash flow from operations to pay the principal and interest on its debt. These payments will limit funds available for working capital, capital expenditures and other purposes, including making distributions to stockholders and further equity or debt financing in the future. Amounts borrowed under the credit facility will bear interest at variable rates. Increases in prevailing rates would generally increase the amounts that Energy Merger would have to pay to its lenders, even though the outstanding principal amount would remain the same, and as a result its net income and cash flows would decrease. A 1/8 % increase or decrease in the rate of interest that Energy Merger would have to pay to its lenders will cause its annual interest expense to increase or decrease by approximately $519,000. Energy Merger expects its earnings and cash flow to vary from year to year due to the cyclical nature of the tanker industry. If Energy Merger does not generate or reserve enough cash flow from operations to satisfy its debt obligations, it may have to undertake alternative financing plans, such as:

•	seeking to raise additional capital;

•	refinancing or restructuring its debt;

•	selling tankers or other assets; or

•	reducing or delaying capital investments.

However, these alternative financing plans, if necessary, may not be sufficient to allow Energy Merger to meet its debt obligations. If Energy Merger is unable to meet its debt obligations or if some other default occurs under its credit agreements, the lenders could elect to declare that debt, together with accrued interest and fees, to be immediately due and payable and proceed against the collateral securing that debt, which will constitute its entire fleet and substantially all of its assets.

The majority of the SPVs have working capital deficits, which means that their current assets on December 31, 2007 were not sufficient to satisfy their current liabilities as at that date.

All of the SPVs other than Shinyo Jubilee Limited and Shinyo Kannika Limited had working capital deficits as of December 31, 2007. A working capital deficit means that current liabilities exceed current assets. Current liabilities are those which will fall due for payment within one year, and include the portion of any long term loans payable in that period. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due in that period. We expect that for accounting purposes the majority of the SPVs will continue to show a working capital deficit upon and subsequent to completion of the Business Combination. There can be no assurance that the charter hire revenue of each of the SPVs will be sufficient to provide the cash-flow necessary to fund their planned operations following completion of the Business Combination. Charter hire revenue could be insufficient to fund an SPV’s operations for a number of reasons, including, but not limited to:

•	unbudgeted periods of off-hire;

•	loss of a customer, early termination of a charter agreement or delay in receipt of charter hire;

•	increases in operating expenses; or

•	an increase in the interest rate on Energy Merger’s floating rate debt.

See “-Energy Merger’s vessels may be subject to unbudgeted periods of off-hire, which could adversely affect its cash flow and financial condition,” “-Energy Merger will depend on a few significant customers for a large part of its revenue and the loss of one or more of these customers could adversely affect its financial performance” and “—Servicing the debt that Energy Merger will incur upon completion of the Business Combination will limit funds available for other purposes and if Energy Merger cannot service it debt, it may lose its vessels.”

In the event that one or more of the SPVs does not generate enough charter hire revenue to fund its operations, Energy Merger may be required to seek to raise additional capital, restructure or refinance its debt, sell tankers or other assets or reduce or delay capital investments. However, these alternative financing plans, if necessary, may not be sufficient to allow Energy Merger to meet its debt obligations. If Energy Merger is unable to meet its debt obligations or if some other default occurs under its credit agreements, the lenders could elect to declare that debt, together with accrued interest and fees, to be immediately due and payable and proceed against the collateral securing that debt, which will constitute its entire fleet and substantially all of its assets.

The market value of the vessels that Energy Merger will acquire, which is near historically high levels, may decrease, which could limit the amount of funds that it can borrow under its credit facility, cause it to fail to meet certain financial covenants in its credit facility and adversely affect its operating results.

The market value of VLCCs has been volatile and market prices for secondhand vessels are currently near historically high levels. You should expect the market value of the vessels that Energy Merger intends to acquire to fluctuate depending on general economic and market conditions affecting the shipping industry and prevailing charter hire rates, competition from other shipping companies and other modes of transportation, types, sizes and age of vessels, applicable governmental regulations and the cost of newbuildings. If the market value of Energy Merger’s vessels declines, it may not be able to draw down funds under its credit arrangements, distribute dividends and it may not be able to obtain other financing or incur debt on terms that are acceptable to it or at all.

If the market value of Energy Merger’s vessels decreases, it may breach some of the covenants contained in the financing agreements relating to its indebtedness at the time, including covenants in the credit facility that it expects to enter into in connection with the completion of the Business Combination. If it does breach any such covenants and it is unable to remedy the relevant breach, its lenders could accelerate its debt and foreclose on its vessels. In addition, if the book value of a vessel is impaired due to unfavorable market conditions or a vessel is sold at a price below its book value, Energy Merger would incur a loss that could have a material adverse effect on its business, financial condition, results of operations and ability to pay dividends.

Risks Relating to Energy Merger’s Industry

Energy Merger’s fleet will include four single hull tankers which may be unable to trade in many markets after 2010, thereby adversely affecting Energy Merger’s overall financial position.

Four of the nine vessels that Energy Merger will acquire in the Business Combination are single hull tankers. The United States, the European Union and the International Maritime Organization, or IMO, have all imposed limits or prohibitions on the use of these types of tankers in specified markets after certain target dates, depending on certain factors such as the size of the vessel and the type of cargo. In the case of the four single hull tankers that Energy Merger will acquire, these phase out dates range from 2010 to 2015. As of April 15, 2005, the Marine Environmental Protection Committee of the IMO has amended the International Convention for the Prevention of Pollution from Ships to accelerate the phase out of certain categories of single hull tankers, including the types of vessels that will be included in Energy Merger’s fleet, from 2015 to 2010 unless the relevant flag states extend the date. This change could result in some or all of the single hull tankers that Energy Merger will acquire being unable to trade in many markets after 2010.

Following a spill of approximately 10,800 tonnes of crude oil in South Korean waters by the 1993 built, single-hulled VLCC “Hebei Spirit” in November 2007, there have been a number of announcements by South Korean government officials and refiners that suggest that South Korea may ban the use of single-hull vessels no later than 2011. The single-hull vessels that Energy Merger will acquire occasionally operate in South Korean waters and any acceleration of the single-hull phase out by South Korea, or other regions in which these single-hull vessels trade, could affect Energy Merger’s ability to employ and generate revenue from these vessels and could materially and adversely affect the market value of Energy Merger’s shares.

In addition, single hull tankers are subject to more restrictive regulatory requirements than double hull tankers and are likely to be chartered less frequently and at lower rates. Additional regulations may be adopted in the future that could further adversely affect the useful lives of the single hull tankers that Energy Merger will acquire, as well as Energy Merger’s ability to generate income from them. If the economic lives assigned to the tankers prove to be too long because of new regulations or other future events, higher depreciation expense and impairment losses could be required in future periods due to the reduction in the useful lives of the affected vessels, thereby having a materially adverse effect on Energy Merger’s results of operations. In addition, any reduction in economic lives assigned to Energy Merger’s vessels could result in a breach of covenants contained in the financing agreements relating to its indebtedness at the time. While Energy Merger may consider selling or converting one or more of its single hull vessels to other uses at some point in the future, it has no current plans to do so.

Vessel values may fluctuate which may result in the incurrence of a loss upon disposal of a vessel or increase the cost of acquiring additional vessels.

Vessel values may fluctuate due to a number of different factors, including: general economic and market conditions affecting the shipping industry; competition from other shipping companies; the types and sizes of available vessels; the availability of other modes of transportation; increases in the supply of vessel capacity; the cost of newbuildings; governmental or other regulations; prevailing freight rates, which are the rates paid to the shipowner by the charterer under a voyage charter, usually calculated either per ton loaded or as a lump sum amount; and the need to upgrade second hand and previously owned vessels as a result of charterer requirements, technological advances in vessel design or equipment or otherwise. In addition, as vessels grow older, they generally decline in value. Due to the cyclical nature of the product tanker market, if for any reason Energy Merger sells any of its owned vessels at a time when prices are depressed, it could incur a loss and Energy Merger’s business, results of operations, cash flow and financial condition could be adversely affected.

Conversely, if vessel values are elevated at a time when Energy Merger wishes to acquire additional vessels, the cost of acquisition may increase and this could adversely affect Energy Merger’s business, results of operations, cash flow and financial condition.

Shipments of crude oil from West Africa are at historically high levels and any decrease in shipments of crude oil from the Arabian Gulf or West Africa may adversely affect Energy Merger’s financial performance.

The demand for very large crude carrier, or VLCC, oil tankers derives primarily from demand for Arabian Gulf and West African crude oil, which, in turn, primarily depends on the economies of the world's industrial countries and competition from alternative energy sources. A wide range of economic, social and other factors can significantly affect the strength of the world's industrial economies and their demand for Arabian Gulf and West African crude oil.

Among the factors which could lead to a decrease in demand for Arabian Gulf and West African crude oil are:

•	increased refining capacity in the Arabian Gulf or West African regions;

•	increased use of existing and future crude oil pipelines in the Arabian Gulf or West African regions;

•	a decision by OPEC to increase its crude oil prices or to further decrease or limit their crude oil production;

•	armed conflict in the Arabian Gulf or West Africa and political or other factors;

•	increased oil production in other regions, such as Russia; and

•	the development and the relative costs of nuclear power, natural gas, coal and other alternative sources of energy.

Any significant decrease in shipments of crude oil from the Arabian Gulf may adversely affect Energy Merger’s financial performance.

An economic slowdown in the Asia Pacific region could have a material adverse effect on Energy Merger’s business, financial position and results of operations.

A significant number of the port calls made by Energy Merger’s vessels are expected to involve the delivery of crude oil to ports in the Asia Pacific region. As a result, a negative change in economic conditions in any Asia Pacific country, but particularly in China or India, may have an adverse effect on Energy Merger’s future business, financial position and results of operations, as well as its future prospects. In particular, in recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, including demand for crude oil. Energy Merger cannot assure you that such growth will be sustained or that the Chinese economy will not experience contraction in the future. Moreover, any slowdown in the economies of the United States, the European Union or certain Asian countries may adversely effect economic growth in China and elsewhere. Energy Merger’s business, financial position and results of operations, as well as its future prospects, will likely be materially and adversely affected by an economic downturn in any of these countries.

Operational risks inherent in the shipping industry could have a negative impact on our results of operations.

Our vessels and their cargoes are at risk of being damaged or lost due to events such as marine disasters, bad weather, human error, war, terrorism, piracy, stowaways and other circumstances or events. In addition, increased operational risks arise as a consequence of the complex nature of the crude oil tanker industry, the nature of the services required to support the industry, including maintenance and repair services and the mechanical complexity of the tankers themselves. Damage and loss could arise as a consequence of a failure in the services required to support the industry, for example, due to inadequate fuel being supplied to a vessel or inadequate dredging. Inherent risks also arise due to the nature of the product transported by our vessels. Any damage to, or accident involving, our vessels while carrying crude oil could give rise to environmental damage or lead to other adverse consequences. Each of these inherent risks may also result in death or injury to persons, loss of revenues or property, higher insurance rates, damage to our customer relationships, delay or rerouting.

Some of these inherent risks could result in significant damages, such as marine disaster or environmental accidents and any resulting legal proceedings may be complex, lengthy, costly and, if decided against us, any of these proceedings or other proceedings involving similar claims or claims for substantial damages may harm our reputation and have a material adverse effect on our business, results of operations, cash flow and financial position. In addition, we may be required to devote substantial time to these proceedings, time which we could otherwise devote to our business.

Our worldwide operations expose us to a variety of additional risks, including the risk of business interruptions due to political circumstances, hostilities, labor strikes and boycotts, potential changes in tax rates or policies and potential government expropriation of our vessels. In addition, inadequacies in the legal systems and law enforcement mechanisms in certain countries in which we operate may expose us to risk and uncertainty.

Any of these factors may have a material adverse effect on our business, results of operations, cash flow, financial condition and ability to pay dividends.

Labor interruptions and problems could disrupt our business.

Our owned vessels will be manned by masters, officers and crews that will be employed by third parties. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out normally and could have a material adverse effect on our business, results of operations, cash flow, financial condition and ability to pay dividends.

Natural disasters, acts of war, terrorist attacks, epidemics and other events could adversely affect our business.

Increased globalisation has made our business vulnerable to worldwide political, economic and social conditions, particularly in Asia. Events which are beyond our control, including natural disasters, such as the earthquakes and tidal waves in the Indian Ocean in December 2004, and epidemics may adversely affect national or local economies, infrastructures and livelihoods. Such disasters, acts or events may have a material adverse effect on our business, operating results and financial position even if these events occur in areas where we do not have any direct operations by, for example, causing general commercial uncertainty and leading our customers to take a more cautious approach to business.

Acts of war may disrupt our business and affect our employees, markets and our customers. This could materially impact our revenues, costs of operations, overall results of operations and financial condition. The potential for war may also cause great uncertainty and have unpredictable consequences on our business.  Our present geographic focus on Asia may make us vulnerable in the event of increased tension or hostilities in territories in the region including China, Taiwan and Korea.

In the aftermath of the terrorist attacks in the United States on 11 September 2001, the threat of future terrorist attacks continue to cause uncertainty in the world financial markets, and have contributed to greater economic instability in the global financial, energy and commodities markets.  Future terrorist attacks may also negatively affect our operations and financial condition, and may directly impact our vessels or customers.  Such attacks could lead to increased volatility of regional or world financial markets and may result in regional or world economic recession.

Any adverse changes in global political, economic or social conditions may result in decreased demand for crude oil and higher operating costs in general and may in turn cause our customers to defer or cancel charter contracts with us, which may have an adverse effect on our business, financial condition and results of operations.

Energy Merger’s worldwide operations will expose it to global risks that may interfere with the operation of its vessels.

Energy Merger is expected to conduct its operations worldwide. Changing economic, political and governmental conditions in the countries where Energy Merger is incorporated or engaged in business or in Hong Kong where all its vessels are registered, affect Energy Merger’s operations. In the past, political conflicts, particularly in the Arabian Gulf, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. The likelihood of future acts of terrorism may increase, and Energy Merger’s vessels may face higher risks of being attacked. In addition, future hostilities or other political instability in regions where Energy Merger’s vessels trade could have a material adverse effect on its trade patterns and adversely affect its operations and performance.

Rising fuel prices may adversely affect Energy Merger’s results of operations.

Fuel is the most significant operating expense for the vessels that Energy Merger will acquire. Although the charterers of the vessels are responsible for fuel costs with respect to eight of the vessels in Energy Merger’s initial fleet, one of the vessels operates under a consecutive voyage charter pursuant to which the vessel owner is responsible for fuel costs. In addition, an increase in the price of fuel would decrease the amount of profit share that Energy Merger is eligible to earn under the charter agreements that have a profit share arrangement. The price and supply of fuel is unpredictable and fluctuates based on events outside Energy Merger’s control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, an increase in the price of fuel may adversely affect Energy Merger’s results of operations.

Exposure to currency exchange rate fluctuations will result in fluctuations in Energy Merger’s cash flows and operating results.

Energy Merger will generate all its revenue in U.S. dollars, but its Manager will incur certain vessel operating expenses and general and administrative expenses, in currencies other than the U.S. dollar. Vessel operating expenses are the costs of operating a vessel, primarily consisting of crew wages and associated costs, insurance premiums, management fees, lubricants and spare parts, and repair and maintenance costs. This difference could lead to fluctuations in expenses that Energy Merger will be required to reimburse to the Manager, which could affect its financial results. Expenses incurred in foreign currencies increase in dollar terms, which will be Energy Merger’s functional and reporting currency, when the value of the U.S. dollar falls, which would reduce Energy Merger’s profitability.

Energy Merger may become dependent on spot charters in the volatile shipping markets which may have an adverse impact on the stability of its cash flows and revenue.

Energy Merger may employ one or more of its vessels on spot charters when the existing period charters on its vessels expire. The spot charter market is highly competitive and rates within this market are subject to volatile fluctuations, while longer-term period time charters provide income at pre-determined rates over more extended periods of time. If Energy Merger decides to spot charter its vessels, there can be no assurance that Energy Merger will be successful in keeping all its vessels fully employed in these short-term markets or that future spot rates will be sufficient to enable its vessels to be operated profitably. A significant decrease in charter rates could affect the value of Energy Merger’s fleet and could adversely affect its profitability and cash flows with the result that its ability to service and repay its debt to its lenders and to pay dividends to its stockholders could be impaired.

Energy Merger’s operating results from its tankers will be subject to seasonal fluctuations, which may adversely affect its operating results and ability to pay dividends.

Energy Merger operates its tankers in markets that have historically exhibited seasonal variations in demand and, therefore, charter rates. This seasonality may result in quarter-to-quarter volatility in its operating results with respect to any of its vessels that become engaged in the spot charter market or that are subject to longer term charters that contain market related profit sharing arrangements. The tanker sector is typically stronger in the fourth and first quarters of the calendar year in anticipation of increased consumption of oil and petroleum in the northern hemisphere during the winter months. As a result, Energy Merger’s revenue from its tankers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, revenue may be stronger in fiscal quarters ended December 31 and March 31. This seasonality could increase the volatility of Energy Merger’s operating results and cash flows and adversely affect Energy Merger’s cash available for dividends in the future.

The cyclical nature of the tanker industry may lead to volatile changes in charter rates which may adversely affect Energy Merger’s earnings.

Upon closing of the Business Combination, all of Energy Merger’s vessels will be trading on medium or long-term charters, which expire during the period from and including 2009 through 2017. Historically, the tanker industry has been highly cyclical, with volatility in profitability and asset values resulting from changes in the supply of and demand for tanker capacity. Fluctuations in charter rates and vessel values result from these changes in the supply and demand for tanker capacity. Charter rates for oil tankers have recently been at historically high levels. If the tanker market is depressed in the future, Energy Merger’s earnings and available cash flow may decrease.

The factors affecting the supply and demand for tanker vessels are outside of Energy Merger’s control, and the nature, timing and degree of changes in industry conditions are unpredictable. The factors that influence demand for tanker capacity include:

•	changes in global crude oil production;

•	demand for oil and production of crude oil and refined petroleum products;

•	changes in oil production and refining capacity;

•	global and regional economic and political conditions;

•	the distance oil and oil products are to be moved by sea;

•	environmental and other regulatory developments; and

•	changes in seaborne and other transportation patterns, including changes in the distances over which cargo is transported due to geographic changes in where oil is produced, refined and used.

The factors that influence the supply of tanker capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels;

•	port or canal congestion;

•	the number of vessels that are out of service; and

•	national or international regulations that may effectively cause reductions in the carrying capacity of vessels or early obsolescence of tonnage.

If the number of new ships delivered exceeds the number of tankers being scrapped and lost, tanker capacity will increase. If the supply of tanker capacity increases and the demand for tanker capacity does not increase correspondingly, the charter rates paid for Energy Merger’s tankers could materially decline. Any decline in charter rates as a result of significant changes in the levels of the supply of and demand for tanker vessels or otherwise could negatively impact Energy Merger’s business, results of operations, cash flow and financial condition.

Compliance with strict regulatory requirements, including environmental laws and regulations and inspection and vetting procedures, may have an adverse effect on Energy Merger’s business.

The shipping industry is affected by numerous regulations in the form of international conventions, national, state and local laws as well as national and international regulations enforced in the jurisdictions in which Energy Merger’s vessels will operate and be registered. Current regulation of vessels, particularly in the areas of safety and environmental impact, may change in the future and require Energy Merger to incur significant capital expenditures and/or additional operating costs in order to keep its vessels in compliance. In addition, any future carbon tax on the bunker fuel used by Energy Merger’s vessels or a tax based on the carbon dioxide emissions of Energy Merger’s vessels could significantly increase Energy Merger’s operating costs. In addition, in the event of any breach of environmental laws or regulations, including as a result of environmental discharges, Energy Merger may be subject to severe fines and penalties.

International shipping is also subject to increasingly rigorous security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. These procedures can result in cargo seizure, delays in the loading, offloading, trans-shipment or delivery of cargo and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, carriers.

Energy Merger will be required by various governmental and regulatory agencies to obtain certain permits, licenses and certificates in order to operate its fleet. Energy Merger will also be subject to stringent vetting procedures, carried out by its customers. Failure to hold valid permits, licenses and certificates or to secure and maintain sufficient vetting approvals from its customers could negatively affect Energy Merger’s ability to employ its vessels, including as a result of its charterers cancelling or not renewing existing charters or a failure to attract new customers. In addition, a failure to hold a necessary permit, license, certificate or approval in respect of one vessel could have an adverse impact on other vessels under Energy Merger’s control.

Each of these factors may adversely affect Energy Merger’s business, results of operations, cash flow and financial condition.

Capital expenditures and other costs necessary to operate and maintain Energy Merger’s vessels may increase due to changes in governmental regulations, safety or other equipment standards, which may adversely affect Energy Merger’s revenue.

Changes in governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require Energy Merger to make additional capital expenditures. In order to satisfy these requirements, Energy Merger may, from time to time, be required to take its vessels out-of-service for extended periods of time, with corresponding loss of revenue. In the future, market conditions may not justify these expenditures or enable Energy Merger to operate some or all of its vessels profitably during the remainder of their economic lives. In addition, Energy Merger may need to incur additional indebtedness to finance such capital expenditure, which may not be available on reasonable terms or at all, or which Energy Merger may be prohibited from incurring by the terms of its then existing indebtedness.

If any of Energy Merger’s vessels fails to maintain its class certification and/or fails any annual survey, intermediate survey, drydocking or special survey, it could have a material adverse impact on Energy Merger’s financial condition and results of operations.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention or SOLAS. Energy Merger’s vessels are expected to be classed with one or more classification societies that are members of the International Association of Classification Societies.

A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Energy Merger’s vessels are expected to be on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. The vessels in Energy Merger’s fleet that are more than fifteen year old will be required to be dry-docked every 24 to 36 months. Vessels that are less than fifteen years old will be required to be dry-docked at least every five years. These dry dockings are required for inspection of the underwater parts and for repairs related to inspections.

If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on Energy Merger’s financial condition and results of operations.

Maritime claimants could arrest Energy Merger’s vessels, which could interrupt its cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arresting or attachment of one or more of Energy Merger’s vessels could interrupt its cash flow and require it to pay large sums to have the arrest lifted which could have a material adverse effect on Energy Merger’s financial condition and results of operations. In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one of Energy Merger’s vessels for claims relating to another of its vessels.

Governments could requisition Energy Merger’s vessels during a period of war or emergency, resulting in loss of earnings.

A government could requisition for title or seize Energy Merger’s vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition Energy Merger’s vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of Energy Merger’s vessels could have a material adverse effect on Energy Merger’s financial condition and results of operations.

Risks Relating to Energy Merger’s Common Stock

Energy Merger’s common share price may be highly volatile and future sales of its common shares could cause the market price of its common shares to decline.

The market price of Energy Merger’s common shares may fluctuate significantly in response to many factors, such as actual or anticipated fluctuations in its operating results, changes in financial estimates by securities analysts, economic and regulatory trends, general market conditions, rumors and other factors, many of which are beyond Energy Merger’s control. Investors in Energy Merger’s common shares may not be able to resell their shares at or above their purchase price due to those factors, which include the risks and uncertainties set forth in this joint proxy statements/prospectus.

If outstanding warrants are exercised, the underlying common shares will be eligible for future resale in the public market. ‘‘Market overhang’’ from the warrants could have an adverse effect on the common stock’s market price.

Outstanding warrants to purchase an aggregate of 21,750,398 shares of common stock issued in connection with Energy Infrastructure’s private placement and initial public offering will become exercisable after consummation of the Business Combination. In addition, currently outstanding convertible loans aggregating $2,685,000 will be converted into 268,500 units at a price of $10.00 per unit, Energy Infrastructure will be issuing an aggregate of 1,000,000 units to its President and Chief Operating Officer (or any assignee thereof) upon consummation of the Business Combination, and Vanship will purchase up to 5,000,000 units at a purchase price of $10.00 per unit, all resulting in the issuance of up to 6,268,500 additional warrants. If these warrants are exercised, a substantial number of additional shares of common stock of Energy Merger will be eligible for resale in the public market, which could adversely affect the market price. In addition, exercise of such warrants and conversion of such convertible loans could cause dilution of existing stockholder interests in Energy Merger. See "Description of Energy Infrastructure Securities - Warrants."

Registration rights held by Energy Infrastructure’s stockholders who purchased shares prior to the initial public offering may have an adverse effect on the market price of Energy Merger’s common stock.

Energy Infrastructure’s initial stockholders who purchased common stock prior to the initial public offering are entitled to demand that Energy Merger register the resale of their shares at any time after they are released from escrow which, except in limited circumstances, will not be before July 18, 2009. If, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders of such entity having the right to exchange their shares of common stock for cash, securities or other property, then the initial stockholders’ shares may be released from escrow prior to July 18, 2009 so that the initial stockholders can similarly participate. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 5,268,849 shares of common stock eligible for trading in the public market. In addition, each of Energy Corp., which purchased units in Energy Infrastructure’s private placement in July 2006 and holders of shares of common stock issuable upon conversion of the convertible loans is entitled to demand the registration of the securities underlying the 825,398 units and 268,500 units, respectively, at any time after Energy Infrastructure announces that it has entered into a letter of intent, an agreement in principle or a definitive agreement in connection with a business combination. Energy Infrastructure announced Energy Merger’s entry into the Share Purchase Agreement on December 6, 2007. Under the Share Purchase Agreement, Energy Merger has agreed, with some limited exceptions, to include (i) the 13,500,000 shares of Energy Merger’s common stock comprising the stock consideration portion of the aggregate purchase price for the SPVs, (ii) the shares of Energy Merger’s common stock underlying the 425,000 warrants that Mr. George Sagredos will transfer to Vanship, and (iii) the 1,000,000 units and underlying shares and warrants included in the units to be issued to George Sagredos (or his assignees) in Energy Merger’s registration statement of which this joint proxy statement/prospectus is a part. Energy Merger has also granted the holders of such securities (on behalf of themselves or their affiliates) the right, under certain circumstances and subject to certain restrictions, to demand that Energy Merger register the resale of such securities in the future. In addition, such securityholders will have the ability to exercise certain piggyback registration rights 180 days following the effective date of the Business Combination. In connection with Business Combination Private Placement, Energy Merger will grant to Vanship certain demand and piggyback registration rights with respect to up to 5,000,000 units. If all of these securityholders exercise their registration rights with respect to all of their warrants and shares of common stock, there will be additional warrants and shares of common stock eligible for trading in the public market. The sale or perception that these additional securities are available for sale may have an adverse effect on the market price of Energy Merger’s warrants and common stock. See "Shares Eligible for Future Sale - Registration Rights."

Investors should not rely on an investment in Energy Merger if they require dividend income. It is not certain that Energy Merger will pay a dividend and the return on an investment in Energy Merger, if any, may come solely from appreciation of its common stock, which is also not assured.

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, Energy Merger has agreed to pay dividends of $1.54 per share to Energy Merger's public stockholders by the end of the first year following the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing of the Business Combination that Energy Merger insiders shall have agreed, to waive any right to receive dividend payments in the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of these dividends to Energy Merger’s public stockholders. These dividend waivers will be made by stockholders holding approximately 55% of Energy Merger’s common stock (on an undiluted basis) in the first year following the Business Combination and accordingly, annual dividends of $1.54 per share should not be considered indicative of any dividend payments subsequent to the first anniversary of the Business Combination.

Energy Merger’s projection that it will be able to pay dividends of $1.54 per share to its public stockholders by the end of the first year following the Business Combination is based on numerous assumptions, including the assumption that no stockholders of Energy Merger vote against the Business Combination and demand that their shares be redeemed. Funds from the Trust Account that are used to redeem shares of Energy Merger’s stock following completion of the Business Combination may decrease the amount of funds available for payment of these dividends. In addition, one or more assumptions which form the basis of such projection may not occur. Accordingly, Energy Merger may achieve lower than anticipated revenue in its first full year of operations and may incur expenses or liabilities that would reduce or eliminate the cash available for distribution of these dividends. As a result, Energy Merger may not have sufficient funds to pay dividends of $1.54 per share, or any other amount, to its public stockholders by the end of the first year following the completion of the Business Combination.

The payment of dividends following the Business Combination will be in the discretion of Energy Merger’s board of directors and will depend on market conditions and Energy’s Merger’s business strategy in any given period. The timing and amount of dividends, if any, will depend on Energy Merger’s earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Energy Merger may not pay dividends in the anticipated amounts and frequency set forth in this joint proxy statement/prospectus or at all.
Investor confidence and the market price of Energy Merger’s shares may be adversely impacted if Energy Merger’s management is unable to establish and maintain an effective system of internal control over financial reporting.

Energy Merger will be subject to the reporting requirements of the U.S. Securities and Exchange Commission, or SEC, following the completion of the Redomiciliation Merger. The SEC, as directed by Section 404 of the U.S. Sarbanes-Oxley Act of 2002, adopted rules requiring public companies, including Energy Merger following the completion of the Redomiciliation Merger, to include a report of management of their internal control structure and procedures for financial reporting in their annual reports on Form 10-K or Form 20-F, as the case may be, that contain an assessment by management of the effectiveness of their internal controls over financial reporting. In addition, independent registered public accountants of these public companies must report on the effectiveness of such internal controls over financial reporting. These requirements may first apply to Energy Merger’s annual report on Form 20-F for the fiscal year ending on December 31, 2008. Energy Merger’s management may not conclude that its internal controls over financial reporting are effective. Moreover, even if Energy Merger’s management does conclude that its internal controls over financial reporting are effective, if its independent registered public accountants are not satisfied with its internal control structure and procedures, the level at which its internal controls are documented, designed, operated or reviewed, or if the independent registered public accountants interpret the requirements, rules or regulations differently from Energy Merger’s management, they may not concur with its management’s assessment or may not issue a report that is unqualified. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of Energy Merger’s financial statements, which could lead to a decline in the market price of its shares. We believe the total cost of Energy Merger’s initial compliance and the future ongoing costs of complying with these requirements may be substantial.

In connection with the preparation of the SPVs’ 2007 financial statements, management of Vanship determined that certain SPVs have incorrectly classified cash flows relating to drydocking, claims received and US transportation tax expenses in their previously issued financial statements. Management of Vanship determined that the previously issued financial statements of those SPVs should be restated to reflect the correct classification. The restatement resulted from a material weakness in internal control over financial reporting, namely, that management of Vanship did not have proper level of accounting knowledge, experience and training in the application of US GAAP. Although management of Vanship intends to address these material weaknesses by the end of 2008, there can be no assurance that such efforts will be successful, and similar errors could occur in future periods. Certain members of management of Vanship will assume management positions of Energy Merger and its Manager upon completion of the Business Combination. If management of Energy Merger following the Business Combination does not implement effective controls and procedures for financial reporting, Energy Merger may not be able to report accurately or timely its financial condition, its results of operations and cash flows. If it is unable to report its financial information accurately, it could be subject to, among other things, fines, securities litigation and a general loss of investor confidence, any one of which could adversely affect Energy Merger’s financial condition and results of operations.

Risks Related to the Redomiciliation Merger

Energy Merger is incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, causing its public stockholders to have more difficulty in protecting their interests.

Energy Merger’s corporate affairs are governed by its articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Stockholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, Energy Merger’s public stockholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction. For more information with respect to how stockholder rights under Marshall Islands law compares with stockholder rights under Delaware law, please see the section entitled “Comparison of Energy Infrastructure and Energy Merger Stockholder Rights.”

Being a foreign private issuer will exempt Energy Merger from certain Securities and Exchange Commission requirements that provide stockholders the protection of information that must be made available to stockholders of United States public companies.

Energy Merger is expected to continue to be a foreign private issuer within the meaning of the rules promulgated under the Securities Exchange Act of 1934. As such, it will be exempt from certain provisions applicable to United States public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	The sections of the Securities Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Securities Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any ‘‘short swing’’ trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, Energy Merger’s stockholders will not be afforded the same protections or information generally available to stockholders of Energy Infrastructure or investors holding shares in other public companies organized in the United States.

Energy Merger is incorporated under the laws of the Marshall Islands and its directors and officers are non-U.S. residents, and although you may bring an original action in the courts of the Marshall Islands or obtain a judgment against Energy Merger, its directors or its management based on U.S. laws in the event you believe your rights as a stockholder have been infringed, it may be difficult to enforce judgments against Energy Merger, its directors or its management.

Energy Merger is incorporated under the laws of the Republic of the Marshall Islands, and all of its assets are located outside of the United States. Energy Merger’s business will be operated primarily from its offices in Hong Kong. In addition, Energy Merger’s directors and officers, following the Redomiciliation Merger, will be non-residents of the United States, and all or a substantial portion of the assets of these non-residents are and are expected to continue to be located outside the United States. As a result, it may be difficult or impossible for you to bring an action against Energy Merger or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against Energy Merger’s assets or the assets of its directors and officers. Although you may bring an original action against Energy Merger, its affiliates or any expert named in this joint proxy statement/prospectus in the courts of the Marshall Islands based on U.S. laws, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against Energy Merger, its affiliates or any expert named in this joint proxy statement/prospectus for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so given the geographic location of the Marshall Islands. Furthermore, in order to enforce any such judgment against Energy Merger, its officers or its directors, it is likely that enforcement proceedings would need to be taken in jurisdictions where such assets are located, which are likely to be outside the Marshall Islands and United States. For more information regarding the relevant laws of the Marshall Islands, please read “Enforceability of Civil Liabilities.”

There is a risk that Energy Merger could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Business Combination and Redomiciliation Merger, which could result in significantly greater U.S. federal income tax liability to Energy Merger.

Section 7874(b) (‘‘Section 7874(b)’’) of the Internal Revenue Code of 1986, as amended, or the Code, generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if stockholders of the acquired corporation own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. If Section 7874(b) were to apply to the Redomiciliation Merger, then Energy Merger, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the Business Combination and Redomiciliation Merger as if Energy Merger were a domestic corporation.

Although it is not expected that Section 7874(b) will apply to treat Energy Merger as a domestic corporation for U.S. federal income tax purposes, because of the absence of extensive guidance on how the rules of Section 7874(b) will apply to the transactions contemplated by the Business Combination and Redomiciliation Merger, this result is not entirely free from doubt. As a result, stockholders and warrant holders are urged to consult their own tax advisors on this issue. The balance of this discussion assumes that Energy Merger will be treated as a foreign corporation for U.S. federal income tax purposes. This topic is discussed in more detail below under the heading “Taxation — Material United States Federal Income Tax Considerations.”

Energy Infrastructure generally will recognize gain (but not loss) for U.S. federal income tax purposes as a result of the Redomiciliation Merger, which will result in increased U.S. federal income tax liability to Energy Infrastructure.

As a result of the Redomiciliation Merger, Energy Infrastructure generally will recognize gain (but not loss) for U.S. federal income tax purposes equal to the excess, if any, of the fair market value of each of its assets over such asset’s adjusted tax basis at the effective time of the Redomiciliation Merger. Any such gain generally would be attributable to the appreciation in value of the non-cash assets of Energy Infrastructure (including its rights under the Share Purchase Agreement) at the time of the Redomiciliation Merger. Since any such gain will be determined based on the value of such assets at that time, the amount of such gain (and any U.S. federal income tax liability to Energy Infrastructure by reason of such gain) cannot be determined at this time. This topic is discussed in more detail below under the heading “Taxation — Material United States Federal Income Tax Considerations.” Stockholders and warrant holders are urged to consult their own tax advisors on this tax issue and other tax issues in connection with the Redomiciliation Merger.

There is a risk that Energy Merger will be classified as a passive foreign investment company, or ‘‘PFIC,’’ which could result in adverse U.S. federal income tax consequences to U.S. holders of common stock or warrants of Energy Merger.

Energy Merger will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income (looking through certain corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (looking through certain corporate subsidiaries) produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If Energy Merger were a PFIC for any taxable year during which a U.S. holder held its common stock or warrants, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Based on the expected composition of the assets and income of Energy Merger and its subsidiaries after the Business Combination and Redomiciliation Merger, it is not anticipated that Energy Merger will be treated as a PFIC following the Business Combination and Redomiciliation Merger. The actual PFIC status of Energy Merger for any taxable year, however, will not be determinable until after the end of its taxable year, and accordingly there can be no assurance as to the status of Energy Merger as a PFIC for the current taxable year or any future taxable year. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the PFIC rules, see ‘‘Taxation — Material United States Federal Income Tax Considerations — Tax Consequences to U.S. Holders of Common Stock and Warrants of Energy Merger — Passive Foreign Investment Company Rules.’’

Risks Relating to Energy Infrastructure Acquisition Corp.

Energy Infrastructure’s directors and executive officers have interests in the Business Combination that may be different from yours.

In considering the recommendation of Energy Infrastructure’s directors to vote to approve the Business Combination, you should be aware that they have agreements or arrangements that provide them with interests in the Business Combination that may differ from, or may be in addition to, those of Energy Infrastructure stockholders generally. If the Business Combination is not approved and Energy Infrastructure does not acquire another target business by July 21, 2008, Energy Infrastructure will be required to liquidate and, subject to stockholder approval, it will distribute to all of the holders of shares issued in its initial public offering in proportion to their respective equity interests, an aggregate amount equal to funds on deposit in the Trust Account, including any interest not previously released to it (net of any taxes payable and the repayment of convertible loans aggregating $2,685,000, if not earlier converted), plus any remaining available assets. Energy Infrastructure’s officers and directors have waived their respective rights to participate in any liquidation distribution with respect to the 5,268,849 shares of common stock issued to them prior to our initial public offering and Energy Corp. has waived its rights to participate in any liquidation with respect to the 825,398 shares of common stock acquired by it in the private placement and Energy Infrastructure would not distribute funds from the Trust Account with respect to the Energy Infrastructure warrants, which would expire.

In connection with Energy Infrastructure’s initial public offering, Energy Infrastructure’s current officers and directors agreed to indemnify Energy Infrastructure to the extent of their pro rata beneficial interest in Energy Infrastructure immediately prior to the initial public offering for debts and obligations to vendors that are owed money by Energy Infrastructure for services rendered or products sold to Energy Infrastructure, but only to the extent necessary to ensure that certain liabilities do not reduce the initial $209,250,000 placed in the Trust Account. If the Business Combination is consummated, Energy Infrastructure’s officers and directors will not have to perform such obligations. If the Business Combination is not consummated, however, certain of Energy Infrastructure’s officers and directors would potentially be liable for any claims against the Trust Account by vendors who have not explicitly waived their right to make claims against the Trust Account.

The personal and financial interests of the members of Energy Infrastructure’s board of directors and executive officers may have influenced their motivation in identifying and selecting a target business and attempting to timely complete a business combination. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Energy Infrastructure’s stockholders’ best interest.

You should not place undue reliance on the fairness opinion.

The board of directors of Energy Infrastructure received an opinion from New Century Capital Partners on October 17, 2007 as to the fairness of the consideration to be paid to Vanship in exchange for the shares of the SPVs. The conclusion reached by New Century Capital Partners was partially based on a comparable company analysis that factored the closing stock price of certain comparable publicly traded shipping companies on October 16, 2007. There have been significant fluctuations in the market for publicly traded companies, including shipping companies, in the past several months and such fluctuations may continue until the Business Combination occurs. It is not certain what the implied enterprise value of the combined SPVs would be if the same analysis were performed based on market prices at the time of the Business Combination. Accordingly, it is not certain that the same analysis performed as of the date of the Business Combination would lead New Century Capital Partners to a view that the consideration to be paid to Vanship in exchange for the shares of the SPVs would be fair to Energy Infrastructure’s stockholders from a financial point of view.

In addition, the fairness opinion was prepared for the benefit of Energy Infrastructure’s board of directors and does not purport to opine as to the enterprise value of Energy Merger or the price at which Energy Merger’s shares may trade subsequent to the Business Combination. Certain of the assumptions that were used by New Century Capital Partners in performing the analyses underlying the fairness opinion were provided by management of Energy Infrastructure. The management of Energy Merger subsequent to the Business Combination may have different views regarding such assumptions, including assumptions used in the discounted cash flow analysis related to the combined SPVs' weighted average cost of capital and the forecast financial information, including forecast capital expenditures, that should be reflected in valuing the combined SPVs as a going concern. Accordingly, the fairness opinion should not be used to assess the enterprise value of Energy Merger or the price at which Energy Merger’s common stock will trade subsequent to the Business Combination.

For the foregoing reasons, investors are cautioned against placing undue reliance on the fairness opinion. The board of directors of Energy Infrastructure intends to obtain a bringdown fairness opinion prior to requesting the SEC to accelerate effectiveness of this joint proxy statement/prospectus.

The combined company’s working capital could be reduced if stockholders exercise their redemption rights.

Pursuant to Energy Infrastructure’s certificate of incorporation, holders of shares purchased in Energy Infrastructure’s initial public offering (other than Energy Infrastructure’s initial stockholders) may vote against the Business Combination and demand that Energy Infrastructure redeem their shares for a cash payment of $10.00 per share, plus a portion of the interest earned not previously released to it (net of taxes payable), as of the record date. Energy Infrastructure will not consummate the Business Combination if holders of 6,525,119 or more shares exercise these redemption rights. To the extent the Business Combination is consummated and holders have demanded to so redeem their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the Business Combination. As of     2008, the record date, assuming the Business Combination is approved, the maximum amount of funds that could be disbursed to Energy Infrastructure’s stockholders upon the exercise of their redemption rights is approximately $         .

Energy Infrastructure may not have sufficient funds to complete the Business Combination.

If holders of the maximum permissible number of shares elect redemption without Energy Infrastructure being required to abandon the Business Combination, as of March 31, 2008, a total of approximately $66,817,208 of the Trust Account would have been disbursed, leaving approximately $150,982,695 available in the Trust Account, plus up to $50,000,000 from the Business Combination Private Placement, for the purchase of the SPVs and the payment of liabilities. Energy Infrastructure estimates that it will be required to pay approximately $228,000,000 to Vanship in satisfaction of the cash consideration portion of the purchase price of the SPVs and that Energy Merger will be required to maintain minimum cash reserves of $15,000,000 upon completion of the Business Combination in order to draw down funds under its credit facility to refinance the existing debt of the SPVs. Accordingly, in the event that holders vote against the Business Combination Proposal and exercise their redemption rights, Energy Infrastructure may not have funds available to proceed with the Business Combination unless it is able to obtain additional capital. Assuming that Energy Infrastructure stockholders approve the Business Combination, Energy Merger intends to sell such number of shares of its common stock equal to the number of shares of Energy Infrastructure common stock that are redeemed upon completion of the Business Combination. The proceeds of such sale would be used to fund redemptions of common stock by Energy Infrastructure’s stockholders. There can be no assurance that Energy Merger will be able to successfully complete such sale. To the extent such sale is not completed and Energy Infrastructure has insufficient funds to complete the Business Combination, the Business Combination will not occur, and it is likely that Energy Infrastructure will be required to dissolve and liquidate.

Energy Infrastructure will be required to dissolve and liquidate if it does not consummate a business combination, in which event its stockholders may be held liable for claims by third parties against Energy Infrastructure to the extent of distributions received by them.

If Energy Infrastructure does not consummate the Business Combination or another business combination by July 21, 2008, then, pursuant to Article sixth of its certificate of incorporation, Energy Infrastructure’s officers must take all actions necessary in accordance with the General Corporation Law of the State of Delaware to dissolve and liquidate Energy Infrastructure as soon as reasonably practicable after that date. Therefore, Energy Infrastructure will be required to dissolve and liquidate the Trust Account to its public stockholders if it does not complete the Business Combination, or another business combination, by July 21, 2008.

Under Sections 280 through 282 of the General Corporation Law of the State of Delaware, stockholders of a corporation may be held liable for claims by third parties against the corporation to the extent of distributions received by them in dissolution of the corporation. If a corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although Energy Infrastructure will seek stockholder approval to liquidate the Trust Account to its public stockholders as part of a plan of dissolution and liquidation, it does not intend to comply with those procedures. In the event that Energy Infrastructure’s directors recommend, and the stockholders approve, a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds from the Trust Account could be liable for claims made by creditors to the extent of distributions received by them. As such, Energy Infrastructure’s stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution. Accordingly, third parties may seek to recover from Energy Infrastructure stockholders amounts owed to them by Energy Infrastructure.

The procedures Energy Infrastructure must follow under Delaware law if it is required to dissolve and liquidate may result in substantial delays in the liquidation of the Trust Account to its public stockholders as part of its plan of dissolution and distribution.

If third parties bring claims against Energy Infrastructure, the proceeds held in trust could be reduced, which would result in a per-share liquidation value receivable by Energy Infrastructure’s public stockholders from the Trust Account as part of its plan of dissolution and liquidation that is less than $10.00.

Energy Infrastructure’s placing of funds in trust may not protect those funds from third party claims against it. Energy Infrastructure has not procured waivers from any creditors or prospective target businesses, and if the Business Combination is not effected, the material creditors of Energy Infrastructure would consist of its legal advisors, accountants, and service providers in connection with the Business Combination, such as experts and printers. As of March 31, 2008 claims by third parties amounted to $856,044.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of Energy Infrastructure’s public stockholders, which would result in a per-share liquidation value receivable by Energy Infrastructure’s public stockholders from funds held in the Trust Account that is less than $10.00 per share, plus interest (net of any taxes due on such interest and repayment of $2,685,000 of convertible loans).

In connection with its initial public offering, Energy Infrastructure’s initial officers and directors each entered into a letter agreement whereby they agreed to indemnify Energy Infrastructure against any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal and other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which Energy Infrastructure may become subject as a result of any claim by any vendor that is owed money by Energy Infrastructure for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. Pursuant to these letter agreements, Energy Infrastructure may seek indemnity from its officers and directors to the extent of their pro rata beneficial interest in Energy Infrastructure immediately prior to the initial public offering and to the extent interest held in the Trust Account is not sufficient to fund the Energy Infrastructure’s liabilities and expenses. Energy Infrastructure, Energy Merger and both of their boards of directors may be obligated to seek enforcement of the letter agreements to ensure against reductions in the Trust Account.

In the event that Energy Infrastructure’s board recommends and its stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the Trust Account as part of the liquidation could be liable for claims made by creditors.

Additionally, if Energy Infrastructure is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the funds held in the Trust Account may be subject to applicable bankruptcy law, and may be included in Energy Infrastructure’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Energy Infrastructure’s stockholders. Energy Infrastructure’s stockholders could also be required to return any distributions received by them in dissolution as a preference or under other avoidance or recovery theories under applicable bankruptcy law. To the extent any bankruptcy claims deplete the Trust Account, Energy Infrastructure may not be able to return the liquidation amounts due to its public stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of operations or the performance of Energy Merger after the Redomiciliation Merger or Business Combination, the expected completion and timing of the Redomiciliation Merger and other information relating to the Redomiciliation Merger or Business Combination. Words such as “projects,” “predicts,” “should,” “forecasts,” “expects,” “intends,” “plans,” “believes,” “ anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include statements regarding:

•	the delivery and operation of assets of Energy Merger, the surviving corporation in the Redomiciliation Merger;

•	Energy Merger’s future operating or financial results, including the amount of fixed hire and profit share that Energy Merger may receive;

•	future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses;

•	future payments of dividends and the availability of cash for payment of dividends;

•	statements about tanker industry trends, including charter rates and vessel values and factors affecting vessel supply and demand;

•	expectations about the availability of vessels to purchase, the time which it may take to construct new vessels or vessels’ useful lives;

•	expectations about the availability of insurance on commercially reasonable terms;

•	Energy Merger’s ability to repay its credit facility, to obtain additional financing and to obtain replacement charters for its vessels;

•	assumptions regarding interest rates;

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;

•	greater than anticipated levels of newbuilding orders or less than anticipated rates of scrapping of older vessels;

•	change in the rate of growth of the world and various regional economies;

•	risks incident to vessel operation, including discharge of pollutants; and

•	unanticipated changes in laws and regulations, including laws and regulations related to the use of single-hulled vessels.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this joint proxy statement/prospectus and the documents that we reference herein and have filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part completely and with the understanding that our actual future results and ability to pay dividends may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this joint proxy statement/prospectus, whether as a result of new information, future events or otherwise.

THE ENERGY INFRASTRUCTURE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This joint proxy statement/prospectus is being furnished to Energy Infrastructure stockholders as part of the solicitation of proxies by Energy Infrastructure’s board of directors for use at the Special Meeting of Energy Infrastructure stockholders to be held at                    , New York, New York, on            , 2008, at 10:00 a.m. Eastern standard time. The purpose of the Special Meeting is for Energy Infrastructure stockholders to consider and vote on two proposals: (i) the merger of Energy Infrastructure with and into Energy Merger, its wholly-owned Marshall Islands subsidiary, for the purpose of redomiciling Energy Infrastructure to the Marshall Islands as part of the acquisition of the SPVs, and as an effect of such merger, adopt the articles of incorporation and bylaws of Energy Merger and (ii) the acquisition by Energy Merger of all the outstanding shares of nine vessel-owning SPVs from Vanship, pursuant to the terms of the Share Purchase Agreement, resulting in each SPV becoming wholly owned by Energy Merger, in exchange for an aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger. In addition to such purchase price, Energy Merger will be obligated to effect the transfer of 425,000 warrants of Energy Merger from one of Energy Infrastructure's initial stockholders to Vanship upon completion of the Business Combination and Vanship may receive an additional 3,000,000 shares of Energy Merger common stock following each of the first and second anniversaries of the Business Combination (6,000,000 shares in the aggregate), subject to certain annual earning criteria of the vessels in Energy Merger’s initial fleet, all as more particularly described in this joint proxy statement/prospectus. Adoption and approval of the Business Combination is conditioned upon the adoption and approval of the Redomiciliation Merger. Energy Merger cannot complete the Business Combination unless the Redomiciliation Merger is adopted and approved. You are also being asked to vote upon a proposal to approve the adjournment of the Special Meeting to solicit additional proxies in the event that Energy Infrastructure has not obtained the requisite stockholder approval of the Business Combination and Redomiciliation Merger. See “Adjournments and Postponements” below. The Share Purchase Agreement is attached as Appendix A to this joint proxy statement/prospectus. The Merger Agreement is attached as Appendix B to this joint proxy statement/prospectus. This joint proxy statement/prospectus and the enclosed form of proxy are first being mailed to Energy Infrastructure stockholders on or about                      , 2008.

Record Date and Voting

The holders of record of shares of Energy Infrastructure common stock as of the close of business on the record date, which was                , 2008, are entitled to receive notice of, and to vote at, the Special Meeting. On the record date, there were 27,221,747 shares of Energy Infrastructure common stock outstanding.

The holders of a majority of the shares of Energy Infrastructure common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to hold the Special Meeting. Abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” result when the beneficial owners of shares of Energy Infrastructure common stock do not provide specific voting instructions to their brokers. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the proposed merger, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of such matters.

Holders of shares of Energy Infrastructure common stock will have one vote for each share of Energy Infrastructure common stock held by them at the close of business on the record date. Energy Infrastructure warrants do not have voting rights.

Required Vote

Approval of the Redomiciliation Merger requires the affirmative vote of holders of a majority of Energy Infrastructure’s outstanding common stock. Approval of the Business Combination requires the affirmative vote of a majority of the votes cast at the Special Meeting, provided there is a quorum. If the stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in Energy Infrastructure’s initial public offering, representing less than 30% of the total shares sold in the initial public offering and private placement, exercise their redemption rights. Energy Infrastructure’s board of directors will abandon the Business Combination if holders of 6,525,119 (which number represents 30% of the total shares sold in Energy Infrastructure’s initial public offering and private placement) or more of the shares of common stock issued in Energy Infrastructure’s initial public offering vote against the Business Combination and exercise their right to redeem their shares into a pro rata portion of the Trust Account. In addition, pursuant to the Merger Agreement, it is a condition to the obligation of Energy Infrastructure and Vanship to consummate the Business Combination that the Redomiciliation Merger Proposal be approved by Energy Infrastructure’s stockholders.

Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the Business Combination, since Energy Infrastructure's certificate of incorporation provides that only votes cast at the meeting will count toward the vote on the Business Combination. An abstention will not count toward the 30% ‘‘against and redeeming’’ vote that would result in the Business Combination’s abandonment, and if you abstain you would be unable to exercise any redemption rights upon approval of the Business Combination. With respect to the Redomiciliation Merger Proposal an abstention or a broker non-vote will have the same effect as a vote against the proposal.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in ‘‘street name’’) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. The matters currently planned to be considered by the stockholders are not routine matters. As a result, brokers can only vote the Energy Infrastructure shares if they have instructions to do so. Broker non-votes will not be counted in determining whether the proposals to be considered at the meeting are approved.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the Special Meeting:

By signing and returning the enclosed proxy card. If you submit a proxy card, your ‘‘proxy,’’ whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Energy Infrastructure board ‘‘FOR’’ approval of each proposal.

By telephone or on the internet. You can submit a proxy by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Redemption Rights

Any holder of shares that were issued in Energy Infrastructure’s initial public offering who votes against the Business Combination may, at the same time, demand that Energy Infrastructure redeem his, her or its shares for $10.00 per share, plus a portion of the interest earned and not previously released to Energy Infrastructure (net of taxes payable). If so demanded and the Business Combination is consummated, Energy Infrastructure will redeem the shares. A stockholder who has submitted a proxy but has not properly exercised redemption rights may still exercise those rights prior to the Special Meeting by submitting a later dated proxy, together with a demand that Energy Infrastructure redeem the stockholder’s shares for $10.00 per share, plus a portion of the interest earned and not previously released to Energy Infrastructure (net of taxes payable), but subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our officers and directors. After the Special Meeting, an Energy Infrastructure stockholder may not exercise redemption rights or correct invalidly exercised rights. You will only be entitled to receive cash for these shares if you continue to hold them through the closing of the Business Combination and then tender your stock certificate(s) to Energy Infrastructure or to Energy Infrastructure’s duly appointed tender agent. If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own these shares. Exercise of redemption rights will not affect any warrants held by that stockholder. Do not send your stock certificate(s) with your proxy. If the Business Combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their shares of common stock before the Business Combination is consummated.

You will lose your redemption rights if you submit an incomplete or untimely demand for redemption. To exercise redemption rights a Energy Infrastructure stockholder must:

•	Vote against the Business Combination Proposal;

•
Contemporaneous with that vote against the Business Combination Proposal, send a written demand to Energy Infrastructure (Attn: Susan Dubb) at Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, which demand must state:

•	The name and address of the stockholder;

•	That the stockholder has voted against the Business Combination;

•	That the stockholder demands redemption of the stockholder’s shares into cash; and

•	The address for delivery of the check for the aggregate redemption payment to be received by the stockholder if the shares are redeemed into cash.

If the Business Combination is approved by the Energy Infrastructure stockholders and is consummated, Energy Infrastructure will promptly pay to any holder who voted against the Business Combination and properly and timely demanded redemption and who has submitted the holder’s stock certificate(s) to Energy Infrastructure, or to its duly appointed tender agent, the stockholder's pro rata portion of funds in the Trust Account. Any such payment will only be made after the holder submits his, her or its stock certificates to Energy Infrastructure or to its duly appointed tender agent. The certificate(s) representing the shares being redeemed should not be submitted prior to the meeting or at the time that the redeeming stockholder votes against the Business Combination and submits the written demand for redemption, but only after the Business Combination has been approved. (Energy Infrastructure recommends sending the certificate by registered mail with proper insurance, since risk of loss will remain with the stockholder until the certificate is received by Energy Infrastructure). Energy Infrastructure will not charge any stockholder for costs incurred by Energy Infrastructure with respect to the exercise of redemption rights, such as the costs of redeeming shares from street name to physical certificates.

The closing price of Energy Infrastructure’s common stock on March 31, 2008 was $9.95 and the amount of cash held in the Trust Account on March 31, 2008 was $217,799,903. If a public stockholder would have elected to exercise redemption rights on such date, he or she would have been entitled to receive approximately $10.24 per share, though no assurance is given as to the actual redemption price, which could be lower than such amount.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your Energy Infrastructure common stock, you may call Susan Dubb of Energy Infrastructure, at (302) 656-1771. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	If you sent in a proxy, by sending another proxy card with a later date;

•	If you submitted a proxy by telephone, by calling the same number and following the instructions;

•	If you submitted a proxy by internet, by going to the same internet website and following the instructions;

•	Notifying Energy Infrastructure in writing before the Special Meeting that you have revoked your proxy; or

•	Attending the Special Meeting and voting in person.

If your shares are held in ‘‘street name,’’ consult your broker for instructions on how to revoke your proxy or change your vote.

If you do not vote your shares of Energy Infrastructure common stock in any of the ways described above, it will have the same effect as a vote against the adoption of the Redomiciliation Merger Proposal, but will not have the effect of a vote against the Business Combination Proposal and demand of redemption of your shares into a pro rata share of the Trust Account in which a substantial portion of the proceeds of Energy Infrastructure’s initial public offering are held.

Solicitation Costs. Energy Infrastructure is soliciting proxies on behalf of the Energy Infrastructure board of directors. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. Energy Infrastructure and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Energy Infrastructure has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Energy Infrastructure will pay all fees and expenses related to the retention of any proxy solicitation firm.

Energy Infrastructure will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Energy Infrastructure will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Energy Infrastructure stockholders is set forth above in the Summary and below under ‘‘Beneficial Ownership of Securities.’’

Adjournments and Postponements

You are also being asked to vote for the adoption and approval of a proposal to allow Energy Infrastructure to adjourn the Special Meeting in order to solicit proxies in the event that Energy Infrastructure has not obtained the requisite stockholder approval of the Business Combination and the Redomiciliation Merger. Notice of any adjournment may be sent to each Energy Infrastructure stockholder by mail, facsimile or other electronic means of communication (in the manner permitted under Section 232 of the General Corporation Law of the State of Delaware). In the event the meeting is adjourned, Energy Infrastructure’s board of directors may fix a new record date for the adjourned meeting; in which case, a notice of the adjourned meeting will be given to each Energy Infrastructure stockholder of record on the new record date. If you transfer your shares of Energy Infrastructure common stock prior to such new record date then you may not be entitled to vote on the Business Combination and/or the Redomiciliation Merger. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Energy Infrastructure stockholders who have already sent in their proxies to revoke them at any time before they are voted at the Special Meeting. Approval of the proposal to allow Energy Infrastructure to adjourn the Special Meeting in order to solicit proxies will require the affirmative vote of holders of a majority of the shares of Energy Infrastructure’s common stock represented in person or by proxy and entitled to vote at the Special Meeting.

BACKGROUND AND REASONS FOR THE BUSINESS COMBINATION
AND THE REDOMICILIATION MERGER

Background of the Acquisition

The terms of the Share Purchase Agreement are the result of arm’s length negotiations between representatives of Energy Infrastructure and Vanship Holdings Ltd., or Vanship. The following is a brief discussion of the background of Energy Infrastructure’s efforts to identify potential candidates for a business combination, the selection of Vanship, and the negotiations.

Energy Infrastructure is a blank check company organized under the laws of the State of Delaware on August 11, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. On July 21, 2006, Energy Infrastructure consummated its initial public offering of 20,250,000 units with each unit consisting of one share of its common stock and one warrant. Each warrant entitles the holder to purchase one share of Energy Infrastructure common stock at an exercise price of $8.00 per share. The units sold in Energy Infrastructure’s initial public offering were sold at an offering price of $10.00 per unit, generating gross proceeds of $202,500,000. Prior to the closing of Energy Infrastructure’s initial public offering, Energy Corp., a company formed under the laws of the Cayman Islands and controlled by Energy Infrastructure’s President and Chief Operating Officer purchased an aggregate of 825,398 units at a price of $10.00 per unit in a private placement, for aggregate gross proceeds of $8,253,980. On August 31, 2006 the underwriters of Energy Infrastructure’s initial public offering exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in the Trust Account. Energy Infrastructure’s units commenced trading on the American Stock Exchange under the symbol “EIIU,” on July 18, 2006. Effective on October 4, 2006, Energy Infrastructure’s common stock and warrants began to trade separately under the symbols “EII,” and “EII.WS”, respectively, and the units ceased trading. The $209,250,000 which was placed into the Trust Account will be released to Energy Infrastructure upon consummation of the acquisition, or upon the dissolution and liquidation of Energy Infrastructure in accordance with the General Corporation Law of the State of Delaware. Subsequent to its initial public offering, Energy Infrastructure’s officers and directors commenced an active search for a prospective business combination. Other than its initial public offering and the pursuit of a business combination, Energy Infrastructure has not engaged in any business to date.

Review of Prospective Business Combination Targets

Following Energy Infrastructure’s initial public offering in July 2006 until June 1, 2007, the date of Energy Infrastructure’s initial contact with Vanship, Energy Infrastructure evaluated 15 prospective transactions. Exploratory discussions were held with respect to effecting a business combination, either through a merger, the acquisition of an operating business or an asset acquisition, with nine of such prospective transactions. These candidates were engaged in the tanker, offshore supply, oil refinery and storage, terminal and oil rig sectors. Energy Infrastructure agreed to the substantive terms of a business combination with two of these companies. In connection therewith, Energy Infrastructure entered into a Memorandum of Understanding on April 24, 2007, with Ancora Investment Trust, a tanker operating company, for the initial purchase of 16 ships. Energy Infrastructure commenced due diligence which included reviewing the charter-party agreements for the vessels, reviewing class records and physically inspecting a number of vessels through an independent surveyor. The Memorandum of Understanding was subsequently terminated on July 3, 2007 due to the decision of Ancora not to sell the ships. Energy Infrastructure entered into a letter of intent dated October 8, 2007, with FR8, a freight and tanker operator, for the acquisition of its business. The letter of intent expired without a formal termination by the parties. Energy Infrastructure received preliminary information regarding the potential transaction with FR8 but did not commence due diligence.

Further to exploratory discussions, Energy Infrastructure's executive officers entered into negotiations or considered entering into negotiations with the prospective business combination targets appearing below. All of the prospective business combinations were accorded serious consideration by Energy Infrastructure's executive officers but other than the proposed transaction were rejected prior to reaching an agreement in principle.

Nature of Business	Activity Period	Reasons for Rejection

Oil Refinery & Gas Stations	September 2006	Price disagreement
Tanker Fleet	October 2006	Seller decided not to sell
LPG fleet & Gas Trader	October 2006	Did not agree on valuation
Naptha Terminal	December 2006	Sellers opted for other buyer
Natural Gas Exploration	January 2007	Sellers' economics
Freight & Tanker Operator	February 2007	Seller did not meet the deadlines
Oil Refinery	May 2007	Did not agree on valuation
Tanker fleet	June 2007	Seller decided not to sell
Oil Rigs	July/Aug 2007	Seller decided not to sell

Oil Refinery and Gas Stations (September 2006): This Company owned a retail distribution with long-term supply contracts, a terminal and a petroleum refinery facility in Puerto Rico with a marine dock and an inland distribution system. The refinery facility had been shut down since 2000, and a considerable amount of money was needed to reactivate it. Present cash flow earnings were poor and, in addition, the owner was unwilling to cede management control to Energy Infrastructure. Also, the target had a high asking price when compared to earnings generated. Also, as is the case in transactions involving refineries, there was no way to guaranty a specific forward EBITDA, which investors would require. During 2007, refinery margins collapsed as the price of crude fed to the refineries substantially surpassed the price increases to the finished products sold to the consumers.

Tanker Fleet (October 2006) and Naptha Terminal (December 2006): This Company comprised of five different classes of assets: (a) a crude oil terminal, (b) a crude oil pipeline, (c) real estate holdings, (d) a 49.94% stake in a tanker shipping company and (e) media investments. Both transactions involved political uncertainty, as the two major shareholders were involved in a management-control dispute over upcoming elections. In fact, after the elections, the Company decided to spin-off 34.5% of its Naptha Terminal to a foreign company while the tanker fleet, containing the hidden value for any acquirer, was never sold.

LPG Fleet & Gas Trader (October 2006): This family-owned enterprise comprised two different class of assets: (a) owned and chartered-in fleet of 20 and 4 LPG vessels, respectively, and an LPG trading company with several owned gas terminals. Energy Infrastructure did not proceed with this transaction because the parties were unable to agree on a valuation. The seller requested a certain percentage of premium above the market values of the owned fleet and equally a substantial premium above the profits of the trading company. Although the trading business was profitable, the owners were unwilling to sell the terminals, as they planned to exploit the real estate on which the terminals were built as building sites, which weakened substantially the trading profits. The terminals enabled the gas to be sold internally at local prices, which were much higher than the international market prices, a customary practice in the Mediterranean basin.

Natural Gas Exploration (January 2007): This Pakistan-based company had a concession to drill natural gas, but no production was ever started. Additionally, two key factors were missing at that time: (a) the certification of the reserves, and (b) the off-take agreement to sell the extracted gas. The company, due to pending shareholding changes and necessary government approvals, delayed the publication of the reserve certification and the execution by the state gas distribution company of the off-take agreement. As a result, it was unable to access a bank financing facility for the gas processing plant as well as for the pipeline connections to the state-owned pipeline grid. Given Energy Infrastructure’s time constraints, a political risk factor, and the lack of a present cash-flow, the transaction was deemed inappropriate for Energy Infrastructure.

Freight & Tanker Operator (February 2007): This company, FR8, owned by an oil trading company, had two distinct class of assets: (a) an owned fleet of six operating and 10 new vessels (coming to the market in 2008 + 2009) and (b) a freight trading business. Although Energy Infrastructure considered this an attractive transaction, the seller decided, through their appointed investment bank advisor, to run an auction-style process, the timing of which resulted in the seller missing deadlines set by Energy Infrastructure.

Oil Refinery (May 2007): This company, based in the northern part of Italy, owned (a) a refinery, (b) a storage facility and (c) retail gas stations. Although in terms of location, modern equipment and quality of output, it was a an interesting target, the seller decided to pursue an auction process with price indications much higher than what historical, present or potential future earnings could support at that time. Additional negative factors included the complex regulatory environment governing Italy, which had already caused other buyers to withdraw, and the inability to lock-in forward EBITDA after the collapse seen in 2007 in the refining margins, as discussed above.

Tanker Fleet (June 2007): This company, Ancora Investment Trust, owned a mixed fleet of 16 tankers with long-term charter coverage, which provided cash-flow and profit stability as well as a long-standing and proven technical management track record. Energy Infrastructure completed due diligence. However, the seller decided to abort the transaction due to divergent internal shareholders' views.

Oil Rigs (June-July 2007): This company comprised three jack-up rigs. However, because of the merger of the seller with another company, the disposal of these rigs was stalled until consummation of the merger and determination of business strategy by the merged company. The delay made the time frame no longer viable for Energy Infrastructure, which then focused exclusively on the Vanship transaction.

History of the Negotiations to Acquire the SPVs from Vanship
Energy Infrastructure’s Chief Financial Officer, Marios Pantazopoulos, during the course of his prior employment with Oceanbulk Maritime SA, had previously had business contacts with Fortis Securities LLC, or Fortis, and its shipping team in Piraeus and Rotterdam. In October 2006, representatives of Fortis met with Mr. Pantazopoulos during the Athens Marine Money Conference to discuss Energy Infrastructure’s initial public offering and Fortis’s potential role in identifying potential acquisition targets for Energy Infrastructure. A meeting was scheduled for May 2007 so that principals of Fortis could meet with Mr. George Sagredos, Energy Infrastructure’s Chief Operating Officer. Also in May 2007, Vanship engaged Fortis as financial advisor in connection with any sale of all or part of  Vanship’s fleet of VLCCs. In June 2007, Fortis provided Energy Infrastructure with an offering memorandum for Vanship as part of a selected bidding process. During this time, Energy Infrastructure was in contact with principals of Fortis.

Energy Infrastructure, its subsidiaries, affiliates and related parties had no prior connections or business contacts with Vanship or its subsidiaries, affiliates and related parties. Further, there is no relationship, affiliation or other connection between the officers, directors, and affiliates of Energy Infrastructure and the officers, directors, and affiliates of Vanship.

From June 1, 2007 until early August 2007, Fortis, Energy Infrastructure’s management and Maxim Group LLC, a financial advisor to Energy Infrastructure and the lead underwriter of Energy Infrastructure’s initial public offering, evaluated various scenarios in relation to the acquisition of certain vessels. Energy Infrastructure entered into a confidentiality agreement with Fortis on August 1, 2007 relating to the Vanship transaction.

After having discussions with Vanship management and proposing a potential structure for a business combination to Vanship management, a conference call was held on August 3, 2007 between Captain Vanderperre and Mr. Fred Cheng, representing Vanship, Messrs. George Sagredos and Marios Pantazopoulos, representing Energy Infrastructure, representatives of Maxim and representatives of Fortis.

On August 8th, 2007, Messrs. Sagredos and Pantazopoulos, a representative of Fortis and a representative of Maxim flew to Hong Kong to attend a series of meetings with Vanship's principals and management team. The parties discussed potential structures for a business combination, general information regarding each other's business activities and procedural issues relating to a potential business combination. The structure for a business combination, vessels to be acquired and the basic financial terms and other obligations were tentatively agreed during this series of meetings. Energy Infrastructure’s board determined during these meetings that the appropriate structure for this transaction would be to acquire the SPVs (which owned the VLCCs), as Vanship, the holding company, had additional interests, making an acquisition of the entire company impractical.

A non-binding term-sheet was executed on August 31, 2007. On September 15, 2007, Vanship confirmed that it had reached an agreement in principle with a joint venture partner that held a 50% indirect interest in three of the SPVs, pursuant to which Vanship would acquire a 100% direct interest in the three jointly held SPVs prior to or contemporaneously with the closing. Accordingly, Vanship commenced, as per its obligation under the term-sheet, to produce financial statements of the SPVs prepared in accordance with US GAAP and audited under US GAAS and Energy Infrastructure's legal and financial advisors commenced due diligence of the nine SPVs and commenced drafting a definitive purchase agreement. On September 28, 2007, Messrs. Sagredos and Cheng met to discuss procedures, strategy and management roles in connection with a potential business combination.

On October 6, 2007, during the Athens Marine Money Conference in Greece, Messrs. Sagredos and Pantazopoulos met with a representative of Fortis to discuss various aspects of the proposed transaction. On October 19 and 20, Captain Vanderperre and Mr. Cheng, representing Vanship and Mr. Sagredos and Mr. Pantazopoulos, representing Energy Infrastructure had various meetings. On October 19, 2007, New Century Capital Partners rendered its fairness opinion via a conference call to the entire board of directors of Energy Infrastructure, a written copy of which was subsequently delivered on October 17, 2007. On Monday, October 22, 2007, the board of directors of Energy Infrastructure held a meeting and voted to approve the transaction.

The transaction as currently structured is substantially the same as originally contemplated by the parties. However, it was originally contemplated that following the Business Combination the board of directors would consist of five representatives of Vanship and four representatives of Energy Infrastructure, with Mr. Sagredos serving as the Chief Operating Officer and Mr. Pantazopoulos serving as the Chief Financial Officer. As currently structured, Mr. Pantazopoulos will be the sole representative of Energy Infrastructure serving on the board of directors and none of the current management of Energy Infrastructure will have management responsibilities following the Business Combination.

On December 3, 2007 when Energy Infrastructure, Energy Merger and Vanship entered into the Share Purchase Agreement, the parties anticipated that Energy Merger would be able to obtain acquisition financing of up to $435 million. Such amount, taken together with the projected $220 million in Energy Infrastructure’s Trust Account, was calculated to be sufficient to fund Energy Merger’s committed cash consideration to Vanship of $643 million. Due to the reluctance of lenders to finance the acquisition of single-hull vessels and to support the leverage implied by $435 million of debt, Energy Merger was only able to obtain a maximum commitment for acquisition financing of $415 million. Due to the requirement imposed by Energy Merger’s lenders that $15 million be placed in a working capital reserve upon drawdown of the loan, the combination of funds available under Energy Merger’s term loan facility and funds in Energy Infrastructure’s Trust Account is insufficient to fund the acquisition of the SPVs. In addition, the potential that shareholders of Energy Infrastructure may vote against the Business Combination Proposal and elect to have their shares redeemed may further decrease the availability of funds to complete the acquisition.

Under the Share Purchase Agreement, Vanship agreed to purchase up to 5,000,000 units of Energy Merger at a purchase price of $10 per unit, but only to the extent necessary to secure acquisition financing. Energy Merger’s lenders did not make Vanship’s purchase of units a condition to their obligations under Energy Merger’s committed term sheet. Nevertheless, in February 2008, Vanship indicated to management of Energy Infrastructure that unless Energy Merger was able to obtain additional acquisition financing before the closing of the Business Combination, it would in principal be prepared to purchase all of the 5,000,000 units of Energy Merger’s common stock and warrants for an aggregate purchase price of $50,000,000 at the closing of the Business Combination in order to provide funds for Energy Merger to complete the acquisition and meet its initial working capital needs.

Even with the proceeds of the purchase of units by Vanship, Energy Infrastructure will not have funds available to complete the Business Combination if a sufficient number of its stockholders vote against the Business Combination Proposal and exercise their redemption rights. Accordingly, Energy Merger determined in February 2008 that it would offer to the public pursuant to the prospectus of which this joint proxy statement/prospectus forms a part, such number of shares of its common stock equal to the number of shares of Energy Infrastructure common stock that are required to be redeemed upon completion of the Business Combination. There is no certainty that Energy Merger will be successful in any such public offer. The inability of Energy Merger to successfully complete such public offer if stockholders of Energy Infrastructure elect to exercise their redemption rights could result in Energy Merger not having sufficient funds to complete the Business Combination, or alternatively, having sufficient funds to complete the Business Combination, but leaving Energy Merger with minimal working capital, no excess cash to fund the acquisition of additional vessels and insufficient free cash to pay dividends to its stockholders.

Advisors

Energy Infrastructure engaged the following advisors to assist management in identifying, evaluating, structuring and marketing transactions with potential targets.

On December 18, 2006, Energy Infrastructure entered into an advisory agreement to engage Maxim Group LLC, or Maxim, the lead underwriter in Energy Infrastructure’s initial public offering, to advise Energy Infrastructure and provide services in connection with identifying a potential acquisition target. Those services included creating financial models and valuation analysis, advice on structuring, assisting in the preparation of term sheets and letters of intent, soliciting and acting as an intermediary in discussions with a potential acquisition target, assisting in the negotiation and preparation of agreements and assisting in due diligence. In exchange for such services, Energy Infrastructure is obligated to pay Maxim a financial advisory fee payable in cash equal to 0.75% of the consideration received by the acquisition target in the transaction, but not to exceed $2,750,000. The advisory fee shall be payable upon the consummation of a transaction. In addition, to the advisory fee, if Maxim introduced the acquisition target to Energy Infrastructure, Energy Infrastructure agreed to pay Maxim a finder’s fee payable in cash equal to 0.50% of the consideration received by the acquisition target in the transaction at the consummation of the transaction. If a transaction is not consummated by Energy Infrastructure Maxim is not entitled to receive the advisory fees or the finder’s fee. The continuing obligations of Energy Infrastructure to Maxim under the Underwriting Agreement, dated July 20, 2006, are separate and apart from the obligations of Energy Infrastructure to Maxim under this advisory agreement. Energy Infrastructure is also obligated to reimburse Maxim for all reasonable out-of-pocket expenses, that have been approved by Energy Infrastructure, incurred by Maxim in connection with the services being provided. On July 2, 2007, Energy Infrastructure entered into an advisory agreement to engage the Investment Bank of Greece, or IBG, to advise Energy Infrastructure and provide services in connection with identifying a potential acquisition target. IBG was engaged to assist in identifying potential acquisition targets, including integrated shipping companies, shipping pool services and assets/vessels of a company, and to provide advice, and assistance with respect to defining objectives, performing valuation analysis, structuring, planning, negotiating and financing a potential transaction. IBG may also provide services for transactions identified by a third party. In the event that an acquisition is consummated, IBG will receive a fixed fee of $1,200,000. In addition to such fixed fee, and whether or not a transaction is consummated, IBG will also be reimbursed by Energy Infrastructure for all pre-approved reasonable out-of-pocket expenses arising out of the engagement.

Reasons for the Redomiciliation Merger

Vanship, a non-U.S. company with no substantial connection to the United States, will receive a substantial portion of the consideration for the sale of the SPVs in the form of stock of a publicly-traded corporation incorporated outside of the United States. Vanship stated that it was not willing to accept this stock as consideration for the SPVs if the purchasing company is a U.S. corporation.

The SPVs have operated almost exclusively outside of the United States throughout their entire history. None of the ships owned by the SPVs are operated under U.S. flag, and these ships operate predominantly outside of U.S. territorial waters. It is expected that the ships will continue to be operated predominantly outside of the United States after the Business Combination. As a result, given the minimal contacts with the United States, Vanship is more comfortable acquiring a controlling interest in a Marshall Islands corporation than in a U.S. corporation, which would be subject to the jurisdiction of U.S. federal, state or local courts.

In addition, Vanship is incorporated outside of the United States, and is aware that most of its competitors are incorporated in jurisdictions outside of the United States, such as the Republic of the Marshall Islands, operate outside of the United States, and therefore are subject to little or no U.S. income tax. Prior to the proposed transaction, neither Vanship nor any of the SPVs was subject to the U.S. corporate net income tax (although a portion of the charter hire may have been subject, from time to time, to the U.S. tax on gross U.S. source transportation income). If Vanship received stock in Energy Infrastructure and Energy Infrastructure remained a U.S. corporation, the income from operation of the ships, when distributed to Energy Infrastructure (following the Business Combination), would be subject to U.S. federal income tax at a top marginal rate of 35% at the Energy Infrastructure level, and any dividends from Energy Infrastructure to its non-U.S. stockholders, including Vanship, would additionally be subject to U.S. withholding tax of up to 30%. Vanship indicated that such taxation would be unacceptable to it.

Vanship and the board of directors of Energy Infrastructure also concluded that redomiciling to the Marshall Islands would permit greater flexibility and possibly improved economics in structuring future acquisitions as Energy Merger expands, because a non-U.S. owner of a potential target would likely view being a stockholder in a publicly-traded Marshall Islands corporation more favorably than being a stockholder in a U.S. corporation. In addition, as a foreign (non-U.S.) corporation, Energy Merger is expected to qualify for foreign private issuer status with the U.S. Securities and Exchange Commission, which would reduce the reporting requirements under the Securities Exchange Act of 1934, as amended, and result in significantly lower costs associated with ongoing financial and reporting compliance.

For the reasons described above, Vanship and the board of directors of Energy Infrastructure determined that in order to compete in the most favorable manner with other international shipping companies listed in the U.S. public markets, almost all of which are domiciled outside of the United States, it was advisable for Energy Infrastructure to redomicile to the Republic of the Marshall Islands by means of the Redomiciliation Merger.

Satisfaction of 80% Test

In accordance with the terms of the initial public offering, it is a requirement that the target of Energy Infrastructure’s initial business combination have a fair market value equal to at least 80% of the amount in the Trust Account (exclusive of the underwriters’ contingent compensation and Maxim Group LLC’s contingent placement fees being held in the Trust Account) at the time of the Business Combination. The Energy Infrastructure board of directors, based on their financial skills, knowledge of and experience in the international shipping industry, determined that it was qualified to make the determination with regard to the net asset requirement. As a result of the Redomiciliation Merger, Energy Infrastructure will merge with and into Energy Merger, with Energy Merger as the surviving corporation. On December 3, 2007, Energy Merger entered into a Share Purchase Agreement with respect to shares of the nine SPVs. Based on the independent vessel valuations in the form of “desk appraisals” performed by purchase and sale brokers recognized in the international shipping industry, Energy Infrastructure’s board of directors, after consulting with its shipbroker and financial advisor Maxim and relying on the fairness opinion of New Century Capital Partners, determined that the aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger, which amount was negotiated at arms-length, was fair to and in the best interests of Energy Infrastructure and its stockholders and appropriately reflects the value of the vessels held by the SPVs. In reaching this conclusion, Energy Infrastructure’s board of directors also took into account that Energy Merger may issue up to an additional 6,000,000 shares of Energy Merger to Vanship if certain revenue targets are achieved. Energy Infrastructure’s board of directors was satisfied that, consistent with industry practice, the value of the Share Purchase Agreement that Energy Merger entered into is equivalent in value to the underlying value of the vessels to which the Share Purchase Agreement relates. On March 31, 2008, 80% of the net assets of Energy Infrastructure was equal to $169,000,000. Accordingly, the board of directors determined that the requirement that the target of Energy Infrastructure’s initial business combination will have a fair market value equal to at least 80% of the amount that will be held the Trust Account (exclusive of the underwriters’ contingent compensation and Maxim Group LLC’s contingent placement fees being held in the Trust Account) at the time of the Business Combination is satisfied.

Energy Infrastructure directors and executive officers, who have interests in the merger that may be different from, or in addition to, the interests of its unaffiliated stockholders, have actively participated in the negotiations related to the Share Purchase Agreement. See “Risk Factors—Risks Relating to Energy Infrastructure Acquisition Corp.—Energy Infrastructure’s directors and executive officers have interests in the Business Combination that may be different from yours.”

Recommendations of the Board of Directors

Energy Infrastructure’s board of directors, after reviewing the transaction criteria set forth herein, concluded that the Redomiciliation Merger with Energy Merger and the Business Combination was the only business combination transaction that had been evaluated by Energy Infrastructure’s board of directors that satisfied all of its criteria.

Fairness Opinion

New Century Capital Partners delivered its written fairness opinion to the board of directors on October 17, 2007, and subsequently made a formal presentation, via a conference call, to Energy Infrastructure's board of directors on October 19, 2007. The fairness opinion stated that, as of October 17, 2007, based upon and subject to the assumptions made, matters considered, procedures followed, methods employed and limitations on New Century Capital Partners' review as set forth in the fairness opinion, it is New Century Capital Partners’ opinion that the consideration to be paid in conjunction with the Business Combination was fair, from a financial point of view, to the stockholders of Energy Infrastructure. The fairness opinion provided by New Century Capital Partners is based on the consideration described in the draft Share Purchase and Merger Agreement dated October 16, 2007 (which agreement was subsequently renamed the Share Purchase Agreement and executed on December 3, 2007). The consideration to be paid to Vanship which is contemplated by the October 16, 2007 draft Share Purchase and Merger Agreement is identical to that contemplated by the executed December 3, 2007 Share Purchase Agreement. The full text of the written fairness opinion of New Century Capital Partners is attached as Appendix C and is incorporated by reference into this joint proxy statement/prospectus.

You are urged to read the New Century Capital Partners’ fairness opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed, methods employed and limitations on the review that it has undertaken in rendering its fairness opinion. The summary of the New Century Capital Partners’ fairness opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the fairness opinion.

The New Century Capital Partners’ fairness opinion is for the use and benefit of Energy Infrastructure's board of directors in connection with its consideration of the Business Combination and it does not constitute a recommendation to the board of directors or to any holders of Energy Infrastructure's common stock as to how to vote or proceed with respect to any of the proposals set forth in this joint proxy statement/prospectus.

In arriving at its opinion, New Century Capital Partners took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, New Century Capital Partners:

•	Reviewed financial statements of the SPVs for the fiscal years 2005 and 2006;

•
Reviewed publicly available filings by Energy Infrastructure, including its Registration Statement on Form S-1 filed on July 17, 2006 and quarterly filings on Form 10-Q for the periods ended June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007 as well as Form 10-K for the year ended December 31, 2006;

•	Reviewed the draft Share Purchase and Merger Agreement dated on October 16, 2007;

•	Reviewed the term sheet relating to the Business Combination;

•	Reviewed the valuation reports prepared by Simpson, Spence & Young, Ltd. and Clarkson Research Services Limited, dated August 29, 2007 and October 12, 2007, respectively;

•	Conducted management financial and operational due diligence telephonically with Marios Pantazopoulos of Energy Infrastructure and Fred Cheng of Vanship;

•	Developed a selected group for comparative purposes of publicly traded tanker companies;

•	Reviewed publicly available financial data, stock market performance data and trading multiples of companies in the business sector of tankers for comparative purposes;

•	Reviewed certain publicly available information for precedent single hull and double hull transactions for tanker acquisitions for the period January 1, 2005 to October 16, 2007;

•	Developed financial forecasts and a discounted cash flow analysis for the combined SPVs using assumptions supplied to New Century Capital Partners by Energy Infrastructure; and

In rendering its fairness opinion, New Century Capital Partners assumed the accuracy and completeness of all of the information that has been supplied to it with respect to Energy Infrastructure, the SPVs and the vessels without assuming any responsibility for any independent verification of any such information. Further, New Century Capital Partners relied upon the assurance of management of Energy Infrastructure that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to its analysis. New Century Capital Partners has not made any physical inspection or independent appraisal of any of the properties or assets of Energy Infrastructure or Vanship, nor has New Century Capital Partners evaluated the solvency or fair value of Energy Infrastructure or any of the SPVs under any domestic or international laws relating to bankruptcy, insolvency, or similar matters. New Century Capital Partners assumed that the Business Combination will be consummated on the terms and conditions described in the draft Share Purchase and Merger Agreement reviewed by them. New Century Capital Partners' fairness opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by New Century Capital Partners at the date of its written fairness opinion.

The written fairness opinion only addresses the matters specifically addressed therein. Without limiting the foregoing, the written opinion does not address: (i) matters that require legal, regulatory, accounting, insurance, tax or other professional advice; (ii) the underlying business decision of Energy Infrastructure or any other party to proceed with or effect the Business Combination; (iii) the fairness of any portion or aspect of the Business Combination not expressly addressed in the fairness opinion; (iv) the relative merits of the Business Combination as compared to any alternative business strategies that might exist for Energy Infrastructure or the effect of any other transaction in which Energy Infrastructure might engage; (v) any matters related to the risks associated with the assets and/or equity interests to be acquired in the Business Combination, including without limitation, the fluctuation in currency exchange rates, property rights and regulatory considerations; or (vi) the tax or legal consequences of the Business Combination to either Energy Infrastructure, its stockholders or any other party.

With respect to the financial information, forecasts and assumptions furnished to or discussed with New Century Capital Partners by Energy Infrastructure, New Century Capital Partners has assumed that such information has been reasonably prepared and that it reflects the best currently available estimates and judgment of Energy Infrastructure's management as to the expected future financial performance of the combined SPVs. For purposes of New Century Capital Partners' written fairness opinion, New Century Capital Partners assumed that each of Energy Infrastructure and Vanship is not a party to any pending material transaction other than the Business Combination and those activities undertaken in the ordinary course of business. Further, New Century Capital Partners makes no representations as to the actual value which may be received in connection with the Business Combination, nor the legal, regulatory (foreign or domestic), tax or accounting effects of consummating the Business Combination.

New Century Capital Partners assumed that the Business Combination will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable foreign, federal and state securities rules and regulations. New Century Capital Partners assumed that the Business Combination will be consummated substantially in accordance with the terms and conditions set forth in the draft Merger and Share Purchase Agreement, without any further amendments to these terms and conditions.

New Century Capital Partners' analysis and fairness opinion are necessarily based upon market, economic and other conditions as they existed on and could be evaluated on October 17, 2007. Accordingly, although subsequent developments may affect its fairness opinion, New Century Capital Partners has not assumed any obligation to update, review or reaffirm its fairness opinion.

In connection with rendering its fairness opinion, New Century Capital Partners performed certain financial, comparative and other analyses as summarized below. Each of the analyses that New Century Capital Partners conducted provided a valuation methodology, in order to determine the valuation of the combined SPVs. The summary of New Century Partners' analyses and valuation methodologies described below are not a complete description of the analyses underlying New Century Capital Partners' fairness opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In addition, New Century Capital Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The estimates contained in New Century Capital Partners' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than the analyses suggest. Accordingly, New Century Capital Partners' analyses and estimates are inherently subject to substantial uncertainty. New Century Capital Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses that New Century Capital Partners performed in connection with the preparation of its fairness opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand New Century Capital Partners' financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses that New Century Capital Partners performed.

The analyses performed were prepared solely as part of New Century Capital Partners' analysis of the fairness, from a financial point of view, to Energy Infrastructure with respect to the consideration to be paid in connection with the proposed acquisition of nine vessel-owning companies from Vanship, and were provided to Energy Infrastructure's board of directors in connection with the delivery of New Century Capital Partners' fairness opinion. The fairness opinion of New Century Capital Partners was just one of the many factors taken into account by Energy Infrastructure's board of directors in making its determination to approve the transaction, including those described elsewhere in this joint proxy statement/prospectus.

Comparable Company Analysis

This method applies the comparative public market information of companies comparable to the combined SPVs. The methodology assumes that companies in the same industry share similar markets. The potential for revenue and earnings growth is usually dependent upon the characteristics of the growth rates of these markets, and companies in the same industry experience similar operating characteristics. The underlying components in the comparable company analysis assume both the combined SPVs and the comparable companies are ongoing concerns.

Using publicly available information, New Century Capital Partners compared selected financial data of the SPVs with similar data of selected publicly traded tanker companies considered by New Century Capital Partners to be comparable to the combined SPVs, specifically New Century Capital Partners selected public tanker companies with a dividend yield over 7%, as such companies tend to trade based on multiples of cash flow or EBITDA. In this regard, New Century Capital Partners noted that although such companies were considered similar, none of the companies has the same management, makeup, size or combination of business as the combined SPVs. The comparable group includes: Aries Maritime Transport Limited, Arlington Tankers Limited, Double Hull Tankers, Inc., General Maritime Corporation, Knightsbridge Tankers Limited, Nordic American Tanker Shipping Limited, Omega Navigation Enterprises, Inc., and Ship Finance International Limited.

New Century Capital Partners analyzed the following financial data for each of the comparable companies: (1) the “enterprise value,” defined as common stock market value (the number of fully-diluted shares multiplied by the closing price of the common stock), plus total debt and preferred stock, less cash as a multiple of 2007 and 2008 estimated EBITDA (which EBITDA estimates reflect a mean consensus of research analysts’ EBITDA estimates as reported by Institutional Brokers Estimate Service), for each of the comparable companies; and (2) the closing price of the common stock on October 16, 2007 as a multiple of the net asset value per share for each of the comparable companies. New Century Capital Partners also analyzed the annualized dividends per the closing price of the common stock on October 16, 2007. New Century Capital Partners performed valuation analyses by applying certain market trading statistics of the comparable companies to the historical and estimated financial results of the combined SPVs. The ranges of data in the comparable companies analysis is disclosed in the full Fairness Opinion in Exhibit 99.11 to this joint proxy statement/prospectus. While all data points were considered in New Century Capital Partners’ analysis, New Century Capital Partners deemed the mean results of all the data to be more relevant than the range of the data.

New Century Capital Partners examined Wall Street research of the comparable companies, and for other publicly traded companies and New Century Capital Partners also examined other industry research and made the following observations: While a variety of valuation methodologies and metrics are used in determining a shipping company’s value, New Century Capital Partners found that the majority of time companies are valued using next-year’s EBITDA and applying an enterprise value/EBITDA multiple to determine a shipping company’s value; additionally, but to a lesser extent, a company’s current net asset value was considered. As a result, New Century Capital Partners applied weights to the various valuation methodologies in order to determine the combined SPVs’ enterprise value and equity value. As a result of these valuation analyses, New Century Capital Partners derived an average implied enterprise value of approximately $993 million for the combined SPVs, which is higher than the offer price, including the present value of the earn-out, or $830 million, which supports the fairness of the transaction to the shareholders of Energy Infrastructure.

Precedent Transaction and Evaluation Analysis

New Century Capital Partners reviewed certain publicly available information for precedent single hull and double hull transactions for tanker acquisitions for the period January 1, 2005 to October 16, 2007 and New Century Capital Partners identified 66 relevant transactions involving purchases of other tanker shipping vessels. This analysis provided New Century with an asset valuation for each individual vessel, which helped New Century establish a minimum valuation for each vessel. The information New Century Capital Partners reviewed in the selected transactions consisted of the purchase price of single hull and double hull tankers divided by the deadweight tonnage of the vessel. Deadweight ton is a unit of a vessel's capacity for cargo, fuel, oil, stores and crew measured in metric tons of 1,000 kilograms. New Century Capital Partners calculated the mean price to deadweight tonnage multiples for single hull and double hull transactions to be $167 and $350, respectively.

Utilizing an average of the mean multiples paid in single hull and double hull transactions, New Century Capital Partners derived an implied enterprise value for the combined SPVs of $691.7 million. A summary of the average multiples utilizing the merger and acquisition analysis is as follows:

Comparable Transactions:
	SH Transactions			DH Transactions			Total Transactions
Year	P/DWT	# Trans.	Avg. Yr Built	P/DWT	# Trans.	Avg. Yr Built	Weighted P/DWT	# Trans.	Avg. Yr Built
2007	$163	21	1992	$323	6	1996	$257	27	1993
2006	$160	13	1991	$364	12	2000	$279	25	1995
2005	$192	6	1989	$350	8	1999	$284	14	1994
Total	$167	40	1991	$350	26	1999	$274	66	1994

New Century Capital Partners reviewed valuation reports on the nine vessels prepared by Simpson, Spence & Young, Ltd. and Clarkson Research Services Limited, dated August 29, 2007 and October 12, 2007, respectively. The mean value of the nine vessels as stated in the valuation reports is $762.5 million. These valuation reports were prepared by leading shipbrokers and are based on reported transactions and the each of the broker’s market knowledge. The valuations were each performed in October 2007, and are not a guide to the market value of the vessels at any other time. Market values in the shipping industry are highly volatile. The valuation certificates of each of Clarksons Research Services Limited and Simpson Spence and Young, Ltd. dated October 12, 2007 and October 9, 2007, respectively, are attached to this joint proxy statement/prospectus statement as Appendix E and Appendix F, respectively.

Utilizing the average of the enterprise values derived from the mean multiples paid in single hull and double hull transactions and the valuation reports, New Century Capital Partners derived an implied enterprise value of $727 million for the nine vessels.

New Century Capital Partners noted that the values derived from the precedent transaction analysis may not fully capture the value associated with the vessels. More specifically, the acquisition of the SPVs represents nine vessels purchased at one time, which should receive a premium valuation (e.g., this type of transaction is known as an “en-bloc” transaction and generally receives a premium valuation due to the rare opportunity of purchasing nine homogeneous vessels in one transaction). In addition, the vessels are being acquired with long-term class “A” charters and there are three vessels being purchased with profit sharing arrangements which can generate additional profit upside, though there can be no assurance this will happen. Furthermore, the acquisition provides a “homogeneous” fleet whereby the nine vessels have the same suppliers, crews and maintenance facilities which provides an opportunity to capitalize on the associated economies of scale.

		($ in millions)
	Price / DWT	Implied EV
a. Method 1: single hull and double hull precedent transactions	$274	$691.7
b. Method 2: Valuation Reports	301	762.5
Mean	288	$727.1

Discounted Cash Flow Analysis

New Century Capital Partners utilized a discounted cash flow analysis which calculates the present value of the combined SPVs based on the sum of the present value of the projected available cash flow streams and the terminal value of the equity.

New Century Capital Partners created financial projections, based on financial and operational assumptions provided by the management of Energy Infrastructure, of the cash flow available for distributions for the year ending December 30, 2008 through 2012. New Century Capital Partners projected future values of the combined SPVs by applying assumed EBITDA multiples of 9.0x, 10.0x and 11.0x to New Century Capital Partners’ projected (based on information received from the management of Energy Infrastructure) EBITDA for the year ending December 31, 2013. The projected future values were then discounted using a range of discount rates of 7.0% to 10.0% (Vanship’s weighted average cost of capital was calculated at 6.9%), which yielded an implied range of enterprise values between $879 million to $1,123 million. The mean implied enterprise value derived from the discounted cash flow analysis was $995.9 million, which is higher than the offer price, including the present value of the earn-out, or $830 million, which supports the fairness of the transaction to the shareholders of Energy Infrastructure.

In determining the discount rates used in the discounted present value analysis, New Century Capital Partners noted, among other things, factors such as inflation, prevailing market interest rates, and the inherent business risk and rates of return required by investors. In determining the appropriate EBITDA multiple used in calculating the combined SPVs’ projected future enterprise value, New Century Capital Partners noted, among other things, the multiples at which public companies which New Century Capital Partners deemed comparable to the combined SPVs currently traded.

Conclusion

Based on the information and analyses set forth above, New Century Capital Partners delivered its written fairness opinion to Energy Infrastructure's board of directors, which stated that, as of October 17, 2007, based upon and subject to the assumptions made, matters considered, procedures followed, methods employed and limitations on its review as set forth in the fairness opinion, in the opinion of New Century Capital Partners, the consideration to be paid in conjunction with the acquisition of the SPVs is fair, from a financial point of view, to the stockholders of Energy Infrastructure. New Century Capital Partners received a fee of $65,000 in connection with the preparation and issuance of its fairness opinion and was reimbursed for its attorney’s fees. In addition, New Century Capital Partners will receive an additional fee of $180,000 and will be reimbursed for additional attorney’s fees, up to $20,000 contingent upon completion of the Business Combination. Energy Infrastructure agreed to indemnify New Century Capital Partners for certain liabilities that may arise out of the rendering of its fairness opinion. New Century Capital Partners' fee for providing the fairness opinion was determined based on arm’s-length negotiations between the parties. Neither New Century Capital Partners, nor its affiliates, held any securities of Energy Infrastructure or Vanship, nor did any members or officers of New Century Capital Partners serve as a director of Energy Infrastructure or Vanship. New Century Capital Partners or one of its affiliates may provide investment banking and related services to Energy Infrastructure in the future.

General Matters Regarding Fairness Opinion

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such analyses and fairness opinion are not susceptible to summary description. Furthermore, New Century Capital Partners made qualitative and quantitative judgments as to the significance and relevance of each analysis and factor. Accordingly, New Century Capital Partners analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered without considering all analyses and factors, could provide a misleading or incomplete view of the process underlying the conclusions expressed in the fairness opinion.

In its analysis, New Century Capital Partners made a number of assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Vanship, Energy Infrastructure and New Century Capital Partners. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those set forth in the analysis. In addition, analyses relating to the value of the SPVs do not purport to be appraisals or to reflect the prices at which securities of Energy Infrastructure may be sold after the merger is approved.

New Century Capital Partners' fairness opinion does not constitute a recommendation to the board of directors or to any holder of Energy Infrastructure’s securities as to how such a person should vote or act with respect to any of the proposals set forth in this joint proxy statement/prospectus. The opinion does not address the decision of the board of directors to enter into the Business Combination as compared to any alternative business transactions that might be available to Energy Infrastructure nor does it address the underlying business decision to engage in the Business Combination.

New Century Capital Partners is an investment banking firm with experience in providing mergers and acquisitions investment banking advisory services, including providing fairness opinions and valuations, private placements, including PIPEs, and other investment banking services. The board of directors of Energy Infrastructure retained New Century Capital Partners based on its mergers and acquisitions expertise and reputation, including its previous experience in providing fairness opinions for blank-check transactions, as well as recommendations from other companies that had engaged New Century Capital Partners for similar purposes, and New Century Capital Partners' ability to render a fairness opinion within the required timeframe.

Energy Infrastructure Board Considerations

Energy Infrastructure’s board of directors determined that the Redomiciliation Merger and the Business Combination are in the best interest of Energy Infrastructure and its stockholders. In reaching its determination, Energy Infrastructure’s board of directors considered a number of factors, including the following material factors, which the Board believes favor the transaction:

•
the written fairness opinion provided by New Century Capital Partners and the formal presentation made to the board of directors of Energy Merger by New Century Capital Partners via conference call that the consideration to be paid in conjunction with the Business Combination was fair, from a financial point of view, to Energy Infrastructure’s stockholders, specifically, the board of directors gave significant weight to the discounted cash flow analysis, which allowed it to evaluate the potential of the SPVs following the Business Combination, and the comparable company analysis, which gave the board comfort that it was employing the correct multiples in its evaluation of the transaction and gave less weight to the precedent transaction and evaluation analysis, which gave the board comfort that its view of the transaction valuation was reasonable, but was discounted due to the fact that, as noted by New Century Capital Partners, its precedent transaction analysis did not capture the full value of the transaction;

•	the fact that the merger of Energy Infrastructure with and into Energy Merger with Energy Merger as the surviving corporation is expected to constitute a reorganization under the Code;

•	the high quality of the vessels owned by the SPVs, including the average age of approximately 12.9 years upon completion of the Business Combination;

•	the terms of the charter agreements entered into by the SPVs and the good reputations of the charterers under such agreements;

•
the reduced level of cash outlay required to complete the purchase of the SPVs, as compared to an all cash acquisition, because Vanship has agreed to accept shares as part of the purchase price, which will leave Energy Merger with a greater amount of cash following the Business Combination;

•	the fact that Vanship is an unaffiliated third party;

•
the “desk appraisal” vessel valuations obtained by Clarkson Research Services Limited and Simpson, Spence & Young, Ltd., which assisted the board in its conclusion that the consideration to be paid in the transaction was reasonable;

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the assessment by Energy Infrastructure’s management that, consistent with industry practice, the value of the Share Purchase Agreement that Energy Merger entered into is equivalent in value to the underlying value of the vessels respectively and thus the 80% net asset test was met; and

•
the fact that the agreement to purchase the nine SPVs from Vanship was the result of a comprehensive review conducted by Energy Infrastructure’s board (with the assistance of its financial advisors) of the strategic alternatives available to Energy Infrastructure, leading to the conclusion that the Business Combination is in the best interests of Energy Infrastructure’s stockholders.

Energy Infrastructure’s board of directors also considered potential risks relating to the Redomiciliation Merger and the Business Combination, including the following:

•	Vanship may fail to deliver the SPVs to Energy Merger;

•	volatility of charter rates and vessel values; and

•
the risks and costs to Energy Infrastructure if the Business Combination is not completed, including the need to locate another suitable business combination or arrangement and obtain stockholder approval and complete the business combination by July 21, 2008.

The foregoing discussion of the information and factors considered by Energy Infrastructure’s board of directors is not intended to be exhaustive, but includes all currently known material factors, both positive and negative, that the board of directors considered in reaching its determination that the Redomiciliation Merger and the Business Combination is in the best interests of Energy Infrastructure and its stockholders. In view of the variety of factors considered in connection with its evaluation of the Business Combination, Energy Infrastructure’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, Energy Infrastructure’s board of directors unanimously determined to recommend that Energy Infrastructure stockholders vote “FOR” the approval and authorization of the Business Combination at the Special Meeting.

Interest of Energy Infrastructure Directors and Officers in the Business Combination

When you consider the recommendation of Energy Infrastructure’s board of directors that you vote in favor of approval of the Business Combination, you should keep in mind that certain of Energy Infrastructure’s officers and directors have interests in the Business Combination that may be different from, or in addition to, your interest as a stockholder. These interests currently known to us are:

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Energy Infrastructure’s officers and directors paid $25,000 in cash for a total of 5,268,849 shares of Energy Infrastructure common stock prior to the initial public offering. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $52,635,802 based on Energy Infrastructure’s share price of $9.99 as of May 5, 2008. Our initial stockholders have agreed to surrender up to an aggregate of 270,000 of their shares of common stock to us for cancellation upon consummation of a business combination in the event public stockholders exercise their right to have Energy Infrastructure redeem their shares for cash. Pursuant to this agreement, for each 1,000 shares redeemed up to 6,210,000 shares, our initial stockholders will surrender approximately 43.5 shares for cancellation. None of the 5,268,849 shares issued prior to the initial public offering to these individuals may be released from escrow until July 17, 2009 during which time the value of the shares may increase or decrease; however, since such shares were acquired for $0.004 per share, the holders are likely to benefit from the Business Combination notwithstanding any decrease in the market price of the shares. Further, if the Business Combination is not approved and Energy Infrastructure fails to consummate an alternative transaction within the requisite period and we are therefore required to liquidate, such shares do not carry the right to receive any distributions upon liquidation.

•
Energy Corp., a company formed under the laws of the Cayman Islands, which is controlled by our President and Chief Operating Officer, purchased 825,398 units in the private placement at a purchase price of $10.00 per unit (comprised of one share of common stock and one warrant to purchase a share of common stock of Energy Infrastructure) for a total of $8,253,980, and as of February 8, 2008, the aggregate market value of such securities was approximately $8,138,000. Energy Corp. has agreed to vote its common shares included in the units in favor of the Business Combination and thereby waive redemption rights with respect to those shares. If the Redomiciliation Merger is not approved and Energy Infrastructure fails to consummate an alternative transaction within the requisite period and Energy Infrastructure is therefore required to liquidate, those shares do not carry the right to receive distributions upon liquidation. No officers or directors of Energy Infrastructure or Energy Merger have purchased any securities of Energy Infrastructure in the after market.

•
Maxim Group LLC, the underwriters of our initial public offering and financial advisor in connection with the Business Combination, has an interest in the Business Combination. Maxim’s interest in the consummation of a business combination by Energy Infrastructure consists of $2,310,040 in contingent underwriting and private placement fees held in the Trust Account as of June 30, 2007 that it will receive upon the consummation of a business combination, 202,500 shares of our common stock deposited into escrow, subject to forfeiture, and released to Maxim only upon consummation of a business combination, as well as up to $2,750,000 that it will receive in its financial advisory role in the transaction. In addition, Maxim has an interest in having as few stockholders as possible exercise their redemption rights because Maxim has agreed that it will forfeit $0.10 per share (up to a maximum of $652,511) plus interest thereon of its contingent underwriting compensation for each share redeemed by a stockholder in connection with a business combination transaction.

Energy Infrastructure’s board of directors was aware of these arrangements during its deliberations on the merits of the Business Combination and in determining to recommend to the stockholders of Energy Infrastructure that they vote for in favor of the Business Combination.

Energy Merger. The board of directors of Energy Merger has unanimously determined that the Business Combination is advisable and in its best interests, based on the various shipping regulatory and tax advantages of operating an international shipping company domiciled in the Republic of the Marshall Islands versus a United States jurisdiction.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” since, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the Business Combination will have effective control of Energy Infrastructure through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through Energy Merger, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through Energy Merger) for the stock of Energy Infrastructure and a cash dividend equal to the cash portion of the consideration. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of Energy Infrastructure, and Energy Infrastructure’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in the three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

As a result of the consummation of the Business Combination, the following charges to operations will be recorded by Energy Merger (the successor to Energy Infrastructure and the accounting acquiree) at the closing of the transaction (based on the December 31, 2007 financial statements):

•
a charge to operations aggregating $17,943,921, representing the unamortized fair value of previously issued options to purchase 3,585,000 shares of common stock, as a result of the termination of such options held by George Sagredos and Andreas Theotokis; and

•
a charge to operations aggregating $10,310,000, representing the fair value of 1,000,000 units to be issued to George Sagredos (each unit consisting of one share of common stock and one common stock purchase warrant).

Regulatory Approvals

Energy Infrastructure and Energy Merger do not expect that the Redomiciliation Merger will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the effectiveness of the registration statement of Energy Merger of which this joint proxy statement/prospectus is part, and the filing of certain merger documents with the Registrar of Corporations of the Republic of the Marshall Islands and with the Secretary of State of the State of Delaware. Energy Infrastructure and Energy Merger intend to comply with all such requirements. We do not believe that, in connection with the completion of the Redomiciliation Merger, any consent, approval, authorization or permit of, or filing with or notification to, any merger control authority will be required in any jurisdiction.

Appraisal Rights

Under applicable Delaware law, Energy Infrastructure stockholders do not have the right to dissent and exercise appraisal rights to demand payment of the fair value of their Energy Infrastructure common stock if the Redomiciliation Merger is completed.

THE SHARE PURCHASE AGREEMENT

On December 3, 2007, Energy Infrastructure, Energy Merger and Vanship entered into a Share Purchase Agreement which was amended and restated on February 6, 2008. The summary of the material terms of the Share Purchase Agreement appearing below and elsewhere in this joint proxy statement/prospectus is subject to the terms and conditions of the Share Purchase Agreement. The Share Purchase Agreement is attached as Appendix A. This summary may not contain all of the information about the Share Purchase Agreement that is important to you. We encourage you to read carefully the Share Purchase Agreement in its entirety.

General

Upon delivery of the outstanding shares of the SPVs from Vanship, Energy Merger’s fleet will be comprised of five double hull VLCCs and four single hull VLCCs. These VLCCs transport crude oil principally from the Middle East to Asia. The vessels have a combined cargo-carrying capacity of 2,519,213 deadweight tons and are expected to have an average age of approximately 12.9 years upon completion of the Business Combination. The vessels are currently 100% chartered out and are expected to have an average remaining charter life of approximately 5.7 years upon completion of the Business Combination. Vanship was established in September 2001 as a holding company and is registered in the Republic of Liberia.

Purchase Price

Pursuant to the Share Purchase Agreement, Energy Merger will acquire stock of nine SPVs each owning one vessel from Vanship for an aggregate purchase price of $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of Energy Merger’s common stock. Such shares will be delivered to Vanship upon the closing of the Redomiciliation Merger.

Under the Share Purchase Agreement, Energy Merger has also agreed to issue to Vanship or its nominated affiliates an additional 3,000,000 shares of common stock of Energy Merger following each of the first and second 12-month periods following consummation of the Business Combination (up to 6,000,000 shares in the aggregate) if the vessels in Energy Merger’s initial fleet achieve at least $75,000,000 in EBITDA (calculated in accordance with the terms of the Share Purchase Agreement) in each such 12-month period. The Share Purchase Agreement includes certain adjustments to the $75,000,000 EBITDA hurdle in the event that any of the vessels in Energy Merger’s initial fleet are sold during either the first or second 12-month period following completion of the Business Combination.

The Share Purchase Agreement also contemplates that as conditions to the closing of the Business Combination:

•
Vanship will purchase up to 5,000,000 units of Energy Merger to the extent necessary for Energy Merger to secure financing for the Business Combination at a purchase price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant with an exercise price of $8.00 per share;

•
Mr. George Sagredos, a Director, President and Chief Operating Officer of Energy Infrastructure, will convert convertible loans aggregating $2,685,000 into 268,500 units, at a conversion price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant with an exercise price of $8.00 per share;

•
Energy Merger will effect the transfer of 425,000 warrants to purchase Energy Infrastructure common stock, which warrants were originally purchased by Energy Corp., a company controlled by George Sagredos, Energy Infrastructure’s President and Chief Operating Officer, to Vanship. Each warrant will be exercisable for one share of Energy Merger common stock with an exercise price of $8.00 per share;

•
Mr. George Sagredos and Mr. Andreas Theotokis, the Company’s Chairman of the board of directors, shall have agreed to the termination of stock options to purchase an aggregate of 3,585,000 shares of common stock (exercisable at $0.01 per share) that were issued to them prior to Energy Infrastructure’s initial public offering;

•
Mr. George Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be issued 1,000,000 units of Energy Merger, consisting of one share of common stock and one common stock purchase warrant with an exercise price of $8.00 per share.

The SPVs

Vanship is obligated to deliver shares of the SPVs on the closing date of the Business Combination.

Under the Share Purchase Agreement, Vanship covenants that it will use its best efforts to continue to keep each SPV, each vessel and the outstanding shares of the SPVs free and clear of any liens, other than permitted liens, and use its best efforts to ensure that each SPV shall forbear from creating any liens, claims or encumbrances of any kind upon the vessels, the outstanding shares of the SPVs or any other material assets of the SPVs, in each case other than in the ordinary course of business. Subject to the closing of the Business Combination having occurred and other limitations, Vanship will indemnify Energy Merger and Energy Infrastructure against losses resulting from the inaccuracy or breach of any representation or warranty made by Vanship in the Share Purchase Agreement, the non-fulfillment or breach of any agreement, covenant or undertaking of Vanship under the Share Purchase Agreement, any liability (other than the Carry-Over Financing (as defined in the Share Purchase Agreement)) of an SPV attributable to the operations or actions of any SPV or Vanship occurring on or prior to the closing date other than certain disclosed legal proceedings. Subject to certain exceptions, Vanship’s indemnification obligations under the Share Purchase Agreement are limited to aggregate claims of $25,000,000.

Energy Merger has inspected each vessel’s records of the relevant classification society.

Option Agreement

Under the Share Purchase Agreement, Energy Merger and Vanship have agreed to enter into an agreement pursuant to which Energy Merger shall have the option to acquire an ownership interest in certain newbuilding VLCCs held by Vanship and certain of its affiliates until 90 days before the delivery date of such vessels at the higher of fair market value of the vessels or the price offered by a third party for such vessels on the date of Energy Merger’s proposed exercise of such option.

Lock-Up Period

The Share Purchase Agreement generally restricts Vanship and its affiliates, without the prior written consent of Energy Merger, from, directly or indirectly, offering, selling, agreeing to offer or sell, soliciting offers to purchase, granting any call option or purchasing any put option with respect to, pledge, borrow or otherwise dispose of (i) the 13,500,000 shares that it will receive from Energy Merger as stock consideration under the Share Purchase Agreement, (ii) the 425,000 warrants that it will receive from Mr. George Sagredos, and (iii) up to 5,000,000 units that Vanship may be obligated to purchase from Energy Merger in connection with the Business Combination and from engaging in certain other transactions relating to such securities for a period of (1) 180 days with respect to one-half of the shares comprising such securities; and (2) 365 days with respect to the remaining shares comprising such securities, in each case commencing upon the closing of the Business Combination. Mr. Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be subject to similar restrictions with respect to the 1,000,000 units issued to Mr. Sagredos or his assignees in connection with the Business Combination for a period of 180 days commencing upon the closing of the Business Combination.

Registration Rights

Under the Share Purchase Agreement, Energy Merger has agreed, with some limited exceptions, to include (i) the 13,500,000 shares of Energy Merger’s common stock comprising the stock consideration portion of the aggregate purchase price for the SPVs, (ii) the shares of Energy Merger’s common stock underlying the 425,000 warrants that Mr. George Sagredos will transfer to Vanship, and (iii) the 1,000,000 units and underlying shares and warrants included in the units issued to Mr. Sagredos (or his assignees) in Energy Merger’s registration statement of which this joint proxy statement/prospectus is a part. We refer to these securities, collectively with the 6,000,000 shares of Energy Merger’s common stock that Vanship is eligible to earn in the two year period following the Business Combination based on certain revenue targets, as the Registrable Securities. Energy Merger has also granted to the holders of such securities (on behalf of themselves or their affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Energy Merger to register the Registrable Securities under the Securities Act of 1933, as amended, and to enter into and perform its obligations under customary underwriting agreements to facilitate the sale of the Registrable Securities. Under the Share Purchase Agreement, the holders of such securities also have the right to require Energy Merger to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, the holders of these securities will have the ability to exercise certain piggyback registration rights 180 days following the effective date of the Business Combination. In addition, in connection with the Business Combination Private Placement, Energy Merger will grant to Vanship certain demand and piggyback registration rights with respect to up to 5,000,000 units.

Director Nominees

Pursuant to the Share Purchase Agreement, at the effective time of the Redomiciliation Merger, Energy Merger’s board of directors shall consist of nine persons, eight of whom (consisting of two Class A directors, three Class B directors and three Class C directors) shall be nominated by Vanship and one of whom (who shall be a Class A director) shall be nominated by Energy Merger’s sole stockholder immediately prior to the effective time of the merger. Five of the directors nominated by Vanship shall qualify as independent directors under the Securities Act and the rules of any applicable securities exchange. Upon the consummation of the Redomiciliation Merger, Captain Vanderperre and Mr. Fred Cheng shall serve as Class C directors and Mr. Marios Pantazopoulos shall continue as a Class A director. Subject to the placement of director and officer liability insurance in form and substance satisfactory to each of the following individuals in his sole discretion, upon the completion of the Redomiciliation Merger:

(i) Captain Vanderperre shall serve as Chairman of the board of directors of Energy Merger or if he is unable or unwilling to accept such appointment, Vanship may nominate another individual to serve as Chairman of the board of directors; and

(ii) Mr. Fred Cheng shall serve as Chief Executive Officer of Energy Merger.

The Share Purchase Agreement also provides that, so long as Vanship owns at least 25% of the outstanding common stock of Energy Merger, Vanship will have the right to appoint one Class A, one Class B and one Class C director of Energy Merger. Energy Merger intends to amend its articles of incorporation, issue such shares of convertible preferred stock or other convertible securities and enter into such agreements with Vanship as are necessary to give effect to this right upon or prior to the completion of the Business Combination.

Termination

The Share Purchase Agreement shall terminate and be of no further force and effect upon the earlier to occur of: (i) satisfaction of all obligations of all parties to the Share Purchase Agreement; (ii) from and after May 14, 2008 (or such later date as determined by the immediately following paragraph), on mutual agreement in writing of Vanship and Energy Infrastructure acting in good faith that the market has not reacted favorably to the transactions contemplated hereby, such mutual agreement not to be unreasonably withheld; (iii) in the event that the SEC has not cleared the Merger Proxy by July 21, 2008, notice by Vanship to Energy Merger and Energy Infrastructure that it has elected unilaterally to terminate the Share Purchase Agreement; and (iv) in the event Captain Vanderperre and Mr. Fred Cheng are not appointed to the respective offices of Energy Merger, notice by Vanship to Energy Merger and Energy Infrastructure that it has elected unilaterally to terminate the Share Purchase Agreement.

In the event the audited financial statements and the interim financial statements required to be delivered pursuant to the Share Purchase Agreement have not been prepared and delivered to Energy Infrastructure by December 14, 2007, then the May 14, 2008 date referred to in the immediately preceding paragraph shall be extended for the greater of (i) such period of time as shall equal the difference between December 14, 2007 and the date on which such financial statements (or the financial statements for a subsequent reporting period, in the event that the interim financial statements are stale) have been delivered to Energy Infrastructure, and (ii) 15 calendar days.

Expenses

The Share Purchase Agreement provides that each party shall be responsible for its own expenses in connection with the preparation, negotiation, execution and delivery of the Share Purchase Agreement, provided that the costs of preparing the audited financial statements and the interim financial statements required under the Share Purchase Agreement and the costs of Vanship's counsel together with any costs of counsel to Energy Infrastructure, Energy Merger or the lending parties in respect of obtaining the acquisition financing shall be borne by Vanship and reimbursed by Energy Merger and/or Energy Infrastructure to Vanship, upon the earlier of termination of the Share Purchase Agreement and the closing of the Business Combination, and the cost of any other audited or interim financial statements requested by the Securities and Exchange Commission shall be borne by Energy Infrastructure. Any stamp duties or other transfer or similar taxes payable to any governmental authority in relation to the transfer of the shares of the SPVs to Energy Merger shall be borne by Energy Merger. No broker, agent, finder, consultant or other person or entity is entitled to be paid based upon any agreement made by any party in connection with any transaction contemplated by the Share Purchase Agreement other than Fortis, which Vanship shall have the obligation to compensate, and Maxim Group and Investment Bank of Greece, which Energy Infrastructure shall have the sole obligation to compensate. Each party to the Share Purchase Agreement shall indemnify the other for any claim by any third party to such payment.

Conditions of the Share Purchase Agreement

The obligations of each of the parties to the Share Purchase Agreement is subject to the satisfaction or waiver of certain conditions precedent customary to transactions of this nature.

Governing Law

The Share Purchase Agreement is governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

ACQUISITION FINANCING

Acquisition Financing

On February 11, 2008 Energy Merger and each of the SPVs entered into a committed term sheet with DVB Merchant Bank (Asia) Ltd, Fortis Bank S.A./N.V. and NIBC Bank Ltd. whereby the latter, subject to the approval of the Redomiciliation Merger and the Business Combination, will arrange a credit facility of up to $415,000,000, with Energy Merger as borrower, secured by, inter alia, a first and second mortgage on the VLCCs and guaranteed by each of the SPVs. The credit facility provides for Loans A and B, with final maturity dates of no later than June 30, 2017 and December 31, 2010, respectively. The loans will be subdivided into nine tranches, with each tranche corresponding to a particular SPV. The drawdowns under each tranche are to be completed by July 31, 2008. The amount of Loan A will be $325,000,000 or 70% of the charter free fair market value of the five double hull VLCCs, whichever is lower. The amount of Loan B will be $90,000,000 or 60% of the charter free fair market value of the four single hull VLCCs, whichever is lower. Loan A will bear interest at LIBOR plus a margin of 1.35% to 1.65% depending on the ratio of the aggregate drawdown to the charter free fair market value of the double hull vessels, while Loan B will bear interest at LIBOR plus a margin of 1.75% to 2.75% depending on the ratio of the aggregate drawdown to the charter free fair market value of the single hull vessels. In connection with the credit facility, Energy Merger will be committed to pay an arrangement fee of 0.85% of the loan amount and a commitment fee of 0.25% per annum on the committed but un-drawn portion of the loan. The credit facility will contain financial covenants, including requirements to maintain (i) a minimum cash reserve of $625,000 per vessel, (ii) a minimum liquidity of $15,000,000, (iii) a minimum net worth of $100,000,000, (iv) a maximum leverage of 75%, and (v) a minimum EBITDA/interest expense ratio of 2:25:1. The credit facility will also contain usual and customary general covenants.

Energy Merger intends to draw down $415,000,000, or such lesser amount as may be available for draw down at the time of the Business Combination, under the credit facility on the effective date of the Business Combination to refinance the existing debt of the SPVs. Energy Merger expects to pay a financial advisory fee of US$1,100,000 to DVB Merchant Bank (Asia) Ltd. upon completion of the Business Combination. Energy Merger has no current plans to borrow funds in excess of the $415 million that will be used to acquire the SPVs.

Business Combination Private Placement

Under the Share Purchase Agreement, Vanship has agreed to purchase up to 5,000,000 units from Energy Merger at a purchase price of $10.00 per unit, but only to the extent necessary to secure the acquisition financing. Each unit will consist of one share of Energy Merger’s common stock and one warrant to purchase one share of Energy Merger’s common stock at an exercise price of $8.00 per warrant. The proceeds from such private placement, if any, are expected to be retained by Energy Merger, and not contributed to the SPVs.

USE OF PROCEEDS

Energy Merger estimates that it will receive net proceeds of $________ from its offering of shares of common stock to replace cash used to fund redemptions. The proceeds from such offering are expected to be used to fund expenses incurred in connection with the consummation of the Business Combination and to enable Energy Merger to have sufficient funds to secure acquisition financing.

THE MERGER AGREEMENT

The summary of the material terms of the Merger Agreement below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a form of which is attached to this joint proxy statement/prospectus as Appendix B. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

Structure and Effective Time of Merger

At the effective time of the Redomiciliation Merger, Energy Infrastructure will merge with and into Energy Merger, the separate corporate existence of Energy Infrastructure will cease and Energy Merger will be the surviving corporation. The effective time of the Redomiciliation Merger will occur as promptly as possible after the satisfaction or waiver of all conditions to closing in the Merger Agreement by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware and the Registrar of Corporations of the Republic of the Marshall Islands. We will seek to complete the Redomiciliation Merger in the first half of 2008. However, we cannot assure you when, or if, all the conditions to completion of the Redomiciliation Merger will be satisfied or waived.

Merger Consideration

Pursuant to the Share Purchase Agreement, each outstanding share of Energy Infrastructure common stock, par value $0.0001 per share, will be automatically converted into one share of Energy Merger common stock, par value $0.0001 per share, and each outstanding warrant of Energy Infrastructure will be assumed by Energy Merger with the same terms and restrictions except that each will be exercisable for common stock of Energy Merger.

Articles of Incorporation; Bylaws

The articles of incorporation and bylaws of Energy Merger in effect immediately prior to the Redomiciliation Merger will be the articles of incorporation and bylaws of the surviving corporation.

Directors and Officers

The board of directors of Energy Merger consists of Mr. George Sagredos, as Chairman, and Mr. Marios Pantazopoulos. Upon completion of the Redomiciliation Merger, Mr. George Sagredos will resign his position and the board of directors will consist of Mr. Pantazopoulos, as a Class A director, Captain C.A.J. Vanderperre and Mr. Fred Cheng, as Class C directors, Mr. Christoph Widmer, as a Class B director, and five independent directors to be nominated by Vanship. Captain C.A.J. Vanderperre will serve as Chairman of the board of directors.

Mr. George Sagredos serves as the President of Energy Merger and Mr. Marios Pantazopoulos serves as the Chief Financial Officer, Treasurer and Secretary of Energy Merger. Upon completion of the Redomiciliation Merger, Mr. Fred Cheng will serve as the President and Chief Executive Officer and Mr. Christoph Widmer will initially serve as the Chief Financial Officer of Energy Merger.

Representations and Warranties

In the Share Purchase Agreement, the parties have made customary representations and warranties about themselves concerning various business, legal, financial, regulatory and other pertinent matters. Under certain definitive, pre-determined circumstances, each of the parties may decline to complete the Redomiciliation Merger if the inaccuracy of the other party’s representations and warranties has a material adverse effect on the other party.

Conditions to the Redomiciliation Merger

The completion of the Redomiciliation Merger is subject to (i) Energy Infrastructure obtaining the requisite approval of its stockholders; and (ii) the satisfaction or waiver of all conditions precedent to the performance of the obligations of each of the parties to the Share Purchase Agreement (other than consummation of the Redomiciliation Merger). We expect to complete the Redomiciliation Merger in July of 2008, but we cannot be certain when or if the conditions will be satisfied or, if permissible, waived. We believe that the only material uncertainty which exists with respect to the conditions to the completion of the Redomiciliation Merger is obtaining the requisite vote of Energy Infrastructure stockholders. Currently, no condition precedent to the completion of the Redomiciliation Merger has been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Redomiciliation Merger whether before or after stockholder approval by mutual consent in writing of Energy Infrastructure and Energy Merger or unilaterally by one party to the Merger Agreement if the other party to the Merger Agreement materially breaches one of its material representation and warranties or fails to comply with a material condition in the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement by either Energy Infrastructure or Energy Merger, the Merger Agreement will become void and there shall be no further obligation on the part of either Energy Merger or Energy Infrastructure. No party shall be relieved from liability for any breach of the Merger Agreement.

Expenses

Whether or not the Redomiciliation Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder shall be paid by Energy Infrastructure, except as otherwise specifically provided for in the Merger Agreement.

INFORMATION CONCERNING THE SPVS

General

Energy Merger has entered into the Share Purchase Agreement pursuant to which it has agreed to purchase all of the outstanding shares of nine special purpose vehicles, or SPVs, from Vanship Holdings Limited, or Vanship. Each of the SPVs is a company limited by shares and incorporated in Hong Kong. Each SPV owns one very large crude carrier, or VLCC.

Each of the SPVs, other than Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited is a wholly-owned subsidiary of Vanship. Each of Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited is indirectly owned 50% by Vanship and 50% by Clipper Group Invest Ltd., or Clipper, through a joint venture between Vanship and Clipper. Vanship has entered into an agreement with the joint venture vehicle to purchase all of the outstanding share capital of Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited immediately prior to the consummation of the Business Combination.

The Fleet

The vessels owned by the SPVs, or the fleet, is comprised of five double hull VLCCs and four single hull VLCCs. These VLCCs transport crude oil principally from the Middle East to Asia. The vessels have a combined cargo carrying capacity of 2,519,213 deadweight tons and are expected to have an average age of approximately 12.9 years at the time of completion of the Business Combination. All of the VLCCs owned by the SPVs are Hong Kong-flagged and it is intended that they will remain Hong Kong flagged following completion of the Business Combination.

Set forth below is summary information concerning the fleet.

Vessel Name	Name of Owner	Hull Design	Capacity (dwt)	Year Built and Class	Year of Acquisition	Yard
Shinyo Alliance	Shinyo Alliance Limited	Single	248,034	1991 Class NK	2002	Mitsubishi Heavy Industries, Nagasaki, Japan
C. Dream	Shinyo Dream Limited	Double	298,570	2000 ABS	2007	Kyushu Hitachi Zosen Corp. of Tamana-Gun, Kumamoto, Japan
Shinyo Kannika	Shinyo Kannika Limited	Double	287,175	2001 ABS	2004	Ishikawajima Harima Heavy Industries Co. Ltd - Kure Shipyard, Japan
Shinyo Ocean	Shinyo Ocean Limited	Double	281,395	2001 ABS	2007	Ihi Kure, Hiroshima, Japan
Shinyo Jubilee	Shinyo Jubilee Limited	Single	250,192	1988 Class NK	2005	Ishikawajima Harima Heavy Industries Co. Ltd - Kure Shipyard, Japan
Shinyo Splendor	Shinyo Loyalty Limited	Double	306,474	1993 DNV	2004	NKK Tsu Works Japan
Shinyo Mariner	Shinyo Mariner Limited	Single	271,208	1991 Class NK	2005	NKK Corporation, Tsu Works, Tsu City, Mie Pref., Japan
Shinyo Navigator	Shinyo Navigator Limited	Double	300,549	1996 Lloyds Register	2006	Hyundai Heavy Industries, Korea
Shinyo Sawako	Shinyo Sawako Limited	Single	275,616	1995 DNV	2006	Hitachi Zosen, Ariake Works

Charter Arrangements

The following summary of the material terms of the charter agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the charter agreements. Because the following is only a summary, it does not contain all information that you may find useful. For more complete information, you should read the entire charter agreement for each vessel filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

Time Charters

All of the vessels in the fleet other than the Shinyo Jubilee are committed under time charter agreements with international companies. Pursuant to these agreements, the SPVs provide a vessel to these companies, or charterers, at a fixed, per-day charter hire rate for a specified term. Under the agreements, the vessel owner is responsible for paying operating costs. The charterers, in addition to the daily charter hire, are generally responsible for the cost of all fuels with respect to the vessels (with certain exceptions, including during off-hire periods), port charges, costs related to towage, pilotage, mooring expenses at loading and discharging facilities and certain operating expenses. The charterers are not obligated to pay the applicable vessel owner charterhire for off-hire days, which include days a vessel is out-of-service due to, among other things, repairs or drydockings. Under the time charter agreements, the vessel owner is generally required, among other things, to keep the related vessels seaworthy, to crew and maintain the vessels and to comply with applicable regulations. The vessel owners are also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance coverage. Univan performs these duties for the SPVs as described below.

The charter agreements under which Shinyo Kannika and Shinyo Ocean operate, and under which C. Dream is expected to operate beginning in the first half of 2009, include a profit sharing component that gives the applicable vessel owner the opportunity to earn additional hire when spot rates are high relative to the daily time charter hire rate. The profit sharing arrangements for Shinyo Kannika and Shinyo Ocean provide that the vessel owner receives 50% of daily income (referenced to the Baltic International Trading Route Index, or BITR) in excess of $44,000 and $43,500, respectively. The profit sharing component for C. Dream, which will not commence until delivery of the vessel to the charterer in the first half of 2009, provides that the vessel owner receives 50% of net average daily time charter earnings between $30,001 and $40,000 and 40% of net average daily time charter earnings above $40,000.

The charter periods are typically, at the charterer's option, subject to (1) extension or reduction by between 15 and 90 days at the end of the final charter period and (2) extension by any amount of time during the charter period that the vessel is off-hire. A vessel is generally considered to be "off-hire" during any period that it is out-of-service due to damage to or breakdown of the vessel or its equipment or a default or deficiency of its crew. Under certain circumstances the charters may terminate prior to their scheduled termination dates. The terms of the charter agreements vary as to which events or occurrences will cause a charter to terminate or give the charterer the option to terminate the charter, but these generally include a total or constructive total loss of the related vessel, the requisition for hire of the related vessel, the failure of the related vessel to meet specified performance criteria, off-hire of the vessel for a specified number of days or war or hostilities breaking out between certain specified countries.

Consecutive Voyage Charter

The vessel Shinyo Jubilee operates under a consecutive voyage charter agreement. Under the consecutive voyage charter agreement, the vessel owner is paid freight (per ton of crude oil) on the basis of moving crude oil from a loading port to a discharge port for multiple voyages through September 2009. Under this consecutive voyage charter, each voyage is deemed to commence upon the completion of discharge of the vessel’s previous cargo and is deemed to end upon the completion of discharge of the current cargo. The freight rate is based on a fixed Worldscale rate. The vessel owner is responsible for paying both operating costs and voyage costs and the charterer is generally responsible for any delay at the loading or discharging ports. Under the consecutive voyage charter agreement, the vessel owner is generally required, among other things, to keep the related vessel seaworthy, to crew and maintain the vessel and to comply with applicable regulations. The vessel owner is also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance cover. Univan performs these duties for Shinyo Jubilee Limited under the ship management agreements described below.

Pooling Arrangements

In the past, Shinyo Kannika Limited has operated in a pool. Under a pool arrangement, several owners pool their vessels together on an ongoing basis, and such pools are available to customers to the same extent as independently owned and operated fleets. These pools are managed and operated by third party pool administrators. The pool administrator of each pool has the responsibility for the commercial management of the participating vessels, including marketing, chartering, operating and bunker (fuel oil) purchasing for the vessels. The pool participants remain responsible for all other costs including the financing, insurance, manning and technical management of their vessels. The earnings of all of the vessels are aggregated, or pooled, and divided according to the relative performance capabilities of each vessel and the actual earning days each vessel was available during the period.

Set forth below is summary information concerning the charters as of December 31, 2007.

Type of Vessel	Daily Time Charter Hire Rate*	Type	Charter Expiry
Shinyo Splendor	$39,500	Time Charter	May 2014	(1)
Shinyo Kannika	$39,000	Time Charter	February 2017	(2)
Shinyo Navigator	$43,800	Time Charter	December 2016
Shinyo Ocean	$38,500	Time Charter	January 2017	(3)
C. Dream	$28,900	Time Charter	March 2009	(4)
C. Dream	$30,000	Time Charter	March 2019	(4)(5)
Shinyo Alliance	$29,800	Time Charter	October 2010
Shinyo Jubilee	$32,000	Consecutive Voyage Charter	September 2009	(6)
Shinyo Mariner	$32,800	Time Charter	June 2010	(7)
Shinyo Sawako	$39,088	Time Charter	December 2011

* Gross time charter rate and estimated net time charter equivalent (“TCE”) for consecutive voyage charter.

(1)	Charterer has the option to extend time charter for an additional 3 years at $39,000 per day.
(2)	Subject to profit sharing provision in which income (referenced to the BITR) in excess of $44,000 per day is split equally between SPV and charterer.
(3)	Subject to profit sharing provision in which income (referenced to BITR3) in excess of $43,500 per day is split equally between the SPV and charterer.
(4)	Second time charter starts after expiry of first charter.
(5)
Subject to profit sharing provision in which actual annual net average daily time charter earnings between $30,001 and $40,000 are split equally between the SPV and charterer, and actual annual net average daily time charter earnings in excess of $40,000 are split 40% to SPV and 60% to charterer.

(6)
Estimated Time Charter Equivalent, or TCE. Time charter equivalent is a measure of the average daily revenue performance of a vessel on a per voyage basis. Vanship’s method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days for the relevant time period. Net voyage revenue are voyage revenue minus voyage expenses. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract.

(7)	Charterers have the option to extend time charter for an additional 2 years at $31,800 per day.

In addition to the general terms of the charter agreements summarized above, the charter agreement for the vessel Shinyo Ocean includes a mutual sale provision whereby either party can request the sale of the vessel provided that a price can be obtained that is at least $3 million greater than the value of the vessel as specified in the charter agreement. In such case, the net proceeds from the sale of the vessel in excess of the vessel’s value will be split in equal parts between the vessel owner and the charterer.

The nine vessels in the fleet are expected to have an average remaining charter life of approximately 5.7 years upon completion of the Business Combination. The SPVs will continue to be party to the charter agreements subsequent to the consummation of the Business Combination.

Commercial Management of the Fleet

Vanship is responsible for the commercial management of each of the vessels in the fleet. Commercial management entails responsibility for chartering the vessels, book-keeping, record keeping, procuring the services of a technical manager and other administrative functions. Subsequent to the Business Combination, commercial management of the fleet will be undertaken by the Manager. See “Information Concerning Energy Merger – Management of the Fleet.”

Technical Management of the Fleet

Univan is responsible for all technical management of the vessels held by the SPVs through contractual and subcontract relationships with the SPVs and affiliates of Univan. These responsibilities include crewing, maintenance, repair, capital expenditures, drydocking, payment of vessel taxes and other vessel operating activities. As compensation for these services, the SPVs pay the technical manager an amount equal to the vessel operating expenses and a monthly management fee of $9,500 per vessel. Budgeted vessel operating expenses are payable by each SPV monthly in advance. It is expected that the ship management agreements pursuant to which Univan provides technical management of the vessels will be terminated prior to completion of the Business Combination. Subsequent to the Business Combination, it is expected than Univan will continue to provide the technical management of the vessels in the fleet under a subcontracting arrangement with Energy Merger's Manager. See “Information concerning Energy Merger – Management of the Fleet.”

Insurance

The vessels held by the SPVs are covered by hull and machinery insurance, protection and indemnity insurance and war risk insurance in amounts that are in line with standard industry practice.

About Vanship

Vanship is a leading tanker shipping company with a focus on the Asian market. Vanship was established in September 2001 as a holding company and is registered in the Republic of Liberia. It operates from Hong Kong in both the tanker and dry bulk segments of the shipping industry. Mr. Fred Cheng and Captain Charles Arthur Joseph Vanderperre are the directors and co-founders of Vanship. Following the Business Combination, the present intention of Vanship is to be a holding company of its equity interest in Energy Merger and in its interests in the contracts to acquire newbuilding vessels referred to under the heading “The Share Purchase Agreement – Option Agreement.” It is expected that as far as practicable, Vanship’s other shipping interests will be transferred to affiliated companies controlled by Captain Vanderperre and Mr. Fred Cheng prior to completion of the Business Combination.

About Univan

Univan is an established technical ship management company that provides ship management services for affiliated companies, such as Vanship, as well as third parties. Univan has been in operation for more than 30 years and presently manages in excess of 50 vessels, including oil tankers, products tankers, chemical tankers, container vessels and dry bulk carriers. Univan is based in Hong Kong with crewing offices in Mumbai, Calcutta, Kochi, Delhi, Chennai, Manila, training offices in Mumbai and Kochi and an agency office in Singapore. Univan is based in Hong Kong and has approximately 150 land-based administrative employees and manages 52 vessels on which over 1,100 seafarers are employed. Univan is managed and controlled by Captain Vanderperre. From January 2006 to May 2008, Univan was jointly owned by entities controlled by Captain Vanderperre and Clipper Group Invest, Ltd, and since such time full ownership of Univan has reverted to Captain Vanderperre’s entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATIONS OF THE SPVS

The following discussion of the financial condition and results of operations of each of the SPVs should be read in conjunction with the financial statements of the SPVs, related notes, and other information included elsewhere in this joint proxy statement/prospectus.

Overview

Energy Merger has entered into a definitive agreement to acquire nine special purpose vehicles, or SPVs, from Vanship. Each of the SPVs is a company limited by shares and incorporated in Hong Kong and each SPV owns one very large crude carrier, or VLCC. The SPVs that Energy Merger has agreed to acquire are Shinyo Alliance Limited, Shinyo Loyalty Limited, Shinyo Kannika Limited, Shinyo Navigator Limited, Shinyo Ocean Limited, Shinyo Dream Limited, Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited.

Each of the SPVs, other than Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited is a wholly-owned subsidiary of Vanship. Each of Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited is owned by Van-Clipper Holding Co. Ltd., or Van-Clipper, a joint venture vehicle owned 50% by Vanship and 50% by Clipper Group Invest Ltd.. Vanship has entered into an agreement with Van-Clipper to purchase all of the outstanding share capital of Shinyo Jubilee Limited, Shinyo Mariner Limited and Shinyo Sawako Limited immediately prior to the consummation of the Business Combination.

The VLCCs owned by the SPVs, or the fleet, transport crude oil principally from the Middle East to Asia. Vanship provides commercial management of the fleet and has procured medium to long-term period charters for each of the vessels in the fleet. Technical management of the vessels in the fleet is provided by Univan through contractual and subcontract relationships with the SPVs.

Factors Affecting the Historical Results of Operations of the SPVs

The principal factors that have affected the results of operations and financial position of the SPVs include:

•	the charter revenue paid to the SPVs under their charter agreements;

•	the amount of revenue from profit sharing arrangements, if any, that the SPVs receive under their charter agreements and the spot markets as they relate to these arrangements;

•	fees under the ship management agreements;

•	operating expenses of vessels;

•	voyage expenses as it relates to those vessels not operating under time charter agreements;

•	depreciation;

•	administrative and other expenses;

•	interest expense;

•	the SPVs’ insurance premiums and vessel taxes;

•
seasonal variations in demand for crude oil with respect to any vessels that become engaged in the spot charter market or that are subject to longer term charters that contain market related profit sharing arrangements;

•
the number of offhire days during which the SPVs are not entitled, under their charter arrangements, to receive either the fixed charter rate or profit share and additional offhire days due to drydocking;

•	required capital expenditures; and

•	any cash reserves established by Vanship or the individual SPVs;

The SPVs derive their revenues from their medium and long-term period charters with the charterers. Eight of the vessels in the fleet are time chartered to the charterers under the charters agreements and the ninth vessel operates under a consecutive voyage charter. Under a time charter, the charterer pays substantially all of the voyage expenses, but the vessel owner pays the vessel operating expenses. Under a consecutive voyage charter the vessel owner pays both operating costs and voyage costs. Vessel operating expenses are the direct costs associated with running a vessel and include crew costs, vessel supplies, repairs and maintenance, drydockings, lubricating oils and insurance. Voyage expenses are fuel costs and port charges. See "Information Concerning the SPVs - Charter Arrangements" for more information regarding the charters. Several of the vessels in the fleet have operated in the spot market and pool trade prior to the dates that the vessels were delivered to their current charterers. In the case of a spot market charter, the vessel owner pays both the voyage expenses and the vessel operating expenses.

The time charter agreements that Shinyo Kannika Limited and Shinyo Ocean Limited have entered into include a profit sharing arrangement with the respective charterers. The ability of Shinyo Kannika Limited and Shinyo Ocean Limited to earn charter hire revenue under the profit sharing arrangements of their charters has depended on market conditions in the tanker industry, which has historically been highly cyclical, experiencing volatility in profitability, vessel values and freight rates. In particular, freight and charter rates are strongly influenced by the supply of tankers and the demand for oil transportation services.

The expenses of the SPVs consist primarily of fees and operating expenses under their ship management agreements, depreciation, administrative expenses and interest expense.

The technical management of the vessels in the fleet is provided by Univan under ship management agreements under which Univan is responsible for all technical management of the vessels in the fleet, including crewing, maintenance, repair, drydockings, vessel taxes, insurance and other vessel operating and voyage expenses. Under these agreements each SPV pays the technical manager an amount equal to the vessel’s operating expenses and a monthly management fee of $9,500 per vessel. See "Information Concerning the SPVs" for more information regarding the ship management agreements.

Depreciation is the periodic cost charged to the income of each SPV representing the allocation of the cost of the vessel over the period of its estimated useful life. Depreciation on each vessel is calculated based on the straight-line basis over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. A vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate per ton.

Commissions are fees payable under a charter agreement to the parties that brokered the transaction between a vessel owner and a charterer. Commissions are generally expressed in percentages of revenue fixed at the time the charter agreement is entered into and may vary with the trade in which the vessel operates.  The percentages usually vary and generally increase or decrease in any given period in proportion to the operating revenue received by a vessel owner during the same period.

Administrative expenses of each SPV include salaries and other employee related costs, office rents, legal and professional fees, audit fees and other general administrative expenses.

The interest expense of each SPV represents interest expense under individual credit agreements entered into by each SPV and related party loans, as described below, that were used to finance the acquisition of the vessels held by the SPVs. The amount of interest expense is determined by the principal amount of each loan and prevailing interest rates. Except for Shinyo Navigator Limited, none of the SPVs have entered into interest rate swaps or other derivative instruments.

The charterers pay the SPVs basic time charter hire revenue monthly in advance and charter hire with respect to profit share on Shinyo Kannika Limited and Shinyo Ocean Limited, if any, quarterly and bi-annually in arrears. The SPVs pay the technical manager of each vessel the ship management fees and budgeted vessel operating expenses monthly in advance. The SPVs pay interest under their credit agreements quarterly in arrears. Inflation has had a moderate impact on the vessel operating expenses and corporate overhead. The SPVs incur certain vessel operating expenses and general and administrative expenses in currencies other than the U.S. dollar. This difference could lead to fluctuations in the SPVs’ vessel operating expenses, which would affect their financial results. Expenses incurred in foreign currencies increase when the value of the U.S. dollar falls, which would reduce the SPVs’ profitability. However, management of the SPVs believes that foreign exchange fluctuations have not had a significant effect on the results of operations presented below.

Due to the medium to long term charter agreements under which the vessels held by the SPVs operate, there may be circumstances in which management of the SPVs deems it advantageous to terminate a charter agreement prior to its expiration. For instance, in January 2004 Shinyo Loyalty Limited entered into a charter agreement with Euronav pursuant to which Shinyo Loyalty was entitled to a fixed daily charter rate of $27,250. Prevailing market rates for time charters subsequently increased and in March 2007 Shinyo Loyalty terminated its agreement with Euronav and entered into its current time charter agreement with Sinochem, pursuant to which Shinyo Loyalty is entitled to a fixed daily charter rate of $39,500. Shinyo Loyalty paid a termination payment of $20.8 million to Euronav due to the early termination of the Euronav charter agreement and incurred a termination charge in the amount of $20.8 million. The termination payment was a negotiated amount and was not established pursuant to the terms of the original charter agreement. Management of the SPVs may make similar decisions in the future with respect to the trade off between incurring an immediate termination charge and potentially realizing increased revenue over future periods. Such termination charges may have a significant impact on the results of operations of an SPV and the benefits realized from such a decision, if any benefits materialize at all, will be realized incrementally over future reporting periods.

Working Capital Deficits and Liquidity of the SPVs

All of the SPVs other than Shinyo Jubilee Limited and Shinyo Kannika Limited had working capital deficits as of December 31, 2007. A working capital deficit means that current liabilities exceed current assets. Current liabilities are those which will fall due for payment within one year. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due in that period. We expect that for accounting purposes the majority of the SPVs will continue to show a working capital deficit upon and subsequent to completion of the Business Combination. However, we believe that the reflection of a working capital deficit under US GAAP does not accurately reflect the liquidity of the SPVs under their existing medium to long term charter agreements and we expect that each of the SPVs will have sufficient liquidity month-to-month to pay expenses as they become due.

The charter hire revenue of the SPVs that operate under time charter agreements is paid monthly in advance and has in the past generally been sufficient to provide the cash flow necessary to fund the planned operations of the SPVs and satisfy the debt obligations of each SPV as such obligations become due. Although the charter hire income is relatively predictable, such income is only recorded as revenue (and classified as a current asset) over the term of the charter as the service is provided. In general, the most significant current liability for each SPV is its current portion of long term debt, which is the portion of any long term loan payable within one year. Because at any given time an SPV will recognize the portion of long term debt payable within one year as a current liability, but it will not recognize charter hire income as revenue until the related service is provided, the SPVs generally will show a working capital deficit. See “Risk Factors - Risks Relating to Energy Merger - The majority of the SPVs have working capital deficits, which means that their current assets on December 31, 2007 were not sufficient to satisfy their current liabilities as at that date.”

Charter hire revenue could be insufficient to fund an SPV’s operations for a number of reasons, including, but not limited to, unbudgeted periods of off-hire, loss of a customer, early termination of a charter agreement, delay in receipt of charter hire, increases in operating expenses or increases in the interest rate on an SPV’s floating rate debt. Management of each of the SPVs, except for Shinyo Kannika Limited and Shinyo Jubilee Limited, has managed potential liquidity risk by obtaining a letter of support from the applicable owner of each SPV, confirming its intention to provide continuing and unlimited financial support to such SPV, so as to enable such SPV to meet its liabilities as and when they fall due. These letters of support will be terminated upon the completion of the Business Combination and the SPVs will no longer be in a position to benefit from the financial backing of their applicable owners. There can be no assurance that Energy Merger will have sufficient financial strength to provide a comparable level of financial support to the SPVs subsequent to the Business Combination.

Critical Accounting Policies

The accounting policies of the SPVs are more fully described in the section “Summary of Significant Accounting Policies” in the notes of each of the SPV financial statements included elsewhere in this joint proxy statement/prospectus. As disclosed in such section, the preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic and industry conditions, present and expected conditions in the financial markets, and in some cases, the credit worthiness of counterparties to contracts. Management of the SPVs regularly reevaluates these significant factors and make adjustments where facts and circumstances dictate. The following is a discussion of the accounting policies that management of the SPVs has applied and that it considers to involve a higher degree of judgment in their application.

Revenue Recognition

Eight of the vessels held by the SPVs operate under time charter agreements and the ninth vessel operates under a consecutive voyage charter agreement. In the past, the vessels have operated in the spot market and under pool trade arrangements. Revenues are recognized when the collectibility has been reasonably assured and voyage related and vessel operating costs are expensed as incurred.

Time charter revenues are recorded over the term of the charter as the service is provided. In addition, time charter agreements may include profit sharing arrangements pursuant to which the vessel owner is entitled to share profits generated from any sub-charter entered into by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of sub-charter rates over an agreed amount and recorded over the term of the sub-charter agreement.

The SPVs follow Method 5 of Emerging Issues Task Force Issue No. 91-9, “Revenue and Expenses Recognition for Freight Services in Process” in accounting for voyage charter revenues. Voyage charter revenues are recognized based on the percentage of completion of the voyage at the balance sheet date. Under the voyage charter agreement, the term of the arrangement includes the transition period required for the vessel to travel from the port where the previous cargo was discharged to the next port to pick up the current cargo. The length of transition period is determined and agreed between the vessel owner and charterer for each voyage. A voyage is deemed to commence upon the completion of discharge of the vessel’s previous cargo and is deemed to end upon the completion of discharge of the current cargo.

Revenues from a pool trade arrangement are accounted for on an accruals basis. The net income of a pool trade arrangement is shared among all participants based on the points awarded to each participant which are dependent on the age, design and other performance characteristics of the vessel of each participant. Shipping revenues and voyage expenses are pooled and allocated to each pool’s participants on a time charter equivalent basis in accordance with an agreed-upon formula. For vessels operating in pools or on time charters, shipping revenues are substantially the same as time charter equivalent revenues.

Vessel Lives and Impairment

The vessels owned by the SPVs are secondhand vessels and the useful lives of these vessels vary from 8 to 22 years. The carrying values of these vessels may not represent their fair market value at any point in time since the market prices of second-hand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings. Historically, both charter rates and vessel values have been cyclical. The SPVs record impairment losses only when events occur that cause us to believe that future cash flows for any individual vessel will be less than its carrying value. The carrying amounts of vessels held and used by the SPVs are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of a particular vessel may not be fully recoverable. In such instances, an impairment charge would be recognized if the estimate of the undiscounted future cash flows expected to result from the use of the vessel and its eventual disposition is less than the vessel's carrying amount. This assessment is made at the individual vessel level since separately identifiable cash flow information for each vessel is available.

In developing estimates of future cash flows, management of the SPVs must make assumptions about future charter rates, ship operating expenses and the estimated remaining useful lives of the vessels. These assumptions are based on historical trends as well as future expectations. Although management of the SPVs believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective.

Management of the SPVs has evaluated the impact of the revisions to MARPOL Regulation 13G that became effective April 5, 2005 and the EU regulations that went into force on October 21, 2003 on the economic lives assigned to the fleet. Because four of the SPVs own single-hull vessels, the revised regulations may affect these four SPVs. Several Asian countries within which the SPVs operate have chosen to follow IMO guidelines for extension into 2015, significantly reducing the risk that these four SPVs will not be able to employ these vessels. However, following the spill of 10,800 tonnes of crude oil in South Korea in November 2007 by the single-hulled VLCC “Hebei Spirit”, there have been a number of announcements by South Korean government officials and refiners that suggest that South Korea may modify its policy towards single-hull vessels. If the economic lives assigned to the tankers prove to be too long because of new regulations or other future events, higher depreciation expense and impairment losses could result in future periods related to a reduction in the useful lives of any affected vessels. See “Risk Factors - Energy Merger’s fleet will include four single hull tankers which may be unable to trade in many markets after 2010, thereby adversely affecting Energy Merger’s overall financial position”.

Off-Balance Sheet Arrangements

None of the SPVs have any off-balance sheet arrangements.

SHINYO ALLIANCE LIMITED

Shinyo Alliance Limited was incorporated on August 3, 2001 and acquired the vessel Shinyo Alliance on May 17, 2002.

From July 28, 2002 to August 30, 2005, Shinyo Alliance Limited received time charter revenue pursuant to a time charter agreement with Formosa Petrochemical Corporation or Formosa, under which Shinyo Alliance Limited was paid a daily charter rate of $16,600 between July 2002 and July 2004 and a daily charter rate of $21,000 from July 2004 up to August 2005. Pursuant to the time charter agreement, a commission of 2.5% of time charter revenue earned is charged by the broker.

From August 31, 2005 to October 17, 2005, the vessel Shinyo Alliance operated under voyage charter. From October 17, 2005 to October 16, 2010, Shinyo Alliance Limited received time charter revenue pursuant to a time charter agreement with Formosa, under which Shinyo Alliance Limited was paid a daily charter rate of $29,800. In addition to its operating revenue, Shinyo Alliance Limited received interest income from its bank deposits as well as from loans made to certain related parties.

Results of Operations

The discussion below compares results of operations of Shinyo Alliance Limited for the year ended December 31, 2007 to the year ended December 31, 2006 and for the year ended December 31, 2006 to the year ended December 31, 2005.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating Revenue

Shinyo Alliance Limited’s operating revenue was $7.6 million for the year ended December 31, 2006, compared to $10.9 million for the year ended December 31, 2007. The company’s vessel was under drydocking for approximately 110 days in 2006, which led to lower on-hire days in 2006 than in 2007. Shinyo Alliance was on-hire for 255 days and 365 days during the years ended December 31, 2006 and 2007, respectively.

Operating Expenses

Shinyo Alliance Limited’s operating expenses were $4.1 million for the year ended December 31, 2006, compared to $4.8 million for the year ended December 31, 2007. The increase in operating expenses was primarily a result of increased depreciation expenses.

Vessel operating expenses. Shinyo Alliance Limited’s vessel operating expenses for the years ended December 31, 2006 and 2007 maintained at similar level of $2.2 million and $2.3 million, respectively. Vessel operating expenses mainly consist of crew costs, lubricating oil and repair and maintenance expenses.

Depreciation expense. Shinyo Alliance Limited’s depreciation expense was $1.7 million for the year ended December 31, 2006, compared to $2.3 million for the year ended December 31, 2007. The increase in depreciation expense was attributable to a higher depreciation of capitalized drydocking costs after the completion of a special survey drydocking in 2006.

Write-off of drydocking costs. Shinyo Alliance Limited wrote off drydocking costs of $24,789 for the year ended December 31, 2006, compared to nil for the year ended December 31, 2007 because the drydocking in 2006 was performed prior to the scheduled date and undepreciated capitalized drydocking costs from the prior drydocking costs were written-off at such time.

Management fee. Shinyo Alliance Limited’s management fee remained unchanged at $114,000 for the years ended December 31, 2006 and 2007.

Commission. The amount of commission payable by Shinyo Alliance Limited is proportional to revenue earned in the same period. Shinyo Alliance Limited’s commission was $25,194 for the year ended December 31, 2006, compared to $36,500 for the year ended December 31, 2007, which was in line with the increase in operating revenue earned during the same period.

Administrative expenses. Shinyo Alliance Limited’s administrative expenses were $45,561 and $64,482 for the years ended December 31, 2006 and 2007, respectively.

Other Income (Expenses), net

Shinyo Alliance Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Alliance Limited earned interest income of $2.0 million and $1.9 million for the years ended December 31, 2006 and 2007, respectively, from its bank deposits as well as from loans to Shinyo Kannika Limited, Shinyo Alliance II Limited and Vanship. Shinyo Alliance Limited’s interest expense decreased from $2.7 million for the year ended December 31, 2006 to $2.5 million for the year ended December 31, 2007, primarily attributable to a decreased interest rate on its credit facility and a lower level of principal amount outstanding under its credit facility after the making of scheduled loan repayments.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Shinyo Alliance Limited’s operating revenue was $7.6 million for the year ended December 31, 2006, compared to $9.4 million for the year ended December 31, 2005. The decrease in operating revenue was primarily caused by a prolonged 110-day drydocking in 2006 to undergo repairs, maintenance and upgrade work required in order to maintain the vessel’s “in class” certification by its classification society. In 2005, the company had 365 on-hire days, as opposed to 255 on-hire days in 2006.

Operating Expenses

Shinyo Alliance Limited’s operating expenses were $4.1 million for the year ended December 31, 2006, compared to $4.6 million for the year ended December 31, 2005. The operating expenses decreased largely because Shinyo Alliance Limited had no voyage expenses in 2006.

Vessel operating expenses. Shinyo Alliance Limited’s vessel operating expenses were $2.2 million for the year ended December 31, 2006, compared to $1.8 million for the year ended December 31, 2005. The increase in vessel operating expenses was attributable to an increase in expenses associated with crew, lubricating oils and insurance.

Voyage expenses. Shinyo Alliance Limited’s voyage expenses were nil for the year ended December 31, 2006, compared to $814,939 for the year ended December 31, 2005. Shinyo Alliance Limited incurred no voyage expenses in 2006 given that, under a time charter agreement, the charterer is responsible for substantially all of the voyage expenses, and Shinyo Alliance Limited operates under time charter since October 17, 2005.

Depreciation expense. Shinyo Alliance Limited’s depreciation expense was $1.7 million for the year ended December 31, 2006, compared to $1.5 million for the year ended December 31, 2005. The increase in depreciation expense was primarily a result of higher drydocking depreciation expense in 2006.

Write-off of drydocking costs. Shinyo Alliance Limited wrote off drydocking costs of $24,789 for the year ended December 31, 2006, compared to nil for the year ended December 31, 2005 because the drydocking in 2006 was performed prior to the scheduled date and any undepreciated capitalized drydocking costs from the prior drydocking were written-off at such time.

Management fee. Shinyo Alliance Limited’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2005 and 2006.

Commissions. Shinyo Alliance Limited’s commissions were $25,194 for the year ended December 31, 2006, compared to $211,202 for the year ended December 31, 2005. The decrease in commissions was primarily a result of a lower commission rate payable under the new time charter dated September 28, 2005.

Administrative expenses. Shinyo Alliance Limited’s administrative expenses were $45,561 for the year ended December 31, 2006, compared to $70,839 for the year ended December 31, 2005. The decrease in administrative expenses was primarily as a result of reduced legal expenses in 2006. In 2005, Shinyo Alliance Limited incurred legal expenses in connection with the entering into of a bank loan.

Other Income (Expenses), net

Shinyo Alliance Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Alliance Limited earned interest income of $2.0 million for the year ended December 31, 2006, compared to $1.0 million for the year ended December 31, 2005, primarily as a result of additional loans to Vanship in 2006 as well as the fact that there were more days in year 2006 than in year 2005 during which loans were owed to Shinyo Alliance Limited by its related parties.

Shinyo Alliance Limited’s interest expense increased from $2.1 million for the year ended December 31, 2005 to $2.7 million for the year ended December 31, 2006, primarily as a result of a refinancing in 2005 whereby Shinyo Alliance Limited obtained a new loan and repaid the existing loan. The new loan has a higher principal amount as well as a higher interest rate, which resulted in higher interest expense in 2006.

Liquidity and Capital Resources

In 2002, Shinyo Alliance Limited secured a $12,275,000 loan to finance the acquisition of the vessel Shinyo Alliance. In 2004, the company refinanced and repaid the loan secured in 2002 and obtained a new financing of $19.0 million. Pursuant to an agreement dated July 14, 2005, Shinyo Alliance Limited refinanced and repaid the loan obtained in 2005 and obtained a new loan in the amount of $32.7 million from DVB Group Merchant Bank (Asia) Ltd. or DVB Group. The new loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 1.15% per annum (reduced from 1.5% per annum with effect from May 1, 2006) and is guaranteed by Vanship and Shinyo Kannika Limited. The new loan will be repaid upon closing of the Business Combination. Shinyo Alliance Limited also obtained a $13,117,467 financing from Vanship at an interest rate of six-month LIBOR plus 2.39%. The shareholder loan matures on December 31, 2012 and may not be repaid unless and until the bank loan is repaid in full. Shinyo Alliance Limited has received a letter of support from Vanship that confirms Vanship’s intention to provide continuing financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

Since 2004, Shinyo Alliance Limited has provided loans to certain related parties, including loans to Vanship, Shinyo Kannika Limited and Shinyo Alliance II Limited in the amounts of $13,117,467, $13,117,467 and $16,550,000 and charging interests at rates of LIBOR plus 2.39%, LIBOR plus 1.15% and LIBOR plus 1.5% per annum, respectively. The loans to Shinyo Kannika Limited and Shinyo Alliance II Limited were fully repaid on July 4, 2006 and February 26, 2007, respectively, and the loan to Vanship matures on December 31, 2012.

Working capital is current assets minus current liabilities including the current portion of long-term debt. As of December 31, 2007, Shinyo Alliance Limited’s working capital was a deficit of $3.4 million, decreasing by $1.4 million compared to the working capital deficit as of December 31, 2006. Shinyo Alliance Limited’s working capital was a deficit of $4.8 million as of December 31, 2006 versus a deficit of $18.2 million as of December 31, 2005.

Net cash from operating activities. For the year ended December 31, 2007, Shinyo Alliance Limited's net cash from operating activities was $5.8 million, an increase of $4.4 million from the year ended December 31, 2006. This increase is primarily due to increase in revenue. Shinyo Alliance Limited's net cash from operating activities was $1.4 million for the year ended December 31, 2006, a decrease of $4.3 million from $5.7 million in the year ended December 31, 2005. This decrease is primarily attributable to a reduction in revenue because the vessel Shinyo Alliance was under drydocking for 110 days during the year ended December 31, 2006.

Net cash from (used in) investing activities. For the year ended December 31, 2007, Shinyo Alliance Limited's net cash used in investing activities was $41,985, a decrease from net cash from investing activities of $6.0 million during the year ended December 31, 2006. This decrease is primarily due to the repayment of loans made to related parties in year 2006, with no equivalent repayments in 2007. Shinyo Alliance Limited's net cash from investing activities was $6.0 million in the year ended December 31, 2006, an increase of $22.8 million from the year ended December 31, 2005, when net cash used in investing activities was $16.8 million. The increase is primarily attributable to collections on loans made to related parties.

Net cash from (used in) financing activities. For the year ended December 31, 2007, Shinyo Alliance Limited's net cash used in financing activities was $6.0 million, an increase of $0.5 million from the year ended December 31, 2006. This increase was primarily due to the repayment of a bank loan. Shinyo Alliances Limited's net cash used in financing activities was $5.5 million in the year ended December 31, 2006, a decrease of $17.1 million from the year ended December 31, 2005 when net cash from financing activities was $11.6 million. The decrease is primarily attributable to borrowings in 2005.

Indebtedness and Contractual Obligations

Shinyo Alliance Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$18,600,000	$6,350,000	$12,250,000	$0	$0

Interest Payments on Bank Loan (1)	$1,072,351	$626,659	$445,692	$0	$0

Long-Term Loan from Related Party	$13,117,467	0	0	13,117,467	$0

Interest Payments on Loan from Related Party (2)	$3,389,553	$677,911	$1,355,821	$1,355,821	$0

Ship Management Obligations (3)	$19,000	$19,000	0	0	0

Total	$36,198,371	$7,673,570	$14,051,513	$14,473,288	$0

(1)	Assuming a LIBOR of 2.78% per annum and a margin of 1.15%.

(2)	Assuming a LIBOR of 2.78% per annum and a margin of 2.39%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon two months’ notice.

SHINYO LOYALTY LIMITED

Shinyo Loyalty Limited was incorporated on September 8, 2003 and acquired the vessel Shinyo Splendor on January 23, 2004. Shinyo Loyalty Limited began receiving time charter revenue on January 23, 2004, pursuant to a time charter agreement dated January 14, 2004 with Euronav N.V., or Euronav, and a charter agreement dated March 28, 2007 with Sinochem International Oil (London) Co, Ltd. or Sinochem. Under the charter agreement with Sinochem, Shinyo Loyalty Limited is paid a daily charter rate of $39,500 (and $39,000 per day for the optional three-year extension period). Commission is charged by Sinochem and a third party broker at 2.5% and 1.25% on time charter revenue, respectively. In addition to its operating revenue, Shinyo Loyalty Limited has earned interest income from bank deposits.

Results of Operations

The discussion below compares results of operations of Shinyo Loyalty Limited for the year ended December 31, 2007 to the year ended December 31, 2006 and for the year ended December 31, 2006 to the year ended December 31, 2005.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating Revenue

Shinyo Loyalty Limited’s operating revenue was $11.8 million for the year ended December 31, 2006, compared to $13.2 million for the year ended December 31, 2007. The increase in operating revenue was primarily a result of the higher charter rate earned under the Sinochem charter agreement, which was effective on May 18, 2007.

Operating Expenses

Shinyo Loyalty Limited’s operating expenses were $5.8 million for the year ended December 31, 2006, compared to $27.6 million for the year ended December 31, 2007. The increase in operating expenses was primarily due to a payment of $20.8 million to Euronav in respect of the early termination of the Euronav charter. Upon the settlement of the termination charge to Euronav, there was no contingent obligation to Shinyo Loyalty Limited associated with the termination.

Vessel operating expenses. Shinyo Loyalty Limited’s vessel operating expenses were $2.3 million for the year ended December 31, 2006, compared to $2.9 million for the year ended December 31, 2007. The increase in vessel operating expenses was primarily a result of increased crew costs, lubricating oil expenses and bunker consumption in 2007.

Depreciation expense. Shinyo Loyalty Limited’s depreciation expenses were $3.2 million for the year ended December 31, 2006, compared to $3.3 million for the year ended December 31, 2007. The increase in depreciation expenses was primarily a result of an increase in the depreciation of capitalized drydocking costs in 2007.

Management fee. Shinyo Loyalty Limited’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2006 and 2007.

Commission. Shinyo Loyalty Limited’s commission was $99,029 for the year ended December 31, 2006, compared to $373,137 for the year ended December 31, 2007. The increase in commission was primarily due to a higher commission rate under the Sinochem charter.

Administrative expenses. Shinyo Loyalty Limited’s administrative expenses were $59,289 for the year ended December 31, 2006, compared to $89,372 for the year ended December 31, 2007. The increase in administrative expenses was primarily a result of higher legal expenses.

Termination Charge. Shinyo Loyalty Limited incurred a $20.8 million termination charge for the year ended December 31, 2007 due to a termination payment resulting from Shinyo Loyalty Limited's termination of a charter agreement with Euronav. Shinyo Loyalty Limited terminated the charter agreement with Euronav and entered into its current charter agreement with Sinochem in order to benefit from a higher fixed daily charter rate under the Sinochem charter agreement. The Euronav charter agreement provided for a fixed daily rate of $27,250, as compared to a fixed daily rate of $39,500 under its existing agreement with Sinochem.

Other Income (Expenses), net

Shinyo Loyalty Limited’s other income (expenses) primarily consists of interest income, interest expense and write-off of deferred loan costs. Shinyo Loyalty Limited earned interest income of $224,955 for the year ended December 31, 2007, compared to $137,590 for the year ended December 31, 2006, primarily as a result of additional deposits in its bank account. Shinyo Loyalty Limited’s interest expense increased from $2.0 million for the year ended December 31, 2006 to $3.2 million for the year ended December 31, 2007, primarily due to an increase in its outstanding debt obligation in 2007 resulting from a refinancing transaction in May 2007 whereby the company repaid a $52.0 million loan and obtained a new loan in the amount of $62.0 million. Shinyo Loyalty Limited wrote off deferred loan costs during the year ended December 31, 2007 of $245,376 as a result of the refinancing in May 2007. The non-cash charge represents the balance of unamortized deferred financing costs incurred as a result of the previous credit facility.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Shinyo Loyalty Limited’s operating revenue was $11.8 million for the year ended December 31, 2006, compared to $11.6 million for the year ended December 31, 2005. The increase in operating revenue was primarily as a result of the profit sharing arrangement with Euronav as Euronav had sub-chartered Shinyo Splendor to a sub-charterer.

Operating Expenses

Shinyo Loyalty Limited’s operating expenses were $5.8 million for the year ended December 31, 2006, compared to $5.3 million for the year ended December 31, 2005. The increase in operating expenses was primarily a result of increased vessel operating expenses.

Vessel operating expenses. Shinyo Loyalty Limited’s vessel operating expenses were $2.3 million for the year ended December 31, 2006, compared to $2.0 million for the year ended December 31, 2005. The increase in vessel operating expenses was primarily as a result of increased crew costs, lubricating oil and spare parts expenses. During the year ended December 31, 2006, the average oil price increase resulted in higher lubricating oil expenses. In addition, the increase in average salary for crews during the year ended December 31, 2006 resulted in higher crew costs.

Depreciation expense. Shinyo Loyalty Limited’s depreciation expenses were $3.2 million for the year ended December 31, 2006, compared to $3.1 million for the year ended December 31, 2005. The increase in depreciation expenses was primarily a result of increased depreciation of capitalized drydocking costs.

Management fee. Shinyo Loyalty Limited’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2005 and 2006.

Commission. Shinyo Loyalty Limited’s commission was $99,424 and $99,029 for the years ended December 31, 2005 and 2006, respectively.

Administrative expenses. Shinyo Loyalty Limited’s administrative expenses were $59,289 for the year ended December 31, 2006, compared to $48,081 for the year ended December 31, 2005.

Other Income (Expenses), net

Shinyo Loyalty Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Loyalty Limited earned interest income of $137,590 for the year ended December 31, 2006, compared to $88,075 for the year ended December 31, 2005, primarily as a result of higher average cash balances and higher interest rates on deposits earned during 2006 compared to 2005. Shinyo Loyalty Limited’s interest expense decreased from $2.3 million for the year ended December 31, 2005 to $2.0 million for the year ended December 31, 2006, primarily due to a lower principal amount outstanding under its credit facility in 2006.

Liquidity and Capital Resources

To finance the purchase of its vessel, Shinyo Loyalty Limited secured a $52.0 million financing in 2004. Pursuant to a loan agreement dated May 16, 2007, the company repaid and refinanced its existing credit facility and obtained a new bank loan in the amount of $62.0 million from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank Aktiengesellschaft. The new loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 0.8% to LIBOR plus 1.62% per annum and is guaranteed by Vanship. The new loan will be repaid upon closing of the Business Combination. The company also obtained a loan from Vanship in the amount of $3.0 million at a rate of 5% per annum. The shareholder loan matures on January 13, 2012 and can only be repaid if the bank loan is satisfied in full. Shinyo Loyalty Limited has received a letter of support from Vanship that confirms its intention to provide continuing financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

As of December 31, 2007, Shinyo Loyalty Limited’s working capital was a deficit of $4.6 million, decreasing by $3.4 million compared to the working capital as of December 31, 2006. Shinyo Loyalty Limited’s working capital was a deficit of $1.2 million as of December 31, 2006, increasing from a deficit of $2.7 million as of December 31, 2005.

Net cash from (used in) operating activities. For the year ended December 31, 2007, Shinyo Loyalty Limited's net cash used in operating activities was $11.8 million, a decrease of $18.5 million from the year ended December 31, 2006. This decrease is primarily due to the termination payment resulting from Shinyo Loyalty Limited’s termination of a charter agreement with Euronav. Shinyo Loyalty Limited's net cash from operating activities was $6.7 million in the year ended December 31, 2006, a decrease of $2.2 million from $8.9 million in the year ended December 31, 2005. The decrease is primarily attributable to changes in trade accounts receivables.

Net cash from (used in) investing activities. For the year ended December 31, 2007, Shinyo Loyalty Limited's net cash used in investing activities was $1.7 million, compared to the net cash from investing activities of $22,430 for the year ended December 31, 2006. This increase in net cash used in investing activities was primarily due to an increase in restricted cash. Shinyo Loyalty Limited's net cash from investing activities was $22,430 in the year ended December 31, 2006, compared to net cash from investing activities of $32,276 the year ended December 31, 2005. The change is primarily attributable to the cash used for expenditures relating to drydocking.

Net cash from (used in) financing activities. For the year ended December 31, 2007, Shinyo Loyalty Limited's net cash from financing activities was $14.1 million, an increase of $20.3 million from net cash used in financing activities of $6.2 million for the year ended December 31, 2006. This increase was primarily due to cash received from long-term bank borrowings, partially off-set by repayment of bank loans. Shinyo Loyalty Limited's net cash used in financing activities was $6.2 million in the year ended December 31, 2006, a decrease of $1.5 million from $7.7 million in the year ended December 31, 2005. The decrease was primarily attributable to lower amounts of bank loan repayment.

Indebtedness and Contractual Obligations

Shinyo Loyalty Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$58,500,000	$7,000,000	$14,650,000	$16,550,000	$20,300,000

Interest Payments on Bank Loan (1)	$8,457,932	$2,096,629	$3,383,283	$2,208,887	$769,133

Long-Term Loan from Related Party	$3,000,000	0	0	$3,000,000	0

Interest Payments on Loan from Related Party (2)	$605,000	$150,000	$300,000	$155,000	0

Ship Management Obligations (3)	$57,000	$57,000	0	0	0

Total	$70,619,932	$9,303,629	$18,333,283	$21,913,887	$21,069,133

(1)	Assuming a LIBOR of 2.78% and a margin of 0.96%.

(2)	Assuming a fixed rate of 5%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon six months’ notice.

SHINYO KANNIKA LIMITED

Shinyo Kannika Limited was incorporated on September 27, 2004 and acquired the vessel Shinyo Kannika on November 16, 2004. From November 16, 2004 to December 27, 2004, Shinyo Kannika operated under voyage charter. Under a pool trade charter agreement with Tankers International L.L.C., Shinyo Kannika Limited received pool trade earnings from December 27, 2004 until February 17, 2007. On August 28, 2006, Shinyo Kannika Limited entered into a time charter agreement with Dalian Ocean Shipping Company, or Dalian, pursuant to which Shinyo Kannika Limited is paid a daily charter rate of $39,000 starting from February 17, 2007, subject to a profit sharing arrangement in which income in excess of $44,000 is split equally between Shinyo Kannika Limited and Dalian. Commission to Dalian and a third party broker is charged at 1.25% each on time charter revenue. In addition to its operating revenue, Shinyo Kannika Limited has earned interest income on funds held in a bank account as well as loans made to its affiliates.

Results of Operations

The discussion below compares results of operations of Shinyo Kannika Limited for the year ended December 31, 2007 to the year ended December 31, 2006 and for the year ended December 31, 2006 to the year ended December 31, 2005.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating Revenue

Shinyo Kannika Limited’s operating revenue was $22.8 million for the year ended December 31, 2006, compared to $16.7 million for the year ended December 31, 2007. The difference in operating revenue was due to the higher charter rates the company earned from pool trade in 2006 relative to the charter rates received by the company in 2007 under the time charter agreement.

Operating Expenses

Shinyo Kannika Limited’s operating expenses were $6.2 million for the year ended December 31, 2006, compared to $6.8 million for the year ended December 31, 2007. The increase in operating expenses was primarily caused by an increase in vessel operating expenses and commission.

Vessel operating expenses. Shinyo Kannika Limited’s vessel operating expenses were $2.1 million for the year ended December 31, 2006, compared to $2.3 million for the year ended December 31, 2007. The increase in vessel operating expenses was primarily attributable to an increase in crew costs due to an increase in average salary and lubricating oils expenses as a result of an increase in average oil price during 2007.

Depreciation expense. Shinyo Kannika Limited’s depreciation expenses remained unchanged at $3.9 million for each of the years ended December 31, 2006 and December 31, 2007.

Management fee. Shinyo Kannika Limited’s management fees for each of the years ended December 31, 2006 and December 31, 2007 remained unchanged at $114,000.

Commission. Shinyo Kannika Limited’s commission was nil for the year ended December 31, 2006, compared to $302,559 for the year ended December 31, 2007. Commission was required to be paid in 2007 pursuant to the terms of the time charter agreement. However, no commission was required to be paid under the pool trade arrangement.

Administrative expenses. Shinyo Kannika Limited’s administrative expenses were $95,669 for the year ended December 31, 2006, compared to $85,058 for the year ended December 31, 2007.

Other Income (Expenses), net

Shinyo Kannika Limited’s other income (expenses) primarily consists of interest income, interest expense and write-off of deferred loan costs. Shinyo Kannika Limited earned interest income of $2.8 million for the year ended December 31, 2007, compared to $726,085 for the year ended December 31, 2006, primarily as a result of higher cash balances in the bank account as well as interest received from a loan to Shinyo Ocean Limited.

Shinyo Kannika Limited’s interest expense increased from $4.9 million for the year ended December 31, 2006 to $6.4 million for the year ended December 31, 2007, primarily as a result of a loan provided by Vanship to the company in 2006 with respect to which interest in the amounts of $1,290,760 and $1,328,819 were incurred by the company in 2006 and 2007, respectively. Also contributing to the increase in interest expense, was a refinancing in January 2007 under which the company obtained a new $86.8 million loan and repaid and refinanced its previous two loans totaling $87.0 million.

Shinyo Kannika Limited wrote off deferred loan costs during the year ended December 31, 2007 of $427,736 as a result of a refinancing in January 2007. The non-cash charge represents the balance of the unamortized deferred financing costs incurred under the previous credit facilities.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Shinyo Kannika Limited’s operating revenue was $22.8 million for the year ended December 31, 2006, compared to $21.7 million for the year ended December 31, 2005. The increase in operating revenue was primarily a result of higher pool trade earnings in 2006.

Operating Expenses

Shinyo Kannika Limited’s operating expenses were $6.2 million for the year ended December 31, 2006, compared to $6.0 million for the year ended December 31, 2005. The increase in operating expenses was primarily a result of increased vessel operating expenses and depreciation expense.

Vessel operating expenses. Shinyo Kannika Limited’s vessel operating expenses were $2.1 million for the year ended December 31, 2006, compared to $2.0 million for the year ended December 31, 2005. The increase in vessel operating expenses was primarily a result of higher costs relating to crew, lubricating oils and repair and maintenance.

Depreciation expense. Shinyo Kannika Limited’s depreciation expenses were $3.9 million for the year ended December 31, 2006, compared to $3.8 million for the year ended December 31, 2005. The increase in expenses was primarily a result of increased depreciation of capitalized drydocking costs in 2006.

Management fee. Shinyo Kannika Limited’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2006 and 2007.

Administrative expenses. Shinyo Kannika Limited’s administrative expenses were $95,669 for the year ended December 31, 2006, compared to $64,323 for the year ended December 31, 2005.

Other Income (Expenses), net

Shinyo Kannika Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Kannika Limited earned interest income of $726,085 for the year ended December 31, 2006, compared to $129,791 for the year ended December 31, 2005, primarily as a result of the additional $8,882,533 financing provided by the company to Vanship and increased bank deposits. Shinyo Kannika Limited’s interest expense increased from $4.3 million for the year ended December 31, 2005 to $4.9 million for the year ended December 31, 2006, primarily as a result of additional bank borrowings.

Liquidity and Capital Resources

To fund its acquisition of the vessel Shinyo Kannika, Shinyo Kannika Limited obtained a $65 million syndicated bank loan in 2004. In 2006, the company secured an additional bank loan in the amount of $22 million for the purpose of financing the general working capital of Vanship and its subsidiaries. Pursuant to an agreement dated January 4, 2007, Shinyo Kannika Limited refinanced and repaid the previous two loans and obtained a new loan in the amount of $86.8 million from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. The new loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 0.975% per annum and is guaranteed by Vanship. The new loan will be repaid upon closing of the Business Combination. The company also received loans on September 27, 2004 and November 15, 2004 from Vanship and Shinyo Alliance Limited in the amounts of $16,450,000 and $13,117,467 with interest charged at six-month LIBOR plus 2.39% and LIBOR plus 1.15% per annum, respectively. The loan from Vanship matures on December 31, 2012 and may not be repaid until the bank loan is repaid in full. The loan granted by Shinyo Alliance Limited was fully repaid on June 30, 2006.

As of December 31, 2007, Shinyo Kannika Limited’s working capital was $7.0 million, increasing by $2.0 million compared to working capital as of December 31, 2006 due to an increase in cash. Shinyo Kannika Limited’s working capital was $5.0 million as of December 31, 2006, increasing from $2.3 million as of December 31, 2005 due to an increase in cash.

Net cash from operating activities. For the year ended December 31, 2007, Shinyo Kannika Limited’s net cash from operating activities was $10.3 million, a decrease of $5.8 million from the year ended December 31, 2006. This decrease is primarily due to a reduction of net income. Shinyo Kannika Limited's net cash from operating activities was $16.1 million for the year ended December 31, 2006, a decrease of $4.6 million from $20.7 million in the year ended December 31, 2005. The decrease is primarily attributable to a change in trade accounts receivables as a result of the receipt of freight in the amount of $8.8 million in 2005 for one spot voyage in 2004 and also as a result of lower charter rates received by Shinyo Kannika Limited in 2006 compared to 2005.

Net cash used in investing activities. For the year ended December 31, 2007, Shinyo Kannika Limited’s net cash used in investing activities was $25.3 million, compared to $8.8 million for the year ended December 31, 2006. This change was primarily due to a related party loan to Shinyo Ocean Limited. Shinyo Kannika Limited's net cash used in investing activities was $8.8 million in the year ended December 31, 2006, an increase of $6.8 million from net cash used in investing activities of $2.0 million in the year ended December 31, 2005. The increase is primarily attributable to the cash used to make related party loans.

Net cash from (used in) financing activities. For the year ended December 31, 2007, Shinyo Kannika Limited’s net cash from financing activities was $17.8 million, an increase of $19.6 million from net cash used in financing activities of $1.8 million for the year ended December 31, 2006. This increase is primarily due to cash received from long-term bank borrowings, partially off-set by repayment of bank loans in 2007. Shinyo Kannika Limited's net cash used in financing activities was $1.8 million in the year ended December 31, 2006, a decrease of $15.0 million from $16.8 million in the year ended December 31, 2005. The decrease is primarily attributable to repayment of bank loans and loans to related parties in 2005.

Indebtedness and Contractual Obligations

Shinyo Kannika Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$80,600,000	$6,500,000	$13,000,000	$13,400,000	$47,700,000

Interest Payments on Bank Loan (1)	$17,173,908	$2,955,144	$5,156,471	$4,171,053	$4,891,240

Long-Term Loan from Related Party	$16,450,000	0	0	16,450,000	$0

Interest Payments on Loan from Related Party (2)	$4,250,680	$850,136	$1,700,272	$1,700,272	$0

Ship Management Obligations (3)	$57,000	$57,000	0	0	0

Total	$118,531,588	$10,362,280	$19,856,743	$35,721,325	$52,591,240

(1)	Assuming a LIBOR of 2.78% per annum and a margin of 0.975%.

(2)	Assuming a LIBOR of 2.78% per annum and a margin of 2.39%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon six months’ notice.

SHINYO NAVIGATOR LIMITED

Shinyo Navigator Limited was incorporated on September 21, 2006 and acquired the vessel Shinyo Navigator on December 14, 2006. Shinyo Navigator Limited began receiving time charter revenue on December 18, 2006 pursuant to a time charter agreement with Dalian under which Shinyo Navigator Limited is paid a daily charter rate of $43,800. Commission to Dalian and to a third party broker is calculated at 1.25% each on time charter revenue. In addition to its operating revenue, Shinyo Navigator Limited earned interest income with respect to funds deposited in its bank account.

The discussion below compares results of operations of Shinyo Navigator Limited for the period from September 21, 2006 to December 31, 2006 to the year ended December 31, 2007. Because Shinyo Navigator Limited was incorporated on September 21, 2006 and did not begin chartering the vessel Shinyo Navigator until December 18, 2006, its results of operations for the two periods are not directly comparable.

Year Ended December 31, 2007 Compared to the Period from September 21, 2006 to December 31, 2006

Operating Revenue

Shinyo Navigator Limited received operating revenue of $604,744 in the period from September 21, 2006 to December 31, 2006, compared to $15.5 million for the year ended December 31, 2007. Since the company did not begin chartering its vessel until December 18, 2006, the company earned minimal income for the period from September 21, 2006 to December 31, 2006 compared to the year ended December 31, 2007.

Operating Expenses

Shinyo Navigator Limited’s operating expenses were $630,240 in the period from September 21, 2006 to December 31, 2006 compared to $9.1 million for the year ended December 31, 2007. Given that the vessel Shinyo Navigator was not purchased until December 14, 2006, the company incurred minimal costs or expenses from September 21, 2006 to December 31, 2006 compared to the year ended December 31, 2007.

Vessel operating expenses. Shinyo Navigator Limited’s vessel operating expenses were $306,120 for the period from September 21, 2006 to December 31, 2006 compared to $2.8 million for the year ended December 31, 2007. The increase in vessel operating expenses was primarily a result of a full year of operation in 2007 compared to 18 days in 2006.

Depreciation expense. Shinyo Navigator Limited’s depreciation expenses were $264,726 for the period from September 21, 2006 to December 31, 2006 compared to $5.8 million for the year ended December 31, 2007. The increase in depreciation expenses was primarily a result of a full year of operation in 2007 compared to 18 days in 2006.

Management fee. Shinyo Navigator Limited’s management fee was $5,516 for the period from September 21, 2006 to December 31, 2006 compared to $114,000 for the year ended December 31, 2007. The increase in management fee was primarily a result of a full year of operation in 2007 compared to 18 days in 2006.

Administrative expenses. Shinyo Navigator Limited’s administrative expenses were $38,759 for the period from September 21, 2006 to December 31, 2006 compared to $74,962 for the year ended December 31, 2007. The increase in administrative expenses was primarily a result of a full year of operation in 2007 compared to 18 days in 2006.

Other Income (Expenses), net

Shinyo Navigator Limited’s other income (expenses) primarily consists of interest income, interest expenses and changes in fair value of derivatives. Shinyo Navigator Limited's interest income was $146,831 in the period from September 21, 2006 to December 31, 2006 compared to $120,917 for the year ended December 31, 2007, primarily resulting from less funds deposited by the company with its bank in 2007. Shinyo Navigator Limited’s interest expense increased from $483,534 in the period from September 21, 2006 to December 31, 2006 to $5.9 million for the year ended December 31, 2007, primarily as a result of a $82,875,000 bank loan obtained by the company on December 12, 2006. Shinyo Navigator Limited’s changes in fair value of derivatives was nil in the period from September 21, 2006 to December 31, 2006 compared to a negative change in fair value of $2.2 million for the year ended December 31, 2007 as a result of the change in fair value of an interest rate swap that the company entered into in January 2007 to limit its exposure to interest rate fluctuations arising from the company’s long term bank loan used to finance the acquisition of the vessel Shinyo Navigator. The interest rate swap is not qualified as a hedge for accounting purposes.

Liquidity and Capital Resources

Shinyo Navigator Limited financed the acquisition of the vessel Shinyo Navigator with a $82,875,000 secured loan pursuant to a loan agreement dated December 12, 2006 from HSH Nordbank AG, Hong Kong Branch. The loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 1% per annum and is guaranteed by Vanship. The loan will be repaid in full upon closing of the Business Combination. The company has entered into an interest rate swap with HSN Nordbank AG to limit its exposure to interest rate fluctuations arising from this loan. The company also obtained a loan from Vanship in the amount of $15,158,279 at a rate of 6.5% per annum. The shareholder loan has a maturity date of December 31, 2016 and is not repayable until the bank loan is satisfied in full. Shinyo Navigator Limited has received a letter of support from Vanship that confirms its intention to provide continuing financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

Shinyo Navigator Limited’s working capital was a deficit of $9.8 million as of December 31, 2007 as compared to a deficit of $7.0 million as of December 31, 2006.

Net cash from operating activities. Shinyo Navigator Limited's net cash from operating activities was $8.6 million for the year ended December 31, 2007, compared to $316,810 as of December 31, 2006. The change was primarily attributable to the commencement of operations on December 14, 2006.

Net cash used in investing activities.  For the year ended December 31, 2007, Shinyo Navigator Limited's net cash used in investing activities was $2.0 million, compared to $87.8 million for the year ended December 31, 2006, which reflected the purchase of the vessel Shinyo Navigator.

Net cash from (used in) financing activities. Shinyo Navigator Limited’s Shinyo Navigator Limited's net cash from financing activities in the period from September 21, 2006 to December 31, 2006 was $87.9 million, compared to net cash used in financing activities of $6.8 million for the year ended December 31, 2007. The change was primarily attributable to the receipt of a bank loan and related party loan in 2006 to finance the purchase of the vessel Shinyo Navigator.

Indebtedness and Contractual Obligations

Shinyo Navigator Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$75,875,000	$7,500,000	$16,500,000	$19,000,000	$32,875,000

Interest Payments on Bank Loan (1)	$13,506,569	$2,800,120	$4,697,208	$3,339,066	$2,670,175

Long-Term Loan from Related Party	$15,379,422	0	0	0	$15,379,422

Interest Payments on Loan from Related Party (2)	$7,153,277	$794,809	$1,589,617	$1,589,617	$3,179,234

Ship Management Obligations (3)	$57,000	$57,000	0	0	0

Interest Rate Swap Contract (4)	$7,753,770	$1,607,476	$2,696,545	$1,916,871	$1,532,878

Total	$119,725,038	$12,759,405	$25,483,370	$25,845,554	$55,636,709

(1)	Assuming a LIBOR of 2.78% and a margin of 1.0%.

(2)	Assuming a LIBOR of 2.78% per annum and a margin of 2.39%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon six months’ notice.

(4)	Interest swap at 5.95% less interest payments on bank loan.

SHINYO OCEAN LIMITED

Shinyo Ocean Limited was incorporated on December 28, 2006 and acquired the vessel Shinyo Ocean on January 9, 2007. Shinyo Ocean Limited began receiving time charter revenue on January 10, 2007 pursuant to a time charter agreement with Formosa under which the company is paid a daily charter rate of $38,500, subject to profit sharing arrangement in which income in excess of $43,500 is split between the company and the charterer. Commission is charged by Formosa at $100 per day of hire. In addition to its operating revenue, Shinyo Ocean Limited has earned interest income from bank deposits.

The discussion below compares results of operations of Shinyo Ocean Limited for the period from December 28, 2006 to December 31, 2006 to the year ended December 31, 2007. Because Shinyo Ocean Limited was incorporated on December 28, 2006 and did not begin chartering its vessel until January 10, 2007, its results of operations for the two periods are not directly comparable.

Year Ended December 31, 2007 Compared to the Period from December 28, 2006 to December 31, 2006

Operating Revenue

Shinyo Ocean Limited did not earn any operating revenue in the period from December 28, 2006 to December 31, 2006, compared to $15.1 million in the year ended December, 2007. The increase in revenue was primarily due to the fact that the company did not begin chartering its vessel until January 10, 2007.

Operating Expenses

Shinyo Ocean Limited’s operating expenses were $1,039 in the period from December 28, 2006 to December 31, 2006 compared to $7.5 million in the year ended December 31, 2007. The increase in operating expenses was primarily a result of the fact that the company did not acquire the vessel Shinyo Ocean until January 9, 2007.

Vessel operating expenses. Shinyo Ocean Limited’s vessel operating expenses were nil for the period from December 28, 2006 to December 31, 2006, compared to $2.4 million for the year ended December 31, 2007. Because the company did not acquire the vessel Shinyo Ocean until January 9, 2007, the company incurred no vessel operating expenses in 2006.

Depreciation expense. Shinyo Ocean Limited’s depreciation expenses were nil for the period from December 28, 2006 to December 31, 2006, compared to $4.9 million for the year ended December 31, 2007. Because the company did not acquire the vessel Shinyo Ocean until January 9, 2007, the company incurred no vessel operating expenses in 2006.

Management fee. Shinyo Ocean Limited’s management fee was nil for the period from December 28, 2006 to December 31, 2006, compared to $111,548 for the year ended December 31, 2007. Because the company did not acquire the vessel Shinyo Ocean until January 9, 2007, the company incurred no management fee in 2006.

Commission. Commission payable by Shinyo Ocean Limited is determined based on the revenue earned during the same period. Shinyo Ocean Limited’s commission increased from nil for the period from December 28, 2006 to December 31, 2006 to $35,560 for the year December 31, 2007, which was in line with its increase in revenue during the same period.

Administrative expenses. Shinyo Ocean Limited’s administrative expenses were $1,039 for the period from December 28, 2006 to December 31, 2006, compared to $65,869 for the year ended December 31, 2007. Because the company did not acquire the vessel Shinyo Ocean until January 9, 2007, the company incurred minimal administrative expenses in 2006.

Other Income (Expenses), net

Shinyo Ocean Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Ocean Limited did not earn any interest income in the period from December 28, 2006 to December 31, 2006 compared to $145,334 in the year ended December 31, 2007 from bank deposits. Shinyo Ocean Limited’s interest expense increased from $14,400 in the period from December 28, 2006 to December 31, 2006 to $6.9 million in the year ended December 31, 2007. The increase in interest expense was due to the fact that a $86.8 million bank loan was obtained by the company on January 8, 2007 to finance the acquisition of the vessel Shinyo Ocean.

Liquidity and Capital Resources

Shinyo Ocean Limited financed the acquisition of the vessel Shinyo Ocean with an $86.8 million secured loan pursuant to a loan agreement, dated January 4, 2007, from DVB Group Merchant Bank (Asia) Ltd., Credit Suisse and Deutsche Schiffsbank AG. The loan is guaranteed by Vanship and is repayable in quarterly installments and bears interest at a rate of LIBOR plus 0.98% per annum. The loan will be repaid upon closing of the Business Combination. The company also obtained loans from Vanship in the amount of $11.1 million on December 28, 2006 and from Shinyo Kannika Limited in the amount of $14.1 million on January 8, 2007 and in the amount of $11.1 million on January 10, 2007. The loans from Vanship and Shinyo Kannika bear interest at six-month LIBOR plus 3.98% per annum and three-month LIBOR plus 0.98%, respectively. The loan from Vanship was fully repaid on January 9, 2007, while the Shinyo Kannika loan matures on December 31, 2017. Shinyo Ocean Limited has received a letter of support from Vanship that confirms its intention to provide continued financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

Shinyo Ocean Limited’s working capital was a deficit of $5.7 million as of December 31, 2007 and was a deficit of $0.3 million as of December 31, 2006.

Net cash from operating activities. Shinyo Ocean Limited's net cash from operating activities was $7.9 million for the year ended December 31, 2007, compared to nil for the period from December 28, 2006 to December 31, 2006. This increase is primarily attributable to the commencement of operations in 2007.

Net cash from (used in) investing activities. Shinyo Ocean Limited's net cash from investing activities was nil for the period from December 28, 2006 to December 31, 2006, compared to net cash used in investing activities of $102.8 million for the year ended December 31, 2007, corresponding to the cash used to purchase the vessel Shinyo Ocean.

Net cash from financing activities. Shinyo Ocean Limited's net cash from financing activities was nil for the period from December 28, 2006 to December 31, 2006, compared to $96.2 million for the year ended December 31, 2007, corresponding to the bank loan and related party borrowing made to purchase the vessel Shinyo Ocean.

Indebtedness and Contractual Obligations

Shinyo Ocean Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$82,075,000	$6,525,000	$13,275,000	$13,450,000	$48,825,000

Interest Payments on Bank Loan (1)	$17,530,590	$2,991,232	$5,217,941	$4,215,311	$5,106,106

Long-Term Loan from Related Party	$25,200,000	0	0	0	$25,200,000

Interest Payments on Loan from Related Party (2)	$8,597,824	$946,260	$1,892,520	$1,892,520	$3,866,524

Ship Management Obligations (3)	$59,452	$59,452	0	0	0

Total	$133,462,866	$10,521,944	$20,385,461	$19,557,831	$82,997,630

(1)	Assuming a LIBOR of 2.78% and a margin of 0.975%.

(2)	Assuming a LIBOR of 2.78% and a margin of 0.975%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon six months’ notice.

ELITE STRATEGIC LIMITED

Elite Strategic Limited, or Elite Strategic, was incorporated on December 3, 2002 and acquired the vessel C. Dream in February 2003. The company is owned 50% by Vanship and 50% by SK Shipping Company Limited, or SK Shipping, through a joint venture between the two entities. Elite Strategic entered into a time charter agreement with SK Shipping pursuant to which Elite Strategic was paid a daily charter rate of $19,680 from January 21, 2003 to January 21, 2006 and $22,000 from January 21, 2006 to January 20, 2016.

On September 7, 2007, Elite Strategic sold the vessel C. Dream and its operation to Shinyo Dream Limited, a company controlled by Vanship.

Results of Operations

The discussion below includes a comparison of results of operations of Elite Strategic for the period from January 1, 2007 to September 6, 2007 to the year ended December 31, 2006, and the year ended December 31, 2006 to the year ended December 31, 2005. Because Elite Strategic sold the vessel C. Dream and its operation to Shinyo Dream Limited on September 7, 2007, its results of operations for the period from January 1, 2007 to September 6, 2007 to the year ended December 31, 2006 are not directly comparable.

The Period from January 1, 2007 to September 6, 2007 Compared to the Year Ended December 31, 2006

Operating Revenue

Elite Strategic’s operating revenue was $8.0 million for the year ended December 31, 2006, compared to $5.5 million in the period from January 1, 2007 to September 6, 2007. The decrease in operating revenue was principally caused by the decrease in on-hire days in 2007. Because the vessel C. Dream was sold to Shinyo Dream Limited in 2007, the vessel C. Dream had 365 on-hire days in 2006 compared to 249 on-hire days in the period from January 1, 2007 to September 6, 2007.

Operating Expenses

Elite Strategic’s operating expenses were $5.0 million for the year ended December 31, 2006, compared to $3.6 million in the period from January 1, 2007 to September 6, 2007. The decrease in operating expenses was primarily a result of a lower number of operational days in the period from January 1, 2007 to September 6, 2007 compared to the year ended December 31, 2006.

Vessel operating expenses. Elite Strategic’s vessel operating expenses were $2.1 million for the year ended December 31, 2006, compared to $1.6 million in the period from January 1, 2007 to September 6, 2007. The decrease in vessel operating expenses was primarily a result of a lower number of operational days in the period from January 1, 2007 to September 6, 2007 compared to the year ended December 31, 2006.

Depreciation expense. Elite Strategic’s depreciation expenses were $2.6 million for the year ended December 31, 2006, compared to $1.8 million in the period from January 1, 2007 to September 6, 2007. The decrease in depreciation expenses was primarily as a result of a lower number of days that Elite Strategic owned the vessel C. Dream in the period from January 1, 2007 to September 6, 2007 compared to the year ended December 31, 2006.

Management fee. Elite Strategic’s management fee decreased from $114,000 for the year ended December 31, 2006, to $97,217 in the period from January 1, 2007 to September 6, 2007. The decrease in management fees was primarily as a result of a lower number of days that Elite Strategic owned the vessel C. Dream in the period from January 1, 2007 to September 6, 2007 compared to the year ended December 31, 2006.

Commission. Elite Strategic’s commission was $125,040 for the year ended December 31, 2006, compared to $87,323 in the period from January 1, 2007 to September 6, 2007. The decrease in commission was primarily as a result of lower revenue in 2007.

Administrative expenses. Elite Strategic’s administrative expenses were $46,657 for the year ended December 31, 2006, compared to $38,445 in the period from January 1, 2007 to September 6, 2007. The decrease in administrative expenses was primarily as a result of a lower number of operational days in the period from January 1, 2007 to September 6, 2007 compared to the year ended December 31, 2006.

Other Income (Expenses), net

Elite Strategic’s other income (expenses) primarily consists of interest income and interest expense. Elite Strategic earned interest income of $85,487 in the period from January 1, 2007 to September 6, 2007, compared to $108,363 for the year ended December 31, 2006 from its bank deposits. The decrease was primarily a result of the fact that the 2006 financial statements cover a period of twelve months whereas the 2007 financial statements were based on a period of approximately eight months. Elite Strategic’s interest expense decreased from $2.4 million for the year ended December 31, 2006 to $1.5 million in the period from January 1, 2007 to September 6, 2007, primarily attributable to a lower debt balance in 2007 as well as the fact that the 2006 financial statements cover a period of twelve months whereas the 2007 financial statements were based on a period of approximately eight months.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Elite Strategic’s operating revenue was $8.0 million for the year ended December 31, 2006, compared to $6.9 million for the year ended December 31, 2005. The increase in operating revenue was primarily caused by an increase in charter hire rate from $19,680 to $22,200 beginning January 21, 2006.

Operating Expenses

Elite Strategic’s operating expenses were $5.0 million for the year ended December 31, 2006, compared to $4.7 million for the year ended December 31, 2005. The total operating expenses increased due to higher vessel operating expenses.

Vessel operating expenses. Elite Strategic’s vessel operating expenses were $2.1 million for the year ended December 31, 2006, compared to $1.9 million for the year ended December 31, 2005. The increase in vessel operating expenses was attributable to an increase in costs and expenses associated with crew due to an increase in average salary and lubricating oils as a result of increased average oil price in 2006.

Depreciation expense. Elite Strategic’s depreciation and amortization expense was $2.6 million for the year ended December 31, 2006, compared to $2.5 million for the year ended December 31, 2005. The increase in expense was primarily a result of higher drydocking depreciation expense in 2006.

Management fee. Elite Strategic’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2005 and 2006.

Commissions. Elite Strategic’s commissions were $125,040 for the year ended December 31, 2006, compared to $118,077 for the year ended December 31, 2005. The increase in commissions was primarily as a result of higher revenue in 2005, which increased the amount of commission payable by the company.

Administrative expenses. Elite Strategic’s administrative expenses were $46,657 for the year ended December 31, 2006, compared to $39,200 for the year ended December 31, 2005.

Other Income (Expenses), net

Elite Strategic’s other income (expenses) primarily consists of interest income and interest expense. Elite Strategic earned interest income of $108,363 for the year ended December 31, 2006, compared to $65,692 for the year ended December 31, 2005, primarily as a result of higher bank deposits. Elite Strategic’s interest expense increased from $1.7 million for the year ended December 31, 2005 to $2.4 million for the year ended December 31, 2006, primarily as a result of higher interest rates.

Liquidity and Capital Resources

In 2003, Elite Strategic obtained a financing in the amount of $45.0 million from DVB Group Merchant Bank (Asia) Ltd. or DVB Group to finance the acquisition of C. Dream. The loan was repayable in quarterly installments, and bore interest at a rate of LIBOR plus 1.5% per annum and is guaranteed by Vanship and Mr. Fred Cheng. Elite Strategic also had share capital of $15 million from Vanship and SK Shipping.

As of September 6, 2007, Elite Strategic’s cash and cash equivalents decreased to $1.0 million compared to $2.0 million as of December 31, 2006. This decrease was primarily attributable to the decrease in operating revenue. Elite Strategic’s working capital was a deficit of $2.0 million as of September 6, 2007 and as of December 31, 2006. As of December 31, 2006, Elite Strategic’s cash and cash equivalents increased to $2.0 million from $1.4 million as of December 31, 2005. This increase was primarily due to cashflow from operating activities.

Net cash from operating activities. Elite Strategic’s net cash from operating activities was $1.1 million for the period from January 1, 2007 to September 6, 2007, a decrease of $2.9 million compared to $4.0 million for the year ended December 31, 2006. This decrease was primarily due to more on-hire days in 2006 than in 2007. Elite Strategic’s net cash from operating activities was $4.0 million for the year ended December 31, 2006, an increase of $1.4 million from $2.6 for the year ended December 31, 2005. This increase was primarily attributable to increase in revenue in 2006.

Net cash from (used in) investing activities. Elite Strategic’s net cash from investing activities was $0.4 million for the period from January 1, 2007 to September 6, 2007, an increase of $0.6 million for the year ended December 31, 2006, when net cash used in investing activities was $0.2 million. This increase was primarily attributable to a decrease in restricted cash. Elite Strategic’s net cash used in investing activities was $0.2 million for the year ended December 31, 2006, an increase of $0.19 million from $0.01 million for the year ended December 31, 2005. This increase was primarily attributable to an increase in restricted cash.

Net cash used in financing activities. Elite Strategic’s net cash used in financing activities was $2.6 million for the period from January 1, 2007 to September 6, 2007, a decrease of $0.6 million from the year ended December 31, 2006 of $3.2 million. The decrease was primarily attributable to lower repayments of the company’s bank loan. Elite Strategic’s net cash used in financing activities was $3.2 million for the year ended December 31, 2006, compared to the year ended December 31, 2005 of $3.0 million.

SHINYO DREAM LIMITED

Shinyo Dream Limited was incorporated on July 20, 2007. On September 7, 2007, Shinyo Dream Limited acquired the vessel C. Dream and its operation from Elite Strategic Limited, an entity 50% controlled by Vanship, Shinyo Dream Limited’s immediate holding company.

Shinyo Dream Limited began receiving time charter revenue on September 7, 2007 pursuant to a time charter agreement with The Sanko Steamship Co., Ltd under which Shinyo Dream Limited is paid a daily charter rate of $28,900. Commission of 2% is charged on time charter revenue. In addition to its operating revenue, Shinyo Dream Limited earned interest income from funds deposited with its bank.

Results of Operations

Because Shinyo Dream Limited was incorporated on July 20, 2007 and did not begin chartering the vessel C. Dream until September 7, 2007, there were no financial statements prepared for the year 2006 against which the financial performance in 2007 may be compared. However, the discussion below highlights the significant components of revenues and expenses and other significant economic events or transactions that materially affected its operations.

Operating Revenue

Shinyo Dream Limited’s operating revenue was $4.9 million in the period from July 20, 2007 to December 31, 2007. Commencing on September 7, 2007, Shinyo Dream Limited derived time charter revenue from the vessel C. Dream and the vessel had 116 on-hire days from July 20, 2007 to December 31, 2007.

Operating Expenses

Shinyo Dream Limited’s operating expenses were $2.0 million in the period from July 20, 2007 to December 31, 2007.

Vessel operating expenses. Shinyo Dream Limited’s vessel operating expenses of $672,923 in the period from July 20, 2007 to December 31, 2007 consists of expenses relating to crew wages, insurance expenses, lubricating oil, stores, spare parts and other operating expenses.

Depreciation expenses. Shinyo Dream Limited’s depreciation expenses were $1.1 million in the period from July 20, 2007 to December 31, 2007.

Management fee. Shinyo Dream Limited’s management fee was $36,100 in the period from July 20, 2007 to December 31, 2007.

Commission. Shinyo Dream Limited’s commission was $66,839 in the period from July 20, 2007 to December 31, 2007. The amount of commission payable by the company is proportional to revenue earned in the same period.

Administrative expenses. Shinyo Dream Limited’s administrative expenses were $47,190 in the period from July 20, 2007 to December 31, 2007.

Other Income (Expenses), net

Shinyo Dream Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Dream Limited earned interest income of $65,744 in the period from July 20, 2007 to December 31, 2007 from bank deposits. Shinyo Dream Limited incurred interest expenses of $1.9 million in the period from July 20, 2007 to December 31, 2007 in connection with its bank loan and related party loan from Vanship.

Liquidity and Capital Resources

Shinyo Dream Limited financed the acquisition of the vessel C. Dream with a $65.0 million secured loan pursuant to a loan agreement, dated September 5, 2007, from DVB Group Merchant Bank (Asia) Ltd., BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG. The loan is guaranteed by Vanship and is repayable in quarterly installments and bears interest at a rate of LIBOR plus 0.95% per annum. The loan will be repaid upon closing of the Business Combination. The company also obtained a $23.0 million loan from Vanship that charges interest at six-month LIBOR plus 2.39% per annum. The shareholder loan has a maturity date of December 31, 2017 and is not repayable unless the bank loan is repaid in full. Shinyo Dream Limited has received a letter of support from Vanship that confirms its intention to provide continuing financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

Shinyo Dream Limited’s cash and cash equivalents was $1.8 million as of December 31, 2007. Working capital is current assets minus current liabilities including the current portion of long-term debt. Shinyo Dream Limited’s working capital was a deficit of $7.7 million as of December 31, 2007.

Net cash from operating activities. Shinyo Dream Limited’s net cash from operating activities was $2.0 million in the period from July 20, 2007 to December 31, 2007, deriving from the charter hire revenue earned from the chartering of the vessel C. Dream.

Net cash used in investing activities. Shinyo Dream Limited’s net cash used in investing activities was $68.7 million in the period from July 20, 2007 to December 31, 2007, corresponding to the cash used to purchase the vessel C. Dream.

Net cash from financing activities. Shinyo Dream Limited’s net cash from financing activities was $68.5 million, corresponding to proceeds from borrowings from banks and related parties.

Indebtedness and Contractual Obligations

Shinyo Dream Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$64,000,000	$3,300,000	$6,900,000	$7,800,000	$46,000,000

Interest Payments on Bank Loan (1)	$16,971,798	$2,373,556	$4,368,458	$3,814,896	$6,414,888

Long-Term Loan from Related Party	$23,000,000	0	0	0	$23,000,000

Interest Payments on Loan from Related Party (2)	$11,886,400	$1,188,640	$2,377,280	$2,377,280	$5,943,200

Ship Management Obligations (3)	$135,533	$135,533	0	0	0

Total	$115,993,731	$6,997,729	$13,645,738	$13,992,176	$81,358,088

(1)	Assuming a LIBOR of 2.78% and a margin of 0.95%.

(2)	Assuming a LIBOR of 2.78% and a margin of 2.39%.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon six months’ notice.

SHINYO JUBILEE LIMITED

Shinyo Jubilee Limited was incorporated on September 8, 2003 and acquired the vessel Shinyo Jubilee on January 19, 2005. From March 2005 to October 2005, Shinyo Jubilee operated in the spot market. In October 2005, Shinyo Jubilee Limited entered into a continuous voyage charter with S-Oil Corporation pursuant to which Shinyo Jubilee Limited is paid a freight rate on the basis of moving a quantity of crude oil from a loading port to port of discharge. In addition to its operating revenue, Shinyo Jubilee Limited has earned income from funds deposited in its bank account.

Results of Operations

The discussion below compares results of operations of Shinyo Jubilee Limited for the year ended December 31, 2007 to the year ended December 31, 2006, and for the year ended December 31, 2006 to the year ended December 31, 2005.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating Revenue

Shinyo Jubilee Limited’s operating revenue was $20.3 million for the year ended December 31, 2006, compared to $17.9 million for the year ended December 31, 2007. The decrease in operating revenue was primarily a result of the vessel Shinyo Jubilee being drydocked for 79 days in 2007.

Operating Expenses

Shinyo Jubilee Limited’s operating expenses were $14.4 million for the year ended December 31, 2006, compared to $13.2 million for the year ended December 31, 2007. The decrease in operating expenses was primarily a result of a reduction of voyage expenses.

Vessel operating expenses. Shinyo Jubilee Limited’s vessel operating expenses were $2.0 million for the year ended December 31, 2006, compared to $2.1 million for the year ended December 31, 2007.

Voyage expenses. Shinyo Jubilee Limited’s voyage expenses were $7.9 million for the year ended December 31, 2006, compared to $6.5 million for the year ended December 31, 2007. The decrease in voyage expenses primarily resulted from lower operating days due to the vessel Shinyo Jubilee being drydocked for 79 days in 2007.

Depreciation expense. Shinyo Jubilee Limited’s depreciation expenses for each of the years ended December 31, 2006 and December 31, 2007 remained unchanged at $3.6 million.

Write-off of drydocking costs. Shinyo Jubilee Limited’s write-off of drydocking costs was nil for the year ended December 31, 2006, compared to $281,670 for the year ended December 31, 2007 because the drydocking in year 2007 was performed prior to the scheduled date and undepreciated capitalized drydocking costs from the prior drydocking were written off at such time.

Commission. Shinyo Jubilee Limited’s commission was $736,432 for the year ended December 31, 2006, compared to $636,937 for the year ended December 31, 2007. The slight decrease in commission was primarily attributable to a reduction in revenue in 2007 compared to 2006, which resulted in a lower commission expense.

Management fee. Shinyo Jubilee Limited’s management fee for each of the years ended December 31, 2006 and December 31, 2007 remained unchanged at $114,000.

Administrative expenses. Shinyo Jubilee Limited’s administrative expenses were $65,966 for the year ended December 31, 2006, compared to $56,689 for the year ended December 31, 2007.

Other Income (Expenses), net

Shinyo Jubilee Limited’s other income (expenses) primarily consists of interest income, interest expense and write-off of deferred loan costs. Shinyo Jubilee Limited earned interest income of $420,451 for the year ended December 31, 2007, compared to $117,205 for the year ended December 31, 2006, primarily as a result of higher cash balances in its deposit account. Shinyo Jubilee Limited’s interest expense decreased from $1.7 million for the year ended December 31, 2006 to $1.6 million for the year ended December 31, 2007, primarily due to a lower level of principal amount outstanding under its credit facility after the making of scheduled loan repayments.

On June 2, 2006, Shinyo Jubilee Limited refinanced and repaid its existing loan arrangement and obtained a new loan of $15.0 million. Upon consummation of the refinancing, the unamortized deferred financing costs associated with the existing credit facility were written off as a non-cash charge in 2006. This write-off is reflected in the company’s write-off of deferred loan costs in the amount of $65,307 for the year ended December 31, 2006, compared to nil for the year ended December 31, 2007.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Shinyo Jubilee Limited’s operating revenue was $20.3 million for the year ended December 31, 2006, compared to $16.3 million for the year ended December 31, 2005. The increase in operating revenue was primarily due to a higher number of vessel operating days in 2006 than in 2005. Shinyo Jubilee was on-hire for 365 days in 2006 compared to 329 days in 2005.

Operating Expenses

Shinyo Jubilee Limited’s operating expenses were $14.4 million for the year ended December 31, 2006, compared to $10.9 million for the year ended December 31, 2005. The increase in operating expenses in 2006, including the increase in each of the following expenses, was primarily the result of a higher number of operational days in 2006 than in 2005.

Vessel operating expenses. Shinyo Jubilee Limited’s vessel operating expenses were $2.0 million for the year ended December 31, 2006, compared to $1.4 million for the year ended December 31, 2005.

Voyage expenses. Shinyo Jubilee Limited’s voyage expenses were $7.9 million for the year ended December 31, 2006, compared to $5.8 million for the year ended December 31, 2005.

Depreciation expense. Shinyo Jubilee Limited’s depreciation expenses were $3.6 million for the year ended December 31, 2006, compared to $2.9 million for the year ended December 31, 2005.

Management fee. Shinyo Jubilee Limited’s management fee was $114,000 for the year ended December 31, 2006, compared to $108,484 for the year ended December 31, 2005.

Commission. Shinyo Jubilee Limited’s commission was $736,432 for the year ended December 31, 2006, compared to $600,917 for the year ended December 31, 2005.

Administrative expenses. Shinyo Jubilee Limited’s administrative expenses were $65,966 for the year ended December 31, 2006, compared to $75,728 for the year ended December 31, 2005.

Other Income (Expenses), net

Shinyo Jubilee Limited’s other income (expenses) primarily consists of interest income, interest expense, write-off of deferred loan costs and other income. Shinyo Jubilee Limited earned interest income of $117,205 for the year ended December 31, 2006, compared to $77,990 for the year ended December 31, 2005, primarily as a result of higher cash balances in its bank account. Shinyo Jubilee Limited’s interest expense was $1.7 million for each of the years ended December 31, 2005 and 2006. Shinyo Jubilee Limited’s write-off of deferred loan costs increased from nil for the year ended December 31, 2005 to $65,307 for the year ended December 31, 2006, primarily due to the write-off in connection with the refinancing on June 2, 2006. Shinyo Jubilee Limited received other income of $2,047 for the year ended December 31, 2005, compared to $2,286 for the year ended December 31, 2006.

Liquidity and Capital Resources

In 2005, Shinyo Jubilee Limited financed the acquisition of Shinyo Jubilee through a $21.0 million secured loan. Pursuant to an agreement dated June 2, 2006, the company refinanced and repaid the existing loan arrangement and obtained a new loan in the amount of $15.0 million from HSH Nordbank AG, Nordea Bank Danmark A/S and DVB Group Merchant Bank (Asia) Ltd. The new loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 1% per annum and is guaranteed by Vanship and Clipper. The new loan will be repaid upon closing of the Business Combination. Shinyo Jubilee Limited also received a $14,031,100 loan from Van-Clipper with interest charged at 5% per annum. The shareholder loan matures on December 15, 2012 and is not repayable by the company until and unless the bank loan is repaid in full.

Working capital is current assets minus current liabilities including the current portion of long-term debt. As of December 31, 2007, Shinyo Jubilee Limited’s working capital was $5.0 million, increasing by $1.7 million compared to the working capital as of December 31, 2006. Shinyo Jubilee Limited’s working capital was $3.3 million as of December 31, 2006, an increase of $8.4 million from the deficit of $5.1 million as of December 31, 2005.

Net cash from operating activities. For the year ended December 31, 2007, Shinyo Jubilee Limited’s net cash from operating activities was $6.6 million, an increase of $0.6 million from the year ended December 31, 2006. This increase was primarily due to an increase in accrued liabilities and other payables in 2007. Shinyo Jubilee Limited's net cash from operating activities was $6.0 million in the year ended December 31, 2006, an increase of $0.6 million from $5.4 million in the year ended December 31, 2005. The increase is primarily attributable to improved operating results.

Net cash from (used in) investing activities. For the year ended December 31, 2007, Shinyo Jubilee Limited’s net cash used in investing activities was $0.6 million, an increase of $1.2 million from the year ended December 31, 2006. This increase was primarily due to an increase in restricted cash. Shinyo Jubilee Limited's net cash from investing activities was $0.6 million in the year ended December 31, 2006, an increase of $31.4 million from net cash used in investing activities of $30.8 million in the year ended December 31, 2005. This increase was primarily attributable to the cash used in the purchase of the vessel Shinyo Jubilee in 2005.

Net cash from (used in) financing activities. For the year ended December 31, 2007, Shinyo Jubilee Limited’s net cash used in financing activities was $2.1 million, a decrease of $2.0 million from the year ended December 31, 2006. This decrease was primarily due to the repayment of a bank loan with a lower amount of new financing. The company used its cash on hand to pay an amount of $1.5 million representing the difference between the balance outstanding under the old bank loan at the time of refinancing and the amount of the new financing. Shinyo Jubilee Limited's net cash used in financing activities was $4.1 million in the year ended December 31, 2006, a decrease of $30.8 million from $26.7 million of net cash from financing activities in the year ended December 31, 2005. The decrease was primarily attributable to cash received from the proceeds of a related party loan in 2005, with no equivalent loan in 2006.

Indebtedness and Contractual Obligations

Shinyo Jubilee Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$11,820,000	$2,120,000	$4,240,000	$5,460,000	$0

Interest Payments on Bank Loan (1)	$1,155,499	$415,762	$587,778	$151,959	$0

Long-Term Loan from Related Party	$14,031,100	0	0	14,031,100	$0

Interest Payments on Loan from Related Party (2)	$3,486,339	$701,555	$1,403,110	$1,381,674	$0

Ship Management Obligations (3)	$19,000	$19,000	0	0	0

Total	$30,511,938	$3,256,317	$6,230,888	$21,024,733	$0

(1)	Assuming a LIBOR of 2.78% per annum and a margin of 1.0%.

(2)	Assuming a fixed rate of 5% per annum.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon two months’ notice.

SHINYO MARINER LIMITED

Shinyo Mariner Limited was incorporated on December 22, 2004 and acquired the vessel Shinyo Mariner on March 11, 2005. Shinyo Mariner Limited began receiving time charter revenue on March 11, 2005. The company had one spot voyage from December 2006 to January 2007. Pursuant to a time charter agreement with Dalian dated January 18, 2007, Shinyo Mariner Limited is paid a daily charter rate of $32,800 (and $31,800 per day for the optional two-year extension period). Commission is charged by Dalian and a third party broker at 1.25% each on time charter revenue. In addition to its operating revenue, Shinyo Mariner Limited has earned interest income from its bank deposits.

Results of Operations

The discussion below compares results of operations of Shinyo Mariner Limited for the year ended December 31, 2007 to the year ended December 31, 2006 and for the year ended December 31, 2006 to the year ended December 31, 2005. Because Shinyo Mariner was acquired on March 11, 2005 and Shinyo Mariner Limited did not begin chartering such vessel until March 11, 2005, the results of operations of Shinyo Mariner Limited for the years ended December 31, 2005 and 2006 are not directly comparable.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating Revenue

Shinyo Mariner Limited’s operating revenue was $8.9 million for the year ended December 31, 2006, compared to $12.2 million for the year ended December 31, 2007. The increase in operating revenue was principally caused by an increase in on-hire days in 2007. Due to a vessel drydocking in 2006, Shinyo Mariner had 195 on-hire days in 2006 compared to 363 on-hire days in 2007.

Operating Expenses

Shinyo Mariner Limited’s operating expenses were $7.9 million for the year ended December 31, 2006, compared to $8.9 million for the year ended December 31, 2007. The increase in operating expenses was primarily as a result of higher depreciation expenses and commission in 2007.

Vessel operating expenses. Shinyo Mariner Limited’s vessel operating expenses were $2.2 million for the year ended December 31, 2006, compared to $2.1 million for the year ended December 31, 2007. The decrease in vessel operating expenses was primarily as a result of a decrease in commercial expenses. In March 2007 Shinyo Mariner Limited received a claim from Euronav pursuant to which Euronav sought monetary damages on termination of a time charter agreement of $2.3 million relating to bunkers remaining on board, return of profit share, and speed and consumption claim. Shinyo Mariner Limited paid a damages amount of $529,777 to Euronav that was reflected under its vessel operating expenses for the year ended December 31, 2006. For the remaining claims, no provision has been made since the amount cannot be reasonably estimated as the claims are in preliminary stages. However, Shinyo Mariner Limited estimated that the exposure to the remaining claims ranges from nil to $1,748,002 as of December 31, 2007.

Voyage expenses. Shinyo Mariner Limited’s voyage expenses were $589,432 for the year ended December 31, 2006, compared to $593,328 for the year ended December 31, 2007. The voyage expenses were incurred in relation to one spot voyage for the period from December 8, 2006 to January 30, 2007.

Depreciation expense. Shinyo Mariner Limited’s depreciation expenses were $4.6 million for the year ended December 31, 2006, compared to $5.5 million for the year ended December 31, 2007. The increase in depreciation expenses was primarily a result of increased depreciation expense from capitalized drydocking costs.

Management fee. Shinyo Mariner Limited’s management fee remained unchanged at $114,000 for each of the years ended December 31, 2006 and 2007.

Commission. Shinyo Mariner Limited’s commission was $288,603 for the year ended December 31, 2006, compared to $474,916 for the year ended December 31, 2007. The increase in commission was primarily a result of higher vessel revenue in 2007.

Administrative expenses. Shinyo Mariner Limited’s administrative expenses were $55,937 for the year ended December 31, 2006, compared to $81,469 for the year ended December 31, 2007. The increase in administrative expenses was primarily as a result of an increase in expenses in respect of the vessel Shinyo Mariner relating to communication, entertainment and victualling for charterers’ account that are not recoverable by Shinyo Mariner Limited.

Other Income (Expenses), net

Shinyo Mariner Limited’s other income (expenses) primarily consists of interest income, interest expense and write-off of deferred loan costs. Shinyo Mariner Limited earned interest income of $46,403 for the year ended December 31, 2007, compared to $158,870 for the year ended December 31, 2006, primarily as a result of a larger balance of cash deposits maintained as of December 31, 2006. Shinyo Mariner Limited’s interest expense decreased from $3.1 million for the year ended December 31, 2006 to $2.9 million for the year ended December 31, 2007, primarily attributable to a lower principal amount outstanding in 2007 after making scheduled bank loan repayments. Shinyo Mariner Limited’s write-off of deferred loan costs decreased from $129,212 for the year ended December 31, 2006 to nil for the year ended December 31, 2007. The write-off of deferred loan costs in 2006 was the result of a refinancing transaction in 2006 whereby the company refinanced and repaid its existing loan with a new loan of $39 million at which point unamortized deferred financing costs associated with the refinanced loan were written off as a non-cash charge in 2006.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Operating Revenue

Shinyo Mariner Limited’s operating revenue was $8.9 million for the year ended December 31, 2006, compared to $11.5 million for the year ended December 31, 2005. The decrease in operating revenue was primarily caused by a prolonged 170-day drydocking in 2006 to undergo repairs, maintenance and upgrade work required in order to maintain the vessel’s “in class” certification by its classification society. In 2005, the company had 295 on-hire days, as opposed to 195 on-hire days in 2006.

Operating Expenses

Shinyo Mariner Limited’s operating expenses were $7.9 million for the year ended December 31, 2006, compared to $5.8 million for the year ended December 31, 2005. The increase in operating expenses was primarily as a result of increased vessel operating expenses, voyage expenses and depreciation expenses, and Shinyo Mariner was not acquired until March 11, 2005.

Vessel operating expenses. Shinyo Mariner Limited’s vessel operating expenses were $2.2 million for the year ended December 31, 2006, compared to $1.5 million for the year ended December 31, 2005. The increase in vessel operating expenses was principally due to the fact that Shinyo Mariner was not acquired until March 11, 2005, and therefore had lower vessel operating expenses in 2005.

Voyage expenses. Shinyo Mariner Limited’s voyage expenses were $589,432 for the year ended December 31, 2006, compared to nil for the year ended December 31, 2005. The increase in voyage expenses was primarily a result of one spot voyage of the company’s vessel in 2006. The company had no voyage expenses in 2005 since the company operated under a time charter arrangement in 2005.

Depreciation expense. Shinyo Mariner Limited’s depreciation expenses were $4.6 million for the year ended December 31, 2006, compared to $3.7 million for the year ended December 31, 2005. The increase in depreciation expenses was primarily a result of full year operation and higher drydocking depreciation expense in 2006.

Management fee. Shinyo Mariner Limited’s management fee was $114,000 for the year ended December 31, 2006, compared to $91,935 for the year ended December 31, 2005. The company had a lower management fee in 2005 because the company owned the vessel for less than 10 months in 2005, thereby reducing the fee paid with respect to the management of its vessel.

Commission. Shinyo Mariner Limited’s commission was $288,603 for the year ended December 31, 2006, compared to $383,230 for the year ended December 31, 2005. The company paid a lower commission in 2006 because the vessel earned less revenue in 2006 due to dry-docking.

Administrative expenses. Shinyo Mariner Limited’s administrative expenses were $55,937 for the year ended December 31, 2006, compared to $79,071 for the year ended December 31, 2005. The decrease in administrative expenses was primarily a result of reduced legal and professional fees.

Other Income (Expenses), net

Shinyo Mariner Limited’s other income (expenses) primarily consists of interest income, interest expense and write-off of deferred loan costs. Shinyo Mariner Limited earned interest income of $158,870 for the year ended December 31, 2006, compared to $54,069 for the year ended December 31, 2005, primarily as a result of increased bank deposits. Shinyo Mariner Limited’s interest expense increased from $2.3 million for the year ended December 31, 2005 to $3.1 million for the year ended December 31, 2006, primarily as a result of debt outstanding for more days in 2006 than in 2005. Shinyo Mariner Limited wrote off deferred loan costs during the year ended December 31, 2006 of $129,212 as a result of a refinancing in 2006. The non-cash charge represents the balance of unamortized deferred financing costs incurred as a result of the previous credit facilities.

Liquidity and Capital Resources

To fund the acquisition of its vessel, Shinyo Mariner Limited entered into a $45.0 million loan facility in March 2005. Pursuant to an agreement dated June 2, 2006, the company refinanced and repaid the $45.0 million loan and obtained a new loan in the amount of $39.0 million from HSH Nordbank AG, Nordea Bank Danmark A/S and DVB Group Merchant Bank (Asia) Ltd. The new loan is repayable in quarterly installments, bears interest at a rate of LIBOR plus 1% per annum and is guaranteed by Vanship and Clipper. The new loan will be repaid upon closing of the Business Combination. The company also obtained a $9.5 million loan in 2005 and an additional $2.5 million loan in 2006 from Van-Clipper that bears interest at 5% per annum. The shareholder loan matures on December 15, 2012 and may not be repaid unless and until the bank loan is repaid in full. Shinyo Mariner Limited has received a letter of support from Van-Clipper that confirms Van-Clipper’s intention to provide continuing financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

As of December 31, 2007, Shinyo Mariner Limited’s working capital was a deficit of $9.3 million, increasing by $1.3 million compared to the working capital as of December 31, 2006. Shinyo Mariner Limited’s working capital was a deficit of $10.6 million as of December 31, 2006, decreasing from $5.3 million as December 31, 2005.

Net cash from operating activities. For the year ended December 31, 2007, Shinyo Mariner Limited’s net cash from operating activities was $5.1 million, an increase of $4.3 million from the year ended December 31, 2006. This increase was primarily due to an increase in net income in 2007. Shinyo Mariner Limited's net cash from operating activities was $0.8 million in the year ended December 31, 2006, decreasing from $7.9 million in the year ended December 31, 2005. The decrease was primarily attributable to reduction of net income.

Net cash from (used in) investing activities. For the year ended December 31, 2007, Shinyo Mariner Limited’s net cash used in investing activities was $0.8 million, a decrease of $1.6 million from the year ended December 31, 2006. This decrease was primarily due to an increase in restricted cash. Shinyo Mariner Limited's net cash from investing activities was $0.8 million in the year ended December 31, 2006, an increase of $54.4 million from $53.6 million of net cash used in the year ended December 31, 2005. The increase was primarily attributable to the cash used to purchase the vessel Shinyo Mariner in 2005 with no equivalent investment in 2006.

Net cash from (used in) financing activities. For the year ended December 31, 2007, Shinyo Mariner Limited’s net cash used in financing activities was $3.9 million, an increase of $1.2 million from $2.7 million for the year ended December 31, 2006. This increase was primarily due to loan repayments for the year ended December 31, 2007, partially offset by cash received from a related party loan. Shinyo Mariner Limited's net cash used in financing activities was $2.7 million in the year ended December 31, 2006, a change of $49.8 million from net cash from financing activities of $47.1 million in the year ended December 31, 2005. The change was primarily attributable to the bank loan and related party loan obtained by the company in 2005 to finance the purchase of the vessel.

Indebtedness and Contractual Obligations

Shinyo Mariner Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$28,200,000	$7,200,000	$14,400,000	$6,600,000	$0

Interest Payments on Bank Loan (1)	$2,215,186	$954,293	$1,080,765	$180,128	$0

Long-Term Loan from Related Party	$18,500,000	0	0	18,500,000	$0

Interest Payments on Loan from Related Party (2)	$4,596,736	$925,000	$1,850,000	$1,821,736	$0

Ship Management Obligations (3)	$19,000	$19,000	0	0	0

Total	$53,530,921	$9,098,293	$17,330,765	$27,101,864	$0

(1)	Assuming a LIBOR of 2.78% and a margin of 1.0%.

(2)	Assuming a fixed rate of 5% per annum.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon two months’ notice.

SHINYO SAWAKO LIMITED

Shinyo Sawako Limited was incorporated on March 2, 2006 and acquired the vessel Shinyo Sawako from a third party on March 9, 2006. From March 2006 to December 2006, Shinyo Sawako operated in the spot market earning revenue through voyage charters. Shinyo Sawako Limited began receiving time charter revenue in December 2006 pursuant to a time charter agreement with Dalian under which Shinyo Sawako Limited is paid a daily charter rate of $39,088. Commission to Dalian and a third party broker is charged at 1.25% each on time charter revenue. In addition to its operating revenue, Shinyo Sawako Limited earned interest income for funds deposited in its bank account.

Results of Operations

The discussion below compares results of operations of Shinyo Sawako Limited for the period from March 2, 2006 to December 31, 2006 to the year ended December 31, 2007. Because Shinyo Sawako Limited was incorporated on March 2, 2006 and did not begin chartering the vessel Shinyo Sawako until March 9, 2006, its results of operations for the two periods are not directly comparable.

Year Ended December 31, 2007 Compared to the Period from March 2, 2006 to December 31, 2006

Operating Revenue

Shinyo Sawako Limited earned operating revenue of $20.0 million in the period from March 9, 2006 to December 31, 2006, compared to $13.5 million in the year ended December, 2007. The decrease in revenue was primarily due to the lower charter rates earned by the company since December 2006 under its time charter, compared to the higher rates for voyage charters earned by the company during the period from March 2006 to December 2006.

Operating Expenses

Shinyo Sawako Limited’s operating expenses were $12.0 million in the period from March 2, 2006 to December 31, 2006 compared to $8.3 million in the year ended December 31, 2007. The decrease in operating expenses was primarily a result of higher voyage expenses in 2006 as a result of operating under a voyage charter in such period.

Vessel operating expenses. Shinyo Sawako Limited’s vessel operating expenses were $1.8 million for the period from March 2, 2006 to December 31, 2006, compared to $3.3 million for the year ended December 31, 2007. The company did not begin chartering its vessel until March 2006, accordingly, the company had a lower number of vessel operating days in 2006 compared to 2007, resulting in lower vessel operating expenses in 2006. During the period from March 2, 2006 to December 31, 2006, the vessel Shinyo Sawako was on-hire for 298 days, compared to 347 days for the year ended December 31, 2007.

Voyage expenses. Shinyo Sawako Limited’s voyage expenses were $5.6 million for the period from March 2, 2006 to December 31, 2006, compared to nil for the year ended December 31, 2007. Shinyo Sawako Limited had no voyage expenses for the year ended December 31, 2007 given that, under a time charter agreement, the charterer is responsible for substantially all of the voyage-related expenses.

Depreciation expense. Shinyo Sawako Limited’s depreciation expenses were $3.5 million for the period from March 2, 2006 to December 31, 2006, compared to $4.3 million for the year ended December 31, 2007, primarily as a result of full year of depreciation in 2007.

Management fee. Shinyo Sawako Limited’s management fee was $92,548 for the period from March 2, 2006 to December 31, 2006, compared to $114,000 for the year ended December 31, 2007, primarily as a result of full year of operation in 2007.

Commission. Commission payable by Shinyo Sawako Limited is determined based on the revenue earned during the same period. Shinyo Sawako Limited’s commission decreased from $945,120 for the period from March 2, 2006 to December 31, 2006 to $505,055 for the year ended December 31, 2007, which was in line with its decrease in revenue during the same period.

Administrative expenses. Shinyo Sawako Limited’s administrative expenses were $53,538 for the period from March 2, 2006 to December 31, 2006, compared to $78,148 for the year ended December 31, 2007, primarily as a result of a higher number of vessel operating days in 2007 than in 2006.

Other Income (Expenses), net

Shinyo Sawako Limited’s other income (expenses) primarily consists of interest income and interest expense. Shinyo Sawako Limited received interest income of $263,034 in the period from March 2, 2006 to December 31, 2006 compared to $364,743 in the year ended December 31, 2007, in each case from bank deposits. Shinyo Sawako Limited’s interest expense increased from $2.6 million in the period from March 2, 2006 to December 31, 2006 to $2.7 million in the year ended December 31, 2007. The increases in interest income and the interest expense were due to the fact that the 2007 financial statements cover a period of twelve months whereas the 2006 financial statements were based on a shorter period from inception on March 2, 2006.

Liquidity and Capital Resources

Shinyo Sawako Limited financed the acquisition of the vessel Shinyo Sawako with a $32.0 million secured loan pursuant to a loan agreement, dated June 2, 2006, with HSH Nordbank AG, Nordea Bank Danmark A/S and DVB Group Merchant Bank (Asia) Ltd. The loan is repayable in quarterly installments and bears interest at a rate of LIBOR plus 1.00% per annum and is guaranteed by Vanship and Clipper. The loan will be repaid upon closing of the Business Combination. Shinyo Sawako Limited also received a $54,125,000 loan on March 3, 2006 from Van-Clipper at an interest rate of 5% per annum. Shinyo Sawako Limited has received a letter of support from Van-Clipper that confirms Van-Clipper’s intention to provide continuing and unlimited financial support to the company so as to enable the company to meet its liabilities when they fall due. This letter of support will be withdrawn upon completion of the Business Combination.

Working capital is current assets minus current liabilities including the current portion of long-term debt. Shinyo Sawako Limited’s working capital was a deficit of $3.4 million as of December 31, 2007 versus a deficit of $1.2 million as of December 31, 2006.

Net cash from operating activities. Shinyo Sawako Limited's net cash from operating activities was $10.1 million for the year ended December 31, 2007, a decrease of $0.4 million versus $10.5 million in the period from March 2, 2006 to December 31, 2006. The change was primarily attributable to a decrease in net income.

Net cash used in investing activities. Shinyo Sawako Limited did not use any cash for investing activities for the year ended December 31, 2007 compared to $53.9 million used in the period from March 2, 2006 to December 31, 2006, which reflected the purchase of the vessel Shinyo Sawako.

Net cash from (used in) financing activities. Shinyo Sawako Limited used $9.1 million in financing activities for the year ended December 31, 2007 compared to $49.1 million of net cash from financing activities in the period from March 2, 2006 to December 31, 2006. During 2006, a bank loan and loan from related party were obtained to finance the purchase of the vessel Shinyo Sawako and this resulted in a large cash inflow from financing activities in 2006.

Indebtedness and Contractual Obligations

Shinyo Sawako Limited’s long-term indebtedness and other known contractual obligations are summarized below as of December 31, 2007.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Bank Loan	$23,450,000	$5,700,000	$11,400,000	$4,225,000	$2,125,000

Interest Payments on Bank Loan (1)	$2,095,499	$798,597	$941,837	$297,178	$57,887

Long-Term Loan from Related Party	$16,670,391	0	0	0	$16,670,391

Interest Payments on Loan from Related Party (2)	$5,420,193	$833,520	$1,667,039	$1,667,039	$1,252,595

Ship Management Obligations (3)	$19,000	$19,000	0	0	0

Total	$47,655,083	$7,351,117	$14,008,876	$6,189,217	$20,105,873

(1)	Assuming a LIBOR of 2.78% per annum and a margin of 1.0%.

(2)	Assuming a fixed rate of 5.0% per annum.

(3)	Based on a management fee of $9,500 per month pursuant to a management contract terminable by the company upon two months’ notice.

Quantitative and Qualitative Disclosure about Market Risk

The SPVs are exposed to market risk arising from changes in interest rates, primarily resulting from the floating rates of their borrowings. Except for Shinyo Navigator Limited, none of the SPVs have entered into interest rate swaps to manage such interest rate risk.

INFORMATION CONCERNING ENERGY INFRASTRUCTURE

General: Initial Public Offering

Energy Infrastructure is a Business Combination CompanyTM, or BCCTM, which is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses that support the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. On July 21, 2006, Energy Infrastructure consummated its initial public offering of 20,250,000 units with each unit consisting of one share of its common stock and one warrant. Each warrant entitles the holder to purchase one share of Energy Infrastructure common stock at an exercise price of $8.00 per share. The units sold in Energy Infrastructure’s initial public offering were sold at an offering price of $10.00 per unit, generating gross proceeds of $202,500,000. Prior to the closing of Energy Infrastructure’s initial public offering, Energy Corp., a company formed under the laws of the Cayman Islands and controlled by Energy Infrastructure’s President and Chief Operating Officer purchased an aggregate of 825,398 units at a price of $10.00 per unit in a private placement, for aggregate gross proceeds of $8,253,980. On August 31, 2006 the underwriters of Energy Infrastructure’s initial public offering exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of March 31, 2008, there was $217,799,903 held in the Trust Account, consisting of $8,549,903 accrued interest. Pursuant to the Trust Agreement between Continental Stock Transfer & Trust Company and us, we are entitled to draw up to $3,430,111 of interest earned on the proceeds held in the Trust Account to fund our working capital requirements. Through March 31, 2008, we drew an aggregate of $2,881,775 of interest earned through such date for working capital requirements.

Fair Market Value of Target Business

Pursuant to the terms of Energy Infrastructure’s initial public offering, the initial target business that Energy Infrastructure acquires must have a fair market value equal to at least 80% of the amount in the Trust Account (exclusive of the underwriters’ contingent compensation and Maxim Group LLC’s contingent placement fees being held in the Trust Account) at the time of the Business Combination, determined by Energy Infrastructure’s board of directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Energy Infrastructure is not required to obtain an opinion from an investment banking firm as to fair market value if its board independently determines that the target business has sufficient fair market value, however, it has obtained a fairness opinion from New Century Capital Partners, an investment banking firm.

Liquidation If No Business Combination

If Energy Infrastructure does not complete a business combination with a target business by July 21, 2008, Energy Infrastructure will be dissolved as a part of a plan of dissolution and liquidation in accordance with the applicable provisions of General Corporation Law of the State of Delaware, or DGCL, and will distribute to holders of shares that were initially issued in its initial public offering, in proportion to their respective equity interests, sums in the Trust Account, inclusive of any interest, plus any remaining available assets. In the event Energy Infrastructure seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. Pursuant to the terms of Energy Infrastructure’s amended and restated certificate of incorporation, its directors have agreed to dissolve after July 21, 2008 (assuming that there has been no business combination consummated), and Energy Infrastructure’s powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. The funds held in the Trust Account may not be distributed except upon Energy Infrastructure’s dissolution and, unless and until such approval is obtained from Energy Infrastructure’s stockholders, the funds held in the Trust Account will not be released. Consequently, holders of a majority of Energy Infrastructure’s outstanding stock must approve its dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose (although they may be subject to creditor’s claims as discussed elsewhere in this joint proxy statement/prospectus). Immediately upon the approval by Energy Infrastructure’s stockholders of a plan of dissolution and distribution, Energy Infrastructure will liquidate the Trust Account to the holders of shares that were initially issued in its initial public offering (subject to any provision for unpaid claims against Energy Infrastructure which it is advised must or should be withheld). Stockholders of Energy Infrastructure who acquired their shares prior to Energy Infrastructure’s initial public offering have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the initial public offering. There will be no distribution from the Trust Account with respect to Energy Infrastructure’s warrants.

Under the DGCL, Energy Infrastructure stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Energy Infrastructure has not obtained waivers of claims against the Trust Account from any of its current creditors. As of March 31, 2008, claims by third parties against Energy Infrastructure amounted to $856,044 and Energy Infrastructure had resources of $280,007 outside the Trust Account to satisfy such claims. In the event of liquidation, if working capital funds are insufficient to satisfy third party claims, creditors may bring a cause of action under Delaware law. The DGCL provides for limitations on the potential liability of stockholders if Energy Infrastructure winds up its affairs in compliance with either Section 280 or Section 281(b) of that statute following a dissolution. If Energy Infrastructure complies with either procedure, the DGCL (i) limits the potential liability of each stockholder for claims against Energy Infrastructure to the lesser of the stockholder’s pro-rata share of the claim or the amount distributed to the stockholder in liquidation and (ii) limits the aggregate liability of any stockholder for all claims against Energy Infrastructure to the amount distributed to the stockholder in dissolution. If Energy Infrastructure were to comply with Section 280 instead of Section 281(b), the DGCL also would operate to extinguish the potential liability of its stockholders for any claims against Energy Infrastructure, unless litigation with respect to such claim has been commenced prior to the expiration of the statutory winding-up period under Delaware law (generally three years). In addition, compliance with Section 280 could potentially operate to bar certain claims if the claimant does not take specified actions within certain time frames specified in the statute.

In connection with our initial public offering, our initial stockholders each entered into a letter agreement whereby our initial stockholders agreed to indemnify Energy Infrastructure against any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal and other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) for which Energy Infrastructure may become subject as a result of any claim by any vendor that is owed money by Energy Infrastructure for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. Energy Infrastructure’s officers and directors have not provided personal guarantees for outstanding payment obligations of Energy Infrastructure. However, pursuant to this letter agreement, Energy Infrastructure may seek indemnity from the initial stockholders to the extent amounts in the Trust Account are not sufficient to fund the Energy Infrastructure’s liabilities and expenses.

Even though compliance with Section 280 of the DGCL would provide additional protections to both Energy Infrastructure’s directors and stockholders from potential liability for third party claims against Energy Infrastructure, it is Energy Infrastructure’s intention to make liquidating distributions to its stockholders as soon as reasonably possible following any dissolution and, therefore, it does not expect that its board of directors will elect to comply with the more complex procedures of Section 280. Because Energy Infrastructure will most likely not be complying with Section 280, it will seek stockholder approval to comply with Section 281(b) of the DGCL, requiring it to adopt a plan of dissolution that will provide for its payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against Energy Infrastructure within the subsequent ten years. As such, Energy Infrastructure’s stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution. Because Energy Infrastructure is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only other claims likely to arise would be from its vendors (such as accountants, lawyers, investment bankers, etc.). Energy Infrastructure has not entered into arrangements with any significant creditors to waive any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

Energy Infrastructure expects that all costs associated with the implementation and completion of its plan of dissolution and liquidation, which it currently estimates to be approximately $60,000 to $85,000, will be funded by any funds not held in the Trust Account. There currently are not, and may not at that time, be sufficient funds for such purpose, in which event Energy Infrastructure would have to seek funding or other accommodation to complete the dissolution and liquidation.

Energy Infrastructure currently believes that any plan of dissolution and distribution would proceed in the following manner:

•
its board of directors will, consistent with its obligations described in its charter to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to its stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	upon such deadline, it would file the preliminary proxy statement with the SEC;

•
if the SEC does not review the preliminary proxy statement, then approximately ten days following the passing of such deadline, Energy Infrastructure will mail the proxy statement to its stockholders, and approximately 30 days following the passing of such deadline it will convene a meeting of its stockholders at which they will either approve or reject the plan of dissolution and distribution; and

•
if the SEC does review the preliminary proxy statement, Energy Infrastructure estimates that it will receive its comments approximately 30 days following the passing of such deadline. It will mail the proxy statements to its stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with certainty), and it will convene a meeting of its stockholders at which it will either approve or reject its plan of dissolution and distribution.

In the event Energy Infrastructure seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. Pursuant to the terms of its charter, its powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. The funds held in the Trust Account may not be distributed except upon Energy Infrastructure’s dissolution (subject to third party claims as aforesaid) and, unless and until such approval is obtained from its stockholders, the funds held in its Trust Account will not be released (subject to such claims). Consequently, holders of a majority of Energy Infrastructure’s outstanding stock must approve its dissolution in order to receive the funds held in the Trust Account and the funds will not be available for any other corporate purpose (although they may be subject to such claims). In addition, if Energy Infrastructure seeks approval from its stockholders to consummate a business combination within 90 days of July 21, 2008, the date by which it is required to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for its board’s recommended plan of distribution and dissolution, in the event its stockholders do not approve such business combination. If no proxy statement seeking the approval of its stockholders for a business combination has been filed 30 days prior to July 21, 2008, Energy Infrastructure’s board will, prior to such date, convene, adopt and recommend to its stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Immediately upon the approval by Energy Infrastructure’s stockholders of its plan of dissolution and distribution, Energy Infrastructure will liquidate the Trust Account to the holders of its shares initially purchased in its initial public offering.

Property

Energy Infrastructure maintains its executive offices at Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899 and its telephone number is (302) 656-1771. We sublease these premises from Wilmington Trust SP Services, Inc., a Delaware corporation, or Wilmington Trust. Wilmington Trust provides Energy Infrastructure with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at an annual cost of $10,000 pursuant to an agreement between Energy Infrastructure and Wilmington Trust.

Employees

Energy Infrastructure does not have any full time employees. Energy Infrastructure has four officers, two of whom are also members of its board of directors. These individuals are not obligated to contribute any specific number of hours per week and since Energy Infrastructure’s initial public offering, have devoted such time as they deem necessary to Energy Infrastructure’s affairs. The amount of time they devote in any time period varies based on the availability of suitable target businesses to investigate.

Legal Proceedings

Energy Infrastructure is not currently a party to any litigation, and is not aware of any threatened litigation that would have a material adverse effect on its business.

Directors and Executive Officers

Mr. Andreas Theotokis serves as Chairman of the board. Mr. Arie Silverberg serves as Chief Executive Officer and director. Mr. George Sagredos serves as Chief Operating Officer, President and director. Mr. Marios Pantazopoulos serves as Chief Financial Officer and director. Messrs. Jonathan Kollek, David Wong, Peter Blumen, Maximos Kremos and Philippe Meyer each serve as directors.

For further information concerning the senior executive officers and directors of Energy Infrastructure, please read “Information Concerning Energy Merger Directors and Executive Officers.”

Executive Compensation

Except for $14,064,154 of stock-based compensation (in the form of stock options issued to Mr. Sagredos, our President and Chief Operation Officer, and Mr. Theotokis, our Chairman of the Board of Directors, which options will be cancelled upon consummation of the Business Combination) and 1,000,000 units of Energy Merger to be issued to George Sagredos by Energy Merger prior to consummation of the Business Combination, no executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of Energy Infrastructure’s officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the Redomiciliation Merger. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Energy Infrastructure’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Energy Infrastructure Principal Stockholders

The following table sets forth, as of March 31, 2008, certain information regarding beneficial ownership of Energy Infrastructure’s common stock by each person who is known by Energy Infrastructure to beneficially own more than 5% of its common stock. The table also identifies the stock ownership of each of Energy Infrastructure’s directors, each of its officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or redemption of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percentage of Outstanding Common Stock

Arie Silverberg	526,885	1.94%
Marios Pantazopoulos (4)	490,003	1.80%
George Sagredos (5)(6)	4,418,753	16.23%
Andreas Theotokis (6)(7)	4,418,753	16.23%
Jonathan Kollek	526,885	1.94%
David Wong	131,721	*
Maximos Kremos	0	*
Peter Blumen	0	*
Energy Corp. (8)	4,418,753	16.23%
Sapling, LLC	1,802,108	6.62%
Acqua Wellington North American Equities, Ltd.	1,378,520	5.06%
All directors and executive officers as a group (8 individuals) (4)	6,094,247	22.39%

*less than one (1%) percent

(1) Unless otherwise indicated, the business address of each of the individuals is Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899.

(2) Does not include shares of common stock issuable upon exercise of warrants that are not exercisable in the next 60 days.

(3) Energy Infrastructure’s existing officers and directors have agreed to surrender to us for cancellation up to an aggregate of 270,000 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares. See “Background and Reasons for the Business Combination and the Redomiciliation Merger – Interest of Energy Infrastructure Directors and Officers in the Business Combination.”

(4) Does not include 1,000,000 shares of Energy Merger common stock underlying units (giving effect to the exercise of the warrants included in such units) which will be issued to Mr. Sagredos upon completion of the Business Combination, which he has agreed to assign and transfer to Mr. Pantazopoulos.

(5) Reflects shares of common stock owned by Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust. Each of Mr. Sagredos and Mr. Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, has voting and dispositive control over such shares owned by Energy Corp.

(6) Does not include (i) 2,688,750 shares of our common stock underlying options issued to Mr. Sagredos, or his assignees, which options will be terminated upon the completion of the Business Combination, or (ii) up to 537,000 shares of common stock underlying units that will be issued upon the consummation of the Business Combination upon conversion of loans made by an off-shore entity controlled by Mr. Sagredos into units (giving effect to the exercise of warrants included in such units), or (iii) 2,000,000 shares of Energy Merger common stock underlying units (giving effect to the exercise of warrants included in such units) to be issued to Mr. Sagredos, or his assignees upon consummation of the Business Combination, 1,000,000 of which he has agreed to assign and transfer to Mr. Pantazopoulos (giving effect to the exercise of warrants included in such units). See the section entitled, “Certain Relationships and Related Transactions.”

(7) Does not include the issuance of up to 896,250 shares of our common stock underlying options issued to Mr. Theotokis, or his assignees, which options will be terminated upon the consummation of the Business Combination.

(8) The address of Energy Corp. is c/o Genesis Trust & Corporate Services Ltd., P.O. Box 448, Georgetown, Grand Cayman KYI-1106, Cayman Islands.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ENERGY INFRASTRUCTURE

Overview

We were formed on August 11, 2005 to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the amount in the Trust Account (excluding any funds held for the benefit of the underwriters and Maxim Group LLC) at the time of such acquisition. We intend to utilize cash derived from the proceeds of our recently completed initial public offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Results of Operations

Three-month periods ended March 31, 2008 and March 31, 2007

We incurred a net loss of $2,340,058 for the three-month period ended March 31, 2008. The net loss consisted of $3,302,946 of operating expenses and $19,066 of interest expense, reduced by interest income of $881,954. Operating expenses of $3,302,946 consisted of consulting and professional fees of $191,337, stock-based compensation of $2,909,825, insurance expense of $32,000, travel expense of $3,207, Delaware franchise fees of $41,250 and other operating costs of $25,327.

During the three-month period ended March 31, 2007, we incurred a net loss of $1,565,997. The net loss consisted of $3,316,275 of operating expenses and $26,943 of interest expense, reduced by interest income of $1,777,221. Operating expenses of $3,316,275 consisted of consulting and professional fees of $280,450, stock-based compensation of $2,909,825, insurance expense of $37,813, travel expense of $24,805, Delaware franchise fees of $41,250 and other operating costs of $22,132.

The trust account earned interest of $1,276,742 during the three months ended March 31, 2008, including $380,694 of interest income attributable to common stock subject to possible redemption and $14,095 of interest income attributed to deferred underwriters’ fees included in the trust account. For the three months ended March 31, 2007, the trust account earned interest of $1,795,834, including $19,826 of interest income attributable to deferred underwriters’ fees included in the trust account.

Total interest income earned on the trust account decreased from $1,795,834, for the three-month period ended March 31, 2007, to $1,276,742 for the three-month period ended March 31, 2008 due to a decrease in the coupon rate from 3.458%, during the three-month period ended March 31, 2007, to 2.76% during the three-month period ended March 31, 2008, as a result of market conditions. Due to permissible withdrawals of interest from the trust account for debt service and working capital purposes, no interest income was attributable to common stock subject to possible redemption during the three-month ended March 31, 2007.

Until we enter into a business combination, we will not generate operating revenues.

Years Ended December 31, 2007 and December 31, 2006 and the period from August 11, 2005 (Inception ) to December 31, 2005

For the year ended December 31, 2007 we incurred a net loss of $6,704,000. The net loss consisted of $12,971,706 of operating expenses and $101,762 of interest expense. Operating expenses of $12,971,706 consisted of consulting and professional fees of $696,577, stock-based compensation of $11,639,300, insurance expense of $144,469, office expense of $74,050, travel expense of $222,950, state franchise tax of $163,707 and other operating costs of $30,653. During this period, Energy Infrastructure earned interest income of $6,369,468.

For the year ended December 31, 2006 we incurred a net loss of $2,841,301. The net loss consisted of $5,924,945 of operating expenses and $55,899 of interest expense. Operating expenses of $5,924,945 consisted of consulting and professional fees of $171,301, stock-based compensation of $5,334,679, insurance expense of $44,115, office expense of $48,812, travel expense of $151,676, state franchise tax of $167,250 and other operating costs of $7,112. During this period, Energy Infrastructure earned interest income of $3,139,543.

The increase in net loss and operating expenses for the year ended December 31, 2007 as compared to the year ended December 31, 2006, reflects a full year of expenditures by the Company in pursuit of a business combination, as compared to only five months of such expenditures in 2006.

The increase in interest income from $3,139,543 for the year ended December 31, 2006 to $6,369,468 for the year ended December 31, 2007 is a result of the Trust Account being funded for a full year in 2007 as opposed to approximately five months in 2006, following the Company’s initial public offering, which closed on July 21, 2006.

For the period from inception (August 11, 2005) to December 31, 2005 we incurred formation costs of $910 and interest expense of $2,750. During this period the Company earned $1,781of interest income.

Liquidity and Capital Resources

On July 17, 2006, we sold 825,398 units in a Regulation S private placement to Energy Corp., a corporation formed under the laws of the Cayman Islands, which is controlled by our President and Chief Operating Officer. On July 21, 2006, we consummated our initial public offering of 20,250,000 units. Each unit in the private placement and the public offering consists of one share of common stock and one redeemable common stock purchase warrant. The common stock and warrants included in the units began to trade separately on October 4, 2006, and trading in the units ceased on such date. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $8.00. Prior to the closing of the initial public offering Robert Ventures Limited, an off-shore company controlled by the our President and Chief Operating Officer made a convertible loan to us in the principal amount of $2,550,000 and our President and Chief Operating Officer made a term loan to us in the principal amount of $475,000.

On July 21, 2006, the closing date of our public offering, $202,500,000 was placed in the Trust Account at Lehman Brothers’ Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes the net proceeds of the private placement and our public offering, the $2,550,000 convertible loan and the $475,000 term loan, $2,107,540 of contingent underwriting compensation and placement fees, to be paid to the underwriters and Maxim Group LLC, respectively, if and only if, a business combination is consummated, and $412,699 in deferred placement fees to be paid to Maxim Group LLC in connection with the Private Placement. The funds in the Trust Account will be invested until the earlier of (i) the consummation of Energy Infrastructure’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by Energy Infrastructure’s stockholders.

On August 31, 2006, the underwriters of our public offering exercised their option to purchase an additional 675,000 units to cover over-allotments. An additional $6,750,000 was placed in the Trust Account, bringing the total amount in the Trust Account to $209,250,000. This additional amount includes $6,615,000, representing the net proceeds of the over-allotment and an additional convertible loan made to us by Robert Ventures Limited in the amount of $135,000.

We will use substantially all of the net proceeds of our private placement and initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used to finance the operations of the target business. We have agreed with Maxim Group, LLC, the representative of the underwriters, that up to $3,430,111 of the interest earned on the proceeds being held in the trust account for our benefit (net of taxes payable) will be released to us upon our request, and in such intervals and in such amounts as we desire and are available to fund our working capital. We believe that the working capital available to us, in addition to the funds available to us outside of the trust account will be sufficient to either complete a business combination or liquidate. Over this time, we have estimated that the $3,430,111 shall be allocated approximately as follows: $1,017,412 for working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments, franchise taxes or funding of a “no-shop” provision with respect to a particular business combination and the costs of dissolution, if any); $7,500 per month in connection with a consulting agreement we entered into on October 16, 2006; $800,000 for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination; $250,000 with respect to legal and accounting fees relating to our SEC reporting obligations; $620,000 for due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management; $150,000 for director and officer liability insurance premiums; and $412,699 for placement fees to Maxim Group LLC related to the Regulation S private placement. In addition, additional interest earned on the proceeds held in trust will be allocated (i) to make quarterly interest payments aggregating approximately $215,000 on the $2,550,000 convertible loan and the $135,000 convertible loan and (ii) to repay the $475,000 term loan. Accrued interest shall also be applied to repay the principal of the convertible loans on the earlier of our dissolution and liquidation or a business combination to the extent such loans have not been converted.

In March 2008, Energy EIAC Capital Ltd., an off-shore company controlled by George Sagredos, our President and Chief Operating Officer, loaned $500,000 to us in the form of a note payable. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the same period that such loan is outstanding (average 2.76% during the three months ended March 31, 2008). We are obligated to repay the principal and accrued interest on such loan following the earlier of (i) the consummation of a Business Combination or (ii) the dissolution and liquidation of Energy Infrastructure.

In addition to the above described allocation of interest accrued on the trust account, at March 31, 2008 we had funds aggregating $11,003 held outside of the trust account.

Pursuant to amendments to the Underwriting Agreement effective as of September 30, 2006 and December 26, 2006, Maxim Group LLC, as representative of the underwriters, agreed to waive Energy Infrastructure’s obligation to pay the underwriters deferred compensation of $500,000. In connection with such amendments, we recorded a credit to additional paid in capital in the amount of $500,000 during the fiscal year ended December 31, 2006.

Pursuant to Energy Infrastructure’s certificate of incorporation, holders of shares purchased in the Energy Infrastructure’s initial public offering (other than the Energy Infrastructure’s initial stockholders) may vote against the business combination and demand that Energy Infrastructure redeem their shares for a cash payment of $10.00 per share, plus a portion of the interest earned not previously released to it (net of taxes payable), as of the record date. Energy Infrastructure will not consummate the business combination if holders of 6,525,119 or more shares exercise these redemption rights. If holders of the maximum permissible number of shares elect redemption without Energy Infrastructure being required to abandon the business combination, Energy Infrastructure may not have funds available to proceed with the business combination unless it is able to obtain additional capital. Assuming that Energy Infrastructure’s stockholders approve the Business Combination, Energy Merger intends to sell such number of shares of its common stock equal to the number of shares of Energy Infrastructure’s common stock that are redeemed upon completion of the business combination. The proceeds of such sale would be used to fund redemptions of common stock by Energy Infrastructure’s stockholders. There can be no assurance that Energy Merger will be able to successfully complete such sale. To the extent such sale is not completed and Energy Infrastructure has insufficient funds to complete the business combination, the business combination will not occur, and it is likely that Energy Infrastructure will be required to dissolve and liquidate.

Contractual Obligations

At March 31, 2008 Energy Infrastructure had the following contractual obligations.

	Payments due by period
		Less			more
		than 1	1 - 3	3 - 5	than 5
Contractual Obligation	Total	year	years	years	years

Amounts due to underwriter	$2,545,750	$2,545,750	$-	$-	$-
Principal and interest due on notes payable to shareholder	3,221,252	3,221,252	-	-	-
Redeemable common stock	66,156,138	66,156,138

Total	$71,923,140	$71,923,140	$-	$-	$-

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

INFORMATION CONCERNING ENERGY MERGER

General

Energy Infrastructure Merger Corporation, a wholly-owned subsidiary of Energy Infrastructure Acquisition Corp., was formed on November 30, 2007 under the laws of the Republic of the Marshall Islands. Upon completion of the Business Combination, Energy Merger will own a fleet of nine very large crude carriers, or VLCCs. We refer collectively to these nine VLCCs as the initial fleet.

Upon the completion of Business Combination, Captain Charles Arthur Joseph Vanderperre will serve as Energy Merger’s Chairman and Mr. Fred Cheng will serve as a director and Chief Executive Officer of Energy Merger. Captain Vanderperre and Mr. Cheng are the co-founders and directors of Vanship, and Captain Vanderperre founded and actively manages the Manager and its affiliate, Univan. Upon completion of the Business Combination, Energy Merger is expected to be the only Asian based public shipping company listed on a U.S. securities exchange. Energy Merger believes that its location in Asia and the experience of its management team in Asian shipping markets is expected to provide it with broad access to a diverse customer base with established major Asian multi-national corporations.

The initial fleet has a combined cargo-carrying capacity of 2,519,213 deadweight tons and is expected to have an average age of approximately 12.9 years upon completion of the Business Combination. The initial fleet consists of five modern double hull VLCCs that are expected to have an average age of approximately 9.5 years and four single hull VLCCs that are expected to have an average age of approximately 16.7 years upon completion of the Business Combination. All of the vessels in the initial fleet operate under period charter agreements with established major Asian multi-national corporations, including Sinochem Corporation, DOSCO (subsidiary of the Chinese state-owned COSCO), Formosa Petrochemical Corp., S-Oil Corporation and Sanko Line. Upon completion of the Business Combination, the average remaining charter duration for the vessels in the initial fleet is expected to be approximately 5.7 years, consisting of approximately 8.5 years remaining on average for the double hull vessels and approximately 2.2 years remaining on average for the single hull vessels. Because all of the vessels in the initial fleet operate under period charter agreements, Energy Merger’s exposure to downturns in the market while these charter agreements are in effect is significantly diminished. Additionally, the charter agreements under which the Shinyo Kannika and the Shinyo Ocean operate have a profit sharing component that provides the opportunity for additional revenue when spot market rates are robust. The vessel C. Dream is expected to also have a profit sharing component in its charter agreement commencing in the first half of 2009.

Competitive Strengths

Energy Merger believes that its management, its fleet, and the long-standing relationships of its future management team with Asian multi-national corporations will provide a number of competitive strengths that will help position it as a leading owner and operator of VLCCs, including:

Based in Asia, listed on a U.S. exchange. Energy Merger believes that being based in Asia will allow it to benefit from the continued growth in China, India and Southeast Asia. Energy Merger believes that its ability to do business with large Asian multi-national corporations should be enhanced because of its close proximity to their principals and senior executives. Furthermore, Asia accounts for a significant portion of global demand and the majority of incremental growth in demand for crude oil. As the only Asian based shipping company listed on a US exchange, Energy Merger should have direct access to the U.S. capital markets, the largest capital pool worldwide.

Management and Board with global expertise. Energy Merger believes that upon completion of the Business Combination, the global shipping industry experience of its Chairman, its Chief Executive Officer and the other members of its board of directors will position it well to execute its growth strategy. Captain Vanderperre and Mr. Cheng have experience in all facets of the wet and dry shipping industry, including, owning, operating, technical and third party ship management, chartering in the spot and period markets, new and secondhand market sales and purchases and capital raising.

Established customer relationships. The individuals who will comprise Energy Merger’s management team and directors upon completion of the Business Combination have long-term relationships with Asian multi-national corporations, charterers, sales and purchase brokers and other vessel owners.

Stable cash flows supported by long-term charters. The charter agreements under which the vessels in the initial fleet will operate have strong base rates, which provide stable and transparent cash flows. The profit sharing components in the charter agreements under which two of the vessels in the initial fleet operate, and under which a third vessel is expected to operate beginning in the first half of 2009, provide potential upside from the fixed base rate when spot market conditions are robust. Energy Merger believes that these profit sharing arrangements will enable stockholders to benefit from upturns in the market while having lower risk from downside movements because of the fixed rates associated with the charters.

Focused fleet profile. Energy Merger intends to focus on VLCC tankers, a segment it believes incorporates the greatest shipping market opportunity to exploit the growing demand for energy in Southeast Asia and India. The initial fleet will primarily service the Asian market but will have access to global trading routes in order to service charterers’ needs. Because the initial fleet only includes VLCCs, Energy Merger believes that there is significant potential to increase revenue and lower costs. Operating a homogenous fleet provides the opportunity to exploit economies of scale, facilitating cost reduction and enhancing operational efficiencies, including scheduling flexibility, employee training and other operational efficiencies.

Strong technical management. The day-to-day management of the initial fleet will be handled by the Manager, a company controlled and actively managed by Captain Vanderperre. Energy Merger expects that the Manager will subcontract technical management of the vessels in the initial fleet to its affiliate, Univan. Univan currently manages in excess of 50 vessels, including the vessels in Energy Merger’s initial fleet. Energy Merger believes that outsourcing the day-to-day management of the initial fleet to the Manager will result in operational cost savings due to the economies of scale, while also reducing corporate headcount and overhead expenses. See “—Energy Merger’s Manager and Management Agreement.”

Strategy

Energy Merger’s primary strategy is to maximize value to its stockholders by pursuing the following strategies:

Strategically expand the fleet via the newbuilding and secondary sale and purchase market. Energy Merger intends to grow its fleet through timely and selective acquisitions of additional vessels in a manner that is accretive to earnings. It will actively monitor the newbuilding and secondary sale and purchase markets, or S&P market, and may pursue the acquisition of one or more VLCCs at any one time.

Leverage long-term relationships with Asian multi-national corporations for future charters. Captain Vanderperre and Mr. Cheng have established relationships with Energy Merger’s charterers over the last seven years, and have had relationships with some of these companies for over 25 years. Three of the five charterers of the vessels in the initial fleet, or their parent companies, are rated investment grade and none of the charterers of the vessels held by the SPVs has ever defaulted on a charter agreement with Vanship or any of its subsidiaries. As Energy Merger pursues acquisition opportunities in the future, it intends to leverage its existing relationships in order to facilitate long-term charters with favorable rates for its vessels when Energy Merger deems it prudent based on prevailing market conditions.

Focus on longer-term charters to high quality charters. All of the vessels in the initial fleet are chartered out to established Asian multi-national corporations, and are expected to have an average remaining charter duration of approximately 5.7 years at the time of completion of the Business Combination. Energy Merger believes that these charters will provide it with stable cash flows. In the future, Energy Merger may choose to pursue various market opportunities for its vessels which will enable it to capitalize on favorable market conditions, including entering into short-term time and voyage charters, pool arrangements, bareboat charters and profit sharing agreements allowing for additional cash flows in times of robust spot rates.

Modernize the fleet – single-hull to double-hull. Energy Merger’s initial fleet will consist of nine VLCCs of which four will be single-hull vessels. Energy Merger intends to modernize the fleet and divest itself of its single-hull vessels in an opportunistic fashion that allows it to maximize earnings and profit from the sale of these vessels and facilitate the acquisition of additional double-hull VLCCs in the future. Modernizing the fleet to primarily incorporate double-hull VLCCs is expected to enable Energy Merger to continue to attract high quality charterers at robust rates. In addition to possibly acquiring additional double-hull vessels, Energy Merger may pursue conversion opportunities that would allow it to convert its single-hull vessels into double hull vessels in order to meet IMO regulations and extend the duration of the trading of these vessels globally.

Corporate Structure

Energy Merger will be a holding company that will own its vessels through separate wholly-owned subsidiaries. Energy Merger will appoint the Manager to provide technical, administrative and strategic services necessary to support its business. Energy Merger’s Chief Executive Officer and Chief Financial Officer, initially expected to be Mr. Fred Cheng and Mr. Christoph Widmer, respectively, will be made available to Energy Merger by the Manager to manage Energy Merger’s day-to-day operations and all aspects of its financial control. The Manager will provide a variety of ship management services, including purchasing, crewing, vessel maintenance, insurance procurement and claims handling, inspections, and ensuring compliance with flag, class and other statutory requirements. Energy Merger expects that the Manager will subcontract the technical management of the vessels in the initial fleet to its affiliate, Univan. Both the Manager and Univan were founded by and are controlled by Captain Vanderperre. See “—Energy Merger’s Manager and Management Agreement.”

The Fleet

Set forth below is summary information concerning the initial fleet.

Vessel Name	Name of Owner	Hull Design	Capacity (dwt)	Year Built and Class	Year of Acquisition	Yard
Shinyo Alliance	Shinyo Alliance Limited	Single	248,034	1991 Class NK	2002	Mitsubishi Heavy Industries, Nagasaki, Japan
C. Dream	Shinyo Dream Limited	Double	298,570	2000 ABS	2007	Kyushu Hitachi Zosen Corp. of Tamana-Gun, Kumamoto, Japan
Shinyo Kannika	Shinyo Kannika Limited	Double	287,175	2001 ABS	2004	Ishikawajima Harima Heavy Industries Co. Ltd - Kure Shipyard, Japan
Shinyo Ocean	Shinyo Ocean Limited	Double	281,395	2001 ABS	2007	Ihi Kure, Hiroshima, Japan
Shinyo Jubilee	Shinyo Jubilee Limited	Single	250,192	1988 Class NK	2005	Ishikawajima Harima Heavy Industries Co. Ltd - Kure Shipyard, Japan
Shinyo Splendor	Shinyo Loyalty Limited	Double	306,474	1993 DNV	2004	NKK Tsu Works Japan
Shinyo Mariner	Shinyo Mariner Limited	Single	271,208	1991 Class NK	2005	NKK Corporation, Tsu Works, Tsu City, Mie Pref., Japan
Shinyo Navigator	Shinyo Navigator Limited	Double	300,549	1996 Lloyds Register	2006	Hyundai Heavy Industries, Korea
Shinyo Sawako	Shinyo Sawako Limited	Single	275,616	1995 DNV	2006	Hitachi Zosen, Ariake Works

Charter Arrangements

The following summary of the material terms of the charter agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the charter agreements. Because the following is only a summary, it does not contain all information that you may find useful. For more complete information, you should read the entire charter agreement for each vessel filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

Time Charters

All of the vessels in the fleet other than the Shinyo Jubilee are committed under time charter agreements with international companies. Pursuant to these agreements, the SPVs provide a vessel to these companies, or charterers, at a fixed, per-day charter hire rate for a specified term. Under the agreements, the vessel owner is responsible for paying operating costs. The charterers, in addition to the daily charter hire, are generally responsible for the cost of all fuels with respect to the vessels (with certain exceptions, including during off-hire periods), port charges, costs related to towage, pilotage, mooring expenses at loading and discharging facilities and certain operating expenses. The charterers are not obligated to pay the applicable vessel owner charterhire for off-hire days, which include days a vessel is out-of-service due to, among other things, repairs or drydockings. Under the time charter agreements, the vessel owner is generally required, among other things, to keep the related vessels seaworthy, to crew and maintain the vessels and to comply with applicable regulations. The vessel owners are also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance cover. The Manager is expected to perform these duties for the SPVs as described below.

The charter agreements under which Shinyo Kannika and Shinyo Ocean operate, and under which C. Dream is expected to operate beginning in the first half of 2009, include a profit sharing component that gives the applicable vessel owner the opportunity to earn additional hire when spot rates are high relative to the daily time charter hire rate. The profit sharing arrangements for Shinyo Kannika and Shinyo Ocean provide that the vessel owner receives 50% of daily income (referenced to the Baltic International Trading Route Index, or BITR) in excess of $44,000 and $43,500, respectively. The profit sharing component for C. Dream, which is expected to commence upon delivery of the vessel to the charterer in the first half of 2009, provides that the vessel owner receives 50% of net average daily time charter earnings between $30,001 and $40,000 and 40% of net average daily time charter earnings above $40,000.

The charter periods are typically, at the charterer's option, subject to (1) extension or reduction by between 15 and 90 days at the end of the final charter period and (2) extension by any amount of time during the charter period that the vessel is off-hire. A vessel is generally considered to be "off-hire" during any period that it is out-of-service due to damage to or breakdown of the vessel or its equipment or a default or deficiency of its crew. Under certain circumstances the charters may terminate prior to their scheduled termination dates. The terms of the charter agreements vary as to which events or occurrences will cause a charter to terminate or give the charterer the option to terminate the charter, but these generally include a total or constructive total loss of the related vessel, the requisition for hire of the related vessel, the failure of the related vessel to meet specified performance criteria, off-hire of the vessel for a specified number of days or war or hostilities breaking out between certain specified countries.

Consecutive Voyage Charter

The vessel Shinyo Jubilee operates under a consecutive voyage charter agreement. Under the consecutive voyage charter agreement, the vessel owner is paid freight (per ton of crude oil) on the basis of moving crude oil from a loading port to a discharge port for multiple voyages through September 2009. Under this consecutive voyage charter, each voyage is deemed to commence upon the completion of discharge of the vessel’s previous cargo and is deemed to end upon the completion of discharge of the current cargo. The freight rate is based on a fixed Worldscale rate. The vessel owner is responsible for paying both operating costs and voyage costs and the charterer is generally responsible for any delay at the loading or discharging ports. Under the consecutive voyage charter agreement, the vessel owner is generally required, among other things, to keep the related vessel seaworthy, to crew and maintain the vessel and to comply with applicable regulations. The vessel owner is also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance cover. The Manager is expected to perform these duties for Shinyo Jubilee Limited as described below.

Set forth below is summary information concerning the charters as of December 31, 2007.

Type of Vessel	Daily Time Charter Hire Rate*	Type	Charter Expiry
Shinyo Splendor	$39,500	Time Charter	May 2014	(1)
Shinyo Kannika	$39,000	Time Charter	February 2017	(2)
Shinyo Navigator	$43,800	Time Charter	December 2016
Shinyo Ocean	$38,500	Time Charter	January 2017	(3)
C. Dream	$28,900	Time Charter	March 2009	(4)
C. Dream	$30,000	Time Charter	March 2019	(4)(5)
Shinyo Alliance	$29,800	Time Charter	October 2010
Shinyo Jubilee	$32,000	Consecutive Voyage Charter	September 2009	(6)
Shinyo Mariner	$32,800	Time Charter	June 2010	(7)
Shinyo Sawako	$39,088	Time Charter	December 2011

*	Gross time charter rate and estimated net time charter equivalent (“TCE”) for consecutive voyage charter.

(1)	Charterer has the option to extend time charter for an additional 3 years at $39,000 per day.
(2)	Subject to profit sharing provision in which income (referenced to the BITR) in excess of $44,000 per day is split equally between SPV and charterer.
(3)	Subject to profit sharing provision in which income (referenced to BITR3) in excess of $43,500 per day is split equally between the SPV and charterer.
(4)	Second time charter starts after expiry of first charter.
(5)
Subject to profit sharing provision in which actual annual net average daily time charter earnings between $30,001 and $40,000 are split equally between the SPV and charterer, and actual annual net average daily time charter earnings in excess of $40,000 are split 40% to SPV and 60% to charterer.

(6)
Estimated Time Charter Equivalent, or TCE. Time charter equivalent is a measure of the average daily revenue performance of a vessel on a per voyage basis. Vanship’s method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days for the relevant time period. Net voyage revenue are voyage revenue minus voyage expenses. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract.

(7)	Charterers have the option to extend time charter for an additional 2 years at $31,800 per day.

In addition to the general terms of the charter agreements summarized above, the charter agreement for the vessel Shinyo Ocean includes a mutual sale provision whereby either party can request the sale of the vessel provided that a price can be obtained that is at least $3 million greater than the value of the vessel as specified in the charter agreement. In such case, the net proceeds from the sale of the vessel in excess of the vessel’s value will be split in equal parts between the vessel owner and the charterer.

Energy Merger’s Customers

All of the vessels in the initial fleet operate under period charter agreements with established major Asian multi-national corporations. In the year 2008, Energy Merger expects to receive all of its operating revenue from the following five customers: DOSCO (47% of expected revenue), Formosa Petrochemical Corp. (22% of expected revenue), Sinochem Corporation (11% of expected revenue), S-Oil Corporation (10% of expected revenue) and Sanko Line (9% of expected revenue).

Directors and Executive Officers

Set forth below are the names, ages and positions of Energy Merger’s directors and executive officers immediately following the effective date of the Redomiciliation Merger. The board of directors is elected annually on a staggered basis, and each director elected holds office until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Officers are elected from time to time by vote of Energy Merger’s board of directors and hold office until a successor is elected.

Energy Merger’s directors and executive officers are as follows:

Name	Age	Position
Captain Vanderperre	85	Chairman of the board of directors and Class C Director

Fred Cheng	56	Chief Executive Officer and Class C Director

Christoph Widmer	41	Chief Financial Officer and Class B Director

Marios Pantazopoulos	41	Class A Director

		Class A Director

		Class A Director

		Class B Director

		Class B Director

		Class C Director

Captain Charles Arthur Joseph Vanderperre will be Energy Merger’s Chairman of the board of directors upon completion of the Business Combination and will also serve as the Chairman of board of directors of the Manager. Captain Vanderperre is the founder and Chairman of Univan, a leading global ship management firm with over 50 vessels under management. Univan will provide technical ship management to the vessels in Energy Merger’s fleet. Captain Vanderperre is also a director of Vanship, which he co-founded in 2001. Prior to founding the pre-cursor of Univan in 1973, Captain Vanderperre held a number of positions in the shipping industry including serving as managing director of Wallem Ship Management, Manager of Transportation and Supply for Esso Belgium, and as Master on board vessels operated by Compagnie Maritime Belge and Esso Tankers. Captain Vanderperre’s career in the shipping industry commenced as a cadet in 1938.

Fred Cheng will be Energy Merger’s Chief Executive Officer, a member of Energy Merger’s board of directors and the Chief Executive Officer of the Manager upon completion of the Business Combination. Mr. Cheng has over 35 years experience in the shipping industry with a primary focus on the Asian shipping markets. Mr. Cheng has served as the Managing Director of Shinyo Maritime Corporation, which holds Mr. Cheng’s interest in Vanship. Mr. Cheng has been a director of Vanship since in 2001 and is a co-founder of Vanship. Prior to founding Shinyo and Vanship, Mr. Cheng served from 1978 to 1999 as the Managing Director of Golden Ocean Group, a shipping company which he founded in 1978. Under Mr. Cheng’s leadership, Golden Ocean grew into a leading tanker and dry bulk company but it was adversely affected by the Asian financial crisis in 1997 and was eventually sold under Chapter 11 protection to Frontline, Ltd. From 1973 to 1978, Mr. Cheng worked with his family shipping company where he began his career in the shipping industry. Mr. Cheng received his B.S. in Mechanical Engineering from Cornell University in 1973.

Christoph Widmer will initially serve as Chief Financial Officer of Energy Merger, will be a member of Energy Merger’s board of directors and the President and Chief Operating Officer of the Manager upon completion of the Business Combination. Mr. Widmer has 15 years of experience in the investment banking industry with Credit Suisse. From 2005 to 2007, Mr. Widmer was Co-Head of Credit Suisse’s business serving private equity clients across Asia (excluding Japan) and was responsible for marketing, origination and execution of financial advisory, equity and debt financing transactions. From 2004 to 2005, Mr. Widmer was a Director in Credit Suisse’s Global Industrials Group in Asia (excluding Japan), focusing on industrial and services companies including companies in the transportation sector. Prior to relocating to Hong Kong in 2004, Mr. Widmer was Vice President, Finance and Administration and Chief Financial Officer and a member of the board of directors of Horizon Lines LLC, a U.S. container shipping company based in Charlotte, North Carolina. From 2000 to 2003, Mr. Widmer was a Director in Credit Suisse’s Mergers & Acquisitions Group in New York with a primary focus on the transportation and logistics sectors. From 1991 to 2000, he was an investment banker at Credit Suisse in London, New York and Zurich. From 1989 to 1991, Mr. Widmer served in the Swiss Army, completing his service as a Lieutenant. Mr. Widmer received his B.A. in Politics, Philosophy and Economics from Merton College, Oxford University in 1989.

Marios Pantazopoulos has been Energy Infrastructure’s chief financial officer since inception and a director since December 2005. Since September 2006 he has been the General Manager of LMZ Transoil Shipping Enterprises S.A., an Athens-based ship management company. Between 1998 and 2005, he was the chief financial officer of Oceanbulk Maritime SA, an Athens-based ship management company that is part of the Oceanbulk Group of affiliated companies. At Oceanbulk, Mr. Pantazopoulos was responsible for Oceanbulk’s banking relationships including financing and private wealth management. He facilitated bilateral and syndicated loans with the world’s ten largest shipping banks and also arranged access to private equity in the US capital markets. During his tenure at Oceanbulk, his responsibilities also included assessing non-shipping projects, coordinating auditing procedures, reporting to stockholders and supervising Oceanbulk’s financial operations. Before joining Oceanbulk, Mr. Pantazopoulos served from 1991 to 1998, as an assistant director for the project finance and shipping department of Hambros Bank Plc, a UK merchant bank, which was acquired in 1998 by Société Générale. At Hambros, Mr. Pantazopoulos was primarily responsible for managing the bank’s shipping loan portfolio in Greece as well as providing other investment banking services such as mergers and acquisitions, private finance initiative projects, structured leases, treasury products and private wealth management. Mr. Pantazopoulos was part of the Hambros Bank’s team for the privatization of Hellenic Shipyards SA and was a board member at Alpha Trust SA, a private fund management company in Greece. Mr. Pantazopoulos received his BSc in Economics from Athens University of Economics & Business in 1988, and his MSc in Shipping Trade & Finance from City University Business School in London, UK, in 1991.

Energy Merger’s board of directors is divided into three classes with only one class of directors being elected in each year and following the initial term for each such class, each class will serve a three-year term. The term of office of the Class A directors, consisting of Mr. Pantazopoulos and two directors to be nominated by Vanship, will expire at Energy Merger’s 2009 annual meeting of stockholders. The term of office of the Class B directors, consisting of Mr. Widmer and two other directors to be nominated by Vanship, will expire at the 2010 annual meeting. The term of office of the Class C directors, consisting of Captain Vanderperre and Mr. Fred Cheng and one director to be nominated by Vanship, will expire at the 2011 annual meeting.

Director Independence

Energy Merger’s securities are expected to be listed on the American Stock Exchange. Energy Merger has evaluated whether its directors are ‘‘independent directors’’ within the meaning of the rules of the American Stock Exchange. Such rules provide generally that a director will not qualify as an ‘‘independent director’’ unless the board of directors of the listed company affirmatively determines that the director has no material relationship with the listed company that would interfere with the exercise of independent judgment. In addition, such rules generally provide that a director will not qualify as an ‘‘independent director’’ if: (i) the director is, or in the past three years has been, employed by the listed company; (ii) the director has an immediate family member who is, or in the past three years has been, an executive officer of the listed company; (iii) the director or a member of the director’s immediate family has received payments from the listed company of more than $100,000 during the current or any of the past three years, other than for (among other things) service as a director and payments arising solely from investments in securities of the listed company; (iv) the director or a member of the director’s immediate family is a current partner of the independent auditors of the listed company or is, or in the past three years, has been, employed by such auditors in a professional capacity and worked on the audit of the listed company; (v) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of the executive officers of the listed company serves on the compensation committee; or (vi) the director or a member of the director’s immediate family is a partner in, or a controlling stockholder or an executive officer of, an entity that makes payments to or receive payments from the listed company in an amount which, in any fiscal year during the past three years, exceeds the greater of $200,000 or 5% of the other entity’s consolidated gross revenue.

Energy Merger’s board of directors has determined that a majority of its directors are ‘‘independent directors’’ within the meaning of such rules. Energy Merger’s independent directors will meet in executive session as often as necessary to fulfill their duties, but no less frequently than annually.

Audit Committee

Energy Merger’s board of directors has established an Audit Committee, which has powers and performs the functions customarily performed by such a committee (including those required of such a committee under the rules of the American Stock Exchange and the Securities and Exchange Commission). After the acquisition, Energy Merger’s Audit Committee will be composed of                   . Energy Merger’s Audit Committee will be responsible for meeting with its independent registered public accounting firm regarding, among other matters, audits and adequacy of its accounting and control systems. The Audit Committee must be composed of at least three directors who comply with the independence rules of the American Stock Exchange and The Sarbanes-Oxley Act of 2002 and at least one of whom is an ‘‘audit committee financial expert’’ as defined under Item 401 of Regulation S-K of the Exchange Act. On     , 2008, Energy Merger adopted a charter for its Audit Committee. Energy Merger’s board of directors has concluded that Mr.            is an ‘‘audit committee financial expert.’’

Code of Conduct and Ethics

On          , 2008, Energy Merger adopted a code of conduct and ethics applicable to its directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation of Directors and Executive Officers

For the period ended December 31, 2007, no executives or directors of Energy Merger had received any compensation from Energy Merger. After the consummation of the Business Combination, we expect to compensate our directors, other than directors who are also members of Energy Merger’s management, in accordance with market standards that are customary for publicly traded companies in the tanker segment of the shipping industry.

Energy Merger has not had any employees since inception and does not contemplate hiring employees subsequent to the Business Combination. Upon consummation of the Business Combination, the Manager, a newly formed ship management company, will enter into a management agreement with Energy Merger under which the Manager will be responsible for substantially all of Energy Merger’s operations. Energy Merger’s Chief Executive Officer and Chief Financial Officer, initially expected to be Mr. Fred Cheng and Mr. Christoph Widmer, respectively, will be made available to Energy Merger by the Manager to manage Energy Merger’s day-to-day operations and all aspects of its financial control. Because Energy Merger’s management agreement will provide that its Manager assumes principal responsibility for managing its affairs, Energy Merger’s executive officers will not receive a salary or bonus from Energy Merger for serving as its executive officers. However, in their capacities as officers or employees of Energy Merger, they will devote such portion of their time to Energy Merger’s affairs as is required for the performance of the duties of Energy Merger’s Manager under the management agreement. Because the services performed by Energy Merger’s executive officers will not be performed exclusively for Energy Merger, its executive officers and Manager are unable to segregate and identify that portion of the compensation that will be awarded to, earned by or paid to Energy Merger’s executive officers by the Manager that relates solely to their services to Energy Merger.

Energy Merger’s Manager and Management Agreement

General

The Manager and certain of its affiliates will provide the commercial, administrative, technical and crew management services necessary to support Energy Merger’s business. The Manager is a newly formed ship management company controlled by Captain Vanderperre, who will be the Chairman of Energy Merger’s board of directors following the Business Combination. Captain Vanderperre is also a co-founder and Chairman of Vanship, the company from which Energy Merger will acquire its initial fleet and is the founder of Univan, an affiliate of the Manager and the company to which we expect technical management of the fleet will be subcontracted by the Manager.

The staff of the Manager and its affiliated companies have skills in all aspects of ship management, insurance, budget management, safety and environment, commercial management and human resource management. A number of such staff also have sea-going experience, having served aboard vessels at a senior rank.

Management Agreement

Energy Merger expects to enter into a management agreement with the Manager upon the closing of the Business Combination. Under the management agreement, substantially all aspects of Energy Merger’s operations, including the management of the vessels in Energy Merger’s fleet, will be performed by the Manager and its affiliated companies, as an independent contractor, under the supervision of Energy Merger’s board of directors. Energy Merger’s Chief Executive Officer and Chief Financial Officer, initially expected to be Mr. Fred Cheng and Mr. Christoph Widmer, respectively, will be made available to Energy Merger by the Manager to manage Energy Merger’s day-to-day operations and all aspects of its financial control. The Manager will be required to exercise all due care, skill and diligence in carrying out its duties. The Manager will be responsible for and will indemnify Energy Merger for loss, damage or expense resulting from fraud, gross negligence, recklessness or willful misconduct in performing its duties.

Under the management agreement, the Manager will be responsible for providing Energy Merger with substantially all of the operational and administrative services which it is likely to require to carry on its business, including the following:

•
commercial services, which include chartering Energy Merger’s vessels, managing Energy Merger’s relationships with its charterers, locating, purchasing and selling Energy Merger’s vessels, providing general strategic planning services and implementing corporate strategy, providing business development services, developing acquisition and divestiture strategies, working closely on the integration of any acquired business, negotiating pre- and post-delivery financing for vessels, arranging the provision of tax planning, leasing or other tax savings initiatives, corporate planning and such other services consistent with the foregoing as Energy Merger may reasonably identify from time to time.

•
administrative services, which include the maintenance of Energy Merger’s corporate books and records, the administration of its payroll services, the assistance with the preparation of its tax returns (and arranging payment by Energy Merger of all of Energy Merger’s taxes) and financial statements, assistance with corporate and regulatory compliance matters not related to Energy Merger’s vessels, procuring legal and accounting services (including the preparation of all necessary budgets for submission to Energy Merger’s board of directors), assistance in complying with the U.S. and other relevant securities laws (including compliance with the Sarbanes-Oxley Act of 2002), making recommendations to Energy Merger for the appointment of advisors and experts, development and monitoring of internal controls over financial reporting, disclosure controls and information technology, assistance with all regulatory and reporting functions and obligations, furnishing any reports or financial information that might reasonably be requested by Energy Merger and other non-vessel related administrative services (including all annual, quarterly, current and other reports Energy Merger is required to file with the SEC pursuant to the Exchange Act), assistance with office space, providing legal and financial compliance services, overseeing banking services (including the opening, closing, operation and management of all of Energy Merger’s accounts including making any deposits and withdrawals reasonably necessary for the management of Energy Merger’s business and day-to-day operations), providing all administrative services required for subsequent debt and equity financings and attending to all other administrative matters necessary to ensure the professional management of Energy Merger’s business;

•
technical services, which include managing day-to-day vessel operations, arranging and supervising general vessel maintenance, ensuring regulatory compliance and compliance with the law of the flag of each vessel and of the places where the vessel trades, ensuring classification society compliance, supervising the maintenance and general efficiency of vessels, arranging for and supervising normally scheduled drydocking and general and routine repairs, arranging insurance for vessels (including marine hull and machinery insurance, protection and indemnity insurance and war risks), purchasing stores, supplies, spares, lubricating oil and equipment for vessels, appointing supervisors and technical consultants and providing technical support and shoreside support, and attending to all other technical matters necessary to run Energy Merger’s business; and

•
crew management services, which include the recruiting, training, managing, supervising, transportation, and insurance of the crew, ensuring that the applicable laws of the flag of the vessels and all places where the vessels trade are satisfied in respect of manning levels, rank, qualification and certification of the crew and employment regulations, and performing any other function in connection with the crew as may be requested by Energy Merger.

Energy Merger will pay fees to the Manager in exchange for providing the management services in amounts that will be determined prior to completion of the Business Combination.

Properties

Energy Merger expects to lease office space in Hong Kong.

Competition

The market for international seaborne crude oil transportation services is fragmented and highly competitive. Seaborne crude oil transportation services generally are provided by two main types of operators: major oil company captive fleets (both private and state-owned) and independent ship owner fleets. In addition, several owners and operators pool their vessels together on an ongoing basis, and such pools are available to customers to the same extent as independently owned and operated fleets. Many major oil companies and other oil trading companies also operate their own vessels and use such vessels not only to transport their own crude oil but also to transport crude oil for third party charterers in direct competition with independent owners and operators in the tanker charter market. Competition for charters is intense and is based upon price, location, size, age, condition and acceptability of the vessel and its manager. Competition is also affected by the availability of other size vessels to compete in the trades in which Energy Merger will engage.

Environmental and Other Regulations

Government regulations significantly affect the ownership and operation of Energy Merger’s vessels. The vessels will be subject to international conventions, national, state and local laws and regulations in force in the countries in which Energy Merger’s vessels may operate or are registered.

A variety of governmental and private entities will subject Energy Merger’s vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers. Certain of these entities will require Energy Merger to obtain permits, licenses and certificates for the operation of its vessels. Failure to maintain necessary permits or approvals could cause Energy Merger to incur substantial costs or temporarily suspend operation of one or more of its vessels.

Energy Merger believes that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the shipping industry. Increasing environmental concerns have created a demand for vessels that conform to stricter environmental standards. Energy Merger will be required to maintain operating standards for all of its vessels that emphasize operational safety, quality maintenance, continuous training of our officers and crews and compliance with United States and international regulations. Energy Merger believes that the operation of its vessels will be in substantial compliance with applicable environmental laws and regulations applicable to Energy Merger.

International Maritime Organization

The United Nations’ International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. One of the more important of these conventions is the International Convention for the Prevention of Pollution from Ships (MARPOL 1973/1978). In September 1997, the IMO adopted Annex VI to MARPOL 1973/1978 to address air pollution from ships. Annex VI was ratified in May 2004, and became effective in May 2005. Annex VI set limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. The IMO adopted various amendments to Annexes I and II to this convention in 2004 which became effective as of January 1, 2007. The fleet of vessels we will acquire has conformed to these regulations. Additional or new conventions, laws and regulations may be adopted that could adversely affect Energy Merger’s ability to operate its vessels.

The operation of Energy Merger’s vessels will also be affected by the requirements set forth in the ISM Code. The ISM Code requires shipowners and entities who have assumed the responsibility for operation of a vessel such as the Manager or bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or management company to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports. Each of Energy Merger’s vessels is expected to be ISM Code-certified. If any vessel does not maintain its ISM certification, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on its financial condition and results of operations.

The United States Oil Pollution Act of 1990

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone.

Under OPA, vessel owners, operators, charterers and management companies are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel).

OPA limits the liability of responsible parties to $1,200 per gross tonne or $10,000,000 in the case of a vessel greater than 3,000 gross tonnes or $2,000,000 in the case of a vessel of 3,000 tonnes or less. This limit applies to tank vessels and does not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or wilful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities. A tank vessel under OPA is one constructed or adapted to carry, or that carries oil or hazardous material in bulk as cargo or cargo residue.

Energy Merger expects to maintain for each of its vessel’s pollution liability coverage insurance in the amount of $1 billion per incident. If the damages from a catastrophic pollution liability incident exceed its insurance coverage, it could have a material adverse effect on Energy Merger’s financial condition and results of operations.

OPA requires owners and operators of vessels to establish and maintain with the United States Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the OPA. In December 1994, the Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the U.S. Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance, or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessel in the fleet having the greatest maximum liability under OPA.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws. Energy Merger intends to comply in the future, with all applicable state regulations in the ports where its vessels call.

Other Environmental Initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

Many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969, or the 1969 Convention, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, or the 1971 Fund Convention. The 1971 Fund Convention was replaced by the International Convention on the Establishment of an International Fund for Compensation for Oil Pollution Damage of 1992, or the 1992 Fund Convention, on May 24, 2002. Under the 1992 Fund Convention, as was the case with the 1971 Fund Convention, oil receivers in countries that are party to the 1992 Fund Convention are liable for the payment of supplementary compensation. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified these conventions and the 1992 Protocol to the 1969 Convention have increased the liability limits. In October 2000, amendments were adopted and came into force on November 1, 2003 which further increased the liability limits. The liability limits in the countries that have ratified these changes are tied to a unit of account (Special Drawing Rights, or SDRs), which varies according to a basket of currencies. On December 31, 2007 it was 1 SDR = $1.58025. For vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability is limited to 4.610 million units of account (approximately $7.285 million as at December 31, 2007) plus 6.31 units of account (approximately $10 as at December 31, 2007) for each additional gross ton over 5,000. For vessels over 140,000 gross tons, liability is limited to 89.770 million units of account (approximately $142 million as at December 31, 2007). The right to limit liability is forfeited under the 1969 Convention where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the 1969 Convention has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the 1969 Convention.

In May 2003, the IMO adopted a Protocol to the 1992 Fund Convention (the Supplementary Fund Protocol). The Supplementary Fund Protocol provides for the establishment of a fund to supplement the compensation available under the 1992 Fund Convention and as was the case with the 1992 Fund Convention, will be funded by oil receivers. The Supplementary Fund Protocol is optional and participation is open to all states that are parties to the 1992 Fund Convention. The total amount of compensation payable for any one incident will be limited to a combined total of $750 million SDRs ($1.185 billion as at December 31, 2007) including the amount of compensation paid under the existing 1969 Convention and 1992 Fund Convention. The Supplementary Fund Protocol entered into force on March 3, 2005.

To ease the burden on oil receivers under the Supplementary Fund Protocol, voluntary agreements have been reached among tanker owners indemnified through members of the International Group of P&I Clubs. Energy Merger is expected to be a member of P&I Clubs which themselves are parts of the International Group. Under the Tanker Oil Pollution Indemnification Agreement 2006, or TOPIA, ship owners of larger tankers indemnify the supplementary fund for 50% of the compensation it pays under the Supplementary Fund Protocol caused by tankers in states that have adopted the Supplementary Fund Protocol. The scheme is established by a legally binding agreement between the owners of tankers which are insured against oil pollution risks by P&I Clubs in the International Group. In all but a relatively small number of cases, ships of this description will automatically be entered into TOPIA as a condition of club cover.

Vessel Security Regulations

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives by United States authorities intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 (“MTSA”), came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. Energy Merger’s vessels will be in compliance with the various security measures addressed by the MTSA, SOLAS and the ISPS Code. Energy Merger does not believe these additional requirements will have a material financial impact on its operations.

Inspection by Classification Societies

Every seagoing vessel must be "classed" by a classification society. The classification society certifies that the vessel is "in class," signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel's country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

The classification society also undertakes on request other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case and/or to the regulations of the country concerned.

For maintenance of the class, regular and extraordinary surveys of hull, machinery, including the electrical plant, and any special equipment classed are required to be performed as follows:

Annual Surveys: For seagoing ships, annual surveys are conducted for the hull and the machinery, including the electrical plant, and where applicable for special equipment classed, at intervals of 12 months from the date of commencement of the class period indicated in the certificate.

Intermediate Surveys: Extended annual surveys are referred to as intermediate surveys and typically are conducted approximately two and one-half years after commissioning and each class renewal. The hull portion of the survey will be conducted while the vessel is in drydock unless the vessel is less than 15 years of age and regulatory approvals, if required, have been obtained to inspect the hull while afloat rather than in drydock. In any event the vessel must be drydocked at least once in each five-year period.

Class Renewal Surveys: Class renewal surveys, also known as special surveys, are carried out for the ship's hull, machinery, including the electrical plant, and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey, the vessel is thoroughly examined, including audio-gauging to determine the thickness of the steel structures. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one-year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey every four or five years, depending on whether a grace period was granted, a shipowner has the option of arranging with the classification society for the vessel's hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five-year cycle.

At an owner's application, the surveys required for class renewal may be split according to an agreed schedule to extend over the entire period of class. This process is referred to as continuous class renewal.

All areas subject to survey as defined by the classification society are required to be surveyed at least once per class period, unless shorter intervals between surveys are prescribed elsewhere. The period between two subsequent surveys of each area must not exceed five years.

The vessels in Energy Merger’s fleet that are more than fifteen year old will be required to be drydocked every 24 to 36 months. Vessels that are less than fifteen years old will be required to be drydocked at least every five years. These drydockings are required for inspection of the underwater parts and for repairs related to inspections. If any defects are found, the classification surveyor will issue a "recommendation" which must be rectified by the ship owner within prescribed time limits.

Most insurance underwriters make it a condition for insurance coverage that a vessel be certified as "in class" by a classification society which is a member of the International Association of Classification Societies. Energy Merger’s vessels are expected to be certified as being “in class” by a classification society that is a member of the International Association of Classification Societies.

The following table shows the schedule pursuant to which the vessels in Energy Merger’s fleet are anticipated to undergo intermediate and special surveys, based on the age of the related vessel.

Survey Number	Type of Survey	Age of Vessel (in years)	Estimated Number of Days
1	Intermediate (1)	2.50	3
2	Special Survey (2)	5.00	25
3	Intermediate (1)	7.50	3
4	Special Survey (2)	10.00	25
5	Intermediate (1)	12.50	3
6	Special Survey (2)	15.00	25
7	Intermediate (2)	17.50	3
8	Special Survey (2)	20.00	25
9	Intermediate (2)	22.50	3
10	Special Survey (2)	25.00	25
11	Intermediate (2)	27.50	3
12	Special Survey (2)	30.00	25

(1)	Survey may be conducted in-water.
(2)	Survey must be conducted during drydock.

The following table sets forth the next scheduled intermediate survey or special survey for each of the vessels that we will acquire. The ability to meet this schedule will depend on our ability to generate sufficient cash flows from operations.

Vessel	Date	Maintenance Type

C Dream	September 2008	Intermediate Survey (In water	)
Shinyo Splendor	October 2008	Special Survey (Drydocking	)
Shinyo Navigator	January 2009	Intermediate Survey (In water	)
Shinyo Ocean	May 2009	Intermediate Survey (In water	)
Shinyo Kannika	June 2009	Intermediate Survey (In water	)
Shinyo Alliance	August 2009	Intermediate Survey (Drydocking	)
Shinyo Mariner	August 2009	Intermediate Survey (Drydocking	)
Shinyo Sawako	March 2010	Special Survey (Drydocking	)
Shinyo Jubilee	October 2010	Intermediate Survey (Drydocking	)

Risk of Loss and Liability Insurance

General

The operation of any cargo vessel includes risks such as mechanical failure, physical damage, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, which imposes virtually unlimited liability upon owners, operators and demise charterers of any vessel trading in the United States exclusive economic zone for certain oil pollution accidents in the United States, has made liability insurance more expensive for ship owners and operators trading in the United States market. While Energy Merger believes that its expected insurance coverage is adequate, not all risks can be insured, and there can be no guarantee that any specific claim will be paid, or that it will always be able to obtain adequate insurance coverage at reasonable rates.

Hull and Machinery Insurance

Energy Merger expects to obtain marine hull and machinery and war risk insurance, which includes the risk of actual or constructive total loss, for all of its vessels. The vessels will each be covered up to at least fair market value, with deductibles in amounts ranging from $200,000 to $250,000.

Energy Merger plans to arrange, as necessary, increased value insurance for its vessels. With the increased value insurance, in case of total loss of the vessel, Energy Merger will be able to recover the sum insured under the increased value policy in addition to the sum insured under the hull and machinery policy. Increased value insurance also covers excess liabilities which are not recoverable in full by the hull and machinery policies by reason of under insurance. Energy Merger expects to maintain loss of hire insurance for certain of its vessels. Loss of hire insurance covers business interruptions that result in the loss of use of a vessel.

Protection and Indemnity Insurance

Protection and indemnity insurance is expected to be provided by mutual protection and indemnity associations, or P&I Associations, which will cover Energy Merger’s third-party liabilities in connection with its shipping activities. This includes third-party liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances, and salvage, towing and other related costs, including wreck removal. Protection and indemnity insurance is a form of mutual indemnity insurance, extended by protection and indemnity mutual associations.

Energy Merger’s protection and indemnity insurance coverage for pollution is expected to be $1 billion per vessel per incident. The 13 P&I Associations that comprise the International Group insure approximately 90% of the world’s commercial tonnage and have entered into a pooling agreement to reinsure each association’s liabilities. Each of Energy Merger’s vessels will be entered with P&I Associations of the International Group. Under the International Group reinsurance program, each P&I club in the International Group is responsible for the first $7.0 million of every claim. In every claim the amount in excess of $7.0 million and up to $50.0 million is shared by the clubs under a pooling agreement. In every claim the amount in excess of $50.0 million is reinsured by the International Group under the General Excess of Loss Reinsurance Contract. This policy currently provides an additional $3.0 billion of coverage. Claims which exceed this amount are pooled by way of “overspill” calls. As a member of a P&I Association, which is a member of the International Group, Energy Merger will be subject to calls payable to the associations based on its claim records as well as the claim records of all other members of the individual associations, and members of the pool of P&I Associations comprising the International Group. The P&I Associations’ policy year commences on February 20th. Calls are levied based on gross tonnage entered. Members have a liability to pay supplementary calls which might be levied by the board of directors of the club if the estimated total calls are insufficient to cover amounts paid out by the club.

Legal Proceedings

Neither Energy Merger nor any of the SPVs are currently a party to any material lawsuit that they respectively believe, if adversely determined, would have a material adverse effect on its financial position, results of operations or liquidity.

The crew of a Chinese fishing vessel, Lu Rong Yu 2178, has alleged that on the evening of April 11, 2008 the vessel Shinyo Sawako collided with the fishing vessel's sister vessel, Lu Rong Yu 2177, resulting in the sinking of the Lu Rong Yu 2177. Of the crew of 18 on the Lu Rong Yu 2177, two were rescued, three have been confirmed dead and 13 others are missing. Although the Shinyo Sawako passed through the vicinity of the reported collision position, the crew of the Shinyo Sawako have stated to the vessel’s managers that the Shinyo Sawako was not involved in the collision. Furthermore, a survey of the Shinyo Sawako carried out on April 13 and 14, 2008, by representatives of the owners, their insurers, the vessel’s classification society and the Chinese fishing vessel interests, did not reveal obvious signs of damage that would be expected to result from a heavy collision. The vessel’s classification society has certified the vessel as fully seaworthy.

An investigation of the incident is being carried out by the Hong Kong Marine Department, as Hong Kong is the Shinyo Sawako's flag state. Univan Ship Management Limited, as manager of the Shinyo Sawako, is contesting the allegations that the Shinyo Sawako was involved in the collision. In the event that it is determined that the Shinyo Sawako was in fact involved in this incident, management of Shinyo Sawako Limited does not expect that any resulting claims made against the company would have a material adverse effect on its financial position, results of operations or liquidity. Moreover management of Shinyo Sawako Limited expects that any liability the company may have would be sufficiently covered by insurance.

Exchange Controls

Under Marshall Island law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to non-resident holders of Energy Merger’s shares.

Energy Merger Principal Stockholders

Energy Merger was formed under the laws of the Republic of the Marshall Islands on November 30, 2007. Energy Merger is a wholly-owned subsidiary of Energy Infrastructure. Concurrently with the Business Combination, Energy Merger will issue (i) 13,500,000 shares of common stock to Vanship in respect of the stock consideration portion of the aggregate purchase price for the SPVs, (ii) 1,000,000 units to Mr. George Sagredos (or any assignee), Energy Infrastructure’s Chief Operating Officer, President and a director, and (iii) 268,500 units to a company controlled by Mr. Sagredos upon the conversion of loans aggregating $2,685,000. Vanship has agreed to purchase up to an additional 5,000,000 units of Energy Merger in connection with the Business Combination. See The “Share Purchase Agreement.”

The following table presents, as of the date of the proposed Business Combination, certain information regarding (1) the beneficial owners of more than 5% of Energy Merger's common stock and (2) the total amount of common stock beneficially owned by all of Energy Merger’s directors and executive officers as a group, based on the share ownership of Energy Infrastructure as of March 31, 2008, in each case assuming the purchase by Vanship of 5,000,000 units in the Business Combination Private Placement.

	Shares Beneficially Owned Following the Redomiciliation Merger Assuming No Stockholders Redeem		Shares Beneficially Owned Following Redomiciliation Merger if 6,525,118 Shares Redeemed
Name and Address of Beneficial Owner	Number	Percentage	Number	Percentage
Captain Charles Arthur Joseph Vanderperre (1)(2)	23,925,000	50.9%	23,925,000	59.1
Mr. Fred Cheng (1)(2)	23,925,000	50.9%	23,925,000	59.1
Mr. Christoph Widmer (1)	0	*	0	*
Vanship Holdings Limited (2)(3)	23,925,000	50.9%	23,925,000	59.1
Georges Sagredos (4)(5)	5,955,753	12.5%	5,955,753	14.4
Andreas Theotokis (5)	4,418,753	9.4%	4,418,753	17.2%
Energy Corp.(5)(6)	4,418,753	9.4%	4,418,753	10.9%
Marios Pantazopoulos(7)	1,490,003	3.1%	1,490,003	3.6

* Less than one percent (1%).

(1) The business address of each of Captain Vanderperre, Mr. Cheng and Mr. Widmer is Suite 801, 8th Floor, Asian House, 1 Hennessy Road, Wanchai, Hong Kong.

(2) Consists of (i) 13,500,000 shares of common stock, (ii) 425,000 shares underlying warrants and (iii) 10,000,000 shares of common stock underlying units (giving effect to the exercise of warrants included in such units) owned by Vanship Holdings Limited. Captain Vanderperre and Mr. Cheng, constituting the board of directors of Vanship Holdings Limited, have shared voting power and shared investment power over the shares owned by Vanship Holdings Limited.

(3) The registered address of Vanship Holdings Limited is 80 Broad Street, Monrovia, Liberia.

(4) Gives effect to (ii) the issuance of 1,000,000 units to George Sagredos and the assignment and transfer of 500,000 of such units from Mr. Sagredos to Mr. Pantazopoulos (giving effect to the exercise of warrants included in such units) and (ii) the issuance of 268,500 units to Robert Ventures, Ltd., a company controlled by George Sagredos (giving effect to the exercise of warrants included in such units) upon the conversion of the loans, in both cases, upon the completion of the Business Combination.

(5) Includes 4,418,753 shares of common stock owned by Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust. Each of Mr. Sagredos and Mr. Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, has voting and dispositive control over such shares owned by Energy Corp.

(6) The address of Energy Corp. is c/o Walkers SPV Limited, Walker House, PO Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands.

(7) Gives effect to the assignment and transfer of 500,000 units from Mr. Sagredos to Marios Pantazopoulos (giving effect to the exercise of warrants included in such units).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF ENERGY MERGER

Energy Merger was incorporated on November 30, 2007 and has no operating history. The following discussion is intended to help you understand how acquisition of the shares of the SPVs will affect Energy Merger’s business and results of operations subsequent to the completion of the Business Combination.

Overview

Energy Infrastructure intends to merge with and into its wholly-owned subsidiary, Energy Merger, with Energy Merger as the surviving corporation. Following the Redomiciliation Merger, Energy Infrastructure will cease to exist and Energy Merger will become the surviving entity and will be governed by the laws of the Republic of the Marshall Islands.

Energy Merger has entered into a Share Purchase Agreement pursuant to which it has agreed to purchase all of the outstanding shares of nine special purpose vehicles, or SPVs, from Vanship Holdings Limited, or Vanship, a global shipping company carrying on business from Hong Kong. Each SPV owns one very large crude carrier, or VLCC. The aggregate purchase price for the SPVs is $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger. In addition to such purchase price, Energy Merger will be obligated to effect the transfer of 425,000 warrants of Energy Merger from one of Energy Infrastructure's initial stockholders to Vanship upon completion of the Business Combination and Vanship may receive an additional 3,000,000 shares of Energy Merger common stock following each of the first and second anniversaries of the Business Combination (6,000,000 shares in the aggregate), subject to certain annual earnings criteria of the vessels in Energy Merger’s initial fleet, all as more particularly described in this joint proxy statement/prospectus.

Management

Pursuant to the terms of a management agreement to be entered into between Energy Merger and the Manager, upon completion of the Business Combination, substantially all aspects of Energy Merger’s operations will be performed by the Manager, under the supervision of Energy Merger’s board of directors. Energy Merger’s Chief Executive Officer and Chief Financial Officer, initially expected to be Mr. Fred Cheng and Mr. Christoph Widmer, respectively, will be made available to Energy Merger by the Manager to manage Energy Merger’s day-to-day operations and all aspects of its financial control.

Charters

Energy Merger will derive its revenue from the medium and long term period charters entered into between the SPVs and charterers. All of the vessels owned by the SPVs are chartered out to international companies, with an average remaining charter duration of approximately 5.7 years upon completion of the Business Combination. Energy Merger believes that these charters will provide it with stable cash flows. For a description of the charter arrangements under with the vessels in Energy Merger’s initial fleet will operate, see “Information Concerning the SPVs – Charter Arrangements.”

Factors Affecting Energy Merger’s Future Results of Operations

The principal factors that are expected to affect Energy Merger’s results of operations, cash flows and stockholders' return on investment include:

•	the charter revenue paid to the SPVs under their charter agreements;

•	the amount of revenue from profit sharing arrangements, if any, that the SPVs receive under their charter agreements and the spot markets as they relate to these arrangements;

•	fees paid to the Manager;

•	vessel operating expenses;

•	depreciation;

•	interest expense;

•	the SPVs’ insurance premiums and vessel taxes;

•
the number of offhire days during which the SPVs are not entitled, under their charter arrangements, to receive either the fixed charter rate or profit share and additional offhire days due to drydocking;

•
seasonal variations in demand for crude oil with respect to any vessels that become engaged in the spot charter market or that are subject to longer term charters that contain market related profit sharing arrangements;

•	required capital expenditures; and

•	any cash reserves that will be required under Energy Merger’s credit facility.

As of the date of this joint proxy statement/prospectus Energy Merger has no revenue and is not expected to produce revenue until after the Redomiciliation Merger and Business Combination, predominantly from the operations of the SPVs. Energy Merger’s revenue will be reduced by depreciation expenses and other expenses, and the management fees payable to, and the reimbursements of all reasonable costs and expenses incurred by, the Manager.

Due to the medium to long term charter agreements under which Energy Merger’s vessels will operate, there may be circumstances in which management of Energy Merger deems it advantageous to terminate a charter agreement prior to its expiration. For instance, in January 2004 Shinyo Loyalty Limited entered into a charter agreement with Euronav pursuant to which Shinyo Loyalty was entitled to a fixed daily charter rate of $27,250. Prevailing market rates for time charters subsequently increased and in March 2007 Shinyo Loyalty terminated its agreement with Euronav and entered into its current time charter agreement with Sinochem, pursuant to which Shinyo Loyalty is entitled to a fixed daily charter rate of $39,500. Shinyo Loyalty paid a termination payment of $20.8 million to Euronav due to the early termination of the Euronav charter agreement and incurred a termination charge in the amount of $20.8 million. The termination payment was a negotiated amount and was not established pursuant to the terms of the original charter agreement. Management of Energy Merger may make similar decisions in the future with respect to the trade off between incurring an immediate termination charge and potentially realizing increased revenue over future periods. Such termination charges may have a significant impact on the results of operations of Energy Merger and the benefits realized from such a decision, if any benefits materialize at all, will be realized incrementally over future reporting periods.

Revenue

Voyage Revenue. Revenue for our vessels operating under time charters and consecutive voyage charters, which we refer to collectively as period charters, are expected to be driven primarily by the number of vessels in our fleet, the duration of the charter agreements and the amount of daily charter rates, time charter equivalent and profit share, that our vessels earn under charter agreements, which, in turn, are affected by a number of factors, including our decisions relating to vessel acquisitions and disposals, the amount of time that we spend positioning our vessels, the amount of time that our vessels spend in drydock undergoing repairs, maintenance and upgrade work, the age, condition and specifications of our vessels, levels of supply and demand in the seaborne transportation market and other factors affecting spot market charter rates for vessels.

Vessels operating on period charters for a certain period of time provide more predictable cash flows over that period of time, but can yield lower profit margins than vessels operating in the spot charter market during periods characterized by favorable market conditions. Vessels operating in the spot charter market generate revenue that are less predictable but may enable us to capture increased profit margins during periods of improvements in charter rates. However, when our vessels operate in the spot market, we will be exposed to the risk of declining charter rates, which may have a materially adverse impact on our financial performance. Future spot market rates may be higher or lower than the rates at which we employ our vessels on period charters.

Time Charter Equivalent (TCE). We use daily time charter equivalent, or daily TCE, to measure the performance of a vessel under a consecutive voyage charter. Daily TCE revenue is voyage revenue minus voyage expenses divided by the number of voyage days during the relevant time period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by a charterer under a time charter, as well as commissions. We believe that the daily TCE neutralizes the variability created by the operating costs and voyage costs associated with the employment of vessels on consecutive voyage charters and presents a more accurate representation of the revenue generated by our vessels.

Profit Share. The charter agreements under which two of the vessels in our initial fleet will operate, and under which a third vessel is expected to begin operating in the first half of 2009, include a profit sharing component. The profit sharing arrangements generally allocate a percentage of daily revenue above the fixed charter rate to the vessel owner. Under these arrangements, the daily voyage revenue is generally referenced to the then current spot market rate. Accordingly, when the spot market is high relative to the fixed charter rate, the vessel owner may earn additional revenue, or profit share, under the charter agreement.

Management Fees

We will pay fees to the Manager in exchange for providing the management services in amounts that will be determined prior to completion of the Business Combination.

Vessel Operating Expenses

Pursuant to the terms of the management agreement, Energy Merger will reimburse all reasonable costs and expenses incurred by our Manager in connection with the provision of management services, including vessel operating expenses. Vessel operating expenses include crew wages and related costs, the cost of insurance and vessel registry, expenses relating to repairs and maintenance, the costs of spares and consumable stores, lubricating oil, tonnage taxes, regulatory fees, technical management fees and other miscellaneous expenses. Factors beyond Energy Merger’s control, some of which may affect the shipping industry in general, including, for instance, developments relating to market prices for crew wages and insurance, may cause these expenses to increase. The technical vessel manager will establish an operating expense budget for each vessel and perform the day-to-day management of the vessels. Our Manager will monitor the performance of the technical vessel manager by comparing actual vessel operating expenses with the operating expense budget for each vessel. Energy Merger will be responsible for the costs of any deviations from the budgeted amounts.

Depreciation

Depreciation is the periodic cost charged to income representing the allocation of the cost of the vessel over the period of its useful life and is calculated based on a straight-line basis over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. A vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate per ton. Management generally will estimate the useful life of Energy Merger’s vessels to be 25 years from the date the vessel was originally delivered from the shipyard, or a useful life extending no later than the year 2015 with respect to single-hull vessels. The useful life of each vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

General and Administrative Expenses

We will reimburse our Manager for all reasonable general and administrative expenses incurred by it in carrying out its management responsibilities, including expenses incurred in providing administrative, accounting and legal and securities compliance services. Energy Merger expects general and administrative expenses to reflect the costs associated with running a public company, including fees to the independent members of our board of director, costs associated with investor relations, listing fees, fees to our registrar and transfer agent and increased legal and accounting costs related to compliance with the Sarbanes-Oxley Act of 2002.

Interest Expense

Energy Merger’s interest expense will initially represent interest expense under its credit facility. The amount of interest expense will be determined by the principal amount of the loans outstanding and prevailing interest rates. Energy Merger will defer financing fees and expenses incurred upon entering into its credit facility and will amortize them to interest and financing costs over the term of the underlying obligation.

Results of Operations

Energy Merger was incorporated on November 30, 2007 and has no operating history.

Liquidity and Capital Resources

Energy Merger’s working capital requirements relate to the operation of its fleet, including vessel operating expenses and debt service. Energy Merger’s operating cash flows will be generated from the charter agreements between the SPVs and the respective charterers. All of the SPVs other than Shinyo Jubilee Limited and Shinyo Kannika Limited had working capital deficits as of December 31, 2007. A working capital deficit means that current liabilities exceed current assets. Current liabilities are those which will fall due for payment within one year. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due in that period. We expect that for accounting purposes the majority of the SPVs will continue to show a working capital deficit upon and subsequent to completion of the Business Combination. However, we believe that the reflection of a working capital deficit under US GAAP does not accurately reflect the liquidity of the SPVs under their existing medium to long term charter agreements and we expect that each of the SPVs will have sufficient liquidity month-to-month to pay expenses as they become due.

The charter hire revenue of the SPVs that operate under time charter agreements is paid monthly in advance and is generally sufficient to provide the cash flow necessary to fund the planned operations of the SPVs and satisfy the debt obligations of each SPV as such obligations become due. Although the charter hire income is relatively predictable, such income is only recorded as revenue (and classified as a current asset) over the term of the charter as the service is provided. In general, the most significant current liability for each SPV is its current portion of long term debt, which is the portion of any long term loan payable within one year. Because at any given time an SPV will recognize the portion of long term debt payable within one year as a current liability, but it will not recognize charter hire income as revenue until the related service is provided, the SPVs generally will show a working capital deficit.

Charter hire revenue could be insufficient to fund an SPV’s operations for a number of reasons, including, but not limited to, unbudgeted periods of off-hire, loss of a customer, early termination of a charter agreement, delay in receipt of charter hire, increases in operating expenses or increases in the interest rate on an SPV’s floating rate debt. Management of each of the SPVs prior to the Business Combination, except for Shinyo Kannika Limited and Shinyo Jubilee Limited, has managed potential liquidity risk by obtaining a letter of support from the applicable owner of each SPV, confirming its intention to provide continuing and unlimited financial support to such SPV, so as to enable such SPV to meet its liabilities as and when they fall due. These letters of support will be terminated upon the completion of the Business Combination and the SPVs will no longer be in a position to benefit from the financial backing of their applicable current owners. There can be no assurance that we will have sufficient financial strength to provide a comparable level of financial support to the SPVs subsequent to the Business Combination.

In the event that an SPV’s charter hire revenue is not sufficient to fund its planned operations, we would seek the consent of our lenders to use up to $15,000,000 that is required to be held as a cash reserve under our term loan facility to fund its planned operations. In the event that our lenders were to refuse consent to our use of such funds or in the event that such funds are insufficient to permit one or more SPVs to fund its operations, we may be required to seek to raise additional capital, restructure or refinance our debt, sell tankers or other assets or reduce or delay capital investments. See “Risk Factors - Risks Relating to Energy Merger - The majority of the SPVs have working capital deficits, which means that their current assets on December 31, 2007 were not sufficient to satisfy their current liabilities as at that date.”

On February 11, 2008, Energy Merger and each of the SPVs entered into a committed term sheet with DVB Merchant Bank (Asia) Ltd., Fortis Bank S.A./N.V. and NIBC Bank Ltd. whereby the latter, subject to the approval of the Redomiciliation Merger and the Business Combination, will arrange a credit facility of up to $415,000,000 secured by, among other things, a first and second mortgage on the VLCCs. The credit facility will be divided into Loans A and B. The amount of Loan A will be $325,000,000 or 70% of the charter free fair market value of the five double hull VLCCs acquired in the Business Combination, whichever is lower. The amount of Loan B will be $90,000,000 or 60% of the charter free fair market value of the four single hull VLCCs acquired in the Business Combination, whichever is lower. See “Acquisition Financing.”

Energy Merger intends to draw down $415,000,000, or such lesser amount as may be available for draw down at the time of the Business Combination, under the credit facility on the effective date of the Business Combination to refinance the existing debt of the SPVs.

Capital Expenditures

The aggregate purchase price for the shares of the SPV is $778,000,000, consisting of $643,000,000 in cash (reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the Business Combination and subject to other closing adjustments) and 13,500,000 shares of common stock of Energy Merger. We expect to refinance $415,000,000 of indebtedness of the SPVs by drawing down our credit facility and will therefore require $228,000,000 of cash to complete the Business Combination. The source of funds to complete the acquisition will be funds in the Trust Account and any funds raised in the Business Combination Private Placement. However, in the event that holders of Energy Infrastructure common stock vote against the Business Combination Proposal and exercise their redemption rights, such funds may not be sufficient to complete the Business Combination. Accordingly, Energy Infrastructure may not have funds available to proceed with the Business Combination unless it is able to obtain additional equity financing. In the event that Energy Infrastructure stockholders approve the Business Combination but Energy Infrastructure does not have sufficient funds to complete the Business Combination, Energy Infrastructure currently intends to raise capital through additional debt or equity financing. See “Risk Factors - Risks Related to Energy Infrastructure -- Energy Infrastructure may not have sufficient funds to complete the Business Combination.”

Off-balance sheet arrangements

As of the date of this joint proxy statement/prospectus, Energy Merger does not have any off-balance sheet arrangements.

Critical Accounting Policies

Following the Business Combination, management expects to make certain estimates and judgments in connection with the preparation of Energy Merger’s financial statements, which will be prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, that affect the reported amount of assets and liabilities, revenue and expenses and related disclosure of contingent assets and liabilities at the date of Energy Merger’s financial statements. Actual results may differ from these estimates under different assumptions or conditions.

The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic and industry conditions, present and expected conditions in the financial markets. Management of Energy Merger will regularly reevaluate these significant factors and make adjustments where facts and circumstances dictate. The following is a discussion of the accounting policies that management of Energy Merger considers to involve a higher degree of judgment in their application.

Revenue Recognition

Eight of the vessels in our initial fleet will initially operate under time charter agreements and the ninth vessel will initially operate under a consecutive voyage charter agreement. In the future, the vessels may operate in the spot market or under pool trade arrangements. Revenues are recognized when the collectibility has been reasonably assured and voyage related and vessel operating costs are expensed as incurred.

Time charter revenues are recorded over the term of the charter as the service is provided. In addition, time charter agreements may include profit sharing arrangements pursuant to which the vessel owner is entitled to share profits generated from any sub-charter entered into by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of sub-charter rates over an agreed amount and recorded over the term of the sub-charter agreement.

The Company follows EITF 91-9 in accounting for voyage charter revenues. Voyage charter revenues are recognized based on the percentage of completion of the voyage at the balance sheet date. A voyage is deemed to commence upon the completion of discharge of the vessel’s previous cargo and is deemed to end upon the completion of discharge of the current cargo.

Revenues from a pool trade arrangement are accounted for on an accrual basis. The net income of a pool trade arrangement is shared among all participants based on the points awarded to each participant which are dependent on the age, design and other performance characteristics of the vessel of each participant. Shipping revenues and voyage expenses are pooled and allocated to each pool’s participants on a time charter equivalent basis in accordance with an agreed-upon formula. For vessels operating in pools or on time charters, shipping revenues are substantially the same as time charter equivalent revenues.

Vessel Lives and Impairment

The vessels owned by the SPVs that Energy Merger will acquire are secondhand vessels and the useful lives of these vessels vary from 8 to 22 years. The carrying values of these vessels may not represent their fair market value at any point in time since the market prices of second-hand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings. Historically, both charter rates and vessel values have been cyclical. The SPVs record impairment losses only when events occur that cause us to believe that future cash flows for any individual vessel will be less than its carrying value. The carrying amounts of vessels held and used by the SPVs are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of a particular vessel may not be fully recoverable. In such instances, an impairment charge would be recognized if the estimate of the undiscounted future cash flows expected to result from the use of the vessel and its eventual disposition is less than the vessel's carrying amount. This assessment is made at the individual vessel level since separately identifiable cash flow information for each vessel is available.

In developing estimates of future cash flows, management of the SPVs must make assumptions about future charter rates, ship operating expenses and the estimated remaining useful lives of the vessels. These assumptions are based on historical trends as well as future expectations. Although management of the SPVs believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective.

Management of the SPVs has evaluated the impact of the revisions to MARPOL Regulation 13G that became effective April 5, 2005 and the EU regulations that went into force on October 21, 2003 on the economic lives assigned to the fleet. Because four of the SPVs own single-hull vessels, the revised regulations may affect these four SPVs. Several Asian countries within which the SPVs operate have chosen to follow IMO guidelines for extension into 2015, significantly reducing the risk that these four SPVs will not be able to employ these vessels. However, following the spill of 10,800 tonnes of crude oil in South Korea in November 2007 by the single-hulled VLCC “Hebei Spirit”, there have been a number of announcements by South Korean government officials and refiners that suggest that South Korea may modify its policy towards single-hull vessels. If the economic lives assigned to the tankers prove to be too long because of new regulations or other future events, higher depreciation expense and impairment losses could result in future periods related to a reduction in the useful lives of any affected vessels. See “Risk Factors – Energy Merger’s fleet will include four single hull tankers which may be unable to trade in many markets after 2010, thereby adversely affecting Energy Merger’s overall financial position”

The table below sets forth Energy Merger’s estimated depreciation expense for each of the periods from July 1, 2008 to December 31, 2008, the one year period ended 2009 and the one year period ended 2010, and as adjusted to reflect the estimated depreciation expense that it would incur for such periods if the useful life of each of its single hull vessels were reduced to such vessel’s anniversary date in the year 2010.

Estimated Depreciation Expense			Estimated Depreciation Expense (as adjusted)
July 1 to December 31, 2008	Year ended 2009	Year ended 2010	July 1 to December 31, 2008	Year ended 2009	Year ended 2010

$8,511,339	$17,022,677	$17,022,677	$28,299,008	$56,598,016	$26,861,847

Quantitative and Qualitative Disclosure of Market Risk

Interest Rate Fluctuation

The committed term sheet with DVB Merchant Bank (Asia) Ltd., Fortis Bank S.A./N.V. and NIBC Bank Ltd. provides that Loan A will bear interest at LIBOR plus a margin of 1.0% to 1.30% depending on the ratio of the aggregate drawdown to the charter free fair market value of the double hull vessels, while Loan B will bear interest at LIBOR plus a margin of 1.75% to 2.75% depending on the ratio of the aggregate drawdown to the charter free fair market value of the single hull vessels.

Increasing interest rates could adversely affect Energy Merger’s future profitability. Assuming that $415,000,000 is drawn down on June 30, 2008, a 1% increase in LIBOR would result in an increase in interest expense of approximately $2,095,172 for the year ended December 31, 2008. Pursuant to the term sheet, Energy Merger intends to limit its exposure to interest rate fluctuations under its credit facility by entering into interest rate swaps.

The following table sets forth the sensitivity of our credit facility to a 1% increase in LIBOR for the period beginning June 30, 2008 through December 31, 2008 and the following five years on an annual basis.

Year	Amount
2008	$2,095,172
2009	$3,843,018
2010,	$3,306,694
2011	$2,589,983
2012	$2,261,677
2013	$1,903,353

Foreign Exchange Rate Risk

Energy Merger will generate all its revenue in U.S. dollars but its Manager will incur certain vessel operating expenses and general and administrative expenses in currencies other than the U.S. dollar. This difference could lead to fluctuations in Energy Merger’s vessel operating expenses, which would affect its financial results. Expenses incurred in foreign currencies increase when the value of the U.S. dollar falls, which would reduce Energy Merger’s profitability. Energy Merger’s management does not believe that foreign exchange fluctuations will have a significant impact on Energy Merger’s results of operations.

Inflation

Management of Energy Merger does not consider inflation to be a significant risk to direct expenses in the current and foreseeable economic environment.

Indebtedness and Contractual Obligations

As of December 31, 2007, Energy Merger’s pro forma long-term indebtedness and other known contractual obligations are summarized below, assuming the closing of the Redomiciliation Merger and Business Combination will occur on, and that the long-term bank loan will be drawn down by Energy Merger on, June 30, 2008.

	Payments due by period
Contractual obligations	Total		Less than 1 year		1-3 years		3-5 years		More than 5 years
Long-Term Bank Loan		$415,000,000		$20,300,000		$127,550,000		$66,150,000		$201,000,000
Interest Payments on Bank Loan
Loan A (1)		$77,607,560		$7,058,695		$25,744,753		$20,765,104		$24,039,009
Loan B (2)		$7,950,055		$2,243,101		$5,706,954		$0		$0
Management Fees payable to the Manager	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
Total	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]

(1)	Assuming a LIBOR of 2.78% and a margin of 1.50%.
(2)	Assuming a LIBOR of 2.78% and a margin of 2.25%.

THE OIL TANKER INDUSTRY

The information and data in this section relating to the international maritime transportation industry have been provided by Clarkson Research Services Ltd (“CRS”), a UK-based company providing research and statistics to the shipping industry. CRS based its analysis on information drawn from published and private industry sectors. These include CRS’ databases, the BP Statistical Review of World Energy, IEA Monthly Oil Market Reports, the U.S. the Shipping Intelligence Network and the Oil & Tanker Trades Outlook. Data is taken from the most recently available published sources and these sources do revise figures and forecasts over time.

CRS has advised us that (1) some industry data included in this discussion is based on estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available, (2) the published information of other maritime data collection experts may differ from this data, and (3) while CRS has taken reasonable care in the compilation of the industry statistical data and believe them to be correct, data collection is subject to limited audit and validation procedures.

Overview

For a number of decades oil has been one of the world’s most important energy sources. In 2006, the consumption of oil accounted for approximately 36% of world energy consumption. Oil demand has grown by 1.6% per year (compound annual growth rate, or CAGR) between 1999 and 2007, from approximately 75.8 million barrels per day, or bpd, to an expected 85.7 million bpd. This has primarily been the result of global economic growth. Some of the fastest demand growth in recent years has been recorded in China, India and the United States. However, an economic downturn could reduce the demand for oil and refined petroleum products, and also potentially affect tanker demand. Long-term growth in oil demand may also be reduced by a switching away from oil and/or a drive for increased efficiency in the use of oil as a result of environmental concerns and/or high oil prices.

The chart below illustrates the growth in oil demand in recent years, and the seasonality of changes:

Crude oil tankers transport crude oil from points of production to points of consumption, typically oil refineries. Customers include oil companies, oil traders, large oil consumers, refiners, government agencies and storage facility operators.

Product tankers can carry both crude and petroleum products, including crude oil, fuel oil and vacuum gas oil (often referred to as ‘dirty products’) and gas oil, gasoline, jet fuel, kerosene and naphtha (often referred to as ‘clean products’). They typically have cargo handling systems that are designed to transport several different refined products simultaneously and have coated (e.g. epoxy) cargo tanks which (a) assist in tank cleaning between voyages involving different cargoes and (b) protect the steel from corrosive cargoes.

Trading patterns are sensitive both to major geographical events and to small shifts, imbalances and disruptions at all stages from wellhead production through refining to end use. Seaborne trading distances are also influenced by infrastructural factors, such as the availability of pipelines and canal “shortcuts.” Although oil can also be delivered by pipeline or rail, the vast majority of worldwide crude and refined petroleum products transportation has been conducted by tankers because transport by sea is typically the only or most cost-effective method.

While there are a range of companies owning ships to meet their own seaborne transportation requirements, such as oil majors, the chartering of vessels for a specified period of time or to carry a specific cargo, or cargoes, is an integral part of the market for seaborne transportation, and the charter market is highly competitive. At present, the majority of independent operators charter tankers for single voyages at fluctuating rates based on existing tanker supply and demand. Competition is based primarily on the offered charter rate, the location, technical specification and quality of the vessel and the reputation of the vessel’s manager. Typically, charter party agreements are based on standard industry terms, which are used to streamline the negotiation and documentation processes.

Tanker charterhire and vessel values are strongly influenced by the supply of, and demand for tanker capacity. Supply and demand in the tanker market have been closely matched over the past five years. As a result of this tight supply and demand balance, charter rates for tankers have been volatile and have reached historically high levels, with geopolitical events that influence seaborne trading patterns, congestion and climatic events each having a visible influence on the freight markets.

The seaborne transportation of crude oil, refined petroleum products and edible oils is subject to regulatory measures focused on increasing safety and providing greater protection for the marine environment at global and local levels. Recent international regulations ratified or awaiting approval  include the United Nations’ International Maritime Organization (IMO) amended regulations in 2003 to accelerate the phase-out of tankers without double-hulls, limiting the transportation of fuel oil to double-hull vessels, and a limitation of the vessels that can be used for transportation of vegetable and other edible oils following a reclassification of chemical cargoes. As a result, oil companies acting as charterers, terminal operators, shippers and receivers are becoming increasingly selective with respect to the vessels they might accept, inspecting and vetting both vessels and shipping companies on a periodic basis.

In late 2007 and early 2008 a number of single hull tankers were either undergoing conversion or scheduled to carry out conversion to the dry cargo and offshore markets. Most of these vessels will undergo these conversions several years ahead of their phase out timetable under IMO regulations. It is difficult to accurately quantify the number of conversions that will take place but it could significantly limit the growth of the tanker fleet in 2008. Continued conversion activity will depend on a number of factors, including the market conditions in the tanker and dry cargo markets and the attitude of dry cargo charterers to converted ships.

Tanker Vessel Types

The global oil tanker fleet is generally divided into five major categories of vessels, based on carrying capacity. In order to benefit from economies of scale, tanker charterers transporting crude oil will typically charter the largest possible vessel, taking into consideration port and canal size restrictions and optimal cargo lot sizes. The five categories are shown in the table below.

Tanker Vessel Types

Class of Tankers	Cargo capacity (dwt)	Typical use
Ultra Large Crude Carriers ("ULCCs") Very Large Crude Carriers ("VLCCs")	> 320,000 200,000 - 319,999	Long-haul crude oil transportations from the Middle East Gulf and West Africa to Northern Europe, to the Far East and to the US Gulf.

Suezmax	120,000 - 199,999	Medium-haul of crude oil from the Middle East and West Africa to the United States and Europe.

Aframax	80,000 - 119,999
Short- to medium-haul of crude oil and refined petroleum products from the North Sea or West Africa to Europe or the East Coast of the United States, from the Middle East Gulf to the Pacific Rim and on regional trade routes in the North Sea, the Caribbean, the Mediterranean and the Indo-Pacific Basin.

Panamax	60,000 - 79,999	Short- to medium-haul of crude oil and refined petroleum products worldwide, mostly on regional trade routes.

Handymax	40,000 - 59,999	Short-haul of mostly refined petroleum products
Handysize	10,000 - 39,999	worldwide, usually on local or regional trade routes.

Source: Clarkson Research, January 2008

Oil Tanker Demand

Demand for oil tankers is dictated by world oil demand and trade, which is influenced by many factors, including international economic activity, geographic changes in oil production, processing and consumption, oil price levels, inventory policies of the major oil and oil trading companies and strategic inventory policies of countries such as the USA and China.

Tanker demand is a product of (a) the amount of cargo transported in tankers, multiplied by (b) the distance over which this cargo is transported. The distance over which oil is transported is the more variable element of the tonne-mile demand equation. It is determined by seaborne trading and distribution patterns, which are principally influenced by the locations of production and the optimal economic distribution of the production to destinations for consumption. Seaborne trading patterns are also periodically influenced by geo-political events that divert tankers from normal trading patterns, as well as by inter-regional oil trading activity created by oil supply and demand imbalances. Overall, both long haul and short haul production (as defined on the graph below) has increased since 1993, as can be seen in the graph below. Falling production in some mature short haul oil fields, such as the North Sea and South East Asia, has been offset by the increasing production capacity of the former Soviet Union. Long haul production increases have largely been driven by Saudi Arabia, which has the greatest spare production capacity and greatest proven reserves, and Iraq as the country recovers from war and domestic problems. The level of exports from the Middle East has historically had a strong effect on demand for tankers, particularly for VLCC.

Major consumers, including the United States, Europe and China, have been forced to diversify their supply as regional fields’ mature, resulting in continued growth in demand for long haul and short haul oil. In 2003 and 2004, global oil demand grew strongly, with, according to IEA statistics, particularly strong performances in 2003 (up 1.6m bpd), 2004 (up 3.0m bpd) and 2005 (up 1.7m bpd), and slightly more moderate demand growth in 2006 (up 1m bpd). The IEA have projected oil demand growth of 1.0m bpd to 85.7m bpd in 2007 and growth of 2.1m bpd to 87.8m bpd in 2008. Forecasting agencies have been revising downwards their oil demand figures as a result of worries over the impact of the credit crunch and related concerns surrounding the US economy, the high oil price and the possibility of this impacting economic growth and oil demand, subdued demand in the EU thought to be due to a milder than expected winter in 2007 and environmental concerns, and because of lower than expected demand in OECD Pacific nations.

Demand has been particularly propelled by a number of factors. Firstly, a resilient American economy which has performed strongly since the beginning of 2004. Between 2002 and 2007, US oil demand is estimated to have grown by almost 0.7 million bpd, to 20.8 million bpd. In early 2008 however, there are increasing concerns about the state of the US economy. Secondly, spectacular growth in China, which has surprised the market with its ever-increasing appetite for oil. Between 2002 and 2007, Chinese oil demand is estimated to have grown from 5.0m bpd to 7.5m bpd. Thirdly, to a lesser extent, this has also been true for India, where economic growth has expanded oil demand by 0.4 million bpd to 2.8m bpd over the same period. Finally the Middle East has seen a growth of 1.4m bpd demand between 2002 and 2007 to 6.6m bpd.

It is estimated that USA, China and India together accounted for almost 36% of global oil demand in 2007. The combined demand from these three countries alone is responsible for 45% of the total demand growth between 2002 and 2007. The majority of this demand growth has been imported by sea. Over this period however, the Middle East accounted for 17% of demand growth none of which was imported by sea of course.

The growth in demand for oil and the changing location of supply is helping to change the structure of the tanker market. Between 2002 and 2006, around 85% of new production was located in three regions; the former Soviet Union, the Arabian Gulf and West Africa (together these three regions already produce over 43% of global supply). This has meant that the average distance between producing and consuming regions will have changed. An increasing reliance on oil from the Middle East and West Africa is, in many cases, likely to increase the average haul distance.

The graph below shows the proportion of VLCC spot fixtures delivering to each area in 2007. It can be seen that the majority vessels, 57.1% by dwt, discharge in the Far East (defined as Japan, Korea, China, Taiwan, Philippines, Thailand and Malaysia). The majority of these vessels load in the Arabian Gulf. North America is the second largest destination area, and the third largest destination area is the Near East, which includes the Arabian Gulf Nations, Iran, Pakistan and India. These cargoes are all from the Arabian Gulf.

As shown in the following graph, total seaborne oil trade has increased from 1.6 billion tonnes in 1990 to an estimated 2.7 billion tonnes in 2007. Tonnage of oil shipped is primarily a function of global oil consumption, which is driven by economic activity as well as the long-term impact of oil prices on the location and related volume of oil production. Tonnage of oil shipped is also influenced by transportation alternatives (such as pipelines) and the output of refineries.

Over the past five years seaborne trade in crude oil has grown at an average rate of 3.2% per annum, and seaborne trade in refined petroleum products has grown at 6.3% per annum. These figures indicate that in general terms demand for world tanker tonnage is growing at a faster rate than global demand for oil, which implies that a larger proportion of global oil demand is being transported internationally by sea. The graph below compares annual percentage growth in crude tanker tonne miles and annual percentage growth in total world oil demand.

Oil Tanker Supply

The effective supply of oil tanker capacity is determined by the size of the existing fleet, the rate of deliveries of new buildings, and scrapping, as well as casualties, the number of combined carriers carrying oil, the number used as storage vessels and the amount of tonnage in lay-up. The carrying capacity of the international tanker fleet is a critical determinant in pricing for tanker transportation services.

World Crude Oil and Product Tanker Fleet By Vessel Size
		Fleet		% share	Average	% Double	Orderbook
Class	Size (Dwt)	Number	Million Dwt	of Dwt	Age (Years)	Hull (by Dwt)	No.	Million Dwt	% of fleet
ULCC/ VLCC	200,000 & above	504	148.3	38.5%	9.8	72.4%	177	54.3	36.6%
Suezmax	120,000-199,999	361	54.7	14.2%	9.6	84.2%	141	22.2	40.7%
Aframax	80,000-119,999	742	76.2	19.8%	9.9	84.6%	292	32.1	42.1%
Panamax	60,000-79,999	342	24.0	6.2%	9.3	81.6%	129	9.5	39.5%
Handymax	40,000-59,999	853	39.4	10.2%	9.2	83.8%	533	25.5	64.9%
Handysize	10,000-39,999	1,776	42.8	11.1%	13.8	64.2%	694	13.9	32.5%
Total		4,578	385.4	100.0%	11.2	77.3%	1,966	157.5	40.9%

Source: Clarkson Research, OTTO January 2008. Note: Includes ships above 10,000 dwt only.

The world tanker fleet (of 10,000 dwt and above) expanded from 275.4 million dwt at the beginning of 1996 to 385.4 million dwt at the start of 2008. That constituted a 40% expansion in 12 years. VLCCs are the largest sector by carrying capacity, making up 38.5% of the fleet in dwt terms.

The level of newbuilding orders is a function primarily of newbuilding prices in relation to current and anticipated charter market conditions. The orderbook indicates the number of confirmed shipbuilding contracts for newbuilding vessels that are scheduled to be delivered into the market and is an indicator of how the global supply of vessels will develop over the next few years. At the start of January 2008, the world tanker orderbook for vessels above 10,000 dwt was 157.5 million dwt, equivalent to a historically high 40.9% of the existing fleet. This is expected to lead to strong fleet growth, particularly in 2009, which may put downward pressure on charter rates. The tanker orderbook already currently contains vessels on order for delivery in 2012.

World Crude Oil and Product Tanker Orderbook By Vessel Size
		Orderbook (m. dwt)						Orderbook as % of Fleet
Class	Size (Dwt)	2008	2009	2010	2011	2012	Total	2008	2009	2010	2011	2012	Total
ULCC/ VLCC	200,000 & above	11.6	20.7	15.0	5.8	1.2	54.3	7.8%	13.9%	10.1%	3.9%	0.8%	36.6%
Suezmax	120,000-199,999	3.3	9.3	7.4	2.2		22.2	6.0%	17.0%	13.6%	4.0%	0.0%	40.7%
Aframax	80,000-119,999	8.5	11.4	9.2	3.0		32.1	11.2%	15.0%	12.1%	3.9%	0.0%	42.1%
Panamax	60,000-79,999	3.1	3.7	1.4	1.3		9.5	13.0%	15.3%	5.9%	5.3%	0.0%	39.5%
Handymax	40,000-59,999	8.5	8.4	6.3	2.2	0.2	25.5	21.6%	21.3%	16.0%	5.5%	0.5%	64.9%
Handysize	10,000-39,999	5.5	4.2	3.2	0.8	0.1	13.9	12.8%	9.9%	7.5%	1.9%	0.2%	32.5%
Total		40.5	57.7	42.6	15.2	1.5	157.5	10.5%	15.0%	11.0%	4.0%	0.4%	40.9%
Source: Clarkson Research, January 2008. Note: Includes ships above 10,000 dwt only.

At any point in time, the level of scrapping activity is a function primarily of scrapping prices in relation to current and prospective charter market conditions, as well as operating, repair and survey costs, which are in turn sometimes determined by industry regulations. Insurance companies and customers rely on the survey and classification regime to provide reasonable assurance of a tanker’s seaworthiness and tankers must be certified as “in-class” in order to continue to trade. Because the costs of maintaining a tanker in-class rise substantially as the age of the tanker increases, tanker owners often conclude that it is more economical to scrap a tanker that has exhausted its anticipated useful life than to upgrade it to maintain it in-class. Scrapping levels are also affected by industry regulations (see “Regulatory Environment” below).

Tanker demolition (above 10,000 dwt) averaged 16.6 million dwt between 2000 and 2003 but fell to 8.0 million dwt in 2004 and 4.0 million dwt in 2005 with a buoyant market encouraging owners to prolong the life of their elderly vessels. Despite record high scrap prices in 2006, demolition fell to 3.0m dwt. In 2007 very limited scrapping activity was seen as freight rates were at historically high levels. Only 3.0m dwt of tankers were sold for scrap with an average age of 28.8 years. However, a further 5.1m dwt of tankers were converted to other uses during 2007.

Regulatory Environment

Governmental authorities and international conventions have historically regulated the oil and refined petroleum products transportation industry and since 1990 the emphasis on environmental protection has increased. Legislation and regulations such as the United States Oil Pollution Act of 1990 (OPA 90), IMO protocols and classification society procedures demand higher-quality vessel construction, maintenance, repair and operations. This development has accelerated in recent years in the wake of several high-profile accidents involving 1970s-built ships of single-hull construction, including the “Erika” in 1999 and the “Prestige” in November 2002. A summary of selected regulations pertaining to the operation of tankers is shown in the table below.

Summary of Selected Shipping Regulations

Regulation	Introduced /Modified	Features

OPA 90	1989	Single-hull tankers banned by 2010 in the U.S. Double sided and double bottom tankers banned by 2015.

IMO MARPOL Regulation 13G	1992
Single-hull tankers banned from trading by their 25th anniversary.

All single-hull tankers fitted with segregated ballast tanks may continue trading to their 30th anniversary, provided they have had selected inspections.

New buildings must be double-hull.

IMO MARPOL Regulation 13G	2001	Phase-out of pre-MARPOL tankers by 2007. Remaining single-hull tankers phased-out by 2015.

IMO MARPOL Regulation 13G & 13H	2003
Phase-out of pre-MARPOL tankers by 2005. Remaining single-hull tankers phased-out by 2010 or 2015, depending on port and flag states.

Single-hull tankers over 15 years of age subject to Conditional Assessment Scheme.

Single-hull tankers banned from carrying heavy oil grades by 2005, or 2008 for tankers between 600 – 5,000 dwt.

EU 417/2002	1999
25 year old single-hull tankers to cease trading by 2007 unless they apply hydrostatic balance methods or segregated ballast tanks.

Single-hull tankers fitted with segregated ballast tanks phased-out by 2015.

EU 1723/2003	2003	Pre-MARPOL single-hull tankers banned after 2005. Remaining single-hull tankers banned after 2010. Single-hull tankers banned from carrying heavy oil grades by 2003.

MARPOL Annex II, International Bulk Chemical Code (IBC)	2004
Since January 1, 2007, vegetable oils which were previously categorized as being unrestricted will now be required to be carried in IMO II chemical tankers, or certain IMO III tankers that meet the environmental protection requirements of an IMO II tanker with regard to hull type (double hull) and cargo tank location.

Source: Clarkson Research, December 2007.

The increasing focus on safety and protection of the environment has led oil companies as charterers, terminal operators, flag states, shippers and receivers to become increasingly selective with respect to the vessels they charter, vetting both vessels and shipping companies on a periodic basis or not allowing these vessels into port. This vetting can include, but is not limited to, hull type, crewing, age and owner. Although these vetting procedures and increased regulations raise the operating cost and potential liabilities for tanker vessel owners and operators, they strengthen the relative competitive position of shipowners with higher quality tanker fleets and operations. Analysis of chartering in the entire market, shows that the level of single-hulled tonnage chartered by oil majors has dropped significantly in recent years.

The table below shows estimates of the number of UL/VLCC tankers due to be phased out under IMO Regulation 13G through 2010, alongside the current orderbook for delivery through 2010. The analysis assumes that the IMO phase-out program will be followed and that flag and port states will not allow extensions for single-hull vessels beyond 2010.

VLCC Tanker Phase-Out and Orderbook (assuming 2010 phase out)

	VLCC
	Phase-Out		Orderbook
	No	m dwt	No	m dwt
Pre 2008	1	0.23	-	-
2008	1	0.29	38	11.59
2009	2	0.62	67	20.67
2010	140	37.90	49	15.00
2011	1	0.23	19	5.80
2012	-	-	4	1.20
Total Phase-Out	145	39.27	177	54.25
Total Fleet	504	148.30
% of Fleet*		26.5%		36.6%

As of 1st January 2008.

Phase-out figures based on CRS estimates of IMO Reg 13G Phase-Out, February 1 2007. It assumes phase-out of all single-hull vessels at the 2010 deadline (although some vessels will benefit from possible extensions granted by flag and port states). Assumes double bottomed and double sided vessels will trade to 25 years. Assumes average demolition ages of 30 years for other vessels.

Vessels may continue to trade coastally.

Source: Clarkson Research Services Ltd

A number of countries or regions have announced that they will not allow the extended trading of non-double hull ships beyond 2010. These include the United States, European Union and Australia. Other countries, such as Japan, China and Singapore have indicated they will adopt a more flexible policy towards extensions. It is therefore possible that a significant proportion of single-hull ships will continue to trade beyond 2010, increasing the global supply of tanker capacity and putting downward pressure on rates. In addition, tankers may continue to trade in coastal domestic waters. Political decisions or oil spill incidents may change this flexible attitude. After the 1993 built, single hulled VLCC “Hebei Spirit” spilt 10,800 tonnes of crude in South Korea in November 2007, there have been a number of announcements by South Korean government officials and refiners that suggest they will modify their policy towards single hull vessels. See “Risk Factors – Risks Related to Energy Merger’s Industry — Energy Merger’s fleet will include four single hull tankers which may be unable to trade in many markets after 2010, thereby adversely affecting Energy Merger’s overall financial position.”

In addition to the above analysis a number of single hull tankers, the majority of which are VLCC, were either undergoing conversion or scheduled to carry out conversion to the dry bulk or offshore vessels. Most of these vessels will undergo these conversions several years ahead of their phase out timetable under IMO regulations. It is difficult to accurately quantify the number of conversions that will take place but it could significantly limit the growth of the tanker fleet in 2008.

Types of Employment

The charter market is highly competitive. Competition is based primarily on availability, the offered charter rate, the location and technical specification of the vessel and the reputation of the vessel and its manager. Typically, the agreed terms are based on standard industry charter parties prepared to streamline the negotiation and documentation processes. The most common types of employment structures for a tanker are:

•
Spot market: The vessel earns income for each individual voyage based on the cargo carried and owner pays for bunkers and port charges. Earnings are dependent on prevailing market conditions, which can be highly volatile. Idle time between voyages is possible depending on the availability of cargo and position of the vessel.

•
Contract of affreightment: Contracts of affreightment are agreements by vessel owners/operators to carry quantities of a specific cargo on a particular route or routes over a given period of time using ships chosen by the vessel owners/operators within specified restrictions. Contracts of affreightment function as a long-term series of spot charters, except that the owner is not required to use a specific vessel to transport the cargo, but instead may use any vessel at its disposal.

•
Time charter: A time charter is a contract for the hire of a vessel for a certain period of time, with the vessel owner being responsible for providing the crew and paying operating costs, while the charterer is responsible for fuel and other voyage costs. A time charter is comparable to an operating lease. Some time charters also have profit sharing arrangements, the details of which vary from charter to charter.

•
Bareboat charter: The ship owner charters the vessel to another company (the charterer) for a pre-agreed period and daily rate. The charterer is responsible for operating the vessel and for payment of the charter rates. A bareboat charter is comparable to a finance lease.

•
Pool employment: The vessel is part of a fleet of similar vessels, brought together by their owners in order to exploit efficiencies and benefit from a profit sharing mechanism. The operator of the pool sources different cargo shipment contracts and directs the vessels in an efficient way to service these contractual obligations. Pools can benefit from profit and loss sharing effects and the benefits of potentially less idle time through coordination of vessel movements, but vessels sailing in a pool will also be vulnerable to adverse market conditions.

The type of employment arrangement is determined by customer requirements for operational involvement and range of services, along with current market conditions.

Charter Rates & Asset Values

Seaborne crude oil and oil products transportation is a mature industry. The two main types of oil tanker operators are independent operators, both publicly listed and private companies, that charter out their vessels for voyage or time charter use and major oil companies (including state owned companies). At present, the majority of independent operators hire their tankers for one voyage at a time in the form of a spot charter at fluctuating rates based on existing tanker supply and demand. Oil tanker charter hire rates are sensitive to changes in demand for and supply of vessel capacity and consequently volatile. Pricing of oil transportation services occurs in a highly competitive global tanker charter market.

In recent years the tanker market has seen a much closer demand-supply balance than before. The slow removal of the large oversupply of tankers evident in the 1980s, combined with resurgent oil demand, led to the conditions experienced between 2004 and 2007 when the fine demand-supply balance led to increasing volatility and generally higher freight rates. During this period, there were a series of significant spikes in tanker rates; at the beginning of 2004, the summer/autumn of 2004, the autumn of 2005, the summer of 2006 and again in the winter of 2007. Various factors have contributed to these spikes: strong underlying economic and oil demand growth, strong seasonal demand, low stocks, strong Chinese and US demand, congestion, hurricanes, geopolitical events such as the Venezuelan shut down and bullish owner sentiment.

The following graph shows the historical development of VLCC spot earnings (for an early 1990s-built vessel).

Average timecharter equivalent earnings as calculated by Clarkson Research using the assumptions for VLCCs described in Shipping Intelligence Weekly. Data to January 2008. There is no guarantee that rates are sustainable and rates move up and down significantly.

Traditionally tanker timecharter activity has been low, especially when a high proportion of the tanker fleet was owned by the oil majors. More recently the oil companies have sought to spread the risk from carrying crude oil by engaging independent tanker owners. The average number of 1 year, 3 year and 5 year timecharters from 1993 to 2007 is around 164/year. However, between 1993 and 1998 the average was 124/year, and mainly the one year timecharter variety. Since then the three year variety has become popular, and the average number of three year time charters per year since 1998 is 49/year. Independent owners seek to lock in revenue during times of high freight rates by arranging timecharters, and this can be seen from the increase in 3 and 5 year time charters in 2006 in the graph below. Otherwise the independent owner prefers the flexibility of the spot market, to take advantage of any short term spike in spot rates and for the asset play opportunities. The Clarkson tanker fixture database has also noted an increasing number of VLCCs being taken on timecharter for longer-terms.

The table and graph below show the movements in various time charter rates for VLCC tankers:

Estimated owner's 1-year and 3-year time charter rates

	VLCC Tanker Rates
	300,000 d/h		280,000 s/h
	1-year $/day	3-year $/day	1-year $/day	3-year $/day
Av 2001	41,104		39,260	35,577
Av 2002	25,704	27,251	24,323	25,824
Av 2003	34,133	30,097	31,494	27,070
Av 2004	55,019	41,690	48,923	34,465
Av 2005	58,771	47,271	47,688	37,625
Av 2006	58,310	47,219	48,238	38,621
Av 2007	55,240	48,290	42,050	36,781

Dec-06	56,000	48,000	45,400	38,000
Jan-07	54,375	46,875	43,625	38,000
Feb-07	51,500	44,750	41,000	37,000
Mar-07	50,000	44,400	41,000	37,000
Apr-07	50,000	45,000	41,000	37,000
May-07	58,625	47,500	41,375	37,000
Jun-07	60,500	49,500	42,500	37,000
Jul-07	57,500	51,500	42,500	37,000
Aug-07	56,000	51,500	41,600	37,000
Sep-07	51,750	49,875	40,250	36,375
Oct-07	51,500	49,500	40,000	36,000
Nov-07	50,500	48,200	40,000	36,000
Dec-07	70,625	50,875	49,750	36,000

Source: Clarkson Research Services Ltd, January 1, 2008

The vessels used in these timecharter estimates are the two standard modern vessels in this market sector. Clarkson brokers estimate timecharter rates each week for these standard vessels, which is informed by transactions and ongoing negotiations associated with vessels of similar size. There is often a bid offer spread between owners and charters and the above reflects published owners prices.

The vessels used in these timecharter estimates are the two standard modern vessels in this market sector. Clarkson brokers estimate timecharter rates each week for these standard vessels, which is informed by transactions and ongoing negotiations associated with vessels of similar size. There is often a bid offer spread between owners and charters and the above reflects published owners prices.

Like vessel earnings, oil tanker asset values have also fluctuated over time. The second hand sale and purchase market for tankers is relatively liquid, with tankers changing hands between owners on a regular basis. Oil tanker second hand prices are influenced by potential earnings and as a result of trends in the supply of and demand for tanker capacity. The following graph shows the historical development of 5 year old second hand and newbuilding standard VLCC prices.

Newbuilding prices assume “European spec.”, 10/10/10/70% payments and “first class competitive yards” quotations.

There is a relationship between changes in asset values and the tanker charter market. A reduction in charter rates caused by a decrease in demand for and / or an increase in the supply of tanker vessels would reduce vessel prices, although there can be a lag in the change in vessel prices. The secondhand market is composed of two sectors: the market for vessels changing hands between owners and the market for the demolition of ships, with demolition breakers competing for vessels ready to be sold for scrap. The newbuilding market for ships is made up of owners looking to place contracts for new vessels, and the shipyards building them. Newbuilding prices increased significantly between 2003 and 2007, primarily as a result of increased tanker demand for new tonnage in response to increased demand for oil, higher charter rates, regulations requiring the phase-out of single-hull tankers, constrained shipyard capacity and rising steel prices (which contributed to a strong increase in shipyard costs). In addition, as a result of strong demand for other types of vessels, shipyard capacity, especially for large vessels, has been booked several years in advance, further contributing to the increased prices of newbuildings. In the medium term, shipbuilding capacity is growing strongly and may lead to weakening prices in a period of weaker shipbuilding demand.

Recent developments in the newbuilding and secondhand prices of standard VLCC tankers are shown below. From July to December 2007, four vessels sales have been publicly reported in the ‘modern’ (2000-built or younger) VLCC sector. Prices have varied between $137.5 million (in July 2007 for a 2002-built vessel) and $122 million (in December for a 2000 built vessel). In the fourth quarter of 2007, five 1990s built single hull VLCC sales were publicly reported. Prices varied between $32 million and $58.1 million. A number of these single hull vessels were reportedly sold for conversion and a correction in the dry cargo market could lead to this demand declining and decreasing single hull values.

Estimated Tanker Newbuilding and Secondhand Prices ($ in millions)

Start Year:	2002	2003	2004	2005	2006	2007	2008

300,000 dwt D/H newbuilding	70.0	65.5	79.0	120.0	122.0	130.0	146.0
300,000 dwt D/H Resale	-	-	-	-	140.0	138.0	155.0
300,000 dwt D/H 5-year-old vessel	58.0	60.0	72.0	110.0	120.0	117.0	138.0
250,000 dwt S/H 15-year old vessel	18.0	17.0	24.0	48.0	37.0	39.0	59.0

Source: Clarkson Research Services Ltd

Dates shown refer to contracting date for a newbuild. Vessel typically would not be delivered for another 30 - 36 months. NB prices relate to a theoretically 'standard' vessel which assumes "European spec", 10/10/10/70% payments and "first class competitive yards" quotations.

Based on broker estimates and actual sales assuming charter free, willing buyer / willing seller at the point in time indicated in the table. There is no guarantee that the prices are sustainable and readers should be aware that prices may move up and down significantly. Longer term trends are shown in the graph below.

DIVIDEND POLICY OF ENERGY MERGER

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, Energy Merger has agreed to pay dividends of $1.54 per share to Energy Merger's public stockholders by the end of the first year following the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing of the Business Combination that Energy Merger insiders shall have agreed, to waive any right to receive dividend payments in the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of these dividends. Dividends of $1.54 per share in the first year following the Business Combination should not be viewed as indicative of any dividend payments that Energy Merger will make in the future and there can be no assurances that Energy Merger will have the cash available for distribution of these dividends. See “Risk Factors – Risks Relating to Energy Merger’s Common Stock.” Investors should not rely on an investment in Energy Merger if they require dividend income. It is not certain that Energy Merger will pay a dividend and the return on an investment in Energy Merger, if any, may come solely from appreciation of its common stock, which is also not assured.”

The payment of dividends following the Business Combination will be in the discretion of Energy Merger’s board of directors and will depend on market conditions and Energy’s Merger’s business strategy in any given period. The timing and amount of dividend payments will be dependent upon Energy Merger’s earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its credit facility, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors. Energy Merger’s ability to pay dividends will be limited by the amount of cash it can generate from operations, primarily the charter hire, net of commissions, received by Energy Merger under the charters for its vessels during the preceding calendar quarter, less expenses for that quarter, consisting primarily of vessel operating expenses (including management fees), general and administrative expenses, debt service, maintenance expenses and the establishment of any reserves as well as additional factors unrelated to its profitability. These reserves may cover, among other things, future dry-docking, repairs, claims, liabilities and other obligations, interest expense and debt amortization, acquisitions of additional assets and working capital.

Because Energy Merger is a holding company with no material assets other than the shares of its subsidiaries which will directly own the vessels in Energy Merger’s fleet, Energy Merger’s ability to pay dividends will depend on the earnings and cash flow of its subsidiaries and their ability to pay dividends to Energy Merger. Energy Merger cannot assure you that, after the expiration or earlier termination of its charters, Energy Merger will have any sources of income from which dividends may be paid. If there is a substantial decline in the charter market, this would negatively affect Energy Merger’s earnings and limit its ability to pay dividends. In particular, Energy Merger’s ability to pay dividends is subject to its ability to satisfy certain financial covenants that may be contained in the credit facility that Energy Merger expects to enter into.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” since, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the Business Combination will have effective control of Energy Infrastructure through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through Energy Merger, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through Energy Merger) for the stock of Energy Infrastructure and a cash dividend equal to the cash portion of the consideration. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of Energy Infrastructure, and Energy Infrastructure’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in the three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

The following unaudited pro forma condensed combined financial information has been prepared assuming that the business combination has occurred at the beginning of the applicable period for pro forma statements of operations data and at the respective date for pro forma balance sheet data. Two different levels of approval of the acquisition by Energy Infrastructure's stockholders are presented, as follows:

•	Assuming No Redemption of Shares: This presentation assumes that no stockholders exercised their redemption rights; and

•
Assuming Redemption of 6,525,118 Shares (one share less than 30%): This presentation assumes that holders of 6,525,118 shares of Energy Infrastructure's outstanding common stock exercise their redemption rights.

The unaudited pro forma condensed combined information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined balance sheet as being indicative of the historical financial position that would have been achieved had the Business Combination been consummated as of this date. See “Risk Factors - Risks Relating to Energy Merger — The historical financial and operating data of the SPVs and the pro forma combined financial information of Energy Merger may not be representative of Energy Merger’s future results because Energy Merger has no operating history as a stand-alone entity or as a publicly traded company.”

Energy Infrastructure Acquisition Corp. and SPVs To Be Acquired
(to be known as Van Asia Tankers Corporation)
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2007

							Pro Forma					Pro Forma
	Aggregate						Combined					Combined
	SPVs	Energy					Companies	Additional Pro Forma				Companies
	to be	Infrastructure	Pro Forma				(with no	Adjustments for Redemption of				(with maximum
	Acquired	Acquisition	Adjustments and Eliminations				stock	6,525,118 Shares of Common Stock				stock
	(Note E)	Corp.	Debit		Credit		redemption)	Debit		Credit		redemption)

Assets
Current assets
Cash and cash equivalents	$34,204,816	$13,933	217,023,161	(1)	2,531,656	(2)	$20,624,724	45,150,720	(30)	64,619,129	(18)	$-
			50,000,000	(7)	10,478,729	(31)				1,156,315	(19)
			410,340,000	(12)	140,256,812	(26)
					243,683	(3)
					40,489	(17)
					443,120,000	(21)
			133,410	(23)	2,230,788	(28)
					92,188,439	(24)

Restricted cash	5,121,410	-			5,121,410	(23)	-					-
Money market funds - held in trust	-	217,023,161			217,023,161	(1)	-					-
Trade accounts receivable	5,763,099	-					5,763,099					5,763,099
Prepayments and other receivables	1,035,449	108,341					1,143,790					1,143,790
Supplies	1,888,739	-					1,888,739					1,888,739
Amounts due from related parties	4,100,412	-			2,458,879	(5)	-					-
					1,641,533	(29)
Total current assets	52,113,925	217,145,435					29,420,352					8,795,628
Restricted cash	10,012,000	-	4,988,000	(23)			15,000,000					15,000,000
Loans to related parties	57,700,000	-			32,500,000	(5)	-					-
					25,200,000	(29)
Deferred loan costs	1,203,540	-	4,660,000	(12)	1,203,540	(22)	4,660,000					4,660,000
Vessels, net	541,352,598	-	10,981,478	(25)			552,334,076					552,334,076
Intangible assets	-	-	686,428	(25)			686,428					686,428
Deferred acquisition costs	-	1,065,043	5,589,957	(15)	10,775,000	(32)	-					-
			4,120,000	(16)
Total assets	$662,382,063	$218,210,478					$602,100,856					$581,476,132

Liabilities
Current liabilities
Current portion of long-term bank loan	$52,195,000	$-	52,195,000	(21)	-		$-	-		-		$-
Current portion of DVB credit facility	-	-			40,600,000	(12)	40,600,000					40,600,000
Amounts due to related parties	8,640,471	-	6,998,938	(5)			-					-
			1,641,533	(29)
Amount due to Vanship	-	-	92,188,439	(24)	92,188,439	(5)	-					-
Accrued liabilities and other payables	18,284,132	381,672	243,683	(3)			18,422,121					18,422,121
Accrued acquisition costs	-	768,772	10,478,729	(31)	5,589,957	(15)	-					-
					4,120,000	(16)
Amounts due to underwriter	-	2,531,656	2,531,656	(2)			-	652,512	(34)	652,512	(18)	-
Deferred interest on funds held in trust	-	1,156,315	1,156,315	(4)			-					-
Accrued interest payable to shareholder	-	40,489	40,489	(17)			-					-
Convertible loans payable to shareholder	-	2,685,000	2,685,000	(6)			-					-
Deferred revenue	4,945,342	-			21,548	(25)	4,966,890					4,966,890
Derivative financial instruments	2,230,788	-	2,230,788	(28)			-					-
Total current liabilities	86,295,733	7,563,904					63,989,011					63,989,011
Long-term bank loan, excluding current portion	390,925,000	-	390,925,000	(21)			-					-
DVB credit facility, excluding current portion	-	-			374,400,000	(12)	374,400,000					374,400,000
Loans from related parties	145,348,380	-	120,148,380	(5)			-					-
			25,200,000	(29)
Deferred loan income	338,824	-	338,824	(22)			-					-
Deferred revenue	1,232,948						1,232,948					1,232,948
Total liabilities	624,140,885	7,563,904					439,621,959					439,621,959

Common stock subject to possible redemption	-	64,619,129	64,619,129	(4)			-	652,512	(18)	652,512	(34)	-

Equity funding replacement offering	-	-					-			45,150,720	(30)	45,150,720

Shareholders' equity
Common stock, $0.0001 par value	-	2,722			27	(6)	4,719	653	(18)			4,039
					500	(7)		27	(20)
					100	(11)
					1,350	(13)
					20	(33)

Ordinary shares	39	-	39	(27)			-					-
Paid-in capital in excess of par	-	155,571,903			64,619,129	(4)	106,798,994	64,618,476	(18)	27	(20)	42,180,545
			140,256,812	(26)	2,684,973	(6)
			20	(33)	51,549,500	(7)
			136,000	(8)	136,000	(8)
			136,000	(9)	136,000	(9)
					17,943,921	(10)
			18,298,722	(27)	10,309,900	(11)
			1,350	(13)	10,981,478	(25)
			36,644,786	(14)	664,880	(25)
			10,775,000	(32)
			1,550,000	(7)

Retained earnings (accumulated deficit)	56,539,900	(9,547,180)	864,716	(22)	1,156,315	(4)	55,675,184	1,156,315	(19)			54,518,869
			10,310,000	(11)	36,644,786	(14)
			17,943,921	(10)

Deemed distribution	(18,298,761)				18,298,761	(27)	-					-
Total shareholders' equity	38,241,178	146,027,445					162,478,897					96,703,453
Total liabilities and shareholders' equity	$662,382,063	$218,210,478					$602,100,856					$581,476,132

Pro Forma Adjustments and Eliminations:
(1)	To liquidate investments held in trust.
(2)
To pay deferred underwriters' compensation charged to capital at time of initial public offering but contingently payable until the consummation of a business combination of $2,413,215, plus interest accrued thereon of $118,441

(3)	To record payment of accrued Delaware franchise taxes to facilitate reincorporation to Marshall Islands.
(4)	To eliminate common stock subject to redemption and related deferred interest on the assumption that all shareholders approve of the proposed reverse merger.
(5)	To aggregate amounts due from and due to Vanship entities not being acquired. See payment recorded at entry (24) below.
(6)
To record conversion of Sagredos convertible loans into 268,500 units, each unit consisting of one share of common stock and one common stock purchase warrant, at a conversion price of $10.00 per unit.

(7)
To record Vanship purchase of up to 5,000,000 units, each unit consisting of one share of common stock and one common stock purchase warrant, at a purchase price of $10.00 per unit. (Valued at market price per unit at closing date, see note A below). Vanship has verbally indicated to Energy Infrastructure its intention to purchase all 5,000,000 units upon completion of the Business Combination, provided that the loan commitment from Energy Merger’s future lenders does not increase from the current $415 million amount. If developments in the credit market were to permit the borrowing of additional funds, Vanship would reconsider the purchase of all 5,000,000 units.

(8)
To record the surrender of 425,000 warrants held by Energy Corp., a company controlled by Sagredos. (Valued at market price per warrant at closing date, see note A below). The warrants were originally issued by the Company in a non-compensatory transaction.

(9)
To record the transfer of 425,000 warrants to Vanship. (Valued at market price per warrant at closing date, see note A below). As the warrants are considered to be a cost of the reverse merger, they will be accounted for as a direct charge to additional paid-in capital.

(10)
To record the termination of options held by Sagredos and Theotokis to purchase 3,585,000 shares of common stock at unamortized fair value. The fair value at date of issue was $34,917,900, less accumulated amortization of $16,973,979. The unamortized fair value of such options will be charged to operations at closing. The charge has not been reflected in the pro forma statement of operations since it is a non-recurring expense associated with compensation to Energy's former CEO, and is payable upon the closing of the Business Combination.

(11)	To record issue of 1,000,000 units, each unit consisting of one share of common stock and one common stock purchase warrant, to Sagredos. (Valued at market price per unit at closing date, see note A below, times 1,000,000 units). The fair value of such services will be charged to operations at closing. The charge has not been reflected in the pro forma statement of operations since it is a non-recurring expense
(12)	To record drawdown on DVB Merchant Bank (Asia) Ltd, Fortis Bank S.A./N.V. and NIBC Bank Ltd credit facility of $415,000,000, including loan origination costs of $4,660,000. Per the facility agreement, the first four quarterly installments are to be $10,150,000 each.
(13)	To record issue of 13,500,000 shares of common stock to Vanship in reverse merger transaction.
(14)	To eliminate historical accumulated deficit of accounting acquiree.
(15)	To accrue balance of EIAC estimated direct costs for the preparation and negotiation of the agreement related to Business Combination as follows:
Investment banking fees	$4,250,000
Legal fees	1,125,000
Fairness opinion fees	200,000
Due diligence fees	240,000
Valuation fees	60,000
Accounting fees	780,000
Total estmated costs	6,655,000
Less costs incurred to-date	(1,065,043)
Balance to accrue	$5,589,957
Total estimated costs do not include contingent underwriters fees of approximately $2,400,000 that are payable upon consummation of the Business Combination as these costs were incurred in connection with Energy's initial public offering and have already been provided for on Energy's books.
(16)	To accrue Vanship estimated direct costs for the preparation and negotiation of the agreement related to Business Combination as follows:
Legal fees	$2,640,000
Accounting fees	550,000
Filing fees	750,000
Miscellaneous costs	180,000
Total estmated costs	$4,120,000
(17)	To record payment of accrued interest due to Sagredos on shareholder loans.
(18)
To record redemption of 6,525,118 shares (one share less than 30%) of Energy Infrastructure Acquisition Corp. shares of common stock issued in the Company's initial public offering, at December 31, 2007 redemption value of $10 per share of which $0.10 per share represents a portion of the underwriter's contingent fee, which the underwriter's have agreed to forego for each share redeemed and which is included in amounts due to underwriter and has already been charged to additional paid-in capital. The number of shares assumed redeemed, 6,525,118, is based on one share less than 30% of the initial public offering shares outstanding prior to the merger and represents the maximum number of shares that may be redeemed without precluding the consummation of the merger.
(19)	To record the payment of interest earned on the trust account by the redeeming shareholders.
(20)
To record the surrender and cancellation of 270,000 shares of common stock held by Energy Infrastructure management in order to offset the resulting dilution to nonredeeming shareholders, assuming full redemption of 6,525,118 shares.
(21)	To record repayment of existing long-term bank debt financing.
(22)	To record write-off of deferred loan charges and credits related to existing long-term debt financing to be repaid.
(23)	To establish restricted cash balance pursuant to DVB Merchant Bank (Asia) Ltd, Fortis Bank S.A./N.V. and NIBC Bank Ltd loan covenants at $15,000,000. The excess of the aggregate of the SPVs’ existing restricted cash balance over the required restricted cash balance pursuant to the new loan facility is transferred to cash and cash equivalents.
(24)	To record repayment of debt to related parties.
(25)	To adjust the carrying value of three SPVs to be acquired to reflect the acquisition of the remaining 50% joint venture interest, concurrently with the Business Combination as follows:
	Shinyo	Shinyo	Shinyo
	Jubilee	Mariner	Sawako	Total
Fair value of the vessel (50%)	$20,000,000	$28,250,000	$31,250,000	$79,500,000
Deferred revenue / intangible assets (50%)	-	(1,251,787)	1,916,667	664,880
Fair value of net assets acquired	20,000,000	26,998,213	33,166,667	80,164,880
Cash consideration	(19,000,000)	(25,000,000)	(30,000,000)	(74,000,000)
Negative goodwill	1,000,000	1,998,213	3,166,667	6,164,880
Less : vessel	(1,000,000)	(1,998,213)	(3,166,667)	(6,164,880)

Adjusted cost of vessel (50%)	19,000,000	26,251,787	28,083,333	73,335,120
Carrying amount of vessel (50%)	(14,694,161)	(24,846,901)	(22,812,580)	(62,353,642)
Vessel, net	$4,305,839	$1,404,886	$5,270,753	$10,981,478

Amortization of deferred revenue / intangible assets:
Deferred revenue / intangible assets	$-	$(1,251,787)	$1,916,667
Amortization period (in months)		30	48

Deferred revenue / intangible assets:
Current portion	$-	$(500,715)	$479,167	$(21,548)
Non-current portion	-	(751,072)	1,437,500	686,428
Total	$-	$(1,251,787)	$1,916,667	$664,880
The fair value of net assets acquired include vessel and deferred revenue in respect of charter attached to these vessels. The allocation of fair value represents management's current best estimate, and may be subject to change when the valuation for purchase accounting is complete.
(26)	To record cash settlement paid to Vanship as follows:
Total consideration per the Agreement		$778,000,000
Plus net working capital of SPVs to be acquired:
Cash and restricted cash	$49,338,226
Receivables and prepayments	6,798,548
Supplies	1,888,739
Less accrued liabilities and other payables	(18,284,132)
Less deferred revenue	(4,945,342)	34,796,039
Less value attributed to non-cash amount, see (13) above		(135,000,000)
Total cash consideration		677,796,039
Less debt assumed and paid by Energy:
Related parties, see (24) above		(92,188,439)
Settlement of derivative, see (28) below		(2,230,788)
Long-term bank debt, see (21) above		(443,120,000)
Net cash paid to Vanship		$140,256,812

(27)	To eliminate deemed distribution and ordinary shares of SPVs against paid-in capital in excess of par.
(28)	To record payment in settlement of derivative financial instrument upon repayment of existing related long-term bank debt financing.
(29)	To eliminate intercorporate SPV receivables and payables for advances, loans and related interest.
(30)	To record equity funding replacement offering. See Note C below.
(31)	To record payment of EIAC and Vanship costs related to Business Combination.
(32)	To record charge-off of costs related to Business Combination.
(33)	To record issue of 200,000 shares of common stock at par value to Fortis Securities LLC in connection with Business Combination, pursuant to reverse merger accounting.
(34)	To record portion of deferred underwriters' fee forfeited to redeeming shareholders ($0.10 per share times 6,525,118 shares).

Pro Forma Notes:
(A)	The current market prices of Energy Infrastructure Acquisition Corp. common stock and common stock purchase warrants utilized in above calculations were as follows as of May 1, 2008:

Market price per share of common stock (EII)	$9.99
Market price per common stock warrant (EII-WT)	0.32
Total market price per unit	$10.31
(B)
The above pro forma balance sheet does not provide for costs, if any, as a result of the Company's redomiciliation. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" elsewhere in the merger proxy.

(C)
The equity funding replacement offering represents the capital to be raised to provide the cash necessary to fund the redemption amount of shareholders who elect to have their shares redeemed at closing.

The pro forma condensed combined financial statements do not give effect to any issuance of convertible preferred stock or other convertible securities that may ultimately be issued as part of the

Business Combination, as no determination has been made to date with respect to the specific provisions of such securities. See related risk factor "Energy Infrastructure may not have sufficient funds to complete the Business Combination" elsewhere in the merger proxy.

(D)	Pro forma entries are recorded to the extent they are a direct result of the Business Combination and are expected to have continuing future impact and are factually supportable.
(E)
The column entitled "Aggregate SPVs To Be Acquired" represents the sum of the historical financial statements of each respective SPVs, and does not purport to represent the financial position of the SPVs presented on a combined or consolidated basis under U.S. GAAP.

(F)
The pro forma condensed combined financial statements do not give effect to any issuance of convertible preferred stock or other convertible securities that may ultimately be issued as part of the Business Combination, as no determination has been made to date with respect to the specific provisions of such securities.

(G)
Vanship will be eligible to earn an additional 3,000,000 shares of common stock in each of the first and second 12-month periods following the merger (up to a total of 6,000,000 shares in the aggregate) based on the achievement of at least $75,000,000 of EBITDA (as defined) associated with the purchased vessels on an annual basis.

Upon issuance, the shares will be recorded as an adjustment to the accounting acquiree's basis in the reverse merger transaction, and will be treated as a stock dividend for accounting purposes.

Energy InfrastructureAcquisition Corp. and SPVs To Be Acquired
 (to be known as Van Asia Tankers Corporation)
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2007

	Aggregate SPVs to be Acquired	Energy Infrastructure Acquisition	Pro Forma Adjustments and Eliminations				Pro Forma Combined Companies(with no stock	Additional Pro Forma Adjustments for Redemption of 6,525,118 Shares of Common Stock		Pro Forma Combined Companies (with maximum stock
	(Note A)	Corp.	Debit		Credit		redemption)	Debit	Credit	redemption)

Operating revenue
Revenue	$125,333,278	$-			21,548	(9)	$125,354,826			$125,354,826

Operating expenses
Vessel operating expenses	22,572,283	-					22,572,283			22,572,283
Voyage expenses	7,047,758	-					7,047,758			7,047,758
Depreciation expenses	36,465,691	-	1,667,843	(9)			38,133,534			38,133,534
Write-off of drydocking cost	281,670	-					281,670			281,670
Management fee	1,042,865	-					1,042,865			1,042,865
Commission	2,908,530	-					2,908,530			2,908,530
Share-based compensation	-	11,639,300			11,639,300	(8)	-			-
General and administrative expenses	681,684	1,332,406					2,014,090			2,014,090
Termination charges	20,783,562	-					20,783,562			20,783,562
Total operating expenses	91,784,043	12,971,706					94,784,292			94,784,292
Operating income (loss)	33,549,235	(12,971,706)					30,570,534			30,570,534
Other income (expense)
Interest income	6,150,971	6,369,468	6,369,468	(3)			4,584,438			4,584,438
			1,566,533	(6)
Interest expense	(35,402,900)	(101,762)	526,667	(1)	33,938,129	(4)	(18,250,162)			(18,250,162)
			17,723,495	(2)	1,566,533	(6)
Write-off of deferred loan costs	(673,112)	-	1,183,583				(1,856,695)			(1,856,695)
Changes in fair value of derivatives	(2,230,788)	-					(2,230,788)			(2,230,788)
Other, net	(48,304)	-					(48,304)			(48,304)
Total other income (expense)	(32,204,133)	6,267,706					(17,801,511)			(17,801,511)
Net income (loss)	$1,345,102	$(6,704,000)					$12,769,023			$12,769,023

Net income per common share -
Basic							$0.27			$0.32
Diluted							$0.24			$0.28

Weighted average number of common shares outstanding (Note C) -
Basic							47,190,247			40,395,129
Diluted							52,771,589			45,976,471

Cash dividends paid per common share (Note B)							$1.16			$1.16

Pro Forma Adjustments:
(1)	To record amortization of deferred loan origination costs based on provisions of the loan agreements ($4,650,000 / 108 mo X 12 mo + $10,000 / 12 mo X 12 mo).
(2)	To record interest expense on the DVB Merchant Bank (Asia) Ltd, Fortis Bank S.A./N.V. and NIBC Bank Ltd credit facility assuming it had been in place from the beginning of the period presented.

Pursuant to the facility, interest is calculated based upon the 3 month LIBOR rate, plus an applicable margin, as defined in the agreement. LIBOR rate of 2.78% per annum, plus applicable rate of 1.5% for double hull (2.25% for single hull) utilized in calculation.

(3)	To eliminate interest income earned on funds held in trust.
(4)	To eliminate, effective January 1, 2007, interest expense on indebtedness to be repaid pursuant to the agreements.

SPVs to be acquired	$33,836,367
Energy Infrastructure Acquisition Corp.	101,762
$33,938,129

(5)	Not used
(6)	To eliminate intercorporate SPV interest income and expense on inter-SPV loan.
(7)	To record the incremental write-off of deferred loan costs related to loans outstanding at January 1, 2007, assuming the refinancing was completed at the beginning of the period.
(8)	To eliminate, effective January 1, 2007, the expense of terminated share-based compensation arrangements of Energy Infrastructure.
(9)	To adjust depreciation expense and revenue of three SPVs to reflect the acquisition of the remaining 50% joint venture interest, concurrently with the Business Combination as follows:

	Shinyo	Shinyo	Shinyo
	Jubilee	Mariner	Sawako	Total
Incremental depreciation expense:
Incremental cost of vessel (see pro forma
condensed combined balance sheet
adjustment (25))	$4,305,839	$1,404,886	$5,270,753	$10,981,478
Remaining useful life (in months)	62	96	96
Incremental annual depreciation	$833,388	$175,611	$658,844	$1,667,843

Incremental amortization of deferred revenue / intangible assts:
Incremental deferred revenue / intangible
assets (see pro forma condensed combined
balance sheet adjustment (25))	$-	$(1,251,787)	$1,916,667	$664,880
Amortization period (in months)	-	30	48
Incremental annual amortization	$-	$(500,715)	$479,167	$(21,548)

Energy Infrastructure Acquisition Corp. and SPVs To Be Acquired
 (to be known as Van Asia Tankers Corporation)
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2007

Notes:
(A)
The column entitled "Aggregate SPVs To Be Acquired" represents the sum of the historical financial statements of each respective SPV, and does not purport to represent the financial position of the SPVs presented on a combined or consolidated basis under U.S. GAAP.

(B)
The cash dividends paid per common share is the amount required under the share purchase agreement, however, such dividend may not be able to be paid if sufficient cash is not available or if the lenders under the credit facility place restrictions on the payment of dividends. The Energy Infrastructure insiders have agreed to waive dividends declared with respect to common shares held by them.

(C)	Although the purchase of 5,000,000 units by Vanship and the issuance of 1,000,000 units to Sagredos are directly attributable to the Business Combination,

such transactions are not expected to have a continuing impact on the post-transaction financial statements, and therefore have not been included in the unaudited pro forma condensed combined statements of operations presented herein, other than in the calculation of weighted average number of common shares outstanding.

(D)	Pro forma entries are recorded to the extent they are a direct result of the Business Combination and are expected to have continuing future impact.
(E)	No consideration has been given to the earn-out shares potentially issuable in the unaudited pro forma condensed combined statements of operations presented herein.
(F)
The pro forma condensed combined financial statements do not give effect to any issuance of convertible preferred stock or other convertible securities that may ultimately be issued as part of the Business Combination, as no determination has been made to date with respect to the specific provisions of such securities.

(G)
As the transaction is being accounted for as a reverse merger, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in conjunction with the Business Combination have been outstanding for the entire period.  If the maximum numbers of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

Energy Infrastructure Acquisition Corp. and SPVs To Be Acquired
(to be known as Van Asia Tankers Corporation)
Unaudited Pro Forma Sensitivity Analysis
December 31, 2007

	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Combined	Combined	Combined	Combined
	Companies	Companies	Companies	Companies
	(with no	(with 10%	(with 20%	(with maximum
	redemption)	redemption)	redemption)	redemption)

Number of shares redeemed	-	2,175,040	4,350,080	6,525,118

Assets

Current assets:
Cash and cash equivalents	$20,624,724	$0	$(0)	$0

Other current assets	$8,795,628	8,795,628	8,795,628	8,795,628
Total current assets	$29,420,352	$8,795,628	$8,795,628	$8,795,628

Noncurrent assets	572,680,504	572,680,504	572,680,504	572,680,504

Total assets	$602,100,856	$581,476,132	$581,476,132	$581,476,132

Liabilities
Current liabilities	$63,989,011	$63,989,011	$63,989,011	$63,989,011
Noncurrent liabilities	375,632,948	375,632,948	375,632,948	375,632,948
Total liabilities	439,621,959	439,621,959	439,621,959	439,621,959

Common stock subject to possible redemption	-	-	-	-

Equity funding replacement offering	-	1,300,431	23,225,585	45,150,720

Stockholders' equity	162,478,897	140,553,742	118,628,588	96,703,453

Total liabilities and stockholders' equity	$602,100,856	$581,476,132	$581,476,132	$581,476,132

STATEMENT OF FORECASTED RESULTS OF OPERATIONS AND CASH AVAILABLE FOR
DIVIDENDS, RESERVES AND EXTRAORDINARY EXPENSES

All of the information set forth below is for illustrative purposes only. The underlying assumptions may prove to be incorrect. Actual results will almost certainly differ, and the variations may be material. The information set forth below has not been prepared in accordance with United States generally accepted accounting principles. Energy Merger may have materially lower revenues, set aside substantial reserves or incur a material amount of extraordinary expenses. You should not assume or conclude that we will pay any dividends in any period.

Energy Merger does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Energy Merger has prepared the prospective financial information set forth below to present the forecasted cash available for dividends, reserves, and extraordinary expenses during Energy Merger's first full operating year. These financial forecasts have been prepared by the management of Energy Infrastructure and Energy Infrastructure has not received an opinion or any other form of assurance on it from any independent registered public accounting firm and the forecast has not been prepared in accordance with generally accepted accounting principles. The assumptions underlying the forecast are inherently uncertain and are subject to significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted. If Energy Merger does not achieve the forecasted results, Energy Merger may not be able to operate profitably, successfully implement its business strategy to expand its fleet or pay dividends to its stockholders in which event the market price of Energy Merger’s common shares may decline materially. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

You should not rely upon this prospective financial information as necessarily indicative of Energy Merger's future results and we caution you not to place undue reliance on this forecasted financial information. Neither Energy Merger's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, Energy Merger has agreed to pay dividends of $1.54 per share to Energy Merger's public stockholders by the end of the first year following the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing of the Business Combination that Energy Merger insiders shall have agreed, to waive any right to receive dividend payments in the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of these dividends. These dividend waivers will be made by stockholders holding approximately 55% of Energy Merger’s common stock (on an undiluted basis) in the first year following the Business Combination and accordingly, annual dividends of $1.54 per share should not be considered indicative of any dividend payments subsequent to the first anniversary of the Business Combination. Energy Merger intends to source the aforesaid dividend payments from Energy Merger's revenues from vessel operations. Energy Merger has prepared the forecasted financial information to present the cash that it expects to have available by the end of the first year following the consummation of the Business Combination, which is referred to herein as Energy Merger's first full operating year, for:

•	dividends;

•	expenses and reserves for vessel upgrades, repairs and drydocking;

•	expenses and reserves for further vessel acquisitions;

•	principal payments on the new credit facility;

•	reserves required by lenders under Energy Merger's loan agreements; and

•	reserves as Energy Merger's board of directors may from time to time determine are required for contingent and other liabilities and general corporate purposes.

Energy Merger calls these items "dividends, reserves and extraordinary expenses."

The actual results achieved during Energy Merger's first full operating year will vary from those set forth in the forecasted financial information, and those variations may be material. In addition, investors should not assume that the forecasted available cash for Energy Merger's first full operating year may be extrapolated to any other period. As disclosed under "Risk Factors," Energy Merger's business and operations are subject to substantial risks which increase the uncertainty inherent in the forecasted financial information. Many of the factors disclosed under "Risk Factors" could cause actual results to differ materially from those expressed in the forecasted financial information. The forecasted financial information assumes the successful implementation of Energy Merger's business strategy. No assurance can be given that Energy Merger's business strategy will be effective or that the benefits of Energy Merger's business strategy will be realized during its first full operating year, if ever.

The forecasted financial information should be read together with the information contained in "Risk Factors," " Management’s Discussion and Analysis of Financial Conditions and Results of Operations of the SPVs" and Energy Merger's financial statements contained herein.

The following table contains information based on assumptions regarding the fleet and the charter rates earned by the vessels during the first full year of Energy Merger's operations. As of the date of this joint proxy statement/prospectus, all of the vessels in the fleet other than the Shinyo Jubilee are committed under time charter agreements with international companies. Pursuant to these agreements, the SPVs provide a vessel to these companies, or charterers, at a fixed, per-day charter hire rate for a specified term. Under the agreements, the vessel owner is responsible for paying operating costs. The charterers, in addition to the daily charter hire, are generally responsible for the cost of all fuels with respect to the vessels (with certain exceptions, including during off-hire periods), port charges, costs related to towage, pilotage, mooring expenses at loading and discharging facilities and certain operating expenses. The charterers are not obligated to pay the applicable vessel owner charterhire for off-hire days, which include days a vessel is out-of-service due to, among other things, repairs or drydockings. Under the time charter agreements, the vessel owner is generally required, among other things, to keep the related vessels seaworthy, to crew and maintain the vessels and to comply with applicable regulations. The vessel owners are also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance coverage.

The vessel Shinyo Jubilee operates under a consecutive voyage charter agreement. Under the consecutive voyage charter agreement, the vessel owner is paid freight (per ton of crude oil) on the basis of moving crude oil from a loading port to a discharge port for multiple voyages through September 2009. The freight rate is based on a fixed Worldscale rate. The vessel owner is responsible for paying both operating costs and voyage costs and the charterer is generally responsible for any delay at the loading or discharging ports. Under the consecutive voyage charter agreement, the vessel owner is generally required, among other things, to keep the related vessel seaworthy, to crew and maintain the vessel and to comply with applicable regulations. The vessel owner is also required to provide protection and indemnity, hull and machinery, war risk and oil pollution insurance cover.

The charter rates provided in the following table are based on these charters. However there can be no assurance that each of Energy Merger's charterers will fully perform under the respective charters or that Energy Merger will actually receive the amounts anticipated. As a result, there can be no assurance that the vessels in the fleet will earn daily charter rates during Energy Merger's first full year of operations that are equal to those provided in the table below.

Vessel Name	Net Daily Charter Base Rate(1)		Net Daily Profit Share(2)		Total Daily Net Charter Revenue	Total Number of On-hire Days(3)	Net Annual Charter Revenue	Net Annual Profit Share Revenue	Total Annual Net Revenue
Shinyo Alliance	$29,700		$-		$29,700	360	$10,692,000		$10,692,000

C Dream
Current Charter concludes March 2009	28,322		-		28,322	267	7,570,000		7,570,000
Charter commencing March 2009 (4)	29,250		12,480	(5)	41,730	90	2,624,000	$1,119,000	3,743,000

Shinyo Kannika	38,025		7,556	(6)	45,581	357	13,575,000	2,697,000	16,272,000

Shinyo Ocean	38,400		8,000	(7)	46,400	357	13,709,000	2,856,000	16,565,000

Shinyo Jubilee	35,000	(8)	-		35,000	360	12,600,000		12,600,000

Shinyo Splendor	38,019		-		38,019	335	12,736,000		12,736,000

Shinyo Mariner	31,980		-		31,980	360	11,513,000		11,513,000

Shinyo Navigator	42,705		-		42,705	357	15,246,000		15,246,000

Shinyo Sawako	38,111		-		38,111	360	13,720,000		13,720,000
TOTAL									120,658,000

(1)
Net Daily Charter Base Rates are net of broker commission fees. Broker commissions are fees payable under a charter agreement to the parties that brokered the transaction between a vessel owner and a charterer.

(2)
Net Daily Profit Share is net of commission fees and assumes a daily average spot rate of $59,500, such figure being derived from the average Ras Tanura Chiba VLCC Average Weekly Earnings for Modern Tankers over the period beginning January 4, 2002 and ending December 14, 2007 as tracked and reported by Clarksons Research Services Limited.

(3)
Total Number of On-hire Days is based on 360 operating days per calendar year of expected operations, less three days of off-hire for intermediate surveys for C. Dream, Shinyo Kannika, Shinyo Navigator and Shinyo Ocean and 25 days of off-hire for a special survey for Shinyo Splendor. The average number of projected on-hire days per vessel in Energy Merger’s first full operating year is 356, as compared with a historical average of 348 per vessel from the later of January 1, 2004 and the date of delivery of each vessel to December 31, 2007. Nevertheless, management believes that 356 projected days of on-hire per vessel is a reasonable projection on the basis that the vessels Shinyo Alliance and Shinyo Mariner underwent substantially prolonged drydockings in 2006, and management does not anticipate similarly prolonged drydockings for any of the vessels in Energy Merger’s first full operating year. The projections relating to the number of on-hire days of each of the vessels are inherently uncertain and can be affected by, among other things, the time a vessel spends in drydocking for repairs, maintenance or inspection, equipment breakdowns or delays due to accidents, crewing strikes, certain vessel detentions or similar problems as well as our failure to maintain the vessel in compliance with its specifications and contractual standards or to provide the required crew. See “Risk Factors—Risks Related to Energy Merger—Energy Merger may face unexpected maintenance costs, which could adversely affect its cash flow and financial condition.”

(4)	Second time charter has been entered into and starts after expiry of first charter.
(5)
Subject to profit sharing provision in which actual annual net average daily time charter earnings between $30,001 and $40,000 are split equally between the SPV and charterer, and actual annual net average daily time charter earnings in excess of $40,000 are split 40% to SPV and 60% to charterer.

(6)	Subject to profit sharing provision in which income (referenced to the BITR) in excess of $44,000 per day is split equally between SPV and charterer.
(7)	Subject to profit sharing provision in which income (referenced to BITR3) in excess of $43,500 per day is split equally between the SPV and charterer.
(8)
Estimated Time Charter Equivalent, or TCE. Time charter equivalent is a measure of the average daily revenue performance of a vessel on a per voyage basis. Vanship’s method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days for the relevant time period. Net voyage revenues are voyage revenues minus voyage expenses. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract.

We expect that Energy Merger's expenses during the first full operating year will consist of:

•	Interest expense on Energy Merger's credit facility of $17,972,958. Energy Merger has assumed that:

-
Energy Merger will draw-down $325,000,000 under Loan A and $90,000,000 under Loan B of its term loan facility at the closing of the Business Combination and will make quarterly principal payments on Loan A in the amount of $4,650,000 and quarterly principal payments on Loan B in the amount of $5,500,000;

-	LIBOR will remain constant at 2.78% during Energy Merger’s first full operating year;

-	The margin on Loan A will be 1.50% and the margin on Loan B will be 2.25% throughout Energy Merger’s first full operating year;

Based on these assumptions, Energy Merger will have gross interest expense of $13,801,900 on Loan A and $4,171,058 on Loan B in its first full operating year, calculated as follows:

Loan A
	Principal Amount Outstanding	Libor plus Applicable Margin	Quarterly Interest Expense
First Operating Quarter	$325,000,000	4.28%	$3,554,778
Second Operating Quarter	320,350,000	4.28%	3,503,917
Third Operating Quarter	315,700,000	4.28%	3,377,990
Fourth Operating Quarter	311,050,000	4.28%	3,365,215
Total:			$13,801,900

Loan B
	Principal Amount Outstanding	Libor plus Applicable Margin	Quarterly Interest Expense
First Operating Quarter	$90,000,000	5.03%	$1,156,900
Second Operating Quarter	84,500,000	5.03%	1,086,201
Third Operating Quarter	79,000,000	5.03%	993,425
Fourth Operating Quarter	73,500,000	5.03%	934,532
Total:			$4,171,058

We have assumed, based on estimates prepared by management of Energy Merger, that Energy Merger will receive $1,141,000 interest income on its cash balances in its first full operating year, resulting in net interest expense of $16,832,000.

•
General and administrative expenses including directors' fees, office rent, travel, communications, insurance, legal, auditing and investor relations, professional expenses, which Energy Merger expects will equal $3,800,000.

Energy Merger does not expect to incur ordinary cash expenses other than those listed above, which Energy Merger calls its ordinary cash expenses. Energy Merger may, however, have unanticipated extraordinary cash expenses, which could include major vessel repairs and drydocking costs that are not covered by its management agreements, vessel upgrades or modifications that are required by new laws or regulations, other capital improvements, costs of claims and related litigation expenses or contingent liabilities.

Energy Merger will generate all its revenue in U.S. dollars but its Manager will incur certain vessel operating and general and administrative expenses in currencies other than the U.S. dollar This difference could lead to fluctuations in net income due to changes in the value of the U.S. dollar relative to other currencies. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, which would result in a decrease in Energy Merger's net income.

The table below sets forth the amount of cash that would be available during the first full year of operations to Energy Merger for dividends, reserves and extraordinary expenses in the aggregate based on the assumptions listed below. This amount is an estimate, as revenues and expenses may change in the future.

Energy Merger's assumptions for the first full operating year include the following:

•	Energy Infrastructure stockholders approve and authorize the Redomiciliation Merger and no stockholders exercise redemption rights.

•	The aggregate purchase price of the vessels in the fleet is $778,000,000.

•	Energy Merger will borrow $415,000,000 under its credit facility (refinance the existing debt of the SPVs).

•	Vanship purchases $50,000,000 of units in the Business Combination Private Placement.

•
The issuance of 1,000,000 units to Energy Infrastructure's President and Chief-Operating Officer (or any assignee thereof) in exchange for the cancellation of options to purchase an aggregate 2,688,750 shares of common stock, the issuance of 5,000,000 units to Vanship in connection with the Business Combination Private Placement and the issuance of 268,500 units upon the conversion of convertible loans aggregating $2,685,000.

•
Estimated average vessel operating expenses for the fleet of $6,548 per vessel per calendar day which includes management fees for all of the vessels payable to Energy Merger Management's technical manager. Univan, as the technical manager of the vessels has budgeted daily operating expense for each of the vessels in the initial fleet for fiscal year 2008. The estimated per vessel operating expense of $6,548 per day is an average of the budgeted operating expense of the vessels in the fleet, based on the fiscal year 2008 budgets and assuming a 5% increase in expenses in fiscal year 2009.

•
Energy Merger will calculate depreciation on the vessels on the straight-line method over the estimated useful life of each vessel, after taking into account its estimated residual value, from date of acquisition. Each vessel’s useful life is estimated as 25 years from the date originally delivered from the shipyard, or a useful life extending no later than the year 2015 with respect to single-hull vessels. Amortization comprises costs associated with drydocking of Energy Merger's vessels. Energy Merger will capitalize the costs associated with drydockings as they occur and amortizes these costs on a straight line basis.

•
Scheduled in-water intermediate surveys for the C. Dream, Shinyo Kannika, Shinyo Navigator, Shinyo Ocean and dry docking and special survey for the Shinyo Splendor will cost $2,851,000 in aggregate based on estimates provided by the vessels’ technical manager, Univan. Univan has estimated that intermediate surveys for C. Dream, Shinyo Kannika, Shinyo Navigator and Shinyo Ocean will cost $247,000, $278,000, $247,000 and $221,000, respectively, and that the special survey for Shinyo Splendor will cost $1,858,000. These estimates are based on historical costs that Univan has incurred in ship yards for similar types of maintenance. Estimated maintenance expenses are inherently uncertain and an estimated expense of $2,851,000 is based on the assumption that none of the vessels in Energy Merger’s fleet will require any unscheduled or unanticipated maintenance. See “Risk Factors—Risks Related to Energy Merger—Energy Merger may face unexpected maintenance costs, which could adversely affect its cash flow and financial condition.”

•	Energy Merger's first full operating year consists of 365 days and each of the vessels in the fleet will be owned by Energy Merger for 365 days.

•
Each of the vessels in the fleet upon delivery to Energy Merger will earn charter revenue and additional hire pursuant to applicable profit share provisions described in the table above, for the number of days set forth in the table above and Energy Merger's charterers will timely pay charter hire when due.

•	Energy Merger will not receive any insurance proceeds or other income.

•	Energy Merger will not purchase or sell any vessels and none of the vessels will suffer a total loss or constructive total loss or suffer any reduced hire or unscheduled off-hire time.

•	Energy Merger will have no other cash expenses or liabilities other than its estimated ordinary cash expenses.

•	Energy Merger will qualify for the exemption available under Section 883 under the Code and will therefore not pay any U.S. federal income taxes.

•	Energy Merger will not incur any additional indebtedness.

Other than management fees, interest expenses on Energy Merger's credit facility and directors' fees, which will be fixed for Energy Merger's first full operating year, none of Energy Merger's fees or expenses are fixed.

Statement of Forecasted Results of Operations and Cash Available for
Dividends, Reserves and Extraordinary Expenses during
Energy Merger's First Full Operating Year
(unaudited)
First Full Operating Year (in thousands of U.S. dollars)
Net Revenue	$120,658
Less: Operating expenses	(21,507)
Less: General and administrative expenses	(3,800)
Less: Depreciation & Amortization	(37,313)
Less: Net interest expense	(16,832)

Net Income	$41,206
Adjustments to reconcile net income to Estimated EBITDA:
Add:
Depreciation & Amortization	37,313
Interest expense	16,832

ESTIMATED EBITDA(1)	$95,351
Adjustments to reconcile estimated EBITDA to estimated cash available for distribution:
Less:
Cash interest expense	(16,832)
Maintenance capital expenses	(2,851)
Required debt Amortization	(40,600)

Plus:
Beginning unrestricted cash balance(2)	8,602

Forecasted Available Cash for Distribution	$43,671

Dividends to publicly held common shares outstanding(3)(4)	$32,536

Ending Unrestricted Cash Balance	$11,135
Total Ending Cash Balance Including Restricted Cash(5)	$26,135

(1)
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP, but is a measure that management believes is highly correlated to cash and useful for the purpose of reconciling expected cash earnings to cash available for distribution. Additionally, EBITDA will be used as a supplemental financing measure by management and by external users of our financial statements, such as investors. Due to the expectation that Energy Merger’s anticipated capitalization will include approximately 70% debt, management believes that EBITDA is useful to stockholders as a way to evaluate Energy Merger’s ability to service its debt, meet working capital requirements and undertake capital expenditures.

EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented above may not be comparable to similarly titled measures of other companies.

(2)
Does not include $15,000,000 that Energy Merger will be required to maintain as a cash reserve pursuant to the covenants under its credit facility. The beginning unrestricted cash balance of $8,601,563 assumes that (i) no Energy Infrastructure shareholders exercise their redemption rights in connection with the Business Combination or, in the event of redemptions, that Energy Merger sells a number of shares of its common stock to the public pursuant to this joint proxy statement/prospectus equal to the number of shares that are redeemed, (ii) Energy Infrastructure has $220,000,000 cash available in the Trust Account to fund the acquisition of the SPVs, (iii) Vanship purchases $50,000,000 of units in the Business Combination Private Placement, (iv) Energy Merger draws down $415,000,000 under its term loan facility, (v) the SPVs collectively have $2,963,437 of net working capital immediately prior and subsequent to the Business Combination and (vi) Energy Infrastructure incurs $15,435,000 in transaction related expenses in connection with the Business Combination. Based on these assumptions, the beginning unrestricted cash balance is calculated as follows:

In thousands of US$
Cash held in Trust Account	$220,000
Proceeds from term loan	415,000
Proceeds from Business Combination Private Placement	50,000
Cash portion of acquisition price	(643,000)
Cash reimbursement to Vanship for SPV working capital	(2,963)
Transaction related expenses payable by Energy Merger	(15,435)
Restricted working capital pursuant to term loan facility	(15,000)
Remaining cash	$8,602

(3)
Energy Merger cannot assure you that it will have available cash in the amounts presented above or at all, or that the lenders under its credit facility will not place restrictions on the payment of dividends.

(4)
Represents 20,925,000 shares that were purchased in Energy Infrastructure’s initial public offering (including shares purchased pursuant to the exercise of the underwriters’ over-allotment option) plus 202,500 shares to be released to Maxim upon closing of the Business Combination as compensation for its role as financial advisor to Energy Infrastructure, multiplied by the dividend of $1.54 per share during the first operating year in accordance with the dividend policy of Energy Merger. Vanship has agreed, and it is a condition to the closing of the Business Combination, that Energy Merger insiders will waive any right to receive dividend payments in the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of these dividends to Energy Merger’s public stockholders.

(5)	Includes $15,000,000 that Energy Merger will be required to maintain as a cash reserve pursuant to the covenants under its credit facility.

CAPITALIZATION OF ENERGY INFRASTRUCTURE

The following table sets forth the capitalization of Energy Infrastructure Acquisition Corp. as of December 31, 2007:

• on an actual basis;

• on an as adjusted basis giving effect to the Business Combination.

• on an as further adjusted basis giving effect to the Business Combination, the redemption of 6,525,118 common shares subject to possible redemption, and the equity funding replacement offering. The equity funding replacement offering represents the capital to be raised to provide the cash necessary to fund the redemption amount of shareholders who elect to have their shares redeemed at closing. The capitalization table does not give effect to any issuance of convertible preferred stock or other convertible securities that may ultimately be issued as part of the Business Combination, as no determination has been made to date with respect to the specific provisions of such securities, See related risk factor elsewhere in the merger proxy.

There have been no significant adjustments to Energy Infrastructure Acquisition Corp.'s capitalization since December 31, 2007, as so adjusted. You should read this capitalization table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the financial statements and related notes, and the unaudited pro forma condensed combined financial statements and related notes, all appearing elsewhere in this joint proxy statement/prospectus.

	As of December 31, 2007
	(in thousands)
			As Further
	Actual	As Adjusted	Adjusted

Debt:
Convertible loans payable to stockholder	$2,685	$-	$-
Long-term acquisition financing, including current portion of $40,600,000	-	415,000	415,000
Total debt	2,685	415,000	415,000

Common stock subject to possible redemption	64,619	-	-

Equity funding replacement offering	-	-	45,151

Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued
Common stock, $0.0001 par value, authorized - 89,000,000 shares; issued and outstanding - 27,221,747 shares, inclusive of shares subject to possible redemption
actual, 46,990,247 shares, as adjusted, and 40,195,129 shares, as further adjusted	3	5	4
Paid-in capital in excess of par	155,572	106,799	42,180

Retained earnings (deficit accumulated during the development stage)	(9,547)	55,675	54,519
Total stockholders' equity	146,028	162,479	96,703

Total capitalization	$213,332	$577,479	$556,854

RELATED PARTY TRANSACTIONS

Transactions in Connection with the Founding and Initial Public Offering of Energy Infrastructure

Private Placements. On December 30, 2005, Energy Infrastructure issued an aggregate of 5,831,349 shares of Energy Infrastructure’s common stock in a private transaction to the individuals set forth below for $25,000 in cash, at a purchase price of $0.004 per share, as follows:

Name	Number of Shares(l)	Relationship to Us
Arie Silverberg	583,134	Chief Executive Officer and Director
Marios Pantazopoulos	145,784	Chief Financial Officer and Director
George Sagredos	2,332,541	Chief Operating Officer, President and Director
Andreas Theotokis	2,040,972	Chairman of the Board of Directors and Director
Jonathan Kollek	583,134	Director
David Wong	145,784	Director

(1) All such numbers give retroactive effect to a 0.4739219-for-1 stock dividend effective as of April 21, 2006.

In June 2006, Mr. Sagredos transferred 397,778 of his shares to Marios Pantazopoulos for nominal consideration.

Each of Messrs. Sagredos and Theotokis subsequently transferred the shares owned by them to Energy Corp., a corporation formed under the laws of the Cayman Islands.

On July 18, 2006 an aggregate of 562,500 shares were surrendered for cancellation by certain of Energy Infrastructure’s stockholders.

The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before July 18, 2009. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Energy Corp., a corporation formed under the laws of the Cayman Islands, which is controlled by Energy Infrastructure’s President and Chief Operating Officer, purchased 825,398 units from Energy Infrastructure at a purchase price of $10.00 per unit in a private placement in accordance with Regulation S under the Securities Act of 1933. Mr. Sagredos originally agreed to purchase the 825,398 units from Energy Infrastructure in January 2006 pursuant to the terms of a subscription agreement, and subsequently assigned such rights to Energy Corp. in June 2006, which assumed such obligations pursuant to the terms of an Assignment and Assumption Agreement.

The holders of such units subscribed for in the Regulation S private placement have been granted demand and “piggy-back” registration rights with respect to the 825,398 shares, the 825,398 warrants and the 825,398 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the units sold in the Regulation S private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation S private placement may be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

The units purchased in the Regulation S private placement contain restrictions prohibiting their transfer until the earlier of a business combination or Energy Infrastructure’s liquidation. In addition, the holders of such units will agree to vote the shares of common stock included in such units in favor of a business combination brought to the stockholders for their approval, and to waive their respective rights to participate in any liquidation distribution occurring upon Energy Infrastructure’s failure to consummate a business combination.

Stockholder Loans. On October 6, 2005, Mr. Sagredos advanced a total of $300,000 to Energy Infrastructure to cover expenses related to Energy Infrastructure’s public offering, which loan, plus accrued interest, was repaid from the proceeds of the public offering. Mr. Sagredos made an additional loan to Energy Infrastructure in the amount of $475,000, four days prior to the effective date of the public offering. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to funds held in the Trust Account during the same period that such loan is outstanding, and principal and accrued interest is to be repaid from interest accrued on the Trust Account. Such loan has been repaid in full from the Trust Account.

In addition, four days prior to the effective date of the public offering, Robert Ventures Limited, a corporation formed under the laws of the British Virgin Islands controlled by George Sagredos loaned Energy Infrastructure an additional $2,550,000 in the form of a convertible loan. An additional loan in the amount of $135,000 was made by Robert Ventures Limited prior to the exercise of the over-allotment option. Such loans amounting to $2,685,000 in the aggregate bear interest at a per annum rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the quarterly period covered by such interest payment. We became obligated to make quarterly interest payments on such loans on the expiration of the first full quarter after the date that we had drawn down at least $1 million in accrued interest on the Trust Account to fund Energy Infrastructure’s working capital requirements. Such loans are due the earlier of Energy Infrastructure’s liquidation or the consummation of a business combination. Quarterly interest payments and the repayment of principal (if not earlier converted) will be made from interest accrued on the Trust Account. In addition, the principal of the convertible loan is convertible into units at a conversion price of $10.00 per unit, subject to adjustment, commencing two business days following Energy Infrastructure’s filing of a preliminary proxy statement with respect to a business combination. These securities have the same registration rights as the units to be sold in the Regulation S private placement. Pursuant to the terms of the Share Purchase Agreement, Mr. Sagredos has agreed to convert the convertible loans into 268,500 units concurrent with the completion of the Business Combination.

In the event the Business Combination is not completed, the repayment of the convertible loans is subordinate to the public stockholders receiving a minimum of $10.00 per share, subject to any valid claims by Energy Infrastructure’s creditors which are not covered by amounts in the Trust Account or indemnities provided by Energy Infrastructure’s officers and directors, in the event of Energy Infrastructure’s liquidation and dissolution.

Options. Energy Infrastructure granted Mr. Sagredos, Energy Infrastructure’s President and Chief Operating Officer and a director, concurrent with the closing of Energy Infrastructure’s public offering, options to purchase an aggregate of 2,688,750 shares of Energy Infrastructure’s common stock. The options will vest in four quarterly installments with 672,187 options vesting on each of the first three installments, and the remaining 672,189 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. We granted Mr. Theotokis, Energy Infrastructure’s Chairman of the board of directors, concurrent with the closing of Energy Infrastructure’s public offering, assignable options to purchase an aggregate of 896,250 shares of Energy Infrastructure’s common stock. The options will vest in four quarterly installments with 224,062 options vesting on each of the first three installments and the remaining 224,064 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. Each of the options, which is assignable, is exercisable for a five-year period from the date of vesting at an exercise price of $.01 per share, and contains cashless exercise provisions. In the event of a stock dividend, recapitalization, reorganization merger or consolidation, or certain other events, the exercise price and number of underlying shares of common stock may be adjusted. The shares of common stock underlying the options will be subject to a six-month holding period from the date of issuance. The vesting of the options following the consummation of the business combination is contingent upon each of Messrs. Sagredos and Theotokis remaining as an officer of Energy Infrastructure on each applicable quarterly vesting date. However, options that have already vested shall continue for their five-year term regardless of whether Mr. Sagredos continues to be an officer and/or director of Energy Infrastructure. When such shares are issued, we have agreed to use Energy Infrastructure’s best efforts to register such shares under the Securities Act of 1933. We will bear the expenses incurred in connection with the filing of any such registration statements.

All of the above-described options to purchase an aggregate of 3,585,000 shares of Energy Infrastructure common stock will be tendered for cancellation concurrent with the completion of the Business Combination.

Transactions in Connection with the Business Combination

Expenses. Energy Infrastructure will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Energy Infrastructure’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Energy Infrastructure, which will be reviewed only by Energy Infrastructure’s board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to Energy Infrastructure’s officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Energy Infrastructure’s existing stockholders, officers or directors who owned Energy Infrastructure’s common stock prior to the public offering, or to any of their respective affiliates for services rendered to Energy Infrastructure prior to or with respect to the business combination.

Options. In connection with the Business Combination, the options to purchase an aggregate of 2,688,750 shares of Energy Infrastructure’s common stock granted to Mr. Sagredos and the options to purchase an aggregate of 896,250 shares of Energy Infrastructure’s common stock granted to Mr. Theotokis will be tendered for cancellation.

Upon consummation of the Business Combination, Mr. Sagredos (or his assignees) shall receive 1,000,000 units of Energy Merger. Mr. Sagredos has agreed to transfer 500,000 of such units to Marios Pantazopoulos, Energy Infrastructure's chief financial officer and a director, and a director of Energy Merger.

Vanship Warrants. Under the Share Purchase Agreement, Energy Merger has agreed to effect the transfer of 425,000 warrants to purchase Energy Infrastructure common stock from one of Energy Infrastructure’s initial stockholders. Each warrant will be exercisable for one share of Energy Merger common stock with an exercise price of $8.00 per share. It is expected that these warrants will be transferred to Vanship by Robert Ventures Limited, an off-shore company controlled by Mr. George Sagredos.

Vanship Registration Rights. Under the Share Purchase Agreement, Energy Merger has agreed, with some limited exceptions, to include (i) the 13,500,000 shares of Energy Merger’s common stock comprising the stock consideration portion of the aggregate purchase price for the SPVs, and (ii) the shares of Energy Merger’s common stock underlying the 425,000 warrants that Mr. George Sagredos will transfer to Vanship in Energy Merger’s registration statement of which this joint proxy statement/prospectus is a part. We refer to these securities, collectively with the 6,000,000 shares of Energy Merger’s common stock that Vanship is eligible to earn in the two year period following the Business Combination based on certain revenue targets as the Registrable Securities. Energy Merger has also granted Vanship (on behalf of itself or its affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Energy Merger to register the Registrable Securities under the Securities Act of 1933, as amended, in the future. Under the Share Purchase Agreement, Vanship also has the right to require Energy Merger to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. Vanship will have the ability to exercise certain piggyback registration rights 180 days following the effective date of the Business Combination. In addition, in connection with the Business Combination Private Placement, Energy Merger will grant to Vanship certain demand and piggyback registration rights with respect to up to 5,000,000 units.

Business Combination Private Placement. Under the Share Purchase Agreement, Vanship has agreed to purchase up to 5,000,000 units from Energy Merger at a purchase price of $10.00 per unit, but only to the extent necessary to secure the acquisition financing described under the heading “Acquisition Financing.” Each unit will consist of one share of Energy Merger’s common stock and one warrant to purchase one share of Energy Merger’s common stock at an exercise price of $8.00 per warrant. The proceeds from such private placement, if any, are expected to be retained by Energy Merger and not contributed to the SPVs.

Transactions in Connection with Energy Merger

Management Agreement. Upon the closing of the Business Combination, Energy Merger expects to enter into a management agreement with the Manager, pursuant to which the Manager will provide the strategic, commercial, administrative, technical and crew management services necessary to support Energy Merger’s business. It is expected that the Manager will subcontract technical management of the vessels in Energy Merger’s fleet to its affiliate, Univan. Both the Manager and Univan were founded and are controlled by Captain C.A.J. Vanderperre. Captain Vanderperre will be the Chairman of Energy Merger’s board of directors upon completion of the Business Combination. He is also the Chairman and a co-founder of Vanship, the company from which Energy Merger will acquire its initial fleet.

DESCRIPTION OF ENERGY INFRASTRUCTURE SECURITIES

Given below is a summary of the material features of Energy Infrastructure’s securities. This summary is not a complete discussion of the certificate of incorporation and bylaws of Energy Infrastructure that create the rights of its stockholders. You are urged to read carefully this joint proxy statement/prospectus. We also refer you to Energy Infrastructure’s certificate of incorporation and bylaws, which have been filed as exhibits to SEC reports filed by Energy Infrastructure. Please see “Where You Can Find Additional Information.”

General

Energy Infrastructure is authorized to issue 89,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this joint proxy statement/prospectus, 27,221,747 shares of common stock are outstanding, held by nine record holders. No shares of preferred stock are currently outstanding.

Common stock

Energy Infrastructure stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for the Business Combination, Energy Corp. has agreed to vote an aggregate of 825,398 shares of Energy Infrastructure common stock acquired by them in the Private Placement and any shares of Energy Infrastructure common stock they may acquire in the future in favor of the Business Combination and thereby waive redemption rights with respect to such shares. All of Energy Infrastructure’s officers and directors have agreed to vote an aggregate of 5,268,849 shares of Energy Infrastructure common stock issued to them prior to our initial public offering in accordance with the vote of the holders of a majority of the shares issued in our initial public offering. Additionally, our officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If Energy Infrastructure is forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the Trust Account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our officers and directors have agreed to waive their rights to share in any distribution with respect to common stock owned by them if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the Trust Account if they vote against the Redomiciliation Merger, elect to exercise redemption rights and the Redomiciliation Merger is approved and completed. A stockholder who exercises redemption rights will continue to own any warrants to acquire Energy Infrastructure common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

There are no limitations on the right of non-residents of Delaware to hold or vote Energy Infrastructure’s common shares.

Preferred stock

Energy Infrastructure’s certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement entered into in connection with our initial public offering prohibits Energy Infrastructure, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the common stock on a business combination. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Energy Infrastructure.

Warrants

We have 21,750,398 warrants issued and outstanding and Energy Merger may issue up to an additional 6,000,000 warrants (as part of units) upon completion of the Business Combination. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of a business combination. Following the effectiveness of the Business Combination, our warrants will become exercisable. The warrants will expire on July 17, 2010 at 5:00 p.m., New York City time.

We may call the warrants for redemption

•	in whole and not in part;

•
at a price of $0.0001 per warrant at any time after the warrants become exercisable, subject to the right of each warrant holder to exercise his or her warrant prior to the date scheduled for redemption;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Energy Infrastructure. You should review a copy of the warrant agreement, which has been filed as an exhibit to SEC reports filed by Energy Infrastructure, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain definitive, pre-determined circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Energy Infrastructure, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We are a blank check company and therefore we have not paid any dividends on our common stock. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future, if the Redomiciliation Merger is not approved. Please read “Dividend Policy of Energy Merger.”

Transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF ENERGY MERGER SECURITIES

Energy Infrastructure stockholders who receive shares of Energy Merger in the merger will become stockholders of Energy Merger. Energy Merger is a corporation organized under the laws of the Republic of the Marshall Islands and is subject to the provisions of Marshall Islands law. Given below is a summary of the material features of Energy Merger’s securities. This summary is not a complete discussion of the articles of incorporation and bylaws of Energy Merger that create the rights of its stockholders. You are urged to read carefully the articles of incorporation and bylaws of Energy Merger which have been filed as exhibits to Energy Merger’s registration statement on Form F-1/F-4. Please see “Where You Can Find Additional Information.”

General

Energy Merger is authorized to issue 119,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this joint proxy statement/prospectus, 100 shares of common stock are outstanding. No shares of preferred stock are currently outstanding.

Common Stock

Upon consummation of the Business Combination, after giving effect to the issuance of 13,500,000 shares to Vanship in the Business Combination, the issuance of 1,000,000 units to Energy Infrastructure's President and Chief Operating Officer (or any assignee thereof), the issuance of 5,000,000 units to Vanship in connection with the Business Combination Private Placement and the issuance of 268,500 units upon the conversion of convertible loans aggregating $2,685,000, Energy Merger will have outstanding 46,990,247 shares of common stock, assuming that no stockholders vote against the Business Combination and exercise redemption rights. In addition, Energy Merger will have 28,018,890 shares of common stock reserved for issuance upon the exercise of the warrants. Under certain definitive, pre-determined circumstances, in the future, Energy Merger may issue up to an additional 6,000,000 shares of common stock to Vanship. See “Share Purchase Agreement—Purchase Price.”

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by Energy Merger’s board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of Energy Merger’s securities. All outstanding shares of common stock are, and the shares to be issued in the Redomiciliation Merger when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which Energy Merger may issue in the future.

There are no limitations on the right of non-residents of the Republic of the Marshall Islands to hold or vote Energy Merger’s common shares.

Preferred Stock

As of the date of this joint proxy statement/prospectus, Energy Merger is authorized to issue up to 1,000,000 shares of blank check preferred stock. The rights, designations and preferences of the preferred stock can be determined, and the shares can be issued, upon the authority of Energy Merger’s board of directors, without any further vote or action by Energy Merger’s stockholders.

The Share Purchase Agreement provides that, so long as Vanship owns at least 25% of the outstanding common stock of Energy Merger, Vanship will have the right to appoint one Class A, one Class B and one Class C director of Energy Merger. Energy Merger intends to amend its articles of incorporation, issue such shares of convertible preferred stock or other convertible securities and enter into such agreements with Vanship as are necessary to give effect to this right upon or prior to the completion of the Business Combination.

Warrants

Upon consummation of the Business Combination, each outstanding Energy Infrastructure warrant will be assumed by Energy Merger with the same terms and restrictions except that each will be exercisable for common stock of Energy Merger. For a description of the terms and restrictions, please read “Description of Energy Infrastructure Securities Warrants.”

Conflicts of Interest

Article Ninth of Energy Merger’s articles of incorporation addresses actual and potential conflicts of interest that may arise as a result of Vanship’s equity holding in Energy Merger and certain individuals serving as officers and directors of both Vanship (including its other subsidiaries) and Energy Merger. Generally, Vanship is entitled to engage in the same or similar business as Energy Merger and Energy Merger will not have any right to business opportunities known to or pursued by Vanship or its affiliates. Furthermore, Vanship will not have a duty to present business opportunities to Energy Merger. Similarly, directors and officers of both Vanship (including its other subsidiaries) and Energy Merger will not have a duty to present business opportunities to Energy Merger, unless they are expressly offered in writing to an individual solely in his capacity as a director or officer of Energy Merger. These provisions terminate upon (1) Vanship ceasing to control 10% of Energy Merger’s common stock voting power and (2) no person serving as a director or officer of both Vanship (including its other subsidiaries) and Energy Merger. A two-thirds majority vote of both the board of directors and stockholders of Energy Merger is necessary to amend Article Ninth of the Energy Merger articles of incorporation.

COMPARISON OF ENERGY INFRASTRUCTURE AND ENERGY MERGER STOCKHOLDER RIGHTS

In the Redomiciliation Merger, each share of Energy Infrastructure common stock, par value $0.0001 per share, will be converted into one share of Energy Merger common stock, par value $0.0001 per share, and each warrant to purchase shares of Energy Infrastructure will be assumed by Energy Merger and will contain the same terms and provisions except that each will be exercisable for shares of Energy Merger. Energy Infrastructure is a Delaware corporation. The rights of its stockholders derive from Energy Infrastructure’s certificate of incorporation and bylaws and from the DGCL. Energy Merger is a Marshall Islands corporation. The rights of its stockholders derive from Energy Merger’s articles of incorporation and bylaws and from the BCA.

The following is a comparison setting forth the material differences of the rights of Energy Infrastructure stockholders and Energy Merger stockholders. Certain significant differences in the rights of Energy Infrastructure stockholders and those of Energy Merger stockholders arise from differing provisions of Energy Infrastructure’s and Energy Merger’s respective governing corporate instruments. The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of Energy Infrastructure stockholders and those of Energy Merger stockholders. This summary is qualified in its entirety by reference to the DGCL and the BCA and to the respective governing corporate instruments of Energy Infrastructure and Energy Merger, to which stockholders are referred.

Objects and Purposes

Energy Infrastructure. The purposes and powers of Energy Infrastructure are set forth in the third paragraph of Energy Infrastructure’s certificate of incorporation. These purposes include any lawful act or activity for which corporations may be organized under the DGCL. Pursuant to Energy Infrastructure’s amended and restated certificate of incorporation, Energy Infrastructure will dissolve and liquidate its trust account to its public stockholders if it does not complete a business combination within 18 months after the consummation of its initial public offering (or within 24 months after the consummation of its initial public offering if certain extension criteria are satisfied).

Energy Merger. The purposes and powers of Energy Merger are set forth in the third paragraph of Energy Merger’s articles of incorporation. The purpose of Energy Merger is to engage in any lawful act or activity relating to the business of owning or operating tanker ships and other types vessels used as a means of conveyance and transportation by water, any other lawful act or activity customarily conducted in conjunction with waterborne shipping.

Authorized Capital Stock

Energy Infrastructure. Energy Infrastructure is authorized to issue 89,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of joint proxy statement/prospectus, 27,221,747 shares of common stock are outstanding and there are nine record holders. No shares of preferred stock are currently outstanding.

Energy Merger. Energy Merger is authorized to issue 119,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this joint proxy statement/prospectus, 100 shares of common stock are outstanding. No shares of preferred stock are currently outstanding.

Board of Directors

Energy Infrastructure. Under the DGCL, the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders of a Delaware corporation may create a classified board with staggered terms. A maximum of three classes of directors is allowed with members of one class elected each year for a maximum term of three years. There is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

Energy Infrastructure’s bylaws provide that its board of directors shall consist of not less than one nor more than nine members as designated from time to time by resolution of the board. Energy Infrastructure’s board of directors currently has five members. Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting of stockholders. Energy Infrastructure’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

Energy Infrastructure’s certificate of incorporation and bylaws do not provide for cumulative voting for the election of directors. If any vacancy occurs in the membership of the board of directors, it may be filled by a vote of the majority of the remaining directors then in office although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death or incapacity.

Energy Merger. The board of directors of Energy Merger is divided into three classes that are as nearly equal in number as possible. Class A Directors initially serve until the 2009 annual meeting of stockholders, Class B Directors initially serve until the 2010 annual meeting of stockholders, and Class C Directors initially serve until the 2011 annual meeting of stockholders. At each annual meeting of stockholders after the foregoing initial terms, the directors of each class are elected for terms of three years.

Pursuant to its bylaws, the board of directors of Energy Merger may, in the absence of an independent quorum, from time to time, in its discretion, fix amounts which shall be payable to members of the board of directors for attendance at the meetings of the board or committee thereof and for services rendered to Energy Merger.

The Share Purchase Agreement provides that, so long as Vanship owns at least 25% of the outstanding common stock of Energy Merger, Vanship will have the right to appoint one Class A, one Class B and one Class C director of Energy Merger. Energy Merger intends to amend its articles of incorporation, issue such shares of convertible preferred stock or other convertible securities and enter into such agreements with Vanship as are necessary to give effect to this right upon or prior to the completion of the Business Combination.

Special Meetings of Stockholders

Energy Infrastructure. Energy Infrastructure’s bylaws provide that a Special Meeting of stockholders may be called by a majority of the entire board of directors, or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders holding not less than a majority of all of the outstanding stock of Energy Infrastructure entitled to vote at such meeting.

Energy Merger. A special meeting of Energy Merger’s stockholders may be called at any time by the affirmative vote of sixty-six and two-thirds percent (66⅔%) or more of the members of the entire board of directors, or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Mergers, Share Exchanges and Sales of Assets

Energy Infrastructure. The DGCL generally requires a majority vote of the outstanding shares of the corporation entitled to vote to effectuate a merger. The certificate of incorporation of a Delaware corporation may provide for a greater vote. In addition, the vote of stockholders of the surviving corporation on a plan of merger is not required under certain definitive, pre-determined circumstances.

Energy Infrastructure’s certificate of incorporation provides that, in connection with a business combination, such as a merger, each outstanding share of common stock shall be entitled to one vote per share of common stock.

Energy Merger. The Marshall Islands Business Corporations Act, or the BCA, provides that a merger in which the Marshall Islands corporation is not the surviving corporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Marshall Islands corporation entitled to vote thereon. The BCA further provides that a sale, lease, exchange or other disposition of all or substantially all the assets of the Marshall Islands corporation, if not made in the usual or regular course of the business actually conducted by such Marshall Islands corporation, requires the affirmative vote of the holders of at least 66⅔% of the outstanding shares of capital stock of the Marshall Islands corporation entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event such authorization shall require the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Anti-takeover Provisions

Energy Infrastructure. Several provisions of Energy Infrastructure’s certificate of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen Energy Infrastructure’s vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Energy Infrastructure. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of Energy Infrastructure by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Energy Infrastructure’s certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Energy Infrastructure’s board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of its company or the removal of its management.

Energy Infrastructure’s certificate of incorporation provides for a board of directors serving staggered, three-year terms. Energy Infrastructure’s board of directors currently has five members. The classified board provision could discourage a third party from making a tender offer for Energy Infrastructure’s shares or attempting to obtain control of the company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for up to three years.

Energy Infrastructure’s certificate of incorporation and bylaws prohibit cumulative voting in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Energy Infrastructure’s bylaws provide that a special meeting of stockholders may be called by a majority of the entire board of directors, or the Chief Executive Officer, and shall be called by the Secretary at the request in writing of stockholders holding not less than a majority of all of the outstanding stock of Energy Infrastructure entitled to vote at such meeting. These provisions could prevent stockholders representing less than a majority of the outstanding stock of Energy Infrastructure from forcing the board of directors to call a special meeting which could discourage, delay or prevent a change of control of the company or the removal of management.

The DGCL contains provisions which prohibit corporations from engaging in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless: (1) prior to the time of the transaction that resulted in a stockholder becoming an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (3) at or subsequent to the date of the transaction that resulted in the stockholder becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested stockholder and an “interested stockholder” is any person or entity that beneficially owns 30% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

Energy Merger. Several provisions of Energy Merger’s articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen Energy Merger’s vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Energy Merger. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of Energy Merger by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Energy Merger’s articles of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Energy Merger’s board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of the company or the removal of management.

Energy Merger’s articles of incorporation provides for a board of directors serving staggered, three-year terms. The classified board provision could discourage a third party from making a tender offer for Energy Merger’s shares or attempting to obtain control of the company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for up to three years.

Energy Merger’s articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Energy Merger’s bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at Energy Merger’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Energy Merger’s bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

The BCA generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of stockholders is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Energy Merger’s articles of incorporation provide that the following provisions in the articles of incorporation may be amended only by an affirmative vote of 66⅔% or more of the outstanding shares of Energy Merger’s capital stock entitled to vote generally in the election of directors:

•	the board of directors shall be divided into three classes;

•	the directors are authorized to make, alter, amend, change or repeal the bylaws by vote not less than 66⅔% of the entire board of directors; and

•
the stockholders are authorized to alter, amend or repeal our bylaws by an affirmative vote of 66⅔% or more of the outstanding shares of Energy Merger’s capital stock entitled to vote generally in the election of directors.

Transfer Agent

The registrar and transfer agent for Energy Merger common stock and warrant agent for warrants exercisable for shares of Energy Merger is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

Energy Infrastructure’s common stock and warrants currently trade on the American Stock Exchange under the symbols “EII” and “EII.WS”, respectively. Energy Merger has applied to list its common shares and warrants on the American Stock Exchange under the symbols “_____” and “________”, respectively.

Dividends

Energy Infrastructure. The DGCL allows the board of directors of a Delaware corporation to authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

Energy Merger. Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon the payment of such dividends and dividends may be declared and paid out of surplus only; but in the case there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Declaration and payment of any dividend is subject to the discretion of Energy Merger’s board of directors. The timing and amount of dividend payments will be dependent upon Energy Merger’s earnings, financial condition, cash requirements and availability, restrictions in Energy Merger’s loan agreements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors. The payment of dividends is not guaranteed or assured, and may be discontinued at any time at the discretion of Energy Merger’s board of directors. Because Energy Merger is a holding company with no material assets other than the stock of its subsidiaries, Energy Merger’s ability to pay dividends will depend on the earnings and cash flow of its subsidiaries and their ability to pay dividends to Energy Merger. If there is a substantial decline in the charter market, Energy Merger’s earnings would be negatively affected, thus limiting its ability to pay dividends.

Indemnification of Directors and Officers and Limitation of Liability

Energy Infrastructure. The DGCL classifies indemnification as either mandatory indemnification or permissive indemnification. A Delaware corporation is required to indemnify a present or former director or officer against expenses actually and reasonably incurred in an action that the person successfully defended on the merits or otherwise.

Under the DGCL, in non-derivative third-party proceedings, a corporation may indemnify any director, officer, employee or agent who is or is threatened to be made a party to the proceeding against expenses, judgments and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in the best interests of and not opposed to the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any director, officer, employee or agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the corporation; however, indemnification is not permitted with respect to any claims in which such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses.

Unless ordered by a court, the corporation must authorize permissive indemnification for existing directors or officers in each case by: (i) a majority vote of the disinterested directors even though less than a quorum; (ii) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (iii) independent legal counsel in a written opinion; or (iv) the stockholders. The statutory rights regarding indemnification are non-exclusive; consequently, a corporation can indemnify a litigant in circumstances not defined by the DGCL under any bylaw, agreement or otherwise, subject to public policy limitations.

Under the DGCL, a Delaware corporation’s certificate of incorporation may eliminate director liability for monetary damages for breach of fiduciary duty except: (i) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law; (ii) a breach of the duty of loyalty; (iii) improper personal benefits; or (iv) certain unlawful distributions.

Energy Infrastructure’s certificate of incorporation and bylaws provide that any director, officer, employee or agent shall be indemnified to the fullest extent authorized or permissible under Delaware law, provided that such person acted in good faith and in a manner which he believed to be in, or not opposed to, the best interests of Energy Infrastructure, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In order to be indemnified, such indemnification must be ordered by a court or it must be decided by a majority vote of a quorum of the whole Energy Infrastructure board of directors that such person met the applicable standard of conduct set forth in this paragraph.

Energy Infrastructure’s certificate of incorporation provides that a director shall not be personally liable to the corporation or its stock holders for monetary damages for breach of fiduciary duty as a director; provided however, that nothing in the certificate of incorporation shall eliminate or limit the liability of any director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Energy Merger. Energy Merger’s bylaws provide that any person who is or was a director or officer of Energy Merger, or is or was serving at the request of Energy Merger as a director or officer of another corporation, partnership, joint venture, trust or other enterprises shall be entitled to be indemnified by Energy Merger upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Energy Merger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Energy Infrastructure and Energy Merger have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Amendments to Certificate of Incorporation and Bylaws

Under the DGCL, under the following circumstances, a class of stockholders has the right to vote separately on an amendment to a Delaware corporation’s certificate of incorporation even if the certificate does not include such a right: (i) increasing or decreasing the aggregate number of authorized shares of the class (the right to a class vote under this circumstance may be eliminated by a provision in the certificate); (ii) increasing or decreasing the par value of the shares of the class; or (iii) changing the powers, preferences, or special rights of the shares of the class in a way that would affect them adversely. Approval by outstanding shares entitled generally to vote is also required. Under the DGCL, a corporation’s certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL.

The BCA provides that notwithstanding any provisions in the articles of incorporation, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, and in addition to the authorization of an amendment by a vote of the holders of a majority of all outstanding shares entitled to vote thereon, the amendment shall be authorized by a vote of the holders of a majority of all outstanding shares of the class if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of this section.

Energy Infrastructure. Energy Infrastructure’s certificate of incorporation may be amended if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment. Energy Infrastructure’s bylaws may be amended or repealed, and new bylaws may be adopted, either (i) by the affirmative vote of the holders of a majority of the outstanding stock of Energy Infrastructure, or (ii) by the affirmative vote of a majority of the board of directors of Energy Infrastructure.

Energy Merger. Generally, the BCA provides that amendment of Energy Merger’s articles of incorporation may be authorized by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders or by written consent of all stockholders entitled to vote thereon. Energy Merger’s bylaws may be amended by the affirmative vote of 66⅔% of entire board of directors, or by the affirmative vote of the holders of 66⅔% or more of the outstanding shares of stock entitled to vote thereon (considered for this purpose as one class).

COMPARISON OF MARSHALL ISLANDS CORPORATE LAW TO DELAWARE CORPORATE LAW

Energy Merger’s corporate affairs are governed by Energy Merger’s amended and restated articles of incorporation, amended and restated bylaws and the Business Corporation Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as stockholder rights plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we can not predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the DGCL relating to stockholders’ rights.

Marshall Islands		Delaware

Stockholder Meetings

•	May be held at a time and place as designated in the bylaws	•	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors

•	May be held within or outside the Marshall Islands	•	May be held within or outside Delaware

•	Notice:	•	Notice:

•
Whenever stockholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting
•
Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at such meeting

	• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting		• Written notice shall be given not less than ten nor more than 60 days before the meeting

Stockholder’s Voting Rights

•	Any action required to be taken by meeting of stockholders may be taken without meeting if consent is in writing and is signed by all the stockholders entitled to vote	•	Stockholders may act by written consent to elect directors

•	Any person authorized to vote may authorize another person or persons to act for him by proxy	•	Any person authorized to vote may authorize another person or persons to act for him by proxy

•
Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting
•
For stock corporations, certificate of incorporation or bylaws may specify the number of members necessary to constitute a quorum but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specifications, a majority of shares entitled to vote at the meeting shall constitute a quorum

•	The articles of incorporation may provide for cumulative voting	•	The certificate of incorporation may provide for cumulative voting

Marshall Islands		Delaware

Limits on Rights of Non-Resident or Foreign Stockholders to Hold or Exercise Voting Rights

•	There are no limits on the rights of non-resident or foreign stockholders to hold or exercise voting rights.	•	There are no limits on the rights of non-resident or foreign stockholders to hold or exercise voting rights.

Right to Inspect Corporate books

•
Any stockholder may during the usual hours of business inspect, for a purpose reasonably related to his interests as a stockholder, and make copies of extracts from the share register, books of account, and minutes of all proceedings.
•
Any stockholder, in person or through an agent, upon written demand under oath stating the purpose thereof, has the right during usual business hours to inspect for any proper purpose and make copies or extracts from the corporation’s stock ledger, a list of its stockholders, and books and records.

•	The right of inspection may not be limited in the articles or bylaws.

Indemnification

•
For actions not by or in the right of the corporation, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action or proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
•
For actions not by or in the right of the corporation, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Duties of Directors and Officers

•
Directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. They may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.
		•	Directors owe a duty of care and a duty of loyalty to the corporation and have a duty to act in good faith.

Right To Dividends

•
A corporation may declare and pay dividends in cash, stock or other property except when the company is insolvent or would be rendered insolvent upon payment of the dividend or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation. Dividends may be declared and paid out of surplus only, but if there is no surplus dividends may be paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.
		•	Directors may declare a dividend out of its surplus, or, if there’s no surplus, then generally out of its net profits for the year in which the dividend is declared and/or the preceding fiscal year.

Marshall Islands		Delaware

Bylaws

•
Except as otherwise provided in the articles of incorporation, bylaws may be amended, repealed or adopted by a vote of stockholders. If so provided in the articles of incorporation or in a stockholder approved bylaw, bylaws may also be amended, repealed, or adopted by the board of directors, but any bylaw adopted by the board of directors may be amended or repealed by the stockholders.
•
After a corporation has received any payment for any of its stock, the power to adopt, amend, or repeal bylaws shall be in the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Removal of Directors

•
Any or all of the directors may be removed for cause by a vote of the stockholders or if the articles of incorporation or bylaws so provide, by the board. If the articles of incorporation or bylaws so provide, directors may be removed without cause by vote of the stockholders.
•
Any or all directors on a board without staggered terms may be removed with or without cause by the affirmative vote of a majority of shares entitled to vote in the election of directors unless the certificate of incorporation otherwise provides. Directors on a board with staggered terms generally may only be removed for cause by the affirmative vote of a majority of shares entitled to vote in the election of directors.

Directors

•	Board must consist of at least one member	•	Board must consist of at least one member

•	Number of members can be changed by an amendment to the bylaws, by the stockholders, or by action of the board under the specific provisions of a bylaw	•
Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

•	If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)

•
Unless a greater proportion is required by the articles of incorporation, a majority of the entire board, in person or by proxy, shall constitute a quorum for the transaction of business. The bylaws may lower the number required for a quorum to one-third the number of directors but no less
•
A majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors but no less.

Dissenter’s Rights of Appraisal

•	Stockholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares	•	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in certain mergers or consolidations

•
A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

• Alters or abolishes any preferential right of any outstanding shares having preference; or

Marshall Islands		Delaware

• Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

• Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

• Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class

Stockholder’s Derivative Actions

•
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.
•
In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.

•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic.

•	Attorney’s fees may be awarded if the action is successful.

•
Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

Class Actions

•	Rule 23 of Marshall Islands Rules of Civil Procedure allows for class action suits in the Marshall Islands and is modeled on the federal rule, F.R.C.P. Rule 23.		Rule 23 of the Delaware Chancery Court Rules allows for class action suits in Delaware and is modeled on the federal rule, F.R.C.P. Rule 23.

TAXATION

Material United States Federal Income Tax Considerations

General

In the opinion of Loeb & Loeb LLP, the following are the material U.S. federal income tax consequences of the Business Combination to Energy Merger, of the Redomiciliation Merger to Energy Infrastructure and the holders of our common stock and warrants (which we refer to collectively as our “securities”), and of owning common stock and warrants in Energy Merger following the Redomiciliation Merger and Business Combination. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” This discussion does not consider the tax treatment of partnerships or other pass-through entities that hold our common stock or warrants, or of persons who hold our common stock or warrants, or will hold the common stock or warrants of Energy Merger, through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities (or the common stock or warrants of Energy Merger), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

The U.S. federal income tax consequences applicable to Non-U.S. Holders of owning common stock and warrants in Energy Merger are described below under the heading “Tax Consequences to Non-U.S. Holders of Common Stock and Warrants of Energy Merger.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to Energy Merger, Energy Infrastructure or any particular holder of our securities or of common stock and warrants of Energy Merger based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold our securities, and will acquire the common stock and warrants of Energy Merger as a result of owning our securities, and will own and hold such common stock and warrants, as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons that hold our common stock or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ENERGY INFRASTRUCTURE, ENERGY MERGER OR TO ANY PARTICULAR HOLDER OF OUR SECURITIES OR OF THE COMMON STOCK OR WARRANTS OF ENERGY MERGER FOLLOWING THE REDOMICILIATION MERGER AND BUSINESS COMBINATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE REDOMICILIATION MERGER AND THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND OF THE COMMON STOCK AND WARRANTS OF ENERGY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Tax Consequences of the Business Combination to Energy Merger

Energy Merger should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Business Combination.

Tax Consequences of the Redomiciliation Merger

Tax Consequences to U.S. Holders of Common Stock and Warrants

The Redomiciliation Merger is expected to qualify as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code. If the transaction qualifies as a reorganization, a U.S. Holder of our securities generally will not recognize gain or loss upon the exchange of our securities solely for common stock and warrants of Energy Merger pursuant to the Redomiciliation Merger. A U.S. Holder’s aggregate tax basis in the common stock and warrants of Energy Merger received in connection with the Redomiciliation Merger generally will be the same as the aggregate tax basis of our securities surrendered in the transaction (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the transaction). The holding period of the common stock and warrants in Energy Merger received in the Redomiciliation Merger generally will include the holding period of the securities of Energy Infrastructure surrendered in the Redomiciliation Merger. A stockholder of Energy Infrastructure who redeems its shares of common stock for cash (or receives cash in lieu of a fractional share of our common stock pursuant to the Redomiciliation Merger) generally will recognize gain or loss in an amount equal to the difference between the amount of cash received for such shares (or fractional share) and its adjusted tax basis in such shares (or fractional share).

Tax Consequences to Energy Infrastructure and Energy Merger

Section 7874(b) of the Code, or Section 7874(b), generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if stockholders of the acquired corporation own at least 80% of either the voting power or the value of the stock of the acquiring corporation after the acquisition by reason of owning shares in the acquired corporation. If Section 7874(b) were to apply to the Redomiciliation Merger, Energy Merger, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the Redomiciliation Merger and Business Combination as if it were a domestic corporation, and Energy infrastructure would not recognize gain (or loss) as a result of the Redomiciliation Merger.

After the completion of the Business Combination, which will occur immediately after and as part of the same plan as the Redomiciliation Merger, it is expected that the former stockholders of Energy Infrastructure will own less than 80% of the shares of Energy Merger. Accordingly, it is not expected that Section 7874(b) will apply to treat Energy Merger as a domestic corporation for U.S. federal income tax purposes. However, due to the absence of full guidance on how the rules of Section 7874(b) will apply to the transactions contemplated by the Redomiciliation Merger and the Business Combination, this result is not entirely free from doubt. If, for example, the Redomiciliation Merger were viewed for purposes of Section 7874(b) as occurring prior to, and separate from, the Business Combination, the stock ownership threshold for applicability of Section 7874(b) generally would be satisfied because the stockholders of Energy Infrastructure, by reason of owning shares of Energy Infrastructure, would own all of the shares of Energy Merger immediately after the Redomiciliation Merger. Although normal step transaction tax principles and an example in the temporary regulations promulgated under Section 7874(b) support the view that the Redomiciliation Merger and the Business Combination should be viewed together for purposes of determining whether Section 7874(b) is applicable, because of the absence of guidance under Section 7874(b) directly on point, this result is not entirely certain. The balance of this discussion assumes that Section 7874(b) does not apply and that Energy Merger will be treated as a foreign corporation for U.S. federal income tax purposes.

Even if Section 7874(b) does not apply to a transaction, Section 7874(a) of the Code, or Section 7874(a) generally provides that where a corporation organized outside the United States acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States, the acquired corporation will be subject to U.S. federal income tax on its “inversion gain” without reduction by certain tax attributes, such as net operating losses, otherwise available to the acquired corporation if the stockholders of the acquired corporation own at least 60% (but less than 80%) of either the voting power or the value of the stock of the acquiring corporation after the acquisition by reason of owning shares in the acquired corporation. After the completion of the Redomiciliation Merger and the Business Combination, the former stockholders of Energy Infrastructure may own more than 60% of the shares of Energy Merger by reason of owning shares of Energy Infrastructure prior to the Redomiciliation Merger and the Business Combination. As a result, Section 7874(a) may apply to restrict Energy Infrastructure from using any net operating losses or other tax attributes that may otherwise be available to Energy Infrastructure to offset any inversion gain. For this purpose, inversion gain generally would include any gain recognized under Section 367 of the Code by reason of the transfer of the properties of Energy Infrastructure to Energy Merger pursuant to the Redomiciliation Merger.

Under Section 367 of the Code, Energy Infrastructure generally will recognize gain (but not loss) as a result of the Redomiciliation Merger equal to the difference between the fair market value of each asset of Energy Infrastructure over such asset’s adjusted tax basis at the time of the Redomiciliation Merger. Any such gain generally would be attributable to the appreciation in value of the non-cash assets of Energy Infrastructure (including its rights under the Share Purchase Agreement) at the time of the Redomiciliation Merger.

Tax Consequences to U.S. Holders of Common Stock and Warrants of Energy Merger

Taxation of Distributions Paid on Common Stock

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on the common stock of Energy Merger. A distribution on such common stock will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of current or accumulated earnings and profits of Energy Merger (as determined under U.S. federal income tax principles). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its common stock in Energy Merger and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower rate applicable to long-term capital gains (see “Taxation on the Disposition of Common Stock and Warrants” below) provided that (1) the common stock of Energy Merger is readily tradable on an established securities market in the United States, (2) Energy Merger is not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not clear whether a U.S. Holder’s holding period for its shares in Energy Merger would be suspended for purposes of clause (3) above for the period that such holder had a right to have its common stock in Energy Infrastructure redeemed by us. Under published IRS guidance, common stock is considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if it is listed on certain exchanges, which include the American Stock Exchange. We expect that the stock of Energy Merger will be listed on the American Stock Exchange. Nevertheless, U.S. Holders should consult their own tax advisors regarding the availability of the lower capital gains tax rate for any dividends paid with respect to Energy Merger’s common stock.

Taxation on the Disposition of Common Stock and Warrants

Upon a sale or other taxable disposition of the common stock or warrants in Energy Merger, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the common stock acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant to acquire common stock in Energy Merger. Common stock acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such common stock generally would begin on the day after the date of exercise of the warrant. The terms of the warrants of Energy Merger that will be exchanged for the existing warrants of Energy Infrastructure generally provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrants pursuant to certain anti-dilution provisions. Such adjustments may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the common stock in Energy Merger. See “—Taxation of Distributions Paid on Common Stock,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders should consult their own tax advisors concerning the tax treatment of any warrants of Energy Merger that they hold and the effect of any adjustment provisions contained in such warrants.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it owns or is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it owns or is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the sale or other disposition of passive assets.

Based on the expected composition of the assets and income of Energy Merger and its subsidiaries after the Redomiciliation Merger and the Business Combination, it is not anticipated that Energy Merger will be treated as a PFIC following the Redomiciliation Merger and the Business Combination. Although there is no legal authority directly on point, such position is based principally on the view that, for purposes of determining whether Energy Merger is a PFIC, the gross income Energy Merger derives or is deemed to derive from the time chartering and voyage chartering activities of its wholly-owned subsidiaries should constitute services income, rather than rental income. Accordingly, Energy Merger intends to take the position that such income does not constitute passive income, and that the assets owned and operated by Energy Merger or its wholly-owned subsidiaries in connection with the production of such income (in particular, the vessels) do not constitute passive assets under the PFIC rules. While there is analogous legal authority supporting this position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes, in the absence of any direct legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with such position. The actual PFIC status of Energy Merger for any taxable year will not be determinable until after the end of its taxable year, and accordingly there can be no assurance with respect to the status of Energy Merger as a PFIC for the current taxable year or any future taxable year.

If Energy Merger were a PFIC for any taxable year during which a U.S. Holder held its common stock or warrants, and the U.S. Holder did not make either a timely qualified electing fund, or QEF, election for the first taxable year of its holding period for the common stock or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its common stock or warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common stock of Energy Merger during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the common stock).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common stock or warrants;

•
the amount allocated to the taxable year in which the U.S. Holder recognized the gain or received the excess distribution or any taxable year prior to the first taxable year in which Energy Merger was a PFIC will be taxed as ordinary income;

•	the amount allocated to other taxable years will be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year.

In addition, if Energy Merger were a PFIC, a distribution to a U.S. Holder that is characterized as a dividend and is not an excess distribution would not be eligible for the reduced rate of tax applicable to certain dividends paid before 2011 to non-corporate U.S. Holders, as discussed above. Furthermore, if Energy Merger were a PFIC, a U.S. Holder who acquires its common stock or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such stock or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such stock or warrants equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its common stock in Energy Merger by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election or, as described below, a mark-to-market election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant to purchase common stock of Energy Merger (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Energy Merger was a PFIC at any time during the period the U.S. Holder held the warrants.

If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired common stock in Energy Merger (or has previously made a QEF election with respect to its common stock in Energy Merger), the QEF election will apply to the newly acquired common stock, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired common stock (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such stock at its fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the common stock acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a stockholder-by-stockholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Stockholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Energy Merger. There is no assurance, however, that Energy Merger will have timely knowledge of its status as a PFIC in the future or that Energy Merger will be willing or able to provide the information needed by a U.S. Holder to support a QEF election.

If a U.S. Holder has elected the application of the QEF rules to its common stock in Energy Merger, and the special tax and interest charge rules do not apply to such stock (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for such stock or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of such stock generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, a U.S. Holder that has made a QEF election is currently taxed on its pro rata share of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares will be increased by amounts that are included in income pursuant to the QEF election, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election was made.

Although a determination as to Energy Merger’s PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years to a U.S. Holder who held common stock or warrants of Energy Merger while it was a PFIC, whether or not it met the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for the first tax year in which the U.S. Holder holds (or is deemed to hold) common stock in Energy Merger and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such stock. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such stock for the tax years in which Energy Merger is not a PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which Energy Merger is a PFIC and the U.S. Holder holds (or is deemed to hold) common stock in Energy Merger, the PFIC rules discussed above will continue to apply to such stock unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such stock attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns common stock in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election for the first tax year in which the U.S. Holder holds (or is deemed to hold) common stock in Energy Merger and for which it is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of such common stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its common stock at the end of its taxable year over the adjusted basis in its common stock. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its common stock over the fair market value of its common stock at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common stock will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the common stock will be treated as ordinary income.

Currently, a mark-to-market election may not be made with respect to warrants. As a result, if a U.S. Holder exercises a warrant and properly makes a mark-to-market election with respect to the newly acquired common stock in Energy Merger (or has previously made a mark-to-market election in respect of its common stock in Energy Merger), the PFIC tax and interest charge rules generally will apply to any gain deemed recognized under the mark-to market rules for the first tax year for which such election applies in respect of such newly acquired stock (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants).

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. While we expect that the common stock of Energy Merger will be regularly traded on the American Stock Exchange, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Energy Merger’s stock under their particular circumstances.

If Energy Merger is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Energy Merger receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC. There is no assurance that Energy Merger will have timely knowledge of the status of such subsidiary as a PFIC in the future or that Energy Merger will be willing or able to provide the information needed by a U.S. Holder to support a QEF election in respect of a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of common stock and warrants in Energy Merger should consult their own tax advisors concerning the application of the PFIC rules to such common stock and warrants under their particular circumstances.

Tax Consequences to Non-U.S. Holders of Common Stock and Warrants of Energy Merger

Dividends paid to a Non-U.S. Holder in respect of its common stock in Energy Merger generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of common stock or warrants in Energy Merger unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on the common stock of Energy Merger within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of common stock or warrants of Energy Merger to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to distributions paid on the common stock of Energy Merger to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of stock or warrants of Energy Merger by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Marshall Islands Taxation

Energy Merger is incorporated in the Marshall Islands. Under current Marshall Islands law, Energy Merger is not subject to tax on income or capital gains, no Marshall Islands withholding tax will be imposed upon payment of dividends by Energy Merger to its stockholders, and holders of common stock or warrants of Energy Merger that are not residents of or domiciled or carrying on any commercial activity in the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of such common stock or warrants.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this joint proxy statement/prospectus, Energy Infrastructure has 27,221,747 shares of common stock outstanding. In respect of the stock consideration portion of the aggregate purchase price of the vessels in the SPVs, concurrently with the Redomiciliation Merger, Energy Merger will issue 13,500,000 shares of common stock to Vanship, up to 6,525,118 shares of common stock on a one-for-one basis with the shares redeemed in connection with the Business Combination, up to 5,000,000 units to Vanship in connection with the Business Combination Private Placement, 1,000,000 units to Energy Infrastructure's President and Chief Operating Officer (or any assignee thereof), and 268,500 units upon conversion of the outstanding convertible debt. Accordingly, immediately following the Redomiciliation Merger, Energy Merger will have up to 46,990,247 shares of common stock outstanding. Of these shares, 35,425,000 shares, including the shares of common stock being offered for resale in this joint proxy statement/prospectus will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an affiliate of Energy Merger within the meaning of Rule 144 under the Securities Act. All of the remaining 11,565,247 shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The 13,500,000 shares of Energy Merger issued to Vanship in respect of the stock consideration and up to 5,000,000 units that Vanship may be obligated to purchase from Energy Merger in connection with the Business Combination are subject to a lock-up for (1) 180 days with respect to one-half of the shares comprising such securities; and (2) 365 days with respect to the remaining shares comprising such securities, in each case commencing upon the closing of the Business Combination. Mr. Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be subject to similar restrictions with respect to the 1,000,000 units issued to Mr. Sagredos in connection with the Business Combination for a period of 180 days commencing upon the closing of the Business Combination.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which after the Redomiciliation Merger will equal 407,218 shares; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. A non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

Holders of a majority of the aggregate of 5,268,849 shares of common stock issued to officers and directors of Energy Infrastructure prior to our initial public offering are entitled to make up to two demands that Energy Infrastructure registers these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before the completion of the Business Combination. In addition, these stockholders have certain piggyback registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Energy Infrastructure, and if the Redomiciliation Merger is approved, Energy Merger, as the successor to Energy Infrastructure, will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with Energy Infrastructure’s initial public offering, Energy Infrastructure issued an aggregate of 825,398 units to Energy Corp., an off-shore company controlled by one of Energy Infrastructure’s officers. Energy Infrastructure has granted the holders of such units demand and piggyback registration rights with respect to the 825,398 shares, the 825,398 warrants and the 825,398 shares underlying the warrants at any time commencing on the date Energy Infrastructure publicly announces that it has entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units. Energy Infrastructure announced its entry into the definitive agreement with respect to the acquisition of the vessels on December 3, 2007. In addition, Energy Infrastructure has granted the holders of such units certain registration rights commencing at the time Energy Infrastructure consummates its initial business combination with a target business. Energy Infrastructure, and if the Redomiciliation Merger is approved, Energy Merger, as the successor to Energy Infrastructure, will bear the expenses incurred in connection with the filing of any such registration statements.

Under the Share Purchase Agreement, Energy Merger has agreed, with some limited exceptions, to include (i) the 13,500,000 shares of Energy Merger’s common stock comprising the stock consideration portion of the aggregate purchase price for the SPVs, (ii) the shares of Energy Merger’s common stock underlying the 425,000 warrants that Mr. George Sagredos will transfer to Vanship, and (iii) the 1,000,000 units and underlying shares and warrants included in the units issued to Mr. Sagredos (or his assignees) in Energy Merger’s registration statement of which this joint proxy statement/prospectus is a part. We refer to these securities, collectively with the 6,000,000 shares of Energy Merger’s common stock that Vanship is eligible to earn in the two year period following the Business Combination based on certain revenue targets as the Registrable Securities. Energy Merger has also granted to the holders of such securities (on behalf of themselves or their affiliates that hold Registrable Securities) the right, under certain definitive, pre-determined circumstances and subject to certain restrictions, including lock-up and market stand-off restrictions, to require Energy Merger to register the Registrable Securities under the Securities Act of 1933, as amended, in the future. Under the Share Purchase Agreement, the holders of such securities also have the right to require Energy Merger to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, the holders of these securities will have the ability to exercise certain piggyback registration rights 180 days following the effective date of the Business Combination. In addition, in connection with the Business Combination Private Placement, Energy Merger will grant to Vanship certain demand and piggyback registration rights with respect to up to 5,000,000 units.

SELLING STOCKHOLDER

The following table identifies the selling stockholders, the number and percentage of shares of common stock beneficially owned by the selling stockholders after the consummation of the Redomiciliation Merger, the number of shares of common stock that the selling stockholders may offer or sell, and the number and percentage of shares of common stock beneficially owned by the selling stockholders, assuming that the selling stockholders exercise all options and warrants then exercisable by them and that the selling stockholders sell all of the shares that may be sold by them. We have prepared this table based upon information furnished to Energy Infrastructure by or on behalf of the selling stockholders. As used in this joint proxy statement/prospectus, “the selling stockholders” refers to Vanship and Mr. George Sagredos, as the holders of record of the indicated securities, and includes the respective pledgees, assignees successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ interests.

Vanship is currently a global shipping company carrying on business from Hong Kong. Energy Merger intends to purchase shares of nine SPVs each owning a vessel from Vanship upon the approval and consummation of the Business Combination.

In connection with the Business Combination, pursuant to the Share Purchase Agreement, Vanship has agreed that it will not directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the registrable securities under the Share Purchase Agreement, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, any economic consequence of ownership of any of the registrable securities for a period of (1) 180 days with respect to one-half of such shares; and (2) 365 days with respect to the remaining shares, in each case commencing upon the issuance of such registrable securities. Notwithstanding the foregoing, Vanship and its vessel owning subsidiaries are permitted to transfer all or any portion of the stock consideration among themselves or any of its affiliates provided that such transfer would not require registration under the Securities Act. Mr. Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be subject to similar restrictions with respect to the 1,000,000 units issued to Mr. Sagredos in connection with the Business Combination for a period of 180 days commencing upon the closing of the Business Combination.

	Shares of Common Stock Beneficially Owned After the Redomiciliation Merger and Prior to the Offering								Shares of Common Stock Beneficially Owned After the Offering
Selling Stockholder	Number of Shares Beneficially Owned		Percent of Class(1)	Number of Shares Owned Following Issuance of Additional Stock(2)		Percent of Class(1)	Number of Shares Being Offered		Number of Shares Beneficially Owned(2)	Percent of Class(1)
Vanship Holdings, Ltd.(3)	23,925,000	(4)	50.9%	29,925,000	(5)	63.6%	13,925,000	(6)	16,000,000	34.0%
George Sagredos(7)	5,955,753		12.5%	5,955,753		11.07%	1,000,000		4,955,753	9.2%
Marios Pantazopoulos	1,490,003		3.1%	1,490,003		2.8%	1,000,000		490,803	1.0%

(1)
Assumes that no stockholders redeem and includes shares of common stock issuable upon exercise of warrants within 60 days of effectiveness of the registration statement of which this prospectus is a part.

(2)	Assumes Energy Merger achieves certain pre-determined revenue targets which are not subject to change.

(3)
Captain Charles Arthur Joseph Vanderperre and Mr. Fred Cheng, constituting the board of directors of Vanship, have shared voting power and shared investment power over the shares owned by Vanship. Captain Vanderperre and Mr. Cheng will serve on the board of directors of Energy Merger and Mr. Cheng will serve as Energy Merger’s Chief Executive Officer.

(4)
Includes (i) 13,500,000 shares of common stock, (ii) 425,000 warrants and the shares underlying the warrants and (iii) 10,000,000 shares of common stock underlying units (giving effect to the exercise of warrants included in such units).

(5)
Includes (i) 19,500,000 shares of common stock, (ii) 425,000 warrants and the shares underlying the warrants (iii) and 10,000,000 shares of common stock underlying units (giving effect to the exercise of warrants included in such units).

(6)	Includes (i) 13,500,000 shares of common stock, and (ii) 425,000 warrants and the shares underlying the warrants.

(7)
Includes 4,418,753 shares of common stock owned by Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands Trust. Mr. Sagredos, as one of the two co-enforcers and beneficiaries of Energy Star Trust, has voting and dispositive control over the shares owned by Energy Crop.

PLAN OF DISTRIBUTION

Energy Merger is registering under the Securities Act (i) up to 6,525,118 shares of its common stock to be sold to raise funds to fund redemptions of common stock by Energy Infrastructure’s stockholders in connection with the completion of the Business Combination, and (ii) shares of its common stock for sale by the selling stockholders. We anticipate that the shares of common stock offered for sale to fund redemptions will be sold in a direct offering to investors that may be identified by one or more broker-dealers engaged by Energy Merger for such purpose. As used in this joint proxy statement/prospectus, “the selling stockholders” refer to Vanship, Mr. George Sagredos and Mr. Pantazopoulos as the holders of record of the indicated securities and includes the respective pledgees, assignees successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ interests and would be identified in an amendment to this prospectus at the appropriate time. Energy Merger has agreed to pay the costs and fees of registering the shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

The selling stockholders may sell the shares on any national market or exchange where the shares are listed or quoted, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	an exchange distribution in accordance with the rules of the applicable exchange.

When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers;

•	sell shares short themselves and redeliver such shares to close out their short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers involved in the sale or resale of the shares, however, may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concession may qualify as underwriters’ compensation under the Securities Act. If a selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Energy Merger common stock while such selling stockholders are distributing shares pursuant to this prospectus. The selling stockholders are advised that, if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the registration statement must be filed with the SEC.

From time to time this prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the selling stockholders are to cease sales until the prospectus has been supplemented or amended.

In addition to selling their shares under this joint proxy statement/prospectus, the selling stockholders may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

•	transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, privately negotiated transaction or other transfer;

•
sell their shares pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus, if the shares are eligible for such sale and the transaction meets the requirements of Rule 144; or

•	any combination of any of the foregoing methods of sale.

In connection with the Business Combination, pursuant to the Share Purchase Agreement, Vanship has agreed that it will not directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the registrable securities under the Share Purchase Agreement, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, any economic consequence of ownership of any of the registrable securities for a period of (1) 180 days with respect to one-half of such shares; and (2) 365 days with respect to the remaining shares, in each case commencing upon the issuance of such registrable securities. Notwithstanding the foregoing, Vanship and its vessel owning subsidiaries are permitted to transfer all or any portion of the stock consideration among themselves or any of its affiliates provided that such transfer would not require registration under the Securities Act. Mr. Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be subject to similar restrictions with respect to the 1,000,000 units issued to Mr. Sagredos in connection with the Business Combination for a period of 180 days commencing upon the closing of the Business Combination.

EXPERTS

The financial statements of Energy Infrastructure Acquisition Corp. as of December 31, 2007 and for the year then ended and management’s report on the effectiveness of internal control over financial reporting appearing in this joint proxy statement/prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein (which report contains an explanatory paragraph relating to Energy Infrastructure Acquisition Corp’s ability to continue as a going concern and an explanatory paragraph relating to the correction of errors in the 2006 financial statements) and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The report of McGladrey & Pullen, LLP dated March 31, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expressed an opinion that Energy Infrastructure Acquisition Corp. had not maintained effective control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The financial statements of Energy Infrastructure Acquisition Corp. as of December 31, 2006 and for the year then ended and for the period from August 11, 2005 (inception) to December 31, 2005 and the amounts included in the cumulative columns for the period from August 11, 2005 (inception) to December 31, 2006, included in this joint proxy statement/prospectus have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this joint proxy statement/prospectus (which report contains an explanatory paragraph relating to adjustments relating to the correction of errors). The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon their authority as experts in auditing and accounting.
The financial statements of Shinyo Alliance Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007, the financial statements of Shinyo Loyalty Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007, the financial statements of Shinyo Kannika Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007, the financial statements of Shinyo Navigator Limited as of December 31, 2006 and 2007, and for the period from September 21, 2006 to December 31, 2006 and the year ended December 31, 2007, the financial statements of Shinyo Ocean Limited as of December 31, 2006 and 2007, and for the period from December 28, 2006 to December 31, 2006 and the year ended December 31, 2007, the financial statements of Elite Strategic Limited as of December 31, 2006 and September 6, 2007, and for each of the years  in the two-year period ended December 31, 2006 and the period from January 1, 2007 to September 6, 2007, the financial statements of Shinyo Dream Limited as of December 31, 2007 and for the period from July 20, 2007 to December 31, 2007, the financial statements of Shinyo Jubilee Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007, the financial statements of Shinyo Mariner Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007, the financials statements of Shinyo Sawako Limited as of December 31, 2006 and 2007, and for the period from March 2, 2006 to December 31, 2006 and the year ended December 31, 2007, have been included in this joint proxy statement/prospectus in reliance on the reports of KPMG, an independent registered public accounting firm, appearing elsewhere in this joint proxy statement/prospectus upon the authority of the said firm as experts in accounting and auditing.

The financial statements of Shinyo Alliance Limited and Shinyo Mariner Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007 contain explanatory paragraphs which state that the Company has restated the statement of cash flows for the year ended December 31, 2006 to reflect the correct classification of cash flows relating to drydocking.

The financial statements of Elite Strategic Limited as of December 31, 2006 and September 6, 2007, and for each of the years in the two-year period ended December 31, 2006 and the period from January 1, 2007 and September 6, 2007 contain explanatory paragraph which states that the Company has restated the financial statements for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007 to reflect the correct classification of the U.S. Transportation tax expense and cash flows relating to drydocking.

The financial statements of Shinyo Jubilee Limited as of December 31, 2006 and 2007, and for each of the years in the three-year period ended December 31, 2007 contain explanatory paragraph which states that the Company has restated the financial statements for the years ended December 31, 2005 and 2006 to reflect the correct classification of cash flows relating to drydocking and claims received.

The offices of KPMG are located at 8/F, Prince’s Building, 10 Chater Road, Central, Hong Kong.

LEGAL MATTERS

Certain matters relating to Marshall Islands law will be passed upon for us by Reeder & Simpson P. C., Athens, Greece.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Management of Energy Infrastructure knows of no other matters which may be brought before the Energy Infrastructure Special Meeting. If any matter other than the proposed merger or related matters should properly come before the Special Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Under Delaware law, only business stated in the notice of Special Meeting may be transacted at the Special Meeting.

INDUSTRY AND MARKET DATA

The information and data used in this joint proxy statement/prospectus relating to the international maritime transportation industry have been provided by Clarkson Research Services Ltd., or CRS, a UK-based company providing research and statistics to the shipping industry. CRS based its analysis on information drawn from published and private industry sectors. These include CRS’ databases, the BP Statistical Review of World Energy, IEA Monthly Oil Market Reports, Shipping Intelligence Network and the Oil & Tanker Trades Outlook. Data is taken from the most published sources on the dates indicated and these sources do revise figures and forecasts over time. CRS has advised us that (1) some industry data included in this discussion is based on estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available, (2) the published information of other maritime data collection experts may differ from this data, and (3) while CRS has taken reasonable care in the compilation of the industry statistical data and believe them to be correct, data collection is subject to limited audit and validation procedures.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Energy Merger has filed a registration statement on Form F- 1/F-4 to register the offering and sale of Energy Merger shares to be issued in exchange for shares of Energy Infrastructure pursuant to the Redomiciliation Merger and to Vanship pursuant to the Share Purchase Agreement. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Energy Merger in addition to a proxy statement of Energy Infrastructure for the Energy Infrastructure Special Meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this joint proxy statement/prospectus.

Energy Infrastructure is subject to the informational requirements of the Securities Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that Energy Infrastructure files with the SEC, including this joint proxy statement/prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC’s website on the internet at http://www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Neither Energy Infrastructure nor Energy Merger has authorized anyone to provide you with information that differs from that contained in this joint proxy statement/prospectus. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as on any date other than the date of the joint proxy statement/prospectus, and neither the mailing of this joint proxy statement/prospectus to Energy Infrastructure stockholders nor the issuance of shares of Energy Merger in the merger shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ENFORCEABILITY OF CIVIL LIABILITIES

Energy Merger is a Marshall Islands company and its executive offices are located outside of the U.S. in Athens, Greece. A majority of Energy Merger’s directors, officers and experts named in this joint proxy statement/prospectus reside outside the U.S. In addition, a substantial portion of Energy Merger assets and the assets of its directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon Energy Merger or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against Energy Merger or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. See “Risk Factors – Risks Related to the Redomiciliation Merger — Energy Merger is incorporated under the laws of the Marshall Islands and its directors and officers are non-U.S. residents, and although you may bring an original action in the courts of the Marshall Islands or obtain a judgment against Energy Merger, its directors or its management based on U.S. laws in the event you believe your rights as a stockholder have been infringed, it may be difficult to enforce judgments against Energy Merger, its directors or its management.”

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

GLOSSARY OF SHIPPING TERMS

The following are definitions of certain terms that are commonly used in the shipping industry and in this joint proxy statement/prospectus.

Annual survey. The inspection of a vessel pursuant to international conventions, by a classification society surveyor, on behalf of the flag state, that takes place every year.

Bareboat charter. A charter of a vessel under which the shipowner is usually paid a fixed amount of charterhire for a certain period of time during which the charterer is responsible for the vessel operating expenses and voyage expenses of the vessel and for the management of the vessel, including crewing. A bareboat charter is also known as a “demise charter” or a “time charter by demise.”

Bunkers. Heavy fuel and diesel oil used to power a vessel’s engines.

Capesize. A vessel with capacity of more than 100,000 dwt.

Charter. The hire of a vessel for a specified period of time or to carry a cargo from a loading port to a discharging port. The contract for a charter is commonly called a charter party.

Charterer. The party that hires a vessel for a period of time or for a voyage.

Charterhire. A sum of money paid to the shipowner by a charterer for the use of a vessel. Charterhire paid under a voyage charter is also known as “freight.”

Classification society. An independent society that certifies that a vessel has been built and maintained according to the society’s rules for that type of vessel and complies with the applicable rules and regulations of the country of the vessel’s registry and the international conventions of which that country is a member. A vessel that receives its certification is referred to as being “in-class.”

Consecutive Voyage Charter. A contract for hire of a ship under which a shipowner is paid freight (normally per ton of cargo) on the basis of moving cargo from a loading port to a discharge port for more than one voyage over period of time. The shipowner is responsible for paying both operating costs and voyage costs. The charterer is typically responsible for any delay at the loading or discharging ports.

Contract of affreightment. A contract of affreightment, or COA, relates to the carriage of multiple cargoes over the same route and enables the COA holder to nominate different ships to perform the individual sailings. Essentially it constitutes a number of voyage charters to carry a specified amount of cargo during the term of the COA, which usually spans a number of years. All of the ship’s operating, voyage and capital costs are borne by the ship owner.

Drydocking. The removal of a vessel from the water for inspection and repair of those parts of a vessel which are below the water line. During drydockings, which are required to be carried out periodically, certain mandatory classification society inspections are carried out and relevant certifications are issued. Drydockings are generally required once every 24 to 36 months or twice every five years, one of which must be a Special Survey.

Dwt. Deadweight ton, which is a unit of a vessel’s capacity for cargo, fuel, oil, stores and crew measured in metric tons of 1,000 kilograms.

Freight. A sum of money paid to the shipowner by the charterer under a voyage charter, usually calculated either per ton loaded or as a lump sum amount.

Gross ton. A unit of measurement for the total enclosed space within a vessel equal to 100 cubic feet or 2.831 cubic meters.

Handymax. A vessel with a carrying capacity of between 30,000 and 60,000 dwt. Handysize. A vessel with capacity of up to 30,000 dwt.

Hull. Shell or body of a ship.

IMO. International Maritime Organization, a United Nations agency that issues international standards for shipping.

Intermediate survey. The inspection of a vessel by a classification society surveyor that takes place 24 to 36 months after each Special Survey.

New building. A new vessel under construction or just completed.

Off-hire. The period in which a vessel is unable to perform the services for which it is immediately required under a time charter. Off-hire periods can include days spent on repairs, drydocking and surveys, whether or not scheduled.

OPA. The United States Oil Pollution Act of 1990.

Panamax. A vessel with a carrying capacity of between 60,000 and 100,000 dwt.

Period time charter. A time charter or a contract of affreightment.

Protection and indemnity insurance. Insurance obtained through a mutual association formed by shipowners to provide liability indemnification protection from various liabilities to which they are exposed in the course of their business, and which spreads the liability costs of each member by requiring contribution by all members in the event of a loss.

Ras Tanura Chiba. Refers to the movement of goods from load port Ras Tanura, Saudi Arabia to discharge port in Chiba, Japan. This trade lane serves as a benchmark for rates on tonnage moving east via the India and Pacific Oceans.

Scrapping. The sale of a vessel as scrap metal.

Single-hull. A hull construction design in which a vessel has only one hull.

Special survey. The inspection of a vessel by a classification society surveyor that takes place every five years, as part of the recertification of the vessel by a classification society.

Spot charter. A charter under which a shipowner is paid freight on the basis of moving cargo from a loading port to a discharging port. The shipowner is responsible for paying both vessel operating expenses and voyage expenses. Typically, the charterer is responsible for any delay at the loading or discharging ports.

Spot market. The market for immediate chartering of a vessel, usually for single voyages.

Time charter. A charter under which the shipowner is paid charterhire on a per-day basis for a specified period of time. Typically, the shipowner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses and additional voyage insurance.

Vessel operating expenses. The costs of operating a vessel, primarily consisting of crew wages and associated costs, insurance premiums, management fees, lubricants and spare parts, and repair and maintenance costs. Vessel operating expenses exclude fuel costs, port expenses, agents’ fees, canal dues and extra war risk insurance, as well as commissions, which are included in “voyage expenses.”

Voyage expenses. Expenses incurred due to a vessel’s traveling from a loading port to a discharging port, such as fuel (bunkers) costs, port expenses, agents’ fees, canal dues and extra war risk insurance, as well as commissions.

Worldscale: Industry name for the Worldwide Tanker Nominal Freight Scale published annually by the Worldscale Association as a rate reference for shipping companies, brokers, and their customers engaged in the bulk shipping of oil in the international markets. Worldscale is a list of calculated rates for specific voyage itineraries for a standard vessel, as defined, using defined voyage cost assumptions such as vessel speed, fuel consumption, and port costs. Actual market rates for voyage charters are usually quoted in terms of a percentage of Worldscale.

Worldscale Flat rate: Base rates expressed in U.S. dollars per ton which apply to specific sea transportation routes, calculated to give the same return as Worldscale 100.

Worldscale Points: The freight rate negotiated for spot voyages expressed as a percentage of the Worldscale Flat rate.

INDEX TO FINANCIAL STATEMENTS OF ENERGY INFRASTRUCTURE ACQUISITION CORP. AND THE SPVS
Page
Energy Infrastructure Acquisition Corp.
Reports of Independent Registered Public Accounting Firms	F-2 - F-3
Financial Statements
Balance Sheets as of December 31, 2006 and 2007	F-4
Statements of Operations, for the period from August 11, 2005 (Inception) to December 31, 2005, for the years ended December 31, 2006 and 2007 and for the period from August 11, 2005 (Inception) to December 31, 2007 (Cumulative)
F-5
Statement of Stockholders’ Equity for the period August 11, 2005 (Inception) to December 31, 2007	F-6
Statements of Cash Flows, for the period August 11, 2005 (Inception) to December 31, 2005, for the years ended December 31, 2006 and 2007 and for the period from August 11, 2005 (Inception) to December 31, 2007 (Cumulative)
F-7
Notes to Financial Statements	F-8 - F-20
Condensed Balance Sheet as of March 31, 2008 and March 31 2007	F-21
Condensed Statements of Operation for the three months ended March 31, 2008 and 2007 and for period from August 11, 2005 (Inception) to March 31, 2008	F-22
Condensed Statements of Stockholders’ Equity for the period from August 11, 2005 (Inception) to March 31, 2008	F-23
Condensed Statements of Cash Flows for the three month periods ended March 31, 2008 and 2007 and for period from August 11, 2005 (Inception) to March 31, 2008	F-24
Notes to Unaudited Condensed Financial Statements for the three months ended March 31, 2008	F-25-F-37

Shinyo Alliance Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-38
Balance Sheets as of December 31, 2006 and 2007	F-39
Statements of Income for the years ended December 31, 2005, 2006 and 2007	F-40
Statements of Shareholder’s Equity for the years ended December 31, 2005, 2006 and 2007	F-41
Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007	F-42
Notes to the Financial Statements for the years ended December 31, 2005, 2006 and 2007	F-43 - F-56

Shinyo Loyalty Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-57
Balance Sheets as of December 31, 2006 and 2007	F-58
Statements of Operations for the years ended December 31, 2005, 2006 and 2007	F-59
Statements of Shareholder’s Equity/(Deficit) for the years ended December 31, 2005, 2006 and 2007	F-60
Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007	F-61
Notes to the Financial Statements for the years ended December 31, 2005, 2006 and 2007	F-62 - F-78

Shinyo Kannika Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-79
Balance Sheets as of December 31, 2006 and 2007	F-80
Statements of Income for the years ended December 31, 2005, 2006 and 2007	F-81
Statements of Shareholder’s Equity for the years ended December 31, 2005, 2006 and 2007	F-82
Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007	F-83
Notes to the Financial Statements for the years ended December 31, 2005, 2006 and 2007	F-84 - F-100

Shinyo Navigator Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-101
Balance Sheets as of December 31, 2006 and 2007	F-102
Statements of Operations for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-103
Statements of Shareholder’s Deficit for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-104
Statements of Cash Flows for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-105
Notes to the Financial Statements for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-106 - F-119

Shinyo Ocean Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-120
Balance Sheets as of December 31, 2006 and 2007	F-121
Statements of Operations for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-122
Statements of Shareholder’s (Deficit)/Equity for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-123
Statements of Cash Flows for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-124 - F-125
Notes to the Financial Statements for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-126 - F-138

Elite Strategic Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-139
Balance Sheets as of December 31, 2006 and September 6, 2007	F-140
Statements of Income for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007	F-141
Statements of Shareholders' Equity for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007	F-142
Statements of Cash Flows for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007	F-143
Notes to Financial Statements for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007	F-144 - F-158

Shinyo Dream Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-159
Balance Sheet as of December 31, 2007	F-160
Statement of Income for the period from July 20, 2007 (date of incorporation) to December 31, 2007	F-161
Statement of Shareholder’s Deficit for the period from July 20, 2007 (date of incorporation) to December 31, 2007	F-162
Statement of Cash Flows for the period from July 20, 2007 (date of incorporation) to December 31, 2007	F-163
Notes to the Financial Statements for the period from July 20, 2007 (date of incorporation) to December 31, 2007	F-164 - F-176

Shinyo Jubilee Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-177
Balance Sheets as of December 31, 2006 and 2007	F-178
Statements of Income for the years ended December 31, 2005, 2006 and 2007	F-179
Statements of Shareholder’s (Deficit)/Equity for the years ended December 31, 2005, 2006 and 2007	F-180
Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007	F-181
Notes to the Financial Statements for the years ended December 31, 2005, 2006 and 2007	F-182 - F-197

Shinyo Mariner Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-198
Balance Sheets as of December 31, 2006 and 2007	F-199
Statements of Operations for the years ended December 31, 2005, 2006 and 2007	F-200
Statements of Shareholder’s (Deficit)/Equity for the years ended December 31, 2005, 2006 and 2007	F-201
Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007	F-202
Notes to the Financial Statements for the years ended December 31, 2005, 2006 and 2007	F-203 - F-217

Shinyo Sawako Limited Financial Statements
Report of Independent Registered Public Accounting Firm	F-218
Balance Sheets as of December 31, 2006 and 2007	F-219
Statements of Income for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-220
Statements of Shareholder’s Equity for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-221
Statements of Cash Flows for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-222
Notes to the Financial Statements for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007	F-223 - F-236

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Energy Infrastructure Acquisition Corp.

We have audited the balance sheet of Energy Infrastructure Acquisition Corp. (a corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended and the amounts included in the cumulative columns in the statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Infrastructure Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company may face a mandatory liquidation by July 21, 2008 if a business combination is not consummated, which raises substantial doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited the adjustments described in Note 12 that were applied to restate the balance sheet as of December 31, 2006, and the statements of operations, stockholders’ equity and cash flows for the year then ended, and the amounts included in the cumulative columns for the year then ended, to correct errors. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2006 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2006 financial statements taken as a whole.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Energy Infrastructure Acquisition Corp.'s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 31, 2008 expressed an opinion that Energy Infrastructure Acquisition Corp. had not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP
New York, NY
March 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Energy Infrastructure Acquisition Corp.

We have audited, before the effects of the adjustments for the correction of the error described in Note 12, the accompanying balance sheet of Energy Infrastructure Acquisition Corp. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006 and for the period from August 11, 2005 (inception) to December 31, 2005, and the amounts included in the cumulative columns for the period from August 11, 2005 (inception) to December 31, 2006 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, except for the effects of the error described in Note 12, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Infrastructure Acquisition Corp. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, and for the period from August 11, 2005 (inception) to December 31, 2005, and the period included in the cumulative columns from August 11, 2005 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

We were not engaged to audit, review, or apply procedures to the adjustments for the correction of the error described in Note 12 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by McGladrey & Pullen, LLP.

/s/GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 28, 2007

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEETS

	December 31,
	2006	2007
	(Restated)

ASSETS
Current assets:
Cash	$553,716	$13,933
Money market funds - held in trust	211,414,806	217,023,161
Prepaid expenses	113,960	108,341
Total current assets	212,082,482	217,145,435
Deferred acquisition costs	—	1,065,043
Total assets	$212,082,482	$218,210,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$202,185	$1,150,444
Amounts due to underwriter	2,757,186	2,531,656
Deferred interest on funds held in trust	—	1,156,315
Accrued interest payable to stockholder	58,649	40,489
Due to stockholder	193,188	—
Term loan payable to stockholder	475,000	—
Convertible loans payable to stockholder	2,685,000	2,685,000
Total current liabilities	6,371,208	7,563,904

Common stock subject to possible redemption - 6,525,118 shares at redemption value	64,619,129	64,619,129

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized - 1,000,000 shares; issued - none	—	—
Common stock, $0.0001 par value; authorized - 89,000,000 shares; issued and outstanding - 27,221,747 shares, inclusive of 6,525,118 shares subject to possible redemption	2,722	2,722
Paid-in capital in excess of par	143,932,603	155,571,903
Deficit accumulated during the development stage	(2,843,180)	(9,547,180)
Total stockholders’ equity	141,092,145	146,027,445
Total liabilities and stockholders’ equity	$212,082,482	$218,210,478

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	Period from August 11, 2005	Years Ended December 31,		Period from August 11, 2005
	(Inception) to December 31, 2005	2006	2007	(Inception) to December 31, 2007 (Cumulative)
		(Restated)
Operating expenses, including stock-based compensation to management of $5,334,679 and $11,639,300 for the years ended December 31, 2006 (Restated), and 2007 and $16,973,979 for the period from August 11, 2005 (Inception) to December 31, 2007 (Cumulative)	$(910)	$(5,924,945)	$(12,971,706)	$(18,897,561)
Interest income	1,781	3,139,543	6,369,468	9,510,792
Interest expense - stockholder	(2,750)	(55,899)	(101,762)	(160,411)
Net loss	$(1,879)	$(2,841,301)	$(6,704,000)	$(9,547,180)
Net loss per common share - basic and diluted	$(0.00)	$(0.18)	$(0.25)	$(0.51)
Weighted average common shares outstanding - basic and diluted	5,831,349	15,366,555	27,221,747	18,761,298

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Paid-in Capital in Excess	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	of Par	Stage	Equity

Balance, August 11, 2005 (Inception)	—	$—	$—	$—	$—
Sale of shares to founding stockholders at $0.0043 per share	5,831,349	583	24,417	—	25,000
Net loss for the period ended December 31, 2005	—	—	—	(1,879)	(1,879)
Balance, December 31, 2005	5,831,349	583	24,417	(1,879)	23,121
Shares surrendered and cancelled	(562,500)	(56)	56	—	—
Shares issued in private placement and public offering, net of offering costs	21,750,398	2,175	203,192,600	—	203,194,775
Shares issued to underwriter	202,500	20	(20)	—	—
Shares reclassified to “Common stock subject to possible redemption”	—	—	(64,619,129)	—	(64,619,129)
Stock-based compensation	—	—	5,334,679	—	5,334,679
Net loss for the year (Restated)	—	—	—	(2,841,301)	(2,841,301)
Balance, December 31, 2006 (Restated)	27,221,747	2,722	143,932,603	(2,843,180)	141,092,145
Stock-based compensation	—	—	11,639,300	—	11,639,300
Net loss for the year	—	—	—	(6,704,000)	(6,704,000)
Balance, December 31, 2007	27,221,747	$2,722	$155,571,903	$(9,547,180)	$146,027,445

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	Period from August 11, 2005	Years Ended December 31,		Period from August 11, 2005 (Inception) to
	(Inception) to December 31, 2005	2006	2007	December 31, 2007 (Cumulative)
		(Restated)

Cash flows from operating activities
Net loss	$(1,879)	$(2,841,301)	$(6,704,000)	$(9,547,180)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	—	5,334,679	11,639,300	16,973,979
Interest earned on funds held in trust	—	(3,130,359)	(7,524,361)	(10,654,720)
Changes in operating assets and liabilities:
(Increase) decrease in -
Prepaid expenses	—	(113,960)	5,619	(108,341)
Increase (decrease) in -
Accounts payable and accrued expenses	910	201,275	179,487	381,672
Deferred interest on funds held in trust	—	—	1,156,315	1,156,315
Accrued interest payable to stockholder	2,750	55,899	(18,160)	40,489
Net cash provided by (used in) operating activities	1,781	(493,767)	(1,265,800)	(1,757,786)

Cash flows from investing activities
Funds placed in trust account	—	(209,250,000)	—	(209,250,000)
Payment of deferred acquisition costs	—	—	(296,271)	(296,271)
Withdrawals from trust account	—	1,000,000	2,000,000	3,000,000
Net cash provided by (used in) investing activities	—	(208,250,000)	1,703,729	(206,546,271)

Cash flows from financing activities
Proceeds from initial sale of common stock	25,000	—	—	25,000
Gross proceeds from private placement	—	8,253,980	—	8,253,980
Gross proceeds from public offering	—	209,050,000	—	209,050,000
Payment of offering costs	(100,000)	(11,286,466)	(309,524)	(11,695,990)
Proceeds from stockholder loans	300,000	3,160,000	—	3,460,000
Repayment of stockholder loans	—	(300,000)	(475,000)	(775,000)
Decrease in attorney trust account	(25,000)	25,000	—	—
Proceeds from (repayments of) stockholder advances	—	193,188	(193,188)	—
Net cash provided by (used in) financing activities	200,000	209,095,702	(977,712)	208,317,990

Net increase (decrease) in cash	201,781	351,935	(539,783)	13,933
Cash at beginning of period	—	201,781	553,716	—
Cash at end of period	$201,781	$553,716	$13,933	$13,933

Supplemental disclosure of cash flow information:
Non-cash investing and financing activity:
Increase in accrued acquisition costs	$—	$—	$768,772	$768,772
Increase in accrued offering costs and placement fees, net	$48,295	$2,674,444	$—	$2,722,739
Common stock subject to possible redemption	$—	$64,619,129	$—	$64,619,129
Cash paid during the periods for:
Interest	$—	$—	$119,922	$119,922
Income taxes	$—	$—	$—	$—

See accompanying notes to financial statements.

 ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006,
AND THE PERIOD FROM AUGUST 11, 2005 (INCEPTION) TO DECEMBER 31, 2005

1. Organization and Proposed Business Operations

Energy Infrastructure Acquisition Corp. (the “Company”) was incorporated in Delaware on August 11, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the energy or energy-related industries.

At December 31, 2007, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage”. All activity through December 31, 2007 relates to the Company’s formation and capital raising efforts, as described below. The Company is subject to the risks associated with development stage companies. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to acquire an operating business was contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (the “Private Placement”), a public offering (the “Public Offering”, and together with the Private Placement, the “Offerings”) and a loan from an off-shore company controlled by the Company’s President and Chief Operating Officer, all of which were completed by August 31, 2006. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offerings, although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

The Company restated its 2006 financial statements as described at Note 12.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company will face mandatory liquidation by July 21, 2008 if a business combination is not consummated, which raises substantial doubt about the Company’s ability to continue as a going concern. On December 3, 2007, the Company executed a definitive agreement, as amended and restated on February 6, 2008, to acquire certain operating assets (see Note 4). This transaction is subject to various closing conditions, including the approval of the Company’s stockholders, the preparation and execution of definitive transaction documents, the preparation of audited financial statements of the entities to be acquired, and compliance with various securities laws and regulations. The Company will also require additional capital to fund operating and transaction costs during 2008 prior to the closing of a business combination. In this regard, during March 2008, a company controlled by the Company’s President and Chief Operating Officer made a $500,000 short-term interest-bearing loan to the Company for working capital purposes. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 on January 1, 2007 did not have a material effect on the Company’s financial statements.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

For federal income tax purposes, net operating losses can be carried forward for a period of 20 years until they are either utilized or until they expire.

Earnings Per Share

The Company computes earnings per share in accordance with SFAS No. 128, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98.  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as the income available to common shareholders divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

At December 31, 2006 and 2007, the Company had securities entitling the holder thereof to acquire shares of common stock as shown below. The effect of all outstanding warrants, stock options and convertible loans was anti-dilutive for all periods presented.

Warrants	21,750,398
Stock options	3,585,000
Convertible loans	537,000
Total	25,872,398

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash, money market funds, prepaid expenses, accounts payable, accrued expenses, notes, loans and amounts due to stockholder approximate their respective fair values due to the short-term nature of these items and/or the current interest rates payable in relation to current market conditions.

Stock-Based Compensation

The Company accounts for share-based payments pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS No. 123R”). SFAS No. 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values.

The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remained unvested on the effective date.

Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. The Company did not have any modified grants during 2006 or 2007.

In addition, commencing January 1, 2006, the Company was required to recognize the unvested portion of the grant date fair value of awards issued prior to the adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants. The Company did not have any unvested outstanding stock options and warrants at December 31, 2005.

Pro forma information regarding net income (loss) per share is required by SFAS No. 123 as if the Company had accounted for its employee stock options and warrants under the fair value method of such statement. However, during the period from August 11 (Inception) to December 31, 2005, the Company had no stock options or warrants outstanding. Accordingly, no pro forma financial disclosure has been presented for the period from August 11, 2005 (Inception) to December 31, 2005.

Deferred Interest on Funds Held in Trust

Deferred interest on funds held in trust consists of the 30% less one share portion of the interest earned on the funds held in trust, which is the maximum amount, net of permitted withdrawals by the Company, that the Company would be obligated to pay to stockholders who elect to have their stock redeemed by the Company without resulting in a rejection of a business combination.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles (“GAAP”). SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants (“AICPA”) pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the potential effect of SFAS No. 157 on its financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 is effective as of the beginning of a company’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company is currently assessing the potential effect of SFAS No. 159 on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other pronouncements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. Early adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 160.

3. Private Placement and Public Offering

Private Placement

On January 2, 2006, George Sagredos, the Company’s President and Chief Operating Officer, entered into a binding firm commitment subscription agreement to purchase 825,398 units of the Company’s securities at $10.00 per unit pursuant to Regulation S under the Securities Act of 1933, as amended. In June 2006, George Sagredos assigned such subscription agreement to Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust, to purchase such securities on the same terms. George Sagredos and Andreas Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, have voting and dispositive control over such shares owned by Energy Corp. On July 17, 2006, the subscription of $8,253,980 was funded.

Public Offering

On July 21, 2006, the Company, pursuant to its Public Offering, sold 20,250,000 units at a price of $10.00 per unit. Each unit consisted of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing on the later of the completion of a business combination with a target business or July 17, 2007, one year from the effective date of the Public Offering, and expires on July 17, 2010, four years from the date of the prospectus. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which a notice of redemption is given. The common stock and warrants included in the units began to trade separately on October 4, 2006, and trading in the units ceased on such date.

On July 21, 2006, the closing date of the Public Offering, $202,500,000 was placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee (“Trust Account”). This amount includes the net proceeds of the Offerings, a convertible loan in the principal amount of $2,550,000 made prior to the consummation of the Public Offering by Robert Ventures Limited, an off-shore company controlled by the Company’s President and Chief Operating Officer, a term loan in the principal amount of $475,000 made prior to the consummation of the Public Offering by the Company’s President and Chief Operating Officer, $2,107,540 of contingent underwriting compensation and placement fees (the “Discount”), to be paid to the Maxim Group LLC (“Maxim”) and the other underwriters, respectively, if and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by the Company’s stockholders.

In addition to the contingent and/or deferred underwriting compensation and placement fees of $2,107,540 held in trust as described above, the Company was obligated to pay $412,699 in deferred placement fees to Maxim in connection with the Regulation S private placement and an additional underwriting fee of $500,000 deferred until the consummation of a business combination. Pursuant to amendments to the Underwriting Agreement, the underwriters subsequently agreed to waive the Company’s obligation to pay the underwriters such additional deferred underwriting fees of $500,000. On February 28, 2007, June 4, 2007 and September 5, 2007, the Company paid the first three of four quarterly installments of $103,175 due on the deferred placement fees of $412,699.

On August 31, 2006, the underwriters of the Company’s Public Offering exercised their option to purchase an additional 675,000 units to cover over-allotments. An additional $6,750,000 was placed in the Trust Account, bringing the total amount placed into the Trust Account to $209,250,000. This additional amount includes the net proceeds of the over-allotment of $6,615,000, and an additional convertible loan made to the Company by Robert Ventures Limited of $135,000. The Company incurred an underwriting fee of $337,500 relating to this exercise, of which $202,500 is deferred and contingent upon the consummation of a business combination.

At December 31, 2007, amounts due to underwriter in the accompanying balance sheet consisted of deferred fees and discounts of $2,310,040, that are contingently payable upon the consummation of a business combination, the fourth and final installment of the deferred placement fee of $103,174 described above, and accrued interest of $118,441 on contingently payable deferred fees and discounts included in the Trust Account. At December 31, 2006 (Restated), amounts due to underwriter consisted of deferred fees and discounts of $2,310,040, that are contingently payable upon the consummation of a business combination, the above described deferred placement fee of $412,699, and accrued interest of $34,447 on contingently payable deferred fees and discounts included in the Trust Account.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless.

During the year ended December 31, 2006, the Company reimbursed certain of its officers and directors for $286,102 of travel and other similar reimbursable expenses incurred through July 2006 that related directly to the Company’s Public Offering, and which were therefore recorded as offering costs and charged directly to stockholders’ equity.

The Company will use substantially all of the net proceeds to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

The Company is required to submit the acquisition of a target business to its stockholders for approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Offerings, including all of the officers and directors of the Company (the “Initial Stockholders”), have agreed to vote their 5,268,849 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Offerings with respect to any business combination and to vote any shares they acquire in the Offerings, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination that is approved and consummated, any holder of shares sold in the Public Offering (the “Public Stockholders”) that votes against the business combination, may require that the Company redeem their shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the Discount ($0.10 per share)) and interest earned thereon, subject to certain reductions. Accordingly, Public Stockholders holding one share less than 30% of the aggregate number of shares sold in the Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination by July 21, 2008. An off-shore company controlled by George Sagredos, the Company’s President and Chief Operating Officer, purchased an aggregate of 825,398 units in the Private Placement, but has waived its right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

4. Proposed Business Combination

On December 3, 2007, the Company entered into a definitive agreement, as amended and restated on February 6, 2008 (the “Share Purchase Agreement”), pursuant to which it has agreed to purchase, through a newly-formed, wholly-owned subsidiary, Energy Infrastructure Merger Corporation, a Marshall Islands corporation (“EIMC”), the outstanding shares of nine companies from Vanship Holdings Limited, a Liberian corporation (“Vanship”), a global shipping company carrying on business from Hong Kong, for aggregate consideration of $778,000,000, consisting of $643,000,000 payable in cash from the Company’s trust fund and borrowings under a credit facility to be negotiated and $135,000,000 payable in the form of 13,500,000 shares of common stock of EIMC (the “Acquisition”). Each of the nine companies is a special purpose vehicle (“SPV”) that owns one very large crude carrier (“VLCC”), which is a tanker vessel used to transport crude oil. Additionally, Vanship will be eligible to earn an additional 3,000,000 shares of common stock of EIMC in each of the first and second 12-month periods following the merger (up to a total of 6,000,000 shares in the aggregate) based on the achievement of certain EBITDA milestones associated with the purchased vessels. The $643,000,000 cash payment will be reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the business combination and is subject to other closing adjustments.

Concurrently with the Acquisition, it is intended that the Company will consummate a merger with EIMC in which EIMC will be the surviving entity (the “Redomiciliation Merger”, and together with the Acquisition, the “Business Combination”). Concurrently with and contingent on the closing of the Business Combination:

Vanship has agreed to purchase up to 5,000,000 units of EIMC to the extent necessary for EIMC to secure financing for the Acquisition at a purchase price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant. The units will be identical to those that were issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

George Sagredos, the Company's President and COO and a Director, will convert convertible debt in the aggregate principal amount of $2,685,000 into 268,500 units, at a conversion price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant. The units will be identical to those that were issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

George Sagredos will transfer to Vanship, at no additional cost to Vanship, 425,000 warrants purchased by a company controlled by him in a private placement of units in the Company made prior to the Company’s July 2006 IPO.

As a condition to the closing of the Business Combination, George Sagredos and Andreas Theotokis, the Company’s Chairman of the Board of Directors shall have agreed to the termination of stock options to purchase an aggregate of 3,585,000 shares of common stock (exercisable at $0.01 per share) that were issued to them prior to the Company’s July 2006 IPO.

George Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be issued 1,000,000 units of EIMC, consisting of one share of common stock and one common stock purchase warrant. These units will be identical to the units issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, EIMC will pay a dividend of $1.54 per share to EIMC's public shareholders on the first anniversary of the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing that EIMC insiders shall have agreed, to waive any right to receive dividend payments in respect of the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of this one-time dividend to the public shareholders.

Each of the Acquisition and the Redomiciliation Merger are conditioned upon the consummation of the other, and are each subject to customary closing conditions, including the approval of the Company’s stockholders, the preparation and execution of definitive transaction documents, the preparation of audited financial statements of the SPVs, and compliance with various securities laws and regulations.

Pursuant to the Company’s certificate of incorporation, holders of shares purchased in the Company’s initial public offering (other than the Company’s initial stockholders) may vote against the Business Combination and demand that the Company redeem their shares for a cash payment of $10.00 per share, plus a portion of the interest earned not previously released to it (net of taxes payable), as of the record date. The Company will not consummate the Business Combination if holders of 6,525,119 or more shares exercise these redemption rights. If holders of the maximum permissible number of shares elect redemption without the Company being required to abandon the Business Combination, the Company may not have funds available to proceed with the Business Combination unless it is able to obtain additional capital. Assuming that the Company’s stockholders approve the Business Combination, EIMC intends to sell such number of shares of its common stock equal to the number of shares of the Company’s common stock that are redeemed upon completion of the Business Combination. The proceeds of such sale would be used to fund redemptions of common stock by the Company’s stockholders. There can be no assurance that EIMC will be able to successfully complete such sale. To the extent such sale is not completed and the Company has insufficient funds to complete the Business Combination, the Business Combination will not occur, and it is likely that the Company will be required to dissolve and liquidate.

The transaction is expected to be accounted for as a “reverse merger” since, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the transaction will have effective control of the Company through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through EIMC, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through EIMC) for the stock of the Company. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of the Company, and the Company’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in the three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

At December 31, 2007, $1,065,043 of deferred acquisition costs included on the Company’s balance sheet consisted principally of legal fees, accounting fees, consulting and advisory fees, and other outside costs incurred by the Company during 2007 that are related to the Business Combination, and will be charged to additional paid-in capital upon the consummation of the Business Combination, or charged to the operations in the event that the Business Combination does not occur. The Company is responsible for paying certain of Vanship’s accounting fees incurred in conjunction with the Business Combination, which have been accrued and included in deferred acquisition costs at December 31, 2007. The Company is also responsible for reimbursing Vanship for its legal and accounting fees in the event that the Share Purchase Agreement is terminated.

5.  Money Market Funds - Held in Trust

Money market funds - held in trust at December 31, 2007 consist of Lehman Brothers Municipal Money Fund Tax Free Money Fund of $73,172,089, including accrued interest of $185,418, and Money Market Obligations Trust Tax Free Obligations of $143,851,072, including accrued interest of $575,292, with coupon rates of 3.587% and 3.332%, respectively.

Money market funds - held in trust at December 31, 2006 consist of Lehman Brothers Municipal Money Fund Tax Free Money Fund of $70,671,722, including accrued interest of $206,244, and Money Market Obligations Trust Tax Free Obligations of $140,743,084, including accrued interest of $410,958, with coupon rates of 3.675% and 3.679%, respectively.

Certain portions of these investment funds may not be covered by insurance.

6. Notes and Advances Payable to Stockholder

On July 17, 2006, Robert Ventures Limited, an off-shore company controlled by George Sagredos, loaned $2,550,000 to the Company in the form of a convertible note. Such loan bears interest at a per annum rate equivalent to the per annum interest rate applied to funds held in the Trust Account during the quarterly period covered by such interest payment (average 3.503% from inception to December 31, 2007). The Company is obligated to make quarterly interest payments on such loan following the expiration of the first full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements. During the quarter ended December 31, 2006, the Company had met this requirement. Accordingly, on March 12, 2007, the Company made its first quarterly interest payment of interest accrued on this loan through February 28, 2007. Principal on the loan is due the earlier of the Company’s liquidation or the consummation of a business combination. The holder of the loan has the option to convert all of the principal of such indebtedness into units that are identical to the units offered in the Public Offering, at a conversion price of $10.00 a unit, commencing two days following the date the Company files a preliminary proxy statement with respect to a proposed business combination. In the event that the holder of the convertible loan elects to convert the full amount of the loan, it will receive 255,000 units which, upon separation of the units would result in the holder having an additional 255,000 shares of common stock and 255,000 warrants.

On August 31, 2006, in connection with the underwriters’ exercise of their option to purchase an additional 675,000 units to cover over-allotments, Roberts Ventures Limited loaned an additional $135,000 to the Company in the form of a convertible loan under the same terms and conditions as described above. On March 12, 2007, the Company made its first quarterly interest payment of interest accrued on this loan through February 28, 2007. In the event that the holder of the additional convertible loan elects to convert the full amount of the loan, it will receive an additional 13,500 units which, upon separation of the units, would result in the holder having an additional 13,500 shares of common stock and 13,500 warrants.

On July 17, 2006, George Sagredos also loaned $475,000 to the Company. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the same period that such loan is outstanding (average 3.503% from inception to December 31, 2007). The Company is obligated to repay the principal and accrued interest on such loan following the earlier of (i) the expiration of the second full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements, (ii) the consummation of a business combination by the Company, or (iii) the Company’s dissolution and liquidation. During the quarter ended December 31, 2006, the Company had met this requirement. Accordingly, the Company repaid the principal of $475,000 and accrued interest of $14,437 on this loan on June 4, 2007.

In addition to the above, the Company was indebted to George Sagredos for non-interest bearing advances totaling $193,188 as of December 31, 2006. On May 7, 2007, such non-interest bearing advances were repaid in full.

7. Common Stock

The Company is authorized to issue 89,000,000 shares of common stock. On December 30, 2005, the Company issued 3,956,349 shares of common stock to its founders. As of April 21, 2006, the Company effected a 0.4739219-for-1 stock dividend, which resulted in the issuance of an additional 1,875,000 shares to its founders. The Company’s financial statements give retroactive effect to such stock dividend.

On July 18, 2006, certain of the Company’s stockholders surrendered for cancellation an aggregate 562,500 shares of common stock in order to maintain the percentage ownership of its stockholders prior to the Public Offering.

On July 18, 2006, the Company agreed to issue to Maxim, as representative of the underwriters, 202,500 shares of its common stock to be deposited into escrow, subject to forfeiture, and released to the representative only upon consummation of a business combination.

On July 18, 2006, the founders agreed to surrender, without consideration, up to an aggregate of 270,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event Public Stockholders exercise their right to have the Company redeem their shares for cash. Accordingly, for every 23 shares redeemed by Public Stockholders, the founders have agreed to surrender one share for cancellation.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

9. Stock Options

On July 18, 2006, the Company rescinded all prior agreements to grant stock options to George Sagredos and to Andreas Theotokis. Such agreements were to be effective on the closing date of the Public Offering. Also on July 18, 2006, the Company authorized the grant to George Sagredos on the closing date of the Public Offering of an option to purchase an aggregate of 2,688,750 shares of common stock at an exercise price of $0.01 per share, with the option exercisable in four quarterly installments of 672,187 options on each of the first three quarterly installment dates and 672,189 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, and with the vesting of such options contingent upon George Sagredos being an officer of the Company on each respective vesting date. The Company also approved the grant to Andreas Theotokis on the closing date of the Public Offering of an option to purchase an aggregate of 896,250 shares of Common Stock at an exercise price of $0.01 per share, with such option exercisable in four quarterly installments of 224,062 options on each of the first three quarterly installment dates and 224,064 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, subject to Andreas Theotokis being an officer the Company on each respective vesting date. The options granted to George Sagredos and to Andreas Theotokis are exercisable for a term of five years after the vesting date.

Because the grant of the options is deemed to be stock-based compensation, commencing on the date of grant (which occurred at the closing of the Public Offering), pursuant to SFAS No. 123R, the Company is required to record a charge to operations in an amount equal to the fair value of such options, which the Company has estimated using the Black-Scholes option-pricing model, to be an aggregate of approximately $34,920,000. In valuing the options, the Company did not consider it necessary to evaluate possible variations in volatility or other input metrics, since, due to the very large spread between the exercise price of the options ($0.01 per share) and the fair value of the underlying common stock ($9.75 per share), the Black-Scholes formula yields a consistent fair value capped at $9.74 per share ($9.75 minus $0.01). In accounting for the options, the Company considers the consummation of a business combination to be a performance condition that is expected to be met. As a result of including the two-year period that the Company has to effect a business combination and the one-year vesting period of the options, the Company expects that the charge to earnings with respect to each quarterly installment will be amortized over a maximum period of 36 months, which is the implicit service period. Accordingly, on an aggregate basis, as a result of the grant of such options, at December 31, 2007, the Company is scheduled to recognize stock-based compensation expense during the remaining term of such options of approximately $11,640,000 and $6,310,000, during the years ending December 31, 2008 and 2009, respectively.

In the event that the Company consummates a business combination in less than two years from the closing date of the Public Offering, the above amortization schedule would be accelerated and the Company therefore would record an increased charge to operations through such date based on the revised estimate of the implicit service period.

A summary of stock option activity for the years ended December 31, 2007 and 2006 is shown below.

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Options outstanding at December 31, 2005	—	$—	—
Granted	3,585,000	0.01	7.63
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding at December 31, 2006	3,585,000	0.01	7.19
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Options outstanding at December 31, 2007	3,585,000	$0.01	6.19

Options exercisable at December 31, 2007	—	$—	—

The aggregate intrinsic value of stock options outstanding was approximately $36,316,000 at December 31, 2007.

10. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 2006 and 2007 are as follows:

	December 31,
	2006	2007
	(Restated)

Expenses deferred for income tax purposes	$144,000	$541,000
Interest expense to related party	20,000	14,000
Net operating loss carryforwards	54,000	149,000
Total deferred tax assets	218,000	704,000
Valuation allowance	(218,000)	(704,000)
Net deferred tax assets	$—	$—

No federal tax provision has been provided for the period from August 11, 2005 (Inception) to December 31, 2005, and for the years ended December 31, 2006 and 2007 due to the losses incurred to date. The reconciliation between the income tax rate computed by applying the U.S. federal statutory rate and the effective rate for the period from August 11, 2005 (Inception) to December 31, 2005, and the years ended December 31, 2007, and 2006, is as follows:

	Period from August 11, 2005	Years Ended December 31,
	(Inception) to December 31, 2005	2006	2007
		(Restated)

U.S. federal statutory tax rate	(34.0%)	(34.0%)	(34.0%)
Tax-exempt interest income	—	(19.5%)	(32.3%)
Non-deductible stock-based compensation	—	47.8%	59.0%
Change in valuation allowance	34.0%	5.7%	7.3%
Effective tax rate	0.0%	0.0%	0.0%

At December 31, 2007, the Company has available net operating loss carryforwards for federal income tax purposes of approximately $320,000 which, if not utilized earlier, expire beginning in 2027.

11. Commitments and Contingencies

The Company will not proceed with a business combination if Public Stockholders owning 30% or more of the shares sold in the Private Placement and Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Stockholders owning up to one share less than 30% of the aggregate shares sold in the Private Placement and Public Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to one share less than 30% of the 21,750,398 shares of common stock included in the units, or 6,525,118 shares of common stock, at an expected initial per-share redemption price of $10.00, plus a pro rata share of the accrued interest earned on the trust account (net of (i) taxes payable on interest earned, (ii) up to $3,430,111 of interest income released to the Company to fund its working capital, (iii) payment of quarterly interest payments on the convertible loan and repayment of the convertible loan upon the earlier to occur of the Company’s dissolution and liquidation or a business combination, if not converted, and (iv) repayment of the term loan, plus accrued interest), including a pro rata share of the accrued interest earned on the underwriters’ contingent compensation. However, the ability of stockholders to receive $10.00 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the trust account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the trust account of approximately $9.90. Of the excess redemption price, approximately $0.10 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total contingent underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.10 for each share that is redeemed. The balance will be paid from proceeds held in the trust account, which are payable to the Company upon consummation of a business combination. In order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender shares to the Company (at an assumed value of $10.00 per share) for cancellation, up to a maximum of 270,000 shares. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds representing less than a fair market value at least equal to 80% of the amount in the trust account (excluding any funds held for the benefit of Maxim and the other underwriters) at the time of such acquisition, which amount is required as a condition to the consummation of the Company’s initial business combination, and the Company may therefore be required to raise additional capital to consummate a business combination or to liquidate if it is unable to do so.

On July 24, 2006, the Company entered into a two-year agreement for investor relations and financial media support services for a minimum monthly fee of $3,500 before a business combination, or $6,500 after a business combination.

The Company has engaged Maxim, the representative of the underwriters of its Public Offering, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

—	the market price of the underlying shares of common stock is lower than the exercise price;
—	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;
—	the warrants are held in a discretionary account;
—	the warrants are exercised in an unsolicited transaction; or
—	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

As of October 1, 2006, the Company terminated its Administrative Services Agreement with an unaffiliated third party, in connection with which the Company paid $7,500 per month commencing July 21, 2006, the closing date of the Public Offering, for office space and general and administrative expenses, and entered into a Consulting Agreement with the same party providing for the same monthly fee of $7,500, for a term concluding on the consummation of a business combination.

In October 2006, the Company contracted with an unrelated party for the use of administrative services, including shared facilities and personnel, for a term of one year at a minimum cost of $10,000. This agreement automatically renewed for an additional one year in October 2007.

On December 18, 2006, the Company entered into an agreement with Maxim for professional services to be rendered in connection with the acquisition of a target company. The agreement terminates on July 18, 2008 and requires the Company to pay Maxim a financial advisor fee equal to 0.75%, not to exceed $2,750,000, of the total consideration, as defined in the agreement, paid in such acquisition, plus a finder’s fee equal to 0.5% of the consideration for any target introduced to the Company.

During 2007, the Company entered into various agreements for assistance in identifying, evaluating, negotiating and arranging funding for potential acquisition opportunities. Generally, the agreements are terminable upon short notice by either party and provide for a success fee of 1% of the transaction value in the event such adviser’s efforts lead to a successful business combination.

Included in accounts payable and accrued expenses at December 31, 2007 is $545,240 owed by the Company to its law firm. The payment of 50% of such law firm’s billings since October 1, 2007 has been deferred until July 18, 2008 and is payable, plus a 20% bonus, contingent on the Company completing a business combination. If the Company does not complete a business combination by such date, the law firm has agreed to permanently waive its right to receive such deferred amount.

In conjunction with the pending business combination described at Note 4, the Company is responsible for reimbursing Vanship for its legal and accounting fees in the event that the Share Purchase Agreement is terminated. As of February 29, 2008, the aggregate fees with respect to such contingency were approximately $1,600,000.

12. Restatement

During the year ended December 31, 2007, the Company determined that interest potentially distributable to redeeming stockholders was incorrectly calculated and the related liability was therefore overstated at September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. At no time did this matter affect the funds held in the trust account or the rights of the Public Stockholders with respect to their redemption rights.

The Company initially corrected such overstatement by recording a credit to results of operations for the three months and nine months ended September 30, 2007. The Company has subsequently elected to restate its financial statements at September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 for this adjustment, as well as for two additional minor adjustments as further described below.

The impact of the restatement on the Company’s 2006 balance sheet and statement of operations is summarized as shown below. The restatement did not have any effect on the Company’s 2006 statement of cash flows.

	As Originally Filed	Adjustments - Increase (Decrease)			As Restated
Balance Sheet - December 31, 2006:

Total current assets	$212,082,482	$	---		$212,082,482
Total assets	212,082,482		---		212,082,482

Total current liabilities	7,327,955		(991,194)	(1)	6,371,208
			34,447	(2)

Common stock subject to possible redemption	64,597,399		21,730	(3)	64,619,129
Paid-in capital in excess of par	143,954,333		(21,730)	(3)	143,932,603
Deficit accumulated during the development stage	(3,799,927)		(956,747)	(3)	(2,843,180)
Total stockholders’ equity	140,157,128		935,017		141,092,145

Statement of Operations - Year Ended December 31, 2006:

Interest income	2,182,796		991,194	(1)	3,139,543
			(34,447)	(2)

Net loss	(3,798,048)		(956,747)		(2,841,301)
Net loss per common share - basic and diluted	$(0.25)		$(0.07)		$(0.18)

Description of adjustments:

(1) To reduce the liability for deferred interest on funds held in trust.
(2) To accrue for interest due to the underwriter for the portion of the underwriter’s fees held in trust.
(3) To increase common shares subject to redemption from 29.99% (6,522,945 shares) to one share less than 30%
(6,525,118 shares), an increase of 2,173 shares, recorded at $10.00 per share.

13.  Quarterly Results of Operations (Unaudited)

The following table sets forth unaudited quarterly results of operations for the years ended December 31, 2006 (Restated) and 2007. This unaudited quarterly information has been derived from the Company’s unaudited financial statements and, in the Company’s opinion, includes all adjustments, including normal recurring adjustments, necessary for a fair presentation of the information for the periods covered. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Year Ended December 31, 2006
			(Restated)	(Restated)	(Restated)

Operating expenses	$(2,250)	$(10,837)	$(2,617,413)	$(3,294,445)	$(5,924,945)
Interest income	1,049	17	1,353,304	1,785,173	3,139,543
Interest expense - stockholder	(2,959)	(2.992)	(22,291)	(27,657)	(55,899)
Net loss	$(4,160)	$(13,812)	$(1,286,400)	$(1,536,929)	$(2,841,301)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.06)	$(0.06)	$(0.18)
Weighted average common shares outstanding - basic and diluted	5,831,349	5,831,349	22,270,845	27,221,747	15,366,555

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Year Ended December 31, 2007
	(Restated)	(Restated)	(Restated)

Operating expenses	$(3,316,275)	$(3,329,129)	$(3,257,857)	$(3,068,445)	$(12,971,706)
Interest income	1,777,221	1,885,132	1,326,669	1,380,446	6,369,468
Interest expense - stockholder	(26,943)	(27.177)	(24,736)	(22,906)	(101,762)
Net loss	$(1,565,997)	$(1,471,174)	$(1,955,924)	$(1,710,905)	$(6,704,000)

Net loss per common share - basic and diluted	$(0.06)	$(0.05)	$(0.07)	$(0.06)	$(0.25)
Weighted average common shares outstanding - basic and diluted	27,221,747	27,221,747	27,221,747	27,221,747	27,221,747

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash	$11,003	$13,933
Money market funds - held in trust	217,799,903	217,023,161
Prepaid expenses	90,582	108,341
Total current assets	217,901,488	217,145,435
Deferred acquisition costs	1,845,227	1,065,043
Total assets	$219,746,715	$218,210,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,226,363	$1,150,444
Amounts due to underwriter	2,545,750	2,531,656
Deferred interest on funds held in trust	1,537,009	1,156,315
Accrued interest payable to stockholder	36,252	40,489
Note payable to stockholder	500,000	—
Convertible loans payable to stockholder	2,685,000	2,685,000
Total liabilities	8,530,374	7,563,904

Common stock subject to possible redemption - 6,525,118 shares at redemption value	64,619,129	64,619,129

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized - 1,000,000 shares; issued - none	—	—
Common stock, $0.0001 par value; authorized - 89,000,000 shares; issued and outstanding - 27,221,747 shares, inclusive of 6,525,118 shares subject to possible redemption	2,722	2,722
Paid-in capital in excess of par	158,481,728	155,571,903
Deficit accumulated during the development stage	(11,887,238)	(9,547,180)
Total stockholders’ equity	146,597,212	146,027,445
Total liabilities and stockholders’ equity	$219,746,715	$218,210,478

See accompanying notes to condensed financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Period from August 11, 2005 (Inception) to March 31, 2008
	2007	2008	(Cumulative)

Operating expenses, including stock-based compensation to management of $2,909,825 and $2,909,825 for the three months ended March 31, 2008 and 2007, respectively, and $19,883,804 for the period from August 11, 2005 (inception) to March 31, 2008 (cumulative)	$(3,316,275)	$(3,202,946)	$(22,100,507)
Interest income	1,777,221	881,954	10,392,746
Interest expense - stockholder	(26,943)	(19,066)	(179,477)
Net loss	$(1,565,997)	$(2,340,058)	$(11,887,238)
Net loss per common share - basic and diluted	$(0.06)	$(0.09)	$(0.61)
Weighted average number of common shares outstanding - basic and diluted	27,221,747	27,221,747	19,559,950

See accompanying notes to condensed financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Paid-in Capital in Excess	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	of Par	Stage	Equity

Balance, August 11, 2005 (Inception)	—	$—	$—	$—	$—
Sale of shares to founding stockholders at $0.0043 per share	5,831,349	583	24,417	—	25,000
Net loss for the period ended December 31, 2005	—	—	—	(1,879)	(1,879)
Balance, December 31, 2005	5,831,349	583	24,417	(1,879)	23,121
Shares surrendered and cancelled	(562,500)	(56)	56	—	—
Shares issued in private placement and public offering, net of offering costs	21,750,398	2,175	203,192,600	—	203,194,775
Shares issued to underwriter	202,500	20	(20)	—	—
Shares reclassified to “Common stock subject to possible redemption”	—	—	(64,597,399)	—	(64,597,399)
Stock-based compensation	—	—	5,334,679	—	5,334,679
Net loss for the year	—	—	—	(3,798,048)	(3,798,048)
Balance, December 31, 2006	27,221,747	2,722	143,954,333	(3,799,927)	140,157,128
Stock-based compensation	—	—	11,639,300	—	11,639,300
Net loss for the year	—	—	—	(6,704,000)	(6,704,000)
Balance, December 31, 2007	27,221,747	2,722	155,571,903	(9,547,180)	146,027,445
Unaudited:
Stock-based compensation	—	—	2,909,825	—	2,909,825
Net loss for the three months ended March 31, 2008	—	—	—	(2,340,058)	(2,340,058)
Balance, March 31, 2008	27,221,747	$2,722	$158,481,728	$(11,887,238)	$146,597,212

See accompanying notes to condensed financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,		Period from August 11, 2005 (Inception) to March 31, 2008
	2007	2008	(Cumulative)
Cash flows from operating activities
Net loss	$(1,565,997)	$(2,340,058)	$(11,887,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,909,825	2,909,825	19,883,804
Interest earned on funds held in trust	(1,776,007)	(1,262,647)	(11,917,367)
Changes in operating assets and liabilities:
(Increase) decrease in -
Prepaid expenses	34,290	17,759	(90,582)
Increase (decrease) in -
Accounts payable and accrued expenses	94,802	(99,572)	282,100
Deferred interest on funds held in trust	—	380,694	1,537,009
Accrued interest payable to stockholder	(29,778)	(4,238)	36,251
Net cash used in operating activities	(332,865)	(398,237)	(2,156,023)

Cash flows from investing activities
Funds placed in trust account	—	—	(209,250,000)
Payment of deferred acquisition costs	—	(604,693)	(900,964)
Withdrawals from trust account	—	500,000	3,500,000
Net cash used in investing activities	—	(104,693)	(206,650,964)

Cash flows from financing activities
Proceeds from initial sale of common stock	—	—	25,000
Gross proceeds from private placement	—	—	8,253,980
Gross proceeds from public offering	—	—	209,050,000
Payments of offering costs	(103,175)	—	(11,695,990)
Proceeds from stockholder loans	—	500,000	3,960,000
Repayment of stockholder loans	—	—	(775,000)
Net cash provided by (used in) financing activities	(103,175)	500,000	208,817,990

Net increase (decrease) in cash	(436,040)	(2,930)	11,003
Cash at beginning of period	553,716	13,933	—
Cash at end of period	$117,676	$11,003	$11,003

Supplemental disclosure of cash flow information:
Cash paid during the periods for:
Interest	$56,721	$23,303	$143,226
Income taxes	$—	$—	$—

Supplemental disclosure of non-cash financing activity:
Increase in accrued acquisition costs	$—	$175,491	$944,263
Increase in accrued offering costs and placement fees, net	$—	$—	$2,413,215
Common stock subject to possible redemption	$—	$—	$64,619,129

See accompanying notes to condensed financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

Three Months Ended March 31, 2008 and 2007

1. Basis of Presentation

The condensed financial statements of Energy Infrastructure Acquisition Corp. (the “Company”) at March 31, 2008, for the three months ended March 31, 2008 and 2007, and for the period from August 11, 2005 (inception) to March 31, 2008 (cumulative), are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008, the results of its operations for the three months ended March 31, 2008 and 2007, and for the period from August 11, 2005 (inception) to March 31, 2008 (cumulative), and its cash flows for the three months ended March 31, 2008 and 2007, and for the period from August 11, 2005 (inception) to March 31, 2008 (cumulative). Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. The condensed balance sheet at December 31, 2007 has been derived from the audited financial statements.

The statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and other information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with Securities and Exchange Commission.

2. Organization and Proposed Business

The Company was incorporated in Delaware on August 11, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the energy or energy-related industries.

The Company formed a new wholly-owned subsidiary, Energy Infrastructure Merger Corporation, under the laws of the Marshall Islands on November 30, 2007.

At March 31, 2008, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage”. All activity through March 31, 2008 relates to the Company’s formation and the public offering, as described below. Company is subject to the risks associated with development stage companies. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to acquire an operating business was contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (the “Private Placement”), a public offering (the “Public Offering”, and together with the Private Placement, the “Offerings”) and a loan from an off-shore company controlled by the Company’s President and Chief Operating Officer, all of which were completed by August 31, 2006. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offerings, although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company will face mandatory liquidation by July 21, 2008 if a business combination is not consummated, which raises substantial doubt about the Company’s ability to continue as a going concern. On December 3, 2007, the Company executed a definitive agreement, as amended and restated on February 6, 2008, to acquire certain operating assets (see Note 5). This transaction is subject to various closing conditions, including the approval of the Company’s stockholders, the preparation and execution of definitive transaction documents, the preparation of audited financial statements of the entities to be acquired, and compliance with various securities laws and regulations. The Company will also require additional capital to fund operating and transaction costs during 2008 prior to the closing of a business combination. In this regard, during March 2008, a company controlled by the Company’s President and Chief Operating Officer made a $500,000 short-term interest-bearing loan to the Company for working capital purposes. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3. Summary of Significant Accounting Policies

Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The adoption of FIN 48 on January 1, 2007 did not have a material effect on the Company’s financial statements.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

For federal income tax purposes, net operating losses can be carried forward for a period of 20 years until they are either utilized or until they expire.

Earnings Per Share

The Company computes earnings per share in accordance with SFAS No. 128, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98.  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as the income available to common shareholders divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

At March 31, 2008 and 2007, the Company had securities entitling the holder thereof to acquire shares of common stock as shown below. The effect of all outstanding warrants, stock options and convertible loans was anti-dilutive for all periods presented.

Warrants	21,750,398
Stock options	3,585,000
Convertible loans	537,000
Total	25,872,398

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash, money market funds, prepaid expenses, accounts payable, accrued expenses, notes, loans and amounts due to stockholder approximate their respective fair values due to the short-term nature of these items and/or the current interest rates payable in relation to current market conditions.

Stock-Based Compensation

The Company accounts for share-based payments pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS No. 123R”). SFAS No. 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values.

The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remained unvested on the effective date.

Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. The Company did not have any modified grants during 2006, 2007 or 2008.

In addition, commencing January 1, 2006, the Company was required to recognize the unvested portion of the grant date fair value of awards issued prior to the adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants. The Company did not have any unvested outstanding stock options and warrants at December 31, 2005.

Deferred Interest on Funds Held in Trust

Deferred interest on funds held in trust consists of the 30% less one share portion of the interest earned on the funds held in trust, which is the maximum amount, net of permitted withdrawals by the Company, that the Company would be obligated to pay to stockholders who elect to have their stock redeemed by the Company without resulting in a rejection of a business combination.

Adoption of New Accounting Policies

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which establishes a formal framework for measuring fair value under Generally Accepted Accounting Principles (“GAAP”). SFAS No. 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and American Institute of Certified Public Accountants (“AICPA”) pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 was effective January 1, 2008.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS No. 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS No. 159 also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS No. 157 and SFAS No. 107. SFAS No. 159 was effective January 1, 2008.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, will be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) makes significant amendments to other Statements and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provides guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141(R).

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”), which revises the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, (ii) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently as equity transactions, (iv) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, with the gain or loss on the deconsolidation of the subsidiary being measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, and (v) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). The objective of SFAS No. 161 is to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 applies to all derivative financial instruments, including bifurcated derivative instruments (and nonderivative instruments that are designed and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS No. 133) and related hedged items accounted for under SFAS No. 133 and its related interpretations. SFAS No. 161 also amends certain provisions of SFAS No. 131. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 161.

4. Private Placement and Public Offering

Private Placement

On January 2, 2006, George Sagredos, the Company’s President and Chief Operating Officer, entered into a binding firm commitment subscription agreement to purchase 825,398 units of the Company’s securities at $10.00 per unit pursuant to Regulation S under the Securities Act of 1933, as amended. In June 2006, George Sagredos assigned such subscription agreement to Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust, to purchase such securities on the same terms. George Sagredos and Andreas Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, have voting and dispositive control over such shares owned by Energy Corp. On July 17, 2006, the subscription of $8,253,980 was funded.

Public Offering

On July 21, 2006, the Company, pursuant to its Public Offering, sold 20,250,000 units at a price of $10.00 per unit. Each unit consisted of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing on the later of the completion of a business combination with a target business or July 17, 2007, one year from the effective date of the Public Offering, and expires on July 17, 2010, four years from the date of the prospectus. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which a notice of redemption is given. The common stock and warrants included in the units began to trade separately on October 4, 2006, and trading in the units ceased on such date.

On July 21, 2006, the closing date of the Public Offering, $202,500,000 was placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee (“Trust Account”). This amount includes the net proceeds of the Offerings, a convertible loan in the principal amount of $2,550,000 made prior to the consummation of the Public Offering by Robert Ventures Limited, an off-shore company controlled by the Company’s President and Chief Operating Officer, a term loan in the principal amount of $475,000 made prior to the consummation of the Public Offering by the Company’s President and Chief Operating Officer, $2,107,540 of contingent underwriting compensation and placement fees (the “Discount”), to be paid to the Maxim Group LLC (“Maxim”) and the other underwriters, respectively, if and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by the Company’s stockholders.

In addition to the contingent and/or deferred underwriting compensation and placement fees of $2,107,540 held in trust as described above, the Company was obligated to pay $412,699 in deferred placement fees to Maxim in connection with the Regulation S private placement and an additional underwriting fee of $500,000 deferred until the consummation of a business combination. Pursuant to amendments to the Underwriting Agreement, the underwriters subsequently agreed to waive the Company’s obligation to pay the underwriters such additional deferred underwriting fees of $500,000. On February 28, 2007, June 4, 2007 and September 5, 2007, the Company paid the first three of four quarterly installments of $103,175 due on the deferred placement fees of $412,699.

On August 31, 2006, the underwriters of the Company’s Public Offering exercised their option to purchase an additional 675,000 units to cover over-allotments. An additional $6,750,000 was placed in the Trust Account, bringing the total amount placed into the Trust Account to $209,250,000. This additional amount includes the net proceeds of the over-allotment of $6,615,000, and an additional convertible loan made to the Company by Robert Ventures Limited of $135,000. The Company incurred an underwriting fee of $337,500 relating to this exercise, of which $202,500 is deferred and contingent upon the consummation of a business combination.

At March 31, 2008, amounts due to underwriter in the accompanying balance sheet consisted of deferred fees and discounts of $2,310,040, that are contingently payable upon the consummation of a business combination, the fourth and final installment of the deferred placement fee of $103,174 described above, and accrued interest of $132,536 on contingently payable deferred fees and discounts included in the Trust Account. At December 31, 2007, amounts due to underwriter in the accompanying balance sheet consisted of deferred fees and discounts of $2,310,040, that are contingently payable upon the consummation of a business combination, the fourth and final installment of the deferred placement fee of $103,174 described above, and accrued interest of $118,441 on contingently payable deferred fees and discounts included in the Trust Account.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless.

During the year ended December 31, 2006, the Company reimbursed certain of its officers and directors for $286,102 of travel and other similar reimbursable expenses incurred through July 2006 that related directly to the Company’s Public Offering, and which were therefore recorded as offering costs and charged directly to stockholders’ equity.

The Company will use substantially all of the net proceeds to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

The Company is required to submit the acquisition of a target business to its stockholders for approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Offerings, including all of the officers and directors of the Company (the “Initial Stockholders”), have agreed to vote their 5,268,849 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Offerings with respect to any business combination and to vote any shares they acquire in the Offerings, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination that is approved and consummated, any holder of shares sold in the Public Offering (the “Public Stockholders”) that votes against the business combination, may require that the Company redeem their shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the Discount ($0.10 per share)) and interest earned thereon, subject to certain reductions. Accordingly, Public Stockholders holding one share less than 30% of the aggregate number of shares sold in the Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination by July 21, 2008. An off-shore company controlled by George Sagredos, the Company’s President and Chief Operating Officer, purchased an aggregate of 825,398 units in the Private Placement, but has waived its right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

5. Proposed Business Combination

On December 3, 2007, the Company entered into a definitive agreement, as amended and restated on February 6, 2008 (the “Share Purchase Agreement”), pursuant to which it has agreed to purchase, through a newly-formed, wholly-owned subsidiary, Energy Infrastructure Merger Corporation, a Marshall Islands corporation (“EIMC”), the outstanding shares of nine companies from Vanship Holdings Limited, a Liberian corporation (“Vanship”), a global shipping company carrying on business from Hong Kong, for aggregate consideration of $778,000,000, consisting of $643,000,000 payable in cash from the Company’s trust fund and borrowings under a credit facility to be negotiated and $135,000,000 payable in the form of 13,500,000 shares of common stock of EIMC (the “Acquisition”). Each of the nine companies is a special purpose vehicle (“SPV”) that owns one very large crude carrier (“VLCC”), which is a tanker vessel used to transport crude oil. Additionally, Vanship will be eligible to earn an additional 3,000,000 shares of common stock of EIMC in each of the first and second 12-month periods following the merger (up to a total of 6,000,000 shares in the aggregate) based on the achievement of certain EBITDA milestones associated with the purchased vessels. The $643,000,000 cash payment will be reduced by the aggregate amount of net indebtedness of the SPVs at the time of the completion of the business combination and is subject to other closing adjustments.

Concurrently with the Acquisition, it is intended that the Company will consummate a merger with EIMC in which EIMC will be the surviving entity (the “Redomiciliation Merger”, and together with the Acquisition, the “Business Combination”). Concurrently with and contingent on the closing of the Business Combination:

Vanship has agreed to purchase 5,000,000 units of EIMC, subject to certain conditions, at a purchase price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant. The units will be identical to those that were issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

George Sagredos, the Company's President and COO and a Director, will convert convertible debt in the aggregate principal amount of $2,685,000 into 268,500 units, at a conversion price of $10.00 per unit. Each unit will consist of one share of common stock and one common stock purchase warrant. The units will be identical to those that were issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

George Sagredos will transfer to Vanship, at no additional cost to Vanship, 425,000 warrants purchased by a company controlled by him in a private placement of units in the Company made prior to the Company’s July 2006 IPO.

As a condition to the closing of the Business Combination, George Sagredos and Andreas Theotokis, the Company’s Chairman of the Board of Directors shall have agreed to the termination of stock options to purchase an aggregate of 3,585,000 shares of common stock (exercisable at $0.01 per share) that were issued to them prior to the Company’s July 2006 IPO.

George Sagredos (and any permitted assignee and/or transferee as permitted by the Share Purchase Agreement) will be issued 1,000,000 units of EIMC, consisting of one share of common stock and one common stock purchase warrant. These units will be identical to the units issued in the Company’s July 2006 IPO except that they will be subject to a lock-up period of six months post-closing.

Under the Share Purchase Agreement and subject to its ability to do so under applicable law, EIMC will pay a dividend of $1.54 per share to EIMC's public shareholders on the first anniversary of the consummation of the Business Combination. Vanship has agreed, and it is a condition to the closing that EIMC insiders shall have agreed, to waive any right to receive dividend payments in respect of the one-year period immediately following the consummation of the Business Combination in order to facilitate the payment of this one-time dividend to the public shareholders.

Each of the Acquisition and the Redomiciliation Merger are conditioned upon the consummation of the other, and are each subject to customary closing conditions, including the approval of the Company’s stockholders, the preparation and execution of definitive transaction documents, the preparation of audited financial statements of the SPVs, and compliance with various securities laws and regulations.

Pursuant to the Company’s certificate of incorporation, holders of shares purchased in the Company’s initial public offering (other than the Company’s initial stockholders) may vote against the Business Combination and demand that the Company redeem their shares for a cash payment of $10.00 per share, plus a portion of the interest earned not previously released to it (net of taxes payable), as of the record date. The Company will not consummate the Business Combination if holders of 6,525,119 or more shares exercise these redemption rights. If holders of the maximum permissible number of shares elect redemption without the Company being required to abandon the Business Combination, the Company may not have funds available to proceed with the Business Combination unless it is able to obtain additional capital. Assuming that the Company’s stockholders approve the Business Combination, EIMC intends to sell such number of shares of its common stock equal to the number of shares of the Company’s common stock that are redeemed upon completion of the Business Combination. The proceeds of such sale would be used to fund redemptions of common stock by the Company’s stockholders. There can be no assurance that EIMC will be able to successfully complete such sale. To the extent such sale is not completed and the Company has insufficient funds to complete the Business Combination, the Business Combination will not occur, and it is likely that the Company will be required to dissolve and liquidate.

The transaction is expected to be accounted for as a “reverse merger” since, immediately following completion of the transaction, the stockholder of the SPVs immediately prior to the transaction will have effective control of the Company through its approximately 39% stockholder interest in the combined entity, assuming no stockholder redemptions (46% in the event of maximum stockholder redemptions) and control of a majority of the board of directors and all of the senior executive positions. For accounting purposes, the SPVs (through EIMC, a newly-formed holding company) will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the SPVs, i.e., the issuance of stock by the SPVs (through EIMC) for the stock of the Company. Accordingly, the combined assets, liabilities and results of operations of the SPVs will become the historical financial statements of the Company, and the Company’s assets, liabilities and results of operations will be consolidated with the SPVs beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction, except that the concurrent acquisition of the 50% equity interest in the three of the SPVs currently held by a third party will result in the step-up of the proportionate share of assets and liabilities acquired to reflect consideration paid.

At March 31, 2008, deferred acquisition costs of $1,845,227 were included on the Company’s balance sheet, which consisted principally of legal fees, accounting fees, consulting and advisory fees, and other outside costs incurred by the Company that are related to the Business Combination, and will be charged to additional paid-in capital upon the consummation of the Business Combination, or charged to the operations in the event that the Business Combination does not occur. The Company is responsible for paying certain of Vanship’s accounting fees incurred in conjunction with the Business Combination. At March 31, 2008, such amount totaled approximately $287,000 and has been accrued and included in deferred acquisition costs at such date. The Company is also responsible for reimbursing Vanship for its legal and accounting fees in the event that the Share Purchase Agreement is terminated (see Note 10).

At December 31, 2007, deferred acquisition costs of $1,065,043 were included on the Company’s balance sheet, including approximately $115,000 of Vanship’s accounting fees.

6. Notes and Advances Payable to Stockholder

On July 17, 2006, Robert Ventures Limited, an off-shore company controlled by Mr. Sagredos, loaned $2,550,000 to the Company in the form of a convertible note. Such loan bears interest at a per annum rate equivalent to the per annum interest rate applied to funds held in the Trust Account during the quarterly period covered by such interest payment (average 3.526% from inception to September 30, 2007). The Company is obligated to make quarterly interest payments on such loan following the expiration of the first full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements. During the quarter ended December 31, 2006, the Company had met this requirement. Accordingly, on March 12, 2007, the Company made its first quarterly interest payment of interest accrued on this loan through February 28, 2007. Principal on the loan is due the earlier of the Company’s liquidation or the consummation of a business combination. The holder of the loan has the option to convert all of the principal of such indebtedness into units that are identical to the units offered in the Public Offering, at a conversion price of $10.00 a unit, commencing two days following the date the Company files a preliminary proxy statement with respect to a proposed business combination. In the event that the holder of the convertible loan elects to convert the full amount of the loan, it will receive 255,000 units which, upon separation of the units would result in the holder having an additional 255,000 shares of common stock and 255,000 warrants.

On August 31, 2006, in connection with the underwriters’ exercise of their option to purchase an additional 675,000 units to cover over-allotments, Roberts Ventures Limited loaned an additional $135,000 to the Company in the form of a convertible loan under the same terms and conditions as described above. On March 12, 2007, the Company made its first quarterly interest payment of interest accrued on this loan through February 28, 2007. In the event that the holder of the additional convertible loan elects to convert the full amount of the loan, it will receive an additional 13,500 units which, upon separation of the units, would result in the holder having an additional 13,500 shares of common stock and 13,500 warrants.

On July 17, 2006, Mr. Sagredos also loaned $475,000 to the Company. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the same period that such loan is outstanding (average 3.526% from inception to September 30, 2007). The Company is obligated to repay the principal and accrued interest on such loan following the earlier of (i) the expiration of the second full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements, (ii) the consummation of a business combination by the Company, or (iii) the Company’s dissolution and liquidation. During the quarter ended December 31, 2006, the Company had met this requirement. Accordingly, the Company repaid the principal of $475,000 and accrued interest of $14,437 on this loan on June 4, 2007.

As of December 31, 2006, the Company was also indebted to Mr. Sagredos for non-interest bearing advances totaling $193,188. On May 7, 2007, such non-interest bearing advances were repaid in full.

In March 2008, Energy EIAC Capital Ltd., an off-shore company controlled by George Sagredos, the Company’s President and Chief Operating Officer, loaned $500,000 to the Company in the form of a note payable. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the same period that such loan is outstanding (average 3.503% from inception to December 31, 2007). The Company is obligated to repay the principal and accrued interest on such loan following the earlier of (i) the consummation of a Business Combination or (ii) the dissolution and liquidation of the Company.

In the event a plan of dissolution and liquidation is approved by the Public Stockholders of the Company before the principal balance of this note becomes repayable, the right of George Sagredos to be repaid the balance due under the note shall be subordinate to, and subject to prior satisfaction of, (a) the right of each Public Stockholder of the Company to receive a distribution from the Trust Account equaling $10.00 (plus interest) for each share held by such Public Stockholder and (b) the obligation of the Company to pay all costs and expenses of implementing and completing its plan of dissolution and distribution, in case the Company fails to consummate a Business Combination, including all costs and expenses relating to the filing of its dissolution, the winding up of the Company’s business and the costs relating to the approval by stockholders of its plan of dissolution and distribution.

7. Common Stock

The Company is authorized to issue 89,000,000 shares of common stock. On December 30, 2005, the Company issued 3,956,349 shares of common stock to its founders. As of April 21, 2006, the Company effected a 0.4739219-for-1 stock dividend, which resulted in the issuance of an additional 1,875,000 shares to its founders. The Company’s financial statements give retroactive effect to such stock dividend.

On July 18, 2006, certain of the Company’s stockholders surrendered for cancellation an aggregate 562,500 shares of common stock in order to maintain the percentage ownership of its stockholders prior to the Public Offering.

On July 18, 2006, the Company agreed to issue to Maxim, as representative of the underwriters, 202,500 shares of its common stock to be deposited into escrow, subject to forfeiture, and released to the representative only upon consummation of a business combination.

On July 18, 2006, the founders agreed to surrender, without consideration, up to an aggregate of 270,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event Public Stockholders exercise their right to have the Company redeem their shares for cash. Accordingly, for every 23 shares redeemed by Public Stockholders, the founders have agreed to surrender one share for cancellation.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

9. Stock Options

On July 18, 2006, the Company rescinded all prior agreements to grant stock options to George Sagredos and to Andreas Theotokis. Such agreements were to be effective on the closing date of the Public Offering. Also on July 18, 2006, the Company authorized the grant to George Sagredos on the closing date of the Public Offering of an option to purchase an aggregate of 2,688,750 shares of common stock at an exercise price of $0.01 per share, with the option exercisable in four quarterly installments of 672,187 options on each of the first three quarterly installment dates and 672,189 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, and with the vesting of such options contingent upon George Sagredos being an officer of the Company on each respective vesting date. The Company also approved the grant to Andreas Theotokis on the closing date of the Public Offering of an option to purchase an aggregate of 896,250 shares of Common Stock at an exercise price of $0.01 per share, with such option exercisable in four quarterly installments of 224,062 options on each of the first three quarterly installment dates and 224,064 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, subject to Andreas Theotokis being an officer the Company on each respective vesting date. The options granted to George Sagredos and to Andreas Theotokis are exercisable for a term of five years after the vesting date.

Because the grant of the options is deemed to be stock-based compensation, commencing on the date of grant (which occurred at the closing of the Public Offering), pursuant to SFAS No. 123R, the Company is required to record a charge to operations in an amount equal to the fair value of such options, which the Company has estimated using the Black-Scholes option-pricing model, to be an aggregate of approximately $34,920,000. In valuing the options, the Company did not consider it necessary to evaluate possible variations in volatility or other input metrics, since, due to the very large spread between the exercise price of the options ($0.01 per share) and the fair value of the underlying common stock ($9.75 per share), the Black-Scholes formula yields a consistent fair value capped at $9.74 per share ($9.75 minus $0.01). In accounting for the options, the Company considers the consummation of a business combination to be a performance condition that is expected to be met. As a result of including the two-year period that the Company has to effect a business combination and the one-year vesting period of the options, the Company expects that the charge to earnings with respect to each quarterly installment will be amortized over a maximum period of 36 months, which is the implicit service period. Accordingly, on an aggregate basis, as a result of the grant of such options, at March 31, 2008, the Company is scheduled to recognize stock-based compensation expense during the remaining term of such options of approximately $8,730,000 and $6,310,000, during the years ending December 31, 2008 and 2009, respectively.

In the event that the Company consummates a business combination in less than two years from the closing date of the Public Offering, the above amortization schedule would be accelerated and the Company therefore would record an increased charge to operations through such date based on the revised estimate of the implicit service period.

The aggregate intrinsic value of stock options outstanding at March 31, 2008 was $35,634,900.

10. Commitments and Contingencies

The Company will not proceed with a business combination if Public Stockholders owning 30% or more of the shares sold in the Private Placement and Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Stockholders owning up to one share less than 30% of the aggregate shares sold in the Private Placement and Public Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to one share less than 30% of the 21,750,398 shares of common stock included in the units, or 6,525,118 shares of common stock, at an expected initial per-share redemption price of $10.00, plus a pro rata share of the accrued interest earned on the trust account (net of (i) taxes payable on interest earned, (ii) up to $3,430,111 of interest income released to the Company to fund its working capital, (iii) payment of quarterly interest payments on the convertible loan and repayment of the convertible loan upon the earlier to occur of the Company’s dissolution and liquidation or a business combination, if not converted, and (iv) repayment of the term loan, plus accrued interest), including a pro rata share of the accrued interest earned on the underwriters’ contingent compensation. However, the ability of stockholders to receive $10.00 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the trust account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the trust account of approximately $9.90. Of the excess redemption price, approximately $0.10 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total contingent underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.10 for each share that is redeemed. The balance will be paid from proceeds held in the trust account, which are payable to the Company upon consummation of a business combination. In order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender shares to the Company (at an assumed value of $10.00 per share) for cancellation, up to a maximum of 270,000 shares. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds representing less than a fair market value at least equal to 80% of the amount in the trust account (excluding any funds held for the benefit of Maxim and the other underwriters) at the time of such acquisition, which amount is required as a condition to the consummation of the Company’s initial business combination, and the Company may therefore be required to raise additional capital to consummate a business combination or to liquidate if it is unable to do so.

On July 24, 2006, the Company entered into a two-year agreement for investor relations and financial media support services for a minimum monthly fee of $3,500 before a business combination, or $6,500 after a business combination.

The Company has engaged Maxim, the representative of the underwriters of its Public Offering, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

—	the market price of the underlying shares of common stock is lower than the exercise price;
—	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;
—	the warrants are held in a discretionary account;
—	the warrants are exercised in an unsolicited transaction; or
—	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

As of October 1, 2006, the Company terminated its Administrative Services Agreement with an unaffiliated third party, in connection with which the Company paid $7,500 per month commencing July 21, 2006, the closing date of the Public Offering, for office space and general and administrative expenses, and entered into a Consulting Agreement with the same party providing for the same monthly fee of $7,500, for a term concluding on the consummation of a business combination.

In October 2006, the Company contracted with an unrelated party for the use of administrative services, including shared facilities and personnel, for a term of one year at a minimum cost of $10,000. This agreement automatically renewed for an additional one year in October 2007.

On December 18, 2006, the Company entered into an agreement with Maxim for professional services to be rendered in connection with the acquisition of a target company. The agreement terminates on July 18, 2008 and requires the Company to pay Maxim a financial advisor fee equal to 0.75%, not to exceed $2,750,000, of the total consideration, as defined in the agreement, paid in such acquisition, plus a finder’s fee equal to 0.5% of the consideration for any target introduced to the Company.

During 2007, the Company entered into various agreements for assistance in identifying, evaluating, negotiating and arranging funding for potential acquisition opportunities. Generally, the agreements are terminable upon short notice by either party and provide for a success fee of 1% of the transaction value in the event such adviser’s efforts lead to a successful business combination.

Included in accounts payable and accrued expenses at March 31, 2008 is $612,326 owed by the Company to its law firm. The payment of 50% of such law firm’s billings since October 1, 2007 has been deferred until July 18, 2008 and is payable, plus a 20% bonus, contingent on the Company completing a business combination. If the Company does not complete a business combination by such date, the law firm has agreed to permanently waive its right to receive such deferred amount.

In conjunction with the pending business combination described at Note 5, the Company is responsible for reimbursing Vanship for its legal and accounting fees in the event that the Share Purchase Agreement is terminated. As of March 31, 2008, the aggregate fees with respect to such contingency were approximately $1,860,000, including approximately $287,000 in accounting fees already accrued on the books of the Company.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Alliance Limited:

We have audited the accompanying balance sheets of Shinyo Alliance Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of income, shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Alliance Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the accompanying financial statements, the Company has restated the statement of cash flows for the year ended December 31, 2006 to reflect the correct classification of cash flows relating to drydocking.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Alliance Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		2,886,785	2,621,996
Restricted cash		483,594	525,579
Prepayments and other receivables		31,045	58,187
Supplies		88,842	78,923
Amounts due from related parties	9(b)	1,077,814	540,379
Total current assets		4,568,080	3,825,064
Restricted cash		1,000,000	1,000,000
Loans to related parties	9(b)	23,617,467	23,617,467
Deferred loan costs		112,147	78,033
Vessel, net	3	22,037,517	19,738,638
Total assets		51,335,211	48,259,202

Liabilities
Current liabilities
Current portion of long-term bank loans	4	6,000,000	6,350,000
Accrued liabilities and other payables	6	3,359,707	862,261
Total current liabilities		9,359,707	7,212,261
Loans from related party	5, 9(b)	13,117,467	13,117,467
Long-term bank loans	4	18,600,000	12,250,000
Total liabilities		41,077,174	32,579,728

Commitments and contingencies	10

Shareholder’s equity
Ordinary shares HK$1 par value per share 10,000 shares authorized; 100 shares issued and fully paid as of December 31		13	13
Retained earnings		10,258,024	15,679,461
Total shareholder’s equity		10,258,037	15,679,474
Total liabilities and shareholder’s equity		51,335,211	48,259,202

See accompanying notes to the financial statements.

Shinyo Alliance Limited
Statements of Income
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

		2005	2006	2007
	Note

Operating revenue
Revenue	7	9,399,061	7,579,542	10,877,000

Operating expenses
Vessel operating expenses	8	1,840,584	2,204,854	2,327,425
Voyage expenses		814,939	-	-
Depreciation expenses		1,539,184	1,665,800	2,298,879
Write-off of drydocking costs		-	24,789	-
Management fee	9(a)	114,000	114,000	114,000
Commissions		211,202	25,194	36,500
Administrative expenses		70,839	45,561	64,482
Total operating expenses		4,590,748	4,080,198	4,841,286
Operating income		4,808,313	3,499,344	6,035,714
Other income/(expense), net
Interest income		1,047,621	2,030,299	1,870,195
Interest expense		(2,059,982)	(2,742,532)	(2,482,121)
Other, net		(1,982)	(2,925)	(2,351)
Total other expense, net		(1,014,343)	(715,158)	(614,277)

Income before income taxes		3,793,970	2,784,186	5,421,437
Income taxes		-	-	-

Net income		3,793,970	2,784,186	5,421,437

(a) Includes the following income/(expenses) resulting from transactions with related parties (see note 9(a)):

	2005	2006	2007
Vessel operating expenses
- Agency fee	(115,880)	(120,000)	(120,000)
Management fee	(114,000)	(114,000)	(114,000)
Interest income	989,167	1,877,177	1,611,599
Interest expense	(915,364)	(1,039,469)	(1,032,458)

See accompanying notes to the financial statements.

Shinyo Alliance Limited
Statements of Shareholder’s Equity
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	Ordinary shares
	Number of shares	Amount	Retained earnings	Total shareholder’s equity

Balance as of January 1, 2005	100	13	3,679,868	3,679,881
Net income	-	-	3,793,970	3,793,970
Balance as of December 31, 2005	100	13	7,473,838	7,473,851
Net income	-	-	2,784,186	2,784,186
Balance as of December 31, 2006	100	13	10,258,024	10,258,037
Net income	-	-	5,421,437	5,421,437
Balance as of December 31, 2007	100	13	15,679,461	15,679,474

See accompanying notes to the financial statements.

Shinyo Alliance Limited
Statements of Cash Flows
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	2005	2006	2007
		(Restated)
Cash flows from operating activities
Net income	3,793,970	2,784,186	5,421,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	1,539,184	1,665,800	2,298,879
Write-off of drydocking costs	-	24,789	-
Amortization of deferred loan costs	34,703	34,114	34,114
Expenditures relating to drydocking	-	(1,823,410)	(2,470,837)
Changes in operating assets and liabilities:
Trade accounts receivable	(22,236)	22,236	-
Prepayments and other receivables	16,194	20,390	(27,142)
Supplies	3,973	(74,770)	9,919
Amounts due from related parties	(925,622)	33,436	537,435
Amounts due to related party	915,364	(1,335,624)	-
Accrued liabilities and other payables	345,755	82,723	(26,609)
Net cash provided by operating activities	5,701,285	1,433,870	5,777,196

Cash flows from investing activities
Loans made to related parties	(16,550,000)	(13,117,467)	(10,500,000)
Collections on loans made to related parties	-	19,167,467	10,500,000
Increase in restricted cash	(243,582)	(35,958)	(41,985)
Net cash (used in)/provided by investing activities	(16,793,582)	6,014,042	(41,985)

Cash flows from financing activities
Proceeds from long-term bank loans	32,700,000	-	-
Repayment of long-term bank loans	(21,050,000)	(5,500,000)	(6,000,000)
Payment of loan costs	(79,500)	-	-
Net cash provided by/(used in) financing activities	11,570,500	(5,500,000)	(6,000,000)

Net increase/(decrease) in cash	478,203	1,947,912	(264,789)
Cash:
At beginning of year	460,670	938,873	2,886,785
At end of year	938,873	2,886,785	2,621,996

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	1,097,201	4,062,129	2,461,820

Supplemental Disclosure of Non-Cash Flow Financing Activities:

Refinancing of loans from related parties	-	13,117,467	-

See accompanying notes to the financial statements.

Shinyo Alliance Limited
Notes to the Financial Statements
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Alliance Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on August 3, 2001. The principal activity of Shinyo Alliance is the ownership and chartering of the vessel “Shinyo Alliance”. Shinyo Alliance was delivered in 1991 and was a second hand vessel acquired by the Company in May 2002. It is a single-hulled very large crude oil carrier with capacity of 248,034 deadweight tonnage.

The Company has outsourced substantially all its day-to-day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

From July 28, 2002 to August 30, 2005, the Company received time charter revenue pursuant to a time charter agreement with Formosa Petrochemical Corporation (“Formosa”), under which the Company was paid a daily charter rate of $16,600 between July 2002 and July 2004 and a daily charter rate of $21,000 from July 2004 up to August 2005 in both cases. From August 31, 2005 to October 17, 2005, the vessel Shinyo Alliance operated in the spot market. On September 28, 2005, the Company entered into a time charter agreement with Formosa for a period from October 17, 2005 to October 16, 2010. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $29,800.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $3,387,197. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash consists of retention and working capital accounts which must be maintained in accordance with contractual bank loan arrangements. Cash deposited in these accounts are restricted for investing as time deposits to earn interest income. Cash deposited in the retention account is equal to the next quarterly loan repayment balance while cash deposited in the working capital account represents minimum deposit balance that must be maintained over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the retention and working capital accounts as current assets and non-current assets, respectively.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data.  The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor cost, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 14 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time and voyage charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. The Company recognizes voyage charter revenues based on the percentage of completion at the balance sheet date in accordance with the guidance of Emerging Issues Task Force (“EITF”) Issue No. 91-9, Revenue and Expense Recognition for Freight Services in Process. Voyage related and vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Prior to October 17, 2005, commissions were calculated at 2.50% and 3.75% on time charter revenue and voyage charter revenue, respectively, and thereafter at a rate of $100 per hire day.

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There was no write-off of deferred loan costs during the years ended December 31, 2005, 2006 and 2007.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is the United States (“US”) dollar because the Company’s vessel operates in international shipping markets, where most transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the years ended December 31, 2005, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2001 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2001 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. There is no statute of limitations in the case of tax evasion.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(2)	Restatement of statement of cash flows

The accompanying statement of cash flows for the year ended December 31, 2006 has been restated to correct an error in the classification of expenditures relating to drydocking paid for the year ended December 31, 2006. In its previously issued financial statements, the Company had classified the drydocking costs as cash flow for investing activities. The Company now presents the expenditures relating to drydocking as cash flow for operating activities instead of investing activities.

The following table summarizes the changes in the statement of cash flows for the year ended December 31, 2006 as a result of the above mentioned restatement.

	As originally reported	Adjustment	As adjusted

Cash flows from operating activities
- Expenditures relating to drydocking	-	(1,823,410)	(1,823,410)
- Net cash provided by operating activities	3,257,280	(1,823,410)	1,433,870

Cash flows from investing activities
- Expenditures relating to drydocking	(1,823,410)	1,823,410	-
- Net cash provided by investing activities	4,190,632	1,823,410	6,014,042

(3)	Vessel, net

	2006	2007

Vessel
Cost	28,844,247	28,844,247
Accumulated depreciation	(6,806,730)	(9,105,609)
Vessel, net	22,037,517	19,738,638

The vessel is mortgaged as described in Note 4.

Drydocking costs of $4,294,247 were capitalized during the year ended December 31, 2006. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $4,151,105 and $3,292,255, respectively.

For the years ended December 31, 2005, 2006 and 2007, $99,155, $225,771 and $858,850 of drydocking costs were expensed as depreciation, respectively. The undepreciated carrying amount of the drydocking costs incurred in 2004 of $24,789 was written off during the year ended December 31, 2006 as the drydocking in 2006 was performed prior to the scheduled date.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(4)	Long-term Bank Loans

	Interest
	rate per
Lender/period	annum	2006	2007
DVB Group Merchant Bank (Asia) Ltd
July 14, 2005 to May 15, 2010	LIBOR+1.15%
	to
	LIBOR+1.50%	24,600,000	18,600,000

Representing:

Current portion	6,000,000	6,350,000
Non-current portion	18,600,000	12,250,000
	24,600,000	18,600,000

In 2004, the Company repaid the previous loan with a portion of proceeds of a new bank loan in the amount of $19,000,000 and the new bank loan was repayable by thirteen quarterly installments and a balloon payment through 2007. The interest expense for the year ended December 31, 2005 was $500,167. This new bank loan carried interest at LIBOR plus 1.50% per annum.

On July 14, 2005, the Company repaid the previous loan with a portion of the proceeds of a new bank loan in the amount of $32,700,000. The new bank loan is repayable by twenty quarterly installments and a balloon payment to be paid together with the twentieth installment. The repayment schedule is as follows:

Year ended/ending December 31

2005	2,600,000
2006	5,500,000
2007	6,000,000
2008	6,350,000
2009	6,600,000
2010	5,650,000
32,700,000

Interest is charged at LIBOR plus 1.50% per annum and interest rate is subsequently changed to LIBOR plus 1.15% per annum since May 1, 2006 (6.56% and 6.36% as of December 31, 2006 and 2007, respectively). The interest expense for the years ended December 31, 2005, 2006 and 2007 was $609,748, $1,668,949 and $1,415,549, respectively.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(4)	Long-term Bank Loans (continued)

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	1,483,594	1,525,579
Vessel	22,037,517	19,738,638

The bank loan is also secured by a vessel owned by a related party, Shinyo Kannika Limited and guaranteed by its immediate holding company, Vanship Holdings Limited, as of December 31, 2006 and 2007.

(5)	Loans from Related Party

Loans from related party represents loan from Vanship Holdings Limited, immediate holding company of the Company.

In 2002, the Company obtained loans of $10,000,000 and $3,117,467 from Vanship Holdings Limited, which carried interest at LIBOR plus 3.98% per annum and LIBOR plus 2.00% per annum, respectively. On December 18, 2006, a supplemental loan agreement was signed between the Company and Vanship Holdings Limited (“the Agreement”). Under the Agreement, Vanship Holdings Limited agreed to change the interest rates charged on the above loans to six-month LIBOR plus 2.39% per annum (7.75% and 7.77% as of December 31, 2006 and 2007, respectively) and extend the repayment date of the above loans to December 31, 2012. The interest expense for the years ended December 31, 2005, 2006 and 2007 was $915,364, $1,039,469 and $1,032,458, respectively. Interest is due every six months. Interest of $Nil, $2,375,092 and $1,032,458 was paid during the years ended December 31, 2005, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangements, the loans from Vanship Holdings Limited shall not be repaid before the bank loans are repaid in full.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(6)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	1,600	1,800
Accrued vessel operating expenses	264,588	243,227
Accrued drydocking costs (note)	2,470,837	-
Bank loan interest payable	80,712	66,899
Commission payable	7,182	7,571
Receipts in advance	485,492	485,492
Wages payable	49,296	57,272
	3,359,707	862,261

Note:
During the year ended December 31, 2006, the Company incurred drydocking costs of $4,294,247 of which an amount of $2,470,837 has been settled during the year ended December 31, 2007.

(7)	Revenue

The Company generates its revenues from time and voyage charter agreements. The Company’s revenue can be analyzed as follows:

	2005	2006	2007

Time charter	7,394,448	7,579,542	10,877,000
Voyage charter	2,004,613	-	-
	9,399,061	7,579,542	10,877,000

(8)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Bunker consumption	-	390,335	-
Crew expenses	96,881	114,012	124,320
Crew wages and allowances	554,331	623,868	697,646
Insurance	406,386	412,540	403,175
Lubricating oil expenses	255,434	260,111	413,154
Repair and maintenance	162,973	83,089	282,054
Spare parts expenses	136,454	91,697	148,307
Others	228,125	229,202	258,769
	1,840,584	2,204,854	2,327,425

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Shinyo Kannika Limited (“Shinyo Kannika”)	A fellow subsidiary of the Company

Shinyo Alliance II Limited (“Shinyo Alliance II”)	A fellow subsidiary of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows:

		2005	2006	2007
	Note
Service fee to Belindtha	(i)	114,000	114,000	114,000
Agency fee to China Sea	(ii)	57,940	60,000	60,000
Agency fee to Shinyo Maritime	(ii)	57,940	60,000	60,000
Loan interest income from Shinyo Kannika	(iii)	598,439	379,832	-
Loan interest income from Shinyo Alliance II	(iv)	390,728	963,132	107,473
Loan interest expense to Vanship	(v)	915,364	1,039,469	1,032,458
Loan interest income from Vanship	(vi)	-	534,213	1,504,126

Notes:

(i)
The Company has outsourced substantially all its day-to-day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)
The balance represents interest income on a loan to Shinyo Kannika amounting to $13,117,467. Interest is charged by the Company at LIBOR plus 1.50% per annum and subsequently changed to LIBOR plus 1.15% per annum since May 1, 2006. The balance was fully collected on July 4, 2006.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows (continued):

(iv)	The balance represents interest income on a loan to Shinyo Alliance II. Terms of the loan are set out in Note 9(b)(iv) below.

(v)	The balance represents interest expense on loans from Vanship. Terms of the loans are set out in Note 5.

(vi)	The balance represents interest income on loans to Vanship by the Company. Terms of the loans are set out in Note 9(b)(v) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Amounts due from related parties:
Amount due from Vanship	(i)	13	471,668
Amount due from Shinyo Alliance II	(ii)	963,132	-
Amount due from Univan	(iii)	114,669	68,711
		1,077,814	540,379
Loans to related parties:
Shinyo Alliance II	(iv)	10,500,000	-
Vanship	(v)	13,117,467	23,617,467
		23,617,467	23,617,467
Loans from related party:
Vanship	(vi)	13,117,467	13,117,467

Notes:

(i)
The balance represents current account with Vanship and interest receivable from Vanship on loan set out in (v) below. The current account with Vanship is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents interest receivable from Shinyo Alliance II on a loan set out in (iv) below.

(iii)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)
The balance represents a loan to Shinyo Alliance II, which carried interest at LIBOR plus 1.50% per annum with final maturity on December 31, 2012. The balance was fully collected on February 26, 2007.

(v)	The balance represents loans to Vanship, which carried interest at rates ranging from LIBOR plus 1.15% to LIBOR plus 2.39% per annum with final maturity on December 31, 2012.

(vi)	The balance represents loans from Vanship. Terms of the loans are set out in Note 5.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due.  The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(d)	As of December 31, 2006 and 2007, long-term bank loan of $24,600,000 and $18,600,000, respectively, was guaranteed by Vanship.

(e)	As of December 31, 2006 and 2007, long-term bank loan of $24,600,000 and $18,600,000, respectively, was secured by a vessel of Shinyo Kannika.

(10)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(11)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loans and loans from related parties approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(12)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in October 2010.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. During the years ended December 31, 2005, 2006 and 2007, the Company paid service fee of $114,000 each year to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

Shinyo Alliance Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(12)	Business and Credit Concentrations (continued)

The following are revenues from customers that individually comprise 10% or more of gross revenue:

	2005		2006		2007
		%		%		%
Formosa Petrochemical Corporation	7,394,448	79	7,579,542	100	10,877,000	100
S-Oil Corporation	2,004,613	21	-	-	-	-
	9,399,061	100	7,579,542	100	10,877,000	100

(13)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Loyalty Limited:

We have audited the accompanying balance sheets of Shinyo Loyalty Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of operations, shareholder’s equity/(deficit), and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Loyalty Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Loyalty Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		2,128,106	2,724,823
Restricted cash		1,170,580	1,778,919
Trade accounts receivable		1,908,289	-
Prepayments and other receivables		57,587	69,020
Supplies		166,520	59,224
Amount due from related party	8(b)	61,273	126,830
Total current assets		5,492,355	4,758,816
Restricted cash		360,000	1,500,000
Deferred loan costs		262,348	-
Vessel, net	2	46,077,489	42,807,821
Total assets		52,192,192	49,066,637

Liabilities
Current liabilities
Current portion of long-term bank loans	3	4,725,000	7,000,000
Amount due to related party	8(b)	76,837	-
Accrued liabilities and other payables	4	1,937,099	2,381,277
Total current liabilities		6,738,936	9,381,277
Loan from related party	8(b)	3,000,000	3,000,000
Deferred loan income		-	338,824
Long-term bank loans	3	30,525,000	51,500,000
Total liabilities		40,263,936	64,220,101

Commitments and contingencies	9

Shareholder’s equity/(deficit)
Ordinary shares HK$1 par value per share 10,000 authorized; 100 shares issued and fully paid as of December 31		13	13
Retained earnings/(accumulated loss)		11,928,243	(15,153,477)
Total shareholder’s equity/(deficit)		11,928,256	(15,153,464)
Total liabilities and shareholder’s equity/(deficit)		52,192,192	49,066,637

See accompanying notes to the financial statements.

Shinyo Loyalty Limited
Statements of Operations
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

		2005	2006	2007
	Note

Operating revenue
Revenue	5	11,581,539	11,811,184	13,177,425

Operating expenses
Vessel operating expenses	7	1,952,758	2,338,872	2,921,863
Depreciation expenses		3,134,556	3,179,593	3,269,668
Management fee	8(a)	114,000	114,000	114,000
Commission		99,424	99,029	373,137
Administrative expenses		48,081	59,289	89,372
Termination charge	6	-	-	20,783,562
Total operating expenses		5,348,819	5,790,783	27,551,602
Operating income/(loss)		6,232,720	6,020,401	(14,374,177)
Other income/(expense), net
Interest income		88,075	137,590	224,955
Interest expense		(2,321,192)	(1,993,667)	(3,182,118)
Write-off of deferred loan costs		-	-	(245,376)
Other, net		(4,212)	(4,413)	(5,004)
Total other expense, net		(2,237,329)	(1,860,490)	(3,207,543)

Income/(loss) before income taxes		3,995,391	4,159,911	(17,581,720)
Income taxes		-	-	-
Net income/(loss)		3,995,391	4,159,911	(17,581,720)

(a) Includes the following expenses resulting from transactions with related parties (see note 8(a)):

	2005	2006	2007
Vessel operating expenses
- Agency fee	(111,234)	(120,000)	(120,000)
Management fee	(114,000)	(114,000)	(114,000)
Interest expense	(198,873)	(154,421)	(154,635)

See accompanying notes to the financial statements.

Shinyo Loyalty Limited
Statements of Shareholder’s Equity/(Deficit)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	Ordinary shares
			Retained
			earnings/	Total
	Number		(accumulated	shareholder’s
	of shares	Amount	loss)	equity/(deficit)

Balance as of January 1, 2005	100	13	4,592,441	4,592,454
Net income	-	-	3,995,391	3,995,391
Balance as of December 31, 2005	100	13	8,587,832	8,587,845
Dividend paid	-	-	(819,500)	(819,500)
Net income	-	-	4,159,911	4,159,911
Balance as of December 31, 2006	100	13	11,928,243	11,928,256
Dividend paid	-	-	(9,500,000)	(9,500,000)
Net loss	-	-	(17,581,720)	(17,581,720)
Balance as of December 31, 2007	100	13	(15,153,477)	(15,153,464)

See accompanying notes to the financial statements.

Shinyo Loyalty Limited
Statements of Cash Flows
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	2005	2006	2007

Cash flows from operating activities
Net income/(loss)	3,995,391	4,159,911	(17,581,720)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	3,134,556	3,179,593	3,269,668
Amortization of deferred loan costs/(income)	43,333	43,333	(28,037)
Write-off of deferred loan costs	-	-	245,376
Expenditures relating to drydocking	-	(188,816)	(148,962)
Changes in operating assets and liabilities:
Trade accounts receivable	958,198	(269,179)	1,908,289
Prepayments and other receivables	15,787	(507)	(11,433)
Supplies	(149,300)	9,852	107,296
Amount due from related party	(79,778)	142,163	(65,557)
Amount due to related party	137,929	(517,168)	(76,837)
Accrued liabilities and other payables	809,744	170,253	593,140
Net cash provided by/(used in) operating activities	8,865,860	6,729,435	(11,788,777)

Cash flows from investing activities
Decrease/(increase) in restricted cash	32,276	22,430	(1,748,339)
Net cash provided by/(used in) investing activities	32,276	22,430	(1,748,339)

Cash flows from financing activities
Proceeds from long-term bank loans	-	-	62,000,000
Repayment of long-term bank loans	(7,650,000)	(5,350,000)	(38,750,000)
Rebates received upon refinancing of bank loan	-	-	383,833
Dividend paid	-	(819,500)	(9,500,000)
Net cash (used in)/provided by financing activities	(7,650,000)	(6,169,500)	14,133,833

Net increase in cash	1,248,136	582,365	596,717
Cash:
At beginning of year	297,605	1,545,741	2,128,106
At end of year	1,545,741	2,128,106	2,724,823

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	2,201,187	2,075,798	3,071,473

See accompanying notes to the financial statements.

Shinyo Loyalty Limited
Notes to the Financial Statements
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Loyalty Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on September 8, 2003. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Splendor”, previously known as “Shinyo Landes”. Shinyo Splendor was delivered in 1993 and was a second hand vessel acquired by the Company in February 2004. It is a double-hulled very large crude oil carrier with capacity of 306,474 deadweight tonnage.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is a company controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

The Company began receiving time charter revenue from January 23, 2004 to March 23, 2007, pursuant to a time charter agreement dated January 14, 2004 with Euronav Luxembourg S.A. Under the charter agreement with Euronav Luxembourg S.A., the Company was paid a daily charter rate of $27,250. On March 28, 2007, the Company entered into a time charter agreement with Sinochem International Oil (London) Co., Ltd. for a period from May 18, 2007 to May 17, 2014. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $39,500.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $4,622,461. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash consists of retention and working capital accounts which must be maintained in accordance with contractual bank loan arrangements. Cash deposited in these accounts are restricted for investing as time deposits to earn interest income. Cash deposited in the retention account is equal to the next quarterly loan repayment balance while cash deposited in the working capital account represents minimum deposit balance that must be maintained over the bank loan period, and will be released upon the bank loan is repaid in full. The Company classifies the retention and working capital accounts as current assets and non-current assets, respectively.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they appreciably extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 14 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

The Company follows the deferred method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel to be held and used is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time and profit-sharing charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. Revenue from profit-sharing is derived from time charter agreement in which the Company is entitled to share profits generated from any sub-charter entered into by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of sub-charter rates over an agreed amount and recorded over the term of the sub-charter agreement. Vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Prior to March 28, 2007, commissions were calculated at 1.00% on time charter revenue and thereafter at a rate of 3.75%.

(m)	Deferred loan costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. The write-off of deferred loan costs during the years ended December 31, 2005, 2006 and 2007 was $Nil, $Nil and $245,376, respectively.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is United States (“US”) dollar because the Company’s vessel operates in international shipping markets, which utilize the US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the years ended December 31, 2005, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of operations.

During the year ended December 31, 2005, the Company’s vessel operated in certain ports of the US and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant gross charter hire revenue.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expense and administrative expense, respectively, in the statements of operations. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2003 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2003 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(2)	Vessel, net

	2006	2007

Vessel
Cost	55,337,778	55,337,778
Accumulated depreciation	(9,260,289)	(12,529,957)
Vessel, net	46,077,489	42,807,821

The vessel is mortgaged as described in Note 3.

Drydocking costs of $337,778 were capitalized during the year ended December 31, 2006. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $292,741 and $157,629, respectively.

For the years ended December 31, 2005, 2006 and 2007, $Nil, $45,037 and $135,112 of drydocking costs was expensed as depreciation, respectively.

(3)	Long-term Bank Loans

Lender/period	Note	2006	2007

DVB Group Merchant Bank (Asia) Ltd and Deutsche
Schiffsbank AG
January 21, 2004 to January 20, 2013	(a)	35,250,000	-
DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and
Deutsche Schiffsbank AG
May 21, 2007 to May 20, 2014	(b)	-	58,500,000
		35,250,000	58,500,000

Representing:

Current portion		4,725,000	7,000,000
Non-current portion		30,525,000	51,500,000
		35,250,000	58,500,000

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(3)	Long-term Bank Loans (continued)

Notes:

(a)	On January 21, 2004, the Company obtained a loan of $52,000,000 and it was repayable by thirty-six quarterly installments and a balloon payment through 2013.

On July 21, 2005, apart from regular repayments in accordance with the above repayment schedule, the Company made an additional payment of $2,500,000 to the bank.

The loan carried interest at LIBOR plus 1.44% per annum and interest rate was subsequently changed to LIBOR plus 1.38% per annum since January 22, 2006 (4.56% as of December 31, 2006). The interest expense for the years ended December 31, 2005, 2006 and 2007 was $2,069,595, $1,736,620 and $600,102.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(3)	Long-term Bank Loans (continued)

(b)
On May 21, 2007, the Company repaid the previous loan with a portion of the proceeds of a new bank loan in the amount of $62,000,000. The new bank loan is repayable by twenty-eight quarterly installments. The repayment schedule is as follows:

Year ended/ending December 31

2007	3,500,000
2008	7,000,000
2009	7,150,000
2010	7,500,000
2011	8,000,000
2012	8,550,000
2013	9,100,000
2014	11,200,000
62,000,000

Of the bank loan balance $62,000,000, amount of $50,000,000 and $12,000,000 carries interest at LIBOR plus 0.80% per annum and LIBOR plus 1.62% per annum, respectively (effective interest rate as of December 31, 2007 was 6.69%). The interest expense for the year ended December 31, 2007 was $2,330,437.

In connection with the refinancing of the previous loan, the Company received a rebate in the form of additional cash proceeds of $383,833 from the banks. The rebate is not required to be repaid and is amortized to interest expense over the life of the term of the new bank loan using the effective interest method.

As of December 31, 2006 and 2007, bank loans are secured as follows:

	2006	2007

Secured by:
Restricted cash	1,530,580	3,278,919
Vessel	46,077,489	42,807,821

The bank loans are also guaranteed by the immediate holding company, Vanship Holdings Limited as of December 31, 2006 and 2007.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(4)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	1,600	1,800
Accrued vessel operating expenses	347,603	316,531
Accrued drydocking costs (note)	148,962	-
Bank loan interest payable	312,207	402,758
Commission payable	24,637	14,813
Other taxes payables	109,768	166,810
Receipts in advance	844,750	1,193,889
Wages payable	45,511	51,048
Other payables	102,061	233,628
	1,937,099	2,381,277

Note:

During the year ended December 31, 2006, the Company incurred drydocking costs of $337,778 of which an amount of $148,962 has been settled during the year ended December 31, 2007.

(5)	Revenue

The Company generates its revenues from time charter agreements. The Company’s revenue can be analyzed as follows:

	2005	2006	2007

Time charter	9,942,429	9,902,895	12,694,939
Profit-sharing arising from time charter	1,639,110	1,908,289	482,486
	11,581,539	11,811,184	13,177,425

(6)	Termination charge

In March 2007, the Company terminated the former time charter agreement early and entered into a new time charter agreement with another charterer in order to benefit from a higher fixed daily charter rate. As a result of the early termination, an early termination charge of $20,783,562 as agreed between the former charterer and the Company was paid by the Company to the former charterer during the year ended December 31, 2007. Upon the settlement of the early termination charge, there was no contingent obligation to the Company associated with the termination.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(7)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Bunker consumption	1,153	17,122	132,384
Crew wages and allowances	553,305	614,023	710,638
Crew expenses	109,348	136,763	185,708
Insurance	483,783	489,738	538,584
Lubricating oil expenses	204,869	381,671	472,174
Other taxes	74,884	-	57,042
Repair and maintenance	139,169	175,607	229,476
Spare parts expenses	127,476	236,834	241,210
Store expenses	107,112	125,043	192,816
Others	151,659	162,071	161,831
	1,952,758	2,338,872	2,921,863

(8)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Shinyo Guardian Limited (“Shinyo Guardian”)	A fellow subsidiary of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(8)	Related Party Transactions (continued)

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows:

		2005	2006	2007
	Note
Service fee to Belindtha	(i)	114,000	114,000	114,000
Agency fee to China Sea	(ii)	55,617	60,000	60,000
Agency fee to Shinyo Maritime	(ii)	55,617	60,000	60,000
Loan interest expense to Vanship	(iii)	198,873	154,421	154,635

Notes:
(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)	The balance represents interest expense on a loan from Vanship. Terms of the loan are set out in Note 8(b)(iii) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Amount due from related party:
Amount due from Univan	(i)	61,273	126,830

Amount due to related party:
Amount due to Vanship	(ii)	76,837	-

Loan from related party:
Vanship	(iii)	3,000,000	3,000,000

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)
The balance represents current account with Vanship and interest payable to Vanship on a loan set out in (iii) below. The current account with Vanship is unsecured, non-interest bearing and with no fixed terms of repayment.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(8)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

(iii)
The balance represents a loan from Vanship. The loan period is from January 14, 2004 to January 13, 2012. Interest is charged at 5% per annum and is due every six months. The interest expense for the years ended December 31, 2005, 2006 and 2007 was $198,873, $154,421 and $154,635, respectively. Interest of $60,944, $276,444 and $231,472 was paid during the years ended December 31, 2005, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangement, the loan from Vanship shall not be repaid before the bank loan is repaid in full.

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(d)	As of December 31, 2006, long-term bank loan of $17,625,000, was guaranteed by Shinyo Guardian.

(e)	As of December 31, 2006 and 2007, long-term bank loan of $17,625,000 and $58,500,000, respectively, was guaranteed by Vanship.

(9)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(10)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximates their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loan and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(11)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in May 2014.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the years ended December 31, 2005, 2006 and 2007, the Company paid service fee of $114,000 each year to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following are revenues from customers that individually comprise 10% or more of gross revenue:

	2005		2006		2007
		%		%		%

Euronav Luxembourg S.A.	11,581,539	100	11,811,184	100	4,225,159	32
Sinochem International Oil (London) Co., Ltd.	-	-	-	-	8,952,266	68
	11,581,539	100	11,811,184	100	13,177,425	100

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(11)	Business and Credit Concentrations (continued)

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable were as follows:

	2006		2007
		%		%

Euronav Luxembourg S.A.	1,908,289	100	-	-

(12)	Comparative Figures

Income taxes

FASB Statement No. 109, Accounting for Income Taxes (Statement 109) is applicable to taxes based on an enterprise’s net income or other income. Any taxes which are based on gross receipts are not income taxes.

In 2005, the Company’s vessel operated in certain ports of the U.S. and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant charter hire revenue. The Company accounted for the US Transportation tax expense as income taxes instead of other taxes in its previously issued 2005 financial statements.

For the purpose of the preparation of the 2007 financial statements, the comparative figures for the year ended December 31, 2005 have been corrected for immaterial errors to present the US Transportation tax expense as other taxes.

Expenditures relating to drydocking

In 2006, the Company incurred and paid drydocking costs of $188,816. Such amount was presented as cash flow for investing activities instead of operating activities in its previously issued 2006 financial statements.

For the purpose of the preparation of the 2007 financial statements, the comparative figures of the statement of cash flows for the year ended December 31, 2006 has been corrected for immaterial errors to present the expenditure relating to drydocking paid in 2006 of $188,816 as cash flow for operating activities.

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(12)	Comparative Figures (continued)

The following table summarizes the changes in the financial statements for the years ended December 31, 2005 and 2006 as a result of the above mentioned reclassification.

	As originally reported	Adjustment	As adjusted
Statement of operations line items

For the year ended December 31, 2005
- Vessel operating expenses	1,877,874	74,884	1,952,758
- Total operating expenses	5,273,935	74,884	5,348,819
- Income before income taxes	4,070,275	(74,884)	3,995,391
- Income taxes	74,884	(74,884)	-
- Net income	3,995,391	-	3,995,391

Statement of cash flows line items

For the year ended December 31, 2006
Cash flows from operating activities
- Expenditures relating to drydocking	-	(188,816)	(188,816)
- Net cash provided by operating activities	6,918,251	(188,816)	6,729,435

Cash flows from investing activities
- Expenditures relating to drydocking	(188,816)	188,816	-
- Net cash (used in)/provided by investing activities	(166,386)	188,816	22,430

Shinyo Loyalty Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(13)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Kannika Limited:

We have audited the accompanying balance sheets of Shinyo Kannika Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of income, shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Kannika Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Kannika Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		7,480,286	10,325,355
Restricted cash		843,992	901,117
Trade accounts receivable		2,942,576	2,049,637
Prepayments and other receivables		28,648	84,446
Supplies		157,273	91,199
Amounts due from related parties	7(b)	622,589	3,059,152
Total current assets		12,075,364	16,510,906
Restricted cash		1,000,000	1,000,000
Loans to related parties	7(b)	8,882,533	34,082,533
Deferred loan costs		669,258	216,000
Vessel, net	2	86,150,534	82,201,296
Total assets		108,777,689	134,010,735

Liabilities
Current liabilities
Current portion of long-term bank loans	3	5,700,000	6,500,000
Amount due to related party	7(b)	672,395	1,328,819
Accrued liabilities and other payables	4	719,307	1,641,824
Total current liabilities		7,091,702	9,470,643
Loan from related party	7(b)	16,450,000	16,450,000
Long-term bank loans	3	57,100,000	74,100,000
Total liabilities		80,641,702	100,020,643

Commitments and contingencies	8

Shareholder’s equity
Ordinary shares HK$1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31		-	-
Retained earnings		28,135,987	33,990,092
Total shareholder’s equity		28,135,987	33,990,092
Total liabilities and shareholder’s equity		108,777,689	134,010,735

See accompanying notes to the financial statements.

Shinyo Kannika Limited
Statements of Income
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

		2005	2006	2007
	Note

Operating revenue
Revenue	5	21,702,699	22,820,496	16,699,170

Operating expenses
Vessel operating expenses	6	2,028,689	2,115,593	2,331,702
Depreciation expenses		3,789,454	3,882,662	3,949,238
Management fee	7(a)	114,000	114,000	114,000
Commission		-	-	302,559
Administrative expenses		64,323	95,669	85,058
Total operating expenses		5,996,466	6,207,924	6,782,557
Operating income		15,706,233	16,612,572	9,916,613
Other income/(expense), net
Interest income		129,791	726,085	2,806,742
Interest expense		(4,322,288)	(4,912,122)	(6,437,532)
Write-off of deferred loan costs		-	-	(427,736)
Other, net		(6,276)	(6,147)	(3,982)
Total other expense, net		(4,198,773)	(4,192,184)	(4,062,508)

Income before income taxes		11,507,460	12,420,388	5,854,105
Income taxes		-	-	-

Net income		11,507,460	12,420,388	5,854,105

(a) Includes the following income/(expenses) resulting from transactions with related parties (see note 7(a)):

	2005	2006	2007
Vessel operating expenses
- Agency fee	(111,234)	(120,000)	(120,000)
Management fee	(114,000)	(114,000)	(114,000)
Interest income	-	363,495	2,284,063
Interest expense	(1,544,094)	(1,670,592)	(1,328,819)

See accompanying notes to the financial statements.

Shinyo Kannika Limited
Statements of Shareholder’s Equity
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	Ordinary shares
	Number of share	Amount	Retained earnings	Total shareholder’s equity

Balance as of January 1, 2005	1	-	7,208,139	7,208,139
Net income	-	-	11,507,460	11,507,460
Balance as of December 31, 2005	1	-	18,715,599	18,715,599
Dividend paid	-	-	(3,000,000)	(3,000,000)
Net income	-	-	12,420,388	12,420,388
Balance as of December 31, 2006	1	-	28,135,987	28,135,987
Net income	-	-	5,854,105	5,854,105
Balance as of December 31, 2007	1	-	33,990,092	33,990,092

See accompanying notes to the financial statements.

Shinyo Kannika Limited
Statements of Cash Flows
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	2005	2006	2007

Cash flows from operating activities
Net income	11,507,460	12,420,388	5,854,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	3,789,454	3,882,662	3,949,238
Amortization of deferred loan costs	60,938	64,687	25,522
Write-off of deferred loan costs	-	-	427,736
Expenditures relating to drydocking	-	(798,920)	-
Changes in operating assets and liabilities:
Trade accounts receivable	4,514,995	2,117,889	892,939
Prepayments and other receivables	402,728	32,806	(55,798)
Supplies	(36,067)	(86,605)	66,074
Amounts due from related parties	(128,999)	(493,590)	(2,436,563)
Amount due to related party	722,961	(1,122,846)	656,424
Accrued liabilities and other payables	(141,313)	111,931	922,517
Net cash provided by operating activities	20,692,157	16,128,402	10,302,194

Cash flows from investing activities
Loans made to related parties	-	(8,882,533)	(25,200,000)
(Increase)/decrease in restricted cash	(1,959,536)	115,544	(57,125)
Net cash used in investing activities	(1,959,536)	(8,766,989)	(25,257,125)

Cash flows from financing activities
Proceeds from long-term bank loans	-	22,000,000	86,800,000
Repayment of long-term bank loans	(16,800,000)	(7,400,000)	(69,000,000)
Payment of loan costs	-	(315,000)	-
Repayment of loans from related parties	-	(13,117,467)	-
Dividend paid	-	(3,000,000)	-
Net cash (used in)/provided by financing activities	(16,800,000)	(1,832,467)	17,800,000

Net increase in cash	1,932,621	5,528,946	2,845,069
Cash:
At beginning of year	18,719	1,951,340	7,480,286
At end of year	1,951,340	7,480,286	10,325,355

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	2,640,632	6,023,924	5,267,847

See accompanying notes to the financial statements.

Shinyo Kannika Limited
Notes to the Financial Statements
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Kannika Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on September 27, 2004. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Kannika”. Shinyo Kannika was delivered in 2001 and was a second hand vessel acquired by the Company in November 2004. It is a double-hulled very large crude oil carrier with capacity of 289,175 deadweight tonnage.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

From November 16, 2004 to December 27, 2004, Shinyo Kannika operated in the spot market. Under a pool trade charter agreement with Tankers International L.L.C., the Company began receiving time charter revenue from December 27, 2004 until February 17, 2007. On August 28, 2006, the Company entered into a time charter agreement with Dalian Ocean Shipping Company (“Dalian”) for a period from February 17, 2007 to February 16, 2017. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $39,000 starting from delivery of the vessel on February 17, 2007, and entitled to share certain profit of Dalian under a profit sharing arrangement.

(b)	Basis of Presentation

The Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

(c)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Restricted Cash

Restricted cash consists of retention and working capital accounts which must be maintained in accordance with contractual bank loan arrangements. Cash deposited in these accounts are restricted for investing as time deposits to earn interest income. Cash deposited in the retention account is equal to the next quarterly loan repayment balance while cash deposited in the working capital account represents minimum deposit balance that must be maintained over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the retention and working capital accounts as current assets and non-current assets, respectively.

(e)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(f)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(g)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 21 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to trade on a worldwide basis, its useful life is adjusted to end at the date such regulations become effective.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(g)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(h)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(i)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(j)	Revenue Recognition and Related Expenses

The Company generates its revenues from time and pool trade charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. In addition, under the time charter agreement the Company is entitled to share profits generated by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of the charterer’s average daily income (calculated on a quarterly basis) over an agreed amount and accounted for on an accrual basis. Revenues from a pool trade arrangement are accounted for on an accruals basis. The net income of a pool trade arrangement is shared among all participants based on the points awarded to each participant which are dependent on the age, design and other performance characteristics of the vessel of each participant. Vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(k)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period as revenues are recognized. Commission is calculated at 2.50% on time charter revenue.

(l)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. The write-off of deferred loan costs during the years ended December 31, 2005, 2006 and 2007 was $Nil, $Nil and $427,736, respectively.

(m)	Foreign Currency Transactions

The Company’s functional and reporting currency is the United States (“US”) dollar because the Company’s vessel operates in international shipping markets, where most transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the years ended December 31, 2005, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(n)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(o)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

During the year ended December 31, 2005, the Company’s vessel operated in certain ports of the US and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant gross charter hire revenue.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expenses and administrative expenses in the statements of income, respectively. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2004 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2004 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(2)	Vessel, net

	2006	2007

Vessel
Cost	94,298,920	94,298,920
Accumulated depreciation	(8,148,386)	(12,097,624)
Vessel, net	86,150,534	82,201,296

The vessel is mortgaged as described in Note 3.

Drydocking costs of $798,920 were capitalized during the year ended December 31, 2006. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $705,712 and $545,928, respectively.

For the years ended December 31, 2005, 2006 and 2007, $Nil, $93,208 and $159,784 of drydocking costs were expensed as depreciation, respectively.

(3)	Long-term Bank Loans

Lender/period	Note	2006	2007

DVB Group Merchant Bank (Asia) Ltd,
Credit Suisse and Deutsche Schiffsbank AG
November 15, 2004 to November 14, 2012	a	41,900,000	-
January 8, 2007 to November 15, 2016	c	-	80,600,000

DVB Group Merchant Bank (Asia) Ltd
June 30, 2006 to June 29, 2016	b	20,900,000	-
		62,800,000	80,600,000
Representing:

Current portion		5,700,000	6,500,000
Non-current portion		57,100,000	74,100,000
		62,800,000	80,600,000

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(3)	Long-term Bank Loans (continued)

Notes:

(a)	On November 15, 2004, the Company obtained a loan of $65,000,000 and it was repayable by thirty-two quarterly installments and a balloon payment through 2012.

Apart from regular repayments in accordance with the above repayment schedule, the Company made an additional payment of $7,000,000 and $2,800,000 to the bank during 2005 and 2006, respectively.

Interest was charged at LIBOR plus 1.50% per annum and interest rate subsequently changed to LIBOR plus 1.15% per annum since May 1, 2006 (5.31% as of December 31, 2006). The interest expense for the years ended December 31, 2005, 2006 and 2007 was $2,717,256, $2,383,563 and $29,327, respectively.

(b)	On June 30, 2006, the Company obtained a loan of $22,000,000 and it was repayable by forty quarterly installments through 2016.

Interest was charged at LIBOR plus 1.35% per annum (6.72% as of December 31, 2006). The interest expense for the years ended December 31, 2006 and 2007 was $756,754 and $27,189, respectively.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(3)	Long-term Bank Loans (continued)

(c)
On January 8, 2007, the Company repaid the bank loans in (a) and (b) above with a portion of the proceeds of a new bank loan in the amount of $86,800,000 from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. The loan is repayable by thirty-nine quarterly installments and a balloon payment to be paid together with the thirty-ninth installment. The repayment schedule is as follows:

Year ended/ending December 31

2007	6,200,000
2008	6,500,000
2009	6,800,000
2010	6,200,000
2011	6,500,000
2012	6,900,000
2013	7,400,000
2014	7,800,000
2015	8,400,000
2016	24,100,000
86,800,000

The loan carried interest at LIBOR plus 0.98% per annum (6.15% of December 31, 2007). The interest expense for the year ended December 31, 2007 was $4,930,299.

As of December 31, 2006 and 2007, bank loans are secured as follows:

	2006	2007

Secured by:
Restricted cash	1,843,992	1,901,117
Vessel	86,150,534	82,201,296

The bank loans are also guaranteed by immediate holding company, Vanship Holdings Limited, as of December 31, 2006 and 2007.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(4)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	1,600	1,800
Accrued vessel operating expenses	295,448	283,601
Bank loan interest payable	182,917	574,280
Other taxes payables	101,082	101,082
Receipts in advance	-	411,125
Wages payable	72,925	43,188
Other payables	65,335	226,748
	719,307	1,641,824

(5)	Revenue

The Company generates its revenues from time and pool trade charter agreements. The Company’s revenue can be analyzed as follows:

	2005	2006	2007

Time charter	-	-	9,744,715
Profit-sharing arising from time charter	-	-	1,322,417
Pool trade	21,702,699	22,820,496	5,632,038
	21,702,699	22,820,496	16,699,170

(6)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Crew wages and allowances	542,581	616,144	683,081
Crew expenses	116,780	109,631	155,870
Insurance expenses	497,571	475,949	452,152
Lubricating oil expenses	223,522	280,969	390,948
Other taxes	101,082	-	-
Repair and maintenance	113,090	233,844	188,303
Stores expenses	92,173	119,786	105,127
Spare parts expenses	99,998	123,966	88,869
Other operating expenses	241,892	155,304	267,352
	2,028,689	2,115,593	2,331,702

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(7)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Shinyo Alliance Limited (“Shinyo Alliance”)	A fellow subsidiary of the Company

Shinyo Ocean Limited (“Shinyo Ocean”)	A fellow subsidiary of the Company

Shinyo Navigator Limited (“Shinyo Navigator”)	A fellow subsidiary of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows:

		2005	2006	2007
	Note
Service fee to Belindtha	(i)	114,000	114,000	114,000
Agency fee to China Sea	(ii)	55,617	60,000	60,000
Agency fee to Shinyo Maritime	(ii)	55,617	60,000	60,000
Loan interest income from Vanship	(iii)	-	363,495	717,530
Loan interest income from Shinyo Ocean	(iv)	-	-	1,566,533
Loan interest expense to Vanship	(v)	945,655	1,290,760	1,328,819
Loan interest expense to Shinyo Alliance	(vi)	598,439	379,832	-

Notes:

(i)
The Company has outsourced substantially all its day-to-day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(7)	Related Party Transactions (continued)

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows (continued):

(iii)	The balance represents interest income on a loan to Vanship by the Company. Terms of the loan are set out in Note 7(b)(v) below.

(iv)	The balance represents interest income on a loan to Shinyo Ocean by the Company. Terms of the loan are set out in Note 7(b)(vi) below.

(v)	The balance represents interest expense on a loan from Vanship. Terms of the loan are set out in Note 7(b)(viii) below.

(vi)
The balance represented interest expense on a loan from Shinyo Alliance amounting to $13,117,467. Interest was charged at LIBOR plus 1.50% per annum and interest rate was subsequently changed to LIBOR plus 1.15% per annum since May 6, 2006. The loan was fully settled on June 30, 2006.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Amounts due from related parties:
Amount due from Vanship	(i)	363,495	1,328,819
Amount due from Shinyo Ocean	(ii)	240,000	1,566,533
Amount due from Shinyo Navigator	(iii)	-	75,000
Amount due from Univan	(iv)	19,094	88,800
		622,589	3,059,152

Loans to related parties:
Vanship	(v)	8,882,533	8,882,533
Shinyo Ocean	(vi)	-	25,200,000
		8,882,533	34,082,533
Amount due to related party:
Amount due to Vanship	(vii)	672,395	1,328,819

Loan from related party:
Vanship	(viii)	16,450,000	16,450,000

Notes:

(i)	The balance represents interest receivable from Vanship on loan set out in (v) below.

(ii)
The balance represents current account with Shinyo Ocean and interest receivable on loan to Shinyo Ocean as set out in (vi) below. The current account with Shinyo Ocean is unsecured, non-interest bearing and with no fixed terms of repayment.

(iii)	The balance represents current account with Shinyo Navigator. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(7)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

(iv)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(v)	The balance represents a loan to Vanship, which carried interest at LIBOR plus 1.35% per annum with final maturity on October 1, 2019.

(vi)	The balance represents a loan to Shinyo Ocean, which carried interest at LIBOR plus 0.98% per annum with final maturity on January 7, 2017.

(vii)	The balance represents interest payable on loan from Vanship. Terms of the loan are set out in (viii) below.

(viii)
The balance represents a loan from Vanship. The loan period is from September 27, 2004 to December 31, 2012 with no fixed repayment schedule. Interest is charged at six-month LIBOR plus 2.00% - 3.98% per annum and interest rate was subsequently changed to LIBOR plus 2.39% per annum since May 1, 2006 (7.76% and 7.77% as of December 31, 2006 and 2007, respectively). The interest expense for the years ended December 31, 2005, 2006 and 2007 was $945,655, $1,290,760 and $1,328,819, respectively. Interest is due every six months. Interest of $Nil, $1,744,618, and $672,395 was paid during the years ended December 31, 2005, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangements, the loan from Vanship shall not be repaid before the bank loans are repaid in full.

(c)	As of December 31, 2006 and 2007, long-term bank loans of $62,800,000 and $80,600,000, respectively, was guaranteed by Vanship.

(8)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(9)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loans and loans from/to related parties approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(10)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in February 2017.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the years ended December 31, 2005, 2006 and 2007, the Company paid service fee of $114,000 each year to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following are revenues from customers that individually comprise 10% or more of gross revenue:

	2005		2006		2007
		%		%		%

Tankers International L.L.C.	21,702,699	100	22,820,496	100	5,632,038	34
Dalian Ocean Shipping Company	-	-	-	-	11,067,132	66
	21,702,699	100	22,820,496	100	16,699,170	100

The gross accounts receivable due from customers that individually representing more than 10% of the outstanding accounts receivable were as follows:

	2006		2007
		%		%

Tankers International L.L.C.	2,942,576	100	727,220	35
Dalian Ocean Shipping Company	-	-	1,322,417	65
	2,942,576	100	2,049,637	100

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(11)	Comparative Figures

Income taxes

FASB Statement No. 109, Accounting for Income Taxes (Statement 109) is applicable to taxes based on an enterprise’s net income or other income. Any taxes which are based on gross receipts are not income taxes.

In 2005, the Company’s vessel operated in certain ports of the US and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant charter hire revenue. The Company accounted for the US Transportation tax expense as income taxes instead of other taxes in its previously issued 2005 financial statements.

For the purpose of the preparation of the 2007 financial statements, the comparative figures for the year ended December 31, 2005 have been corrected for immaterial errors to present the US Transportation tax expense as other taxes.

Expenditures relating to drydocking

In 2006, the Company incurred and paid drydocking costs of $798,920. Such amount was presented as cash flow for investing activities instead of operating activities in its previously issued 2006 financial statements.

For the purpose of the preparation of the 2007 financial statements, the comparative figures of the statement of cash flows for the year ended December 31, 2006 has been corrected for immaterial errors to present the expenditure relating to drydocking paid in 2006 of $798,920 as cash flow for operating activities.

The following table summarizes the changes in the financial statements for the years ended December 31, 2005 and 2006 as a result of the above mentioned reclassification.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(11)	Comparative Figures (continued)

	As originally reported	Adjustment	As adjusted
Statement of income line items

For the year ended December 31, 2005
- Vessel operating expenses	1,927,607	101,082	2,028,689
- Total operating expenses	5,895,384	101,082	5,996,466
- Income before income taxes	11,608,542	(101,082)	11,507,460
- Income taxes	101,082	(101,082)	-
- Net income	11,507,460	-	11,507,460

Statement of cash flows line items

For the year ended December 31, 2006
Cash flows from operating activities
- Expenditures relating to drydocking	-	(798,920)	(798,920)
- Net cash provided by operating activities	16,927,322	(798,920)	16,128,402

Cash flows from investing activities
- Expenditures relating to drydocking	(798,920)	798,920	-
- Net cash used in investing activities	(9,565,909)	798,920	(8,766,989)

(12)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Shinyo Kannika Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(12)	Subsequent Events (continued)

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Navigator Limited:

We have audited the accompanying balance sheets of Shinyo Navigator Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of operations, shareholder’s deficit, and cash flows for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Navigator Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for the period from September 21, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Navigator Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		435,714	257,340
Trade accounts receivable		604,744	-
Prepayments and other receivables		177,421	119,367
Supplies		28,938	111,354
Total current assets		1,246,817	488,061
Deferred loan costs		412,234	370,796
Restricted cash		-	2,000,000
Vessel, net	2	97,235,274	91,483,788
Total assets		98,894,325	94,342,645

Liabilities
Current liabilities
Current portion of long-term bank loan	3	7,000,000	7,500,000
Amounts due to related parties	7(b)	265,171	1,258,533
Accrued liabilities and other payables	4	966,530	1,531,934
Total current liabilities		8,231,701	10,290,467
Loan from related party	7(b)	15,158,279	15,379,422
Long-term bank loan	3	75,875,000	68,375,000
Derivative financial instruments	10	-	2,230,788
Total liabilities		99,264,980	96,275,677

Commitments and contingencies	8

Shareholder’s deficit
Ordinary shares HK$1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31		-	-
Accumulated losses		(370,655)	(1,933,032)
Total shareholder’s deficit		(370,655)	(1,933,032)
Total liabilities and shareholder’s deficit		98,894,325	94,342,645

See accompanying notes to the financial statements.

Shinyo Navigator Limited
Statements of Operations
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

		2006	2007
	Note

Operating revenue
Revenue	5	604,744	15,513,146
Operating expenses
Vessel operating expenses	6	306,120	2,754,311
Depreciation expenses		264,726	5,751,486
Management fee	7(a)	5,516	114,000
Commission		15,119	389,704
Administrative expenses		38,759	74,962
Total operating expenses		630,240	9,084,463
Operating (loss)/income		(25,496)	6,428,683
Other income/(expense), net
Interest income		146,831	120,917
Interest expense		(483,534)	(5,878,201)
Changes in fair value of derivatives		-	(2,230,788)
Other, net		(8,456)	(2,988)
Total other expense, net		(345,159)	(7,991,060)

Loss before income taxes		(370,655)	(1,562,377)
Income taxes		-	-
Net loss		(370,655)	(1,562,377)

(a) Includes the following expenses resulting from transactions with related parties (see note 7(a)):

	2006	2007
Vessel operating expenses
- Agency fee	(10,000)	(120,000)
Management fee	(5,516)	(114,000)
Interest expense	(221,143)	(1,017,986)

See accompanying notes to the financial statements.

Shinyo Navigator Limited
Statements of Shareholder’s Deficit
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

		Ordinary shares
		Number of share	Amount	Accumulated losses	Total shareholder’s deficit
	Note
Balance as of September 21, 2006		-	-	-	-
Capital injected upon incorporation	1	1	-	-	-
Net loss		-	-	(370,655)	(370,655)
Balance as of December 31, 2006		1	-	(370,655)	(370,655)
Net loss		-	-	(1,562,377)	(1,562,377)
Balance as of December 31, 2007		1	-	(1,933,032)	(1,933,032)

See accompanying notes to the financial statements.

Shinyo Navigator Limited
Statements of Cash Flows
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

	2006	2007

Cash flows from operating activities
Net loss	(370,655)	(1,562,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expenses	264,726	5,751,486
Amortization of deferred loan costs	2,141	41,438
Changes in fair value of derivative financial instruments	-	2,230,788
Changes in operating assets and liabilities:
Trade accounts receivable	(604,744)	604,744
Prepayments and other receivables	(177,421)	58,054
Supplies	(28,938)	(82,416)
Amounts due to related parties	265,171	993,362
Accrued liabilities and other payables	966,530	565,404
Net cash provided by operating activities	316,810	8,600,483

Cash flows from investing activities
Purchase of vessel	(87,750,000)	-
Increase in restricted cash	-	(2,000,000)
Net cash used in investing activities	(87,750,000)	(2,000,000)

Cash flows from financing activities
Proceeds from long-term bank loan	82,875,000	-
Proceeds from loan from related party	5,542,136	221,143
Repayment of long-term bank loan	-	(7,000,000)
Repayment of loan from related party	(133,857)	-
Payment of loan costs	(414,375)	-
Net cash provided by/(used in) financing activities	87,868,904	(6,778,857)

Net increase/(decrease) in cash	435,714	(178,374)
Cash:
At beginning of period/year	-	435,714
At end of period/year	435,714	257,340

Supplemental Disclosure of Non-Cash Flow Investing and Financing Activities
Investing activities:
Payment of deposits for purchase of vessel by related party	(9,750,000)	-
Financing activities
Loan from related party	9,750,000	-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period/year for:
Interest	-	5,061,901

See accompanying notes to the financial statements.

Shinyo Navigator Limited
Notes to the Financial Statements
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Navigator Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on September 21, 2006. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Navigator”. Shinyo Navigator was delivered in 1996 and was a second hand vessel acquired by the Company in December 2006. It is a double-hulled very large crude oil carrier with capacity of 300,549 deadweight tonnage.

On September 21, 2006, Vanship Holdings Limited established the Company in Hong Kong as a limited liability company with authorized share capital of 10,000 ordinary shares of HK$1 each. On date of incorporation, 1 subscriber share of HK$1 was issued.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on their behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

The Company began receiving time charter revenue on December 18, 2006 pursuant to a time charter agreement with Dalian Ocean Shipping Company for a period from December 18, 2006 to December 17, 2016. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $43,800.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $9,802,406. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 12.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

This basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash represents minimum interest-bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. Restricted cash is restricted for investing as time deposits to earn interest income over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the restricted cash as non-current assets.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 15 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. Vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Commissions were calculated at 2.50% on time charter revenue.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies (continued)

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There is no write-off of deferred loan costs during the period/year ended December 31, 2006 and 2007.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is United States (“US”) dollar because the Company’s vessel operates in international shipping markets, where most transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the period/year ended December 31, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value, recovery of the carrying amount of the vessel and fair value of derivative financial instruments. Actual results could differ from those estimates.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statement of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statement of operations. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2006 and 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2006 and 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2006 and 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

(q)	Derivative Instruments

Derivative financial instruments are recognized on the balance sheet at their fair values as either assets or liabilities. Changes in the fair value of derivatives that are designated and qualify as cash flow hedges, and that are highly effective, are recognized in other comprehensive income. If derivative transactions do not meet the criteria to qualify for hedge accounting, any changes in fair value are recognized immediately in the statements of operations.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1) Summary of Significant Accounting Policies (continued)

(q)	Derivative Instruments (continued)

On January 10, 2007, the Company entered into an interest rate swap agreement that did not qualify as cash flow hedges. As such, the fair value of such agreement and changes therein are recognized in the balance sheets and statements of operations, respectively.

(r)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. Effective from January 1, 2007, the Company adopted the provision of AUG AIR-1. The Company follows the deferral method of accounting for drydocking. As of the date of adoption of AUG AIR-1, the Company has no accruals for planned drydocking which require to be adjusted retrospectively.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(r)	Recently Issued Accounting Standards (continued)

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

(2)	Vessel, net

	2006	2007

Vessel
Cost	97,500,000	97,500,000
Accumulated depreciation	(264,726)	(6,016,212)
Vessel, net	97,235,274	91,483,788

The vessel is mortgaged as described in Note 3.

(3)	Long-term Bank Loan

Lender/period	2006	2007

HSH Nordbank AG
December 13, 2006 to December 12, 2016	82,875,000	75,875,000

Representing:

Current portion	7,000,000	7,500,000
Non-current portion	75,875,000	68,375,000
	82,875,000	75,875,000

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(3)	Long-term Bank Loan (continued)

On December 13, 2006, a loan of $82,875,000 was obtained. The loan is repayable by forty quarterly installments. The repayment schedule is as follows:

Year ended/ending December 31

2007	7,000,000
2008	7,500,000
2009	8,000,000
2010	8,500,000
2011	9,500,000
2012	9,500,000
2013	9,500,000
2014	7,000,000
2015	7,000,000
2016	9,375,000
82,875,000

Interest is charged at LIBOR plus 1.00% per annum (5.95% and 5.99% as of December 31, 2006 and 2007, respectively). The interest expense for the period/year ended December 31, 2006 and 2007 was $260,250 and $4,818,777, respectively.

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	-	2,000,000
Vessel	97,235,274	91,483,788

The bank loan is also guaranteed by its immediate holding Company, Vanship Holdings Limited, as of December 31, 2006 and 2007.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(4)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	1,600	1,800
Accrued vessel operating expenses	230,699	379,824
Bank loan interest payable	260,250	238,269
Commission payable	15,120	7,559
Receipts in advance	-	743,643
Wages payable	39,486	60,839
Other payable	419,375	100,000
	966,530	1,531,934

(5)	Revenue

The Company’s revenue for the period/year ended December 31, 2006 and 2007 represents revenue generated from time charter agreements.

(6)	Vessel Operating Expenses

Vessel operating expenses for the period/year ended December 31, 2006 and 2007 consist of the following:

	2006	2007

Crew wages and allowances	43,135	711,708
Crew expenses	29,913	149,420
Insurance	24,722	448,061
Lubricating oil expenses	75,905	387,675
Stores expenses	30,202	159,488
Repair and maintenance	38,204	550,327
Spare parts expenses	35,432	148,739
Other operating expenses	28,607	198,893
	306,120	2,754,311

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(7)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Kannika Limited (“Shinyo Kannika”)	A fellow subsidiary of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

(a)	The principal related party transactions during the period/year ended December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Service fee to Belindtha	(i)	5,516	114,000
Agency fee to China Sea	(ii)	5,000	60,000
Agency fee to Shinyo Maritime	(ii)	5,000	60,000
Loan interest expense to Vanship	(iii)	221,143	1,017,986

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)	The balance represents interest expense on a loan from Vanship. Terms of the loan are set out in Note 7(b)(iv) below.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(7)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Amounts due to related parties:
Amount due to Vanship	(i)	221,143	1,017,986
Amount due to Shinyo Kannika	(ii)	-	75,000
Amount due to Univan	(iii)	44,028	165,547
		265,171	1,258,533
Loan from related party:
Vanship	(iv)	15,158,279	15,379,422

Notes:

(i)	The balance represents interest payable on a loan from Vanship. Terms of the loan are set out in (iv) below.

(ii)	The balance represents payable to Shinyo Kannika for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iii)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)
The balance represents a loan facility provided by Vanship with maximum draw down balance of $16,000,000. The loan period is from December 12, 2006 to December 31, 2016 with no fixed repayment schedule. Interest is charged at 6.50% per annum. The interest expense for the period/year ended December 31, 2006 and 2007 was $221,143 and $1,017,986, respectively. Interest of $Nil and $221,143 was paid for the period/year ended December 31, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangements, the loan from Vanship shall not be repaid before the bank loan is repaid in full.

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as describer in Note 12.

(d)	As of December 31, 2006 and 2007, long-term bank loan of $82,875,000 and $75,875,000, respectively, was guaranteed by Vanship.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(8)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(9)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loan and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(10)	Interest Rate Swap
Outstanding swap agreements involve both the risk of a counterparty not performing under the terms of the contract and the risk associated with changes in market value. The Company monitors its positions, the credit ratings of counterparty and the level of contracts it enters into with any one party. The Company has a policy of entering into contracts with counterparties that meet stringent qualifications, and given the high level of credit quality of the counterparties, the Company does not believe it is necessary to obtain collateral arrangements.

On January 10, 2007, the Company entered into an interest rate swap arrangement with a financial institution, with details as follows:

Counterparty	Start date	Termination date	Notional Amount at December 31, 2007	Pay Fixed rate	Receive Floating rate	Fair value of swap at December 31, 2007
HSH Nordbank AG	January 10, 2007	June 12, 2016	82,875,000	4.95% per annum	3-month LIBOR per annum	2,230,788 liability

The interest rate swap is used to hedge the interest expense arising from the Company’s long-term bank loan detailed in Note 3. The fair value change of $2,230,788 from the interest rate swap arrangement as of December 31, 2007 is recognized in the statements of operations and the related liability is shown under derivative financial instruments in the balance sheets. The fair value is based upon estimates received from the financial institution.

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(11)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in December 2016.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the period/year ended December 31, 2006 and 2007, the Company paid service fee of $5,516 and $114,000, respectively, to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following represents revenue from a customer that comprises 10% or more of gross revenue:

	2006		2007
		%		%

Dalian Ocean Shipping Company	604,744	100	15,513,416	100

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable was as follows:

	2006		2007
		%		%

Dalian Ocean Shipping Company	604,744	100	-	-

Shinyo Navigator Limited
Notes to the Financial Statements (continued)
for the period from September 21, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(12)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Ocean Limited:

We have audited the accompanying balance sheets of Shinyo Ocean Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of operations, and shareholder’s (deficit)/equity and cash flows for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Ocean Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for the period from December 28, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Ocean Limited

Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		-	1,244,143
Restricted cash		-	1,915,795
Trade accounts receivable		-	1,004,909
Prepayments and other receivables		-	40,355
Amount due from related party	7(b)	-	83,043
Supplies		-	34,985
Total current assets		-	4,323,230
Restricted cash		-	1,000,000
Deferred loan costs		240,000	216,452
Vessel, net	2	-	106,092,612
Deposits for purchase of vessel		11,100,000	-
Total assets		11,340,000	111,632,294

Liabilities
Current liabilities
Current portion of long-term bank loan	3	-	6,525,000
Amounts due to related parties	7(b)	255,439	1,566,533
Accrued liabilities and other payables	4	-	1,943,388
Total current liabilities		255,439	10,034,921
Long-term bank loan	3	-	75,550,000
Loans from related parties	7(b)	11,100,000	25,200,000
Total liabilities		11,355,439	110,784,921

Commitments and contingencies	8

Shareholder’s (deficit)/equity
Ordinary shares HK$1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31		-	-
(Accumulated loss)/retained earning		(15,439)	847,373
Total shareholder’s (deficit)/equity		(15,439)	847,373
Total liabilities and shareholder’s (deficit)/equity		11,340,000	111,632,294

See accompanying notes to the financial statements.

Shinyo Ocean Limited
Statements of Operations
for the period from December 28, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

		2006	2007

Operating revenue
Revenue	5	-	15,104,744

Operating expense
Vessel operating expenses	6	-	2,403,421
Depreciation expenses		-	4,907,388
Management fee	7(a)	-	111,548
Commission		-	35,560
Administrative expense		1,039	65,869
Total operating expense		1,039	7,523,786

Operating (loss)/income		(1,039)	7,580,958

Other income/(expense), net
Interest income		-	145,334
Interest expense		(14,400)	(6,855,123)
Others, net		-	(8,357)
Total other expense, net		(14,400)	(6,718,146)

(Loss)/income before income taxes		(15,439)	862,812
Income taxes		-	-

Net (loss)/income		(15,439)	862,812

(a) Includes the following expenses resulting from transactions with related parties (see note 7(a)):

	2006	2007

Vessel operating expenses
- Agency fee	-	(120,000)
Management	-	(111,548)
Interest expense	(14,400)	(1,592,453)

See accompanying notes to the financial statements.

Shinyo Ocean Limited
Statements of Shareholder’s (Deficit)/Equity
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

		Ordinary shares
	Note	Number of share	Amount	(Accumulated loss)/retained earning	Total shareholder’s (deficit)/equity
Balance as of December 28, 2006		-	-	-	-
Capital injected upon incorporation	1	1	-	-	-
Net loss		-	-	(15,439)	(15,439)
Balance as of December 31, 2006		1	-	(15,439)	(15,439)
Net income		-	-	862,812	862,812
Balance as of December 31, 2007		1	-	847,373	847,373

See accompanying notes to the financial statements.

Shinyo Ocean Limited
Statements of Cash Flows
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

	2006	2007

Cash flows from operating activities
Net (loss)/income	(15,439)	862,812
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation expenses	-	4,907,388
Amortization of deferred loan costs	-	23,548
Changes in operating assets and liabilities:
Trade accounts receivable	-	(1,004,909)
Prepayments and other receivables	-	(40,355)
Amount due from related party	-	(83,043)
Supplies	-	(34,985)
Accrued liabilities and other payables	-	1,943,388
Amounts due to related parties	15,439	1,311,094
Net cash provided by operating activities	-	7,884,938

Cash flows from investing activities:
Purchase of vessel	-	(99,900,000)
Increase in restricted cash	-	(2,915,795)
Net cash provided by investing activities	-	(102,815,795)

Cash flows from financing activities:
Proceeds from long-term bank loan	-	86,800,000
Repayment of long-term bank loan	-	(4,725,000)
Proceeds from loans from related parties	-	25,200,000
Repayment of loans from related parties	-	(11,100,000)
Net cash provided by investing activities	-	96,175,000

Net increase in cash	-	1,244,143
Cash:
At beginning of period/year	-	-
At end of period/year	-	1,244,143

Supplemental Disclosure of Non-Cash Flow Operating, Investing and Financing Activities:

Operating activities:
Payment of operating expenses by related parties
- Administrative expenses	1,039	-
- Interest	14,400	-
Investing activities
Payment of deposits for purchase of vessel by related party	(11,100,000)	-
Financing activities
Payment of loan costs by related party	240,000	-
Loan from related party	11,100,000	-

Shinyo Ocean Limited
Statements of Cash Flows (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

Supplemental Disclosure of Cash Flow Information:	2006	2007

Cash paid during the period/year for:
Interest	-	4,089,674

See accompanying notes to the financial statements.

Shinyo Ocean Limited
Notes to the Financial Statements
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Ocean Limited (the “Company”) was established in Hong Kong on December 28, 2006. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Ocean”. Shinyo Ocean was delivered in 2000 and was a second hand vessel acquired by the Company in January 2007. It is a double-hulled very large crude oil carrier with capacity of 281,395 deadweight tonnage.

On December 28, 2006, Vanship Holdings Limited established the Company in Hong Kong as a limited liability company with authorized share capital of 10,000 ordinary shares of HK$ 1 each. On date of incorporation, 1 subscriber share of HK$1 was issued.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on their behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

On December 28, 2007, the Company entered into a time charter agreement with Formosa Petrochemical Corporation (“Formosa”) for a period from January 10, 2007 to January 9, 2017. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $38,500, and entitled to share certain profit of Formosa under a profit sharing arrangement.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $5,711,691. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 11.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable for revenues derived from profit-sharing arrangement are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data.  The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(f)	Restricted Cash

Restricted cash consists of retention and working capital accounts which must be maintained in accordance with contractual bank loan arrangements. Cash deposited in these accounts are restricted for investing as time deposits to earn interest income. Cash deposited in the retention account is equal to the next quarterly loan repayment balance while cash deposited in the working capital account represents minimum deposit balance that must be maintained over the bank loan period. The Company classifies the retention and working capital accounts as current assets and non-current assets, respectively.

(g)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged the expense as incurred.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 19 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If restrictions place limitations over the ability of a vessel to trade on a worldwide basis, its useful life is adjusted to end at the date such regulations become effective.

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability will be incurred and the amount of the loss can be reasonably estimated.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. In addition, under the time charter agreement the Company is entitled to share profits generated by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of the charterer’s average daily income (calculated on a half-yearly basis) over an agreed amount and accounted for on an accrual basis.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period as revenues are recognized. Commission is calculated at a rate of $100 per hire day.

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There was no write-off of deferred loan costs during the years ended December 31, 2005, 2006 and 2007

(n)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(o)	Foreign Currency Transactions

The Company’s functional and reporting currency is United States (“US”) dollar because the Company will operate in international shipping markets, which utilize the US dollar. Furthermore, the Company incurs debt and certain other expenditures, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the period ended December 31, 2006, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statement of operations. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2006 and 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2006 and 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2006 and 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141 (R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141 (R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(2)	Vessel, net

	2006	2007
Vessel
Cost	-	111,000,000
Accumulated depreciation	-	(4,907,388)
Vessel, net	-	106,092,612

The vessel is mortgaged as described in Note 3.

The Company has agreed to a mutual sale provision with its charterer whereby either party can request the sale of the vessel provided that a price can be obtained that is at least $3,000,000 greater than the current value of the vessel as set forth in the charter agreement.

(3)	Long-term Bank Loan

Lender/period	2006	2007

DVB Group Merchant Bank (Asia) Ltd, BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG
January 8, 2007 to January 7, 2017	-	82,075,000

Representing:

Current portion	-	6,525,000
Non-current portion	-	75,550,000
	-	82,075,000

On January 8, 2007, a syndicated loan of $86,800,000 was obtained from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse and Deutsche Schiffsbank AG. The loan is repayable by forty quarterly installments and a balloon payment to be paid together with the fortieth installment. The repayment schedule is as follows:

Year ended/ending December 31

2007	4,725,000
2008	6,525,000
2009	6,825,000
2010	6,450,000
2011	6,600,000
2012	6,850,000
2013	7,275,000
2014	7,700,000
2015	8,250,000
2016	8,700,000
2017	16,900,000
86,800,000

Interest is charged at LIBOR plus 0.98% per annum (6.21% as of December 31, 2007). The interest expense for the year ended December 31, 2007 was $5,239,122.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(3)	Long-term Bank Loan (continued)

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	-	2,915,795
Vessel	-	106,092,612

The bank loan is also guaranteed by Vanship Holdings Limited, the immediate holding company of the Company, as of December 31, 2007.

(4)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	-	1,800
Accrued vessel operating expenses	-	281,469
Bank loan interest payable	-	1,189,768
Commission payable	-	3,100
Receipts in advance	-	362,060
Wages payable	-	61,220
Other payable	-	43,971
	-	1,943,388

(5)	Revenue

The Company generates its revenues from time charter agreements. The Company’s revenue can be analyzed as follows:

	2006	2007

Time charter	-	13,690,440
Profit-sharing arising from time charter	-	1,414,304
	-	15,104,744

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(6)	Vessel Operating Expenses

Vessel operating expenses for the period/year ended December 31, 2006 and 2007 consist of the following:

	2006	2007

Crew wages and allowances	-	666,853
Crew expenses	-	135,545
Insurance expenses	-	447,609
Lubricating oil expenses	-	553,118
Repair and maintenance	-	206,113
Spare parts expenses	-	96,775
Stores expenses	-	120,256
Other operating expenses	-	177,152
	-	2,403,421

(7)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Shinyo Kannika Limited (“Shinyo Kannika”)	A fellow subsidiary of the Company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(7)	Related Party Transactions (continued)

(a)	The principal related party transactions during the year ended December 31, 2006 and 2007 are as follows:

	Note	2006	2007

Service fee to Belindtha	(i)	-	111,548
Agency fee to China Sea	(ii)	-	60,000
Agency fee to Shinyo Maritime	(ii)	-	60,000
Loan interest expense to Vanship	(iii)	14,400	25,920
Loan interest expense to Shinyo Kannika	(iv)	-	1,566,533

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)	The balance represents interest expense on a loan from Vanship. Terms of the loan are set out in Note 7(b)(v) below.

(iv)	The balance represents interest expense on a loan from Shinyo Kannika. Terms of the loan are set out in Note 7(b)(vi) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

	Note	2006	2007

Amount from related party:
Amount due from Univan	(i)	-	83,043

Amounts due to related parties:
Amount due to Vanship	(ii)	14,400	-
Amount due to Shinyo Kannika	(iii)	240,000	1,566,533
Amount due to Univan	(iv)	1,039	-
		255,439	1,566,533
Loans from related parties:
Vanship	(v)	11,100,000	-
Shinyo Kannika	(vi)	-	25,200,000
		11,100,000	25,200,000

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(7)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents interest payable on a loan from Vanship. Terms of the loan are set out in (v) below.

(iii)
The balance represents primarily interest payable on a loan from Shinyo Kannika as set out in (vi) below, and other payables. The other payables to Kannika are unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(v)
The balance represents a loan from Vanship. The loan carries interest at six-month LIBOR plus 3.98% per annum (9.34% as of December 31, 2006) with final maturity on January 31, 2017. The interest expense for the period/year ended December 31, 2006 and 2007 was $14,400 and $25,920, respectively. Interest of $Nil and $40,320 was paid during the period/year ended December 31, 2006 and 2007, respectively. The loan was fully repaid on January 9, 2007.

(vi)
The balance represents a loan from Shinyo Kannika. The loan carries interest at three-month LIBOR plus 0.98% per annum (6.21% as of December 31, 2007) with final maturity on January 31, 2017. The interest expense for the year ended December 31, 2007 was $1,566,533. No interest was paid during the period/year ended December 31, 2006 and 2007, respectively.

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 11.

(d)	As of December 31, 2007, long-term bank loan of $82,075,000 was guaranteed by Vanship.

(8)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(9)	Fair Value of Financial Instruments

The carrying amount of cash and amounts due from/to related parties approximates their fair values because of the short maturity of these instruments.

The carrying value of long-term bank loan and loan from related party approximates their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(10)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in January 2017.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. During the period/year ended December 31, 2006 and 2007, the Company paid service fee of $Nil and $111,548, respectively, to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following is revenue from a customer that comprises 10% or more of gross revenue:

	2006		2007
		%		%
Formosa Petrochemical Corporation	-	-	15,104,744	100

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable was as follows:

	2006		2007
		%		%

Formosa Petrochemical Corporation	-	-	1,004,909	100

Shinyo Ocean Limited
Notes to the Financial Statements (continued)
for the period from December 28, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(11)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Elite Strategic Limited:

We have audited the accompanying balance sheets of Elite Strategic Limited (the “Company”) as of December 31, 2006 and September 6, 2007, and the related statements of income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006 and the period from January 1, 2007 to September 6, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Strategic Limited as of December 31, 2006 and September 6, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 and the period from January 1, 2007 to September 6, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the accompanying financial statements, the Company has restated the financial statements for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007 to reflect correct classification of U.S. Transportation tax expense and cash flows relating to drydocking.

/s/ KPMG
Hong Kong, China
May 9, 2008

Elite Strategic Limited
Balance Sheets
as of December 31, 2006 and September 6, 2007
(expressed in US$)
		December 31, 2006	September 6, 2007
	Note
Assets
Current assets
Cash		2,031,167	954,438
Restricted cash		1,272,304	855,404
Trade accounts receivable		2,144	-
Prepayments and other receivables		67,947	192,885
Supplies		125,283	93,105
Amount due from related party	8(b)	-	283,350
Total current assets		3,498,845	2,379,182
Deferred loan costs		234,734	216,705
Vessel, net	3	51,176,135	49,402,479
Total assets		54,909,714	51,998,366

Liabilities
Current liabilities
Current portion of long-term bank loan	4	2,909,820	3,054,390
Amount due to related party	8(b)	525,373	-
Accrued liabilities and other payables	5	1,484,474	1,292,536
Dividend payable		457,124	-
Total current liabilities		5,376,791	4,346,926
Long-term bank loan	4	32,685,630	30,370,230
Total liabilities		38,062,421	34,717,156

Commitments and contingencies	9

Shareholders’ equity
Ordinary shares US$1 par value per share 15,000,000,000 shares authorized; 15,000,000 shares issued and fully paid as of December 31/September 6		15,000,000	15,000,000
Retained earnings		1,847,293	2,281,210
Total shareholders’ equity		16,847,293	17,281,210

Total liabilities and shareholders’ equity		54,909,714	51,998,366

See accompanying notes to the financial statements.

Elite Strategic Limited
Statements of Income
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

		2005	2006	Period from January 1, 2007 to September 6, 2007
	Note	(Restated)	(Restated)	(Restated)

Operating revenue
Revenue	6	6,920,184	8,047,898	5,534,429

Operating expenses
Vessel operating expenses	7	1,913,414	2,135,761	1,596,793
Depreciation expenses		2,481,651	2,589,538	1,773,656
Management fee	8(a)	114,000	114,000	97,217
Commission		118,077	125,040	87,323
Administrative expenses		39,200	46,657	38,445
Total operating expenses		4,666,342	5,010,996	3,593,434
Operating income		2,253,842	3,036,902	1,940,995
Other income/(expense), net
Interest income		65,692	108,363	85,487
Interest expense		(1,708,124)	(2,368,681)	(1,548,899)
Other, net		(6,994)	(6,549)	(43,666)
Total other expense, net		(1,649,426)	(2,266,867)	(1,507,078)

Income before income taxes		604,416	770,035	433,917
Income taxes		-	-	-

Net income		604,416	770,035	433,917

(a) Includes the following income/(expenses) resulting from transactions with related parties (see note 8(a)):

	2005	2006	Period from January 1, 2007 to September 6, 2007

Revenue	6,920,184	8,047,898	5,534,429
Vessel operating expenses
- Agency fee	(30,000)	(30,000)	(22,500)
Management fee	(114,000)	(114,000)	(97,217)

See accompanying notes to the financial statements.

Elite Strategic Limited
Statements of Shareholders’ Equity
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

	Ordinary shares
	Number of shares	Amount	Retained earnings	Total shareholders’ equity

Balance as of January 1, 2005	15,000,000	15,000,000	1,386,292	16,386,292
Net income	-	-	604,416	604,416
Dividend	-	-	(456,326)	(456,326)
Balance as of December 31, 2005	15,000,000	15,000,000	1,534,382	16,534,382
Net income	-	-	770,035	770,035
Dividend	-	-	(457,124)	(457,124)
Balance as of December 31, 2006	15,000,000	15,000,000	1,847,293	16,847,293
Net income	-	-	433,917	433,917
Balance as of September 6, 2007	15,000,000	15,000,000	2,281,210	17,281,210

See accompanying notes to the financial statements.

Elite Strategic Limited
Statements of Cash Flows
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007

	2005	2006	Period from January 1, 2007 to September 6, 2007
	(Restated)
Cash flows from operating activities
Net income	604,416	770,035	433,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses	2,481,651	2,589,538	1,773,656
Amortization of deferred loan costs	25,962	25,962	18,029
Expenditures relating to drydocking	(924,743)	-	-
Changes in operating assets and liabilities:
Trade accounts receivable	-	(2,144)	2,144
Prepayments and other receivables	10,823	(13,225)	(124,938)
Supplies	20,863	(84,533)	32,178
Amount due from related party	91,863	-	(283,350)
Amount due to related party	84,109	441,264	(525,373)
Accrued liabilities and other payables	197,264	261,157	(191,938)
Net cash provided by operating activities	2,592,208	3,988,054	1,134,325

Cash flows from investing activities
(Increase)/decrease in restricted cash	(9,952)	(210,486)	416,900
Net cash (used in)/provided by investing activities	(9,952)	(210,486)	416,900

Cash flows from financing activities
Repayment of long-term bank loan	(2,560,500)	(2,728,050)	(2,170,830)
Dividend paid	(457,500)	(456,326)	(457,124)
Net cash used in financing activities	(3,018,000)	(3,184,376)	(2,627,954)

Net (decrease)/increase in cash	(435,744)	593,192	(1,076,729)
Cash:
At beginning of year/period	1,873,719	1,437,975	2,031,167
At end of year/period	1,437,975	2,031,167	954,438

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year/period for:
Interest	1,700,138	2,198,724	1,992,923

See accompanying notes to the financial statements.

Elite Strategic Limited
Notes to the Financial Statements
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Elite Strategic Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in the British Virgin Islands on December 3, 2002. The principal activity of the Company is the ownership and chartering of the vessel “C Dream”. C Dream was delivered in 2000 and was a second hand vessel acquired by the Company in February 2003. It is a double-hulled very large crude oil carrier with capacity of 298,570 deadweight tonnage.

On September 7, 2007, Shinyo Dream Limited, a company controlled by a shareholder of the Company, acquired the operation of C Dream from the Company. These financial statements serve as the predecessor financial statements of Shinyo Dream Limited as the operation of C Dream is the only operating business of the Company.

The Company has outsourced substantially all its day-to-day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, Univan provides administrative services to the Company.

On December 31, 2002, the Company entered into a time charter agreement with SK Shipping Company Limited. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $19,680 from January 21, 2003 to January 21, 2006 and $22,200 from January 21, 2006 to January 20, 2016. The time charter agreement was assigned to Shinyo Dream Limited upon the disposal of C-Dream.

(b)	Liquidity

As of September 6, 2007, the Company had a working capital deficit of $1,967,744. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, a shareholder of the Company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due.

(c)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and September 6, 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash represents minimum interest bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. Restricted cash is restricted for investing as time deposits to earn interest income over the next quarterly loan repayment due date. The Company classifies the restricted cash as current assets.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data.  The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and September 6, 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor cost, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the vessel to be 22 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of the vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. Vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period as revenues are recognized. Commission is calculated at 2.5% on bareboat portion of the charter hire.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There was no write-off of deferred loan costs during the years ended December 31, 2005 and 2006 and the period ended September 6, 2007.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is the United States (“US”) dollar because the Company’s vessel operates in international shipping markets, where most transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the years ended December 31, 2005 and 2006 and the period ended September 6, 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

During the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007, the Company’s vessel operated in certain ports of the US and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant gross charter hire revenue.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2002 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2002 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. There is no statute of limitations in the case of tax evasion.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(2)	Restatements

Income taxes

The accompanying statements of income for the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007 have been restated to correct errors in the classification of US Transportation tax expense. In its previously issued financial statements, the Company had classified the US Transportation tax expense as income taxes under FASB Statement No. 109, Accounting for Income Taxes (Statement 109).

Statement 109 is applicable to taxes based on an enterprise's net income or other income. Any taxes which are based on gross receipts are not income taxes. During the years ended December 31, 2005 and 2006 and the period from January 1, 2007 to September 6, 2007, the Company's vessel operated in certain ports of the US and was subject to the US Transportation tax expense calculated at 2% - 4% on relevant gross charter hire revenue. As such, the Company considered Statement 109 is not applicable to US Transportation tax as it is calculated on gross receipts. Accordingly, the Company reclassifies the US Transportation tax expense to other taxes.

Expenditures relating to drydocking

The accompanying statement of cash flows for the year ended December 31, 2005 has been restated to correct an error in the classification of expenditures relating to drydocking paid for the year ended December 31, 2005. In its previously financial statements, the Company had classified the drydocking costs as cash flow for investing activities. The Company now presents the expenditures relating to drydocking as cash flow for operating activities instead of investing activities.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(2)	Restatements (continued)

	As originally reported	Adjustment	As adjusted
Statement of income line items

For the year ended December 31, 2005
- Vessel operating expenses	1,897,015	16,399	1,913,414
- Total operating expenses	4,649,943	16,399	4,666,342
- Operating income	2,270,241	(16,399)	2,253,842
- Income before income taxes	620,815	(16,399)	604,416
- Income taxes	16,399	(16,399)	-
- Net income	604,416	-	604,416

For the year ended December 31, 2006
- Vessel operating expenses	2,106,675	29,086	2,135,761
- Total operating expenses	4,981,910	29,086	5,010,996
- Operating income	3,065,988	(29,086)	3,036,902
- Income before income taxes	799,121	(29,086)	770,035
- Income taxes	29,086	(29,086)	-
- Net income	770,035	-	770,035

For the period from January 1, 2007 to
September 6, 2007
- Vessel operating expenses	1,578,232	18,561	1,596,793
- Total operating expenses	3,574,873	18,561	3,593,434
- Operating income	1,959,556	(18,561)	1,940,995
- Income before income taxes	452,478	(18,561)	433,917
- Income taxes	18,561	(18,561)	-
- Net income	433,917	-	433,917

Statement of cash flows line items

For the year ended December 31, 2005

Cash flows from operating activities
- Expenditures relating to drydocking	-	(924,743)	(924,743)
- Net cash provided by operating activities	3,516,951	(924,743)	2,592,208

Cash flows from investing activities
- Expenditures relating to drydocking	(924,743)	924,743	-
- Net cash used in investing activities	(934,695)	924,743	(9,952)

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(3)	Vessel, net

	December 31, 2006	September 6, 2007
Vessel
Cost	60,924,743	60,924,743
Accumulated depreciation	(9,748,608)	(11,522,264)
Vessel, net	51,176,135	49,402,479

The vessel is mortgaged as described in Note 4.

Drydocking costs of $924,743 were capitalized during the year ended December 31, 2005. As of December 31, 2006 and September 6, 2007, undepreciated carrying amount of the drydocking costs was $662,733 and $536,056, respectively.

For the years ended December 31, 2005 and 2006 and the period ended September 6, 2007, $77,062, $184,948 and $126,677 of drydocking costs were expensed as depreciation, respectively.

(4)	Long-term Bank Loan

Lender/period	December 31, 2006	September 6, 2007

DVB Group Merchant Bank (Asia) Ltd, Credit Suisse, BNP Paribas and Deutsche Schiffsbank AG
January 17, 2003 to January 16, 2016	35,595,450	33,424,620

Representing:

Current portion	2,909,820	3,054,390
Non-current portion	32,685,630	30,370,230
	35,595,450	33,424,620

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(4) Long-term Bank Loan (continued)

On January 17, 2003, the Company obtained a syndicated loan of $45,000,000 from DVB Group Merchant Bank (Asia) Ltd, Credit Suisse, BNP Paribas and Deutsche Schiffsbank AG. The loan is repayable by fifty-two quarterly installments. Repayment schedule is as follows:

Year ended/ending December 31

2003	1,710,000
2004	2,406,000
2005	2,560,500
2006	2,728,050
2007	2,909,820
2008	3,103,605
2009	3,310,320
2010	3,530,805
2011	3,765,900
2012	4,016,400
2013	4,284,165
2014	4,569,705
2015	4,868,685
2016	1,236,045
45,000,000

Interest is charged at LIBOR plus 1.50% per annum (4.21%, 6.37% and 6.37% as of December 31, 2005 and 2006 and September 6, 2007, respectively). The interest expense for the years ended December 31, 2005 and 2006 and the period ended September 6, 2007 was $1,682,162 and $2,336,792 and $1,514,243, respectively.

The bank loan is guaranteed by a director of the Company, Mr. Fred Cheng, and the immediate holding company, Vanship Holdings Limited, as of December 31, 2006 and September 6, 2007.

As of December 31, 2006 and September 6, 2007, bank loan is secured as follows:

	December 31, 2006	September 6, 2007
Secured by:
Restricted cash	1,272,304	855,404
Vessel	51,176,135	49,402,479

The outstanding long term loan will be repaid on September 7, 2007 in connection with the disposal of the operation of C Dream.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(5)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and September 6, 2007 consist of the following:

	December 31, 2006	September 6, 2007

Accrued audit fee	1,700	1,350
Accrued vessel operating expenses	354,602	217,138
Bank loan interest payable	478,680	-
Commission payable	77,454	925,906
Other taxes payables	45,485	64,046
Receipt in advance	452,556	-
Wages payable	63,397	49,731
Other payables	10,600	34,365
	1,484,474	1,292,536

(6)	Revenue

The revenue of the Company for the years ended December 31, 2005 and 2006 and the period ended September 6, 2007 represents revenue generated from time charter agreements.

(7)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005 and 2006 and the period ended September 6, 2007 consist of the following:

	2005	2006	Period from January 1, 2007 to September 6, 2007

Commercial expenses	30,000	30,000	22,500
Crew wages and allowances	563,521	624,604	475,512
Crew expenses	115,718	135,564	129,511
Insurance expenses	501,708	474,960	279,081
Lubricating oil expenses	298,613	418,216	337,507
Other taxes	16,399	29,086	18,561
Repair and maintenance	177,532	122,401	146,677
Spare parts expenses	95,733	162,601	86,834
Stores expenses	73,956	98,109	72,748
Victualling expenses	40,234	40,220	27,862
	1,913,414	2,135,761	1,596,793

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(8)	Related Party Transactions

Name of party	Relationship

Mr. Fred Cheng	A director of the Company

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

Shinyo Dream Limited (“Shinyo Dream”)	A wholly-owned subsidiary of Vanship

SK Shipping Company Limited. (“SK Shipping”)	A shareholder of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	A shareholder of the Company

(a)	The principal related party transactions during the years ended December 31, 2005 and 2006 and the period ended September 6, 2007 are as follows:

		2005	2006	Period from January 1, 2007 to September 6, 2007
	Note
Service fee to Belindtha	(i)	114,000	114,000	97,217
Agency fees to Univan	(ii)	30,000	30,000	22,500
Charter hire revenue from SK Shipping	(iii)	6,920,184	8,047,898	5,534,429

Notes:

(i)
The Company has outsourced substantially all its day-to-day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	Univan provided agency services to the Company. The agency fee is payable based on contractual agreements with the Company.

(iii)
C Dream was chartered to SK Shipping during the years ended December 31, 2005 and 2006 and the period ended September 6, 2007. Charter hire revenue is receivable from SK Shipping at a pre-determined amount in accordance with terms mutually agreed by SK Shipping and the Company.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(8)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and September 6, 2007 are as follows:

		December 31, 2006	September 6, 2007
	Note
Amount due from related party:
Amount due from Univan	(i)	-	283,350
Amount due to related party:
Amount due to Univan	(ii)	525,373	-

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the disposal of the operation of C Dream.

(d)	As of December 31, 2006 and September 6, 2007, long-term bank loan of $17,797,725 and $16,712,310, respectively, was guaranteed by Mr. Fred Cheng.

(e)	As of December 31, 2006 and September 6, 2007, long-term bank loan of $17,797,725 and $16,712,310, respectively, was guaranteed by Vanship.

(9)	Commitment and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the Company. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(10)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying value of long-term bank loan approximate its fair value based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(11)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the revenues of the Company are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term charter contract, which will expire in March 2009.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to it based on the actual expenditures incurred on its behalf. During the years ended December 31, 2005 and 2006 and the period ended September 6, 2007, the Company paid service fee of $114,000, $114,000 and $97,217, respectively, to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following represents revenue from a customer that comprises 10% or more of gross revenue:

	2005		2006		Period from January 1, 2007 to September 6, 2007
		%		%		%

SK Shipping Company
Limited	6,920,184	100	8,047,898	100	5,534,429	100

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable were as follows:

	December 31, 2006		September 6, 2007
		%		%

Neostar Corporation	2,144	100	-	-

Elite Strategic Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005 and 2006 and the period from
January 1, 2007 to September 6, 2007
(expressed in US$)

(12)  Subsequent Events

On September 7, 2007, the operation of C Dream was sold to Shinyo Dream Limited, a company controlled by a shareholder of the Company, for a cash consideration of $86,000,000 and gain on disposal of the operation amounted to $35,737,521.

On September 7, 2007, the long-term bank loan was also fully repaid.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Dream Limited:

We have audited the accompanying balance sheet of Shinyo Dream Limited (the “Company”) as of December 31, 2007, and the related statements of income, and shareholder’s deficit and cash flows for the period from July 20, 2007 (date of incorporation) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Dream Limited as of December 31, 2007, and the results of its operations and its cash flows for the period from July 20, 2007 (date of incorporation) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Dream Limited
Balance Sheet
as of December 31, 2007
(expressed in US$)
		2007
	Note
Assets
Current assets
Cash		1,849,236
Prepayments and other receivables		26,985
Supplies		99,612
Amount due from related party	9(b)	145,444
Total current assets		2,121,277
Restricted cash		1,000,000
Deferred loan costs		188,825
Vessel, net	3	74,321,161
Total assets		77,631,263

Liabilities
Current liabilities
Current portion of long-term bank loan	4	3,300,000
Amount due to related party	9(b)	20,619
Accrued liabilities and other payables	5	1,556,794
Deferred revenue	6	4,945,342
Total current liabilities		9,822,755
Loan from related party	9(b)	23,000,000
Long-term bank loan	4	60,700,000
Deferred revenue	6	1,232,948
Total liabilities		94,755,703

Commitments and Contingencies	10

Shareholder’s deficit
Ordinary shares HK$1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31, 2007		-
Retained earning		1,174,321
Deemed distribution		(18,298,761)
Total shareholder’s deficit		(17,124,440)

Total liabilities and shareholder’s deficit		77,631,263

See accompanying notes to the financial statements.

Shinyo Dream Limited
Statement of Income
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

		2007
	Note

Operating revenue
Revenue	6,7	4,913,634

Operating expenses
Vessel operating expenses	8	672,923
Depreciation expenses		1,130,038
Management fee	9(a)	36,100
Commission		66,839
Administrative expenses		47,190
Total operating expenses		1,953,090
Operating income		2,960,544
Other income/(expense), net
Interest income		65,744
Interest expense		(1,851,330)
Other, net		(637)
Total other expense, net		(1,786,223)

Income before income taxes		1,174,321
Income taxes		-
Net income		1,174,321

(a) Includes the following expenses resulting from transactions with related parties (see note 9(a)):

2007

Vessel operating expenses
- Agency fee	(40,000)
Management fee	(36,100)
Interest expense	(560,720)

See accompanying notes to the financial statements.

Shinyo Dream Limited
Statement of Shareholder’s Deficit
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

		Ordinary shares
		Number of share	Amount	Deemed distribution	Retained earning	Total shareholder’s deficit
	Note
Balance as of July 20, 2007		-	-	-	-	-
Capital injected upon incorporation	1	1	-	-	-	-
Net income		-	-	-	1,174,321	1,174,321
Distribution to shareholder	2	-	-	(18,298,761)	-	(18,298,761)
Balance as of December 31, 2007		1	-	(18,298,761)	1,174,321	(17,124,440)

See accompanying notes to the financial statements.

Shinyo Dream Limited
Statement of Cash Flows
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

		2007
Cash flows from operating activities	Note
Net income		1,174,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expenses		1,130,038
Amortization of deferred loan costs		6,175
Amortization of deferred revenue		(1,571,670)
Changes in operating assets and liabilities:
Prepayment and other receivables		(26,985)
Supplies		(99,612)
Amount due from related party		(145,444)
Amount due to related party		20,619
Accrued liabilities and other payables		1,556,794
Net cash provided by operating activities		2,044,236

Cash flows from investing activities
Purchase of net assets	2	(67,701,239)
Increase in restricted cash		(1,000,000)
Net cash used in investing activities		(68,701,239)

Cash flows from financing activities
Proceeds from long-term bank loan		65,000,000
Repayment of long-term bank loan		(1,000,000)
Payment of loan costs		(195,000)
Proceeds from loan from related party		23,000,000
Distribution to shareholder	2	(18,298,761)
Net cash provided by financing activities		68,506,239

Net increase in cash		1,849,236
Cash:
At beginning of period		-
At end of period		1,849,236

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:
Interest	1,553,397

See accompanying notes to the financial statements.

Shinyo Dream Limited
Notes to the Financial Statements
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Dream Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on July 20, 2007. The principal activity of the Company is the ownership and chartering of vessel “C Dream”. C Dream was delivered in 2000 and was a second hand vessel acquired by the Company in September 2007. It is a double-hulled very large crude oil carrier with capacity of 298,570 deadweight tonnage.

On July 20, 2007, Vanship Holdings Limited established the Company in Hong Kong as a limited liability company with authorized share capital of 10,000 ordinary shares of HK$1 each. On date of incorporation, 1 subscriber share of HK$1 was issued.

On September 7, 2007, the Company acquired C Dream and its operation from Elite Strategic Limited, a 50% jointly-controlled entity of the Company’s immediate holding company.

The Company has outsourced substantially all its day-to-day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, China Sea Maritime Ltd. (“China Sea”) and Shinyo Maritime Corporation (“Shinyo Maritime”) provide administrative services to the Company. China Sea and Shinyo Maritime are controlled by Captain Charles Arthur Joseph Vanderperre and Mr Fred Cheng, respectively, each a director of the Company.

The Company began receiving time charter revenue on September 7, 2007 for a period from September 7, 2007 to March 31, 2009. Pursuant to a time charter agreement with The Sanko Steamship Co., Ltd, the Company is paid a daily charter rate of $28,900. On July 20, 2007, the Company entered into a time charter agreement with SK Shipping Company Limited for a period from April 1, 2009 to March 31, 2019. Pursuant to the time charter agreement, the Company will be paid a daily charter rate of $30,000.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $7,701,478. These financial statements have been prepared assuming that the Company will continue as a going concern as Vanship Holdings Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies (continued)

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash represents minimum interest-bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. The restricted cash is restricted for investing as time deposits to earn interest income over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the restricted cash as non-current assets.

(f)	Supplies

Supplies consisting of lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(g)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 17 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies (continued)

(g)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(h)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(i)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(j)	Revenue Recognition and Related Expenses

The Company generates its revenues from time charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. In addition, under the time charter agreement the Company is entitled to share profits generated by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of the charterer’s average daily income (calculated on a quarterly basis) over an agreed amount and accounted for on an accrual basis. Vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies (continued)

(k)	Deferred Revenue

The Company values the liability arising from the below market value time charter assumed upon acquisition of a business that includes a vessel under an existing charter. The liability, being the difference between the market charter rate and assumed charter rate is discounted using the Company’s weighted average cost of capital and is recorded as deferred revenue and amortized to revenue over the remaining period of time charter ending on March 31, 2009.

(l)	Commissions

Brokerage and charter hire commissions are paid to third parties expensed in the same period that revenues are recognized. Commissions were calculated at 2.00% on time charter revenue.

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows the guidance of Emerging Issues Task Force (“EITF”) Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There was no write-off of deferred loan costs during the period from July 20, 2007 to December 31, 2007.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is the United States (“US”) dollar because the Company’s vessel operates in international shipping markets, where most transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the period from July 20, 2007 to December 31, 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies (continued)

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), fair value of vessel at date of acquisition, residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar year 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar year 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar year 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. There is no statute of limitations in the case of tax evasion.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(2)	Acquisition

On September 7, 2007, the Company acquired the vessel and vessel related business (the “C Dream Operation”) from Elite Strategic Limited, a 50% jointly-controlled entity of the Company’s immediate holding company, at a cash consideration of $86,000,000. This purchase transaction was financed entirely by loans from bank and related party.

A step up of $36,597,521 was resulted. As the Company’s immediate holding company and the Company are under common control, 50% of the step up amounting to $18,298,761 was accounted for as deemed distribution to the Company’s immediate holding company. The remaining $67,701,239 represented deemed consideration for acquiring the C Dream Operation.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of the C Dream Operation.

Vessel	86,201,240
Deferred revenue	(7,749,960)
Fair value of net assets acquired	78,451,280
Satisfied by cash consideration	(67,701,239)
Negative goodwill	10,750,041
Less: Vessel	(10,750,041)
-

(3)	Vessel, net

2007

Vessel
Deemed cost	75,451,199
Accumulated depreciation	(1,130,038)
Vessel, net	74,321,161

The vessel is mortgaged as described in Note 4.

Included in the deemed cost of the vessel are undepreciated drydocking costs of $268,028 capitalized by the former vessel owner for a drydocking performed in 2005. As of December 31, 2007, undepreciated carrying amount of the drydocking costs was $237,336.

For the period ended December 31, 2007, $30,692 of drydocking costs was expensed as depreciation.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(4)	Long-term Bank Loan

Lender/period	2007

DVB Group Merchant Bank (Asia) Ltd, BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG
September 7, 2007 to September 6, 2017	64,000,000

Representing:

Current portion	3,300,000
Non-current portion	60,700,000
64,000,000

On September 7, 2007, a syndicated loan of $65,000,000 was obtained from DVB Group Merchant Bank (Asia) Ltd, BNP Paribas, Credit Suisse and Deutsche Schiffsbank AG.

The loan is repayable by thirty-nine quarterly installments and a balloon payment to be paid together with the thirty-ninth installment. The repayment schedule is as follows:

Year ended/ending December 31

2007	1,000,000
2008	3,300,000
2009	3,300,000
2010	3,600,000
2011	3,800,000
2012	4,000,000
2013	4,300,000
2014	4,600,000
2015	4,800,000
2016	5,000,000
2017	27,300,000
65,000,000

Interest is charged at LIBOR plus 0.95% per annum (6.10% as of December 31, 2007). The interest expense for the period ended December 31, 2007 was $1,284,435.

As of December 31, 2007, bank loan is secured as follows:

2007

Secured by:
Restricted cash	1,000,000
Vessel	74,321,161

The bank loan is also guaranteed by Vanship Holdings Limited, the immediate holding company of the Company, as of December 31, 2007.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

(5)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2007 consist of the following:

2007

Accrued audit fee	1,800
Accrued vessel operating expenses	168,609
Bank loan interest payable	271,139
Commission payable	70,733
Receipts in advance	895,900
Wages payable	81,401
Other payable	67,212
1,556,794

(6)	Deferred Revenue

2007

At July 20, 2007	-
Additions (note 2)	7,749,960
Amortization	(1,571,670)
At December 31, 2007	6,178,290

Representing:
Current portion	4,945,342
Non-current portion	1,232,948
6,178,290

(7)	Revenue

The Company’s revenue for the period ended December 31, 2007 represents revenue generated from time charter agreements.

(8)	Vessel Operating Expenses

Vessel operating expenses for the period ended December 31, 2007 consist of the following:

2007

Crew wages and allowances	231,947
Crew expenses	53,396
Insurance expenses	148,445
Lubricating oil expenses	72,924
Repair and maintenance	51,867
Spare parts expenses	34,399
Stores expenses	25,705
Other operating expenses	54,240
672,923

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

(9)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

China Sea Maritime Ltd. (“China Sea”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Elite Strategic Limited (“Elite Strategic”)	A 50% jointly-controlled entity of the Company’s immediate holding company

Shinyo Maritime Corporation (“Shinyo Maritime”)	A company controlled by a director, Mr Fred Cheng, of the Company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company

Vanship Holdings Limited (“Vanship”)	Immediate holding company of the Company

(a)	The principal related party transactions during the period ended December 31, 2007 are as follows:

		2007
	Note
Service fee to Belindtha	(i)	36,100
Agency fee to China Sea	(ii)	20,000
Agency fee to Shinyo Maritime	(ii)	20,000
Loan interest expense to Vanship	(iii)	560,720

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	China Sea and Shinyo Maritime have provided agency services to the Company. The agency fee is payable to China Sea and Shinyo Maritime based on contractual agreements with the Company.

(iii)	The balance represents interest expense on a loan from Vanship. Terms of the loan are set out in Note 9(b)(iii) below.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2007 are as follows:

		2007
	Note
Amount due from related party:
- Amount due from Univan	(i)	145,444

Amount due to related party:
- Amount due to Vanship	(ii)	20,619

Loan from related party:
- Vanship	(iii)	23,000,000

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents interest payable on a loan from Vanship. Terms of the loan are set out in (iii) below.

(iii)
The balance represents a loan from Vanship. The loan period is from September 12, 2007 to December 31, 2017. Interest is charged at six-month LIBOR plus 2.39% per annum (7.91% as of December 31, 2007). The interest expense for the period ended December 31, 2007 was $560,720. Interest of $540,101 was paid for the period ended December 31, 2007.

In accordance with the contractual bank loan arrangement, the loan from Vanship shall not be repaid before the bank loan is repaid in full.

(c)
Vanship has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(d)
On September 7, 2007, the Company acquired the vessel and its operation from Elite Strategic, a 50% jointly-controlled entity of the Company’s immediate holding company, at a cash consideration of $86,000,000.

(e)	As of December 31, 2007, long-term bank loan of $64,000,000 was guaranteed by Vanship.

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(10)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(11)	Fair Value of Financial Instruments

The carrying amounts of cash and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loan and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(12)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in February 2019.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outstanding arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. During the period ended December 31, 2007, the Company paid service fee of $36,100 to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following is revenue from a customer that comprises 10% or more of gross revenue:

2007
%

The Sanko Steamship Co., Ltd.	3,341,964	65

Shinyo Dream Limited
Notes to the Financial Statements (continued)
for the period from July 20, 2007 (date of incorporation)
to December 31, 2007
(expressed in US$)
(13)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Jubilee Limited:

We have audited the accompanying balance sheets of Shinyo Jubilee Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of income, shareholder’s (deficit)/equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversights Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Jubilee Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the accompanying financial statements, the Company has restated the financial statements for the years ended December 31, 2005 and 2006 to reflect the correct classification of cash flows relating to drydocking and claims received.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Jubilee Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		3,839,838	7,648,431
Trade accounts receivable		2,623,246	2,708,553
Prepayments and other receivables		70,893	184,783
Supplies	3	629,321	1,353,012
Amount due from related party	10(b)	126,509	-
Total current assets		7,289,807	11,894,779
Restricted cash		357,250	1,000,000
Deferred loan costs		27,700	22,358
Vessel, net	4	30,278,644	29,388,322
Total assets		37,953,401	42,305,459

Liabilities
Current liabilities
Current portion of long-term bank loan	5	2,120,000	2,120,000
Amounts due to related parties	10(b)	1,112,167	1,272,060
Accrued liabilities and other payables	6	757,756	3,545,144
Total current liabilities		3,989,923	6,937,204
Loan from related party	10(b)	14,031,100	14,031,100
Long-term bank loan	5	11,820,000	9,700,000
Total liabilities		29,841,023	30,668,304

Commitments and contingencies	11

Shareholder’s equity
Ordinary shares HK$1 par value per share 10,000 shares authorized; 100 shares issued and fully paid as of December 31		13	13
Retained earnings		8,112,365	11,637,142
Total shareholder’s equity		8,112,378	11,637,155

Total liabilities and shareholder’s equity		37,953,401	42,305,459

See accompanying notes to the financial statements.

Shinyo Jubilee Limited
Statements of Income
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

		2005	2006	2007
	Note	(Restated )

Operating revenue
Revenue	7	16,317,093	20,339,831	17,850,129

Operating expenses
Vessel operating expenses	8	1,447,496	1,968,865	2,098,126
Voyage expenses	9	5,765,881	7,934,121	6,454,430
Depreciation expenses		2,852,946	3,558,433	3,551,140
Write-off of drydocking costs		-	-	281,670
Management fee	10(a)	108,484	114,000	114,000
Commission		600,917	736,432	636,937
Administrative expenses		75,728	65,966	56,689
Total operating expenses		10,851,452	14,377,817	13,192,992
Operating income		5,465,641	5,962,014	4,657,137
Other income/(expense), net
Interest income		77,990	117,205	420,451
Interest expense		(1,668,639)	(1,713,686)	(1,559,576)
Write-off of deferred loan costs		-	(65,307)	-
Other, net		2,047	2,286	6,765
Total other expense, net		(1,588,602)	(1,659,502)	(1,132,360)

Income before income taxes		3,877,039	4,302,512	3,524,777
Income taxes		-	-	-

Net income		3,877,039	4,302,512	3,524,777

(a) Includes the following expenses resulting from transactions with related parties (see note 10(a)):

	2005	2006	2007
Vessel operating expenses
- Agency fee	(51,387)	(32,419)	(36,000)
Management fee	(108,484)	(114,000)	(114,000)
Commission	(192,989)	(227,936)	(190,673)
Interest expense	(777,110)	(731,998)	(715,772)

See accompanying notes to the financial statements.

Shinyo Jubilee Limited
Statements of Shareholder’s (Deficit)/Equity
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	Ordinary shares
	Number of shares	Amount	(Accumulated loss)/retained earnings	Total shareholder’s (deficit)/equity

Balance as of January 1, 2005	100	13	(67,186)	(67,173)
Net income	-	-	3,877,039	3,877,039
Balance as of December 31, 2005	100	13	3,809,853	3,809,866
Net income	-	-	4,302,512	4,302,512
Balance as of December 31, 2006	100	13	8,112,365	8,112,378
Net income	-	-	3,524,777	3,524,777
Balance as of December 31, 2007	100	13	11,637,142	11,637,155

See accompanying notes to the financial statements.

Shinyo Jubilee Limited
Statements of Cash Flows
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	2005	2006	2007
	(Restated)	(Restated)
Cash flows from operating activities
Net income	3,877,039	4,302,512	3,524,777
Adjustments to reconcile net income to net cash from operating activities:
Depreciation expenses	2,852,946	3,558,433	3,551,140
Write-off of drydocking costs	-	-	281,670
Amortization of deferred loan costs	26,625	16,082	5,342
Write-off of deferred loan costs	-	65,307	-
Expenditures relating to drydocking	(746,080)	(943,943)	(1,482,528)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,542,269)	(80,977)	(85,307)
Prepayments and other receivables	(91,921)	21,028	(113,890)
Supplies	(459,946)	(169,375)	(723,691)
Amount due from related party	-	(126,509)	126,509
Amounts due to related parties	1,933,856	(888,862)	159,893
Accrued liabilities and other payables	539,283	218,473	1,327,428
Net cash provided by operating activities	5,389,533	5,972,169	6,571,343

Cash flows from investing activities
Purchase of vessel	(29,750,000)	-	-
(Increase)/decrease in restricted cash	(1,000,000)	642,750	(642,750)
Net cash (used in)/provided by investing activities	(30,750,000)	642,750	(642,750)

Cash flows from financing activities
Proceeds from long-term bank loans	21,000,000	15,000,000	-
Repayment of long-term bank loans	(3,000,000)	(19,060,000)	(2,120,000)
Payment of loan costs	(105,000)	(30,714)	-
Proceeds from loan from related party	29,781,100	-	-
Repayment of loan from related party	(21,000,000)	-	-
Net cash provided by/(used in) financing activities	26,676,100	(4,090,714)	(2,120,000)

Net increase in cash	1,315,633	2,524,205	3,808,593
Cash:
At beginning of year	-	1,315,633	3,839,838
At end of year	1,315,633	3,839,838	7,648,431

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	614,957	1,978,628	1,585,497

See accompanying notes to the financial statements.

Shinyo Jubilee Limited
Notes to the Financial Statements
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Jubilee Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on September 8, 2003. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Jubilee”. Shinyo Jubilee was delivered in 1988 and was a second hand vessel acquired by the Company in January 2005. It is a single-hulled very large crude oil carrier with capacity of 250,192 deadweight tonnage.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company, and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group Invest Group Ltd, a shareholder of the Company’s immediate holding company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, Univan provides administrative services to the Company.

From March 2005 to October 2005, Shinyo Jubilee operated in the spot market. In October 2005, the Company entered into continuous voyage contracts with S-Oil Corporation pursuant to which the Company is paid a freight rate on the basis of moving quantity of crude oil from a loading port to port of discharge.

(b)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

(c)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(d)	Restricted Cash

Restricted cash represents minimum interest-bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. Restricted cash is restricted for investing as time deposits to earn interest income over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the restricted cash as non-current assets.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(e)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings from charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(f)	Supplies

Supplies consisting of bunkers and lubricating oil which are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(g)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 8 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(i)	Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(j)	Revenue Recognition and Related Expenses

The Company generates its revenues from voyage charter agreements. Revenues are recognized when the collectibility has been reasonably assured. The Company recognizes voyage charter revenues based on the percentage of completion at the balance sheet date in accordance with the guidance of Emerging Issues Task Force (“EITF”) Issue No. 91-9, Revenue and Expense Recognition for Freight Services in Process. Voyage related costs are expensed as incurred.

(k)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Commissions to unrelated third parties were calculated at 2.50% on charter revenues. Commission to Vanship Holdings Limited is calculated at 1.25% on charter revenues or $625 per day, whichever is lower.

(l)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. The amount of deferred loan costs written off during the years ended December 31, 2005, 2006 and 2007 was $Nil, $65,307 and $Nil, respectively.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(m)	Foreign Currency Transactions

The Company’s functional and reporting currency is the United States (“US”) dollar because the Company’s vessel operates in international shipping markets, which most of the transactions are denominated in US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the years ended December 31, 2005, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(n)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

(o)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of income.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(o)	Income and Other Taxes (continued)

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2003 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2003 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

(p)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Recently Issued Accounting Standards (continued)

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(2)	Restatements

Expenditures relating to drydocking

The accompanying statements of cash flows for the years ended December 31, 2005 and 2006 have been restated to correct errors in the classification of expenditures relating to drydocking paid for the years ended December 31, 2005 and 2006. In its previously issued financial statements, the Company had classified the drydocking costs as cash flows for investing activities. The Company now presents the expenditures relating to drydocking as cash flows for operating activities instead of investing activities.

In addition, during the year ended December 31, 2005, the Company incurred drydocking costs of $1,690,023. Amount of $746,080 and $943,943 was paid during 2005 and 2006, respectively. In its previously issued financial statements, amount of $1,690,023 presented as cash used in expenditures relating to drydocking for the year ended December 31, 2005 was incorrect. Accordingly, the accompanying statement of cash flows for the year ended December 31, 2005 has been restated to reflect the correct amount presented as expenditures relating to drydocking.

Claims received

During the year ended December 31, 2005, claims of $250,000 was received from former vessel owner on a repair work. In its previously issued financial statements, the Company had classified the claims received as other income. The Company now presents the claims received as a reduction of related expenses.

The following table summarizes the changes in financial statements for the years ended December 31, 2005 and 2006 as a result of the above mentioned restatements.

	As originally reported	Adjustment	As adjusted
Statement of income line items
For the year ended December 31, 2005:
Vessel operating expenses	1,697,496	(250,000)	1,447,496
Total operating expenses	11,101,452	(250,000)	10,851,452
Operating income	5,215,641	250,000	5,465,641
Other, net	252,047	(250,000)	2,047
Total other expense	1,338,602	250,000	1,588,602

Statement of cash flows line items
For the year ended December 31, 2005:

Cash flows from operating activities
- Expenditures relating to drydocking	-	(746,080)	(746,080)
- Accrued liabilities and other payables	1,483,226	(943,943)	539,283
- Net cash provided by operating activities	7,079,556	(1,690,023)	5,389,533

Cash flows from investing activities
- Expenditures relating to drydocking	(1,690,023)	1,690,023	-
- Net cash used in investing activities	(32,440,023)	1,690,023	(30,750,000)

For the year ended December 31, 2006:

Cash flows from operating activities
- Expenditures relating to drydocking	-	(943,943)	(943,943)
- Net cash provided by operating activities	6,916,112	(943,943)	5,972,169

Cash flows from investing activities
- Expenditures relating to drydocking	(943,943)	943,943	-
- Net cash (used in)/provided by investing activities	(301,193)	943,943	642,750

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(3)	Supplies

	2006	2007

Lubricating oil	77,408	-
Bunkers	551,913	1,353,012
	629,321	1,353,012

(4)	Vessel, net

	2006	2007

Vessel
Cost	36,690,023	37,942,488
Accumulated depreciation	(6,411,379)	(8,554,166)
Vessel, net	30,278,644	29,388,322

The vessel is mortgaged as described in Note 5.

Drydocking costs of $1,690,023 and $2,942,488 were capitalized during the years ended December 31, 2005 and 2007, respectively. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $901,345 and $2,893,447, respectively.

For the years ended December 31, 2005, 2006 and 2007, $112,669, $676,009 and $668,716 of drydocking costs were expensed as depreciation expenses, respectively. The undepreciated carrying amount of the drydocking costs incurred in 2005 of $281,670 was written off during the year ended December 31, 2007 as the drydocking in 2007 was performed prior to the scheduled date.

(5)	Long-term Bank Loan

	Interest
	rate per
Lender/period	annum	2006	2007

HSH Nordbank AG, Nordea Bank Danmark A/S, and DVB Group Merchant Bank (Asia) Ltd
June 9, 2006 to February 29, 2012	LIBOR+1.00%	13,940,000	11,820,000

Representing:

Current portion		2,120,000	2,120,000
Non-current portion		11,820,000	9,700,000
		13,940,000	11,820,000

In February 2005, the Company obtained a bank loan of $21,000,000 and it was repayable by fourteen quarterly installments through 2008. The loan carried interest at LIBOR plus 1.50% per annum. The interest expense for the years ended December 31, 2005 and 2006 was $864,904 and $434,275, respectively.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(5)	Long-term Bank Loan (continued)

On June 9, 2006, the Company repaid the previous loan with a portion of the proceeds of a new bank loan in the amount of $15,000,000. The loan is repayable by twenty-two quarterly installments. The repayment schedule is as follows:

Year ended/ending December 31

2006	1,060,000
2007	2,120,000
2008	2,120,000
2009	2,120,000
2010	2,120,000
2011	4,280,000
2012	1,180,000
15,000,000

Interest is charged at LIBOR plus 1.00% per annum (6.37% and 6.08% as of December 31, 2006 and 2007, respectively). The interest expense for the years ended December 31, 2006 and 2007 was $531,331 and $838,462, respectively.

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	357,250	1,000,000
Vessel	30,278,644	29,388,322

The bank loan is also guaranteed by Vanship Holdings Limited and Clipper Group Invest Ltd, both are shareholders of the Company’s immediate holding company, as of December 31, 2006 and 2007.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(6)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	5,000	5,500
Accrued vessel operating expenses	253,541	213,765
Accrued drydocking costs (note)	-	1,459,960
Bank loan interest payable	78,931	63,894
Bunkers payable	-	1,515,870
Commission payable	344,598	202,437
Wages payable	75,686	83,718
	757,756	3,545,144

Note:

During the year ended December 31, 2007, the Company incurred drydocking costs of $2,942,488 of which an amount of $1,459,960 has not been settled as of December 31, 2007.

(7)	Revenue

The Company’s revenue for the years ended December 31, 2005, 2006 and 2007 represents revenue generated from voyage charter agreements.

(8)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Crew wages and allowances	530,814	592,838	717,036
Crew expenses	104,798	105,346	166,234
Insurance expenses	336,951	367,945	370,864
Lubricating oil expenses	240,158	422,223	406,794
Repair and maintenance	50,149	134,229	173,569
Stores expenses	63,419	119,134	109,429
Spare parts expenses	59,102	152,534	73,997
Other operating expenses	62,105	74,616	80,203
	1,447,496	1,968,865	2,098,126

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Voyage expenses

Voyage expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Bunker consumption	5,210,470	7,243,111	5,992,936
Port dues	382,756	448,669	299,925
Tug dues	49,536	80,042	52,103
Mooring/unmooring	37,739	49,901	35,464
Pilotage dues	30,794	43,953	25,155
Miscellaneous expenses	54,586	68,445	48,847
	5,765,881	7,934,121	6,454,430

(10)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

Clipper Group Invest Ltd (“Clipper Group”)	Shareholder of the Company’s immediate holding company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company and jointly owned by Charles Arthur Joseph Vanderperre and Clipper Group

Van-Clipper Holding Co., Ltd. (“Van-Clipper”)	Immediate holding company of the Company

Vanship Holdings Limited (“Vanship”)	Shareholder of the Company’s immediate holding company

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(10)	Related Party Transactions (continued)

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows:

		2005	2006	2007
	Note
Service fee to Belindtha	(i)	108,484	114,000	114,000
Agency fee to Univan	(ii)	51,387	32,419	36,000
Charter hire commission to Vanship	(iii)	192,989	227,936	190,673
Loan interest expenses to Van-Clipper	(iv)	777,110	731,998	715,772

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)	Univan provided agency services to the Company. The agency fee is payable based on contractual agreements with the Company.

(iii)
Charter hire commission represents standard commission for the chartering and operation of the vessel at the rate of 1.25% on the charter rate as stipulated on the charter party agreement with prospective charterers, subject to a maximum of $625 per day to Vanship.

(iv)	The balance represents interest expense on a loan from Van-Clipper. Terms of the loan are set out in Note 10(b)(v) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

			2006	2007
	Note

Amount due from related party:
Amount due from Univan	(i	)	126,509	-

Amounts due to related parties:
Amount due to Univan	(ii	)	-	172,003
Amount due to Van-Clipper	(iii	)	1,081,998	1,065,772
Amount due to Vanship	(iv	)	30,169	34,285
			1,112,167	1,272,060

Loan from related party:
Van-Clipper	(v	)	14,031,100	14,031,100

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(10)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

Notes:

(i)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iii)
The balance represents current account with Van-Clipper and interest payable on a loan from Van-Clipper as set out in (v) below. The current account with Van-Clipper is unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)	The balance represents current account with Vanship. The current account with Vanship is unsecured, non-interest bearing and with no fixed terms of repayment.

(v)
The balance represents a loan from Van-Clipper. The loan period is from September 8, 2004 to December 15, 2012. Interest is charged at 5.00% per annum. The interest expense for the years ended December 31, 2005, 2006 and 2007 was $777,110, $731,998, $715,772, respectively. Interest of $Nil, $842,006 and $731,998 was paid for the years ended December 31, 2005, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangements, the loan from Van-Clipper shall not be repaid before the bank loans are repaid in full.

(c)	As of December 31, 2006 and 2007, long-term bank loan of $6,970,000 and $5,910,000, respectively, was guaranteed by Vanship.

(d)	As of December 31, 2006 and 2007, long-term bank loan of $6,970,000 and $5,910,000, respectively, was guaranteed by Clipper Group.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(11)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(12)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loans and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

(13)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term consecutive voyage charter contract which will expire in September 2009.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the years ended December 31, 2005, 2006 and 2007, the Company paid service fee of $108,484, $114,000 and $114,000, respectively, to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(14)	Business and Credit Concentrations (continued)

The following represents revenue from a customer that comprises 10% or more of gross revenue:

	2005		2006		2007
		%		%		%

S-Oil Corporation	16,317,093	100	20,339,831	100	17,850,129	100

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable were as follows:

	2006		2007
		%		%

S-Oil Corporation	2,621,116	99.9	2,708,553	100

Shinyo Jubilee Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(14)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Mariner Limited:

We have audited the accompanying balance sheets of Shinyo Mariner Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of operations, shareholder’s (deficit)/equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Mariner Limited as of December 31, 2006 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the accompanying financial statements, the Company has restated the statement of cash flows for the year ended December 31, 2006 to reflect the correct classification of cash flows relating to drydocking.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Mariner Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

		2006	2007
	Note
Assets
Current assets
Cash		356,560	826,691
Trade accounts receivable		1,024,850	-
Prepayments and other receivables		20,348	200,492
Supplies	3	1,177,842	15,311
Amounts due from related parties	9(b)	3,479	136,330
Total current assets		2,583,079	1,178,824
Restricted cash		-	750,000
Deferred loan costs		72,105	58,364
Vessel, net	4	55,216,576	49,693,801
Total assets		57,871,760	51,680,989

Liabilities
Current liabilities
Current portion of long-term bank loan	5	7,200,000	7,200,000
Amounts due to related parties	9(b)	1,279,221	1,147,245
Accrued liabilities and other payables	6	4,679,505	2,114,341
Total current liabilities		13,158,726	10,461,586
Loan from related party	9(b)	15,150,000	18,500,000
Long-term bank loan	5	28,200,000	21,000,000
Total liabilities		56,508,726	49,961,586

Commitments and contingencies	10

Shareholder’s equity
Ordinary shares HK$ 1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31		-	-
Retained earnings		1,363,034	1,719,403
Total shareholder’s equity		1,363,034	1,719,403
Total liabilities and shareholder’s equity		57,871,760	51,680,989

See accompanying notes to the financial statements.

Shinyo Mariner Limited
Statements of Operations
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

		2005	2006	2007
	Note

Operating revenue
Revenue	7	11,498,032	8,857,122	12,184,923

Operating expenses
Vessel operating expenses	8	1,535,566	2,169,892	2,146,738
Voyage expenses		-	589,432	593,328
Depreciation expenses		3,693,042	4,634,658	5,522,775
Management fee	9(a)	91,935	114,000	114,000
Commission		383,230	288,603	474,916
Administrative expenses		79,071	55,937	81,469
Total operating expenses		5,782,844	7,852,522	8,933,226
Operating income		5,715,188	1,004,600	3,251,697
Other income/(expense), net
Interest income		54,069	158,870	46,403
Interest expense		(2,318,385)	(3,099,923)	(2,942,238)
Write-off of deferred loan costs		-	(129,212)	-
Other, net		(9,453)	(3,372)	507
Total other expense, net		(2,273,769)	(3,073,637)	(2,895,328)

Income/(loss) before income taxes		3,441,419	(2,069,037)	356,369
Income taxes		-	-	-

Net income/(loss)		3,441,419	(2,069,037)	356,369

(a) Includes the following expenses resulting from transactions with related parties (see note 9(a)):

	2005	2006	2007
Vessel operating expenses
- Agency fee	(29,032)	(37,064)	(37,452)
Management fee	(91,935)	(114,000)	(114,000)
Commission	(143,725)	(98,105)	(152,852)
Interest expense	(691,222)	(669,686)	(853,745)

See accompanying notes to the financial statements.

Shinyo Mariner Limited
Statements of Shareholder’s (Deficit)/Equity
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	Ordinary shares
			(Accumulated	Total
	Number		loss)/retained	shareholder’s
	of share	Amount	earnings	(deficit)/equity

Balance as of January 1, 2005	1	-	(9,348)	(9,348)
Net income	-	-	3,441,419	3,441,419
Balance as of December 31, 2005	1	-	3,432,071	3,432,071
Net loss	-	-	(2,069,037)	(2,069,037)
Balance as of December 31, 2006	1	-	1,363,034	1,363,034
Net income	-	-	356,369	356,369
Balance as of December 31, 2007	1	-	1,719,403	1,719,403

See accompanying notes to the financial statements.

Shinyo Mariner Limited
Statements of Cash Flows
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

	2005	2006	2007
		( Restated)

Cash flows from operating activities
Net income/(loss)	3,441,419	(2,069,037)	356,369
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation expenses	3,693,042	4,634,658	5,522,775
Amortization of deferred loan costs	18,488	17,553	13,741
Write-off of deferred loan costs	-	129,212	-
Expenditures relating to drydocking	-	(2,665,517)	(2,178,759)
Changes in operating assets and liabilities:
Trade accounts receivable	(355,060)	(669,790)	1,024,850
Prepayments and other receivables	(54,728)	34,380	(180,144)
Supplies	(42,168)	(1,135,674)	1,162,531
Amounts due from related parties	(91,500)	88,021	(132,851)
Amounts due to related parties	1,000,559	269,314	(131,976)
Accrued liabilities and other payables	309,357	2,191,389	(386,405)
Net cash provided by operating activities	7,919,409	824,509	5,070,131

Cash flows from investing activities
Purchase of vessel	(52,830,000)	-	-
(Increase)/decrease in restricted cash	(750,000)	750,000	(750,000)
Net cash used in investing activities	(53,580,000)	750,000	(750,000)

Cash flows from financing activities
Proceeds from long-term bank loans	45,000,000	39,000,000	-
Repayment of long-term bank loans	(4,500,000)	(44,100,000)	(7,200,000)
Proceeds from loan from related party	9,530,000	2,500,000	3,350,000
Repayment of loan from related party	(2,750,000)	-	-
Payment of loan costs	(157,500)	(79,858)	-
Net cash provided by/(used in) financing activities	47,122,500	(2,679,858)	(3,850,000)

Net increase/(decrease) in cash	1,461,909	(1,105,349)	470,131
Cash:
At beginning of year	-	1,461,909	356,560
At end of year	1,461,909	356,560	826,691

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for:
Interest	1,488,892	3,031,399	2,792,444

See accompanying notes to the financial statements.

Shinyo Mariner Limited
Notes to the Financial Statements
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Mariner Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on December 22, 2004. The principal activity of Shinyo Mariner is the ownership and chartering of vessel “Shinyo Mariner”. Shinyo Mariner was delivered in 1991 and was a second hand vessel acquired by the Company in March 2005. It is a single-hulled very large crude oil carrier with capacity of 271,208 deadweight tonnage.

The Company has outsourced substantially all its day to day operations to its related party, Belindtha Marine Limited (“Belindtha”), a company controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company, and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group Invest Ltd, a shareholder of the Company’s immediate holding company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, Univan provides administrative services to the Company.

The Company began receiving time charter revenue on March 11, 2005. The Company operated a voyage charter during December 2006 to January 2007. On January 18, 2007, the Company entered into a time charter agreement with Dalian Ocean Shipping Company for a period from January 30, 2007 to June 30, 2010 with an optional two-year extension period from June 30, 2010. Pursuant to a time charter agreement, the Company is paid a daily charter rate of $32,800 during the main charter agreement period and $31,800 during the optional extension period.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $9,282,762. These financial statements have been prepared assuming that the Company will continue as a going concern as Van-Clipper Holding Co., Ltd., the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

The basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash represents minimum interest-bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. Restricted cash is restricted for investing as time deposits to earn interest income any use over the bank loan period, and will be released for general use upon the bank loan is repaid in full. The Company classifies the restricted cash as non-current assets.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings to charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data.  The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect on all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of bunkers and lubricating oil are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they appreciably extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of 11 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time, voyage and profit-sharing charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenue revenues are recorded over the term of the charter as the service is provided. Revenue from profit-sharing is derived from time charter agreement in which the Company is entitled to share profits generated from any sub-charter entered into by the charterer. Profit-sharing revenues are calculated at an agreed percentage of the excess of sub-charter rates over the charter rates and recorded over the term of the sub-charter agreement. The Company recognizes voyage charter revenues based on the percentage of completion at the balance sheet date in accordance with the guidance of Emerging Issues Task Force (“EITF”) Issue No. 91-9, Revenue and Expense Recognition for Freight Services in Process. Voyage related and vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Commissions to unrelated third parties were calculated at 2.50% and 3.75% on time charter revenue and voyage charter revenue, respectively. Commission to Vanship Holdings Limited is calculated at 1.25% on total charter revenues or $625 per day, whichever is lower.

(m)	Deferred loan costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off to interest expense in the period debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. The amount of deferred loan costs written-off during the years ended December 31, 2005, 2006 and 2007 was $Nil, $129,212 and $Nil, respectively.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is United States (“US”) dollar because the Company’s vessel operates in international shipping markets, which utilize the US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditure such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations as part of the related transaction amounts. During the years ended December 31, 2005, 2006 and 2007, substantially all of the Company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statements of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of operations. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2004 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2004 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2005 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards (continued)

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(2)	Restatement of statement of cash flows

The accompanying statement of cash flows for the year ended December 31, 2006 has been restated to correct an error in the classification of expenditures relating to drydocking paid for the year ended December 31, 2006. In its previously issued financial statements, the Company had classified the drydocking costs as cash flow for investing activities. The Company now presents the expenditures relating to drydocking as cash flow for operating activities instead of investing activities.

The following table summarizes the changes in statement of cash flows for the year ended December 31, 2006 as a result of the above mentioned restatement.

	As originally reported	Adjustment	As adjusted

Cash flows from operating activities
- Expenditures relating to drydocking	-	(2,665,517)	(2,665,517)
- Net cash provided by operating activities	3,490,026	(2,665,517)	824,509

Cash flows from investing activities
- Expenditures relating to drydocking	(2,665,517)	2,665,517	-
- Net cash (used in)/provided by investing activities	(1,915,517)	2,665,517	750,000

(3)	Supplies

	2006	2007

Lubricating oil	43,435	15,311
Bunkers	1,134,407	-
	1,177,842	15,311

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(4)	Vessel, net

	2006	2007

Vessel
Cost	63,544,276	63,544,276
Accumulated depreciation	(8,327,700)	(13,850,475)
Vessel, net	55,216,576	49,693,801

The vessel is mortgaged as described in Note 5.

Drydocking costs of $4,844,276 were capitalized during the year ended December 31, 2006. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $4,763,538 and $3,794,683, respectively.

For the years ended December 31, 2005, 2006 and 2007, $Nil, $80,738 and $968,855 of drydocking costs were expensed as depreciation, respectively.

(5)	Long-term Bank Loan

	Interest
	rate per
Lender/period	annum	2006	2007

HSH Nordbank AG, Nordea Bank Danmark A/S, and DVB Group Merchant Bank (Asia) Ltd June 9, 2006 to May 31, 2012	LIBOR+1.00%	35,400,000	28,200,000
Representing:

Current portion		7,200,000	7,200,000
Non-current portion		28,200,000	21,000,000
		35,400,000	28,200,000

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(5)	Long-term Bank Loan (continued)

In March 2005, the Company obtained a loan of $45,000,000 and it was repayable by twenty-eight quarterly installments and a balloon payment through 2012.

Interest was charged at LIBOR plus 0.88% per annum and interest rate was subsequently changed to LIBOR plus 1.25% per annum since September 2005. The interest expense for the years ended December 31, 2005 and 2006 was $1,608,675 and $1,042,830, respectively.

On June 9, 2006, the Company repaid the previous loan with a portion of the proceeds of a new bank loan in the amount of $39,000,000. The loan is repayable by twenty-four quarterly installments. The repayment schedule is as follows:

Year ended/ending December 31

2006	3,600,000
2007	7,200,000
2008	7,200,000
2009	7,200,000
2010	7,200,000
2011	4,680,000
2012	1,920,000
39,000,000

Interest is charged at LIBOR plus 1.00% per annum (6.37% and 6.08% as of December 31, 2006 and 2007, respectively). The interest expense for the years ended December 31, 2006 and 2007 was $1,369,854 and $2,074,752, respectively.

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	-	750,000
Vessel	55,216,576	49,693,801

The bank loan is also guaranteed by Vanship Holdings Limited and Clipper Group Invest Ltd, both are shareholders of the Company’s immediate holding company, as of December 31, 2006 and 2007.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(6)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables at December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	5,000	5,640
Accrued vessel operating expenses	425,445	304,788
Accrued drydocking costs (note)	2,178,759	-
Bunkers payable	1,241,164	-
Bank loan interest payable	200,443	152,437
Claim payable	529,777	529,777
Commission payable	37,829	12,597
Receipts in advance	-	1,052,642
Wages payable	61,088	56,460
	4,679,505	2,114,341

Note:

During the year ended December 31, 2006, the Company incurred drydocking costs of $4,844,276 of which an amount of $2,178,759 has been settled during the year ended December 31, 2007.

(7)	Revenue

The Company generates its revenues from time and voyage charter agreements. The Company’s revenue can be analyzed as follows:

	2005	2006	2007

Time charter	9,580,165	5,602,413	10,919,462
Profit-sharing arising from time charter	1,917,867	2,245,948	-
Voyage charter	-	1,008,761	1,265,461
	11,498,032	8,857,122	12,184,923

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(8)	Vessel Operating Expenses

Vessel operating expenses for the years ended December 31, 2005, 2006 and 2007 consist of the following:

	2005	2006	2007

Commercial expenses	32,533	502,187	50,712
Crew wages and allowances	460,881	611,023	678,221
Crew expenses	104,178	108,771	151,414
Insurance expenses	309,380	382,192	398,130
Lubricating oil expenses	263,402	299,942	444,448
Stores expenses	95,521	75,239	106,372
Repair and maintenance	115,029	97,184	180,108
Spare parts expenses	121,886	51,422	87,947
Other operating expenses	32,756	41,932	49,386
	1,535,566	2,169,892	2,146,738

(9)	Related Party Transactions

Name of party	Relationship

Belindtha Marine Limited (“Belindtha”)	A company controlled by a person related to a director of the Company

Clipper Group Invest Ltd (“Clipper Group”)	Shareholder of the Company’s immediate holding company

Univan Ship Management Limited (“Univan”)	A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company and is jointly owned by Charles Arthur Joseph Vanderperre and Clipper Group

Van-Clipper Holding Co., Ltd. (“Van-Clipper”)	Immediate holding company of the Company

Vanship Holdings Limited (“Vanship”)	Shareholder of the Company’s immediate holding company

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows:

		2005	2006	2007
	Note
Service fee to Belindtha	(i)	91,935	114,000	114,000
Charter hire commission to Vanship	(ii)	143,725	98,105	152,852
Agency fee to Univan	(iii)	29,032	37,064	37,452
Loan interest expense to Van-Clipper	(iv)	691,222	669,686	853,745

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(a)	The principal related party transactions during the years ended December 31, 2005, 2006 and 2007 are as follows (continued):

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Belindtha. The service fee is payable to Belindtha at a pre-determined amount in accordance with the terms mutually agreed by Belindtha and the Company.

(ii)
It represents standard commission for the chartering and operation of the vessel at the rate of 1.25% on the charter rate as stipulated on the charter party agreement with prospective charterers, subject to a maximum of US$625 per day to Vanship.

(iii)	Univan has provided agency services to the Company. The agency fee is payable based on contractual agreement with the Company.

(iv)	The balance represents interest expense on a loan from Van-Clipper. Terms of the loan are set out in Note 9(b)(v) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

		2006	2007
	Note
Amounts due from related parties:
Amount due from Vanship	(i)	3,479	279
Amount due from Univan	(ii)	-	136,051
		3,479	136,330
Amounts due to related parties:
Amount due to Van-Clipper	(iii)	963,186	1,147,245
Amount due to Univan	(iv)	316,035	-
		1,279,221	1,147,245
Loan from related party:
Van-Clipper	(v)	15,150,000	18,500,000

Notes:

(i)	The balance represents current account with Vanship. The current account with Vanship is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iii)
The balance represents current account with Van-Clipper and interest payable on a loan facility provided by Van-Clipper as set out in (v) below. The current account with Van-Clipper is unsecured, non-interest bearing and with no fixed terms of repayment.

(iv)	The balance represents payable to Univan for expenses paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

(v)
The balance represents a loan from Van-Clipper. The loan facility period is from December 22, 2004 to December 15, 2012. Interest is charged at 5% per annum on drawdown balance. The interest expense for the years ended December 31, 2005, 2006 and 2007 was $691,222, $669,686 and $853,745, respectively. Interest of $Nil, $699,375 and $669,686 was paid for the years ended December 31, 2005, 2006 and 2007, respectively.

In accordance with the contractual bank loan arrangements, the loan from Van-Clipper shall not be repaid before the bank loans are repaid in full.

(c)
Van-Clipper has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(d)	As of December 31, 2006 and 2007, long-term bank loan of $17,700,000 and $14,100,000, respectively, was guaranteed by Vanship.

(e)	As of December 31, 2006 and 2007, long-term bank loan of $17,700,000 and $14,100,000, respectively, was guaranteed by Clipper Group.

(10)	Commitments and Contingencies

The Company entered into a time charter agreement on January 7, 2005 with Euronav Luxembourg S.A. (“Charterer”) for a period of approximately 7 years. In 2006, a dispute arose between the Company and the Charterer as the scheduled drydocking and associated survey and repairs of the vessel of the Company took longer than originally anticipated. The Charterer purported to terminate the time charter agreement and the Company accepted the purported termination as a repudiatory breach of the time charter agreement.

The Company received a claim from the Charterer in March 2007 and the Charterer is seeking monetary damages on termination of the time charter agreement of $2,277,799 relating to bunkers remaining on board, return of profit share, and speed and consumption claim. Based on an external legal opinion, the Company admits the claim for bunkers remaining on board of $529,777 and a provision of $529,777 has been made as of December 31, 2007. For the remaining claims, no provision has been made because the amount cannot be reasonably estimated as the claims are in preliminary stages. However, management considered that unfavorable outcome towards the Company is reasonably possible. Management estimated the exposure to the remaining claims ranges from $Nil to $1,748,002 as of December 31, 2007.

(11)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loans and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(12)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in February 2010.

The Company outsourced the technical management services to Belindtha which is controlled by a person related to a director of the Company. Belindtha then sub-contracted its obligations under the outsourcing arrangement to Univan which assists Belindtha in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the years ended December 31, 2005, 2006 and 2007, the Company paid service fee of $91,935, $114,000 and $114,000, respectively, to Belindtha.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following are revenues from customers that individually comprise 10% or more of gross revenue:

	2005		2006		2007
		%		%		%
Dalian Ocean Shipping Company	-	-	-	-	10,919,462	90
Euronav Luxembourg S.A.	11,498,032	100	7,848,361	89	-	-
Hyundai Oilbank Co., Ltd.	-	-	1,008,761	11	1,265,461	10
	11,498,032	100	8,857,122	100	12,184,923	100

The gross accounts receivable due from a customer that representing more than 10% of the outstanding accounts receivable were as follows:

	2006		2007
		%		%
Hyundai Oilbank Co., Ltd.	1,024,850	100	-	-

Shinyo Mariner Limited
Notes to the Financial Statements (continued)
for the years ended December 31, 2005, 2006 and 2007
(expressed in US$)

(13)	Subsequent Events

Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EMIC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder of
Shinyo Sawako Limited:

We have audited the accompanying balance sheets of Shinyo Sawako Limited (the “Company”) as of December 31, 2006 and 2007, and the related statements of income, shareholder’s equity, and cash flows for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinyo Sawako Limited as of December 31, 2006 and 2007, and the results of its operation and its cash flows for the period from March 2, 2006 (date of incorporation) to December 31, 2006 and the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG
Hong Kong, China
May 9, 2008

Shinyo Sawako Limited
Balance Sheets
as of December 31, 2006 and 2007
(expressed in US$)

	Note	2006	2007
Assets
Current assets
Cash		5,675,573	6,706,801
Trade accounts receivable		1,372,215	-
Prepayments and other receivables		75,021	251,814
Supplies	2	121,509	45,119
Amounts due from related parties	9(b)	38,281	9,234
Total current assets		7,282,599	7,012,968
Restricted cash		762,000	762,000
Deferred loan costs		60,903	52,712
Vessel, net	3	49,613,774	45,625,159
Total assets		57,719,276	53,452,839

Liabilities
Current liabilities
Current portion of long-term bank loan	4	5,700,000	5,700,000
Amounts due to related parties	9(b)	1,770,588	2,046,662
Accrued liabilities and other payables	5	1,061,141	2,707,169
Total current liabilities		8,531,729	10,453,831
Loan from related party	9(b)	20,020,391	16,670,391
Long-term bank loan	4	23,450,000	17,750,000
Total liabilities		52,002,120	44,874,222

Commitments and contingencies	10

Shareholder’s equity
Ordinary shares HK$1 par value per share 10,000 shares authorized; 1 share issued and fully paid as of December 31		-	-
Retained earnings		5,717,156	8,578,617
Total shareholder’s equity		5,717,156	8,578,617

Total liabilities and shareholder’s equity		57,719,276	53,452,839

See accompanying notes to the financial statements.

Shinyo Sawako Limited
Statements of Income
for the period from March 2, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

	Note	2006	2007

Operating revenue
Revenue	6	20,027,863	13,478,678

Operating expenses
Vessel operating expenses	7	1,750,003	3,318,981
Voyage expenses	8	5,625,233	-
Depreciation expenses		3,511,226	4,311,423
Management fee	9(a)	92,548	114,000
Commission		945,120	505,055
Administrative expenses		53,538	78,148
Total operating expenses		11,977,668	8,327,607
Operating income		8,050,195	5,151,071
Other income/(expense), net
Interest income		263,034	364,743
Interest expense		(2,597,883)	(2,665,762)
Other, net		1,810	11,409
Total other expense, net		(2,333,039)	(2,289,610)

Income before income taxes		5,717,156	2,861,461
Income taxes		-	-

Net income		5,717,156	2,861,461

(a) Includes the following expenses resulting from transactions with related parties (see note 9(a)):

	2006	2007
Vessel operating expenses
- Agency fee	(42,339)	(36,000)
Management fee	(92,548)	(114,000)
Commission	(180,353)	(169,338)
Interest expense	(1,467,851)	(942,261)

See accompanying notes to the financial statements.

Shinyo Sawako Limited
Statements of Shareholder’s Equity
for the period ended from March 2, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

		Ordinary shares			Total
	Note	Number of share	Amount	Retained earnings	Shareholder’s equity
Balance as of March 2, 2006		-	-	-	-
Capital injected upon incorporation	1	1	-	-	-
Net income		-	-	5,717,156	5,717,156
Balance as of December 31, 2006		1	-	5,717,156	5,717,156
Net income		-	-	2,861,461	2,861,461
Balance as of December 31, 2007		1	-	8,578,617	8,578,617

See accompanying notes to the financial statements.

Shinyo Sawako Limited
Statements of Cash Flows
for the period from March 2, 2006 (date of incorporation) to
December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

	2006	2007

Cash flows from operating activities
Net income	5,717,156	2,861,461
Adjustments to reconcile net income to net cash from operating activities:
Depreciation expenses	3,511,226	4,311,423
Amortization of deferred loan costs	4,621	8,191
Expenditures relating to drydocking	-	(27,086)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,372,215)	1,372,215
Prepayments and other receivables	(75,021)	(176,793)
Supplies	(121,509)	76,390
Amounts due from related parties	(38,281)	29,047
Amounts due to related parties	1,770,588	276,074
Accrued liabilities and other payables	1,061,141	1,350,306
Net cash provided by operating activities	10,457,706	10,081,228

Cash flows from investing activities
Purchase of vessel	(53,125,000)	-
Increase in restricted cash	(762,000)	-
Net cash used in investing activities	(53,887,000)	-

Cash flows from financing activities
Proceeds from loan from related party	54,125,000	-
Repayment of loan from related party	(34,104,609)	(3,350,000)
Proceeds from long-term bank loan	32,000,000	-
Repayment of long-term bank loan	(2,850,000)	(5,700,000)
Payment of loan costs	(65,524)	-
Net cash provided by/(used in) financing activities	49,104,867	(9,050,000)

Net increase in cash	5,675,573	1,031,228
Cash:
At beginning of period/year	-	5,675,573
At end of period/year	5,675,573	6,706,801

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period/year for:
Interest	960,357	3,320,375

See accompanying notes to the financial statements.

Shinyo Sawako Limited
Notes to the Financial Statements
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Shinyo Sawako Limited (the “Company”), a company engaged in the business of ocean transportation of crude oil worldwide, was established in Hong Kong on March 2, 2006. The principal activity of the Company is the ownership and chartering of the vessel “Shinyo Sawako”. Shinyo Sawako was delivered in 1995 and was a second hand vessel acquired by the Company in March 2006. It is a single-hulled very large crude oil carrier with capacity of 275,616 deadweight tonnage.

On March 2, 2006, Van-Clipper Holding Co., Ltd. established the Company in Hong Kong as a limited liability company with authorized share capital of 10,000 ordinary shares of HK$1 each. On date of incorporation, 1 subscriber share of HK$1 was issued.

The Company has outsourced substantially all its day to day operations to its related party, Beldan Marine Limited (“Beldan”), a company controlled by a person related to a director of the Company. Beldan then sub-contracted its obligations under the outsourcing arrangement to Univan Ship Management Limited (“Univan”) which assists Beldan in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company, and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group Invest Ltd, a shareholder of the Company’s immediate holding company. All expenses incurred by Univan on behalf of the Company are charged to the Company based on the actual expenditures incurred on its behalf. In addition, Univan provides administrative services to the Company.

From March 2006 to December 2006, Shinyo Sawako operated under voyage charter arrangement. On October 18, 2006, the Company entered into a time charter agreement with Dalian Ocean Shipping Company for a period from December 1, 2006 to November 30, 2011. Pursuant to the time charter agreement, the Company is paid a daily charter rate of $39,088.

(b)	Liquidity

As of December 31, 2007, the Company had a working capital deficit of $3,440,863. These financial statements have been prepared assuming that the Company will continue as a going concern as Van-Clipper Holding Limited, the immediate holding company, has confirmed its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(c)	Basis of Presentation

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

This basis of accounting differs in certain material respects from that used in the preparation of the statutory financial statements of the Company, which are prepared in accordance with the accounting principles of the country of its domicile. The accompanying financial statements reflect necessary adjustments to present them in conformity with US GAAP.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(d)	Cash

Cash consists of interest-bearing deposits placed with banks. As of December 31, 2006 and 2007, there were no cash equivalents.

(e)	Restricted Cash

Restricted cash represents minimum interest-bearing bank deposits which must be maintained in accordance with contractual bank loan arrangements over the bank loan period. Restricted cash is restricted for investing as time deposits to earn interest income over the bank loan period. The Company classifies the restricted cash as non-current assets.

(f)	Trade Accounts Receivable

The Company generally requires customers to pay in advance for time charter hire. Trade accounts receivable are recorded at the invoiced amount, do not bear interest and reflect billings from charterers for hire, freight and demurrage. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company’s customers are in the crude oil industry and are affected by demand and supply of crude oil worldwide. The Company has been able to collect all of its receivable balances, and accordingly, the Company did not provide for any allowance for doubtful accounts at December 31, 2006 and 2007. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g)	Supplies

Supplies consisting of bunkers and lubricating oil which are stated at cost. Cost is determined on a first-in, first-out method (FIFO).

(h)	Vessel, net

A vessel is stated at cost, which consists of the contract price and delivery costs. Subsequent expenditures for conversions and major overhauls (“drydocking”), which consist of shipyard rental and electricity, direct labor costs, costs of spare parts and lubricating oil, are also capitalized when they extend the life, increase the earning capacity or improve the efficiency or safety of the vessel otherwise these amounts are charged to expense as incurred.

Depreciation on the vessel is calculated based on the straight-line method over the estimated useful life of the vessel, after taking into account its estimated residual value, from date of acquisition. The vessel’s residual value is equal to the product of its lightweight tonnage and estimated scrap rate. Management estimates the useful life of the Company’s vessel to be 10 years from the date of acquisition. The useful life of the vessel is evaluated on a regular basis to account for changes in circumstances, including changes in regulatory restrictions. If regulations place limitations over the ability of a vessel to operate, its useful life is adjusted to end at the date such regulations become effective.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(h)	Vessel, net (continued)

The Company follows the deferral method of accounting for drydocking whereby actual costs incurred are capitalized and are depreciated on a straight-line basis over the period through the date the next drydocking becomes due. The vessel of the Company is required by law to have an intermediate drydocking approximately every 30 months and a special survey drydocking approximately every 60 months. Capitalized intermediate drydocking costs and special survey drydocking costs are depreciated over a period of 30 months and 60 months, respectively. If the anticipated date of drydocking is changed from the scheduled date, the remaining undepreciated carrying amount of the drydocking costs is adjusted to reflect the revised date.

Expenditure for routine repairs and maintenance of the vessel is expensed in the period in which the expenditure is incurred.

(i)	Long-Lived Assets

A vessel is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. Recoverability of the vessel is measured by a comparison of the carrying amount of the vessel, including capitalized drydocking costs, to the estimated undiscounted future cash flows expected to be generated by the vessel. If the carrying amount of the vessel exceeds its estimated future undiscounted cash flows, an impairment charge will be recognized by the amount that the carrying amount of the vessel exceeds its estimated fair value.

(j)	Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

(k)	Revenue Recognition and Related Expenses

The Company generates its revenues from time and voyage charter agreements. Revenues are recognized when the collectibility has been reasonably assured. Time charter revenues are recorded over the term of the charter as the service is provided. The Company recognizes voyage charter revenues based on the percentage of completion at the balance sheet date in accordance with the guidance of Emerging Issues Task Force (“EITF”) Issue No. 91-9, Revenue and Expense Recognition for Freight Services in Process. Voyage related and vessel operating costs are expensed as incurred.

Advances received for time charter revenue are recorded as receipts in advance under accrued liabilities and other payables, and are recognized as revenue as services are rendered.

(l)	Commissions

Brokerage and charter hire commissions paid to third parties are expensed in the same period that revenues are recognized. Commissions to unrelated third parties were calculated at 2.50% and 3.75% on time charter revenue and voyage charter revenue, respectively. Commission to Vanship Holdings Limited is calculated at 1.25% on total charter revenues or $625 per day, whichever is lower.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(m)	Deferred Loan Costs

Fees incurred for obtaining new loans are deferred and amortized to interest expense over the life of the related debt using the effective interest method. The Company follows EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, in accounting for debt modification. A modification is considered substantial if the present value of the cash flows under the terms of new debt is at least 10 percent different from the present value of the remaining cash flows under the terms of the original debt at the date of modification. When the loan is repaid or when the loan is substantially modified, the existing unamortized fees are written-off in the period the debt repayment or substantial modification takes place. When the modification is not considered substantial, the fees associated with the modification and, along with the existing unamortized fees, are amortized over the remaining term of the modified loan using the effective interest method. There is no write-off of deferred loan costs during the period/year ended December 31, 2006 and 2007.

(n)	Foreign Currency Transactions

The Company’s functional and reporting currency is United States (“US”) dollar because the Company’s vessel operates in international shipping markets, which utilize the US dollar. Furthermore, the Company incurs bank debt, pays salaries and wages and certain other expenditures such as fuel costs, lubricants, insurance costs, all in US dollars.

Transactions denominated in currencies other than US dollar are translated into US dollars at the exchange rates prevailing at the dates of transactions. Monetary assets and liabilities denominated in currencies other than US dollar are translated at the exchange rates prevailing at the balance sheet dates. During the period/year ended December 31, 2006 and 2007, substantially all of the company’s transactions were denominated in US dollars and the Company did not have significant foreign currency transaction gains or losses.

(o)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the estimated useful life of the vessel (including drydocking costs), residual value and recovery of the carrying amount of the vessel. Actual results could differ from those estimates.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(p)	Income and Other Taxes

Under the laws of the countries of the Company’s incorporation and/or vessel’s registration, the Company is not subject to tax on international shipping income. However, it is subject to registration and tonnage taxes, which are charged by the country where the vessel is registered at a fixed rate based on the tonnage of the vessel. Registration and tonnage taxes have been included in vessel operating expenses in the accompanying statement of income.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. Effective from January 1, 2007, the Company adopted the provisions of FIN 48. As of the date of the adoption of FIN 48, the Company has no unrecognized tax benefit which would favorably affect the effective income tax rate in future periods and do not believe there will be any significant increases or decreases within the next twelve months. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expenses in the statements of income. No interest or penalties have been accrued at the date of adoption.

According to the Inland Revenue Ordinance of Hong Kong, the statute of limitations is seven years (i.e. calendar years 2006 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or the withholding agent. The statute of limitations will be extended to ten years (i.e. calendar years 2006 to 2007 for the Company) in case of tax evasion.

According to the Internal Revenue Code of the United States of America, the statute of limitations is three years (i.e. calendar years 2006 to 2007 for the Company) if the underpayment of taxes is due to omission or errors made by either the taxpayer or withholding agent. There is no statute of limitations in the case of tax evasion.

(q)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes a framework for the measurement of fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 for the fiscal years beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company does not anticipate that the adoption of Statement 157 will have a material impact on its results of operations and financial position.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(1)	Summary of Significant Accounting Policies (continued)

(q)	Recently Issued Accounting Standards (continued)

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 (Statement 159). Statement 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the balance sheet, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. Statement 159 will be effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not anticipate that the adoption of the provisions of Statement 159 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (Statement 160). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 will be effective for the fiscal year beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 160 will have a material impact on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141 (Revised), Business Combinations (Statement 141(R)). Statement 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. Statement 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement 141(R) will be effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of the provisions of Statement 141(R) will have a material impact on its results of operations and financial position.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(2)	Supplies

	2006	2007

Lubricating oil	43,435	45,119
Bunkers	78,074	-
	121,509	45,119

(3)	Vessel, net

	2006	2007

Vessel
Cost	53,125,000	53,447,808
Accumulated depreciation	(3,511,226)	(7,822,649)
Vessel, net	49,613,774	45,625,159

The vessel is mortgaged as described in Note 4.

Drydocking costs of $322,808 were capitalized during the year ended December 31, 2007. As of December 31, 2006 and 2007, undepreciated carrying amount of the drydocking costs was $Nil and $312,048, respectively.

For the period/year ended December 31, 2006 and 2007, $Nil and $10,760 of drydocking costs were expensed as depreciation, respectively.

(4)	Long-term Bank Loan

Lender	2006	2007
HSH Nordbank AG, Nordea Bank Danmark A/S, and DVB Group Merchant Bank (Asia) Ltd
June 9, 2006 to May 31, 2014	29,150,000	23,450,000

Representing:

Current portion	5,700,000	5,700,000
Non-current portion	23,450,000	17,750,000
	29,150,000	23,450,000

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(4)	Long-term Bank Loan (continued)

On June 9, 2006, a loan of $32,000,000 was obtained. The loan is repayable by thirty-two quarterly installments. The repayment schedule is as follows:

Year ended/ending December 31

2006	2,850,000
2007	5,700,000
2008	5,700,000
2009	5,700,000
2010	5,700,000
2011	2,625,000
2012	1,600,000
2013	1,600,000
2014	525,000
32,000,000

Interest is charged at LIBOR plus 1.00% per annum (6.37% and 6.08% as of December 31, 2006 and 2007, respectively). The interest expense for the period/year ended December 31, 2006 and 2007 was $1,125,411 and $1,715,310, respectively.

As of December 31, 2006 and 2007, bank loan is secured as follows:

	2006	2007

Secured by:
Restricted cash	762,000	762,000
Vessel	49,613,774	45,625,159

The bank loan is also guaranteed by related parties, Vanship Holdings Limited and Clipper Group Invest Ltd, both are shareholders of the immediate holding company of the Company as of December 31, 2006 and 2007.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(5)	Accrued Liabilities and Other Payables

Accrued liabilities and other payables as of December 31, 2006 and 2007 consist of the following:

	2006	2007

Accrued audit fee	5,000	5,993
Accrued vessel operating expenses	314,621	438,204
Accrued drydocking costs (note)	-	295,722
Bank loan interest payable	165,054	126,760
Commission payable	374,635	50,797
Receipts in advance	5,775	1,232,769
Wages payable	46,367	49,077
Other payable	149,689	507,847
	1,061,141	2,707,169

Note:

During the year ended December 31, 2007, the Company incurred drydocking costs of $322,808 of which an amount of $295,722 has not been settled as of December 31, 2007.

(6)	Revenue

The Company generates its revenues from time and voyage charter agreements. The Company’s revenue can be analyzed as follows:

	2006	2007

Time charter	1,052,188	13,478,678
Voyage charter	18,975,675	-
	20,027,863	13,478,678

(7)	Vessel Operating Expenses

Vessel operating expenses for the period/year ended December 31, 2006 and 2007 consist of the following:

	2006	2007

Crew wages and allowances	503,458	702,937
Crew expenses	94,391	142,122
Insurance expenses	291,414	365,348
Lubricating oil expenses	282,300	416,620
Stores expenses	121,128	269,312
Repair and maintenance	165,374	1,078,048
Spare parts expenses	218,066	157,694
Others	73,872	186,900
	1,750,003	3,318,981

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(8)	Voyage expenses

Voyage expenses for the period/year ended December 31, 2006 and 2007 consist of the following:

	2006	2007

Port dues	564,842	-
Bunker consumption	4,775,440	-
Other voyage expenses	284,951	-
	5,625,233	-

(9)	Related Party Transactions

Name of party	Relationship

Beldan Marine Limited (“Beldan”)	A company controlled by a person related to a director of the Company

Clipper Group Invest Ltd (“ Clipper Group ”)	Shareholder of the Company’s immediate holding company

Univan Ship Management Limited (“Univan”)
A company controlled by a director, Captain Charles Arthur Joseph Vanderperre, of the Company, and is jointly owned by Charles Arthur Joseph Vanderperre and Clipper Group Invest Ltd, a shareholder of the immediate holding company of the Company

Van-Clipper Holding Co., Ltd. (“Van-Clipper”)	Immediate holding company of the Company

Vanship Holdings Limited (“Vanship”)	Shareholder of the Company’s immediate holding company

(a)	The principal related party transactions during the period/year ended December 31, 2006 and 2007 are as follows:

	Note	2006	2007

Service fee to Beldan	(i)	92,548	114,000
Charter hire commission to Vanship	(ii)	180,353	169,338
Agency fee to Univan	(iii)	42,339	36,000
Loan interest expense to Van-Clipper	(iv)	1,467,851	942,261

Notes:

(i)
The Company has outsourced substantially all its day to day operations to Beldan. The service fee is payable to Beldan at a pre-determined amount in accordance with the terms mutually agreed by Beldan and the Company.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(a)	The principal related party transactions during the period/year ended December 31, 2006 and 2007 are as follows (continued):

(ii)
Charter hire commission represents standard commission for the chartering and operation of the vessel at the rate of 1.25% on the charter rate as stipulated on the charter party agreement with prospective charterers, subject to a maximum of $625 per day to Vanship.

(iii)	Univan provided agency services to the Company. The agency fee is payable based on contractual agreements with the Company.

(vi)	The balance represents interest expense on a loan from Van-Clipper. Terms of the loan are set out in Note 9(b)(v) below.

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows:

	Note	2006	2007
Amounts due from related parties:
Amount due from Vanship	(i)	-	9,234
Amount due from Univan	(ii)	38,281	-
		38,281	9,234

Amounts due to related parties:
Amount due to Van-Clipper	(iii)	1,733,477	1,401,875
Amount due to Vanship	(i)	37,111	-
Amount due to Univan	(iv)	-	644,787
		1,770,588	2,046,662
Loan from related party:
Van-Clipper	(v)	20,020,391	16,670,391

Notes:

(i)	The balance represents current account with Vanship. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(ii)	The balance represents advance payments for expenses to be paid by Univan on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

(iii)	The balance represents interest payable on a loan from and other payables to Van-Clipper. Terms of the loan are set out in (v) below.

(iv)	The balance represents payable to Univan for expense paid on behalf of the Company. The balance is unsecured, non-interest bearing and with no fixed terms of repayment.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(9)	Related Party Transactions (continued)

(b)	Amounts due from and due to related parties as of December 31, 2006 and 2007 are as follows (continued):

(v)
The balance represents a loan from Van-Clipper. In March 2006, a loan of $54,125,000 was obtained from Van-Clipper. The loan period is from March 3, 2006 to June 30, 2014 with no fixed repayment schedule. Interest is charged at 5% per annum. The interest expense for the period/year ended December 31, 2006 and 2007 was $1,467,851 and $942,261, respectively. Interest of $Nil and $1,566,771 was paid during the period/year ended December 31, 2006 and 2007, respectively. During the period/year ended December 31, 2006 and 2007, the Company repaid $34,104,609 and $3,350,000 to Van-Clipper, respectively.

In accordance with the contractual bank loan arrangement, the loan from Van-Clipper shall not be repaid before the bank loan is repaid in full unless approval is obtained from the bank.

(c)
Van-Clipper has provided a letter of support to the Company to confirm its intention to provide continuing and unlimited financial support to the Company so as to enable the Company to meet its liabilities when they fall due. The financial support will be withdrawn upon the completion of the business combination as described in Note 13.

(d)	As of December 31, 2006 and 2007, long-term bank loan of $14,575,000 and $11,725,000 respectively, was guaranteed by Vanship.

(e)	As of December 31, 2006 and 2007, long-term bank loan of $14,575,000 and $11,725,000 respectively, was guaranteed by Clipper Group.

(10)	Commitments and Contingencies

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessel. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed, or for which a provision should be established in the accompanying financial statements.

(11)	Fair Value of Financial Instruments

The carrying amounts of cash, trade accounts receivable and amounts due from/to related parties, approximate their fair values because of the short maturity of these instruments.

The carrying values of long-term bank loan and loan from related party approximate their fair values based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(12)	Business and Credit Concentrations

The Company operates in the shipping industry which historically has been cyclical with corresponding volatility in profitability. All the Company’s revenues are derived from vessel charters. The Company seeks to mitigate volatilities in its business by obtaining long-term charter contracts. The Company has obtained a long-term time charter contract which will expire in December 2011.

The Company outsourced the technical management services to Beldan which is controlled by a person related to a director of the Company. Beldan then sub-contracted its obligations under the outstanding arrangement to Univan which assists Beldan in providing technical management services to the Company. Univan is controlled by Captain Charles Arthur Joseph Vanderperre, a director of the Company and is jointly owned by Captain Charles Arthur Joseph Vanderperre and Clipper Group. All expenses incurred by Univan on behalf of the Company are charged to the Company based on actual expenditures incurred on its behalf. During the period/year ended December 31, 2006 and 2007, the Company paid service fee of $92,548 and $114,000 respectively, to Beldan.

The Company is engaged in the business of ocean transportation of crude oil industry which is extremely competitive and dependent on the world’s demand for crude oil. Competition depends on price, location, size, age, condition and the acceptability of the vessel to the charterers. The increase in competition and the changes in demand for crude oil could result in lower revenue achieved for the vessel.

The following are revenues from customers that individually comprise 10% or more of gross revenue:

	2006		2007
		%		%

S-Oil Corporation	18,975,675	95	-	-
Dalian Ocean Shipping Company	-	-	13,478,678	100
	18,975,675	95	13,478,678	100

The gross accounts receivable due from customers that individually representing more than 10% of the outstanding accounts receivable were as follows:

	2006		2007
		%		%

S-Oil Corporation	644,357	47	-	-
SK Shipping Company Limited	498,372	36	-	-
Shipping Corporation of India Ltd	229,486	17	-	-
	1,372,215	100	-	-

Shinyo Sawako Limited
Notes to the Financial Statements (continued)
for the period from March 2, 2006 (date of incorporation)
to December 31, 2006 and the year ended December 31, 2007
(expressed in US$)

(13)	Subsequent Events

(a)
Pursuant to a definitive agreement entered into between Vanship and Energy Infrastructure Acquisition Corp. (“EIAC”), a company listed on the American Stock Exchange, on December 3, 2007 (the “Agreement”), Vanship agreed to sell all of its equity interests in the Company and other eight related companies to Energy Infrastructure Merger Corporation (“EIMC”) (the “Business Combination”), a wholly-owned subsidiary of EIAC, for an aggregate consideration of $778,000,000, consisting of $643,000,000 in cash (subject to closing adjustments) and 13,500,000 shares of common stock of EIMC (valued at $10 per share of common stock). Vanship is entitled to an additional 3,000,000 shares of common stock of EIMC on each of the first and second anniversaries of the completion of the Business Combination, subject to certain earning criteria.

Approval of the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock voted at EIAC’s special meeting of stockholders, provided that there is a quorum. In addition, if the EIAC stockholders approve the Business Combination, the Business Combination will only proceed if holders of shares purchased in EIAC’s initial public offering, representing less than 30% of the shares sold in EIAC’s initial public offering and EIAC’s private placement that occurred immediately prior to the initial public offering, exercise their redemption rights at the time of casting a vote against the Business Combination.

Pursuant to the Agreement, Vanship has agreed to purchase up to 5,000,000 units from EIMC at a purchase price of $10.00 per unit, but only to the extent necessary for EIMC to secure financing for the Business Combination. Each unit will consist of one share of EIMC’s common stock and one warrant to purchase one share of EIMC’s common stock at an exercise price of $8.00 per warrant.

(b)
On April 11, 2008, the crew of a Chinese fishing vessel, Lu Rong Yu, has alleged that the vessel Shinyo Sawako collided with the fishing vessel’s sister vessel, Lu Rong Yu 2177. Of the crew of 18 on the Lu Rong Yu 2177, two were rescued, three have been confirmed dead and 13 others are missing. Although the Shinyo Sawako passed through the vicinity of the reported collision position, the crew of the Shinyo Sawako have stated to the vessel’s managers that the Shinyo Sawako was not involved in the collision. Furthermore, a survey of the Shinyo Sawako carried out on April 13 and 14, 2008, by representatives of the owners, their insurers, the vessel’s classification society and the Chinese fishing vessel interests, did not reveal obvious signs of damage that would be expected to result from a heavy collision. The vessel’s classification society has certified the vessel as fully seaworthy.

An investigation of the incident is being carried out by the Hong Kong Marine Department, as Hong Kong is the Shinyo Sawako’s flag state. Univan, as manager of the Shinyo Sawako, is contesting the allegations that the Shinyo Sawako was involved in the collision. In the event that it is determined that the Shinyo Sawako was in fact involved in this incident, management of the Company does not expect that any resulting claims made against the Company would have a material adverse effect on its financial position, results of operations or liquidity. Moreover management of the Company expects that any liability the Company may have would be sufficiently covered by insurance.

Appendix A

AMENDED AND RESTATED

SHARE PURCHASE AGREEMENT

dated as of February 6, 2008

by and among

VANSHIP HOLDINGS LIMITED,

a Liberian corporation,

ENERGY INFRASTRUCTURE MERGER CORPORATION

a Marshall Islands corporation

and

ENERGY INFRASTRUCTURE ACQUISITION CORP.,

a Delaware corporation

relating to the purchase of shares of companies owning

9 ocean-going vessels

A-i

Schedules

Schedule 1 -	Carry-Over Financing

Schedule 2 -	Legal Proceedings

Schedule 11(c) -	Required Consents

Schedule 11(d) -	Ownership of SPV Shares

Schedule 11(f) -	Vessels

Schedule 11(g) -	Governmental Actions

Schedule 11(j) -	Tax sharing or allocation agreements

Schedule 11(p) -	Material Contracts

Schedule 11(q) -	Defaults; Breaches of Material Contracts

Schedule 11(r) -	Business Conduct

Schedule 11(z) -	Bank Accounts

Schedule 12(g) -	Buyer’s Corporate Documents

Schedule 12(h) -	Buyer’s outstanding shares of common stock, rights and warrants

Schedule 12(j) -	Buyer’s Contractual Liabilities

Schedule 13(g) -	EIAC’s Contractual Liabilities

Schedule 13(h) -	EIAC’s insider loans

Schedule 13(i) -	EIAC’s outstanding shares of common stock, rights and warrants and shares outstanding on a fully diluted basis

A-ii

AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SHARE PURCHASE AGREEMENT, dated as of February 6, 2008 (this “Agreement”), is made by and among VANSHIP HOLDINGS LIMITED, a Liberian corporation (the “Seller”), ENERGY INFRASTRUCTURE MERGER CORPORATION, a Marshall Islands corporation (the “Buyer”), and ENERGY INFRASTRUCTURE ACQUISITION CORP., a Delaware corporation (“EIAC”).

WITNESSETH:

WHEREAS, to effect the Sale and Purchase the Seller, the Buyer and EIAC entered into that certain Share Purchase Agreement dated December 3, 2007 (the “Original Agreement”), and wish to amend and restate the same as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS.

(a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Accounts” means together the Audited Financial Statements and the Interim Financial Statements and any other financial statements as may be provided by Seller with respect to each of the SPVs.

“Acknowledgment and Agreement” means the acknowledgment and agreement in respect of Section 6(h)(ii) of this Agreement, and also as provided by (i) Robert Ventures Limited pursuant to which it agrees not to transfer any shares of EIAC common stock issuable to it upon conversion of the convertible promissory notes in the aggregate principal amount of $2,685,000 until the earlier of the termination of this Agreement pursuant to Section 20 hereof or the consummation of the business combination and (ii) the holders of the units purchased in the Initial Private Placement pursuant to which they agree not to transfer any of the common stock contained therein until the earlier of the termination of this Agreement pursuant to Section 20 hereof or the consummation of the business combination, as required to be executed pursuant to the terms of Section 14(p) hereof, such acknowledgment and agreement to be in form and substance satisfactory to the parties hereto and thereto.

“Acquisition Proposal” means any proposal of EIAC, the Buyer or an Affiliate of either to effect a business combination with a target business (other than with the Seller).

“Acquisition Registration Statement” means the Registration Statement on Form F-4 or S-4 to be filed by the Buyer with the SEC in connection with the Sale and Purchase.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means a Person who, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes of this definition, “control”, when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Ancillary Agreements” means, collectively, the Acknowledgment and Agreements, the Dividend Waiver Agreements, the Management Agreement, the Dividend Escrow Agreement, SOC Escrow Agreement, the Option Agreement and all other agreements identified herein and required to be delivered in connection herewith or therewith.

“Aggregate Purchase Price” means, collectively, the Cash Consideration, the Stock Consideration and the Warrant Consideration.

“Arab Boycott Clause” means any clause in a Charter or other contract of employment for a Vessel that warrants, confirms or implies that the Vessel (or the SPV owning such Vessel) performing thereunder complies with the Arab League boycott of Israel or indicates that such Vessel is not blacklisted by the Arab League.

“Audited Financial Statements” means, collectively, the audited individual balance sheet of each SPV for each of the three fiscal years ended as of December 31, 2004, 2005, and 2006 or from the date of their incorporation, if later, and the related audited individual statements of income, retained earnings, stockholders’ equity and cash flows of such SPV, together with all related or required notes and schedules thereto, accompanied by the reports thereon of the Seller’s Accountants, all prepared in accordance with GAAP.

“Business” means the principal business of each SPV, which is ownership and chartering of VLCCs.

“business combination” shall have the meaning assigned such term in the prospectus summary of the Prospectus.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) when banks in Hong Kong and New York are open for business.

“Buyer Common Stock” means the common stock, par value $.0001 per share, of the Buyer.

“Buyer Indemnitees” means, collectively, the Buyer, EIAC and their respective officers, directors, successors and permitted assigns, and each other person, if any, who controls the Buyer Indemnitees.

“Buyer’s Portion” shall have the meaning set forth in Section 18(f).

“Carry-Over Financing” means those financing arrangements described on Schedule 1 existing as of the Original Agreement Date in respect of the Vessels; provided that (a) the parties hereto shall amend and restate Schedule 1 on the Closing Date so that the financing arrangements described therein are those which the parties hereto mutually agree in writing will exist on and after the Closing Date (such mutual agreement not to be unreasonably withheld by any party; and (b) notwithstanding anything herein to the contrary, the Seller and/or the SPVs may amend, restate, pay or prepay any of the financing arrangements listed on Schedule 1 between the date hereof and the Closing Date with the consent of EIAC and the Buyer, such consent not to be unreasonably withheld or delayed.

“Cash Consideration” means $643,000,000 minus the principal amount of any Carry-Over Financing as of the Closing Date plus the sum of the Closing Date Net Current Assets of each SPV

“Charter” means the time charter of each Vessel by the relevant SPV to the Charterer named therein, as set forth in Schedule 11(q).

“Charterer” means the time charterer of any Vessel pursuant to a Charter.

“Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, audits, proceedings, consent orders or consent agreements.

“Closing” means completion of the Merger and the Sale and Purchase in accordance with Section 3(c).

“Closing Date” has the meaning set forth in Section 3(c).

“Closing Date Balance Sheet” for an SPV shall mean a balance sheet of the SPV prepared by Seller in accordance with GAAP reflecting the assets and liabilities of the SPV on the Closing Date.

“Closing Date Net Current Assets” of an SPV shall mean the excess of the assets of such SPV shown on the Closing Date Balance Sheet of such SPV, other than such SPV’s Vessel, over the liabilities of such SPV shown on the Closing Date Balance Sheet, other than any liability for any Carry-Over Financing.

“Code” means, except as the context may otherwise state expressly, the U.S. Internal Revenue Code of 1986, as amended.

“Competitive Business” means a business which can reasonably be regarded as being in direct competition with the Business during the Non-Compete Period.

“Disclosed Legal Proceedings” shall mean those litigations, arbitrations and other legal proceedings identified in Schedule 2.

“Disclosure Letter” means the disclosure letter dated as of the Closing Date from the Seller to the Buyer and EIAC, and any other disclosure letter dated and delivered from the Seller to the Buyer and EIAC prior to the Closing Date pursuant to Section 4(b)(x), in each case, in connection with the Seller’s representations and warranties under Section 11 hereof.

“Dividend Escrow Agreement” means the escrow agreement among the Buyer, the Escrow Agent and the parties named in Section 7(b) and (c) upon the terms and conditions of which the Dividend Waiver Securities held by the parties identified in Section 7(b) and (c) shall be held in escrow, such escrow agreement to be in form and substance reasonably acceptable to the Buyer, the Escrow Agent and the parties identified in Section 7(b) and (c).

“Dividend Waiver Agreement” means an agreement between the Buyer and the parties named in Section 7(b) and (c) pursuant to which the parties named in Section 7(b) and (c) agree to waive all rights to receive the First Year Dividend (whenever paid) in respect of the Dividend Waiver Securities, such Dividend Waiver Agreement to be in form and substance reasonably acceptable to the parties hereto and thereto.

“Dividend Waiver Securities” means all shares of Buyer Common Stock and any warrant, right, option or other form of security exercisable or convertible for Buyer Common Stock, except for an aggregate of 5,268,849 shares of EIAC common stock held by the Initial Stockholders, which are already held in escrow pursuant to the Stock Escrow Agreement (and the corresponding Shares of Buyer Common Stock to be issued upon the Merger).

“EBITDA” means, for any period, the sum of: revenue less operating expenses excluding gains or losses on disposal of property and equipment. For the avoidance of doubt, (i) depreciation and amortization, impairment of assets, non-recurring costs or expenses, extraordinary items, unusual items, and any other non operating income or expenses shall not be included in the calculation of EBITDA and (ii) all items referred to in this definition of EBITDA shall be determined in accordance with U.S. generally accepted accounting principles in effect as of the date of this Agreement.

“Effective Time” has the meaning set forth in Section 3(c)(i).

“Employee” means any person employed by any SPV under a contract of employment but does not include any crew member manning any Vessel under the applicable technical management contract.

“Employment Legislation” means legislation applying in Hong Kong affecting contractual or other relations between employers and their employees or workers, including but not limited to any legislation and any amendment, extension or re-enactment of such legislation.

“Environmental Claims” means Claims relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any federal, state, regional or foreign law, statute, treaty, regulation, policy, guidance, order, injunction, judgment or decision of any Governmental Authority relating to the protection of natural resources, the environment and public and employee health and safety and shall include, without limitation, the International Convention for the Prevention of Pollution from Ships, and, in each case, the regulations promulgated pursuant thereto, and any applicable analogous state statutes, and the regulations promulgated pursuant thereto, as such laws have been amended or supplemented.

“Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

“Escrow Agent” means Fortis Capital Corp. acting through its office located at 520 Madison Avenue, New York, New York 10022.

“Escrow Shares” shall have the meaning assigned such term in the Stock Escrow Agreement.

“Estimated Tax Returns” means any Tax Returns filed or to be filed in connection with estimated Tax payments which estimated Tax payments are to be made on or before the Closing Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“Financing” shall mean a written commitment from a lending institution to make available to the Buyer a credit facility in such amount and on such terms as shall be agreed to by and among Buyer, Seller and EIAC (and without requiring any continuing guarantees or security from Seller or any Seller’s Affiliates).

“Financing Private Placement” means the private placement of up to 5 million Financing Private Placement Units at a purchase price of $10.00 per unit for an aggregate purchase price of up to $50 million.

“Financing Private Placement Unit” means a unit consisting of one share of Buyer Common Stock and one warrant to purchase one share of Buyer Common Stock, exercisable at $8.00 per warrant, substantially in the form of the IPO Warrants.

“First Anniversary” means the date corresponding to the first anniversary of the Closing Date.

“First Fiscal Year” means a fiscal year of the Buyer commencing on the Closing Date and ending on the First Anniversary.

“First Year Dividend” means a cash dividend in the amount of $1.54 per share of Buyer Common Stock to be paid for the First Fiscal Year.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Approvals” means all governmental filings, authorizations and approvals that are required (if any) for the Merger and the Sale and Purchase.

“Governmental Authority” means any federal, national, supranational, international, state, regional, local or provincial government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Hazardous Materials” means (a) any compound or chemical that is defined, listed or otherwise classified as a toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical or hazardous waste, medical waste, bio-hazardous or infectious waste under or regulated by Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; and (c) polychlorinated biphenyls.

“IACS” means the International Association of Classification Societies.

“Indebtedness” means with respect to any Person to the extent required to be reflected as a liability on a balance sheet for such Person prepared in accordance with GAAP, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (d) any obligations under capitalized leases with respect to which a Person is liable as obligor, (e) any indebtedness secured by a Lien on a Person’s assets, (f) any distributions payable or loans/advances payable to any Affiliates, shareholders or partners as of the Closing, which are not paid at Closing, (g) any other liabilities recorded in accordance with GAAP on the balance sheet of such Person which are not due within one year of the Closing, and (h) any accrued interest, prepayment penalties and premiums on any of the foregoing.

“Initial Private Placement” means the private placement of EIAC units made in accordance with Regulation S under the Securities Act as described in the Prospectus.

“Initial Stockholders” shall have the meaning assigned such term in the Stock Escrow Agreement.

“Initial Stockholders’ Undertaking” shall have the meaning assigned such term in Section 5(a)(vi).

“Interim Financial Statements” means the unaudited balance sheets of the SPVs as of September 30, 2006 and September 30, 2007 and the related statements of income, retained earnings, stockholders’ equity and cash flows of such SPVs, together with all related or required notes and schedules thereto applicable for financial statements of such nature, all prepared in accordance with GAAP.

“IPO” means EIAC’s initial public offering made pursuant to the Prospectus.

“IPO Warrants” means the warrants contained in the units sold to the public in connection with the IPO.

“JVCo” means the Bahamas corporation in which Seller is a shareholder.

“Key Person” means each of Captain Charles Arthur Joseph Vanderperre (“Captain Vanderperre”) and Mr. Fred Cheng.

“Knowledge of the Seller” or any similar phrase means the actual knowledge of each of Captain Vanderperre and Mr. Fred Cheng.

“Laws” in respect of any Person means any applicable national, international, federal, state, local or foreign statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Authority to which that Person is subject.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest or equity of any Person (including any right to acquire, option or right of pre-emption) in property designated to secure the repayment of indebtedness, or other adverse claim or restriction whether arising by agreement or under any statute or law, or otherwise.

“Losses” means all direct losses, damages, judgments, awards, orders, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses, but excluding any incidental damages, consequential damages, special damages, damages arising out of business interruption or lost profits, damages arising through the application of any statutory multiplier to any Losses, punitive damages or loss of reputation).

“Management Agreement” means the agreement to be executed between the Buyer and the Management Company for the provision of the Management Services, such agreement to be in form and substance acceptable in the sole discretion of each of the Buyer and Seller.

“Management Company” means Vanship Group Limited, a company incorporated under the laws of Bermuda (to be renamed prior to Closing as “Van Asia Capital Management Limited”).

“Management Services” means the commercial and technical management of the Vessels and related crewing services, and the provision of appropriate premises and equipment, staffing and administrative and accounting services and related activities in connection with the operation of the business of EIMC following Closing, including the provision of the services of the Key Persons.

“Maritime Guideline” means any rule, code of practice, convention, protocol, guideline or similar requirement or restriction to which a Vessel is subject that is imposed or published by any Governmental Authority, the International Maritime Organization, such Vessel’s classification society or the insurer(s) of such Vessel.

“Material Adverse Effect” means any circumstance, change in, or effect on the Vessels or the SPVs that, individually or in the aggregate with any other circumstances, changes in, or effects on, the SPVs or the Vessels is, or might reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the SPVs or the Vessels on an individual or aggregate basis; provided, however, that “Material Adverse Effect” shall not include the impact on such business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the SPVs or the Vessels solely arising out of or solely attributable to: (i) conditions or effects that generally affect the industries in which the SPVs or the Vessels operate (including legal and regulatory changes), (ii) effects resulting from changes in general economic or political conditions, (iii) effects resulting from changes affecting capital market conditions (including in the case of each of clauses (i) and (ii) above, any effects or conditions resulting from an outbreak or escalation of hostilities, war, acts of terrorism, political instability or other national or international calamity, crisis, emergency, epidemic or natural disaster, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iii) effects resulting from changes in laws or GAAP, (iv) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, assuming compliance with Section 19 hereof, (v) effects resulting from compliance with the terms and conditions of this Agreement or the transactions contemplated hereby by the Seller or any SPV or consented to in writing by the Buyer or (vi) effects resulting from any action or omission of the Buyer or any of its Affiliates other than as permitted or contemplated pursuant to the terms of this Agreement. For the avoidance of doubt, a Material Adverse Effect shall be measured only against past performance of the SPVs and the Vessels, and not against any forward-looking statements, financial projections or forecasts of the Seller or any SPV.

“Material Contract” has the meaning set forth in Section 11(p).

“Merger” means the business combination of EIAC with the Buyer to be effected by way of a merger in which the Buyer is the surviving corporation.

“Merger Proxy” means the Proxy Statement to be filed with the SEC by EIAC pursuant to Section 14(a) of the Exchange Act in connection with the Merger.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor self regulatory organization.

“Non-Compete Period” means the period commencing on the Closing Date and ending on the third anniversary thereof.

“Option Vessels” means each of the newbuilding vessels described in the Option Agreement.

“Option Agreement” means the agreement to be executed between the Buyer and the Option Vessel Seller(s) pursuant to which the Buyer shall have the option to acquire the ownership interest in the Option Vessels held by such Option Vessel Seller(s) until 90 days before the delivery date of each Option Vessel at the higher of fair market value of or the price offered by a Third Party for such Option Vessel on the date of the Buyer’s proposed exercise of such option, such Option Agreement to be in form and substance reasonably acceptable to Seller, EIAC and Buyer.

“Option Vessel Seller(s)” means, in respect of the Option Vessels, the Seller and/or one or more subsidiaries of the Seller that in each case has an ownership interest in one or more of such vessels.

“Order” means any judgment, order, decree, writ, ruling, charge or injunction issued by any court or Governmental Authority or administrative body or agency or arbitral authority.

“Original Agreement Date” means the date of the Original Agreement.

“Out-of-Pocket Expenses” shall include, but not be limited to, reasonable attorney’s fees, accountant fees and other related professional fees and disbursements.

“Permits” means all the health and safety and other permits (including, without limitation, Environmental Permits) licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities necessary for the current use and operation of the relevant Vessel and the conduct of the Business.

“Permitted Liens” means (a) Liens disclosed in the Accounts or any Schedules to this Agreement, (b) Liens created or permitted by the Carry-Over Financing, (c) Liens for Taxes not yet due and payable or which are being contested diligently and in good faith by appropriate proceedings, as set forth in Schedule 2, (d) mechanics’, workmens’, repairmens’, warehousemens’, carriers’ or other like Liens arising in the ordinary course of business of the SPVs, any of which do not exceed $500,000 on an individual basis or $1,000,000 in the aggregate, (e) Liens securing rental payments under capitalized leases, (f) Liens that do not otherwise materially detract from the value or current use of the applicable asset, (g) Liens to be removed, and which are actually removed, prior to or at Closing, (h) Liens for which title insurance coverage, bonding or an indemnification has been obtained, (i) Liens for current crew wages not exceeding three (3) months, (j) Liens for salvage or general average, (k) Liens arising from the supply of goods and/or services to any Vessel in the ordinary course of business, (l) Liens arising under charters (including the Charters) entered into in the ordinary course of business and (m) Liens securing claims which are completely covered by insurance.

“Person” means any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization, limited liability company, limited liability partnership or other legal entity.

“Pre-Closing Taxes” means all Taxes (other than those arising as a result of a Section 338 Election) incurred by, imposed on or asserted against any SPV for a Pre-Closing Tax Period.

“Pre-Closing Tax Period” means any tax period of an SPV ended or ending on or before the Closing Date.

“Pre-Closing Tax Returns” means any and all Tax Returns of an SPV for each Pre-Closing Tax Period.

“Prepaid Taxes” means all payments of Taxes made in respect of the Tax liability of any SPV (whether by reason of an estimated Tax payment or otherwise) on or prior to the Closing Date, including any refunds or credits attributable to a Pre-Closing Tax Period, applied to a Straddle Period.

“Prospectus” means the Final Prospectus dated July 18, 2006 with respect to the IPO.

“Registrable Securities” shall mean (a) the Buyer Common Stock issued to and owned by the Seller or any Seller’s Affiliates as the Stock Consideration, (b) the shares of Buyer Common Stock underlying the warrants transferred to the Seller as Warrant Consideration and owned by the Seller or any Seller’s Affiliates, (c) the Buyer Common Stock issued to and owned by the Seller or any Seller’s Affiliates pursuant to the terms of Section 3(d) of this Agreement and (d) the Buyer Common Stock contained in the Financing Private Placement Units and the Buyer Common Stock issuable upon exercise of the warrants contained therein issued to and owned by the Seller or any Seller’s Affiliates.

“Registrable Securities Holder” shall mean any of the Seller or a Seller’s Affiliate holding the Registrable Securities.

“Registration Buyer Indemnitees” means, collectively, the Buyer, the Buyer Indemnitees and any other person (including each underwriter) who participated in the offering of such Registrable Securities.

“Requested Stock” shall have the meaning set forth in Section 6(b)(ii).

“Resale Registration Statement” means a registration statement filed by the Buyer with the SEC on Form F-1 or S-1 (or Form F-3 or S-3 (or other comparable short form) if eligible) under the Securities Act for the purpose of registering the resale of Registrable Securities.

“Reserved Tax Liability” means that part of Seller’s Portion of any Straddle Period Taxes of an SPV which is shown as a current liability on the Closing Date Balance Sheet of such SPV.

“Sale and Purchase” means the sale by the Seller and the purchase by the Buyer of the SPV Shares in accordance with the terms of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Section 338 Election” means an election that may be made by the Buyer or any of its nominated subsidiaries under Section 338(g) of the Code in respect to the acquisition of the SPV Shares hereunder.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“Seller’s Affiliates” mean any entity which is an Affiliate of the Seller.

“Seller’s Indemnitees” means, collectively, the Registrable Securities Holders, their respective directors and officers and each other person, if any, who controls the Registrable Securities Holders.

“Seller’s Portion” shall have the meaning set forth in Section 18(f).

“SK Shipping” means SK Shipping Co. Limited, a Korean corporation.

“SK Shipping Venture” means the agreement between JVCo and SK Shipping in respect of a profit and loss share for a VLCC that is chartered to SK Shipping.

“SOC Escrow Agreement” means the escrow agreement among the Buyer, the Seller and the Escrow Agent upon the terms and conditions of which the SOC Escrow Amount shall be held in escrow, in form and substance reasonably acceptable to the Buyer, the Seller and the Escrow Agent.

“SOC Escrow Amount” means $17,250,000.

“SPV” means each corporation indicated on Schedule 11(f), which wholly owns a Vessel.

“SPV Shares” means all the outstanding ordinary shares of an SPV on the Closing Date.

“Stock Consideration” means 13,500,000 shares of the Buyer Common Stock.

“Stock Escrow Agreement” means that certain Stock Escrow Agreement dated as of July 21, 2006 among EIAC, the Initial Stockholders and Continental Stock Transfer & Trust Company.

“Straddle Period” means any tax period of an SPV that begins on or before the Closing Date and ends after the Closing Date.

“Straddle Period Tax Return” means any Tax Return of an SPV that relates to a Straddle Period.

“Straddle Period Taxes” means all Taxes (other than those arising as a result of a Section 338 Election) incurred by, imposed on, or asserted against any SPV for a Straddle Period.

“Surviving Corporation” has the meaning set forth in Section 14(f).

“target business” shall have the meaning assigned such term in the prospectus summary of the Prospectus.

“Tax” or “Taxes” means (i) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including any income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, net worth, excise, withholding, ad valorem, stamp, transfer, value added, gains, license, registration, documentation, recording, occupancy, occupation, estimated, minimum, customs, duties, tariffs or other similar taxes and charges, whether disputed or not, (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes, and (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition of another Person as a transferee or successor, as a responsible person, as a result of a tax sharing or allocation agreements, or otherwise.

“Tax Matter” means any inquiry, claim, assessment, audit, proceeding or similar event with respect to Taxes.

“Tax Returns” means any and all returns, reports, forms, claims for refund or credit, and information returns filed or required to be filed with any Governmental Authority (including any Schedule or attachment thereto) in connection with the reporting, determination, assessment, collection or payment of any Tax.

“Third Parties” means all Persons and Governmental Authorities other than parties to this Agreement or their Affiliates.

“Third Party Approvals” means all approvals, consents, licenses and waivers from Third Parties that are required to effect the Merger and the Sale and Purchase.

“Third Party Claim” means a claim for money damages brought by a Third Party.

“Trust Fund” has the meaning set forth in Section 16(d).

“Trust Fund Claim” has the meaning set forth in Section 16(d).

“Univan” means Univan Ship Management Limited.

“$” means an amount expressed in United States dollars, the currency of the United States of America.

“Vessel” or “Vessels” means each of the vessels listed on Schedule 11(f).

“VLCC” means a crude oil carrier vessel with a deadweight tonnage between 200,000 and 320,000 deadweight tons.

“Warrant Consideration” means an aggregate of 425,000 warrants to purchase Buyer Common Stock.

“Worker” means any person who personally performs services for any SPV but who is not in business on their own account or in a client/customer relationship, but does not include any crew member manning any Vessel under the applicable technical management contract.

(b) Section and appendix or schedule or exhibit headings do not affect the interpretation of this Agreement.

(c) Words in the singular include the plural and in the plural include the singular.

(d) A reference to one gender includes a reference to the other gender, and a reference to “including” means “including without limitation.”

(e) A reference to a statute or statutory provision is a reference to it as it is in force taking account of any amendment, extension or re-enactment and includes any subordinate legislation in force made under it.

(f) Writing or written includes faxes but not e-mail.

(g) Documents in agreed form are documents in the form agreed by the parties or on their behalf and initialed by them or on their behalf for identification.

(h) References to Sections, Schedules and Exhibits are to the Sections and Schedules of this Agreement; references to paragraphs are to paragraphs of the relevant Section or Schedule or Exhibit.

(i) Reference to this Agreement include this Agreement, the Schedules and the Exhibits (which are an integral part of this Agreement) as each may be amended or varied in accordance with the terms hereof.

SECTION 2.	INTENTIONALLY OMITTED.

SECTION 3.	SALE AND PURCHASE.

(a) On the terms of this Agreement, and immediately after the Merger, the Seller shall sell and transfer or cause to be sold and transferred to the Buyer or its nominated subsidiaries all of the SPV Shares and the Buyer shall buy and pay for all of the SPV Shares for the Aggregate Purchase Price. Such SPV Shares shall be free of all Liens (other than such Liens imposed by the Carry-Over Financing) and with all rights that attach (or may in the future attach) to such SPV Shares including, in particular, the right to receive all dividends and distributions declared in respect of any period commencing on or after the Closing Date and for the avoidance of doubt the Seller shall retain and be entitled to receive and retain for its own benefit all dividends and distributions declared in respect of any period up to the Closing Date.

(b) The Seller on behalf of itself, JVCo and Golden Asia Limited waives any right of pre-emption or other restriction on transfer in respect of the SPV Shares or any of them conferred on the Seller or JVCo under the organizational documents of any SPV, any shareholders’ agreement or otherwise.

(c) Subject to Section 20, the Closing shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Sections 14 and 15 hereof or at such other time as the parties hereto agree (the “Closing Date”) as soon as practicable following the receipt of the shareholder approval required under Section 14(g). The Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or at such other location as the parties hereto agree.

In connection with the Closing:

(i) the Buyer and EIAC shall cause the Merger to be consummated immediately prior to the Closing (the time of such consummation of the Merger being the “Effective Time”). Upon the consummation of the Merger, Buyer’s name shall be changed to Van Asia Tankers Corporation (or such other name which is acceptable to and as may be directed by Seller).

(ii) the Ancillary Agreements shall be executed by each party thereto (provided that in the event that the Seller obtains deletion of the “mutual sales option” clause from the Charter of the SHINYO OCEAN, then notwithstanding the foregoing, execution of the SOC Escrow Agreement shall not be required).

(iii) from the Cash Consideration otherwise due pursuant to Section 3(a) above the Buyer shall:

(A) deposit the SOC Escrow Amount into the account designated in the SOC Escrow Agreement (provided that in the event that the Seller obtains deletion of the “mutual sales option” clause from the Charter of the SHINYO OCEAN, then notwithstanding the foregoing, the SOC Escrow Amount shall not be payable to the account designated in the SOC Escrow Agreement but shall instead be payable under the immediately following clause (B) of this clause (iii)); and

(B) pay the balance of the Cash Consideration to the Seller to such account(s) as the Seller shall direct, in each case, in immediately available funds (provided that the Buyer shall deduct from such Cash Consideration and retain an amount equal to the consideration payable by the Seller for the Financing Private Placement Units purchased by the Seller).

(iv) the Buyer shall deliver (or shall arrange to be delivered) to the Seller one or more share certificates representing the Stock Consideration and effect the transfer from one or more of the Initial Stockholders (free of cost to the Seller) of one or more warrants representing the Warrant Consideration, in each case registered in the name of the Seller or such Seller’s Affiliates as the Seller may designate in writing.

(v) the Seller shall deliver to the Buyer (or its nominated subsidiaries) appropriate stock transfer documents in respect of all of the SPV Shares duly executed by the registered owner thereof together with share certificates representing such SPV Shares, as required in order to fully effect the transfer thereof to Buyer (or its nominated subsidiaries) subject only to execution of appropriate stock transfer documents by the Buyer or its nominated subsidiaries and payment of applicable stamp duty, except for such share certificates as may be retained by the financing institutions in connection with the Carry-Over Financing.

(vi) the Seller shall deliver to the Buyer the written resignation of the directors and officers of each SPV if required to do so by the Buyer.

(vii) each SPV will assign to Seller all of its rights to any litigation (including arbitration or mediation proceedings) commenced in any part of the world prior to the Closing Date (“Assignment of Rights”) and Seller will assume and agree to indemnify each SPV in connection with all costs, expenses and other liabilities in connection with such assigned rights (“Assumption of Liabilities”), provided that where it is or may be contrary to the applicable law to assign such rights or to maintain or participate in such an action, the relevant SPV shall permit Seller at Seller’s sole cost and expense to undertake such proceedings in its name and on its behalf and shall hold all proceeds of such proceedings which it may actually receive in trust for Seller absolutely.

(viii) Mr. George Sagredos shall receive an aggregate of 1 million units of the Buyer, each unit consisting of one share of Buyer Common Stock and a warrant to purchase one share of Buyer Common Stock at an exercise price of $8.00 per share substantially in the form of the IPO Warrants. Mr. Sagredos shall in his sole discretion have the right to direct the issuance of 500,000 of such units to Mr. Marios Pantazopoulos. The shares of Buyer Common Stock, warrants and the shares of Buyer Common Stock issuable upon exercise thereof shall have the same registration and other rights contained in Section 6 of this Agreement and, solely for the purposes of such Section 6 rights, shall be deemed to be Registrable Securities, and Mr. Sagredos and Mr. Pantazopoulos (or any transferees of such securities) shall be deemed to be a holder of Registrable Securities.

(ix) all Dividend Waiver Securities shall be deposited with (in the case of certificated shares), or registered in the name of (in the case of uncertificated shares), the Escrow Agent pursuant to the terms of the Dividend Escrow Agreement.

(d) In addition to the Aggregate Purchase Price, the following shall constitute additional consideration to be paid by the Buyer to the Seller for the acquisition by the Buyer of the SPV Shares:

(i) With respect to the first full twelve month period following the Closing Date, in the event that the Vessels achieve EBITDA for such period equal to or in excess of $75,000,000, then the Seller shall be entitled to receive, within 30 days following the end of such period, an additional 3,000,000 shares of Buyer Common Stock at no cost. Any expense or other charge to earnings incurred in conjunction with the award of these additional shares or other shares awarded to EIAC or management will be added back to EBITDA for purposes of calculating the share award. In the event that the Buyer sells any of the Vessels during the first full twelve month period after the Merger, the consolidated EBITDA hurdle for the first twelve month period will be reduced by an amount calculated as follows:

First Twelve Month Reduction =A * (365/C - 1) - (D*E*(1-y%)).

where

A = actual EBITDA contribution for the first twelve month period from the Vessel in question up to and including the closing of the sale of such Vessel,

C = the number of days during the first twelve month period up to and including the closing date of the sale of such Vessel,

D = the number of days of the scheduled offhire after the sale of such Vessel (i.e., drydock or special survey) during the first twelve-month period,

E = the gross time charter rate of such Vessel for the first twelve-month period, as presented in Schedule 11(p)(vi), and

y% = the brokerage commission on the gross time charter rate of such Vessel, as presented in Schedule 11(p)(vi).

The consolidated EBITDA hurdle for the second twelve month period shall be reduced by an amount calculated as follows:

Second Twelve Month Reduction = A *(365/C) - (D*E * (1-y%)).

where

D = the number of days of the scheduled offhire after the sale of such Vessel (i.e., drydock or special survey) during the first twelve-month period,

E = the gross time charter rate of such Vessel for the second twelve-month period, as presented in Schedule 11(p)(vi), and

y% = the brokerage commission on the gross time charter rate of such Vessel, as presented in Schedule 11(p)(vi).

To illustrate, assume Buyer sells Vessel X on the 90th day of the first twelve month period after the Closing Date, and that during the period from the Closing Date up to and including the close of the 90th day Vessel X has earned EBITDA of US$2,000,000. Assume also that Vessel X is due for drydock during the first twelve month period with projected 20 offhire days and Vessel X is earning a gross charter rate of $28,000 per day less 1.25% brokerage commission. Then the EBITDA hurdle rate for purposes of calculating the earnout consideration for the first twelve months would be reduced by US$5,558,111, calculated as follows:

US$2,000,000 * (365/90 - 1) - (US$28,000 * (1-1.25%) * 20) = US$5,558,111

and the EBITDA hurdle for the second twelve month period would be reduced by

US$2,000,000 * (365/90) - (US$28,000 * (1-1.25%) * 0) = US$8,111,111

plus

(ii) With respect to the second twelve month period following the Closing Date, in the event that the Vessels achieve EBITDA for such period equal to or in excess of $75,000,000, then the Seller shall be entitled to receive within 30 days following the end of such period, an additional 3,000,000 shares of Buyer Common Stock at no cost. Any expense or other charge to earnings incurred in conjunction with the award of these additional shares or other shares awarded to EIAC or management will be added back to EBITDA for purposes of calculating the share award. In the event that the Buyer sells any of the Vessels during the second twelve month period after the Merger, the consolidated EBITDA hurdle for the second twelve month period will be reduced by an amount calculated as follows:

Second Twelve Month Reduction =A * (365/C - 1) - (D*E*(1-y%)).

where

A = actual EBITDA contribution for the Vessel for the second twelve month period up to and including the closing of the sale of such Vessel,

C = the number of days during the second twelve month period up to and including the closing date of the sale of such Vessel,

D = the number of days of the scheduled offhire after the sale of such Vessel (i.e., drydock or special survey) during the second twelve-month period,

E = the gross time charter rate of such Vessel for the second twelve-month period, as presented in Schedule 11(p)(vi), and

y% = the brokerage commission on the gross time charter rate of such Vessel, as presented in Schedule 11(p)(vi).

For the avoidance of doubt, the additional 6,000,000 shares of Buyer Common Stock, if issued in accordance with subclauses (i) and (ii) above, shall not be subject to any lock-up from the date of any such issuance.

SECTION 4.	COVENANTS OF THE SELLER.

(a) The Seller will use its best efforts to deliver to EIAC no later than December 14, 2007 (or such later date as shall be agreed to in writing between EIAC and Seller) true and complete copies of the Audited Financial Statements and the Interim Financial Statements, accompanied by a related Management’s Discussion and Analysis of Financial Condition in form and substance in accordance with the requirements of the Securities Act for purposes of the Merger Proxy and the Acquisition Registration Statement.

(b) From the Original Agreement Date, through and including the Closing Date, the Seller shall:

(i) use its best efforts to prevent the SPVs from becoming insolvent (within the meaning of the U.S. Bankruptcy Code);

(ii) use its best efforts to ensure that each SPV shall continue to operate its respective Business as it is currently conducted;

(iii) use its best efforts to ensure that each SPV shall retain ownership of the Vessel owned by such SPV, provided that an SPV may sell its Vessel if EIAC and the Buyer have consented in advance to such sale;

(iv) use reasonable commercial efforts to ensure that each SPV shall perform its respective obligations under each Charter;

(v) use its best efforts to continue to keep each SPV, each Vessel and the SPV Shares free and clear of any Liens, other than Permitted Liens, and use its best efforts to ensure that each SPV shall forbear from creating any Liens, claims or encumbrances of any kind upon the Vessels, the SPV Shares or any other material assets of the SPVs, in each case other than in the ordinary course of business;

(vi) [intentionally omitted];

(vii) [intentionally omitted];

(viii) use its best efforts to ensure that the Closing Date Net Current Assets of each SPV shall be not less than zero;

(ix) use reasonable commercial efforts to obtain the consent or waiver of any party to a Carry-Over Financing, to the extent such consent or waiver is necessary to continue such financing arrangements upon the consummation of the Sale and Purchase; and

(x) to the extent that the terms of any representation and warranty contained in Section 11 are no longer accurate and complete, Seller shall promptly provide EIAC and Buyer with a Disclosure Letter with the corrected complete and accurate information.

(c) Subsequent to the Closing Date, to the extent not waived or paid pursuant to the SOC Escrow Agreement, promptly pay any obligation due pursuant to the “mutual sales option” clause in the relevant Charter.

(d) Seller shall use its best reasonable efforts to cause the Financing to be committed on or before December 17, 2007.

SECTION 5.	COVENANTS OF EIAC AND THE BUYER.

(a) Each of EIAC and the Buyer covenants with the Seller that it shall:

(i) use its best efforts to assist the Seller in procuring the Financing;

(ii) as soon as is reasonably practicable following the date hereof, and after receipt of the required financial statements of the SPVs, file the Merger Proxy and Acquisition Registration Statement with the SEC;

(iii) use its best efforts to materially comply with all applicable rules and regulations of the SEC in connection with the Merger and the Sale and Purchase;

(iv) obtain all Governmental Approvals and take all other actions, as may be necessary or reasonably appropriate in order to effect the Merger and the Sale and Purchase;

(v) have received prior to the Closing Date a market stand-off agreement signed by each of the Initial Stockholders, such market stand-off agreement to be in form and substance satisfactory to the Seller;

(vi) have received prior to the Closing Date an undertaking (“Initial Stockholders’ Undertaking”) executed by each of the Initial Stockholders that they shall not without the prior written consent of the Seller exercise any rights they may have under the Stock Escrow Agreement to cause the release of any of the Escrow Shares prior to the First Anniversary, other than as permitted pursuant to Sections 3.2 and 4.3 of the Stock Escrow Agreement, such undertaking to be in form and substance reasonably satisfactory to the Seller and provided that in the case of any transfer of the Escrow Shares pursuant to Section 4.3 of the Stock Escrow Agreement the transferee of such shares shall first enter into an undertaking with the Seller in terms equivalent to the Initial Stockholders’ Undertaking and acceptable to the Seller; and

(vii) from the date hereof until the Closing Date (unless this Agreement is otherwise terminated earlier), not enter into any obligations, commitments or liabilities except as (1) necessary to effect the Merger and the Sale and Purchase or (2) subject to the terms of Section 8 hereof, in connection with the business of either of Buyer or EIAC as currently conducted or as disclosed in the Prospectus.

(b) Each of EIAC and the Buyer shall not without the prior written consent of the Seller permit any change to be made in its Certificate or Articles of Incorporation (as the case may be) or Bylaws or issue any shares or rights to acquire shares until Closing except as mutually agreed in writing between Buyer and Seller to effect the Merger and the Sale and Purchase.

(c) At least ten (10) days prior to the initial filing of the Merger Proxy or Acquisition Registration Statement or Resale Registration Statement, and at least five (5) days prior to the filing of any amendment of or supplements to the Merger Proxy or Acquisition Registration Statement or Resale Registration Statement, or of any document that is to be incorporated by reference therein after initial filing thereof with the SEC, and of any responses to the comments of the SEC, Buyer and EIAC shall in each case provide copies of such documents (including revised drafts) to the Seller, its counsel and auditors and other advisors as specifically advised by Seller and make such of the representatives of EIAC and the Buyer as shall be reasonably requested by the Seller, and their respective counsel, auditors and advisors, available for discussion of such document, including comments of and responses to the SEC; EIAC and Buyer shall consult and cooperate with and take account of the comments and suggestions of Seller and its counsel, auditors and advisors with regard to the foregoing; and neither EIAC nor the Buyer shall file with the SEC or distribute to shareholders or otherwise make publicly available any Merger Proxy, the Acquisition Registration Statement, the Resale Registration Statement, any amendment of or supplement to any of the foregoing, or any document that is to be incorporated by reference therein after initial filing thereof with the SEC, nor any SEC response letter or related correspondence, except (i) if pursuant to this paragraph the Seller and its counsel shall have previously been furnished with a copy thereof, and (ii) if the Seller (or any representative of Seller) shall have provided its written consent (such consent not to be unreasonably withheld or delayed) to such filing, distribution or other public release. In addition, EIAC and Buyer shall not request acceleration of the effectiveness of the Acquisition Registration Statement or Resale Registration Statement without the written consent of Seller or its representative (such consent not to be unreasonably withheld or delayed).

SECTION 6.	REGISTRATION RIGHTS; LOCK UP.

(a) Registration on Form F-4 / S-4. Buyer shall include the Registrable Securities in the Acquisition Registration Statement to the extent that such inclusion would not, in Buyer’s reasonable judgment, after receiving written comments from the SEC that address the registration of the Registrable Securities, materially hinder or delay the SEC’s declaration of effectiveness thereof or approval of the Merger Proxy.

(b) Registration of Registrable Securities.

(i) “Demand Registration.” Upon request by the Seller or any other holder of Registrable Securities, from time to time the Buyer shall prepare and file and use its best efforts to have declared effective as soon as is reasonably practical but in any event within 120 days from the date of such request the Resale Registration Statement with the SEC and shall include all of the Registrable Securities in such Resale Registration Statement (or such lesser number of shares of Registrable Securities as is permitted under SEC rules, regulations and interpretations) and shall keep such Resale Registration Statement effective until all Registrable Securities are sold thereunder.

(ii) “Piggyback Registration Rights.” If the Buyer shall determine to proceed with the preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities (other than a registration statement on Form F-4 / S-4, S-8 or other limited purpose form), the Buyer will give written notice of its determination to any holder of Registrable Securities. Upon the written request from any such holder of Registrable Securities, within 15 days after receipt of any such notice from the Buyer, the Buyer will cause all of the Registrable Securities covered by such request (the “Requested Stock”) held by any such holder of Registrable Securities to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided that nothing herein shall prevent the Buyer from, at any time, abandoning or delaying any such registration.

(c) Registration Procedures. Pursuant to the Buyer’s obligations as set forth in Section 6(a) and 6(b), the Buyer will:

(i) prepare and file with the SEC the Acquisition Registration Statement and, if requested in accordance with the provisions of subparagraph (b) above, the Resale Registration Statement, and use its best efforts to cause each such registration statement to become and remain effective for such period of time as may be required for the disposition of such securities covered by such registration statement by the holders thereof (which period of time shall not expire earlier than the first date on which the Registrable Securities Holders could sell or dispose the Registrable Securities without restrictions pursuant to Rule 144(k) promulgated under the Securities Act);

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until such time as all of such securities have been fully disposed of;

(iii) furnish to all selling security holders (including the Registrable Securities Holders) such number of copies of the relevant prospectus, including the relevant preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Buyer shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(v) furnish, at the request of the selling Registrable Securities Holder(s), on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to a registration that is underwritten or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Buyer for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the selling Registrable Securities Holder(s), in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter dated such date, from the independent certified public accountants of the Buyer, addressed to the underwriters, if any, and the selling Registrable Securities Holder(s), in a customary form and covering matters of the type customarily covered by such comfort letters and as they shall reasonably request;

(vi) enter into customary agreements (including an underwriting agreement in customary form, it being understood that any underwriting agreement entered into by the selling Registrable Securities Holder(s) with respect to an underwritten offering of Registrable Securities will impose customary indemnification obligations on the underwriter(s)) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) cooperate reasonably with any managing underwriter to effect the sale of Registrable Securities, including but not limited to attendance of the Buyer’s executive officers at any planned “road show” presentations to the extent that such attendance does not unduly or unreasonably impact the performance of such officer’s duties;

(viii) notify the selling Registrable Securities Holder(s) and the underwriter(s), if any, in writing at any time when the Buyer is aware that offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any selling Registrable Securities Holder or underwriter, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the purchasers of such shares, such offering documents would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to purchasers of any other securities of the Buyer included in the offering copies of such offering documents as so amended or supplemented;

(ix) promptly notify the selling Registrable Securities Holder(s) of (A) the effectiveness of such offering documents, (B) the issuance by the SEC of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (C) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

(x) cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Buyer are then listed.

It shall be a condition precedent to the obligation of the Buyer to take any action pursuant to this Section 6 in respect of the securities which are to be registered that the Registrable Securities Holder(s) shall furnish to the Buyer such information regarding the securities held by the Registrable Securities Holder(s) and the intended method of disposition thereof as the Buyer shall reasonably request and as shall be required in connection with the action taken by the Buyer.

(d) Expenses. All expenses incurred in complying with this Section 6 shall be paid by the Buyer, including, without limitation, (i) all registration and filing fees (including all expenses incident to filing with the NASD), (ii) all “road show” expenses incurred by the Buyer or the Registrable Securities Holder(s) and all applicable selling security holders, (iii) printing expenses, (iv) fees and expenses of counsel for the Buyer, (v) the reasonable fees and expenses of one counsel for the Registrable Securities Holders, (vi) expenses of any special audits incident to or required by any such registration, (vii) expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 6(c)(iv) and (viii) any fees or disbursements of counsel for any underwriter in respect of the securities sold by any applicable selling security holders, including the Registrable Securities Holders, if applicable, except that the Buyer shall not be liable for any fees, discounts or commissions to any underwriter.

(e) Indemnification and Contribution.

(i) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Buyer shall indemnify and hold harmless the Seller’s Indemnitees from and against any losses, claims, damages or liabilities, joint or several, to which a Seller’s Indemnitee may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall pay for or reimburse the Seller’s Indemnitees for any legal or any other expenses reasonably incurred by all or any one of the Seller’s Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that, with respect to any Seller’s Indemnitee, the Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability has been found by a court of competent jurisdiction to have been based upon any actual untrue statement or actual omission made or incorporated by reference in such registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to the Buyer by such Seller’s Indemnitee specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Seller’s Indemnitee, and shall survive the transfer of such securities by a Seller’s Indemnitee.

(ii) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Registrable Securities Holders, by acceptance hereof, agree to indemnify and hold harmless the Registration Buyer Indemnitees against any losses, claims, damages or liabilities, joint or several, to which the Registration Buyer Indemnitees may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (1) made in reliance on and in conformity with any information furnished in writing by the Seller to the Buyer concerning the Seller specifically for inclusion in the registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto relating to such offering, and (2) is not corrected by the Seller and distributed to the purchasers of shares within a reasonable period of time.

(iii) If the indemnification provided for in this Section 6 from an indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnifying parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6(e)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) “Market Stand-Off” Agreement. The Seller (on behalf of itself and each Registrable Securities Holder) hereby agrees, in connection with any firm commitment, underwritten primary public offering by the Buyer of its securities, that it shall not, to the extent requested by the Buyer or a managing underwriter of such securities, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of the Buyer then owned by the Seller or any Registrable Securities Holder for a period not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Buyer filed under the Securities Act in connection with such firm commitment, underwritten public offering by the Buyer.

(g) Resale Exemptions; Reports Under Exchange Act. In order to permit a Registrable Securities Holder to sell Registrable Securities, if it so desires, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Buyer shall:

(i) comply with all requirements under the Securities Act and all rules and regulations of the SEC thereunder in connection with use of any such resale exemption;

(ii) make and keep available adequate and current public information regarding the Buyer;

(iii) file with the SEC in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv) furnish to the Registrable Securities Holders, upon written request, copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v) furnish to the Registrable Securities Holders, upon written request (A) a copy of the most recent quarterly report of the Buyer and such other reports and documents filed by the Buyer with the SEC and (B) such other information as may be reasonably required to permit the Registrable Securities Holders to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(h) Lock-up.

(i) The Seller hereby agrees that, without the prior written consent of the Buyer, it (A) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, or pledge, borrow or otherwise dispose of, any of the Registrable Securities, and (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to such Registrable Securities (in each case within the meaning of Section 16 of the Exchange Act), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of such Registrable Securities, whether or not such transaction is to be settled by delivery of Registrable Securities, other securities, cash or other consideration, in either case for a period of (x) one hundred and eighty (180) days with respect to one-half of such Registrable Securities, and (y) three hundred and sixty five (365) days with respect to the remaining Registrable Securities, in each case commencing on the Closing Date; provided that, notwithstanding the foregoing, the Seller shall be permitted to transfer all or any portion of the Registrable Securities to any Seller’s Affiliate; provided, further, that prior to any such transfer the transferor at its expense shall provide to the Buyer an opinion of counsel reasonably acceptable to the Buyer to the effect that such transfer would not require registration under the Securities Act. The Seller hereby further agrees to cause each Registrable Securities Holder to enter into a lock-up agreement giving effect to the provisions of this Section 6(h) immediately upon such Registrable Securities Holder’s acquisition of an aggregate of any Registrable Securities. The registration of the Registrable Securities as contemplated by Sections 6(a) and (b) shall not be prohibited by this Section 6(h).

(ii) The Buyer and EIAC shall cause each of George Sagredos and Marios Pantazopoulos to enter into an acknowledgment and agreement (as required by Section 14(p)) providing that, without the prior written consent of the Buyer, he (A) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, or pledge, borrow or otherwise dispose of the 1 million units of Buyer to be issued pursuant to Section 3(c)(viii) of this Agreement, or any of the Buyer Common Stock or warrants included therein, and (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to 1 million units of Buyer to be issued pursuant to Section 3(c)(viii) of this Agreement, or any of the Buyer Common Stock or warrants included therein (in each case within the meaning of Section 16 of the Exchange Act), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the 1 million units of Buyer to be issued pursuant to Section 3(c)(viii) of this Agreement, or any of the Buyer Common Stock or warrants included therein, whether or not such transaction is to be settled by delivery of shares of Buyer Common Stock or warrants, other securities, cash or other consideration, in either case for a period of one hundred and eighty (180) days commencing on the Closing Date. The registration rights contemplated by Sections 6(a) and (b) shall not be prohibited by this Section 6(h)(ii).

(i) Termination. The rights granted under this Section 6 shall expire at the earlier of such time as the Registrable Securities Holders collectively (i) hold less than five (5%) percent of the outstanding Buyer Common Stock, or (ii) are eligible to sell their Registrable Securities without restriction under Rule 144(k) promulgated under the Securities Act (it being agreed, for purposes of this Section 6(i), that the Buyer, upon the request of a Registrable Securities Holder and at Buyer’s expense, shall provide to Buyer’s transfer agent a legal opinion of its counsel regarding the ability of such holder to sell its Registrable Securities under Rule 144(k) and any appropriate legend removal instructions).

(j) Legends. The Seller hereby acknowledges and agrees that the Buyer shall legend the share certificates representing the Registrable Securities to reflect the restrictions on transfer contained in this Agreement and may issue to its transfer agent a stop transfer instruction in relation thereto. Such legend shall state:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER WITH THE COMPANY NOT TO SELL SUCH SHARES FOR A PERIOD OF 180 (OR 365 DAYS, AS THE CASE MAY BE) DAYS FOLLOWING THE DATE OF ISSUANCE OF THE SHARES.

SECTION 7.	DIVIDENDS.

(a) Subject to its ability to do so under applicable law, the Buyer agrees to pay the First Year Dividend to its shareholders on the First Anniversary.

(b) The Seller shall, and shall cause each other Registrable Securities Holder holding Dividend Waiver Securities to, enter into a Dividend Waiver Agreement as required under Section 3(c)(ii) hereof.

(c) EIAC and the Buyer shall cause the Initial Stockholders, the directors and officers of EIAC and their respective Affiliates holding Dividend Waiver Securities to enter into a Dividend Waiver Agreement as required under Section 3(c)(ii) hereof.

(d) Subject to the restrictions contained in Section 6(h), a Person described in Section 7(b) or (c) may:

(i) sell any Dividend Waiver Securities to an unrelated third party free of any restrictions imposed by a Dividend Waiver Agreement, and upon such sale, and pursuant to the terms of the Dividend Escrow Agreement, if applicable, the Escrow Agent shall release such Dividend Waiver Securities from escrow upon receipt by it of the agreed consideration therefor and shall pay to the seller the amount of the consideration received less such amount as would be necessary to pay the First Year Dividend on such Dividend Waiver Securities, which amount shall be retained by the Escrow Agent and held in escrow pursuant to the terms of the Dividend Escrow Agreement. Any amounts deposited in escrow pursuant to this paragraph and not used to pay the First Year Dividend shall be refunded, together with any interest accrued thereon, to such seller upon the payment of the First Year Dividend; and

(ii) exercise any warrants, rights or other options in respect of any Dividend Waiver Securities, and upon notifying the Escrow Agent of such exercise the Escrow Agent shall promptly take all such steps as are necessary to exercise such warrants, rights or other options in respect of any Dividend Waiver Securities, provided that any shares of Buyer Common Stock issuable upon any such exercise shall remain subject to the applicable Dividend Waiver Agreement and shall be held in escrow by the Escrow Agent and pursuant to the terms of the Dividend Escrow Agreement.

(e) The Buyer shall be obligated and agrees to pay any and all expenses of the Escrow Agent in connection with the Dividend Escrow Agreement.

SECTION 8.	NO SOLICITATION OF OTHER ACQUISITIONS.

(a) Only in the event that the Seller obtains the Financing, and commencing on such date, until the termination of this Agreement pursuant to Section 20 hereof, EIAC, the Buyer, their Affiliates and their respective representatives, agents and officers will cease all activities, discussions or negotiations with any Person or Persons other than the Seller with respect to any Acquisition Proposal and in particular, EIAC and the Buyer and their respective representatives, agents and officers shall not take, and shall use commercially reasonable efforts to cause their respective Affiliates and their respective representatives, agents and officers not to take, any action to:

(i) knowingly solicit the making or submission of any Acquisition Proposal; or

(ii) knowingly initiate or participate in any discussions or negotiations with any Person (other than the Seller) in furtherance of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal.

(b) Only in the event that the Seller obtains the Financing, and commencing on such date, until the termination of this Agreement pursuant to Section 20 hereof, the Board of Directors of each of EIAC and the Buyer (or any committee thereof) shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (other than with the Seller) nor (ii) cause EIAC, the Buyer or any of their respective Affiliates to enter into and approve any letter of intent, agreement in principle or similar agreement relating to any Acquisition Proposal.

(c) Only in the event that the Seller obtains the Financing, and commencing on such date, until the termination of this Agreement pursuant to Section 20 hereof, in addition to the obligations set forth the preceding clauses of this Section 8, EIAC and the Buyer shall as promptly as practicable (and in any event within two (2) Business Days) advise the Seller of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to any Acquisition Proposal, including the terms and conditions of such Acquisition Proposal.

SECTION 9.	DIRECTOR NOMINEES AND OFFICERS; MANAGEMENT STRUCTURE.

(a) The Merger Proxy will provide that following the Merger and the Sale and Purchase the Buyer’s board of directors shall consist of nine (9) persons, eight (8) of whom (consisting of two (2) Class A directors, three (3) Class B directors and three (3) Class C directors) shall be nominated by the Seller and one (1) of whom (consisting of one (1) Class A director) shall be nominated by the holders of Buyer Common Stock immediately prior to the Effective Time. Five (5) of the directors so nominated by Seller shall qualify as independent directors under the Securities Act and the rules of any applicable securities exchange. In accordance with Article Sixth of the Buyer’s Articles of Incorporation, following the consummation of the Merger and the Sale and Purchase, subject to subparagraph (i) below, Captain Vanderperre and Mr. Fred Cheng shall be appointed as Class C directors and Mr. Marios Pantazopoulos shall be appointed as a Class A director. Subject to the placement of director and officer liability insurance in form and substance satisfactory to each of the following individuals in his sole discretion, following the Effective Time the following individuals shall be appointed to the offices of Buyer indicated:

(i) Captain Vanderperre shall serve as non-executive Chairman of the Board of Directors or if he is unable or unwilling to accept such appointment, the Seller may nominate another individual to serve as non-executive Chairman of the Board of Directors; and

(ii) Mr. Fred Cheng shall serve as Chief Executive Officer.

(b) After the Effective Time, Buyer shall have its principal office located in Hong Kong subject to confirmation by the Closing Date that the location of such office will not result in any adverse tax consequences.

(c) Upon the consummation of the Closing the Buyer shall procure that under the Management Agreement the management of the Vessels is contracted for a period of three (3) years to the Management Company or such other entity as may be nominated by Seller, which shall in turn subcontract the technical management and crewing services activities to Univan.

(d) After the initial appointments referred to in sub-clause (a) above and in consideration of Closing, the Buyer hereby irrevocably grants to the Seller, for so long as the Seller shall hold not less than 25% of the outstanding Buyer Common Stock for the time being (calculated assuming conversion of any outstanding shares of convertible preferred stock of the Buyer held by the Seller at such time), the continuing right to appoint by written notice to the Buyer one (1) Class A director, one (1) Class B director and one (1) Class C director at any time in place of any of the Class A, Class B or Class C directors nominated by the Seller under sub-clause (a) above, or their successors, whether upon the retirement, removal, incapacity or death of any such Class A, Class B or Class C directors (as the case may be). None of such appointed directors shall be required to be independent directors, provided that following any such appointment the board of the directors of the Buyer shall include such number of independent directors as are then required under applicable U.S. securities laws and the rules and regulations of the American Stock Exchange. The parties hereto agree that, at or prior to the Closing, the Buyer shall effect such amendments to its Articles of Incorporation, issue to the Seller such shares of convertible preferred stock or other convertible voting securities (in each case for no consideration) in lieu of shares of Buyer Common Stock that would otherwise be issued to the Seller as Stock Consideration or in the Financing Private Placement, and enter into such agreements with the Seller, in each case as are in the reasonable opinion of the Seller necessary to give effect to the provisions of this Section 9(d).

SECTION 10.	BINDING AGREEMENTS; NON-COMPETITION.

(a) Subject to Section 20 hereof, the Buyer, EIAC and Seller agree to be bound by the terms of this Agreement and shall not enter into any agreements, negotiations or transactions that would adversely affect their respective obligations hereunder.

(b) During the Non-Compete Period, the Seller hereby agrees and undertakes not to do any of the things set out in Section 10(c) below, except with the Buyer’s prior written consent (which consent shall not be unreasonably withheld or delayed), regardless of whether the Seller is acting:

(i) for itself or on behalf of any Person (including as director, manager, partner, shareholder, employee, consultant or agent of such Person);

(ii) alone or in conjunction with any other Person;

(iii) directly or indirectly through agents, intermediaries, Affiliates or any other Person; or

(iv) in any other capacity and in any other manner whatsoever.

(c) Pursuant to Section 10(b) above, the Seller shall refrain from:

(i) participating in any capacity (other than as a customer) in any Competitive Business, provided that:

(A) the Seller shall be permitted to participate as a minority shareholder in any Competitive Business; and

(B) the Seller shall not be prevented or restrained in any way from acquiring or participating in any Competitive Business in any manner the Seller deems fit in its sole discretion if Seller shall have offered to the Buyer the first opportunity to acquire or participate in such Competitive Business on the terms available to the Seller and, within not more than three (3) business days of the date the Seller offered such opportunity to the Buyer, the Buyer has either declined to proceed with such opportunity or failed to respond to such offer;

(ii) inducing or attempting to induce any person who is or was within one year prior to the Closing Date a customer, supplier or other business relation of any SPV to cease doing business with or materially reduce its business with such SPV or to do business with such SPV on less favorable terms than such business had previously been conducted or in any way interfering in a materially detrimental manner with the relationship between any SPV or the Buyer and any of its customers, suppliers or other business relations;

(iii) inducing or attempting to induce any prospective customer of any SPV not to do business with such SPV;

(iv) inducing or attempting to induce any employee of the Buyer to leave such employment or in any way interfering with the relationship between any SPV or the Buyer and any of its employees, provided that nothing herein shall extend to the crew for the respective Vessels provided by Univan under the management agreements or to any employee who responds to a general employment advertisement;

(v) employing (or otherwise engaging as an independent contractor or in any other capacity) any employee of the Buyer or any person who was an employee of the Buyer at any time during the Non-Compete Period except (A) after such person has left his employment with the Buyer, but then only if the circumstances set out in paragraph (iv) above do not apply or (B) any employee who responds to a general employment advertisement; and

(vi) inducing or attempting to induce any director of any SPV or the Buyer or any person having a consultancy or similar agreement with any SPV or the Buyer to leave his position with any SPV or the Buyer or to terminate his agreement with any SPV or the Buyer or in any way interfering in a materially detrimental manner with the relationship between any SPV or the Buyer and any of its directors or any of the persons referred to in this paragraph, provided that nothing herein shall extend to any director or consultant who responds to a general advertisement.

(d) If the Buyer becomes aware of any infringement of the provisions set out in Section 10(c) by the Seller, the Buyer shall give a notice to the Seller requesting them to cease any such infringement within fifteen days. In case of failure by the Seller to comply with this notice, the Seller shall compensate the Buyer for all Losses (as defined herein) caused by such infringement.

(e) The Seller acknowledges that the provisions of Section 10(c) above are reasonable and necessary to protect the legitimate interests of the Buyer. However, if any of such provisions shall ever be held to exceed the limitations imposed by applicable law, they shall not be nullified but the parties hereto shall be deemed to have agreed to such provisions that conform with the maximum permitted by applicable law, and any such provision exceeding such limitations shall be automatically reformed accordingly.

(f) The Buyer and EIAC acknowledge that the Seller (either directly or through subsidiaries other than the SPVs), Captain Vanderperre, Mr. Fred Cheng and/or JVCo are now engaged in (i) the SK Shipping Venture, and (ii) activities or lines of business that are similar to the Business but which are not Competitive Businesses, and that in the event that the option available pursuant to the Option Agreement has not been exercised by the Buyer in respect of any or all of the respective Option Vessels, such Option Vessels may carry on Competitive Business. Notwithstanding anything in this Section 10 to the contrary, the Buyer and EIAC acknowledge that the Seller (either directly or through subsidiaries other than the SPVs), Captain Vanderperre, Mr. Fred Cheng and/or JVCo shall have the right to continue to engage in (x) the SK Shipping Venture, (y) such activities or lines of business that are similar to the Business in which they are now engaged or may in the future elect to engage in so long as such activities or lines of business are not Competitive Businesses, and (z) any Business in respect of any Option Vessels in respect of which the option available pursuant to the Option Agreement has not been exercised by the Buyer, whether or not it is Competitive Business.

SECTION 11.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby makes the following representations and warranties to the Buyer and EIAC as of the Original Agreement Date and as of the Closing Date (unless otherwise indicated), provided that the Seller shall have no liability whatsoever in respect of any Claims or Losses if and to the extent that any fact, matter or circumstance which causes any of the following representations and warranties to be breached or which might result in any Claims or Losses has been disclosed in this Agreement or in the Disclosure Letter, assuming compliance with Section (4)(b)(x):

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) as of the date of this Agreement and as of the Closing Date, this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not as of the date of this Agreement and as of the Closing Date:

(i) violate any provision of its organizational documents;

(ii) violate any applicable law, rule or regulation of any Governmental Authority having jurisdiction over the Seller, except as would not reasonably be expected, based on customary practice in the maritime shipping industry, individually or in the aggregate, to materially impair the Seller’s ability to consummate the transactions contemplated hereby or otherwise result in a Material Adverse Effect;

(iii) violate any order, writ, injunction or decree of any Governmental Authority having jurisdiction over the Seller, except as would not reasonably be expected, based on customary practice in the maritime shipping industry, individually or in the aggregate, to materially impair the Seller’s ability to consummate the transactions contemplated hereby or otherwise result in a Material Adverse Effect; or

(iv) other than as set forth in Schedule 11(c)(iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which it or any SPV is a party or by which it or any SPV is bound or to which it or any SPV is subject, or result in the creation or imposition of any Lien upon any property of it or any SPV (other than the Financing or Carry-Over Financing) pursuant to the terms of any such agreement or instrument, except as would not reasonably be expected, based on customary practice in the maritime shipping industry, individually or in the aggregate, to materially impair the Seller’s ability to consummate the transactions contemplated hereby or otherwise result in a Material Adverse Effect;

(d) Schedule 11(d) sets forth the Seller’s and JVCo’s record and beneficial ownership of the SPV Shares. The Seller and JVCo have good and valid title to the SPV Shares and, upon the transfer of the SPV Shares in accordance with this Agreement, the Buyer will receive good and valid title to all of the issued and outstanding SPV Shares, free and clear of all Liens except for any Liens in respect of the Carry-Over Financing;

(e) the SPV Shares constitute the whole of the authorized and issued share capital of each SPV, and as of the date hereof are, and as of the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase or sale of any of the SPV Shares by any person other than the Buyer pursuant hereto, nor any arrangements that require or permit the SPV Shares to be voted by or at the discretion of anyone other than the Seller except following an event of default in respect of the Carry-Over Financing;

(f) each SPV wholly owns the Vessel indicated on Schedule 11(f), free and clear of any Liens, other than Permitted Liens;

(g) except as set forth in Schedule 11(g) (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), to the Knowledge of the Seller after due inquiry, there are no Actions as of the date hereof by or against any SPV (or by or against the Seller or any Affiliate thereof and relating to the Business, an SPV or any Vessel), pending before any Governmental Authority (or, to the Knowledge of the Seller after due inquiry, threatened to be brought by or before any Governmental Authority);

(h) none of the SPVs are conducting their Business in violation of any Laws, except such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(i) in connection with Taxes of the SPVs:

(i) all Tax Returns required to be filed with respect to each SPV have been duly and timely filed and, to the Knowledge of the Seller, are true, correct and complete in all material respects;

(ii) all Taxes required to be shown on such Tax Returns or otherwise due and payable on or prior to the Closing Date have been duly and timely paid, and all Taxes required to be deducted and/or withheld by an SPV have been so deducted and/or withheld and timely paid and reported to the appropriate Governmental Authority;

(iii) no adjustment relating to any such Tax Return has been proposed formally or informally by any Governmental Authority and, to the Knowledge of the Seller, no basis exists for any such adjustment;

(iv) there are no pending or, to the Knowledge of the Seller, threatened Tax Matters for the assessment or collection of Taxes against any SPV or any company that was included in the filing of a return with an SPV on a consolidated, combined or unitary basis; and

(v) neither the Seller nor any SPV has received any notice of the existence of any Tax liens other than Permitted Liens on any assets of any SPV;

(j) the Seller has delivered to EIAC correct and complete copies of all Tax Returns filed with respect to each SPV for any taxable period ending after 2001, and copies of all correspondence to or from any Governmental Authority with respect thereto or any Tax Matter relating thereto, including any examination reports and statements of deficiencies assessed against or agreed to by any SPV. Any tax sharing or allocation agreement involving any SPV shall be terminated as of the Closing on terms that require no further payments by any party. Seller has delivered to EIAC a true and complete copy of each such agreement as listed on Schedule 11(j);

(k) as of the Original Agreement Date and as of the Closing Date, each of the SPVs was and is currently duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(l) the Accounts:

(i) have been prepared in accordance with the books of account and other financial records of the relevant SPV;

(ii) present fairly the consolidated financial condition and results of operations of the relevant SPV as of the dates thereof or for the periods covered thereby;

(iii) were prepared on a basis consistent with past practices and have been (or will be as required by this Agreement) converted to GAAP; and

(iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the relevant SPV and the results of the operations of the relevant SPV as of the dates thereof or for the periods covered thereby;

(m) the books of account and other financial records of each SPV provided in accordance with the terms of this Agreement reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with past practices, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices;

(n) to the Knowledge of the Seller, there are no Liabilities of any SPV, other than Liabilities reflected or reserved against in the Accounts;

(o) to the Knowledge of the Seller, there are no oral or informal arrangements or agreements that would be binding on any SPV or otherwise relate to any Vessel;

(p) Schedule 11(p) sets forth the following contracts and agreements of each SPV currently in effect (such contracts and agreements being “Material Contracts”):

(i) each contract and agreement involving the purchase of spare parts, other materials, or for the furnishing of services to a SPV or a Vessel (including repair services) or otherwise related to the Business under the terms of which such SPV: (A) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by such SPV without penalty or further payment and without more than 180 days’ notice;

(ii) all ship broker, market research, marketing consulting and advertising contracts and agreements to which any SPV is a party under the terms of which such SPV: (A) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 2007 or (B) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;

(iii) all technical and commercial management contracts (or other contracts with independent contractors or consultants), to which any SPV is a party and which are not cancelable without penalty or further payment and without more than 180 days’ notice;

(iv) all contracts and agreements pursuant to which any SPV has incurred Indebtedness;

(v) all contracts and agreements with any Governmental Authority to which any SPV is a party;

(vi) all contracts and agreements for the employment of a Vessel with a duration in excess of 12 months;

(vii) all contracts and agreements, whether or not made in the ordinary course of business, which are material to the business as conducted prior to the Closing Date; and

(viii) all contracts pertaining to insurance for the Vessels;

(q) except as set forth on Schedule 11(q), with respect to all Material Contracts:

(i) none of the SPVs or, to the Knowledge of the Seller, any other party to any such Material Contract is in material breach thereof or default thereunder;

(ii) to the Knowledge of the Seller, there does not exist under any Material Contract any event which, with the giving of notice or the lapse of time, would constitute such a material breach or default by an SPV or, to the Knowledge of the Seller, any other party thereto;

(iii) each Material Contract is a valid and enforceable obligation of the SPV party thereto and with respect to such SPV party is in full force and effect and to the Knowledge of the Seller, with respect to any other party thereto is in full force and effect (except to the extent that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (B) general principles of equity), in each case except for such breaches, defaults, events and other circumstances as to which requisite waivers or consents have been obtained, or which would not, individually or in the aggregate, be material to the SPVs, individually, and taken as a whole; and

(iv) no consent is required by any Person that is a party to a Material Contract to consummate the Sale and Purchase, except with respect to the Carry-Over Financing;

(r) since the date of the most recent balance sheet included in the Audited Financial Statements, except as disclosed in Schedule 11(r), the business of the SPVs has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as so disclosed, since such date, no SPV has:

(i) permitted or allowed any of the assets or properties (whether tangible or intangible) of such SPV to be subjected to any Lien, other than Permitted Liens;

(ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Lien or paid or otherwise discharged any liability, other than current liabilities reflected in the Accounts and current liabilities incurred in the ordinary course of business consistent with past practice;

(iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

(iv) failed to pay any creditor any amount owed to such creditor;

(v) except for the Charters and insurance policies relating to the Vessels, entered into any contract or agreement that limits or purports to limit the ability of any SPV to compete in any line of business or with any Person in any geographic area or during any period of time;

(vi) made any material changes in the operating practices of such SPV that would be inconsistent with past practice, including, without limitation, practices and policies relating to marketing, selling and pricing;

(vii) merged with, entered into a consolidation with or acquired an interest of 30% or more in any Person or acquired 50% or more of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

(viii) made any capital expenditure or commitment for any capital expenditure in excess of $1,000,000 individually or $3,000,000 in the aggregate other than in the ordinary course of business;

(ix) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $1,000,000 individually or $3,000,000 in the aggregate other than in the ordinary course of business;

(x) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets) in value in excess of $1,000,000 individually or $3,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

(xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, SPVs other than to the Seller;

(xii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such person), other than shareholder loans reflected in (jj) below;

(xiii) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by such SPV to any of its Employees;

(xiv) amended, terminated, cancelled, waived or compromised any material claims or rights of such SPV, except such claims or rights as would not, individually or in the aggregate, be expected to have a Material Adverse Effect;

(xv) failed to maintain the Vessels in accordance with class requirements and past practices;

(xvi) allowed any Permit that was issued or relates to such SPV or its Vessel to lapse or terminate except such Permits as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or failed to renew any such Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days prior to or after the Closing Date;

(xvii) incurred any Indebtedness, in excess of $1,000,000 individually or $3,000,000 in the aggregate, other than in the ordinary course of business and except for shareholder loans reflected in (jj) below;

(xviii) amended, modified or consented to the termination of any Material Contract or such SPV’s rights thereunder except (A) in the ordinary course of business consistent with past practice or (B) for such amendments and terminations as would not be expected to have a Material Adverse Effect;

(xix) amended or restated the charter or the by-laws (or other organizational documents) of such SPV except for such amendments that would not be expected to have a Material Adverse Effect;

(xx) suffered any Material Adverse Effect; or

(xxi) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 11(r) or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 11(r), except as expressly contemplated by this Agreement;

(s) on the date hereof, Captain Vanderperre and Mr. Fred Cheng are the sole directors of each SPV except Shinyo Jubilee Ltd., Shinyo Mariner Ltd., and Shinyo Sawako Ltd. in respect of which on the date hereof Captain Vanderperre and Mr. Fred Cheng are both directors, and provided it is within their ability on the Closing Date, Captain Vanderperre and Mr. Fred Cheng will be directors of each SPV. None of the SPVs have any officers, Employees or Workers. To the Knowledge of the Seller, no dispute in excess of $100,000 exists under any Employment Legislation or otherwise is outstanding between any SPV and any crew on such SPV’s Vessel. No SPV is a party to or bound by any redundancy payment scheme in addition to statutory redundancy pay requirements. No SPV is a party to or bound by any share option, profit sharing, bonus, commission or any other scheme relating to the profit or sales of the SPVs or the Vessel other than profit sharing arrangements under the respective Charters in respect of the Vessels SHINYO KANNIKA and SHINYO OCEAN which have been disclosed on Schedule 11(p);

(t) since the date of the most recent balance sheet included in the Audited Financial Statements, no SPV has incurred any actual, or to the Knowledge of Seller, contingent liability in connection with any termination of employment of its Employees (including redundancy payments) or Workers or to the Knowledge of Seller for failure to comply with any order for the reinstatement or re-engagement of any Employees or Workers;

(u) [intentionally omitted];

(v) true and correct copies of the insurance policies maintained by or on behalf of each SPV as listed in Schedule 11(p) have been provided to the Buyer. Other than as set forth in Schedule 2 of this Agreement, there are no material outstanding claims under, or in respect of the validity of, any of those insurance policies and, to the Knowledge of the Seller, there are no circumstances likely to give rise to any claim under any of those insurance policies, other than in the normal conduct of the Business by the SPVs. To the Knowledge of the Seller, (i) all the insurance policies are in full force and effect, (ii) are not void and (iii) nothing has been done or not done which could make any of them void or voidable;

(w) each SPV currently holds all Permits (except where the failure to have such permits would not reasonably be likely to have a Material Adverse Effect), and to the Knowledge of the Seller all such Permits are in full force and effect. To the Knowledge of the Seller, except for the Arab Boycott Clauses found in certain of the charters, there is no existing practice, action or activity of the Seller, any SPV or their businesses as presently conducted, and no existing condition of the Vessels, which will give rise to any civil or criminal liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law. Since the date of the most recent balance sheet included in the Audited Financial Statements, none of the Seller nor any SPV has received any notice in writing from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law. To the Knowledge of the Seller, each SPV is in all respects in compliance with the requirements of the Permits and no Permit will require the consent of any Governmental Authority upon the consummation of the Sale and Purchase;

(x) there are no pending, and to the Knowledge of the Seller, during the one-year period prior to the Original Agreement Date, there have been no threatened, Environmental Claims against any SPV or any Vessel and, to the Knowledge of the Seller, there are no circumstances with respect to any Vessel or the operation of the Business which could reasonably be anticipated (i) to form the basis of an Environmental Claim against any SPV or any Vessel or (ii) to cause such Vessel to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law;

(y) the name, official number, registered owner, and jurisdiction of registration of each Vessel owned by any SPV is listed in Schedule 11(f) hereto. To the Knowledge of the Seller, each Vessel is operated in material compliance with each Maritime Guideline and all Laws to which it is subject. Each SPV is qualified to own and operate the Vessel owned by it under all applicable Laws (including the Laws of each Vessel’s flag state). Each Vessel is classed by a classification society which is a member of the IACS and is in class and free of overdue recommendations affecting class with all class and trading certificates valid. The Vessels are insured in accordance with customary market practice for vessels of similar age and type and as required by the Carry-Over Financing. To the Knowledge of the Seller, since the date of the most recent balance sheet included in the Audited Financial Statements, the Vessels have not been employed in any trade or business which is unlawful under the laws of any jurisdiction in which such Vessel is registered or trades, or in any manner whatsoever which may render any such Vessel liable to condemnation in a prize court or to destruction, seizure or confiscation;

(z) all of the bank accounts, safe deposit boxes and lock boxes used by each SPV (designating each authorized signatory) are listed in Schedule 11(y). Excepting the authorized signatories, no SPV has granted a power of attorney with respect to such bank accounts to any Person which has not been terminated;

(aa) it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(bb) it has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the acquisition of the Registrable Securities;

(cc) the Registrable Securities being acquired by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, and it has no current specific plan or intention to sell or otherwise dispose of such Registrable Securities;

(dd) it understands that (i) the Registrable Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Registrable Securities must be held indefinitely (subject, however, to the Buyer’s obligation to effect the registration of Registrable Securities in accordance with Section 6 hereof) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) shares of Buyer Common Stock will bear a legend to such effect set forth in Section 6(j) hereof;

(ee) the representations and warranties made by the Seller in this Section 11 are the exclusive representations and warranties made by the Seller and the Seller hereby disclaims any other express or implied representations or warranties;

(ff) the Seller is not aware of any existing facts pertaining to any SPV or the business which could have a Material Adverse Effect and which have not been disclosed to EIAC and the Buyer by the Seller other than normal business or market risks prevailing from time to time;

(gg) no representation or warranty of the Seller in this Agreement, nor any statement or certificate furnished or to be furnished to EIAC or the Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

(hh) during the period the Vessels have been owned by the SPVs, the Vessels have not violated any United Nations or United States of America sanctions applicable to the Vessels at any time;

(ii) Seller has the full power and authority to waive any and all rights of preemption or other restrictions on transfer in respect of the SPV Shares, as provided in Section 3(b) of this Agreement; and

(jj) The aggregate net amount of shareholder loans to the SPVs and inter-company indebtedness between the respective SPVs at the Original Agreement Date and the date of this Agreement is approximately $87,330,000, which shall be satisfied prior to or at Closing.

SECTION 12.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby makes the following representations and warranties to the Seller and EIAC as of the Original Agreement Date and as of the Closing Date (unless otherwise indicated):

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) as of the date of this Agreement and as of the Closing Date, this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by this Agreement do not and will not as of the date of this Agreement and as of the Closing Date (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby;

(d) there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement;

(e) as of the Closing Date, the Buyer will (i) have sufficient cash in immediately available funds to pay the Cash Consideration required to be paid by the Buyer and all of its fees and expenses in order to consummate the Sale and Purchase and (ii) be duly authorized without the consent of any other Person to issue the Stock Consideration, such that upon issuance, such Stock Consideration will be duly and validly issued, fully paid and non-assessable;

(f) the affirmative vote of the holders of a majority of the outstanding shares of Buyer Common Stock is the only vote of the holders of any class or series of equity securities of the Buyer necessary to approve the Merger and the Sale and Purchase;

(g) attached as Schedule 12(g) are a true, correct and complete copy of the Buyer’s Articles of Incorporation and Bylaws;

(h) as of the date hereof and as of the Closing Date immediately prior to the Merger, the Buyer has no shares of common stock or rights or warrants or any other instrument to acquire shares of common stock currently outstanding except as disclosed in Schedule 12(h), which shares of common stock, rights, warrants and instruments are necessary to fulfill its obligations in connection with Merger and the Sale and Purchase;

(i) the Buyer acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the SPVs that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with such Employees and other representatives of the SPVs to discuss the business of the SPVs; the Buyer acknowledges that none of the SPVs, the Seller or any other Person has made any representation or warranty, expressed or implied, as to the SPV Shares, the Vessels or the SPVs furnished or made available to the Buyer and its representatives, except as expressly set forth in Section 11, and neither the Seller nor any other Person (including any officer, director, member or partner of the Seller) shall have or be subject to any liability to the Buyer, or any other Person, resulting from the Buyer’s use of any information, documents or material made available to the Buyer in any confidential information memoranda, “data rooms” (whether electronic or otherwise), management presentations, due diligence or in any other form in expectation of the transactions contemplated hereby; the Buyer acknowledges that, should the Closing occur, the Buyer shall acquire the SPVs and their respective Vessels in class pursuant to the rules of the applicable classification society with no overdue recommendations affecting class, except as otherwise expressly represented or warranted in Section 11 or in the Disclosure Letter; provided, however, that nothing in this Section 12(i) is intended to limit or modify the representations and warranties contained in Section 11 or in the Disclosure Letter; and the Buyer acknowledges that, except for the representations and warranties contained in Section 11 or in the Disclosure Letter, none of the SPVs, the Seller or any other Person has made, and the Buyer has not relied on any other express or implied representation or warranty by or on behalf of the SPVs or the Seller;

(j) save as set out in Schedule 12(j) there are not now in existence any contracts, agreements, or understandings of any nature to which the Buyer is a party or by which it is or may become bound which give rise to any Liabilities which will survive the Merger (except as mutually agreed in writing between Buyer and Seller to effect the Merger and the Sale and Purchase) and become the Liabilities of the Buyer, in whole or in part; Buyer agrees that its Liabilities with respect to the contractual obligations set forth in Schedule 12(j) (other than legal, accounting and auditing fees and expenses) will not exceed $7.15 million in the aggregate and expects legal, accounting and auditing fees and expenses not to exceed $1.25 million in the aggregate; but in the event that Buyer has reason to believe that legal, accounting and auditing fees and expenses will exceed $1.25 million, then Buyer shall notify Seller promptly of the amount by which it expects such Liabilities to exceed $1.25 million; and

(k) no representation or warranty of the Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, or in respect of any filings made or to be made by the Buyer or EIAC with the SEC prior to the Closing, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; provided that nothing in the foregoing representation shall be construed to include any actual untrue statement or actual omission made or incorporated by reference in any filings made or to be made by the Buyer or EIAC with the SEC (i) solely in reliance upon and in conformity with written information furnished to the Buyer or EIAC by the Seller (or any of its representatives) specifically for use therein or (ii) which otherwise relates to Seller, the SPVs, or their businesses (individually and combined), that the Seller has had the opportunity to review and has provided its written consent thereto as provided in Section 5(c) of this Agreement.

SECTION 13.	REPRESENTATIONS AND WARRANTIES OF EIAC.

EIAC hereby makes the following representations and warranties to the Seller and the Buyer as of the Original Agreement Date and as of the Closing Date (unless otherwise indicated):

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) as of the date of this Agreement and as of the Closing Date, this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not as of the date of this Agreement and as of the Closing Date (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby;

(d) there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement;

(e) other than the affirmative vote of the holders of a majority of the shares of common stock voted by the holders of shares issued in the IPO and Initial Private Placement, subject to public stockholders owning less than 30.0% of the total number of shares sold in the IPO and Initial Private Placement exercising their redemption rights (as described in the Prospectus), there is no other shareholder vote of the holders of any class or series of equity securities of EIAC necessary to approve the transactions contemplated hereby to be undertaken by EIAC hereunder;

(f) EIAC acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the SPVs that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with such Employees and other representatives of the SPVs to discuss the business of the SPVs; EIAC acknowledges that none of the SPVs, the Seller or any other Person has made any representation or warranty, expressed or implied, as to the SPV Shares, the Vessels or the SPVs furnished or made available to EIAC and its representatives, except as expressly set forth in Section 11, and neither the Seller nor any other Person (including any officer, director, member or partner of the Seller) shall have or be subject to any liability to EIAC, or any other Person, resulting from EIAC’s use of any information, documents or material made available to EIAC in any confidential information memoranda, “data rooms” (whether electronic or otherwise), management presentations, due diligence or in any other form in expectation of the transactions contemplated hereby; EIAC acknowledges that, should the Closing occur, the Buyer shall acquire the SPVs and their respective Vessels in class pursuant to the rules of the applicable classification society with no overdue recommendations affecting class, except as otherwise expressly represented or warranted in Section 11 or in the Disclosure Letter; provided, however, that nothing in this Section 13(f) is intended to limit or modify the representations and warranties contained in Section 11 or in the Disclosure Letter; and EIAC acknowledges that, except for the representations and warranties contained in Section 11 or in the Disclosure Letter, none of the SPVs, the Seller or any other Person has made, and EIAC has not relied on any other express or implied representation or warranty by or on behalf of the SPVs or the Seller;

(g) save as set out in Schedule 13(g) there are no contracts, agreements, or understandings of any nature to which EIAC is a party or by which it is or may become bound which give rise to any Liabilities which will survive the Merger (except as mutually agreed in writing between Buyer and Seller to effect the Merger and the Sale and Purchase) and become the Liabilities of the Buyer, in whole or in part; Buyer agrees that its Liabilities with respect to the contractual obligations set forth in Schedule 13(g) (other than legal, accounting and auditing fees and expenses) will not exceed $7.15 million in the aggregate and expects legal, accounting and auditing fees and expenses not to exceed $1.25 million in the aggregate; but in the event that Buyer has reason to believe that legal, accounting and auditing fees and expenses will exceed $1.25 million, then Buyer shall notify Seller promptly of the amount by which it expects such Liabilities to exceed $1.25 million;

(h) set out in Schedule 13(h) are all currently outstanding loans made by officers, directors or principal stockholders to EIAC.

(i) as of the date hereof and as of the Closing Date immediately prior to the Merger, EIAC has no shares of common stock or rights or warrants or any other instrument to acquire shares of common stock currently outstanding except as disclosed in Schedule 13(i), which shares of common stock, rights, warrants and instruments represent the fully diluted capitalization of EIAC as of such dates and are necessary to fulfill its obligations in connection with Merger and the Sale and Purchase; and

(j) no representation or warranty of EIAC in this Agreement, nor any statement or certificate furnished or to be furnished to the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, or in respect of any filings made or to be made by EIAC or the Buyer with the SEC prior to the Closing, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; provided that nothing in the foregoing representation shall be construed to include any actual untrue statement or actual omission made or incorporated by reference in any filings made or to be made by the Buyer or EIAC with the SEC (i) solely in reliance upon and in conformity with written information furnished to the Buyer or EIAC by the Seller (or any of its representatives) specifically for use therein or (ii) which otherwise relates to Seller, the SPVs, or their businesses (individually and combined), that the Seller has had the opportunity to review and has provided its written consent thereto as provided in Section 5(c) of this Agreement.

SECTION 14.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER.

The obligation of the Seller to sell and deliver the SPV Shares to the Buyer is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Seller:

(a) Due Authorization, Execution and Delivery. This Agreement shall have been duly authorized, executed and delivered by the Buyer and EIAC, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Seller.

(b) Representations and Warranties. The representations and warranties of the Buyer and EIAC contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date.

(c) Illegality. The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Seller, violate, and shall not subject the Seller or any Seller’s Affiliate or any SPV or Vessel to any material penalty or liability under, any law, rule or regulation binding upon any of them.

(d) No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

(e) Performance of Obligations. EIAC and the Buyer shall have performed all obligations required of them under this Agreement in all material respects.

(f) Merger.

(i) EIAC shall have been merged with and into the Buyer on the terms disclosed in the Merger Proxy, the separate corporate existence of EIAC shall have ceased and the Buyer shall continue as the surviving corporation (the “Surviving Corporation”);

(ii) the Certificate of Incorporation and By-laws of EIAC, as in effect immediately prior to the Effective Time, shall cease and the Articles of Incorporation and Bylaws of the Buyer shall be the Articles of Incorporation and Bylaws of the Surviving Corporation; and

(iii) the board of directors of the Surviving Corporation shall consist of those persons elected to serve as directors in accordance with Section 9.

(g) Shareholder Approval. Each of EIAC and the Buyer shall have received the required affirmative votes from its stockholders in favor of the Merger and the purchase of the SPV Shares as contemplated hereby.

(h) Admission to Listing. The consent to the listing of the securities of the Buyer on the American Stock Exchange at and from the Effective Time shall have been obtained and a copy supplied to Seller.

(i) Opinions of Counsel to Buyer. The Seller shall have received from counsel to Buyer opinions, customary for transactions of the type contemplated by the Merger and the Sale and Purchase, which opinions shall be in form and substance reasonably satisfactory to Seller.

(j) Financing. The Financing shall have been made available to Buyer on the Closing Date.

(k) Market Stand-off Agreement. Prior to the Closing Date, each of the Initial Stockholders, each of the executive officers and directors of the Buyer shall have executed and delivered to the Seller and the Buyer a market stand-off agreement in form and substance reasonably satisfactory to the Seller.

(l) Initial Stockholders. The Seller shall have received the Initial Stockholders’ Undertaking duly executed by the Initial Stockholders, and the Seller and the Initial Stockholders shall have entered into an agreement, in form and substance reasonably satisfactory to the Seller, providing the Seller with a right of first refusal to purchase the Escrow Shares.

(m) Management Agreement. (i) The terms of the Management Agreement shall have been mutually agreed in writing by the Seller, the Buyer and EIAC on or before the date of the filing of the final Merger Proxy with the SEC, (ii) each of Buyer and the Management Company shall have executed the Management Agreement, and the Management Agreement shall be in full force and effect and all conditions to its performance shall have been satisfied on or before the Closing Date, and (iii) any pre-existing contracts of employment between EIAC and any officer, director, or other employee of EIAC and any pre-existing consulting agreement with any consultant to EIAC shall have been terminated without any liability thereunder being transferred to the Buyer in consequence of the Merger, the Sale and Purchase or otherwise.

(n) Assigned Rights. The Seller shall have received documentation evidencing each SPVs assignment of the Assigned Rights.

(o) Termination of Options. Outstanding options to purchase an aggregate of 2,688,750 shares of EIAC common stock granted to Mr. George Sagredos, and outstanding options to purchase an aggregate of 896,250 shares of EIAC common stock granted to Mr. Andreas Theotokis, shall be terminated and cancelled, and upon such termination and cancellation, neither EIAC nor the Buyer will have any further obligation under the corresponding option agreements covering the grants of such options.

(p) Acknowledgment and Agreement. Each of George Sagredos, Marios Pantazopoulos, each holder of EIAC units received in the Initial Private Placement and Robert Ventures Limited shall have executed an Acknowledgment and Agreement.

(q) Officer’s Certificates. Each of the Buyer and EIAC had have delivered to the Seller a certificate, signed by its President, dated as of the Closing Date, certifying the matters set forth in Sections 14(a), (b), (d), (e), (f), (g), (m)(iii), (o) and (s).

(r) Minute Books. The Seller shall have received (i) a copy of the minute books of EIAC and Buyer and stock register of the Buyer, certified by their respective Secretaries or Assistant Secretaries as of the Closing Date and (ii) a copy of the stock register of EIAC, certified by its stock transfer agent as of the Closing Date.

(s) Third Party Approvals. Each of EIAC and Buyer shall have obtained all Third Party Approvals, other than those Third Party Approvals that Seller is obligated to obtain pursuant to Section 15(s) of this Agreement.

SECTION 15.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER AND EIAC.

The obligation of each of the Buyer and EIAC to effectuate the Merger and to purchase the SPV Shares from the Seller is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Buyer and EIAC:

(a) Due Authorization. Execution and Delivery. This Agreement shall have been duly authorized, executed and delivered by the Seller, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Buyer.

(b) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement, as supplemented by the Disclosure Letter(s), shall be true and correct on and as of the date hereof and the Closing Date.

(c) Illegality. The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Buyer and EIAC, violate, and shall not subject the Buyer or EIAC to any material penalty or liability under, any law, rule or regulation binding upon the Buyer or EIAC.

(d) No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

(e) Performance of Obligations. The Seller shall have performed all obligations required of it under this Agreement in all material respects.

(f) Shareholder Approval. Each of the Buyer and EIAC shall have received the required affirmative votes from its stockholders in favor of the Merger and the Sale and Purchase and the SEC shall have declared the Acquisition Registration Statement effective.

(g) Opinion of Counsel to Seller. Buyer and EIAC shall have received from counsel to Seller an opinion, customary for transactions of the type contemplated by the Merger and the Sale and Purchase, which opinion shall be in form and substance reasonably satisfactory to Buyer and EIAC.

(h) Resignations of Directors. Buyer and EIAC shall have received the resignations, effective as of the Closing, of all the directors and officers of each SPV, except for such persons as shall have been designated in writing prior to the Closing by the Buyer to the Seller.

(i) Organizational Documents. Buyer and EIAC shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of each SPV, certified by the appropriate government official in the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five days prior to the Closing Date accompanied, if available, by a certification by the appropriate government official that each such entity is validly existing and in good standing under the laws of the jurisdiction of its incorporation and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of each SPV, certified by a Director of each such entity.

(j) Minute Books. Buyer and EIAC shall have received a copy of the minute books and stock register of each SPV, certified by their respective Secretaries or Assistant Secretaries as of the Closing Date.

(k) Vessel Management Agreements. All management agreements and submanagement agreements that any SPV is party to or relating to any Vessel will be terminated on or prior to the Closing Date and new management agreements will be entered into as required by Section 9(c) of this Agreement.

(l) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate have, or might reasonably be expected to have, a Material Adverse Effect.

(m) SOC Escrow Agreement. The Seller, the Buyer and the Escrow Agent shall have executed the SOC Escrow Agreement (unless such execution is not required pursuant to Section 3(c)(ii)).

(n) Management Agreement. The terms of the Management Agreement shall have been mutually agreed in writing by the Seller, the Buyer and EIAC and on or before the date of the filing of the final Merger Proxy with the SEC and each of Buyer and the Management Company shall have executed the Management Agreement on or before the Closing Date.

(o) Transcripts of Register. The Buyer and EIAC shall have received a Transcript of Register dated as of the Closing Date issued by the Hong Kong Shipping Registry evidencing each Vessel duly registered in the ownership of the relevant SPV free from any and all registered Liens except Permitted Liens;

(p) Classification Status. The Buyer and EIAC shall have received a certificate issued by the Classification Society of each Vessel dated as of the Closing Date stating that such Vessel maintains its class free of overdue recommendations affecting class.

(q) Insurances. The Buyer and EIAC shall have received evidence that each Vessel is properly insured in accordance with customary market practice for vessels of similar age and type and as required by the Carry-Over Financing.

(r) SPV Share Ownership. The Seller and/or JVCo shall own all of the issued and outstanding ordinary shares of each SPV, free and clear of all Liens other than Liens created by the Carry-Over Financing.

(s) Third Party Approvals. The Seller shall have obtained all Third Party Approvals and the consent or waiver of any party to a Carry-Over Financing, to the extent such consent or waiver is necessary to continue the financing arrangements thereby upon the consummation of the transactions contemplated hereby.

(t) Officer’s Certificates. Seller shall have delivered to each of EIAC and Buyer a certificate, signed by a Director, dated as of the Closing Date, certifying the matters set forth in Sections 15(a), (b), (d), (e), (k), (l) (to the Knowledge of Seller), (s) and (u).

(u) Seller Closing Conditions. All of the conditions set forth in Section 14 (other than Section 14(f)(ii)) shall have been met.

(v) Assumption of Liabilities. The Buyer shall have received documentation evidencing the Seller’s Assumption of Liabilities.

(w) Financing. The Financing shall have been made available to Buyer on the Closing Date.

(x) Financing Private Placement. Seller shall have purchased or agreed to purchase at and subject to Closing the Financing Private Placement Units issued in the Financing Private Placement. Notwithstanding the foregoing, the number of Financing Private Placement Units actually purchased shall not exceed $50 million, and shall be the actual amount as is necessary to meet any capital threshold requirements of the Financing referred to in (x) immediately above.

SECTION 16.	FURTHER ASSURANCES AND OTHER MATTERS.

(a) Each of the Seller, the Buyer and EIAC agrees, upon the request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, promptly to take and forbear from all such action, and to obtain all approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary or reasonably appropriate in order to effect the Merger and the Sale and Purchase and to more effectively confirm or carry out the provisions of this Agreement and the other documents entered into in connection herewith.

(b) Seller shall cooperate with and assist EIAC and Buyer in the preparation of the Merger Proxy and other documents required in connection therewith, which cooperation and assistance shall include, but not be limited to, providing appropriate representation letters, preparing and reviewing explanations and descriptions of Seller’s business and making available Seller’s financial and business information required to be included in the Merger Proxy pursuant to the rules and regulations under the Securities Act (including such additional audited and unaudited financial statements for each SPV and other related information with respect to any required periods (including the related Management’s Discussion and Analysis of Financial Conditions), provided that any financial statements and other related information shall be prepared at the sole cost of EIAC and the Buyer).

(c) Seller will review the Merger Proxy and other documents required in connection therewith to assist EIAC and Buyer in their confirmation processes with respect to information that Seller has provided, and will further permit EIAC and Buyer to have access to such information as, in Buyer’s discretion, Buyer deems necessary to ensure that the Merger Proxy, Acquisition Registration Statement and Resale Registration Statement, as the case may be, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

(d) Seller on behalf of itself and the SPVs hereby agrees that, except for any expenses which EIAC and/or the Buyer has agreed to pay under the terms of this Agreement on the earlier of the termination of this Agreement under Section 20 and the Closing Date, neither it nor any of the SPVs shall have any right, title, interest or claim of any kind (each, a “Trust Fund Claim”) in or to any monies that were at any time retained in the trust fund (the “Trust Fund”) established by EIAC for the benefit of the public stockholders and the underwriters of the IPO and hereby waive any Trust Fund Claim against any such monies which it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with EIAC and will not for any reason whatsoever seek recourse against the monies that are retained in the Trust Fund for such purposes. The obligations arising under this Section 16(d) shall survive the termination of this Agreement.

SECTION 17.	INDEMNITIES.

(a) Subject to the terms and conditions of this Section 17 and the Closing having occurred, and notwithstanding anything to the contrary contained in this Agreement, the Seller hereby agrees to indemnify, defend and hold harmless the Buyer Indemnitees from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Buyer Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement, any Exhibits, Schedules or any certificate delivered by the Seller to the Buyer pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii) the non-fulfillment or breach of any agreement, covenant or undertaking of the Seller or any SPV contained in this Agreement or any Ancillary Agreement;

(iii) any Liability (other than the Carry-Over Financing) of an SPV attributable to the operations or actions of any SPV or the Seller occurring on or prior to the Closing Date; or

(iv) Disclosed Legal Proceedings.

(b) The Buyer shall notify the Seller of any Claim for which the Seller may have an indemnification liability under this Agreement as soon as reasonably possible, giving reasonable details, provided, however, that the failure to give such timely notice shall not affect the Buyer’s rights to indemnification hereunder, except to the extent the Seller is actually prejudiced by such failure. In the event of a Third Party Claim, the Seller shall have 30 days after the receipt of such notice to elect to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the Buyer shall cooperate with the Seller in connection therewith; provided that:

(i) the Seller acknowledges and agrees in writing that the indemnification provisions of this Section 17 apply to such Third Party Claim;

(ii) the Seller shall permit the Buyer to participate in such settlement or defense through counsel chosen by the Buyer, provided that the fees and expenses of such counsel shall be borne by the Buyer;

(iii) the Seller shall keep the Buyer advised as to the current status and progress of such settlement or defense;

(iv) the Seller shall not, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), settle or compromise any such Third Party Claim or consent to the entry of any order, judgment, injunction, or consent decree in respect to such Third Party Claim; and

(v) nothing herein shall require the Buyer to consent to any such settlement or compromise or to the entry of any order, judgment, injunction or consent decree which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Buyer a release from all liability in respect to such Third Party Claim or which affects the ability of the Buyer or any SPV to conduct its business operations after the date thereof.

So long as the Seller is diligently contesting any such Third Party Claim in good faith (and is otherwise complying with the conditions in the preceding sentence), the Buyer shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Buyer shall have the right to pay or settle any Third Party Claim, provided that in such event it shall waive any right to indemnity therefor by the Seller. If the Seller does not notify the Buyer within 30 days after the receipt of the Buyer’s written notice of a Third Party Claim that it elects to undertake the defense thereof (or does not otherwise comply with the conditions set forth in this Section 17(b)), the Buyer shall have the right to contest, settle or compromise the Third Party Claim in the exercise of its reasonable judgment at the expense of the Seller.

(c) Seller’s indemnity shall include all Losses arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments made by Third Parties whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any Buyer Indemnitee may be entitled to indemnification pursuant to this Section 17, any Losses recoverable in respect of a breach of representation or warranty contained in this Agreement that is qualified by a term or terms such as “material” or “materially,” or any equivalent qualification shall include all Losses that are recoverable in respect of such breach, and not only the “material” Losses or the Losses that relate to the part which is “material.” Any Buyer Indemnitee seeking indemnification under this Agreement shall take and shall cause its Affiliates and their respective directors and officers to take all commercially reasonable steps to mitigate the amount of any Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach or inaccuracy which gives rise to such Losses.

(d) The parties hereto acknowledge and agree that the remedies provided for in this Section 17 shall be their sole and exclusive remedy with respect to any Claims under this Agreement, except in respect of Taxes. The Buyer’s rights and remedies under this Section 17 or any other provision of this Agreement shall not exclude or limit any other remedies that may be available to it under any applicable law, such as (without limitation) the right to apply to a court of competent authority in any jurisdiction for relief by way of injunction or restraining order or the right to seek specific performance of this Agreement.

(e) To the extent that a Claim indemnified by Seller under this Agreement is in effect paid in full (or if payment of such Claim is otherwise provided for to the reasonable satisfaction of the Buyer Indemnitee) by the Seller, the Seller (as the case may be) shall, to the extent permitted by law, be subrogated to the rights and remedies of the Buyer Indemnitee on whose behalf such Claim was paid or provided for (including the rights of such Buyer Indemnitee under its insurance) with respect to the transaction or event giving rise to such Claim. Should the Buyer Indemnitee receive any refund, reimbursement or other payment, in whole or in part, with respect to any Claim paid by or on behalf of Seller, such Buyer Indemnitee shall promptly pay the amount so received (but not an amount in excess of the amount Seller has paid or caused to be paid in respect of such Claim) plus interest thereon to the extent that such amount reimbursed included such interest less any Taxes (net after adjustment) as may be required to be paid with respect to such reimbursed amount.

(f) [Intentionally omitted].

(g) Seller shall have no liability (for indemnification or otherwise) with respect to any Claim under this Agreement (except in respect to Taxes):

(i) until the total of all Losses with respect to such matters exceeds $5,000,000, after which Seller must indemnify the Buyer Indemnitees for the full amount of such Losses from the first dollar of such Losses; or

(ii) made after the First Anniversary.

(h) Seller’s aggregate liability (for indemnification or otherwise, except in respect of Taxes) with respect to Claims under this Agreement shall not exceed $25,000,000; provided that the limitation provided under this subclause (h) shall not apply to Claims made after the Closing arising under Section 11(a), (b), (d), (e), (f) and (i) of this Agreement or related thereto or Claims resulting from or due to fraud.

SECTION 18.	TAX RETURNS AND PRE-CLOSING TAXES AND STRADDLE PERIOD TAXES

(a) Notwithstanding any provision of this Agreement to the contrary, all rights and remedies of the parties relating to Pre-Closing Taxes and Straddle Period Taxes, Losses arising from such Taxes and any other matter relating to such Taxes are set forth exclusively in this Section 18. The sole remedies, rights of payments and damages available with respect to such Taxes, Losses arising from such Taxes and any other matter relating to such Taxes are those set forth in this Section 18.

(b) The Seller shall be liable for, and, subject to the provisions of this Section 18, shall pay, indemnify and hold harmless the Buyer Indemnitees, on an after-tax basis, against any and all Pre-Closing Taxes and any Losses arising from Pre-Closing Taxes. Seller shall be liable for, and subject to the provisions of this Section 18, shall pay, indemnify and hold harmless the Buyer Indemnitees, on an after-tax basis, against Seller’s Portion of any Straddle Period Taxes (including any amounts paid to Seller under Section 18(j)) in excess of the Reserved Tax Liability and any Losses arising therefrom.

(c) The Seller shall have exclusive authority subject to the provisions of this Section 18 to prepare and file or cause to be prepared and filed all Pre-Closing Tax Returns for each SPV, including any Estimated Tax Returns due on or prior to the Closing Date.

(d) The Seller shall prepare and duly and timely file or cause to be prepared and duly and timely filed all Pre-Closing Tax Returns for all SPVs. Each such Tax Return shall be true, correct and complete, shall be prepared in the same manner as the Tax Returns of the SPVs for the immediately preceding taxable year or period, and shall not make, amend or terminate any election without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed). The Seller shall duly and timely pay the Tax shown to be due on each such Tax Return. Promptly after the filing of each such Tax Return, Seller shall provide Buyer with a copy of the Tax Return, together with proof of the payment of the Tax shown thereon to be due.

(e) The Buyer shall prepare (in accordance with the past practices of the relevant SPV, except to the extent required by law) the initial draft of all Straddle Period Tax Returns (other than Estimated Tax Returns due on or prior to the Closing Date) of each of the SPVs and shall submit such Tax Returns, along with a calculation of the Seller’s Portion of any Straddle Period Taxes relating to such Tax Returns (net of the Reserved Tax Liability for the relevant SPV and net of any Prepaid Taxes related to such Straddle Period Taxes), to the Seller for its approval no later than thirty (30) days prior to the due date thereof. No later than ten (10) days after the receipt of such Tax Return from the Buyer, the Seller shall notify the Buyer of any reasonable objections the Seller may have to items set forth in such draft Tax Returns and/or the calculation of the Sellers Portion of Straddle Period Taxes for which the Seller is responsible. The Buyer and Seller agree to consult and resolve in good faith any such objections, it being understood and agreed that in the absence of any such resolution, any and all such objections shall be in a manner consistent with the past practices with respect to such items unless otherwise required by law.

If the Seller and the Buyer cannot resolve any and all objections by the fifteenth (15th) day prior to the due date of the Straddle Period Tax Returns that are the subject of the dispute, the issue involved shall be submitted to an independent public accounting firm acceptable to both the Seller and the Buyer; provided, however, that if the dispute or disagreement involves a matter of legal interpretation, then upon the written consent of both parties (which shall not be unreasonably withheld or delayed by either of them), such dispute shall be resolved by such independent public accounting firm, provided that in the absence of such written consent, such independent accounting firm shall select an outside attorney (1) experienced in the relevant tax law and (2) mutually acceptable to the Seller and the Buyer (which acceptance shall be in writing and shall not be unreasonably withheld or delayed by either of them) to resolve such dispute or disagreement. If the Seller and the Buyer cannot agree on an independent public accounting firm, the first Big Four Public Accounting Firm (on an alphabetical basis) that is not currently serving as the auditor of the Seller or the Buyer shall be selected to resolve the dispute. The Seller and the Buyer shall provide all necessary information to the independent accounting firm (or any outside attorney selected by such accounting firm), and shall instruct the independent accounting firm (or outside attorney selected by such accounting firm) to resolve the dispute, to the extent reasonably possible, no later than five 5 days prior to the due date of such Tax Returns. The decision of the independent public accounting firm (and any outside attorney selected by such accounting firm) in resolving the dispute shall be final and binding. The fees and expenses incurred with respect to the independent public accounting firm resolving the dispute shall be allocated fifty percent (50%) to the Seller and fifty percent (50%) to the Buyer. All other fees and expenses incurred in resolving the dispute shall be borne by the party hereto that incurs such fees and expenses.

Not later than three (3) days prior to the due date of the Straddle Period Tax Returns, the Seller shall pay to the Buyer the Seller’s Portion of Straddle Period Taxes in respect to such Tax Returns if such calculation shall not then be in dispute, provided that if any amount involved in such calculation shall then be in dispute under the provisions of the preceding paragraph, Seller shall pay to Buyer the amount in dispute, upon receipt of a written acknowledgement by the Buyer that it will repay to Seller any such amount promptly after a determination pursuant to the provisions of the preceding paragraph that Seller does not owe such amount.

(f) For purposes of this Agreement, Taxes related to a Straddle Period shall be apportioned to the Seller (“Seller’s Portion”) for the period up to and including the close of the Closing Date and to the Buyer (“Buyer’s Portion”) for the period subsequent to the Closing Date, determined as follows:

(i) in the case of real property and personal property Taxes on a per-diem basis; and

(ii) otherwise, as determined from the books and records of the relevant SPV as though the taxable year of the SPV had terminated as of the close on the Closing Date but apportioning any annual exemption amount based on the relative number of days in the portion of the Straddle Period through and including the Closing Date and in the balance of the Straddle Period.

For avoidance of doubt, Seller’s Portion of any Straddle Period Taxes shall be determined without regard to any Prepaid Taxes or Reserved Tax Liability.

(g) The Buyer shall have exclusive authority to prepare and file or cause to be prepared and filed all Tax Returns for all SPVs for all tax reporting periods that begin on or after the Closing Date. Notwithstanding any provision of this Agreement to the contrary, Buyer or any of its nominated subsidiaries also shall have exclusive authority to make a Section 338 Election in respect to the acquisition of the SPV Shares hereunder and to prepare and file or cause to be prepared and filed all Tax Returns in connection therewith.

(h) The Seller and the Buyer agree that Tax Returns that would otherwise be filed for tax periods that begin on or prior to the Closing Date and which would otherwise end after the Closing Date will reflect a short taxable year for any SPV ending on the Closing Date in any federal, state, local or foreign taxing jurisdiction in which such tax year is allowed by administrative practice, whether or not required by law.

(i) Each of the Buyer and Seller shall bear all costs incurred in preparing and filing the Tax Returns that such party is responsible to prepare and file under this Agreement.

(j) To the extent that the Reserved Tax Liability shall exceed the Seller’s Portion of the Straddle Period Taxes (as determined under this Section 18), the Buyer shall pay the Seller such excess at the same time as the related Straddle Period Tax Return is filed.

(k) The Buyer shall promptly notify the Seller in writing upon receipt by the Buyer or any Affiliate of the Buyer (including any SPV) of any communication with respect to any Tax Matter (or pending or threatened Tax Matter) relating to any Tax period beginning before the Closing Date. The Buyer shall include with such notification a complete copy of any written communication received by the Buyer or any affiliate of the Buyer in respect of such Tax Matter.

(l) The Seller shall have the sole right to represent the interests of the any SPA, and the right to employ counsel of its choice at its expense and to make decisions with respect to negotiation, contest or settlements in any Tax Matter relating to any Pre-Closing Tax Returns for any SPV, provided that (i) the Seller acknowledges and agrees in writing that the indemnification provisions of this Section 18 apply to the Pre-Closing Taxes in dispute, (ii) the Seller shall permit the Buyer to participate in such settlement or defense through counsel chosen by the Buyer and at the Buyer’s expense, (iii) Seller shall keep the Buyer advised as to the current status and progress of such settlement or defense, and (iv) the Seller shall not, without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed) settle or compromise any such Tax Matter if any such settlement or compromise could affect any tax period other than a Pre-Closing Tax Period.

(m) The Buyer and Seller shall jointly represent the interests of any SPV, and shall jointly employ counsel mutually agreed in writing (with expenses divided in the proportions that the Seller’s Portion and the Buyer’s Portion are of the relevant Straddle Period Tax) and shall jointly make decisions with respect to negotiation, contest or settlements in any Tax Matter related to any Straddle Period Tax Return.

(n) Beginning on the Closing Date, each of the Seller and the Buyer, on behalf of itself and each Affiliate, respectively, agrees to use good faith efforts to provide the other party hereto with such cooperation or information as such other party hereto reasonably shall request in connection with the determination of any payment or any calculations described in this Agreement and the preparation or filing of any Pre-Closing Tax Return or Straddle Period Tax Return. Such cooperation and information shall include preparing and submitting to the Seller (in a time frame consistent with past practice), at Buyer’s expense (other than Out-of-Pocket Expenses, which shall be paid by the Seller) all information within the control or possession of Buyer, any SPV or any Affiliate of any of them that the Seller shall reasonably request, in such form as the Seller shall reasonably request, to enable the Seller to prepare any Tax Returns required to be filed by the Seller pursuant to this Section 18.

(o) Any request for information or documents pursuant to this Section 18 shall be made by the requesting party in writing. The other party hereto shall use reasonable efforts to promptly provide the requested information. Except as otherwise provided in this Agreement, the requesting party shall reimburse the other party for any Out-of-Pocket Expenses incurred by such party in connection with providing any information or documentation pursuant to this clause (o). Upon reasonable notice, each of the Seller and the Buyer (at its own expense other than Out-of-Pocket Expenses, which will be paid by the Seller) shall make its, or shall cause its Affiliates, as applicable, to make their, employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under this provision shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Tax Returns or in conducting any Tax Matter.

(p) For at least three (3) years following the Closing Date, each party hereto will retain such records, documents, accounting data and other information (including computer data) in its possession in the ordinary course of business reasonably necessary for (i) the preparation and filing of all Pre-Closing Tax Returns and Straddle Period Tax Returns required to be filed by, on behalf of, or with respect to another party hereto, and (ii) any Tax Matters relating to such Pre-Closing Tax Returns, Straddle Period Tax Returns, or to any Pre-Closing Taxes payable by, on behalf of, or with respect to, another party hereto.

SECTION 19.	CONFIDENTIALITY AND ANNOUNCEMENTS.

(a) The parties to this Agreement agree that the existence and terms of this Agreement are strictly confidential and further agree that they and their respective representatives shall not disclose to the public or to any third party the existence or terms of this Agreement or any other Confidential Information (as defined below) other than with the express prior written consent of the other party, except as may be required by applicable law, rule or regulation, or at the request of any Governmental Authority having jurisdiction over such party or any of its representatives, control persons or affiliates, including, without limitation, the rules and regulations of the SEC, the American Stock Exchange, or the NASD, or as may be required to defend any action brought against such person in connection with the transactions contemplated by this Agreement.

(b) Notwithstanding the above, the Seller hereby consents to the filing by EIAC of a current report on Form 8-K with the SEC announcing the transaction contemplated by this Agreement upon the execution of this Agreement in such form as shall be agreed between EIAC and the Seller before the execution of this Agreement.

(c) Any other press release or other public announcement by the Seller or EIAC or their respective representatives relating to the transactions contemplated by the Agreement shall be agreed between EIAC and the Seller prior to the public release or dissemination of same (such agreement not to be unreasonably withheld or delayed).

(d) For the purposes of this Section 19, “Confidential Information” means any information relating to EIAC, the Buyer, the Seller, the SPVs, their directors, officers, representatives, employees, agents or advisers obtained whether before or after the date of this Agreement in any form from or pursuant to discussions with EIAC, the Buyer, the Seller, the SPVs, or any of their directors, officers, representatives, employees, agents or advisers unless it is publicly known either at the date of the disclosure or at any time thereafter (other than by breach of this Agreement).

SECTION 20.	TERM AND TERMINATION.

(a) This Agreement shall terminate and be of no further force and effect upon the earlier to occur of:

(i) satisfaction of all obligations of all parties to this Agreement;

(ii) from and after May 14, 2008 (or such later date as determined by clause (b) below), mutual agreement in writing of the Seller and EIAC acting in good faith that the market has not reacted favorably to the transactions contemplated hereby (which may be determined by, among other things, average stock and warrant prices of EIAC over a 20 day period), such mutual agreement not be unreasonably withheld;

(iii) in the event that the SEC has not cleared the Merger Proxy by July 21, 2008, notice by Seller to EIAC and Buyer that it has elected unilaterally to terminate this Agreement;

(iv) in the event Captain Vanderperre and Mr. Fred Cheng are not appointed to the respective offices of Buyer set forth in Section 9(a) hereof, notice by Seller to EIAC and Buyer that it has elected unilaterally to terminate this Agreement; and

(v) in the event that the Seller fails to obtain the Financing on or before December 17, 2007, by notice of Seller to EIAC and Buyer, or notice of Buyer and EIAC to Seller.

(b) In the event the Audited Financial Statements and the Interim Financial Statements have not been prepared and delivered to EIAC by December 14, 2007, then the May 14, 2008 date referred to in Section 20(a) above shall be extended for the greater of (i) such period of time as shall equal the difference between December 14, 2007 and the date on which such financial statements (or the financial statements for a subsequent reporting period, in the event that the Interim Financial Statements are stale and cannot be used in the Merger Proxy) have been delivered to EIAC for inclusion in the Merger Proxy, and (ii) 15 calendar days.

(c) Notwithstanding anything to the contrary set forth in this Agreement, Sections 17 and 19 hereof shall survive the termination of this Agreement and remain in full force and effect.

SECTION 21.	MISCELLANEOUS.

(a) Notices. All notices provided hereunder shall be given in writing and either delivered personally or by courier service or by facsimile transmission,

if to the Buyer, to:
ENERGY INFRASTRUCTURE MERGER CORPORATION
c/o V&P Law Firm
15, Filikis Eterias Sq.,
106 73 Athens,
Greece
Attention: John Papapetros, Esq.
Fax No: 30 210 723 1462

if to EIAC, to:

ENERGY INFRASTRUCTURE ACQUISITION CORP.
1105 North Main Street
Suite 1300,
Wilmington, Delaware 19081
Attention: Ms. Susan Dub
Fax No: (302) 651-8423

or

ENERGY INFRASTRUCTURE ACQUISITION CORP.
Athens Office
1 Zissimopoulou + Poseidonos Ave.
GR-16674 Glyfada
Athens
Attention: Mr. Marios Pantazopoulos
Fax No: +30 210 89 83 929

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10021
Attention: Mitchell Nussbaum, Esq.
Fax No: (212) 407-4990

if to the Seller to:

VANSHIP HOLDINGS LIMITED
C/o Univan Ship Management Limited
Suite 801 Asian House
1 Hennessy Road, Wanchai
Hong Kong
Attention: Captain C.A.J. Vanderperre
Fax No: (+852) 2861 0742

with a copy (which shall not constitute notice) to:

Watson, Farley & Williams (New York) LLP
100 Park Avenue, 31st Floor
New York, NY 10017
Attention: Daniel C. Rodgers, Esq.
Fax No: (212) 922-1512

or to such other address as the parties shall from time to time designate in writing. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the third Business Day after delivery to the overnight courier.

(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

(c) Arbitration. Any controversy or claim arising out of or in conjunction with this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect in the State of New York and judgment upon such award rendered by the arbitrator shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction thereof. The arbitration shall be held in the State of New York, New York County or such other location as is mutually agreed in writing before a panel of three (3) arbitrators, one selected by Seller, one selected jointly by Buyer and EIAC, and the third by the two (2) so chosen. The arbitration award shall include attorneys’ fees and costs to the prevailing party.

(d) Survival. (i) All representations and warranties contained herein, as made, when made, shall survive the Closing (unless the damaged party knew of any misrepresentation or breach of warranty at the time of Closing, other than in the case of fraud); and (ii) Sections 6 and 9(d) hereof shall survive the Closing.

(e) Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) No Trading. From the date of this Agreement, neither the Seller nor any Seller’s Affiliate, their respective officers, directors, employees, agents or representatives shall use any material non-public information of EIAC (including the existence and terms of this Agreement) to purchase, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any securities of EIAC.

(h) Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by any of the Seller, the Buyer or EIAC from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties hereto.

(i) Expenses. Each party shall be responsible for its own expenses in connection with the preparation, negotiation, execution and delivery of this Agreement, provided that the costs of preparing the Audited Financial Statements and the Interim Financial Statements and the costs of Seller's counsel shall be borne by Seller and, together with any costs of counsel to EIAC, Buyer or the lending parties in respect of the Financing advanced by Seller, shall be reimbursed by Buyer and/or EIAC to Seller, upon the earlier of termination of this Agreement pursuant to Section 20 and the Closing, and the cost of any other audited or interim financial statements requested by SEC shall be borne by EIAC. Any stamp duties or other transfer or similar Taxes payable to any Governmental Authority in relation to the transfer of the SPV Shares to the Buyer shall be borne by the Buyer. No broker, agent, finder, consultant or other person or entity is entitled to be paid based upon any agreement made by any party in connection with any transaction contemplated hereby other than (i) Fortis Securities LLC, which Seller shall have the obligation to compensate (provided that on the Closing Date the Buyer shall issue to Fortis Securities LLC 200,000 shares of Buyer Common Stock (such shares forming part of the Stock Consideration) in partial satisfaction of the fees of Fortis Securities LLC)), and (ii) Maxim Group LLC and Investment Bank of Greece, which EIAC shall have the sole obligation to compensate. Each party shall indemnify the other for any claim by any third party to such payment.

(j) Execution in Counterparts. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

(k) Entire Agreement. This Agreement and the other documents referred to herein or therein, on and as of the date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof, and all prior understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter (including, without limitation, the Memorandum of Understanding) are hereby superseded in their entirety.

(l) Exhibits and Schedules. The exhibits attached hereto or any schedules referenced in this Agreement are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

(m) Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns; provided, that, except for permitted transferees of Registrable Securities, who shall be entitled to the benefits of Section 6 hereof, none of the Buyer, the Seller or EIAC may assign any of its obligations hereunder without the prior written consent of the other party or parties (as the case may be).

(n) Non Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall neither constitute a waiver of such provision nor prejudice the right of any party hereto to enforce such provision at any subsequent time.

(o) Rights Against JVCo Shareholders. Each of EIAC and the Buyer hereby waive any right or cause of action it may have against any shareholder in JVCo other than Seller in respect of or arising from the Merger, the Sale and Purchase and/or any other transaction contemplated in connection therewith by this Agreement.

(p) Acknowledgement of Prior Agreements. Buyer hereby acknowledges (i) that certain Registration Rights Agreement between EIAC and the Initial Stockholders dated as of July 17, 2006 ("Registration Rights Agreement") and (ii) that certain Subscription Agreement dated as of January 2, 2006, by and between the Company and George Sagredos, as amended, as subsequently assigned to Energy Corp. ("Initial Private Placement Subscription Agreement"), and hereby confirms such agreements and that upon the Merger agrees to honor and be bound by the obligations of EIAC under each such agreement, in accordance with the terms thereof, as if it were originally a party thereto.

(q) Filing of Merger Proxy. Each of Seller, EIAC and Buyer agree to perform their respective best reasonable efforts in order that the preliminary filing of the Merger Proxy is made with the SEC no later than December 21, 2007.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ George P. Sagredos
Name: George P. Sagredos
Title: President & Chief Operating Officer

ENERGY INFRASTRUCTURE MERGER CORPORATION

By:	/s/ George P. Sagredos
Name: George P. Sagredos
Title: President

VANSHIP HOLDINGS LIMITED

By:	/s/ Captain C.A.J. Vanderperre
Name: Captain C.A.J. Vanderperre
Title: Director

The following schedules to the Share Purchase Agreement have been omitted in accordance with the Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Schedule 1 -	Carry-Over Financing

Schedule 2 -	Legal Proceedings

Schedule 11(c) -	Required Consents

Schedule 11(d) -	Ownership of SPV Shares

Schedule 11(f) -	Vessels

Schedule 11(g) -	Governmental Actions

Schedule 11(j) -	Tax sharing or allocation agreements

Schedule 11(p) -	Material Contracts

Schedule 11(q) -	Defaults; Breaches of Material Contracts

Schedule 11(r) -	Business Conduct

Schedule 11(z) -	Bank Accounts

Schedule 12(g) -	Buyer’s Corporate Documents

Schedule 12(h) -	Buyer’s outstanding shares of common stock, rights and warrants

Schedule 12(j) -	Buyer’s Contractual Liabilities

Schedule 13(g) -	EIAC’s Contractual Liabilities

Schedule 13(h) -	EIAC’s insider loans

Schedule 13(i) -	EIAC’s outstanding shares of common stock, rights and warrants and shares outstanding on a fully diluted basis

Appendix B

AGREEMENT AND PLAN OF MERGER
BETWEEN
A Delaware Domestic Corporation
AND
A Marshall Islands Corporation

This Agreement and Plan of Merger (this “Agreement”) made and entered into on this ______ day of __________, 2008, by and between Energy Infrastructure Acquisition Corp., a Delaware corporation (“EIAC”) and Energy Infrastructure Merger Corporation, a Marshall Islands corporation (“MergerCo,” together with EIAC, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, EIAC is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on 11th August 2005, the first amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 6th February 2006, the second amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 6th June 2006, and the third amended and restated Certificate of Incorporation of EIAC having been filed with the Secretary of State on 10th July 2006; and

WHEREAS, MergerCo is a corporation organized and existing under the laws of the Republic of the Marshall Islands, its Articles of Incorporation having been filed in the Office of the Registrar of Corporations (the “Registrar”) of the Republic of the Marshall Islands on 30th November 2007; and

WHEREAS, the aggregate number of shares which EIAC has authority to issue is Ninety Million (90,000,000), of which Eighty-Nine Million (89,000,000) are common shares, par value $0.0001, and One Million (1,000,000) are Preferred Stock, par value $0.0001, of which 21,750,398 shares of common stock are issued and outstanding;

WHEREAS, the aggregate number of shares which MergerCo has authority to issue is One Hundred Twenty Million (120,000,000), of which One Hundred Nineteen Million (119,000,000) are common shares, par value $0.0001, and One Million (1,000,000) are Preferred Stock, par value $0.0001, of which 100 shares of common stock are issued and outstanding and have all voting power; and

WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that EIAC be merged with and into MergerCo (the “Merger”) on terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Delaware and the Republic of the Marshall Islands, respectively, which permit such Merger;

NOW, THEREFORE, in consideration for the premises and of the agreements, covenants and provisions hereinafter contained, the Constituent Corporations, by their respective Board of Directors, have agreed and do hereby agree, each with the other as follows:

'

ARTICLE I

Principal Terms of Merger

Merger. The Constituent Corporations shall be merged into a single corporation, in accordance with the applicable provisions of the laws of the Republic of the Marshall Islands and the State of Delaware, by EIAC merging with and into MergerCo, which shall be the surviving corporation (the “Surviving Corporation”).

Effective Time of Merger. The Merger shall be effective as of the completion of all filing requirements specified in Sections 6.03 and 6.04 of this Agreement, and such date and time is hereinafter referred to as the “Effective Time”.

ARTICLE II

Articles of Incorporation, Bylaws and Directors

Articles of Incorporation. The Articles of Incorporation of MergerCo, in effect at the Effective Time and in the form attached hereto as Exhibit A, shall be the Articles of Incorporation of the Surviving Corporation, to remain unchanged until amended as provided by law.

Bylaws. The Bylaws of MergerCo in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended as provided by law.

Directors. At the Effective Time, the number of directors of MergerCo shall be nine, and the names, and respective classes of the directors who shall act until their successors are duly elected and qualified are:

Name	Position
Captain Charles Arthur Joseph Vanderperre	Chairman of the board of directors and Class C Director
Fred Cheng	Class C Director
Marios Pantazopoulos	Class A Director
Christoph Widmer	Class B Director
Class A Director
Class A Director
Class B Director
Class B Director
Class C Director

ARTICLE III

Conversion of Securities

The manner of converting the outstanding shares of each of the Constituent Corporations shall be as follows.

Conversion of EIAC Shares. At the Effective Time, each share of the EIAC common stock issued and outstanding immediately prior to the Effective Time shall be converted automatically into one share of the Surviving Corporation common shares (the “Conversion Ratio”), subject to any adjustments made pursuant to Section 3.05 hereof. At the Effective Time, all such shares of EIAC common stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. Each certificate previously evidencing EIAC common stock shall be exchanged for a certificate representing such number of shares of the Surviving Corporation common shares calculated by multiplying the Conversion Ratio by the number of shares of EIAC common stock previously evidenced by the canceled certificates upon the surrender of such certificate.

Conversion of Stock Rights. At the Effective Time the options, warrants and other rights to purchase EIAC common stock (collectively, “EIAC Stock Rights”) then outstanding shall be converted into one substantially equivalent option, warrant or other right to purchase the Surviving Corporation common shares (collectively, the “Surviving Corporation Share Rights”), except that (i) each of the Surviving Corporation Share Rights will be exercisable for that number of whole shares of the Surviving Corporation common shares equal to the product of the number of shares of EIAC common stock that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by the Conversion Ratio and rounded down to the nearest whole number of shares of the Surviving Corporation common shares, and (ii) the per share exercise price for the shares of the Surviving Corporation common shares issuable upon exercise of such Surviving Corporation Share Rights will be equal to the quotient determined by dividing the exercise price per share of EIAC common stock at which each such option or warrant was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded down to the nearest whole cent. At the Effective Time, the EIAC Stock Rights shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

Cancellation of EIAC Shares. At the Effective Time, all shares of EIAC common stock that are owned by EIAC as treasury stock and each share of EIAC common stock owned by any direct or indirect wholly owned subsidiary of EIAC immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

Cancellation of MergerCo Shares. At the Effective Time, the one hundred issued and outstanding shares of MergerCo common stock held by EIAC immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

Conversion Ratio Adjustments. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MergerCo common shares or EIAC common stock), reorganization, recapitalization or other like change with respect to MergerCo common shares or EIAC common stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of EIAC common stock and MergerCo common shares the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change.

ARTICLE IV

Representations and Warranties

Representations and Warranties of MergerCo. MergerCo hereby makes the following representations and warranties to EIAC as of the date hereof and as of the Effective Time (unless otherwise indicated):

(a)
Corporate Existence and Power. MergerCo is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the Republic of the Marshall Islands, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted.

(b)
Corporate Authorization. The execution, delivery and performance by MergerCo of this Agreement and the consummation by MergerCo of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary action on the part of MergerCo, including the approval of its sole stockholder. This Agreement constitutes a valid and legally binding agreement of MergerCo, enforceable against the same in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)
Charter Documents; Legality. MergerCo has previously delivered to EIAC true and complete copies of its Articles of Incorporation, minute books and stock books (the “MergerCo Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by MergerCo of this Agreement and any additional agreement to which the same is to be a party has not violated and will not violate, and the consummation by MergerCo of the transactions contemplated hereby or thereby will not violate, any of the MergerCo Charter Documents or any law or order.

(d)
Litigation. There is no action (or any basis therefor) pending against, or to the knowledge of MergerCo, threatened against or affecting MergerCo, any of its officers or directors, any stockholder, or any action before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against MergerCo.

(e)
Compliance with Laws. MergerCo is not in violation of, has not violated, and to the knowledge of MergerCo, is not under investigation with respect to, nor has been threatened to be charged with or given notice of, any violation or alleged violation of, any law or order, nor is there any basis for any such charge.

Representations and Warranties of EIAC. EIAC hereby makes the following representations and warranties to MergerCo as of the date hereof and as of the Effective Time (unless otherwise indicated):

(a)
Corporate Existence and Power. EIAC is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the State of Delaware, and has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted.

(b)
Corporate Authorization. The execution, delivery and performance by EIAC of this Agreement and the consummation by EIAC of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary action on the part of EIAC, other than the approval of its stockholders. This Agreement constitutes a valid and legally binding agreement of EIAC, enforceable against the same in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)
Charter Documents; Legality. EIAC has previously delivered to MergerCo true and complete copies of its Certificate of Incorporation, by-laws, minute books and stock books (the “EIAC Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by EIAC of this Agreement and any additional agreement to which the same is to be a party has not violated and will not violate, and the consummation by EIAC of the transactions contemplated hereby or thereby will not violate, any of the EIAC Charter Documents or any law or order.

(d)
Litigation. There is no action (or any basis therefor) pending against, or to the knowledge of EIAC, threatened against or affecting EIAC, any of its officers or directors, any stockholder, or any action before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against EIAC.

(e)
Compliance with Laws. EIAC is not in violation of, has not violated, and to the knowledge of EIAC, is not under investigation with respect to, nor has been threatened to be charged with or given notice of, any violation or alleged violation of, any law or order, nor is there any basis for any such charge.

ARTICLE V

Conditions Precedent

The obligation of each of the Constituent Corporations to effectuate the Merger is subject to the following conditions:

Stockholder Approval. The stockholders of EIAC and MergerCo shall have adopted this Agreement in accordance with the requirements of the laws of the State of Delaware and the Republic of the Marshall Islands.

Share Purchase Agreement. Other than the consummation of the Merger, all conditions precedent to the performance of each of the parties to that certain Amended and Restated Share Purchase Agreement, dated February 6, 2008 (as may be amended or amended and restated from time to time, the “Share Purchase Agreement”), by and among EIAC, MergerCo and Vanship Holdings Limited, shall have been satisfied or waived.

ARTICLE VI

Adoption and Termination

Submission to Vote of Stockholders. This Agreement shall be submitted to the stockholders of EIAC and MergerCo, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Agreement of the Constituent Corporations, upon the approval or adoption thereof by said stockholders of EIAC and MergerCo, respectively, in accordance with the requirements of the laws of the State of Delaware and the Republic of the Marshall Islands.

Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Constituent Corporations, by mutual written agreement of the Constituent Corporations, or unilaterally by one party to this Agreement if the other party to this Agreement materially breaches one of its material representation and warranties or fails to comply with a condition in this Agreement. In the event of termination of this Agreement by either of the Constituent Corporations, this Agreement will become void and there shall be no further obligation on the part of either Constituent Corporation. No party shall be relieved from liability for any breach of this Agreement.

Filing of Certificate of Merger in Delaware. As soon as practicable after the satisfaction of the conditions precedent set forth in Article V hereof, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by the Surviving Corporation and shall be delivered to the Secretary of State for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 6.02 hereof, and the Surviving Corporation shall thereafter make all other filings or recordings required by Delaware law in connection with the Merger.

Filing of Articles of Merger in the Marshall Islands. As soon as practicable after the satisfaction of the conditions precedent set forth in Article V hereof, Articles of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and shall be delivered to the Registrar in accordance with Marshall Islands law, unless this Agreement has been terminated pursuant to Section 6.02 hereof and the Surviving Corporation shall thereafter make all other filings, payments or recordings required by Marshall Islands law in connection with the Merger.

ARTICLE VII

Post Merger Undertakings

The Surviving Corporation agrees that it may be served with process in the State of Delaware, and in the Republic of the Marshall Islands, in any proceeding for enforcement of any obligation of any Constituent Corporation of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from this Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the Surviving Corporation at [●].

[Signature page follows]

IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, has caused this Agreement to be executed by an authorized officer of each party thereto.

ENERGY INFRASTRUCTURE
ACQUISITION CORP. of Delaware

By:
Name:
Title:

ENERGY INFRASTRUCTURE MERGER CORPORATION of the Marshall Islands

By:
Name:
Title:

SECRETARY’S CERTIFICATE

I, [●], Secretary of Energy Infrastructure Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that:

1.
The Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of Energy Infrastructure Acquisition Corp., a corporation of the State of Delaware, was duly submitted to the stockholders of Energy Infrastructure Acquisition Corp., at a special meeting of said stockholders duly called and held separately from the meeting of stockholders of any other corporation for the purpose of considering and taking action upon said Agreement and Plan of Merger;

2.	[●] shares of stock of said corporation were on said date issued and outstanding;

3.	The holders of [●] shares voted by ballot in favor of said Agreement and Plan of Merger;

4.	The holders of [●] shares voted by ballot against same;

5.	The affirmative vote represents a majority of the total number of shares of the outstanding capital stock of said corporation; and

6.	Thereby, the Agreement and Plan of Merger was at said meeting adopted as the act of the stockholders of Energy Infrastructure Acquisition Corp., and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of Energy Infrastructure Acquisition Corp. on this _____ day of _________, ________.

By:
Name:
Title: Secretary

Appendix C

Appendix D

Appendix E

Appendix F

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Energy Infrastructure Acquisition Corp.
Suite 1300, 1105
North Market Street
Wilmington, Delaware

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ENERGY INFRASTRUCTURE ACQUISITION CORP.

The undersigned appoints ___________ and ___________, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Energy Infrastructure held of record by the undersigned on _________, 2008 at the Special Meeting of Stockholders to be held on ___________, 2008, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ENERGY INFRASTRUCTURE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE

Energy Infrastructure Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As an Energy Infrastructure Acquisition Corp. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern standard time, on _____________, 2008.

To Vote Your Proxy By Internet

It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1. Read the accompanying proxy statement/prospectus and Proxy Card.

2. Go to the Website http://www.proxyvote.com

3. Enter your 12-digit Control Number located on your Proxy Card above your name.

F-1

4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www.______________!

To Vote Your Proxy By Phone

It’s fast, convenient and immediate. Follow these four easy steps:

1. Read the accompanying proxy statement/prospectus and Proxy Card.

2. Call the toll-free number ( )

3. Enter your 12-digit Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT! Call ______________!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

F-2

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ENERGY INFRASTRUCTURE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1.     To approve the Redomiciliation Merger of Energy Infrastructure with and into its wholly-owned Marshall Islands subsidiary, Energy Merger Corporation, for the purpose of redomiciling Energy Infrastructure to the Marshall Islands.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve the Business Combination by Energy Infrastructure of the nine SPVs from Vanship, and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 2 and you hold shares of Energy Infrastructure common stock issued in its initial public offering, you may exercise your redemption rights and demand that Energy Infrastructure redeem your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your shares of Energy Infrastructure common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the business combination is completed and you continue to hold these shares through the closing of the business combination and tender your stock certificate to the combined company.

EXERCISE REDEMPTION RIGHTS		☐

3.     To permit Energy Infrastructure’s Board of Directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposal Number 1 or Proposal Number 2.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

F-3

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _____________________	Signature _____________________	Date _____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

F-4

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Our articles of incorporation provide that all persons whom we may indemnify pursuant to Section 60 the Marshall Islands Business Corporations Act (“BCA”) shall be entitled to be indemnified by us to the fullest extent permitted thereunder.

Section 60 of the BCA provides as follows:

(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
2.1	Form of Agreement and Plan of Merger by and between Energy Infrastructure Acquisition Corp. and the Company†
3.1	Articles of Incorporation†
3.2	By-laws†
5.1	Legal opinion of Reeder & Simpson P.C.*
8.1	Opinion of Loeb & Loeb LLP
10.1	Amended and Restated Share Purchase Agreement by and among Vanship Holdings Limited, Energy Infrastructure Acquisition Corp., and the Company†
10.2	Committed Term sheet of DVB Merchant Bank (Asia) Ltd., Fortis Bank S.A. / N.V. and NIBC Bank Ltd.†
10.3	Side Letter to Committed Term Sheet†
10.4	Management Agreement between Energy Merger and Vanship Group Limited*
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of McGladrey & Pullen, LLP
23.3	Consent of KPMG (Shinyo Alliance)
23.4	Consent of KPMG (Shinyo Loyalty)
23.5	Consent of KPMG (Shinyo Kannika)
23.6	Consent of KPMG (Shinyo Navigator)
23.7	Consent of KPMG (Shinyo Ocean)
23.8	Consent of KPMG (Elite Strategic; Shinyo Dream)
23.9	Consent of KPMG (Shinyo Jubilee)
23.10	Consent of KPMG (Shinyo Mariner)
23.11	Consent of KPMG (Shinyo Sawako)
23.12	Consent of Clarkson Research Services Ltd.†
23.13	Consent of Simpson Spence & Young Ltd. (included in Appendix E)†
23.14	Consent of Captain Charles Arthur Joseph Vanderperre†
23.15	Consent of Fred Cheng†
23.16	Consent of Christoph Widmer†
99.1	Tanker Voyage Charter Party for C. Jubilee, including Addendum Nos. 1, 2, 3 and 4†
99.2	Time Charter Party for Shinyo Kannika, including Addendum Nos. 1, 2 and 3†
99.3	Time Charter Party for Shinyo Splendor†
99.4	Time Charter Party for Shinyo Mariner†
99.5	Time Charter Party for Shinyo Navigator, including Addendum Nos. 1 and 2†
99.6	Time Charter Party for Shinyo Sawako, including Addendum No. 1†
99.7	Time Charter Party for Shinyo Ocean, including Additional Clauses†
99.8	Time Charter Party for C. Dream, including Addendum Nos. 1 and 2†
99.9	Time Charter Party for C. Dream dated June 13, 2007†
99.10	Time Charter Party for Shinyo Alliance, including Additional Clauses†
99.11	Fairness Opinion of New Century Capital Partners LLC, dated October 17, 2007†

*To be filed by amendment
† Previously filed

Item 22.	Undertakings

A.	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement in reliance on Rule 430B as of the date the filed prospectus was deemed part of and included in this registration statement.

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 7 immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

D.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized on the 13th day of May, 2008.

ENERGY INFRASTRUCTURE MERGER CORPORATION

By:	/s/ George Sagredos
Name: George Sagredos
Title: Chairman of the Board and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Sagredos and Marios Pantazopoulos, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 13, 2008 in the capacities indicated.

Signature	Title

/s/ George Sagredos	Chairman of the Board and President
George Sagredos	(Principal Executive Officer)

/s/ Marios Pantazopoulos	Chief Executive Officer, Treasure and Secretary
Marios Pantazopoulos	(Principal Financial Officer and Principal Accounting Officer)

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on May 13, 2008.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director